UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ADVANCED MICRO DEVICES, INC.

(Name of Registrant as Specified In Its Certificate)

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ADVANCED MICRO DEVICES, INC.

ONE AMD PLACE

P.O. BOX 3453

SUNNYVALE, CALIFORNIA 94088-3453

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

We will hold a Special Meeting of Stockholders of Advanced Micro Devices, Inc. at the Hilton Austin Airport, 9515 Hotel Drive, Austin, Texas on February 10, 2009, at 10:00 a.m. local time, for the following purposes:

1.	To approve, pursuant to the Master Transaction Agreement, dated as of October 6, 2008, as amended by the Amendment to the Master Transaction Agreement, dated as of December 5, 2008, by and among us, an affiliate of Mubadala Development Company PJSC (“Mubadala”), and Advanced Technology Investment Company LLC, (i) the issuance to an affiliate of Mubadala of 58,000,000 shares of our common stock and warrants to purchase 35,000,000 shares of our common stock for an aggregate purchase price equal to (a) 58,000,000 multiplied by (b) the lesser of (A) the average of the closing prices per share of our common stock on the New York Stock Exchange (the “NYSE”) for the 20 trading days immediately prior to and including December 12, 2008 and (B) the average of the closing prices per share of our common stock on the NYSE for the 20 trading days immediately prior to the closing date of the transactions contemplated by the Master Transaction Agreement which warrants will be exercisable after the earlier of (a) public ground-breaking of Fab 4X in New York and (b) 24 months from the date of issuance and will have a 10-year term, and (ii) the issuance to an affiliate of Mubadala of 35,000,000 shares of our common stock upon exercise of the warrants (as adjusted pursuant to the terms of the warrants); and

2.	To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

The board of directors recommends that you vote FOR the issuance of 58,000,000 shares of our common stock and warrants to purchase 35,000,000 shares of our common stock (as well as the issuance of common stock upon the exercise thereof).

By Order of the Board of Directors,

HARRY A. WOLIN

Secretary

This Proxy Statement is dated January 16, 2009 and will first be mailed to the stockholders of Advanced Micro Devices, Inc. on or about January 21, 2009.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT AND WE ENCOURAGE YOU TO SUBMIT A PROXY TO VOTE YOUR SHARES PROMPTLY. YOU MAY SUBMIT A PROXY TO VOTE YOUR SHARES VIA A TOLL-FREE TELEPHONE NUMBER OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS CONTAINED ON THE PROXY CARD. YOU MAY ALSO SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED. INSTRUCTIONS REGARDING METHODS OF SUBMITTING A PROXY ARE CONTAINED ON THE PROXY CARD.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 10, 2009 ARE AVAILABLE ELECTRONICALLY AT WWW.PROXYVOTE.COM.

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ADVANCED MICRO DEVICES, INC.

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

1.	Q:	WHY AM I RECEIVING THESE MATERIALS?

A:	The board of directors of Advanced Micro Devices, Inc. (“AMD”) is providing these proxy materials to you in connection with our Special Meeting to be held on February 10, 2009 at the Hilton Austin Airport, 9515 Hotel Drive, Austin, Texas (the “Special Meeting”). As a stockholder, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

2.	Q:	WHO IS SOLICITING MY VOTE?

A:	This proxy solicitation is being made by our board of directors. We have retained Georgeson Stockholder Communications, Inc., professional proxy solicitors, to assist us with this proxy solicitation. We will pay the entire cost of this solicitation, including Georgeson’s fee, which we expect to be approximately $12,000.

3.	Q:	WHEN WAS THIS PROXY STATEMENT MAILED TO STOCKHOLDERS?

A:	The proxy statement was first mailed to stockholders on or about January 21, 2009.

4.	Q:	WHAT MAY I VOTE ON?

A:	You may vote on:

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A proposal to issue, pursuant to a Master Transaction Agreement, dated as of October 6, 2008, as amended by the Amendment to Master Transaction Agreement, dated as of December 5, 2008 (as amended, the “Master Transaction Agreement”), by and among AMD, West Coast Hitech L.P., a wholly owned subsidiary of Mubadala (“WCH”), and Advanced Technology Investment Company LLC, a company wholly owned by the Government of Abu Dhabi (“ATIC”), to an affiliate of Mubadala (i) 58,000,000 shares of our common stock (the “Shares”) and warrants to purchase 35,000,000 shares of our common stock (the “Warrants”) at an exercise price of $0.01 per share (as adjusted pursuant to the terms of the Warrants), for an aggregate purchase price equal to (a) 58,000,000 multiplied by (b) the lesser of (A) the average of the closing prices per share of our common stock on the New York Stock Exchange (the “NYSE”) for the 20 trading days immediately prior to and including December 12, 2008 and (B) the average of the closing prices per share of our common stock on the NYSE for the 20 trading days immediately prior to the closing date of the transactions contemplated by the Master Transaction Agreement (the “Transactions”) which Warrants will be exercisable after the earlier of (a) public ground-breaking of Fab 4X in New York and (b) 24 months from the date of issuance and will have a 10-year term and (ii) 35,000,000 shares of our common stock upon the exercise of the Warrants (the “Warrant Shares”) (as adjusted pursuant to the terms of the Warrants); and

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•	Such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

5.	Q:	WHAT ARE THE TRANSACTIONS CONTEMPLATED BY THE MASTER TRANSACTION AGREEMENT?

A:	Under the Master Transaction Agreement, AMD, Mubadala and ATIC intend to enter two distinct but related concurrent transactions. Mubadala (through its subsidiary WCH) will pay to AMD an aggregate purchase price equal to (a) 58,000,000 multiplied by (b) the lesser of (A) the average of the closing prices per share of our common stock on the NYSE for the 20 trading days immediately prior to and including December 12, 2008 and (B) the average of the closing prices per share of our common stock on the NYSE for the 20 trading days immediately prior to the closing date of the Transactions to acquire the Shares and the Warrants. At the same time, AMD and ATIC will enter into a joint venture to form The Foundry Company, a global, independent semiconductor foundry to be headquartered in the United States. AMD will contribute assets, including its manufacturing facilities, its manufacturing employees, and intellectual property rights to The Foundry Company. The Foundry Company will assume approximately $1.2 billion in debt from AMD. ATIC will invest $2.1 billion to purchase its stake in The Foundry Company, of which it will invest $1.4 billion directly in the new entity and the remainder will be paid to AMD to purchase additional shares in The Foundry Company. ATIC’s investment in The Foundry Company will be separate from Mubadala’s investment in AMD, and ATIC will not acquire any shares of AMD.

6.	Q:	WHO WILL OWN THE FOUNDRY COMPANY JOINT VENTURE?

A:	When the Transactions contemplated by the Master Transaction Agreement close (the “Closing”), AMD and ATIC will each own one half of the voting shares, and each will be entitled to elect four out of eight members of the board of directors of The Foundry Company. At the Closing, The Foundry Company will be owned 34.2% by AMD and 65.8% by ATIC on a fully converted to common basis. ATIC’s ownership will increase over time based on the differences in securities held by AMD and ATIC, and depending on whether AMD elects to invest proportionately with ATIC in future capital infusions.

7.	Q:	WHO ARE MUBADALA AND ATIC?

A:	Mubadala is an investment and development company wholly owned by the Government of Abu Dhabi. Mubadala’s mandate is to generate sustainable economic benefits for Abu Dhabi through prudent commercially viable and profitable business ventures. Mubadala was established as an Abu Dhabi public joint stock company.

ATIC is a limited liability company established under the laws of Abu Dhabi and wholly owned by the Government of Abu Dhabi. ATIC is focused on making significant investments in the advanced technology sector, both locally and internationally. Its mandate is to generate returns that deliver long-term benefits to the Emirate of Abu Dhabi. We have been informed by ATIC that it is anticipated that, prior to the Closing, ATIC will become an Abu Dhabi public joint stock company.

8.	Q:	WHY IS AMD ISSUING THE SHARES AND THE WARRANTS TO WCH?

A:	The issuance of the Shares and Warrants to WCH is a condition to ATIC’s obligations to enter into the joint venture to form The Foundry Company.

9.	Q:	WHY IS AMD SEEKING STOCKHOLDER APPROVAL FOR THE ISSUANCE OF THE SHARES, WARRANTS AND THE WARRANT SHARES?

A:

Our common stock is listed on the NYSE, and we are therefore subject to the rules and regulations of the NYSE. Stockholder approval for the issuance of the Shares, the Warrants and the Warrant Shares is

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required by the rules of the NYSE and is a condition to closing of the Transactions. See “Proposal 1—Issuance of Shares, Warrants and Warrant Shares—Purpose of Stockholder Approval of Our Issuance of the Shares, the Warrants and the Warrant Shares to WCH” elsewhere in this proxy statement.

10.	Q:	HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSAL?

A:	The board of directors recommends that you vote FOR the issuance of the Shares, Warrants and Warrant Shares to WCH.

11.	Q:	WHY DOES THE BOARD RECOMMEND THAT I VOTE FOR THE PROPOSAL?

A:	Our board of directors held various discussions and consulted with our management and financial, legal and other advisors and anticipates that the Transactions will benefit AMD and its stockholders. See “Proposal 1—Issuance of Shares, Warrants and Warrant Shares—Our Purpose and Reasons for the Transactions” included elsewhere in this proxy statement.

12.	Q:	WHO IS ENTITLED TO VOTE?

A:	Stockholders as of the close of business on January 15, 2009, the record date for our Special Meeting, are entitled to vote on all items properly presented at the Special Meeting. On January 15, 2009, approximately 608,725,020 shares of our common stock were outstanding. Every stockholder is entitled to one vote for each share of common stock held as of the record date. A list of these stockholders will be available during ordinary business hours at the principal place of business of AMD, located at One AMD Place, Sunnyvale, California, from the Assistant Corporate Secretary of AMD and at AMD Austin, Lone Star, 7171 Southwest Parkway, Austin, Texas, 78735 from the Corporate Secretary of AMD, in each case at least 10 days before the Special Meeting. The list of stockholders will also be available at the time and place of the Special Meeting.

13.	Q:	IF I AM A STOCKHOLDER OF RECORD, HOW DO I VOTE?

A:	If you are a stockholder of record, you may vote in person at the Special Meeting. We will give you a ballot when you arrive.

If you complete and properly sign each proxy card you receive and return it to us in the prepaid envelope, it will be voted by one of the individuals indicated on the card (your “proxy”) as you direct. If you return your signed proxy card or submit a proxy over the Internet but do not mark the boxes showing how you wish your shares to be voted, your shares will be voted FOR the issuance of the Shares, Warrants and Warrant Shares to WCH, and in the discretion of the proxy holders for any other matter that may come before the Special Meeting.

If you live in the United States or Canada, you may submit your proxy by following the Vote by Telephone instructions on the proxy card. If you have Internet access, you may submit your proxy from any location in the world by following the Vote by Internet instructions on the proxy card.

14.	Q:	WHO CAN ATTEND THE SPECIAL MEETING?

A:	Only stockholders as of the close of business on January 15, 2009, holders of proxies for those stockholders and other persons invited by us can attend. If your shares are held by your broker in “street name,” you must bring a letter from your broker to the meeting showing that you were the direct or indirect (“beneficial”) owner of the shares on January 15, 2009 to attend the Special Meeting.

15.	Q:	CAN I VOTE AT THE MEETING?

A:

Yes. If you held your shares in your own name on the record date, you may vote your shares in person at the Special Meeting. If you wish to vote your shares in person at the Special Meeting and they are

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held by your broker in “street name,” you must obtain a proxy from the record holder and bring a letter from the broker to the meeting showing that you were the beneficial owner of the shares on January 15, 2009.

16.	Q:	CAN I CHANGE MY VOTE AFTER I HAVE SUBMITTED A PROXY?

A:	Yes. You may change your vote at any time before the voting concludes at the Special Meeting. You may do so by submitting a proxy on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the Special Meeting and voting in person. However, your attendance at the Special Meeting will not automatically revoke your proxy unless you vote again at the Special Meeting or specifically request in writing that your prior proxy be revoked.

17.	Q:	HOW DO I VOTE MY SHARES IF THEY ARE HELD IN STREET NAME?

A:	If your shares are held by your broker in “street name,” you will receive a form from your broker seeking instruction as to how your shares should be voted. We urge you to complete this form and instruct your broker how to vote on your behalf. You can also vote in person at the Special Meeting, but you must obtain a proxy from the record holder and bring a letter from the broker showing that you were the beneficial owner of your shares on January 15, 2009.

18.	Q:	WHAT IS A “QUORUM”?

A:	For the purposes of the Special Meeting, a “quorum” is a majority of the outstanding shares. They may be present at the Special Meeting or represented by proxy. There must be a quorum for the Special Meeting to be held. If you submitted a proxy via the Internet, by telephone or by properly submitting a proxy card, even if you abstain from voting, your shares will be considered part of the quorum.

19.	Q:	HOW ARE MATTERS PASSED OR DEFEATED?

A:	You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the proposal to approve the issuance of the Shares, Warrants and Warrant Shares to WCH. The proposal to approve the issuance of the Shares, Warrants and Warrant Shares to WCH requires the affirmative vote of a majority of the votes cast, provided that the total vote cast on the proposal represents over 50% of the outstanding common stock entitled to vote on the proposal. If you “ABSTAIN” from voting on the proposal, your shares will be counted for purposes of determining whether a quorum is present, but will not be counted as votes “FOR” or “AGAINST” the proposal. Broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be counted as votes “FOR” or “AGAINST” the proposal. A broker non-vote occurs where the broker has not received instructions from the beneficial owner as to how such beneficial owner’s shares are to be voted on the proposal and does not have discretionary authority to vote on the proposal. Under the NYSE rules, brokers do not have discretionary authority to vote on the proposal to approve the issuance of the Shares, Warrants and Warrant Shares to WCH. If you complete the voting instructions and submit your proxy, the persons named as proxies will follow your instructions. If you submit a proxy but do not specify your voting instructions, the persons named as proxies will vote your shares “FOR” the adoption of the proposal set forth in this proxy statement and in accordance with the discretion of the persons appointed as proxies on any other matters properly brought before the meeting for a vote.

20.	Q:	WHO WILL COUNT THE VOTES?

A:	Proxies will be tabulated by Broadridge Financial Solutions, Inc., formerly known as ADP-ICS.

21.	Q:	IS MY VOTE CONFIDENTIAL?

A:

Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to Broadridge and handled in a manner that protects your voting privacy. Your vote will not be

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disclosed except (1) as needed to permit Broadridge to tabulate and certify the vote and (2) as required by law. However, comments written on the proxy card may be forwarded to management. In that case, your identity may not be kept confidential.

22.	Q:	WILL YOU WEBCAST THE SPECIAL MEETING?

A.	Yes. The Special Meeting will be webcast live. You can access it by going to our Investor Relations Web site at: www.amd.com. The webcast will enable you to listen only to the Special Meeting. You will not be able to ask questions. The Special Meeting audio webcast will be available on our Web site for 10 days after the Special Meeting.

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PROPOSAL 1—ISSUANCE OF SHARES, WARRANTS AND WARRANT SHARES

Unless the context otherwise requires, references in this proxy statement to “AMD,” “we,” “our” or “us” refer to Advanced Micro Devices, Inc. and its consolidated subsidiaries.

We are asking our stockholders to consider and approve the issuance of the Shares and Warrants to WCH pursuant to the Master Transaction Agreement and the issuance of the Warrant Shares upon exercise of the Warrants.

Purpose of Stockholder Approval of Our Issuance of the Shares, the Warrants and the Warrant Shares to WCH

The approval of AMD’s stockholders of the issuance of the Shares and the Warrants to WCH pursuant to the Master Transaction Agreement and the Warrant Shares upon the exercise of the Warrants is a condition to the Closing. The Master Transaction Agreement requires AMD to obtain stockholder approval in accordance with the NYSE rules because WCH currently owns approximately 8.05% of our outstanding common stock (based on 608,725,020 shares outstanding as of January 15, 2009) and thus is a “substantial security holder” as defined in the NYSE rules.

Effects on Our Stockholders of Our Issuance of the Shares, the Warrants and the Warrant Shares to WCH

Pursuant to the Master Transaction Agreement, WCH will purchase (i) 58,000,000 shares of our common stock and (ii) Warrants to purchase 35,000,000 shares of our common stock at an exercise price of $0.01 per share (as adjusted pursuant to the terms of the Warrants) for an aggregate purchase price equal to (a) 58,000,000 multiplied by (b) the lesser of (A) the average of the closing prices per share of our common stock on the New York Stock Exchange (the “NYSE”) for the twenty (20) trading days immediately prior to and including December 12, 2008 and (B) the average of the closing prices per share of our common stock on the NYSE for the twenty (20) trading days immediately prior to the closing date of the Transactions. We will issue the Warrant Shares upon exercise by WCH of the Warrants. Upon issuance of the Shares at the Closing, WCH will own approximately 16.05% of the outstanding shares of our common stock, based on 608,725,020 shares outstanding as of January 15, 2009. If WCH exercises the Warrants in full when the Warrants become exercisable, WCH will own approximately 19.9% of our common stock on a fully diluted basis (including outstanding stock options and restricted stock units, based on 608,725,020 shares outstanding as of January 15, 2009). Stockholders should consider the following factors which may affect them, as well as the other information contained in this proxy statement, in evaluating the proposal to approve the issuance of the Shares and the Warrants pursuant to the Master Transaction Agreement and the issuance of the Warrant Shares upon exercise of the Warrants.

Possible effect on market price of our common stock. We are unable to predict the potential effects of the Transactions on the trading activity and market price of our common stock. We are also unable to predict the effects on the trading activity and market price of our common stock if the Transactions do not close. Sales by WCH of a substantial number of shares of our common stock in the public market, or the perception that such sales might occur, could cause the price of our common stock to decline. Other than securities law requirements, there are only limited restrictions on WCH’s sales of the Shares, Warrants and Warrant Shares. See “The Master Transaction Agreement—Transfer Restrictions” included elsewhere in this proxy statement.

WCH will increase its ownership in our common stock and will have a right to designate one person for election to our board of directors. Following the Closing and when the Warrants become exercisable, assuming exercise of the Warrants, WCH will beneficially own approximately 19.9% of our common stock on a fully diluted basis (including outstanding stock options and restricted stock units) and would be our largest stockholder. As a result of the Transactions, WCH will increase its ability to influence matters submitted to our stockholders for a vote. Pursuant to the Master Transaction Agreement, for so long as WCH and its permitted transferees beneficially own at least 10% of our outstanding common stock, WCH has the right to designate one person for election to our board of directors.

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Dilution. The issuance of the Shares and Warrant Shares to WCH will have a dilutive effect on an individual stockholder’s percentage voting power. Our issuance of the Shares to WCH will also have a dilutive effect on our future net income per common share. Our issuance of the Warrants to WCH will have a dilutive effect on our future net income per common share when the Warrants become exercisable, and after the Warrants are exercised, the Warrant Shares issuable upon exercise of the Warrants will have a dilutive effect on our future net income per common share. In addition, the standstill provisions in the Master Transaction Agreement permit WCH to acquire additional shares of our common stock up to a limit of 22.5% in the aggregate of our voting securities during the five years after the Closing, and this ownership percentage limitation terminates after this five-year period.

The Parties

AMD. We are a global semiconductor company with facilities around the world. Our products consist of (i) x86 microprocessors, for the commercial and consumer markets, embedded microprocessors for commercial, commercial client and consumer markets and chipsets for desktop and notebook personal computers, professional workstations and servers and (ii) graphics, video and multimedia products for desktop and notebook computers, including home media PCs, professional workstations and servers and technology for game consoles.

Mubadala and WCH. WCH is an exempted limited partnership organized under the laws of the Cayman Islands. Mubadala owns all of the partnership interests in WCH. AMD and WCH are parties to a stock purchase agreement dated as of November 15, 2007, pursuant to which AMD issued and sold to WCH 49,000,000 shares of our common stock for an aggregate purchase price of $622.3 million, less an expense reimbursement of approximately $14.6 million (the “2007 Investment”). As a result of the 2007 Investment, WCH owns approximately 8.05% of the outstanding shares of our common stock, based on 608,725,020 shares outstanding as of January 15, 2009.

Mubadala is an investment and development company wholly owned by the Government of Abu Dhabi. Mubadala’s mandate is to generate sustainable economic benefits for Abu Dhabi through prudent, commercially viable and profitable business ventures. Mubadala was established as an Abu Dhabi public joint stock company.

ATIC. ATIC is a limited liability company established under the laws of the Emirate of Abu Dhabi and wholly owned by the Government of Abu Dhabi. ATIC is focused on making significant investments in the advanced technology sector, both locally and internationally. Its mandate is to generate returns that deliver long-term benefits to the Emirate of Abu Dhabi. We have been informed by ATIC that it is anticipated that, prior to the Closing, ATIC will become an Abu Dhabi public joint stock company.

The Foundry Company. The Foundry Company, an exempted company incorporated under the laws of the Cayman Islands (“The Foundry Company”), will be a U.S.-headquartered, leading-edge semiconductor manufacturing joint venture between ATIC and AMD.

The Transactions

Pursuant to the Master Transaction Agreement, AMD and ATIC will form a manufacturing joint venture, The Foundry Company. AMD will contribute certain assets and liabilities to The Foundry Company in exchange for certain securities of The Foundry Company, ATIC will contribute cash to The Foundry Company and pay cash to AMD in exchange for certain securities of The Foundry Company, and WCH will purchase the Shares and the Warrants from AMD. As of September 27, 2008, the book value of the assets to be contributed by AMD to The Foundry Company was approximately $4.0 billion out of AMD’s approximately $9.4 billion of assets. AMD will also transfer all non-patent intellectual property related exclusively to manufacturing and will transfer patents related to its manufacturing and microprocessor business that are approximately equal in value to those being retained. However, no patents related to AMD’s graphics business will be transferred. The Foundry Company will manufacture semiconductor products and will provide certain foundry services to AMD and in the future will offer foundry services to other third-party customers.

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The Master Transaction Agreement contemplates that AMD, ATIC and The Foundry Company will enter into a Shareholders’ Agreement (the “Shareholders’ Agreement”), which sets forth the rights and obligations of AMD and ATIC as shareholders of The Foundry Company. In addition, a Funding Agreement among AMD, ATIC and The Foundry Company (the “Funding Agreement”) will provide for further equity funding of The Foundry Company by ATIC of a minimum of $3.6 billion and up to $6.0 billion over the five years after the Closing, and a Wafer Supply Agreement between AMD and The Foundry Company (the “Wafer Supply Agreement”) will govern the terms by which AMD will purchase products manufactured by The Foundry Company. The Foundry Company will manufacture semiconductor products using intellectual property transferred by AMD to The Foundry Company, and certain intellectual property licensed by AMD. For more information on these agreements, see “The Shareholders’ Agreement,” “The Funding Agreement,” “The Wafer Supply Agreement” and “Agreements Related to Intellectual Property” appearing elsewhere in this proxy statement.

Our Purpose and Reasons for the Transactions

The semiconductor industry is undergoing a profound transformation. Vertically integrated companies are abandoning plans to invest in new capacity and manufacturing technology while announcing plans to outsource a growing percentage of their wafer requirements. Captive volumes can no longer support the cost of building leading-edge capacity and process technology investments.

Our board of directors held various discussions and consulted with our management and financial, legal and other advisors and believes that the Transactions will benefit AMD stockholders in a number of ways:

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We will increase our cash balance by approximately $0.8 billion as a result of the sale of the Shares and Warrants. In addition, although we will consolidate the accounts of The Foundry Company after the Closing, because we will be transferring the subsidiary that owes $1.2 billion of indebtedness to The Foundry Company at Closing, we will no longer be obligated to repay that $1.2 billion of indebtedness after the Closing.

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We believe we will greatly reduce any future manufacturing capital expenditures as well as process technology costs. ATIC has committed to provide additional equity funding to The Foundry Company of at least $3.6 billion and up to $6.0 billion over the five years after the Closing. We will have the right, but not the obligation, to fund the capital requirements of The Foundry Company in an amount pro-rata to our interest in the fully converted shares of The Foundry Company.

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We will have a 50% voting interest prior to a “reconciliation event” (as defined in the Shareholders’ Agreement), following which our voting interest will equal our economic interest (approximately 34.2% fully converted to common interest at the Closing) in The Foundry Company. The Foundry Company’s manufacturing capabilities will allow our management to focus on the research and development of products rather than manufacturing and processing.

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As a shareholder of The Foundry Company, we expect to be able to take advantage of the shift by integrated device manufacturers (“IDMs”) to a fabless business model. We believe the number of IDMs foregoing their own manufacturing capabilities will continue to increase, which would result in higher demand for foundry services. The Foundry Company should, and is designed to, be in a position to capitalize on this trend by meeting customers’ demand volumes.

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Merrill Lynch & Co. (“Merrill Lynch”) has provided an opinion to our board of directors that as of December 5, 2008 and based upon the assumptions made, matters considered and limits of its review, the Consideration to be received by AMD pursuant to the Master Transaction Agreement was fair from a financial point of view to AMD. “Consideration” for purposes of Merrill Lynch’s opinion consists of AMD’s receipt of Class A Preferred Shares of The Foundry Company and one Class A Ordinary Share of The Foundry Company, cash paid to AMD for the Shares and Warrants, cash paid to AMD from ATIC for Class B Preferred Shares of The Foundry Company, assumption of approximately $1.2 billion of debt owed to third parties by AMD or a subsidiary of AMD (the “Third-Party Debt”) by The

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Foundry Company, and extinguishment of Business accounts receivable owed by AMD to the Business by The Foundry Company.

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Morgan Stanley & Co. Incorporated (“Morgan Stanley”) has provided an opinion to the Transaction Oversight Committee of our board of directors (the “Transaction Oversight Committee”) that as of December 5, 2008, and based upon and subject to the various considerations set forth in the opinion, the Consideration to be received by AMD in connection with the Transactions was fair from a financial point of view to AMD. For the purposes of Morgan Stanley’s opinion “Consideration” was defined as, in the aggregate: (i) the equity securities of The Foundry Company received by AMD and the extinguishment of certain intercompany accounts relating to AMD’s semiconductor manufacturing business in exchange for the contribution by AMD of certain assets related to its semiconductor manufacturing business, and certain related liabilities including, without limitation, $1.2 billion in third-party debt, to The Foundry Company; (ii) $700 million in cash received by AMD from ATIC in exchange for the transfer of an approximately 21.9% interest in The Foundry Company from AMD to ATIC, resulting in AMD owning approximately 34.2% of The Foundry Company on a fully converted basis and a 50% voting interest in The Foundry Company; and (iii) an aggregate purchase price equal to (a) 58,000,000 multiplied by (b) the lesser of (A) the average of the closing prices per share of AMD common stock on the NYSE for the 20 trading days immediately prior to and including December 12, 2008 and (B) the average of the closing prices per share of AMD common stock on the NYSE for the 20 trading days immediately prior to the closing date of the Transactions received by AMD from WCH in exchange for the Shares and the Warrants. The Transaction Oversight Committee was established by our board of directors to independently review and evaluate the Transactions. The Transaction Oversight Committee was comprised of independent (as defined under NYSE rules and regulations) and disinterested directors.

In its review of the proposed transactions, our board of directors also identified and considered a number of potentially negative factors and risks related to the Transactions, including:

•

the risk that the Transactions might not be completed in a timely manner or at all, and the possible negative effect of public announcement and pendency of the Transactions on our business, results of operations and financial condition;

•	the risk that the anticipated benefits and synergies of the joint venture might not be fully realized, might not be realized on a timely basis or might not be realized at all;

•	the effect of public announcement of the Transactions on our stock price, including as a result of dilution in the percentage ownership of our existing stockholders as a result of the Transactions;

•

the risk that provisions in the Master Transaction Agreement and related agreements may have the effect of discouraging other persons potentially interested in a business combination with us from pursuing that business combination, even if more favorable to our stockholders than the Transactions, including the restrictions on our ability to solicit offers for alternative business transactions and the requirement that we pay a termination fee of $50 million to WCH upon termination of the Master Transaction Agreement as a result of change of control proposals for us;

•	the restrictions imposed by the Master Transaction Agreement on the conduct of our business in the period prior to the Closing;

•	we will no longer have direct control over the manufacture of our wafers which will be manufactured by The Foundry Company;

•

if The Foundry Company is sold, liquidated or dissolved, we may not be able to have The Foundry Company, or find another company to, manufacture wafers for us of suitable quality and in sufficient quantities, on acceptable terms or at all;

•	because we currently own 100% of the assets that will be transferred to The Foundry Company but will only own a 34.2% interest in The Foundry Company on a fully converted to common basis at the

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Closing, if The Foundry Company is sold, liquidated or dissolved, we could receive a substantially lesser portion of the proceeds from the sale, liquidation or dissolution, if any, than we would receive from a sale of the assets that will be transferred to The Foundry Company if we retained them;

•	the possibility of management and employee disruption associated with the Transactions and transfer of assets to The Foundry Company; and

•

the right of WCH and ATIC to terminate the Master Transaction Agreement under certain circumstances, including a material adverse effect on us or on the proposed business of The Foundry Company, if the Closing has not occurred by March 7, 2009, or if the Transactions have not been approved by certain regulatory authorities, including the Committee on Foreign Investment in the United States (“CFIUS”).

Financial Impact on Us of the Master Transaction Agreement, Including Our Issuance of the Shares, the Warrants and the Warrant Shares to WCH

The proceeds we receive from our issuance of the Shares and the Warrants to WCH will be recorded on our consolidated balance sheet as stockholders’ equity. We will use the proceeds for general corporate purposes, which may include reducing our outstanding indebtedness, increasing our working capital, acquisitions and capital expenditures. Our issuance of the Shares to WCH will have a dilutive effect on our future net income per common share. Our issuance of the Warrants to WCH will have dilutive effect on our future net income per common share when the Warrants become exercisable, and after the Warrants are exercised, the Warrant Shares issuable upon exercise of the Warrants will have a dilutive effect on our future net income per common share.

We will consolidate the accounts of The Foundry Company as required by FASB Interpretation No. 46R, Consolidation of Variable Interest Entities, An Interpretation of ARB No. 51 (“FIN 46R”). Based on the structure of the Transactions, pursuant to the guidance in FIN 46R, The Foundry Company is a variable-interest entity and we are deemed to be the primary beneficiary and are, therefore, required to consolidate the accounts of The Foundry Company. Upon the Closing, the accounts of The Foundry Company will include (i) the assets and liabilities we contributed to The Foundry Company, recorded at their historical costs, in exchange for securities of The Foundry Company and (ii) the cash invested by ATIC directly into The Foundry Company in exchange for securities of The Foundry Company. Upon consolidation, intercompany transactions and profits will be eliminated and ATIC’s noncontrolling interest, represented by its equity interests in The Foundry Company, will not be recorded on our consolidated balance sheet as stockholders’ equity due to the right that ATIC has to put those securities back to us in the event of a change of control of AMD.

Our net income per common share will consist of our consolidated net income adjusted for (i) the portion of The Foundry Company’s earnings or losses attributable to ATIC, based on ATIC’s proportional ownership interest in The Foundry Company’s Class A Preferred Shares, and (ii) the non-cash cumulative dividend attributable to us, based on our proportional ownership interest in The Foundry Company’s Class A Preferred Shares.

Opinion of Our Financial Advisor

AMD retained Merrill Lynch to act as its financial advisor with respect to the establishment of a joint venture, The Foundry Company, with ATIC and WCH under the terms of the Master Transaction Agreement. Pursuant to the Master Transaction Agreement (i) AMD would transfer certain assets to The Foundry Company, and The Foundry Company would assume certain liabilities, including the Third-Party Debt, in each case related to AMD’s “front-end” semiconductor manufacturing or fabrication facilities, properties and assets (excluding assets, facilities and properties related to “back-end” manufacturing functions such as assembly, test, mark and packaging) (the “Business”), (ii) ATIC would contribute $1.4 billion in cash to The Foundry Company and pay $700 million in cash to AMD, (iii) The Foundry Company would issue to AMD Class A Preferred Shares of The Foundry Company representing approximately 34.2% of The Foundry Company’s outstanding ordinary shares on a fully converted basis as well as one Class A Ordinary Share and would issue to ATIC Class A and Class B

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Preferred Shares of The Foundry Company and Class A and Class B Convertible Notes of The Foundry Company, in the principal amount of approximately $1.0 billion (subject to adjustment under certain circumstances), which when taken together, on an as converted basis, would represent approximately 65.8% of The Foundry Company’s outstanding ordinary shares, as well as one Class A Ordinary Share, (iv) AMD would issue to WCH 58,000,000 shares of AMD’s common stock at a per share price equal to the lower of (a) the average closing prices of AMD common stock for the 20 trading days immediately prior to and including December 12, 2008 and (b) the average closing prices of AMD common stock for the 20 trading days prior to the closing date of the Transactions and AMD would receive from WCH such purchase price in cash in exchange for such shares, (v) AMD would issue to WCH Warrants to purchase 35,000,000 shares of AMD’s common stock with a $0.01 per share exercise price and 10-year expiration, (vi) AMD would extinguish any and all intercompany liabilities between it and the Business on or prior to Closing, and (vii) AMD, ATIC, WCH and The Foundry Company would enter into a number of related commercial agreements, including, without limitation, the Funding Agreement that commits ATIC under certain conditions to fund the build-out of The Foundry Company’s semiconductor manufacturing facilities in New York and Dresden and the Wafer Supply Agreement that governs the pricing, volume and other commitments (including exclusivity commitments by AMD) between AMD and The Foundry Company for the supply of wafers.

In connection with the Transactions, AMD requested that Merrill Lynch evaluate the fairness, from a financial point of view, of the Consideration (as defined below) to be received by AMD pursuant to the Transactions. “Consideration” for purposes of Merrill Lynch’s opinion consists of AMD’s receipt of Class A Preferred Shares of The Foundry Company and one Class A Ordinary Share, cash paid to AMD for shares of AMD Common Stock and the Warrants, cash paid to AMD from ATIC for Class B Preferred Shares of The Foundry Company, assumption of the Third-Party Debt by The Foundry Company, and extinguishment of Business accounts receivable owed by AMD to the Business by The Foundry Company. At the meeting of the AMD board of directors on December 5, 2008, Merrill Lynch rendered its oral opinion to the board of directors, which opinion was subsequently confirmed in writing, that as of December 5, 2008, based upon the assumptions made, matters considered and limits of such review, as set forth in its opinion, the Consideration to be received by AMD pursuant to the Transactions was fair from a financial point of view.

The full text of Merrill Lynch’s opinion is attached as Annex A and is incorporated into this document by reference in its entirety. The opinion sets forth material information relating to such opinion, including the assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by Merrill Lynch in rendering its opinion. We encourage you to read the entire opinion carefully. The summary of the opinion of Merrill Lynch set forth below is qualified in its entirety by reference to, and should be reviewed together with, the full text of the opinion.

Merrill Lynch’s opinion is addressed to the AMD board of directors and addresses only the fairness, as of the date of the opinion, from a financial point of view, of the Consideration to be received by AMD pursuant to the Master Transaction Agreement. The opinion is for the use and benefit of AMD’s board of directors, does not address the merits of the underlying decision by AMD to engage in the Master Transaction Agreement and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the transaction or any matter related to the Master Transaction Agreement. In addition, the opinion does not address the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of AMD. The opinion makes no comment on, and indicates that no implication should be drawn as to, the parties reasons for entering into the Amendment and expresses no view or opinion as to their rights and obligations under the Master Transaction Agreement prior to the Amendment to Master Transaction Agreement. In rendering the opinion, Merrill Lynch expressed no view or opinion with respect to the fairness (financial or otherwise) of the commercial agreements contemplated by the Master Transaction Agreement or the trading price of AMD’s common stock at any date subsequent to the date of the opinion, including without limitation the closing date for the Transactions or of the amount or nature or any other aspect of any compensation payable to or to be received by any officers, directors, or employees of any parties to the Master Transaction Agreement, or any class of such persons, relative to the Consideration to be received by AMD pursuant to the Master Transaction Agreement.

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In arriving at its opinion, Merrill Lynch, among other things:

•	reviewed certain publicly available business and financial information relating to AMD and the Business that Merrill Lynch deemed to be relevant;

•

reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of AMD, the Business and The Foundry Company furnished to Merrill Lynch by AMD;

•	conducted discussions with members of senior management and representatives of AMD and the Business concerning the matters described in bullets 1 and 2 above;

•	reviewed the market prices and valuation multiples for certain publicly traded companies that Merrill Lynch deemed to be relevant to AMD, the Business and The Foundry Company;

•

reviewed the results of operations of AMD and the Business and the financial forecasts for AMD, the Business and The Foundry Company and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

•

compared the proposed financial terms of the Master Transaction Agreement (as amended by the Amendment to Master Transaction Agreement) with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant;

•	participated in certain discussions and negotiations among representatives of AMD, the Business, The Foundry Company, ATIC and WCH and their financial and legal advisors;

•	reviewed the Master Transaction Agreement dated as of October 6, 2008 as well as the Ancillary Agreements (as such term is defined in the Master Transaction Agreement);

•	reviewed a draft of the Amendment to Master Transaction Agreement dated December 4, 2008; and

•

reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch’s assessment of general economic, market and monetary conditions.

In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying such information or undertaking an independent evaluation or appraisal of any of the assets or liabilities of AMD or The Foundry Company, nor was Merrill Lynch furnished with any such evaluation or appraisal. Merrill Lynch did not evaluate the solvency or fair value of AMD or The Foundry Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of AMD or The Foundry Company. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by AMD, Merrill Lynch assumed that such information was reasonably prepared and reflected the best currently available estimates and judgment of AMD’s management as to the expected future financial performance of AMD, the Business and The Foundry Company, as the case may be. Merrill Lynch also assumed that the final form of the Amendment to Master Transaction Agreement and Ancillary Agreements would be substantially similar to the last draft Merrill Lynch reviewed. The actual executed Amendment to Master Transaction Agreement was substantively identical to the last draft of the Amendment to Master Transaction Agreement that Merrill Lynch reviewed before rendering its opinion. The only difference between the two documents was that the actual executed Amendment to Master Transaction Agreement was signed by the parties whereas the last draft of the Amendment to Master Transaction Agreement that Merrill Lynch reviewed before rendering its opinion was not. The AMD board of directors based its authorization for the Company to enter into the Amendment to Master Transaction Agreement in part on Merrill Lynch’s opinion in the form attached as Annex A and did not ask Merrill Lynch to subsequently revise and reissue its opinion after the Amendment to Master Transaction Agreement was signed by the parties, which is why Merrill Lynch’s opinion in the form attached as Annex A refers to a draft of the Amendment to Master Transaction Agreement rather than to the executed Amendment to Master Transaction Agreement.

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Merrill Lynch’s opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on the date of the opinion, and upon the information made available to Merrill Lynch as of the date of the opinion.

Merrill Lynch’s Financial Analyses

At the meeting of AMD’s board of directors held on December 5, 2008, Merrill Lynch presented certain financial analyses accompanied by delivery of its written materials in connection with the delivery of its oral opinion at that meeting and its subsequent written opinion. The following is a summary of the material financial analyses performed by Merrill Lynch in arriving at its opinion.

Comparable Public Trading Multiples Analysis

Merrill Lynch compared selected financial and trading data for four publicly traded semiconductor foundry companies that Merrill Lynch deemed to be relevant to its analysis of the Business and The Foundry Company. These companies were:

•	Chartered Semiconductor Manufacturing Ltd.

•	United Microelectronics Corporation

•	Semiconductor Manufacturing Incorporated

•	Taiwan Semiconductor Manufacturing Corporation, Ltd.

For each of the companies identified above, Merrill Lynch calculated various valuation multiples, including:

•	The ratio of enterprise value to the estimated revenue, for calendar year 2009;

•	The ratio of enterprise value to the estimated earnings before interest, taxes, depreciation and amortization (“EBITDA”), for calendar year 2009;

•	The ratio of enterprise value to the book value of assets; and

•	The ratio of market value to the book value of equity.

Based upon its analysis of the full ranges of multiples calculated for the companies identified above and its consideration of various factors and judgments about current market conditions and the characteristics of such companies (including qualitative factors and judgments involving non-mathematical considerations), Merrill Lynch determined relevant ranges of multiples for such companies (which relevant ranges were narrower than the full ranges of such multiples). The relevant ranges of such multiples, as determined by Merrill Lynch, are set forth in the table below.

For purposes of its analysis, Merrill Lynch calculated the enterprise value as the market capitalization plus total debt, minority interests and preferred stock, less cash and cash equivalents. To calculate these trading multiples, Merrill Lynch used revenue and EBITDA projections reported by independent research analyst reports and First Call estimates and closing trading prices of equity securities of each identified company on December 3, 2008. First Call is an online aggregator of independent research analyst estimates managed by Thomson Financial. For book value of asset and book value of equity, Merrill Lynch used the latest public filings for each identified company. For the Business, Merrill Lynch used revenue, book value of assets, and book value of equity projections based, separately, on estimates reported by internal management projections.

	Comparable Company Relevant Multiple Range	Implied Enterprise Value of the Business ($ in billions)	Implied Multiple based on Consideration
Research Estimates:
CY2009 Enterprise Value / Revenue	0.50x – 1.10x	$0.7 – $1.6	2.17x
CY2009 Enterprise Value / EBITDA	1.5x – 3.0x	$0.1 – $0.2	37.6x
Enterprise Value / Book Value of Assets	0.20x – 0.40x	$0.7 – $1.5	0.83x
Market Value / Book Value of Equity	0.20x – 0.60x	$1.4 – $2.0	1.26x

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Merrill Lynch observed that the implied multiples based on the Consideration to be received by AMD pursuant to the Master Transaction Agreement were above the range of the comparable public trading multiples projected for calendar year 2009 based on management’s estimated revenue and EBITDA for the Business. In addition, Merrill Lynch observed that the implied multiples based on the Consideration to be received by AMD pursuant to the Master Transaction Agreement were above the range of the comparable trading multiples for book value of assets and book value of equity of the Business. Merrill Lynch also observed that the Consideration to be received by AMD pursuant to the Master Transaction Agreement was above the range of the implied enterprise value of the Business derived from the application of the relevant comparable public trading multiples projected for calendar year 2009 based on management’s estimated revenue and EBITDA for the Business. In addition, Merrill Lynch observed that the Consideration to be received by AMD pursuant to the Master Transaction Agreement was above the range of the implied enterprise value of the Business derived from the application of the relevant transaction multiples to estimated book value of equity and book value of assets for the Business based on management estimates.

It should be noted that no company used in the above analysis is identical to the Business or The Foundry Company. In evaluating companies identified by Merrill Lynch as comparable to the Business or The Foundry Company, Merrill Lynch made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of AMD or The Foundry Company, such as the impact of competition on the business of AMD or The Foundry Company and the industry generally, industry growth and the absence of any material change in the financial condition and prospects of AMD or The Foundry Company or the industry or in the financial markets in general. A complete analysis involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading values of such comparable companies.

Comparable Transaction Analysis

Using publicly available research analyst estimates and other publicly available information, Merrill Lynch examined the following transactions in the semiconductor manufacturing industry which Merrill Lynch deemed to be relevant. The precedent transactions that Merrill Lynch considered to be relevant were:

Acquiror	Target
Tower Semiconductor Ltd.	Jazz Technologies, Inc.
Chartered Semiconductor Manufacturing Ltd.	Hitachi Semiconductor—Singapore Fab
Vanguard International Semiconductor Corporation	Winbond Electronics
Acquicor Technology	Jazz Semiconductor
ON Semiconductor Corporation	LSI—Gresham Fab
Micron Technology	Toshiba DRAM

For each of the transactions identified above, Merrill Lynch calculated various valuation multiples, including the ratio of market value to the book value of equity for the identified target company based on the period in which the relevant transaction was announced.

Based upon its analysis of the full ranges of multiples calculated for the transactions identified above and its consideration of various factors and judgments about current market conditions and the characteristics of such transactions and the companies involved in such transactions (including qualitative factors and judgments involving non-mathematical considerations), Merrill Lynch determined relevant ranges of multiples for such transactions (which relevant ranges were narrower than the full ranges of such multiples). The relevant range of such multiples, as determined by Merrill Lynch, was 1.00x to 1.10x, as set forth in the table below.

All calculations of multiples paid in the transactions identified above were based on public information available at the time of public announcement of such transactions. Merrill Lynch’s analysis did not take into account different market and other conditions during the period in which the selected transactions occurred.

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The following table summarizes the derived relevant range of multiples for the transactions identified above and the ranges of enterprise value of the Business, implied by such multiples:

	Multiple Range	Implied Enterprise Value of the Business ($ in billions)	Implied Multiple based on Consideration
Market Value / Book Value of Equity	1.00x – 1.10x	$2.7 – $2.9	1.26x

Merrill Lynch observed that the implied multiples based on the Consideration received by AMD pursuant to the Master Transaction Agreement were above the range of the comparable transaction multiples for book value of equity. Merrill Lynch also observed that the Consideration to be received by AMD was above the range of the implied enterprise value of the Business derived from the application of the relevant transaction multiples to estimated book value of equity for the Business based on management estimates.

It should be noted that no transaction utilized in the analysis above is identical to the Master Transaction Agreement. A complete analysis involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved in these transactions and other factors that could affect the transaction multiples in such transactions to which the Master Transaction Agreement is being compared.

Discounted Cash Flow Analysis

Merrill Lynch performed a discounted cash flow analysis of The Foundry Company for the period January 1, 2009 through December 31, 2020 based on management projections. Merrill Lynch calculated ranges of enterprise value based upon the sum of the discounted net present value of The Foundry Company’s eleven year stream of projected unlevered free cash flows plus the discounted net present value of the terminal value based on a range of multiples applied to The Foundry Company’s projected 2020 EBITDA. In its discounted cash flow analysis, Merrill Lynch performed sensitivities based upon the attainment of varying amounts of third-party customer revenue and applied what it considered to be appropriate discount rates ranging from 20.0% to 30.0% and terminal value multiples of estimated calendar year 2020 EBITDA ranging from 2.0x to 5.0x, both of which ranges were based on attainment of third-party customer revenue.

Using the discount rates and terminal value multiples of estimated calendar year 2020 EBITDA referred to above, Merrill Lynch calculated the following range of discounted cash flow values for The Foundry Company ($ in billions):

	Low	High
Implied discounted cash flow values for The Foundry Company	$(1.4)	$2.0

Merrill Lynch observed that the Consideration to be received by AMD pursuant to the Master Transaction Agreement was above the range of discounted cash flow values based on management’s guidance.

General

The summary set forth above does not purport to be a complete description of the analyses performed by Merrill Lynch in arriving at its opinion. The fact that any specific analysis has been referred to in the summary above or in this proxy statement is not meant to indicate that such analysis was given more weight than any other analysis. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances; therefore, such an opinion is not readily susceptible to partial analysis or summary description. No company, business or transaction used in such analyses as a comparison is identical to the Business, The Foundry Company or the Master Transaction Agreement, nor is an evaluation of such analyses entirely mathematical. In arriving at its opinion, Merrill Lynch did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor.

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Accordingly, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, would, in the view of Merrill Lynch, create an incomplete and misleading view of the analyses underlying Merrill Lynch’s opinion.

Some of the summaries of financial analyses above include information presented in tabular format. In order to fully understand Merrill Lynch’s analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described above without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Merrill Lynch’s analyses.

The analyses performed by Merrill Lynch include analyses based upon forecasts of future results, which results may be significantly more or less favorable than those upon which Merrill Lynch’s analyses were based. Because the analyses are inherently subject to uncertainty, being based upon numerous factors and events, including, without limitation, factors relating to general economic and competitive conditions beyond the control of the parties or their respective advisors, neither Merrill Lynch nor any other person assumes responsibility if future results or actual values are materially different from those contemplated above.

AMD retained Merrill Lynch based upon Merrill Lynch’s experience and expertise. Merrill Lynch is an internationally recognized investment banking firm with substantial experience in transactions similar to the proposed transactions. Merrill Lynch, as part of its investment banking business, is continually engaged in the valuation of businesses and securities in connection with business combinations and acquisitions and for other purposes.

Under the terms of the engagement letter between Merrill Lynch and AMD, Merrill Lynch agreed to provide financial advisory services to AMD, including an opinion as to the fairness from a financial point of view of the Consideration to be received pursuant to the Master Transaction Agreement, and AMD agreed to pay Merrill Lynch a customary fee, a significant portion of which is contingent upon consummation of the Master Transaction Agreement. In addition, AMD has agreed to indemnify Merrill Lynch and its affiliates (and their respective directors, officers, agents, employees and controlling persons) against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Merrill Lynch’s engagement.

Merrill Lynch and its affiliates have, in the past, provided financial advisory and financing services to AMD and/or its affiliates and may continue to do so in the future and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of its business, Merrill Lynch or its affiliates may actively trade AMD shares and its other securities for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Opinion of the Financial Advisor of the Transaction Oversight Committee of Our Board of Directors

The Transaction Oversight Committee of AMD retained Morgan Stanley to provide it with financial advisory services and a financial opinion in connection with a possible joint venture related to its semiconductor foundry business. The Transaction Oversight Committee selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its familiarity with AMD. At the meeting of the Transaction Oversight Committee on December 5, 2008, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of December 5, 2008, and based upon and subject to the various considerations set forth in the opinion, the “Consideration” to be received by AMD in connection with the Transactions was fair from a financial point of view to AMD. For the purposes of Morgan Stanley’s opinion and for this section of the proxy statement “Consideration” was and is, respectively, defined as, in the aggregate: (i) the equity securities of The Foundry Company received by AMD and the extinguishment of certain intercompany accounts relating to AMD’s semiconductor manufacturing business in exchange for the contribution by AMD of certain assets related to its semiconductor manufacturing business, and certain related liabilities including, without limitation, $1.2 billion in third-party debt, to The Foundry Company; (ii) $700 million in cash received by AMD from ATIC in exchange for the transfer of an approximately 21.9%

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interest in The Foundry Company from AMD to ATIC, resulting in AMD owning approximately 34.2% of the Foundry Company on a fully converted basis and a 50% voting interest in The Foundry Company; and (iii) approximately $123 million received by AMD from WCH in exchange for the Shares and the Warrants (such approximate amount representing the average closing prices of AMD common stock for the period from November 14, 2008 through December 3, 2008, multiplied by 58 million shares).

The full text of Morgan Stanley’s opinion is attached as Annex B and is incorporated into this proxy statement by reference in its entirety. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. We encourage you to read the entire opinion carefully. Morgan Stanley’s opinion is directed to the Transaction Oversight Committee and addresses only the fairness from a financial point of view of the Consideration to be received by AMD pursuant to the Transactions as of the date of the opinion. It does not address any other aspects of the Transactions and does not constitute a recommendation to any holder of AMD common stock as to how to vote at any stockholders’ meeting to be held in connection with the Transactions. The summary of the opinion of Morgan Stanley set forth below is qualified in its entirety by reference to, and should be reviewed together with, the full text of the opinion.

In connection with rendering its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of AMD;

•	reviewed certain internal financial statements and other financial and operating data concerning AMD;

•	reviewed certain financial projections of AMD and The Foundry Company prepared by the management of AMD;

•	reviewed certain financial projections of The Foundry Company jointly prepared by the managements of AMD and WCH, respectively;

•

discussed the past and current operations and financial condition and the prospects of AMD and The Foundry Company, including information relating to certain strategic, financial and operational benefits anticipated from the Transactions, with senior executives of AMD and WCH, respectively;

•	reviewed the pro forma impact of the Transactions on AMD’s earnings per share, cash flow, consolidated capitalization and financial ratios;

•	compared the operations and financial forecasts for The Foundry Company with that of certain publicly-traded companies comparable with The Foundry Company;

•	reviewed the financial terms, to the extent publicly available, of certain transactions comparable to the Transactions;

•	compared the financial performance of AMD and the prices and trading activity of the AMD Common Stock with that of certain other publicly-traded companies comparable with AMD, and their securities;

•	participated in certain discussions and negotiations among representatives of AMD and WCH and their financial and legal advisors;

•	reviewed the Master Transaction Agreement and certain related documents; and

•	performed such other analyses and considered such other factors as it deemed appropriate.

The actual executed Amendment was substantively identical to the last draft of the Amendment that Morgan Stanley reviewed before rendering its opinion. The only material difference between the two documents was that the actual executed Amendment was signed by the parties whereas the last draft of the Amendment that Morgan Stanley reviewed before rendering its opinion was not. The Transaction Oversight Committee based its recommendation that the AMD board of directors authorize the Company to enter into the Amendment in part on Morgan Stanley’s opinion in the form attached as Annex B and did not ask Morgan Stanley to subsequently

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revise and reissue its opinion after the Amendment was signed by the parties, which is why Morgan Stanley’s opinion in the form attached as Annex B refers to a draft of the Amendment rather than to the executed Amendment.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by AMD and WCH, and formed a substantial basis for its opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Transactions, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of AMD and WCH of the future financial performance of AMD and The Foundry Company, as applicable. In addition, Morgan Stanley assumed that the Transactions will be consummated in accordance with the terms set forth in the Master Transaction Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that ATIC will obtain financing in accordance with the terms set forth in the Master Transaction Agreement and related agreements. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Transactions, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Transactions. Morgan Stanley relied upon, without independent verification, the assessment by AMD of:

•	the future, potential financial performance of each of AMD and The Foundry Company;

•	the likely terms and conditions of The Foundry Company’s future customer contracts;

•	the timing of, and risks associated with, the creation of The Foundry Company; and

•	the validity of, and risks associated with, AMD’s and The Foundry Company’s existing and future technologies, intellectual property, products, services and business models.

In connection with the analysis of the Consideration, Morgan Stanley took into consideration the provision of certain future financing to The Foundry Company by ATIC and AMD and other factors deemed appropriate. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of AMD and WCH and their legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley’s opinion only addressed the fairness, from a financial point of view, of the Consideration to be received by AMD in connection with the Transactions. Morgan Stanley’s opinion did not address the fairness of any non-financial aspects of the Transactions. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of AMD’s, WCH’s or ATIC’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by AMD in the Transactions. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of AMD or The Foundry Company, nor was Morgan Stanley furnished with any such appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of December 5, 2008. Events occurring after December 5, 2008 may affect this opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

The following is a brief summary of the material analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated December 5, 2008. The various analyses summarized below were based on closing market prices as of December 3, 2008, the second to last full trading day prior to the meeting of the Transaction Oversight Committee to consider and approve the Transactions and each of the transaction documents and recommend, among other things, that the full board of directors of AMD approve the Transactions and the execution and delivery of the transaction documents to which AMD is a party. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Rather, the analyses

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listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s fairness opinion.

Comparable Company Analysis

Morgan Stanley performed a comparable company analysis, which attempts to provide a range of implied aggregate values for The Foundry Company by comparing it to similar companies. Morgan Stanley compared certain financial information of The Foundry Company with publicly available I/B/E/S consensus estimates for companies that shared similar business characteristics and/or offer semiconductor foundry services of the nature to be offered by The Foundry Company. These companies included the following:

•	Taiwan Semiconductor Manufacturing Company Ltd.

•	Chartered Semiconductor Manufacturing Ltd.

•	Semiconductor Manufacturing International Corporation

•	United Microelectronics Corporation

For purposes of this analysis, Morgan Stanley analyzed the following statistics of each of these companies for comparison purposes: (i) the ratio of aggregate value (defined as market capitalization plus total debt less cash and cash equivalents) to estimated revenue for calendar years 2009 and 2010, (ii) the ratio of aggregate value to EBITDA for calendar years 2009 and 2010, (iii) the ratio of price to book value, defined as shareholders’ equity, and (iv) the ratio of price to net tangible assets, defined as shareholders’ equity less goodwill and less other intangible assets.

Based on the analysis of the relevant metrics for each of the comparable companies, Morgan Stanley selected representative ranges of financial multiples of the comparable companies and applied these ranges of multiples to the relevant The Foundry Company financial statistic. For purposes of estimated calendar years 2009 and 2010 The Foundry Company estimates, Morgan Stanley utilized AMD management projections. Based on The Foundry Company’s expected capitalization as a result of the Transactions, Morgan Stanley calculated the estimated implied aggregate value of The Foundry Company as of December 3, 2008 as follows:

Calendar Year End Financial Statistic	Comparable Company Representative Multiple Range	Implied Aggregate Value of The Foundry Company ($ Billions)
Aggregate Value to Estimated 2009 Revenue	0.3x – 1.5x	$0.4 – $2.1
Aggregate Value to Estimated 2010 Revenue	0.2x – 1.2x	$0.4 – $2.7
Aggregate Value to Estimated 2009 EBITDA	0.7x – 4.5x	$0.1 – $0.4
Aggregate Value to Estimated 2010 EBITDA	0.6x – 3.0x	$0.3 – $1.7
Price / Book Value	0.1x – 0.6x	$1.2 – $2.0
Price / Net Tangible Assets	0.2x – 0.5x	$1.5 – $2.1

The management of AMD informed Morgan Stanley, and Morgan Stanley noted for purposes of its analysis, that pursuant to the contemplated Transactions, the value of net tangible assets to be contributed by AMD to The Foundry Company was $2.1 billion. Furthermore, the management of AMD informed Morgan Stanley, and Morgan Stanley noted for purposes of its analysis, that pursuant to the contemplated Transactions: (i) the net value of AMD’s initial stake in The Foundry Company (calculated as 56.1% of the ordinary shares of the company on a fully converted basis), plus (ii) the cash to be received by AMD for the sale of approximately 21.9% of its initial stake in The Foundry Company (calculated on a fully converted basis) to ATIC, plus (iii) $1.2 billion in third-party debt of AMD transferred to The Foundry Company, plus (iv) the value of certain intercompany accounts which will be retired, minus (v) the value of the warrants granted to WCH, minus (vi) the theoretical value associated with WCH’s option to receive 58 million newly issued shares of AMD common stock at the lesser of (x) the average of the closing prices per share of AMD common stock for the 20 trading days immediately prior to and including December 12, 2008 and (y) the average of the closing prices per share of

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AMD common stock for the 20 trading days immediately prior to the closing of the Transactions would be $3.1 billion in the aggregate (the “Foundry Company Consideration”).

No company utilized in the comparable company analysis is identical to The Foundry Company. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of The Foundry Company and AMD, such as the impact of competition on the businesses of AMD and The Foundry Company and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of AMD, The Foundry Company or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using peer group data.

Discounted Cash Flow Analysis

As part of its analysis, and in order to estimate a range of aggregate present values for The Foundry Company, Morgan Stanley performed a discounted cash flow analysis. A discounted cash flow analysis is designed to provide insight into the value of a company as a function of its future cash flows and terminal value. Morgan Stanley relied on cash flow projections for calendar years 2009 through 2013 for The Foundry Company provided by the management of AMD. Morgan Stanley estimated a range of terminal values calculated in 2013 based on EBITDA exit multiples of 3.5x to 4.5x applied to 2014 EBITDA. “Terminal value” refers to the estimate of the value of all future cash flows from an asset at a particular point in time. Morgan Stanley discounted the unlevered free cash flow streams and the estimated range of terminal values to a present value, as of December 31, 2008, based on (i) a discount rate range of 15% to 25% for the portion of The Foundry Company’s unlevered free cash flow associated with manufacturing AMD microprocessors, (ii) a discount rate range of 25% to 30% for the unlevered free cash flow associated with The Foundry Company’s business focused on third-party semiconductor customers other than AMD, and (iii) a discount rate of 25% for the terminal value. Based on these projections and assumptions, the discounted cash flow analysis of The Foundry Company yielded an implied aggregate valuation range of approximately $1.2 billion to $3.4 billion. Morgan Stanley noted that the value of net tangible assets contributed by AMD was $2.1 billion and the value of the Foundry Company Consideration to be received by AMD pursuant to the Master Transaction Agreement was $3.1 billion.

Analysis of Precedent Transactions

Morgan Stanley performed a precedent transactions analysis, which is designed to imply a range of aggregate values of a company based on publicly available financial terms of selected transactions that share certain characteristics with the planned Transactions, involving companies with some similarities to The Foundry Company. In connection with its analysis, Morgan Stanley compared publicly available statistics for two categories of transactions. The first category consisted of 6 selected semiconductor fabrication plant acquisition transactions occurring between January 1, 2004 and December 3, 2008, in which the target assets were involved in the manufacturing of semiconductor wafers. The following is a list of these transactions:

Selected Semiconductor Fabrication Plant Acquisitions
Target	Acquiror
Fabrication Facilities of Winbond Electronics Corp.	Vanguard International Semiconductor Corporation
Gresham, Oregon Fabrication Facilities of LSI Logic Corporation	ON Semiconductor Corporation
Hitachi Semiconductor Singapore Pte Ltd	Chartered Semiconductor Manufacturing Ltd.
Jazz Technologies, Inc.	Acquicor Technology Inc.
Jazz Technologies, Inc.	Tower Semiconductor Ltd.
Semiconductor Manufacturing International Corp.	Datang Telecom Technology & Industry Holdings Co., Ltd.

Morgan Stanley also compared publicly available statistics for 7 selected precedent transactions involving asset intensive semiconductor and technology manufacturing transactions between January 1, 2001 and

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December 3, 2008, for which the transaction values were greater than $1 billion. The following is a list of these transactions:

Selected Asset Intensive Semiconductor and Technology Manufacturing Transactions
Target	Acquiror
Agere Systems, Inc.	LSI Logic Corporation
ChipPAC, Inc.	ST Assembly Test Services Ltd.
Freescale Semiconductor, Inc.	Investor Group
International Rectifier Corporation	Vishay Intertechnology, Inc.
SCI Systems, Inc.	Sanmina Corporation
Siliconix, Inc.	Vishay Intertechnology, Inc.
Solectron Corporation	Flextronics International Ltd.

For each transaction listed above, Morgan Stanley noted the following financial statistics where available: (i) the ratio of aggregate value of the transaction to next twelve months estimated revenue; (ii) the ratio of aggregate value of the transaction to next twelve months estimated EBITDA; (iii) the ratio of aggregate value to total assets; and (iv) the ratio of price to book value.

Based on the analysis of the relevant metrics for each transaction listed above, Morgan Stanley selected representative ranges of implied financial multiples of the transactions and applied these ranges of financial multiples to the relevant financial statistic for The Foundry Company. For purposes of estimated next twelve month The Foundry Company estimates, Morgan Stanley utilized calendar year 2009 projections provided by AMD management. The following table summarizes Morgan Stanley’s analysis:

Precedent Transactions Financial Statistic	Representative Range	Implied Aggregate Value of The Foundry Company ($ Billions)
Aggregate Value to Estimated Next Twelve Months Revenue	0.9x – 1.6x	$1.3 – $2.3
Aggregate Value to Estimated Next Twelve Months EBITDA	3.5x – 8.0x	$0.3 – $0.7
Aggregate Value to Total Assets	0.7x – 1.2x	$2.6 – $4.4
Price to Book Value	0.9x – 1.5x	$2.5 – $3.5

Morgan Stanley noted that the value of net tangible assets contributed by AMD was $2.1 billion and the value of the Foundry Company Consideration to be received by AMD pursuant to the Master Transaction Agreement was $3.1 billion.

No company or transaction utilized in the precedent transactions analysis is identical to The Foundry Company or the Transactions. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to general business, market and financial conditions and other matters, which are beyond the control of AMD and The Foundry Company, such as the impact of competition on the business of AMD, The Foundry Company or the industry generally, industry growth and the absence of any adverse material change in the financial condition of AMD, The Foundry Company or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared.

Miscellaneous

In connection with the review of the Transactions by AMD’s Transaction Oversight Committee, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various

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analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of The Foundry Company. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond the control of AMD or The Foundry Company. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness of the Consideration to be received by AMD pursuant to the Transactions from a financial point of view to AMD and in connection with the delivery of its opinion dated December 5, 2008 to the Transaction Oversight Committee. These analyses do not purport to be appraisals or to reflect the prices at which shares of common stock of AMD might actually trade.

The Consideration was determined through arm’s length negotiations between AMD, WCH and ATIC and was approved by the Transaction Oversight Committee. Morgan Stanley provided advice to the Transaction Oversight Committee during these negotiations. Morgan Stanley did not, however, recommend any specific consideration to AMD or the Transaction Oversight Committee or that any specific consideration constituted the only appropriate consideration for the Transactions.

Morgan Stanley’s opinion and its presentation to the Transaction Oversight Committee was one of many factors taken into consideration by the Transaction Oversight Committee in deciding to approve the Transactions and each of the transaction documents and recommend, among other things, that the full board of directors of AMD approve the Transactions and the execution and delivery of the transaction documents to which AMD is a party. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Transaction Oversight Committee with respect to the Consideration or of whether AMD’s board of directors would have been willing to agree to different consideration.

AMD’s Transaction Oversight Committee retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, joint ventures, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the ordinary course of Morgan Stanley’s trading, brokerage, investment management and financing activities, Morgan Stanley or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or for the accounts of customers in the debt or equity securities or senior loans of AMD or any other parties, commodities or currencies involved in the Transactions. In the past, Morgan Stanley or its affiliates have provided financial advisory and financing services for AMD and funds affiliated with WCH and ATIC and have received fees in connection with such services. Morgan Stanley may also seek to provide such services to AMD, The Foundry Company, WCH and ATIC in the future and may receive fees for the rendering of these services.

Under the terms of its engagement letter, Morgan Stanley provided the Transaction Oversight Committee advisory services and a financial opinion in connection with the Transactions, and AMD has agreed to pay Morgan Stanley a fee for its services which was contingent upon the earliest to occur of the rendering of this financial opinion, the termination of discussions relating to the Transactions, the termination of the Transactions, the closing of the Transactions, or March 31, 2009. The Transaction Oversight Committee has also agreed to reimburse Morgan Stanley for its expenses, including attorneys’ fees, incurred in connection with its services. In addition, AMD has agreed to indemnify Morgan Stanley and any of its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to or arising out of Morgan Stanley’s engagement.

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Interests of Certain Persons in the Transactions

Hector de J. Ruiz Foundry Company Employment Agreement. Hector de J. Ruiz is currently Chairman of our board of directors and Executive Chairman of AMD. In connection with the Transactions, on October 6, 2008, AMD signed, on behalf of The Foundry Company, an employment agreement between AMD and Dr. Ruiz (the “Ruiz Foundry Company Employment Agreement”), pursuant to which Dr. Ruiz will serve as a non-voting, non-director Chairman of the board of directors of The Foundry Company (the “The Foundry Company Board”), to be effective upon the Closing. The term of the Ruiz Foundry Company Employment Agreement is two years, commencing on the Closing (the “Ruiz Employment Term”). In the event that the Closing does not occur pursuant to the terms of the Master Transaction Agreement, the Ruiz Foundry Company Employment Agreement will be automatically null and void.

Under the Ruiz Foundry Company Employment Agreement Dr. Ruiz’s base salary at The Foundry Company will be $1,150,000 per year and during the Ruiz Employment Term, Dr. Ruiz will be eligible for a target annual bonus opportunity of 200% of his base salary, with a maximum annual bonus opportunity at 400% of his base salary, subject to achievement of applicable performance goals established by The Foundry Company Board in consultation with Dr. Ruiz. In the event that Dr. Ruiz’s employment is terminated by The Foundry Company without Cause (as such term is defined in the Ruiz Foundry Company Employment Agreement) or Dr. Ruiz resigns for Good Reason (as such term is defined in the Ruiz Foundry Company Employment Agreement), The Foundry Company will pay to Dr. Ruiz, subject to compliance with a non-competition and non-solicitation provisions and execution of a release of claims, an amount equal to his base salary and the target annual bonuses remaining payable to Dr. Ruiz for the remainder of the Ruiz Employment Term, payable in a lump sum. If Dr. Ruiz’s employment is terminated due to disability or death, Dr. Ruiz or his beneficiaries, as applicable, are eligible to receive the same amounts as if Dr. Ruiz had been terminated without Cause; provided that no release of claims is required in the event that Dr. Ruiz’s employment is terminated due to death.

The foregoing description of the Ruiz Foundry Company Employment Agreement is qualified in its entirety by reference to the full text of the Ruiz Foundry Company Employment Agreement, which was filed as Exhibit 10.2 to AMD’s Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on October 10, 2008 and incorporated by reference herein.

Hector de J. Ruiz Bonus Payment. In connection with the Transactions, our board of directors approved a transaction bonus payable by AMD to Dr. Ruiz in cash equal to $3,000,000 (subject to applicable withholdings), to be paid on the Closing, subject to (i) Dr. Ruiz’s continued employment with AMD through the Closing, (ii) Dr. Ruiz’s separation from service with AMD at the Closing and (iii) Dr. Ruiz becoming the non-voting, non-director Chairman of The Foundry Company Board on the Closing.

Douglas Grose Foundry Company Employment Agreement. Douglas Grose is currently our Senior Vice President, Manufacturing & Supply Chain Management, but is not one of our executive officers. In connection with the Transactions, on October 6, 2008, AMD signed, on behalf of The Foundry Company, an employment agreement between AMD and Mr. Grose (the “Grose Employment Agreement”), pursuant to which Mr. Grose will serve as the Chief Executive Officer of The Foundry Company, to be effective upon the Closing. The term of the Grose Employment Agreement is for three years, commencing on the Closing (the “Grose Employment Term”); provided that on the second anniversary of the Closing and each subsequent anniversary, the Grose Employment Term will be automatically renewed for a one-year period unless Mr. Grose is provided with a 90-day prior written notice of non-renewal. In the event that the Closing does not occur pursuant to the terms of the Master Transaction Agreement, the Grose Employment Agreement will be automatically null and void.

Registration Rights Agreement

Pursuant to the terms of a customary registration rights agreement, we will agree to register the resale of the Shares and the Warrant Shares by WCH and its permitted transferees. See “Description of the Warrants—Registration Rights” included elsewhere in this proxy statement.

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Required Vote

If a quorum for the Special Meeting is present, the affirmative vote of a majority of the votes cast by holders of our common stock present in person or represented by proxy at the Special Meeting will be required to approve the issuance of the Shares, the Warrants and the Warrant Shares, provided that the total votes cast on the proposal represent over 50% of the outstanding stock entitled to vote on the proposal.

Recommendation of the Board of Directors

Our board of directors has unanimously approved the issuance of the Shares and Warrants pursuant to the Master Transaction Agreement and the Warrant Shares upon exercise of the Warrants and determined that the Transactions are advisable and in the best interests of the stockholders and recommends that you vote FOR Proposal 1.

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THE MASTER TRANSACTION AGREEMENT

Pursuant to the Master Transaction Agreement, AMD will contribute to The Foundry Company certain assets necessary for The Foundry Company to conduct its business of manufacturing semiconductor products, in exchange for certain securities of The Foundry Company and the assumption of specified AMD liabilities by The Foundry Company.

Cash Contribution

Upon the Closing, ATIC will contribute approximately $1.4 billion in cash to The Foundry Company in exchange for securities of The Foundry Company, comprising one Class A Ordinary Share, 218,190 Class A Preferred Shares, 172,760 Class B Preferred Shares, $201,810,000 aggregate principal amount of Class A Convertible Notes and $807,240,000 aggregate principal amount of Class B Convertible Notes, and will pay $700 million in cash to AMD in exchange for the transfer by AMD of 700,000 Class B Preferred Shares to ATIC. See “Description of The Foundry Company Share Capital” and “Description of The Foundry Company Convertible Subordinated Notes” appearing elsewhere in this proxy statement. Upon Closing, AMD will contribute The FoundryCo Assets (as defined below) in exchange for securities of The Foundry Company, comprising one Class A Ordinary Share, 1,090,950 Class A Preferred Shares and 700,000 Class B Preferred Shares, and the assumption of certain liabilities by The Foundry Company. In addition, AMD will sell to WCH 58,000,000 shares of AMD common stock and warrants to purchase 35,000,000 shares of AMD common stock at an exercise price of $0.01 per share (as adjusted pursuant to the terms of the Warrants) for an aggregate purchase price equal to (a) 58,000,000 multiplied by (b) the lesser of (A) the average of the closing prices per share of AMD common stock on the NYSE for the 20 trading days immediately prior to and including December 12, 2008 and (B) the average of the closing prices per share of AMD common stock on the NYSE for the 20 trading days immediately prior to the closing date of the Transactions.

Contribution of AMD Assets to The Foundry Company

AMD will contribute certain assets to The Foundry Company, including ownership interests of the groups of German subsidiaries owning Fab 30/38 and Fab 36 (the “Dresden Subsidiaries”), ownership interests of certain other subsidiaries (collectively, the “Transferred Foundry Company Subsidiaries”) and partnership interests in certain joint ventures (collectively, the “Transferred Foundry Company JV Entities”). AMD will also contribute the following assets necessary for The Foundry Company to carry on its business (collectively, the “FoundryCo Assets”):

(1)	all assets to be transferred to The Foundry Company that are not owned or controlled by the Transferred The Foundry Company Subsidiaries, as set forth on Exhibit C to the Master Transaction Agreement and all assets owned or controlled by the Transferred Foundry Company Subsidiaries that are not Excluded Assets (as such term is defined in the Master Transaction Agreement);

(2)	the Owned Real Property and all rights of AMD and its subsidiaries with respect to the Leased Real Property (as each such term is defined in the Master Transaction Agreement);

(3)	all furniture, fixtures, equipment, machinery and other tangible personal property used or held for use by AMD and its subsidiaries necessary for The Foundry Company to carry on its business as currently conducted by AMD (other than those to be used in connection with AMD’s provision of services under the Transition Services Agreement (as such term is defined in the Master Transaction Agreement)), in each case as described in Exhibit C to the Master Transaction Agreement, and not otherwise included in clause (1) above;

(4)	all vehicles owned by AMD and its subsidiaries at Closing (as such term is defined in the Master Transaction Agreement) and necessary for The Foundry Company to carry on its business as currently conducted by AMD, in each case as described in the Master Transaction Agreement, the Ancillary Agreements (as such term is defined in the Master Transaction Agreement) and The Foundry Company Business Plan (as such term is defined in the Master Transaction Agreement);

(5)	the Transferred Inventories (as such term is defined in the Master Transaction Agreement);

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(6)	copies of all books of account, general, financial, Tax (as such term is defined in the Master Transaction Agreement) and personnel records, invoices, shipping records, supplier lists, correspondence and other documents, records and files and any rights thereto owned, associated with or employed by AMD and its subsidiaries at the Closing and related to the proposed operations of The Foundry Company or necessary for The Foundry Company to carry on its business as currently conducted, in each case as described in the Master Transaction Agreement, the Ancillary Agreements and The Foundry Company Business Plan;

(7)	all of AMD’s and its subsidiaries’ right, title and interest in, to and under the Transferred IP Agreements (as such term is defined in the Master Transaction Agreement), copies and tangible embodiments thereof in whatever form or medium, and all rights to sue and recover damages for past, present and future infringement, dilution, misappropriation, violation, unlawful imitation or breach thereof;

(8)	the Owned Intellectual Property (as such term is defined in the Master Transaction Agreement);

(9)	all claims, causes of action, choses in action, rights of recovery and rights of setoff of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof) pertaining to, arising out of and inuring to the benefit of AMD and its subsidiaries, related to the proposed operations of The Foundry Company, or necessary for The Foundry Company to carry on its business as currently conducted, in each case as described in the Master Transaction Agreement, the Ancillary Agreements and The Foundry Company Business Plan, other than Excluded Assets (as such term is defined in the Master Transaction Agreement);

(10)	all rights of AMD and its subsidiaries under the Material FoundryCo Contracts (as such term is defined in the Master Transaction Agreement) exclusively or primarily related to The Foundry Company’s business; and

(11)	all Authorizations (as such term is defined in the Master Transaction Agreement) held or used by AMD or its subsidiaries necessary for The Foundry Company to carry on its business as currently conducted by AMD, in each case as described in the Master Transaction Agreement, the Ancillary Agreements and The Foundry Company Business Plan, to the extent transferable.

Purchase Price

The purchase price paid by ATIC is based upon an assumed value of the assets that AMD is contributing to The Foundry Company equal to the product of (x) 0.85 multiplied by (y) the Initial Valuation Net Tangible Assets (as hereinafter defined). “Initial Valuation Net Tangible Assets” means the combined assets of the Transferred Foundry Company Subsidiaries less the combined liabilities of the Transferred Foundry Company Subsidiaries. ATIC’s ownership percentage in The Foundry Company will be adjusted after the Closing to the extent there is a difference between the statement of Initial Valuation Net Tangible Assets delivered in connection with the signing of the Master Transaction Agreement and the statement of Initial Valuation Net Tangible Assets delivered after the Closing and to the extent that such difference exceeds a specified amount. Any adjustment will be effected through the issuance of additional, or cancellation of, The Foundry Company convertible notes.

Assumed Liabilities

The Foundry Company will assume certain liabilities relating to the contributed assets (“Assumed Liabilities”), including the assumption of approximately $1.2 billion of debt of the Dresden Subsidiaries. Assumed liabilities will also include: (i) any liabilities related to the operation of The Foundry Company post-Closing; (ii) any amounts payable by The Foundry Company and any other liabilities of The Foundry Company that accrue or relate to the period after the Closing under any contract included in the FoundryCo Assets; (iii) any liabilities arising out of or based upon events or circumstances occurring after the Closing in connection with or resulting from the operation of The Foundry Company other than as set forth in the Master Transaction

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Agreement or the Ancillary Agreements; (iv) accrued vacation related to U.S. Transferred Employees (as hereinafter defined) moving over to The Foundry Company; and (v) liabilities of AMD and its subsidiaries that are included in the Closing Statement of Initial Valuation Net Tangible Assets (as such term is defined in the Master Transaction Agreement) and that relate to any amounts payable by The Foundry Company following the Closing for any service by a Transferred Employee with AMD or a subsidiary of AMD through the Closing.

Retained Liabilities

AMD is retaining: (i) any liabilities of AMD or its subsidiaries incurred by AMD or its subsidiaries in connection with the conduct of their business (excluding The Foundry Company operations post-Closing); (ii) any liabilities of AMD or any of the remaining AMD subsidiaries arising out of the operation of their businesses occurring or incurred post-Closing; (iii) any liabilities of AMD or any of the remaining AMD subsidiaries arising under the Master Transaction Agreement or the other transaction documents; (iv) any intercompany payables and any liabilities of AMD or any of the remaining AMD subsidiaries to any of their respective affiliates other than obligations of The Foundry Company and any of the remaining AMD subsidiaries under the Master Transaction Agreement or other transaction documents; (v) any liabilities of AMD or its subsidiaries to the extent related to the assets not being contributed to The Foundry Company; (vi) any liabilities of AMD or its subsidiaries relating to claims pending at Closing, or claims made after Closing that arise out of the conduct or operation of the FoundryCo Assets before Closing; and (vii) any other liabilities otherwise designated as an excluded liability in the Master Transaction Agreement or on any schedule to the Master Transaction Agreement.

Representations and Warranties

AMD makes representations and warranties to ATIC and WCH relating to AMD, including:

•	organization and good standing;

•	authorization of agreements;

•	capitalization;

•	fair representation of financial statements;

•	no material adverse change in its business;

•	no material defaults under any material contract;

•	absence of legal proceedings and labor disputes;

•	ownership of intellectual property;

•	possession of authorizations necessary to conduct its business; and

•	filing of tax returns and payment of material taxes.

AMD also makes representations and warranties with respect to the securities to be issued to WCH including the authorization of shares, warrants and shares issuable upon exercise of the warrants by WCH and that such securities will be validly issued, fully paid and non-assessable.

AMD makes representations and warranties to ATIC and The Foundry Company relating to The Foundry Company, including:

•	organization and good standing and capitalization of the Transferred Foundry Company Subsidiaries and the absence of indebtedness of the Transferred Foundry Company Subsidiaries;

•	good title to the FoundryCo Assets and upon Closing, The Foundry Company will own the FoundryCo Assets free and clear of any encumbrances;

•	representations relating to certain financial statements;

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•	absence of undisclosed liabilities;

•	good title to inventories that are to be transferred to The Foundry Company;

•	absence of certain changes with respect to the FoundryCo Assets and the Transferred Foundry Company Subsidiaries from June 28, 2008 to October 6, 2008;

•	absence of litigation and governmental orders;

•	compliance with environmental laws and related permits and licenses and absence of environmental liabilities;

•	enforceability and effectiveness of material contracts relating to the FoundryCo Assets;

•	the operation of the FoundryCo Assets and the Transferred Foundry Company Subsidiaries will not infringe third-party intellectual property rights;

•	good title to the real property it is transferring to The Foundry Company;

•	representations relating to employment plans and labor matters;

•	absence of tax liens or tax audits with respect to tax matters; and

•	absence of receivables transferred to The Foundry Company as of Closing.

ATIC and WCH make representations and warranties to AMD relating to ATIC and WCH, including their due organization, authorization of agreements, absence of conflicts, proceedings and further requirements, and as to their investment sophistication and “accredited investor” status.

Covenants

AMD agrees to comply with affirmative and negative covenants in the Master Transaction Agreement until the Closing. AMD agrees that it and its subsidiaries will conduct its business relating to the operations and ownership of the FoundryCo Assets in its ordinary course in accordance with past practices and that it will not undertake certain actions without ATIC’s prior written consent, including to:

•	adopt or propose any change in its governing documents;

•	merge or consolidate with, or sell a substantial portion of its capital stock or assets to any third party, subject to the “No Solicitation by AMD” provisions described on the following page;

•	declare, make or pay any dividends or other distributions with respect to any of its capital stock;

•	reclassify or recapitalize any of its capital stock, subject to certain exceptions;

•	acquire any corporations and the such, incur any indebtedness or enter into any material contracts;

•	not make any capital expenditures in excess of $10 million related to the FoundryCo Assets not reflected in The Foundry Company’s interim operating budget;

•	change its accounting policies;

•	not take certain actions relating to inventories and purchasing/payment policies with respect to the FoundryCo Assets and the Transferred Foundry Company Subsidiaries;

•	not sell or lease any material assets or property that constitutes FoundryCo Assets;

•	not issue any equity securities of any Transferred Foundry Company Subsidiary;

•	not take any action that would constitute a material default under any material contract; and

•	not make or change any material tax election of The Foundry Company.

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In addition, AMD agrees to, among other things, to:

•	take all appropriate action to form The Foundry Company;

•	prepare and deliver audited carve-out financial statements of The Foundry Company to ATIC and WCH;

•	provide access to information to ATIC and WCH relating to the FoundryCo Assets, the Assumed Liabilities and the Transferred Foundry Company Subsidiaries;

•	obtain stockholder approval of the issuance of the Shares, the Warrants and the Warrant Shares to WCH pursuant to NYSE rules;

•	use commercially reasonable efforts to obtain required consents and authorizations under material contracts to consummate the Transactions; and

•	notify ATIC and WCH of certain events.

AMD agrees to comply with certain post-Closing covenants pursuant to the Master Transaction Agreement, including to:

•

cause one representative designated by WCH to be appointed and elected to its board of directors, for so long as WCH and its permitted transferees beneficially own, in the aggregate, at least 10% of our outstanding common stock;

•

retain the books and records of AMD relating to the FoundryCo Assets and the Assumed Liabilities, the Transferred Foundry Company Subsidiaries and the Transferred Foundry Company JV Entities and their operations for a period of 10 years following Closing; and

•	cause the Shares and the Warrant Shares to be listed on the NYSE.

No Solicitation by AMD

Between signing the Master Transaction Agreement and the earlier of Closing or termination of the Master Transaction Agreement, AMD has agreed that AMD will not solicit any other proposal or enter into any agreement with a third party relating to an alternative transaction or a change of control of AMD. However, our board of directors may (i) participate in discussions, conversations, negotiations or other communications with a third party regarding, and furnish information to, any person that has made, in writing, a bona fide AMD Change of Control Proposal (as defined below) and (ii) enter into an agreement with any third person relating to a change of control of AMD, if our board of directors has: (A) determined, in its good faith judgment that failure to furnish such information or enter into such discussions or such agreement would be inconsistent with its fiduciary obligations to AMD and our stockholders under applicable law; (B) provided written notice to ATIC and WCH of the identity of the person making, and the material terms of any such proposal, and of AMD’s intent to furnish information or enter into discussions with such person at least three business days prior to taking any such action; (C) obtained from such person an executed confidentiality agreement on customary terms; and (D) promptly provided to ATIC and WCH any non-public information concerning AMD or any of our subsidiaries provided to any such person which was not previously provided to ATIC and WCH. “AMD Change of Control Proposal” means any proposal or offer made by any third person relating to a transaction between the third person and AMD, our stockholders or any of our subsidiaries with respect to (a) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving AMD in which AMD’s stockholders immediately prior to such transaction will own less than 50% of the voting securities of the surviving corporation outstanding immediately after such transaction, (b) any purchase of an equity interest (including by means of a tender or exchange offer) representing an amount equal to or greater than a 50% voting or economic interest in AMD, or (c) any purchase of assets, securities or ownership interests representing an amount equal to or greater than 50% of the consolidated assets of AMD and our subsidiaries taken as a whole (including stock of our subsidiaries).

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WCH Standstill Respecting AMD

For a period of five years (or sooner, if WCH and its transferees cease to own at least 10% of AMD’s voting securities), WCH, ATIC and their transferees and affiliates will not, without AMD’s consent, seek to acquire more than 22.5% of the voting securities of AMD, or initiate, or induce or attempt to induce any third person to initiate, any extraordinary corporate transaction involving AMD (including a merger, sale of assets, restructuring or liquidation), or to seek to or participate in any attempt to cause a change of control of the management or board of directors of AMD, or take any other similar actions, including a public announcement of any such plans, or advise, assist or encourage any other persons in connection with any of the foregoing.

ATIC and WCH also agree during such period not to request that AMD waive any of the foregoing provisions, although ATIC or WCH may ask AMD whether AMD would wish to entertain a proposal for the acquisition of AMD, but may not make such a proposal absent AMD’s affirmative response to such question. The standstill does not prevent ATIC or WCH from voting any securities at their sole discretion on matters submitted to the stockholders of AMD for a vote, or from voting in favor of, or tendering any AMD securities held by any of them into, any extraordinary transaction involving AMD or a substantial portion of its securities or assets.

WCH Transfer Restrictions on AMD Securities

Until such time WCH and its permitted transferees beneficially own, in the aggregate, less than 10% of the outstanding shares of our common stock, WCH and such permitted transferees may only resell shares of our common stock (i) in connection with a bona fide pledge or transfer in connection with a financing transaction secured by a pledge of WCH’s AMD common stock, (ii) by means of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or (iii) pursuant to Rule 144 promulgated under the Securities Act. Notwithstanding the foregoing, WCH or its permitted transferees may sell or transfer AMD common stock to any other permitted transferee.

Employees

The Foundry Company will extend, or will cause its applicable subsidiaries to extend, offers of employment to certain AMD employees (the “Transferred Employees”) at least 30 days prior to Closing and will hire, or cause its applicable subsidiaries to hire, such Transferred Employees effective as of Closing. The Foundry Company will be responsible for all liabilities, salaries, benefits and similar employer obligations that arise after Closing under The Foundry Company’s compensation and benefit plans and policies for all Transferred Employees.

Closing Conditions

The Closing is contingent upon the satisfaction by AMD of, or the waiver by ATIC and WCH of, among other things:

•	the absence of a breach of representations, warranties or covenants that would result in a material adverse effect on AMD or The Foundry Company;

•	receipt of material consents;

•	receipt of certain government approvals, including Hart Scott Rodino antitrust approval from the United States and merger control clearances from certain foreign regulatory authorities;

•	the absence of proceedings or litigation that would result in a material adverse effect on AMD or The Foundry Company;

•

that the economic incentives and subsidies currently made available to AMD and its subsidiaries by governmental authorities in the European Union, the Federal Republic of Germany or the State of Saxony and the State of New York remain available to The Foundry Company and its subsidiaries

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without financial penalty or change that would be materially adverse to The Foundry Company and its subsidiaries and no governmental authority has notified any party that such governmental authority intends to seek to terminate the availability of such economic incentives and subsidies, and that, with respect to The Foundry Company’s proposed facility in Saratoga County, New York, the economic development agreement between the State of New York and AMD will have been assigned to The Foundry Company, and The Foundry Company will have qualified for the same ongoing New York State tax benefits that have been previously approved for AMD;

•

receipt of notice from CFIUS to the effect that a review or investigation of the Transactions has been concluded and that a determination has been made that there are no unresolved U.S. national security concerns, or the lack of action by the President of the United States to block or prevent the consummation of the Transactions under Exon-Florio, with the applicable time period for the President to take such action having expired;

•	the receipt by ATIC of certain legal opinions by counsel to AMD;

•	the continuing effectiveness of AMD’s Participation Agreement with IBM;

•	the absence of an agreement or ongoing discussions with a third party regarding a change of control of AMD;

•	the absence of a material adverse effect on AMD or The Foundry Company since December 5, 2008;

•	the requisite AMD stockholder approval of the issuance of the Shares, the Warrants and the Warrant Shares under NYSE rules and regulations; and

•	the valid appointment or election of the representative designated by WCH to AMD’s board of directors, effective as of Closing.

Indemnification

The representations and warranties of AMD generally survive until the two-year anniversary of the Closing. AMD agrees to indemnify ATIC and The Foundry Company for, among other things, (i) any breach of a representation, warranty or covenant, (ii) any third-party claim arising out of any AMD action, condition or obligation occurring or existing prior to Closing, (iii) claims arising out of AMD’s Patent Cross-License Agreement with Intel Corporation, dated as of May 4, 2001 (as may be amended, the “Intel Patent Cross License Agreement”), and the Agreement between Intel Corporation and AMD dated October 1, 1976, as amended or supplemented to date, (iv) environmental claims relating to hazardous materials on the real property located in the towns of Malta and Stillwater, New York (commonly known as the Luther Forest Technology Campus) that is subject to an option agreement dated October 12, 2007 between AMD and the Luther Forest Technology Campus Economic Development Corporation, (v) environmental claims relating to hazardous materials on the Malta Rocket Fuel Area, a portion of the Luther Forest Technology Campus designated by the United States Environmental Protection Agency as a “Superfund” site, (vi) any amounts payable by The Foundry Company under guarantees related to indebtedness of certain transferred joint venture entities, (vii) any amounts payable by The Foundry Company or any of its subsidiaries following the Closing for the repayment of investment grants and subsidies received by AMD or any of its subsidiaries prior to the Closing if such repayment obligations relate to (A) a failure by AMD or any of its subsidiaries to make, prior to the Closing, capital expenditures required by such investment grants or subsidies or (B) a failure by AMD or any of its subsidiaries to maintain required fixed asset levels at or prior to the Closing and (viii) any retained liabilities. AMD’s liability for breaches of representations and warranties is capped at $700 million and AMD will have no such liability in the event that the aggregate amount of indemnifiable ATIC/The Foundry Company losses is less than $21 million. The Foundry Company agrees to indemnify AMD and ATIC for any breach of a covenant or agreement by The Foundry Company, for any assumed liabilities and for the operation of The Foundry Company and its assets following Closing.

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Termination/Break-up Fee

The Master Transaction Agreement may be terminated at any time prior to Closing:

•

by either ATIC or WCH in the event that a material adverse effect on AMD or The Foundry Company occurs, AMD has breached a representation or warranty of AMD in a manner that is likely to cause a material adverse effect on AMD or The Foundry Company, AMD has not complied with the covenants contained in the Master Transaction Agreement in such a way that it results in a material adverse effect on AMD or The Foundry Company or AMD is involved in a liquidation, bankruptcy or insolvency proceeding;

•	by any of AMD, ATIC or WCH if Closing has not occurred by March 7, 2009;

•	by any of AMD, ATIC or WCH in the event that any governmental authority has issued a final and nonappealable order to restrain, enjoin or render illegal the Transactions;

•	by ATIC or WCH upon a change of control of AMD;

•

by ATIC or WCH if representatives of the U.S. Department of the Treasury and/or any other lead agency designated by CFIUS for the Transactions (at least one of whom serves at the rank of Deputy Assistant Secretary or higher), acting on behalf of CFIUS, inform the parties either that CFIUS will refer the transaction to the President of the United States for decision, or that the CFIUS clearance would be conditioned upon certain mitigation agreements with CFIUS containing terms that are inconsistent with the provisions of the Master Transaction Agreement; or

•	by the mutual written consent of AMD, ATIC and WCH.

If the Master Transaction Agreement is terminated by reason of a change of control event of AMD or if a change of control of AMD occurs within 12 months of termination for other specified reasons, AMD will pay to WCH a fee of $50 million. If the Master Transaction Agreement is terminated because of a material breach by AMD of its non-solicitation covenant, then AMD will pay WCH $50 million plus WCH’s and ATIC’s respective expenses.

The foregoing description of the Master Transaction Agreement is qualified in its entirety by reference to the full text of the Master Transaction Agreement and the Amendment to Master Transaction Agreement, attached hereto as Exhibit A and Exhibit F, respectively.

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THE SHAREHOLDERS’ AGREEMENT

The rights and obligations of AMD and ATIC, as shareholders of The Foundry Company (each, a “Foundry Company Shareholder”), are set forth in the Shareholders’ Agreement.

Board of Directors

The Foundry Company board of directors (the “The Foundry Company Board”) will consist of eight directors, and, because AMD and ATIC each own 50% of the shares entitled to vote in the election of directors and pursuant to the Shareholders’ Agreement, AMD and ATIC will each be entitled to designate for nomination four directors. The 50/50 ownership of the voting shares and rights of each of AMD and ATIC to designate four directors will not change until the occurrence of the Reconciliation Event.

“Reconciliation Event” means the earlier of (i) such time when AMD has secured for The Foundry Company the right to make unlimited volumes of products, including microprocessors, for AMD and its subsidiaries, regardless of whether The Foundry Company is a “Subsidiary” or “Affiliate” of AMD for purposes of the Intel Patent Cross License Agreement, or (ii) such time when The Foundry Company Board determines that The Foundry Company no longer needs to be a “Subsidiary” of AMD as defined in Section 1.22 of the Intel Patent Cross License Agreement. For the avoidance of doubt, notwithstanding any provision of the Shareholders’ Agreement or any other document related to the Transactions, prior to the Reconciliation Event, The Foundry Company will in no event be under any obligation (contractually or otherwise) to directly or indirectly distribute more than 70% of its profits to any person or entity.

Only after a Reconciliation Event, the number of directors a Foundry Company Shareholder may designate will be adjusted as follows: (i) a Foundry Company Shareholder holding 30% or more but less than 40% of the fully diluted shares will be entitled to designate three directors; (ii) a Foundry Company Shareholder holding 20% or more but less than 30% of the fully diluted shares will be entitled to designate two directors; (iii) a Foundry Company Shareholder holding 10% or more but less than 20% of the fully diluted shares will be entitled to designate one director; and (iv) a Foundry Company Shareholder holding less than 10% of the fully diluted shares will have no right to designate any directors. To the extent the number of directors a Foundry Company Shareholder is entitled to nominate is reduced as a result of a decrease in such Foundry Company Shareholder’s ownership of The Foundry Company, then, so long as the other Foundry Company Shareholder owns at least a majority of the fully diluted shares of The Foundry Company, such other Foundry Company Shareholder will be entitled to designate all of the remaining directors.

Officers

The initial Chief Executive Officer of The Foundry Company will be Douglas Grose, and ATIC will designate the initial Chief Financial Officer. The other officers of The Foundry Company will be appointed by a committee of The Foundry Company Board. Hector de J. Ruiz will be Chairman of The Foundry Company Board, which is a non-director and non-voting position.

Voting

The share capital of The Foundry Company at the Closing will consist of (i) Class A Ordinary Shares (the “Class A Ordinary Shares”), of which two shares will be outstanding (one issued to each of AMD and ATIC); (ii) Class B Ordinary Shares (the “Class B Ordinary Shares”); (iii) Class A Preferred Shares (the “Class A Preferred Shares”) and (iv) Class B Preferred Shares (the “Class B Preferred Shares”). Prior to the Reconciliation Event, the Class A Preferred Shares, the Class B Preferred Shares and the Class B Ordinary Shares will be non-voting and only the Class A Ordinary Shares will have voting rights of one vote per Class A Ordinary Share. Following the Reconciliation Event, the Class A Ordinary Shares will be automatically redeemed and the voting rights of the Class A Preferred Shares, the Class B Preferred Shares and the Class B Ordinary Shares will be given effect.

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Certain Corporate Actions

The Foundry Company will not take certain actions unless all of the members of The Foundry Company Board approve such actions, which include, but are not limited to:

•

implementing material changes in the purpose or scope of The Foundry Company’s activities or engaging in any material activity unrelated to The Foundry Company’s business that materially adversely affects The Foundry Company’s ability to perform its obligations to AMD under the Wafer Supply Agreement;

•	changing the number of directors on The Foundry Company Board;

•	amending The Foundry Company’s charter or bylaws;

•

entering into certain change of control transactions or any sale of all or substantially all of the assets of The Foundry Company and its subsidiaries, other than to The Foundry Company or any of its subsidiaries or, following termination of the earliest of (i) the date that is 10 years after Closing, (ii) such time as the Abu Dhabi cluster is meeting certain wafer production volume requirements or (iii) the termination of the Transition Period (as such term is defined in the Funding Agreement) under the Funding Agreement (the “Restricted Period”), to a permitted transferee; provided, however, that any such transaction with a permitted transferee is on terms that are fair from a financial point of view to all Foundry Company Shareholders;

•

entering into certain acquisitions, joint ventures, transfers, sales or disposals of any assets with a value in excess of $25 million singly or $50 million in the aggregate, other than with The Foundry Company or any of its subsidiaries or, following termination of the Restricted Period, with a permitted transferee; provided, however, that any such transaction with a permitted transferee is on terms that are fair from a financial point of view to all Foundry Company Shareholders;

•	approving any material amendment, modification or revision to The Foundry Company’s initial five-year capital plan;

•	approving any annual business plan or any material amendment, modification or revision of any annual business plan;

•	issuing, repurchasing or redeeming any of The Foundry Company shares or other equity interest not reflected in the annual business plan, its Articles of Association or any incentive plan;

•	declaring dividends or other distributions to Foundry Company Shareholders;

•	entering into or amending the documents related to the Transactions, any incentive plan or any other Foundry Company contract worth more than $15 million;

•	selling, licensing, assigning, transferring or engaging in certain other activities with respect to The Foundry Company’s intellectual property;

•	prosecuting, commencing or settling litigation in excess of $10 million;

•	making any loan, investment or expenditure (or series of related expenditures) not reflected in the annual business plan involving more than $5 million singly or $10 million in the aggregate;

•

incurring certain indebtedness or subjecting any of The Foundry Company’s properties or assets to certain liens, claims or encumbrances which would result in an increase of 5% or more of the total indebtedness contemplated in the annual business plan;

•	consummating any public offering of securities;

•	appointing or terminating The Foundry Company’s Chief Executive Officer or Chief Financial Officer;

•	determining when the Reconciliation Event has occurred; and

•	entering into any related party transactions involving more than $25 million.

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In addition, the Shareholders’ Agreement provides that if any Foundry Company Shareholder (and its permitted transferees) owns at least 75% of the fully diluted shares of The Foundry Company, then such Foundry Company Shareholder will be entitled to resolve any deadlock of The Foundry Company Board with respect to certain actions, and if any Foundry Company Shareholder (and its permitted transferees) owns at least 90% of the fully diluted shares of The Foundry Company, then such Foundry Company Shareholder will be entitled to resolve any deadlock with respect to certain additional actions. Notwithstanding the foregoing, a Foundry Company Shareholder will never be entitled to break a Foundry Company Board deadlock with respect to:

•	changing the number of directors on The Foundry Company Board; or

•	determining when the Reconciliation Event has occurred.

In addition, prior to the Reconciliation Event, a Foundry Company Shareholder will also not be entitled to break a Foundry Company Board deadlock with respect to:

•	amending The Foundry Company’s charter or bylaws;

•	issuing, repurchasing or redeeming any of The Foundry Company shares or other equity interest not reflected in the annual business plan, its Articles of Association or any incentive plan; or

•	declaring dividends or other distributions to Foundry Company Shareholders,

if, in each such case, such action would cause The Foundry Company to fail to constitute a “Subsidiary” of AMD under the Intel Patent Cross License Agreement.

Transfer Restrictions

Class A Ordinary Shares. Each of AMD and ATIC will own one Class A Ordinary Share. Class A Ordinary Shares are the only voting securities of The Foundry Company prior to the Reconciliation Event. The Foundry Company Class A Ordinary Shares are non-transferable.

Other Foundry Company Securities. With respect to the other securities of The Foundry Company (Class A Preferred Shares, Class B Preferred Shares, the Class B Ordinary Shares and the Convertible Notes), no Foundry Company Shareholder may sell any of such Foundry Company securities, without the consent of the other Foundry Company Shareholder, if (i) prior to the Reconciliation Event, the sale of such securities would cause The Foundry Company to fail to constitute a “Subsidiary” of AMD under the Intel Patent Cross License Agreement, (ii) such sale is made to Intel or any of its affiliates or (iii) such sale is made to a competitor of The Foundry Company.

In addition, each Foundry Company Shareholder agrees not to sell, transfer or encumber any such Foundry Company securities prior to the Restricted Period.

The following transfers of such securities of The Foundry Company are exempt from the above transfer restrictions: (a) transfers with the prior written consent of the other Foundry Company Shareholder; (b) a transfer to a permitted transferee or to the other Foundry Company Shareholder; (c) the sale of up to 25% of a Foundry Company Shareholder’s fully diluted shares in an initial public offering of The Foundry Company (“IPO”); and (d) in each year following the IPO, the sale of up to 25% of a Foundry Company Shareholder’s fully diluted shares through a public offering or Rule 144 under the Securities Act. However, AMD’s rights to sell such securities of The Foundry Company as set forth in (c) and (d) above will be suspended until the Reconciliation Event has occurred.

Right of First Offer/Right of Last Look

Following the end of the Restricted Period, a Foundry Company Shareholder who wishes to sell securities of The Foundry Company to a third party must notify The Foundry Company and the other Foundry Company

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Shareholder of the offer, and the non-selling Foundry Company Shareholder will have 30 days to purchase the offered securities. In addition, a Foundry Company Shareholder cannot consummate a sale of securities of The Foundry Company to a third party without offering such securities for sale to the other Foundry Company Shareholder at least 10 business days prior to the contemplated consummation of the sale of such securities to the third party.

Tag-Along Rights

Following the end of the Restricted Period, no Foundry Company Shareholder may sell more than 10% of its fully diluted securities of The Foundry Company unless the other Foundry Company Shareholder is offered the right and option to sell the same percentage of securities held by it. This right terminates upon an IPO.

Drag-Along Rights

Following the end of the Restricted Period, if a Foundry Company Shareholder holding at least 75% of the fully diluted shares of The Foundry Company proposes to sell all of its securities of The Foundry Company to a third party, such Foundry Company Shareholder will have the right to require the other Foundry Company Shareholder to sell all of its securities of The Foundry Company to the third party for the same consideration and on the same terms. This right terminates upon an IPO.

AMD Change of Control

In the event of a change of control of AMD without ATIC’s prior written consent: (i) all transfer restrictions with respect to securities of The Foundry Company held by ATIC and its permitted transferees will terminate; (ii) if such change of control occurs prior to the IPO, ATIC will have the right to require The Foundry Company to consummate the IPO and to register ATIC’s securities of The Foundry Company in connection with such IPO; (iii) (A) ATIC will have a put right to sell all of its securities of The Foundry Company to AMD if the change of control occurs within 24 months of the Closing or (B) if the change of control occurs after the Reconciliation Event, ATIC will have the option to purchase all of the securities of The Foundry Company held by AMD and its permitted transferees, in each case at fair market value; (iv) until the end of 2013, as long as ATIC owns any securities of The Foundry Company, ATIC has the right to require AMD or any counterparty to an AMD change of control transaction to assume a portion of ATIC’s funding commitment under the Funding Agreement based on the percentage of fully diluted shares held by AMD on each “Funding Date” (as such term is defined in the Funding Agreement); and (v) as long as ATIC owns any securities of The Foundry Company, ATIC has the right to require any counterparty to an AMD change of control transaction to guarantee all of AMD’s obligations under the documents related to the Transactions.

Rights to Purchase New Shares

The Foundry Company must offer each Foundry Company Shareholder the right to purchase its pro rata share of any securities of The Foundry Company in the event The Foundry Company proposes to issue new shares to a third party. This right terminates upon an IPO.

Termination

The Shareholders’ Agreement may be terminated (i) upon dissolution of The Foundry Company, (ii) by the written agreement of all parties to the Shareholders’ Agreement, (iii) at the election of a Foundry Company Shareholder upon certain events of bankruptcy of the other Foundry Company Shareholder or (iv) with respect to any Foundry Company Shareholder, at such time a Foundry Company Shareholder ceases to own any securities of The Foundry Company.

The foregoing description of the Shareholders’ Agreement is qualified in its entirety by reference to the full text of the Shareholders’ Agreement, attached hereto as Exhibit B.

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THE FUNDING AGREEMENT

The Funding Agreement provides for the further funding of The Foundry Company. Pursuant to the Funding Agreement, ATIC has committed to additional equity funding of a minimum of $3.6 billion and up to $6.0 billion over the five years after the Closing.

Annual Business Plan

The Foundry Company management team must present its annual business plan (the “Annual Business Plan”) to The Foundry Company Board for approval on or prior to mid-November of each fiscal year, which date will be prior to the end of the seventh fiscal week of the fourth fiscal quarter of The Foundry Company. The Annual Business Plan must include estimates of the sources and uses of funds necessary to conduct The Foundry Company’s business by fiscal quarter as well as estimated third-party debt financing. In the event The Foundry Company Board does not approve the Annual Business Plan within a certain time frame, the Funding Agreement sets forth procedures by which a resolution to any deadlock may be obtained, and the conditions under which ATIC may continue its funding commitments despite the deadlock.

Cash Reserve

The Foundry Company must maintain a cash reserve amount equal to at least $1 billion at all times during the term of the Funding Agreement, provided, however, that this requirement shall no longer apply upon the earlier of (i) The Foundry Company entering into a Transition Period (as defined below) or (ii) the end of Phase II (as defined below).

Funding

At each equity funding, the equity securities to be issued by The Foundry Company will consist of 20% of Class A Preferred Shares and 80% of Class B Preferred Shares. See “Description of The Foundry Company Share Capital” elsewhere in this proxy statement. Under certain circumstances, The Foundry Company will issue convertible notes to ATIC in lieu of Class A and Class B Preferred Shares. See “Description of Foundry Company Convertible Subordinated Notes” elsewhere in this proxy statement. The aggregate amount of equity funding to be provided by the Foundry Company Shareholders in any fiscal year depends on the time period of such funding (Phase I, II or III) and the amounts set forth in the five-year capital plan of The Foundry Company. The Phases are defined as follows:

•	Phase I: the period commencing on the date of the Funding Agreement and ending on the last day of the fiscal year ending in 2010.

•	Phase II: the period commencing the first day of the fiscal year ending in 2011 and ending the last day of the fiscal year ending in 2013.

•	Phase III: the period commencing the first day of the fiscal year ending in 2014 and ending on the date the Funding Agreement is terminated pursuant to the terms thereof.

The Foundry Company is required to obtain specified third-party debt in any given fiscal year, as set forth in the five-year capital plan. To the extent that The Foundry Company obtains more than the specified amount of third-party debt, ATIC may reduce its funding commitment accordingly. To the extent that The Foundry Company is not able to obtain the full amount of third-party debt, ATIC is not obligated to make up the difference.

AMD will have the right, but not the obligation, to provide additional capital funding to The Foundry Company in response to future capital calls on a pro rata basis with ATIC. To the extent that AMD chooses not to participate in an equity funding, subject to the satisfaction of certain conditions to funding, ATIC is obligated to purchase all of the securities of The Foundry Company in such equity funding that AMD was entitled to purchase.

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Conditions to Funding

ATIC’s obligation to provide funding is subject to certain conditions, including, among other things, the accuracy, in all material respects, of The Foundry Company’s representations and warranties in the Funding Agreement, the absence of a material adverse effect of The Foundry Company, the absence of a material adverse effect on AMD that could reasonably be expected to materially and adversely affect AMD’s performance of its obligations under the Wafer Supply Agreement, and the absence of a material breach or default by The Foundry Company or AMD under the provisions of any document related to the Transactions (the “General Funding Conditions”).

With respect to Phase I, ATIC’s obligation to provide funding is subject to certain additional conditions, including, among other things: (i) the continuing effectiveness of AMD’s IBM Participation Agreement; (ii) the availability of New York and Dresden subsidies in amounts not materially different than contemplated in the five-year capital plan; and (iii) if the Reconciliation Event has not occurred, AMD’s continuing compliance with its covenants under the Shareholders’ Agreement with respect to the Intel Patent Cross License Agreement (the “Phase I Funding Conditions”).

With respect to Phase II, in addition to the conditions for Phase I, ATIC’s obligation to provide funding is subject to certain additional conditions, including, among other things: (i) AMD will have secured for The Foundry Company “AMD-specific Have Made” rights (defined as the right of AMD to have unlimited volumes of products, including microprocessors, made for AMD and its subsidiaries by The Foundry Company); (ii) The Foundry Company will have achieved targets for cumulative revenue and cumulative gross margin; and (iii) The Foundry Company will have achieved certain strategic milestones relating to the groundbreaking and build out of the Abu Dhabi fab and to AMD technology and the timing of the receipt by The Foundry Company of third party customer interest and revenue (the “Phase II Funding Conditions”).

With respect to Phase III, in addition to the conditions for Phase I, ATIC’s obligation to provide funding is subject to the approval of the Annual Business Plan for the applicable fiscal year.

Annual Business Plan Deadlock Resolution

In the event the Foundry Company Shareholders have not approved the proposed Annual Business Plan on or prior to December 23rd of the fiscal year in which the proposed Annual Business Plan was submitted to The Foundry Company Board (a “Business Plan Deadlock”), the following resolution procedures will apply:

Phase I Business Plan Deadlock. In the event of a Business Plan Deadlock as a result of not being able to approve the Annual Business Plan for the fiscal year ending in 2010, ATIC will be obligated to, and AMD may if it elects to, continue to fund at the original funding level set forth in the five-year capital plan (the “Original Funding Level”), through the end of Phase I, subject to the satisfaction or waiver of the General Funding Conditions and the Phase I Funding Conditions. If at the end of such fiscal year, the Annual Business Plan for the fiscal year ending in 2011 is approved in accordance with the Funding Agreement and the Shareholders’ Agreement, then funding will be at the Original Funding Level, subject to the satisfaction or waiver of the General Funding Conditions and the Phase I Funding Conditions. If at the end of such fiscal year, the Annual Business Plan for the Fiscal Year ending in 2011 is not so approved, then the provisions for Phase II Business Plan Deadlock will apply.

Phase II Business Plan Deadlock. In the event of a Business Plan Deadlock with respect to any fiscal year of Phase II, ATIC will continue to provide funding in an amount at least equal to an amount which is intended to be sufficient to both (i) continue to meet AMD’s volume requirements as set forth in the Wafer Supply Agreement and (ii) continue to build out both Fab 38 in Dresden and Fab 4x in New York to the capacities required to ensure continued availability of 100% of the Dresden and New York subsidies (such amount not to exceed $3.582 billion) (the “Minimum Funding Level”) and up to the Original Funding Level, subject to satisfaction or waiver of the General Funding Conditions and the Phase II Funding Conditions, until either

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(A) approval of the Annual Business Plan, in which case ATIC’s funding commitment will revert to the Original Funding Level, subject to satisfaction or waiver of General Funding Conditions and the Phase II Funding Conditions, or (B) ATIC notifies The Foundry Company that it has elected to have The Foundry Company enter into the transition period, which is the period beginning on the date of ATIC’s election to have The Foundry Company enter into the transition period and ending on the later of (x) 12 months after such date and (y) the last day of fiscal year ending in 2013 (the “Transition Period”), in which case the Transition Period Business Plan Deadlock provisions (as set forth below) will become effective immediately upon such notice. In the event ATIC does not elect to have The Foundry Company enter into the Transition Period, ATIC will provide The Foundry Company with notice of the amount of funding ATIC is committing to fund for the following fiscal quarter, The Foundry Company will include such amount in any funding notice delivered with respect to such following fiscal quarter, and the general funding procedures set forth in the Funding Agreement will otherwise continue to apply.

Phase III Business Plan Deadlock. In the event of a Business Plan Deadlock with respect to any fiscal year of Phase III, ATIC will continue to provide funding in an amount at least equal to an amount sufficient to meet AMD’s MPU volume requirements for such period (the “Transition Funding Level”) and up to an amount equal to an amount sufficient to meet AMD’s MPU volume requirements for such fiscal year as set forth in the Wafer Supply Agreement, including additional funding up to, at ATIC’s election (i) the level of funding as set forth in the most recently approved Annual Business Plan or (ii) the level of funding sufficient to continue to build out the next fabs after Fab 4x, subject to satisfaction or waiver of the General Funding Conditions and the Phase III Funding Conditions (other than the approval of the Annual Business Plan), until either (A) approval of the Annual Business Plan, in which case ATIC’s funding commitment will revert to the level set forth in such approved Annual Business Plan, subject to satisfaction or waiver of the General Funding Conditions and the Phase III Funding Conditions, or (B) ATIC notifies The Foundry Company that it has elected to have The Foundry Company enter into the Transition Period, in which case the Transition Period Business Plan Deadlock provisions (as set forth below) will become effective immediately upon such notice.

Transition Period Business Plan Deadlock. If ATIC elects to have The Foundry Company enter into the Transition Period: (i) prior to any request for equity funding from the Foundry Company Shareholders, The Foundry Company’s management must first comply with the provisions relating to third-party debt financing set forth in the Funding Agreement; (ii) general funding procedures set forth in the Funding Agreement continue to apply; (iii) ATIC will only be obligated to provide funding through the Transition Period at the Minimum Funding Level in the case of a Transition Period during Phase II and at the Transition Funding Level in the case of a Transition Period during Phase III, in each case subject to the satisfaction or waiver of the General Funding Conditions and the Phase I Funding Conditions on or prior to any funding date; (iv) the Foundry Company Shareholders will jointly pursue, in good faith, transition options during the Transition Period, including without limitation, winding-down, selling or liquidating The Foundry Company; and (v) upon termination of the Transition Period, ATIC will have the option to purchase in cash any or all securities of The Foundry Company held by AMD and its permitted transferees at a price equal to their fair market value.

Termination

The Funding Agreement will terminate upon the earlier of (i) a written agreement by the parties and (ii) the termination of the Transition Period.

The foregoing description of the Funding Agreement is qualified in its entirety by reference to the full text of the Funding Agreement, attached hereto as Exhibit C.

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THE WAFER SUPPLY AGREEMENT

AMD will purchase products manufactured by The Foundry Company pursuant to the terms of the Wafer Supply Agreement.

AMD Purchase Commitments

MPU Products. AMD will purchase all of its and its subsidiaries’ microprocessor unit (“MPU”) products from The Foundry Company sales subsidiaries, subject to limited exceptions. Notwithstanding the foregoing, if AMD acquires a third-party business that manufactures MPU products, AMD will have up to two years to transition the manufacture of such MPU products to The Foundry Company. Additionally, AMD and its subsidiaries may use another foundry company as a second source for certain of its quarterly MPU product wafer requirements, and may source additional amounts from such foundry company to the extent The Foundry Company is unable to deliver products to AMD sufficient to meet AMD’s material customer commitments. AMD’s ability to source MPU requirements with such foundry company terminates: (i) upon the occurrence of a specified event; or (ii) subject to a wind-down period, if such foundry company undergoes a change of control resulting in another entity controlling a majority of such company’s assets or equity interests related to the manufacture of products on behalf of AMD.

GPU Products. Once The Foundry Company establishes a 32 nm qualified process, AMD will purchase from The Foundry Company sales entities, where competitive, specified percentages of its and its subsidiaries’ graphics processor unit (“GPU”) requirements, which percentage will increase linearly over a five-year period. AMD agrees not to sell, transfer or dispose of all or substantially all of its or its subsidiaries’ assets related to GPU products and related technology to any third party without The Foundry Company’s consent, unless the transferee agrees to be bound by the terms of the Wafer Supply Agreement, including its minimum purchase obligations, where competitive, with respect to GPU products.

The Foundry Company Capacity Commitment

After reviewing forecasts provided by AMD, as agreed by the parties, The Foundry Company will allocate such additional capacity sufficient to produce the MPU product volumes set forth in rolling, binding forecasts. The parties will establish capacity requirements in advance for GPU products. The Foundry Company will use commercially reasonable efforts to fill any capacity allocated to but unutilized by AMD with production for third parties so as to offset and reduce AMD’s fixed cost reimbursement obligations to The Foundry Company; provided that such efforts will not be required if there exists any unutilized capacity that has not been allocated to AMD.

Management

A partnership committee comprised of an equal number of members appointed by each party will manage the relationship. Unresolved disputes will be escalated to executive officers of each party for resolution.

Sort Services

At AMD’s request, The Foundry Company will provide sort services to AMD on a product by product basis. Sort equipment for MPU products will be assigned to The Foundry Company on the effective date; in the event any sort equipment is no longer usable to provide sort services to AMD or The Foundry Company’s other customers, The Foundry Company will dispose of such equipment and the parties will determine the amount reimbursable to The Foundry Company or AMD. Additional AMD equipment may be consigned, and AMD will bear all the maintenance and operational costs for such equipment.

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Pricing

The price for MPU products is related to a certain percentage of The Foundry Company’s MPU-specific total cost of goods sold. The price for GPU products will be determined on a product-by-product basis by the parties. AMD will also be responsible for certain other cost reimbursements to The Foundry Company.

Indemnification

The Foundry Company provides AMD and its affiliates, officers, directors, employees, agents, successors and assigns with an intellectual property infringement indemnity covering The Foundry Company’s method of manufacturing the products, except for the methods specifically transferred to The Foundry Company on the effective date. AMD provides The Foundry Company and its affiliates, officers, directors, employees, agents, successors and assigns with an intellectual property infringement indemnity covering The Foundry Company’s manufacture of wafers for AMD in compliance with any AMD product designs or specifications, use of AMD’s equipment, materials, methods and technologies as used by AMD immediately prior to the effective date, and use of property furnished by AMD in accordance with applicable standards and instructions.

Intellectual Property

AMD grants The Foundry Company and applicable The Foundry Company subsidiaries and any permitted assignees a non-exclusive, non-transferable, royalty-free right and license to: (i) make products and import and sell such products to AMD; and (ii) reproduce any documentation provided by AMD to enable The Foundry Company to manufacture such products for AMD.

Term; Termination

The Wafer Supply Agreement will be in effect no longer than 15 years after the Closing. The Wafer Supply Agreement may be terminated at any time upon mutual written consent and may expire earlier upon the occurrence of certain events. The Wafer Supply Agreement may also be terminated if and when a business plan deadlock exists and ATIC elects to enter into a transition period pursuant to the Funding Agreement. The Foundry Company will use commercially reasonable efforts to assist AMD to transition the supply of products to another provider, and continue to fulfill purchase orders for up to two years following the termination or expiration of the Wafer Supply Agreement. During such transition period, pricing for MPU products will remain as set forth in the Wafer Supply Agreement, but AMD’s purchase commitments to The Foundry Company will no longer apply.

The foregoing description of the Wafer Supply Agreement is qualified in its entirety by reference to the full text of the Wafer Supply Agreement, attached hereto as Exhibit D.

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AGREEMENTS RELATED TO INTELLECTUAL PROPERTY

In connection with the Transactions, AMD and The Foundry Company will also enter into intellectual property related arrangements.

Patent Cross License Agreement

Pursuant to a Patent Cross License Agreement (the “Patent Cross License Agreement”), AMD and The Foundry Company will each grant to the other a non-exclusive license under patents which were filed by a party (or are otherwise acquired by a party) within a certain number of years following the effective date of the Patent Cross License Agreement. AMD and The Foundry Company are also entering into arrangements under which all issued patents and pending patent applications of AMD and its subsidiaries (other than patents and applications owned by ATI Technologies LLC and its wholly owned subsidiaries) will be divided between AMD and The Foundry Company. The Foundry Company will take ownership of its allocation of patents and applications subject to pre-existing rights, licenses or immunities granted to third parties relating to such patents and applications. The patents and patent applications owned by each party after the division will be licensed to the other party pursuant to the Patent Cross License Agreement.

Non-Patent Intellectual Property and Technology Transfer Agreement

Pursuant to a Non-Patent Intellectual Property and Technology Transfer Agreement, AMD will assign to The Foundry Company all of its right, title and interest in technology and non-patent intellectual property rights used exclusively in the manufacture, sorting and/or intermediate (WIP) testing of semiconductor products. Technology and non-patent intellectual property rights used exclusively in the design and/or post-delivery testing of semiconductor products will be retained by AMD. Technology and non-patent intellectual property rights used both in the manufacture, sorting and/or intermediate (WIP) testing of semiconductor products and in the design and/or post-delivery testing of semiconductor products will be jointly owned by AMD and The Foundry Company.

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DESCRIPTION OF THE FOUNDRY COMPANY CONVERTIBLE SUBORDINATED NOTES

At Closing, in consideration for ATIC’s cash contribution to The Foundry Company, The Foundry Company will issue convertible subordinated notes convertible into Class A Preferred Shares (the “Class A Convertible Notes”) and Class B Preferred Shares (the “Class B Convertible Notes”) to ATIC. In addition, prior to the Reconciliation Event, to the extent that the issuance of any securities to ATIC in connection with an equity funding of The Foundry Company would cause The Foundry Company to fail to constitute a “Subsidiary” of AMD, as such term is defined in the Intel Patent Cross License Agreement, The Foundry Company will instead issue to ATIC (i) additional Class A Convertible Notes in an aggregate principal amount equal to the aggregate purchase price for the Class A Preferred Shares that would have been issued to ATIC but for such provision, and (ii) additional Class B Convertible Notes in an aggregate principal amount equal to the aggregate purchase price for the Class B Preferred Shares that would have been issued to ATIC but for such provision. The principal terms of the Class A Convertible Notes and the Class B Convertible Notes are set forth below.

Class A Convertible Notes

Interest. The Class A Convertible Notes accrue interest at a rate of 4% per annum, compounded semiannually, and payable semiannually in additional Class A Convertible Notes.

Maturity. The Class A Convertible Notes mature upon the later of (i) 10 years from the date of issuance or (ii) the date of the Reconciliation Event.

Security. The Class A Convertible Notes are the unsecured obligations of The Foundry Company.

Ranking. The Class A Convertible Notes will constitute a subordinated obligation of The Foundry Company and will rank subordinated in right of payment to any current or future senior indebtedness of The Foundry Company.

Redemption. The Class A Convertible Notes are not redeemable by The Foundry Company without the noteholder’s consent.

Conversion. The Class A Convertible Notes are convertible, in whole or in part, in multiples of $1,000, into The Foundry Company Class A Preferred Shares at the option of the holder at any time prior to the close of business on the business day immediately preceding the maturity date , at the Conversion Ratio (as defined below) in effect on the date of conversion, if (i) such conversion would not cause The Foundry Company to fail to constitute a “Subsidiary” of AMD under the Intel Patent Cross License Agreement or (ii) the Reconciliation Event has occurred.

On or after the Reconciliation Event, the Class A Convertible Notes will automatically convert into Class A Preferred Shares of The Foundry Company upon the earlier of (i) a Foundry Company IPO, (ii) certain change of control transactions of The Foundry Company or (iii) the close of business on the business day immediately preceding the maturity date.

The “Conversion Ratio” for each $1,000 principal amount of Class A Convertible Notes will be a number obtained by dividing (1) $1,000 by (2) the applicable Class A Convertible Notes Conversion Price (as hereinafter defined) in effect at the time of conversion. The “Class A Convertible Notes Conversion Price” will initially be the per share price of the Class A Preferred Shares at the time the Class A Convertible Note was issued, subject to customary anti-dilution adjustments. The Foundry Company will deliver cash in lieu of any fractional shares upon conversion.

Events of Default. The following constitute an event of default under the Class A Convertible Notes:

•	any default in the payment of principal or interest on the Class A Convertible Notes;

•	any default in the delivery of Class A Preferred Shares upon the conversion of any Class A Convertible Notes, which default has not been cured within 10 days;

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•	the liquidation, dissolution or winding up of The Foundry Company; or

•	certain events of bankruptcy or insolvency.

If an event of default occurs and is continuing, then the outstanding principal amount of the Class A Convertible Notes, together with any accrued and unpaid interest, will become immediately due and payable at the request of the holder.

Class B Convertible Notes

Interest. The Class B Convertible Notes accrue interest at a rate of 11% per annum, compounded semiannually, and payable semiannually in additional Class B Convertible Notes.

Maturity. The Class B Convertible Notes mature upon the later of (i) 10 years from the date of issuance or (ii) the date of the Reconciliation Event.

Security. The Class B Convertible Notes are the unsecured obligations of The Foundry Company.

Ranking. The Class B Convertible Notes will constitute a subordinated obligation of The Foundry Company and will rank subordinated in right of payment to any current or future senior indebtedness of The Foundry Company.

Redemption. The Class B Convertible Notes are not redeemable by The Foundry Company without the noteholder’s consent.

Conversion. The Class B Convertible Notes are convertible, in whole or in part, in multiples of $1,000, into The Foundry Company Class B Preferred Shares at the option of the holder at any time prior to the close of business on the business day immediately preceding the maturity date, at the Conversion Ratio (as defined below) in effect on the date of conversion, if (i) such conversion would not cause The Foundry Company to fail to constitute a “Subsidiary” of AMD under the Intel Patent Cross License Agreement or (ii) the Reconciliation Event has occurred.

On or after the Reconciliation Event, the Class B Convertible Notes will automatically convert into The Foundry Company Class B Preferred Shares upon the earlier of (i) a Foundry Company IPO, (ii) certain change of control transactions of The Foundry Company or (iii) the close of business on the business day immediately preceding the maturity date.

The “Conversion Ratio” for each $1,000 principal amount of Class B Convertible Notes will be a number obtained by dividing (1) $1,000 by (2) the applicable Class B Convertible Notes Conversion Price (as hereinafter defined) in effect at the time of conversion. The “Class B Convertible Notes Conversion Price” will initially be the per share price of the Class B Preferred Shares at the time the Class B Convertible Note was issued, subject to customary anti-dilution adjustments. The Foundry Company will deliver cash in lieu of any fractional shares upon conversion.

Events of Default. The following constitute an event of default under the Class B Convertible Notes:

•	any default in the payment of principal or interest on the Class B Convertible Notes;

•	any default in the delivery of Class B Preferred Shares upon the conversion of any Class B Convertible Notes, which default has not been cured within 10 days;

•	the liquidation, dissolution or winding up of The Foundry Company; or

•	certain events of bankruptcy or insolvency.

If an event of default occurs and is continuing, then the outstanding principal amount of the Class B Convertible Notes, together with any accrued and unpaid interest, will become immediately due and payable at the request of the holder.

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DESCRIPTION OF THE FOUNDRY COMPANY SHARE CAPITAL

Class A Ordinary Shares

The Foundry Company will issue two Class A Ordinary Shares, one to each of AMD and ATIC. The Class A Ordinary Shares will carry one vote each and will be the only voting securities of The Foundry Company prior to the Reconciliation Event. Following the Reconciliation Event, the Class A Ordinary Shares will be redeemed by The Foundry Company. The Class A Ordinary Shares are non-transferable.

Class B Ordinary Shares

The Foundry Company will issue Class B Ordinary Shares at the Closing. The Class B Ordinary Shares will be non-voting until the Reconciliation Event. Following the Reconciliation Event, each holder of Class B Ordinary Shares will be entitled to one vote per Class B Ordinary Share.

Class A Preferred Shares

The Class A Preferred Shares to be issued by The Foundry Company in connection with any equity funding under the Funding Agreement will have the following principal terms:

Ranking. The Class A Preferred Shares will rank senior in right of payment to the Ordinary Shares of The Foundry Company and junior in right of payment to the Class B Preferred Shares of The Foundry Company for purposes of dividends, distributions and upon a Liquidation Event (as defined below).

Accretion. The Class A Preferred Shares will not be entitled to any dividend or pre-determined accretion in value.

Liquidation Preference. In the event of the liquidation, dissolution or winding up of The Foundry Company (a “Liquidation Event”), each Class A Preferred Share will be entitled to receive, after the distribution to the holders of the Class B Preferred Shares but prior to any distribution to the holders of Ordinary Shares, out of the remaining assets of The Foundry Company, if any, an amount equal to the initial purchase price per share of the Class A Preferred Shares. Upon completion of the above distributions to the holders of Preferred Shares, all of the remaining assets of The Foundry Company, if any, will be distributed pro rata among the holders of Ordinary Shares.

Conversion. Each Class A Preferred Share will be convertible, at the option of the holder thereof, into Class B Ordinary Shares at the then applicable Class A Conversion Rate (as hereinafter defined) upon a Liquidation Event. Each Class A Preferred Share will automatically convert into Class B Ordinary Shares at the then applicable Class A Conversion Rate upon the earlier of (i) a Foundry Company IPO or (ii) a change of control transaction of The Foundry Company. The “Class A Conversion Rate” will initially be 100 Class B Ordinary Shares for each Class A Preferred Share converted, subject to customary anti-dilution adjustments.

Redemption. The Class A Preferred Shares will not be redeemable by The Foundry Company.

Voting Rights. The Class A Preferred Shares will be non-voting until the Reconciliation Event. Following the Reconciliation Event, each Class A Preferred Share will vote on an as-converted basis with the Ordinary Shares, voting together as a single class, with respect to any question upon which holders of Ordinary Shares have the right to vote.

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Class B Preferred Shares

The Class B Preferred Shares to be issued by The Foundry Company in connection with any equity funding will have the following principal terms:

Ranking. The Class B Preferred Shares will rank senior in right of payment to all other classes or series of equity securities of The Foundry Company for purposes of dividends, distributions and upon a Liquidation Event.

Accretion. Each Class B Preferred Share will be deemed to accrete in value at a rate of 12% per year, compounded semiannually, of the initial purchase price per such share (the sum of the initial purchase price per such share plus the amount of value accreted on such share is hereinafter referred to as the “Accreted Value”). Such Accreted Value will accrue daily from and after the issue date of such share and will be taken into account upon certain distributions to the holders of Class B Preferred Shares.

In the event that the aggregate Accreted Value in respect of all Class B Preferred Shares held by ATIC, when taken together with any Class A Preferred Shares held by ATIC, would cause the aggregate economic interest of ATIC in The Foundry Company to exceed thresholds required for The Foundry Company to remain a “Subsidiary” of AMD under the Intel Patent Cross License Agreement, such excess amount of the Accreted Value will be converted into Class B Convertible Notes that will only be payable in the event that Accreted Value is actually paid in the form of cash or Ordinary Shares and that any such payment does not cause the economic interest thresholds required for the Foundry Company to remain a “Subsidiary” of AMD under the Intel Patent Cross License Agreement to be exceeded.

Liquidation Preference. In the event of a Liquidation Event, each Class B Preferred Share will be entitled to receive, prior to any distribution to the holders of any other classes or series of equity securities, an amount equal to the Accreted Value of such share. Upon completion of the above distribution to the holders of Class B Preferred Shares, each Class A Preferred Share will be entitled to receive its liquidation preference amount out of any remaining assets of The Foundry Company. Upon completion of the above distributions to the holders of Preferred Shares, all of the remaining assets of The Foundry Company, if any, will be distributed pro rata among the holders of Ordinary Shares.

Conversion. Each Class B Preferred Share will be convertible, at the option of the holder thereof, into Class B Ordinary Shares at the then applicable Class B Conversion Rate (as hereinafter defined) upon a Liquidation Event. Each Class B Preferred Share will automatically convert into Class B Ordinary Shares at the then applicable Class B Conversion Rate upon the earlier of (i) a Foundry Company IPO or (ii) a change of control transaction of The Foundry Company. The “Class B Conversion Rate” will initially be 100 Class B Ordinary Shares for each Class B Preferred Share converted, subject to customary anti-dilution adjustments. Notwithstanding the foregoing, if the resulting fair market value of the Class B Ordinary Shares to be received upon such conversion would be less than the Accreted Value of such Class B Preferred Share, then the holder of such Class B Preferred Share will receive additional Class B Ordinary Shares upon such conversion in order to cause the fair market value of the total amount of Class B Ordinary Shares to be received upon such conversion to equal the Accreted Value of such Class B Preferred Share.

Redemption. The Class B Preferred Shares will not be redeemable by The Foundry Company.

Voting Rights. The Class B Preferred Shares will be non-voting until the Reconciliation Event. Following the Reconciliation Event, each Class B Preferred Share will vote on an as-converted basis with the Ordinary Shares, voting together as a single class, with respect to any question upon which holders of Ordinary Shares have the right to vote.

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DESCRIPTION OF AMD COMMON STOCK

Pursuant to the Master Transaction Agreement, we will sell and issue, and WCH will purchase 58,000,000 shares of our common stock and warrants to purchase 35,000,000 shares of our common stock at an exercise price of $0.01 per share (as adjusted pursuant to the terms of the Warrants) for an aggregate purchase price equal to (a) 58,000,000 multiplied by (b) the lesser of (A) the average of the closing prices per share of our common stock on the NYSE for the 20 trading days immediately prior to and including December 12, 2008 and (B) the average of the closing prices per share of our common stock on the NYSE for the 20 trading days immediately prior to the closing date of the Transactions.

Our authorized capital stock consists of 1,500,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, $0.10 par value per share. As of January 15, 2009, 608,725,020 shares of common stock were issued and outstanding. There are no shares of preferred stock issued and outstanding.

The holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders, including the election of directors. Stockholders are not entitled to cumulative voting rights, and, accordingly, the holders of a majority of the shares voting for the election of directors can elect the entire board if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any person to the board of directors.

The holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by the board of directors, in its discretion, from funds legally available therefor and subject to prior dividend rights of holders of any shares of preferred stock which may be outstanding. However, the terms of certain of our borrowing arrangements restrict our ability to declare or pay dividends on our common stock in certain circumstances. Upon liquidation or dissolution of the company subject to prior liquidation rights of the holders of preferred stock, the holders of common stock are entitled to receive on a pro rata basis the remaining assets of the company available for distribution. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All outstanding shares of common stock are fully paid and non-assessable.

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DESCRIPTION OF THE WARRANTS

Pursuant to the Master Transaction Agreement, we will sell and issue, and WCH will purchase 58,000,000 shares of our common stock and warrants to purchase 35,000,000 shares of our common stock at an exercise price of $0.01 per share (as adjusted pursuant to the terms of the Warrants) for an aggregate purchase price equal to (a) 58,000,000 multiplied by (b) the lesser of (A) the average of the closing prices per share of our common stock on the NYSE for the 20 trading days immediately prior to and including December 12, 2008 and (B) the average of the closing prices per share of our common stock on the NYSE for the 20 trading days immediately prior to the closing date of the Transactions.

The following is a summary of the material terms and provisions of the Warrants.

Exercise of Warrants. The Warrants will be exercisable in whole or in part at the option of the warrantholder at any time after the earlier of (i) public ground-breaking of the New York wafer fab and (ii) 24 months from the date of their issuance; provided, however, that upon an AMD Change of Control Transaction (as hereinafter defined), the Warrants will become immediately exercisable and will automatically be exercised through a cashless exercise. “AMD Change of Control Transaction” means a transaction or a series of transactions with or among any third person, on the one hand, and AMD, its stockholders or any of its subsidiaries, on the other hand, with respect to (A) a consolidation or merger or similar transaction of AMD in which AMD stockholders immediately prior to such transaction own less than 50% of the voting securities of the surviving corporation outstanding immediately after such transaction, (B) any purchase of an equity interest resulting in any third person beneficially owning greater than a 50% voting or economic interest in AMD or (C) any purchase of assets, securities or ownership interests resulting in any third person owning greater than 50% of the consolidated assets of AMD and its subsidiaries taken as a whole.

The warrantholder may exercise the Warrants by delivery to AMD of a written notice of its intent to exercise the Warrants. The warrantholder then will purchase through a cashless exercise, and AMD will issue, such number of Warrant Shares indicated in such notice five business days after the delivery of such notice to AMD. Notwithstanding the foregoing, no notice of exercise will be required in connection with the automatic exercise of the Warrants upon an AMD Change of Control Transaction. In the case of an automatic exercise upon an AMD Change of Control Transaction, the warrantholder will purchase, and AMD will issue, the total number of Warrant Shares purchasable under the Warrants through a cashless exercise.

Exercise Price of the Warrants. The Warrants will be exercisable for common stock at a purchase price of $0.01 per share of common stock (as adjusted pursuant to the terms of the Warrants).

Adjustments for Stock Splits and Combinations. If we at any time or from time to time after the date on which the Warrants were first issued (or, if any Warrant was issued upon partial exercise of, or in replacement of, another warrant of like tenor, then the date on which such original warrant was first issued) (either such date being referred to as the “Original Issue Date”) effect a subdivision of our outstanding common stock, the number of shares of common stock issuable upon exercise of the Warrants will be proportionately increased. If we at any time or from time to time after the Original Issue Date combine the outstanding shares of our common stock, the number of shares of common stock issuable upon exercise of the Warrants will be proportionately decreased.

Adjustment for Dividends and Distributions in Common Stock. In the event we at any time or from time to time after the Original Issue Date make or issue, or fix a record date for the determination of holders of our common stock entitled to receive, a dividend or other distribution payable in additional shares of our common stock, then and in each such event the number of shares of common stock issuable upon exercise of the Warrants will be adjusted as of the time of such issuance or, in the event such a record date will have been fixed, as of the close of business on such record date, so that, after giving effect to such adjustment, each holder of a Warrant will be entitled to receive an additional number of shares of our common stock upon exercise that such holder would have been entitled to receive had such Warrant been exercised immediately prior to such event.

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Notwithstanding the foregoing, if such record date has been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the number of shares of common stock issuable upon exercise of the Warrants will be recomputed accordingly as of the close of business on such record date and thereafter the number of shares of common stock issuable upon exercise of the Warrants will be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

Adjustment for Other Dividends and Distributions. In the event we at any time or from time to time after the Original Issue Date make or issue, or fix a record date for the determination of holders of our common stock entitled to receive, a dividend or other distribution payable in our securities (other than a distribution of shares of our common stock) or in cash or other property, then and in each such event the number of shares of common stock issuable upon exercise of each Warrant will be increased as of the time of such issuance or, in the event such a record date has been fixed, as of the close of business on such record date, to a number determined by multiplying the number of shares of common stock issuable upon exercise of such Warrant immediately prior to such event by a fraction, the numerator of which will be the Current Market Value (as defined below) per share of common stock on the date of such event, and the denominator of which will be such Current Market Value per share of common stock less the fair market value (as determined in the reasonable good faith discretion of our board of directors) of such securities, cash or other property to be distributed with respect to each share of common stock on the date of such event. “Current Market Value” will mean the average of the daily closing prices on the NYSE of our common stock over the ten consecutive trading day period ending on the business day immediately preceding such event.

Notwithstanding the foregoing, if such record date has been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the number of shares of common stock issuable upon exercise of the Warrants will be recomputed accordingly as of the close of business on such record date and thereafter the number of shares of common stock issuable upon exercise of the Warrants will be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

Adjustment for Reclassification, Exchange or Subdivision. If our common stock is changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above), then and in each such event the holder of each Warrant will have the right thereafter to exercise such Warrant into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of common stock into which such Warrant might have been exercised immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

Adjustment in Exercise Price. Upon each adjustment in the number of shares of common stock issuable upon exercise of a Warrant, the exercise price for such Warrant will be adjusted to the product obtained by multiplying the applicable exercise price immediately prior to such adjustment by a fraction, the numerator of which will be the number of shares of common stock issuable upon exercise of such Warrant immediately prior to such adjustment and the denominator of which will be the number of shares of common stock issuable upon exercise of such Warrant immediately thereafter; provided, however, that in no event will the exercise price be less than the par value of the common stock.

Registration Rights. The issuance and sale of the Warrants and Warrant Shares will not be registered under the Securities Act, and these securities will bear a legend specifying that such securities may not be transferred, sold or otherwise disposed of unless a registration statement relating to such securities is in effect under applicable federal and state securities laws or pursuant to an available exemption from registration. At or prior to the Closing, AMD will put up a resale registration statement (the “Shelf Registration Statement”) registering the resale of the Shares and the Warrant Shares by WCH and its permitted transferees, as well as the shares of our common stock acquired by WCH in November 2007, pursuant to a registration rights agreement between AMD and WCH (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, AMD will use

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its reasonable best efforts to keep the Shelf Registration Statement effective under the Securities Act until all such securities are sold to the public, whether pursuant to the Shelf Registration Statement or pursuant to Rule 144. AMD will bear all fees and expenses incurred in connection with the filing of the Shelf Registration Statement and its obligations under the Registration Rights Agreement. In addition, AMD will indemnify WCH, or any person who controls WCH, and each affiliate of WCH, against any losses caused by any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

Notice of Certain Events. If at any time after the Warrants are first issued, AMD (i) enters into an AMD Change of Control Transaction, (ii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of AMD or (iii) declares a dividend on its common stock payable in cash or other property, then, in each case, AMD will provide the warrantholder with at least 30 days’ prior written notice before the applicable record date or effective date of such transaction, as the case may be, in order to provide the warrantholder the ability to exercise the Warrants and participate in such transaction as a holder of common stock.

Expiration. The Warrants expire upon the 10th anniversary of their issuance.

The foregoing description of the Warrants is qualified in its entirety by reference to the full text of the form of Warrant, attached hereto as Exhibit E.

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UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Pursuant to a Master Transaction Agreement dated October 6, 2008, as amended on December 5, 2008, entered into by Advanced Micro Devices, Inc. (“AMD” or the “Company”), Advanced Technology Investment Company LLC (“ATIC”) and West Coast Hitech L.P., acting through its general partner, West Coast Hitech G.P., Ltd (“WCH”) (as amended, the “Master Transaction Agreement”), AMD and ATIC will form a manufacturing joint venture, The Foundry Company. AMD will contribute certain manufacturing-related assets and liabilities to The Foundry Company in exchange for securities of The Foundry Company consisting of one Class A Ordinary Share, Class A Preferred Shares and Class B Preferred Shares, and ATIC will contribute cash to The Foundry Company and pay cash to AMD in exchange for securities of The Foundry Company consisting of one Class A Ordinary Share, Class A Preferred Shares, Class B Preferred Shares, Class A Convertible Notes and Class B Convertible Notes (collectively, the “Convertible Notes”). The Foundry Company will manufacture semiconductor products and will provide certain foundry services to AMD and, in the future, expects to offer foundry services to other third-party customers.

The Master Transaction Agreement contemplates that AMD, ATIC and The Foundry Company will enter into a Shareholders’ Agreement (the “Shareholders’ Agreement”), which sets forth the rights and obligations of AMD and ATIC as shareholders of The Foundry Company. In addition, a Funding Agreement among AMD, ATIC and The Foundry Company will provide for further equity funding of The Foundry Company by ATIC of a minimum of $3.6 billion and up to $6.0 billion over the five years after the closing of the transactions contemplated by the Master Transaction Agreement (the “Closing”), and a Wafer Supply Agreement between AMD and The Foundry Company will govern the terms by which AMD will purchase products manufactured by The Foundry Company. The Foundry Company will manufacture semiconductor products using intellectual property transferred by AMD to The Foundry Company and certain intellectual property licensed to AMD. Immediately following the Closing, the Company and ATIC will be the only shareholders of The Foundry Company, each of which will have equal voting rights, and The Foundry Company will be owned 34.2 percent by the Company and 65.8 percent by ATIC on a fully converted to common share basis.

In addition, pursuant to the Master Transaction Agreement, WCH will purchase (i) 58,000,000 shares of AMD’s common stock and (ii) warrants to purchase 35,000,000 shares of AMD common stock at an exercise price of $0.01 per share (the “Warrants”) for an aggregate purchase price equal to 58,000,000 multiplied by the lower of (A) the average closing prices per share of the Company’s common stock on the New York Stock Exchange (“NYSE”) during the 20 trading days immediately prior to and including December 12, 2008 or (B) the average closing prices per share of the Company’s common stock on the NYSE during the 20 trading days immediately prior to the Closing. The Warrants are exercisable after the earlier of (a) public ground-breaking of Fab 4X in New York and (b) 24 months from the date of issuance.

For accounting purposes, AMD will consolidate the accounts of The Foundry Company as required by FASB Interpretation No. 46R, Consolidation of Variable Interest Entities, An Interpretation of ARB No. 51 (“FIN 46R”) because The Foundry Company is deemed to be a variable-interest entity and AMD is deemed to be the primary beneficiary. Upon the Closing, the accounts of The Foundry Company will include (i) the assets and liabilities contributed by AMD to The Foundry Company recorded at their historical costs in exchange for certain securities of The Foundry Company and (ii) the cash contributed by ATIC to The Foundry Company in exchange for certain securities of The Foundry Company. Upon consolidation, intercompany transactions and profits will be eliminated. Pursuant to the requirements of FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements – An Amendment of ARB No.51, which AMD will be required to apply as of the beginning of fiscal 2009, ATIC’s non-controlling interest, represented by its equity interests in The Foundry Company, will be recorded on AMD’s consolidated balance sheet outside stockholders’ equity due to a put right that ATIC has pursuant to the Shareholders’ Agreement to sell all of its securities of The Foundry Company to AMD in the event of a change of control of AMD within 24 months of the Closing. The Company’s net income (loss) per common share will consist of its consolidated net income (loss), as adjusted for (i) the portion of The Foundry Company’s earnings or losses attributable to ATIC, which will be based on ATIC’s proportional

51

ownership interest in The Foundry Company’s Class A Preferred Shares, and (ii) the non-cash accretion of Class B Preferred Shares attributable to the Company, based on the Company’s proportional ownership interest of The Foundry Company’s Class A Preferred Shares.

The following unaudited pro forma condensed consolidated balance sheet as of September 27, 2008 and the unaudited pro forma condensed statements of operations for the fiscal year ended December 29, 2007 and the nine months ended September 27, 2008 are based on the historical financial statements of AMD after giving effect to the transactions contemplated by the Master Transaction Agreement and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated balance sheet is presented as if the transactions contemplated by the Master Transaction Agreement had been completed on September 27, 2008. The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended December 29, 2007 and the nine months ended September 27, 2008 are presented as if the transactions contemplated by the Master Transaction Agreement had been completed at the beginning of fiscal 2007 and carried forward through September 27, 2008.

The pro forma information is prepared pursuant to the requirements of Article 11 of U.S. Securities and Exchange Commission Regulation S-X and is presented solely for informational purposes. The pro forma information is not necessarily indicative of the results of operations or financial position that might have been achieved by AMD for the periods or dates indicated nor is it necessarily indicative of the future results of operations or financial position of AMD.

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Unaudited Pro Forma Condensed Consolidated Balance Sheet

At September 27, 2008

(In millions, except par value amounts)

	AMD Consolidated as Reported	Reclassification of Discontinued Operations (See Note 1)	AMD Consolidated as Adjusted	Pro Forma Adjustments		AMD Pro Forma Consolidated
	(In millions, except par value amounts)
ASSETS
Current assets:
Cash and cash equivalents (See Note 3)	$1,108	$—	$1,108	$2,224	(a)(1), (a)(2)	$3,332
Marketable securities	233	—	233	—		233

Total cash and cash equivalents and marketable securities	1,341	—	1,341	2,224		3,565
Accounts receivable, net	620	12	632	—		632
Inventories	844	7	851	—		851
Deferred income taxes	20	—	20	—		20
Prepaid expenses and other current assets	240	6	246	—		246
Assets of discontinued operations	232	(98)	134	—		134

Total current assets	3,297	(73)	3,224	2,224		5,448
Property, plant and equipment, net	4,440	4	4,444	—		4,444
Acquisition related intangible assets, net	224	—	224	—		224
Goodwill	945	69	1,014	—		1,014
Other assets	535	—	535	—		535

Total assets	$9,441	$—	$9,441	$2,224		$11,665

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$737	$7	$744	$—		$744
Accrued compensation and benefits	143	2	145	—		145
Accrued liabilities	850	2	852	—		852
Income taxes payable	27	—	27	—		27
Deferred income on shipments to distributors	65	—	65	—		65
Current portion of long-term debt and capital lease obligations	266	—	266	—		266
Other short-term obligations	94	—	94	—		94
Other current liabilities	199	—	199	—		199
Liabilities of discontinued operations	11	(11)	—	—		—

Total current liabilities	2,392	—	2,392	—		2,392
Deferred income taxes	4	—	4	—		4
Long-term debt and capital lease obligations, less current portion (See Note 3)	4,874	—	4,874	1,009	(a)(2)	5,883
Other long-term liabilities	657	—	657	—		657
Minority interest in consolidated subsidiaries (See Note 3)	175	—	175	1,091	(a)(2)	1,266
Commitments and contingencies
Stockholders’ equity:
Capital stock:
Common stock, par value $0.01; 1,500 shares authorized on September 27, 2008; shares issued: 616 on September 27, 2008; shares outstanding: 608 on September 27, 2008 (See Note 3)	6	—	6	1	(a)(1)	7
Capital in excess of par value (See Note 3)	6,078	—	6,078	123	(a)(1)	6,201
Treasury stock, at cost (7 shares on September 27, 2008)	(97)	—	(97)	—		(97)
Retained earnings (deficit)	(4,774)	—	(4,774)	—		(4,774)
Accumulated other comprehensive income	126	—	126	—		126

Total stockholders’ equity	1,339	—	1,339	124		1,463

Total liabilities and stockholders’ equity	$9,441	$—	$9,441	$2,224		$11,665

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

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Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the nine months ended September 27, 2008

(In millions except per share amounts)

	AMD Consolidated as Reported	Reclassification of Discontinued Operations (See Note 1)	AMD Consolidated as Adjusted	Pro Forma Adjustments		AMD Pro Forma Consolidated
	(In millions except per share amounts)
Net revenue	$4,581	$65	$4,646	$—		$4,646
Cost of sales	2,376	29	2,405	—		2,405

Gross margin	2,205	36	2,241	—		2,241
Research and development	1,319	64	1,383	—		1,383
Marketing, general and administrative	984	2	986	—		986
Amortization of acquired intangible assets and integration charges	89	18	107	—		107
Impairment of goodwill and acquired intangible assets	—	405	405	—		405
Restructuring charges	39	1	40	—		40

Operating income (loss)	(226)	(454)	(680)	—		(680)
Interest income	32	—	32	—		32
Interest expense (See Note 3)	(277)	—	(277)	(73	)(c)(1)	(350)
Other income (expense), net	(15)	—	(15)	—		(15)

Income (loss) before minority interest, equity in loss of Spansion Inc. and other and income taxes	(486)	(454)	(940)	(73)		(1,013)
Minority interest in consolidated subsidiaries (See Note 3)	(27)	—	(27)	2	(c)(2)	(25)
Equity in net loss of Spansion Inc. and other	(33)	—	(33)	—		(33)

Income (loss) from continuing operations before income taxes	(546)	(454)	(1,000)	(71)		(1,071)
Provision (benefit) for income taxes	(1)	—	(1)	—		(1)

Income (loss) from continuing operations	$(545)	$(454)	$(999)	$(71)		$(1,070)

Per share data, basic and diluted:

Income (loss) from continuing operations per share	$(0.90)		$(1.65)			$(1.71)

Shares used in per share calculation, basic and diluted:	607		607			665

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

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Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the fiscal year ended December 29, 2007

(In millions, except per share amounts)

	AMD Consolidated as Reported	Reclassification of Discontinued Operations (See Note 1)	AMD Consolidated as Adjusted	Pro Forma Adjustments		AMD Pro Forma Consolidated
	(In millions except per share amounts)
Net revenue	$5,694	$164	$5,858	$—		$5,858
Cost of sales	3,551	118	3,669	—		3,669

Gross margin	2,143	46	2,189	—		2,189
Research and development	1,700	71	1,771	—		1,771
Marketing, general and administrative	1,347	13	1,360	—		1,360
Amortization of acquired intangible assets and integration charges	165	71	236	—		236
Impairment of goodwill and acquired intangible assets	605	527	1,132	—		1,132

Operating income (loss)	(1,674)	(636)	(2,310)	—		(2,310)
Interest income	73	—	73	—		73
Interest expense (See Note 3)	(367)	—	(367)	(97	)(b)(1)	(464)
Other income (expense), net	(7)	—	(7)	—		(7)

Income (loss) before minority interest, equity in loss of Spansion Inc. and other and income taxes	(1,975)	(636)	(2,611)	(97)		(2,708)
Minority interest in consolidated subsidiaries (See Note 3)	(35)	—	(35)	19	(b)(2)	(16)
Equity in net loss of Spansion Inc. and other	(155)	—	(155)	—		(155)

Income (loss) from continuing operations before income taxes	(2,165)	(636)	(2,801)	(78)		(2,879)
Provision (benefit) for income taxes	31	(4)	27			27

Income (loss) from continuing operations	$(2,196)	$(632)	$(2,828)	$(78)		$(2,906)

Per share data, basic and diluted:

Income (loss) from continuing operations per share	$(3.94)		$(5.07)			$(4.86)

Shares used in per share calculation, basic and diluted:	558		558			616

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

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Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet as of September 27, 2008 and the unaudited pro forma condensed consolidated statements of operations for the fiscal year ended December 29, 2007 and the nine months ended September 27, 2008 are based on the historical financial statements of AMD after giving effect to the transactions described in Note 2 below and the assumptions and adjustments described elsewhere in these notes to the unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet is presented as if the transactions described in Note 2 had been completed on September 27, 2008. The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended December 29, 2007 and the nine months ended September 27, 2008 are presented as if the transactions had been completed at the beginning of fiscal 2007 and carried forward through September 27, 2008.

During the second quarter of 2008, the Company decided to divest its Digital Television and Handheld business units and classified them as discontinued operations. Accordingly, the condensed consolidated statements of operations, as reported, reflect elimination of the operations of the Company’s Digital Television and Handheld businesses from the Company’s income (loss) from continuing operations and the condensed consolidated balance sheet, as reported, presents the assets and liabilities of those businesses as assets and liabilities of discontinued operations.

During the fourth quarter of 2008, the Company determined that based on the ongoing negotiations related to the divestiture of its Handheld business unit, the discontinued operation classification criteria for this business unit were no longer met. Accordingly, the pro forma condensed consolidated statements of operations and balance sheet, as adjusted, have been adjusted to reclassify the operations, assets and liabilities of the Company’s Handheld business unit back to the continuing operations.

The pro forma information is prepared pursuant to the requirements of Article 11 of U.S. Securities and Exchange Commission Regulation S-X and is presented solely for informational purposes. The pro forma information is not necessarily indicative of the results of operations or financial position that might have been achieved by AMD for the periods or dates indicated, and is not necessarily indicative of the future results of operations or financial position of AMD. The pro forma information is based on estimates and assumptions set forth in these notes, which AMD management believes are reasonable.

2. The Transactions

Pursuant to the Master Transaction Agreement, AMD and ATIC will form a manufacturing joint venture, The Foundry Company. AMD will contribute certain manufacturing-related assets and liabilities to The Foundry Company in exchange for securities of The Foundry Company consisting of one Class A Ordinary Share, Class A Preferred Shares and Class B Preferred Shares, and ATIC will contribute cash to The Foundry Company and pay cash to AMD in exchange for securities of The Foundry Company consisting of one Class A Ordinary Share, Class A Preferred Shares, Class B Preferred Shares and the Convertible Notes. The Foundry Company will manufacture semiconductor products and will provide certain foundry services to AMD and, in the future, expects to offer foundry services to other third-party customers.

Immediately following the Closing, the Company and ATIC will be the only shareholders of The Foundry Company, each of which will have equal voting rights, and The Foundry Company will be owned 34.2 percent by the Company and 65.8 percent by ATIC on a fully converted to common share basis.

In addition, pursuant to the Master Transaction Agreement, WCH will purchase 58,000,000 shares of the Company’s common stock and the Warrants for an aggregate purchase price equal to 58,000,000 multiplied by the lower of (A) the average closing prices per share of the Company’s common stock on the NYSE during the 20 trading days immediately prior to and including December 12, 2008 or (B) the average closing prices per

56

share of the Company’s common stock on the NYSE during the 20 trading days immediately prior to the Closing. The Warrants are exercisable after the earlier of (a) public ground-breaking of Fab 4X in New York and (b) 24 months from the date of issuance.

For accounting purposes, AMD will consolidate the accounts of The Foundry Company as required by FASB Interpretation No. 46R, Consolidation of Variable Interest Entities, An Interpretation of ARB No. 51 (“FIN 46R”) because The Foundry Company is a variable-interest entity and AMD is deemed to be the primary beneficiary. Upon the Closing, the accounts of The Foundry Company will include (i) the assets and liabilities contributed by AMD to The Foundry Company, recorded at their historical costs, in exchange for certain securities of The Foundry Company and (ii) the cash contributed by ATIC to The Foundry Company in exchange for certain securities of The Foundry Company. Upon consolidation, intercompany transactions and profits will be eliminated. Pursuant to the requirements of FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements – An Amendment of ARB No.51, which AMD will be required to apply as of the beginning of fiscal 2009, ATIC’s non-controlling interest, represented by its equity interests in The Foundry Company, will be recorded on AMD’s consolidated balance sheet outside stockholders’ equity due to a put right that ATIC has pursuant to the Shareholders’ Agreement to sell all of its securities of The Foundry Company to AMD in the event of a change of control of AMD within 24 months of the Closing. The Company’s net income (loss) per common share will consist of its consolidated net income (loss), as adjusted for (i) the portion of The Foundry Company’s earnings or losses attributable to ATIC, which will be based on ATIC’s proportional ownership interest in The Foundry Company’s Class A Preferred Shares, and (ii) the non-cash accretion of Class B Preferred Shares attributable to the Company, based on the Company’s proportional ownership interest of The Foundry Company’s Class A Preferred Shares.

The carrying values of the assets and liabilities to be transferred by AMD to The Foundry Company pursuant to the Master Transaction Agreement, as of September 27, 2008, are summarized in the following table. As indicated in the previous paragraph, these assets and liabilities will continue to be consolidated by the Company after the Closing. The actual carrying values of the assets and liabilities that will be transferred by the Company upon the Closing will be different than those set forth in the table below.

Summary of the Assets and Liabilities to Be Transferred to The Foundry Company

Carrying values as of September 27, 2008
($ in millions)

Current assets	$665
Property, plant and equipment, net	3,292
Other non-current assets	78

Total assets	4,035

Current liabilities	849
Long-term debt and capital lease obligations	751
Payable to AMD, minority interest, and other	825

Net assets transferred by the Company	$1,610

Under the Master Transaction Agreement, the cash consideration that WCH and ATIC will pay and the securities that they will receive are as follows:

•

Cash to be paid by WCH to AMD for the purchase of 58 million shares of AMD common stock and Warrants: estimated to be $124 million, assuming a $2.15 per share price (which was the average of the closing prices per share of the Company’s common stock on the NYSE during the 20 trading days immediately prior to and including December 12, 2008)

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•	Cash to be paid by ATIC to The Foundry Company for 4% Class A Convertible Subordinated Notes of The Foundry Company, convertible into 201,810 Class A Preferred Shares: $202 million

•	Cash to be paid by ATIC to The Foundry Company for 11% Class B Convertible Subordinated Notes of The Foundry Company, convertible into 807,240 Class B Preferred Shares: $807 million

•	Cash to be paid by ATIC to The Foundry Company for 218,190 Class A Preferred Shares of The Foundry Company: $218 million

•

Cash to be paid by ATIC for 872,760 Class B Preferred Shares of The Foundry Company: $873 million, which includes $700 million paid to the Company for 700,000 Class B Preferred Shares of The Foundry Company. The Class B Preferred Shares are, by their terms, deemed to accrete in value at a rate of 12% per year, compounded semiannually. This accreted value will be taken into account upon certain distributions to the holders or upon conversion of the Class B Preferred Shares.

Upon Closing, the Company and ATIC will hold 1,090,950, or 83.3%, and 218,190, or 16.7%, respectively, of The Foundry Company Class A Preferred Shares and ATIC will own 100% of the Class B Preferred Shares and the Convertible Notes.

3. Pro Forma Adjustments

The unaudited pro forma condensed consolidated balance sheet gives effect to the transactions described in Note 2 as if they had occurred on September 27, 2008. The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended December 29, 2007 and the nine months ended September 27, 2008, are presented as if the transactions described in Note 2 had been completed at the beginning of fiscal 2007 and carried forward through September 27, 2008.

a) Explanations of the adjustments to the unaudited pro forma condensed consolidated balance sheet as of September 27, 2008 are as follows (in millions):

(1) To record the cash received from WCH for the purchase of the Company’s common stock and the Warrants:

Line Item	Increase (Decrease)
Cash	$124
Capital stock	$1
Capital in excess of par value	$123

(2) To record the cash received from ATIC for securities of The Foundry Company:

Line Item	Increase (Decrease)
Cash	$2,100
Long-term debt and capital lease obligations	$1,009	(1)
Minority interests in consolidated subsidiaries	$1,091	(2)

(1)	Represents cash received by The Foundry Company from ATIC for issuance of the Convertible Notes, which are treated as debt.

(2)	Represents cash received by The Foundry Company from ATIC for the Class A Preferred Shares and the Class B Preferred Shares, which are treated as minority interests in consolidated subsidiaries.

b) Explanations of the adjustments to the unaudited pro forma condensed consolidated statement of operations for the fiscal year ended December 29, 2007 are as follows (in millions):

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(1) To record the additional interest expense associated with the Convertible Notes for the fiscal year ended December 29, 2007:

Line Item	Increase (Decrease)
Interest expense	$97

(2) To record the minority interest allocation of The Foundry Company’s operating results to ATIC based on its 16.7% Class A Preferred Share ownership:

Line Item	Increase (Decrease)
Minority interest in consolidated subsidiaries	($19)

c) Explanations of the adjustments to the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 27, 2008 are as follows (in millions):

(1) To record the additional interest expense associated with the Convertible Notes for the nine months ended September 27, 2008:

Line Item	Increase (Decrease)
Interest expense	$73

(2) To record the minority interest allocation of The Foundry Company’s operating results to ATIC based on its 16.7% Class A Preferred Share ownership:

Line Item	Increase (Decrease)
Minority interest in consolidated subsidiaries	($2)

4. Unaudited Pro Forma Income (Loss) from Continuing Operations per Share

The following table sets forth the computation of income (loss) from continuing operations and shares used in deriving the unaudited pro forma basic and diluted income (loss) from continuing operations per share (in millions):

	Nine Months Ended September 27, 2008	Year Ended December 29, 2007
	(In millions except per share data)
Numerator: Pro Forma Income (Loss) from Continuing Operations
Pro forma income (loss) from continuing operations	$(1,070)	$(2,906)
Accretion of Class B Preferred Shares attributable to AMD based on AMD's ownership interest in The Foundry Company's Class A Preferred Shares	(65)	(87)

Adjusted pro forma income (loss) from continuing operations	$(1,135)	$(2,993)

Denominator: Weighted Average Shares
Historical AMD basic and diluted, as reported	607	558
Incremental shares issued in the transactions	58	58

Pro forma combined basic and diluted	665	616

Per Share Data, Basic and Diluted
Adjusted pro forma income (loss) from continuing operations	$(1.71)	$(4.86)

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PRINCIPAL STOCKHOLDERS

The following table shows each person or entity we know to be the beneficial owner of more than five percent of our common stock as of January 15, 2009.

Name and Address of Beneficial Owner	Number of Shares Owned	Percent of class(1)
Oppenheimer Funds, Inc.(2)	62,395,002	10.25%
Two World Financial Center 225 Liberty Street, 11th Floor New York, New York 10281	(shared voting and shared dispositive power as to all shares)

West Coast Hitech L.P.(3)	49,000,000	8.05%
P.O. Box 309 GT Ugland House, South Church Street George Town Grand Cayman, Cayman Islands	(shared voting and shared dispositive power as to all shares)

Capital World Investors(4)	42,287,620	6.95%
333 South Hope Street Los Angeles, California 90071	(sole voting and dispositive power as to all shares)

FMR LLC(5)	39,354,745	6.46%
82 Devonshire Street Boston, Massachusetts 02109	(sole dispositive power as to all shares and sole voting power as to 1,813,088 shares)

AXA(6)	36,429,023	5.98%
25, avenue Matignon 75008 Paris, France	(sole voting power as to 32,450,216 shares; shared voting power as to 67,159 shares; sole dispositive power as to 36,362,165 shares; and, shared dispositive power as to 66,858 shares)

Maverick Capital, Ltd.(7)	33,779,082	5.55%
300 Crescent Court, 18th Floor Dallas, Texas 75201	(sole voting and dispositive power as to all shares)

(1)	Based on 608,725,020 shares of common stock outstanding as of January 15, 2009.
(2)	This information is based on Amendment No. 4 of the Schedule 13G/A filed with the SEC on January 4, 2008 by Oppenheimer Funds, Inc. (Oppenheimer) and includes 40,000,000 of common stock owned by Oppenheimer Global Opportunities Fund (Oppenheimer Global). Oppenheimer is an investment advisor and disclaims beneficial ownership of all shares pursuant to Rule 13d-4 of the Exchange Act of 1934. Oppenheimer Global, an investment company located at 6803 S. Tucson Way, Centennial, CO, has shared dispositive and voting power over 40,000,000 shares of common stock.
(3)	This information is based on a Schedule 13D filed with the SEC on October 16, 2008 by Mubadala Development Company PJSC (Mubadala), West Coast Hitech L.P., and West Coast Hitech G.P. Ltd. pursuant to a joint filing agreement. Mubadala is a public joint stock company incorporated in the Emirate of Abu Dhabi, United Arab Emirates and is wholly owned by the Government of the Emirate of Abu Dhabi. Mubadala disclaims beneficial ownership of all shares pursuant to Rule 13d-4 of the Exchange Act. The 49,000,000 shares are held as of record by West Coast Hitech, L.P., a Cayman Islands limited partnership of which West Coast Hitech G.P., Ltd., a Cayman Islands corporation and wholly owned subsidiary of Mubadala, is the general partner.
(4)	This information is based on a Schedule 13G filed with the SEC on February 11, 2008 by Capital World Investors. Capital World Investors is a division of Capital Research and Management and is an investment advisor. Capital World Investors disclaims beneficial ownership of these shares. The number of shares beneficially owned by Capital World Investors includes, as of December 31, 2007, 111,015 shares resulting from the assumed conversion of $111,015,000 principal amount of our 6.00% Convertible Senior Notes due 2015.
(5)	This information is based on Amendment No. 1 of the Schedule 13G/A filed with the SEC on January 10, 2008 by FMR LLC (FMR). Fidelity Management & Research Company (Fidelity), and Edward C. Johnson

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3d pursuant to a joint filing agreement. Fidelity, a wholly owned subsidiary of FMR, is an investment advisor and the beneficial owner of 37,479,859 shares of our common stock. Edward C. Johnson 3d and FMR, through its control of Fidelity and the funds, each has sole power to dispose of the 37,479,859 shares owned by the funds. Strategic Advisers, Inc., a wholly owned subsidiary of FMR and an investment adviser, is the beneficial owner of 408 shares of our common stock. Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly owned subsidiary of FMR and an investment adviser, is the beneficial owner of 34,300 shares of our common stock. Edward C. Johnson 3d and FMR, through its control of PGALLC, each has sole dispositive power and the sole power to vote or to direct the voting of 34,300 shares of common stock owned by the institutional accounts or funds advised by PGALLC. Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly owned subsidiary of FMR, is the beneficial owner of 1,494,767 shares of our common stock as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR, through its control of PGATC, each has sole dispositive power over 1,494,767 shares and sole power to vote or to direct the voting of 1,438,667 shares of common stock owned by the institutional accounts managed by PGATC. Fidelity International Limited (“FIL”) and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL is the beneficial owner of 345,411 shares of our common stock. FMR and FIL are of the view that they are not required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 of the Exchange Act. FIL has sole dispositive power over 345,411 shares owned by the International Funds. FIL has sole power to vote or direct the voting of 339,713 shares and no power to vote or direct the voting of 5,698 shares of common stock held by the International Funds.

(6)	This information is based on Amendment No. 6 of the Schedule 13G/A filed with the SEC Commission on February 14, 2008 (the AXA Schedule 13G/A) by AXA Financial, Inc.; AXA, which owns AXA Financial Inc.; and AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle (collectively, the “Mutuelles AXA”), which as a group, control AXA. Alliance Bernstein L.P. and AXA Equitable Life Insurance Company are subsidiaries of AXA Financial, Inc. and operate under independent management and make independent voting and investment decisions. Each of Mutuelles AXA, as a group, and AXA expressly declares that the filing of this Schedule 13G/A will not be construed as an admission that it is the beneficial owner of these securities for purposes of Section 13(d) of the Exchange Act. The AXA stock ownership, based on information provided in the AXA Schedule 13G/A, is a follows:

	(i) Deemed to have Sole Power to Vote or to Direct the Vote	(ii) Deemed to have Shared Power to Vote or to Direct the Vote	(iii) Deemed to have Sole Power to Dispose or to Direct the Disposition	(iv) Deemed to have Shared Power to Dispose or to Direct the Disposition
The Mutuelles AXA, as a group	0	0	0	0
AXA	0	0	0	0
AXA Entity or Entities:
AXA Investment Managers Paris (France)	10,413	0	10,413	0
AXA Financial, Inc., a holding company 1290 Avenue of the Americas New York, New York 10104	0	0	0	0
Subsidiaries of AXA Financial, Inc.:
Alliance Bernstein L.P., an investment adviser	31,869,047	67,159	35,632,672	66,858
AXA Equitable Life Insurance Company, an insurance company and investment adviser	570,756	0	719,080	0

	32,450,216	67,159	36,362,165	66,858

(7)

This information is based on Schedule 13G filed with the SEC on February 14, 2008 by Maverick Capital. Ltd., Maverick Capital Management, LLC and Lee S. Ainslie III of 767 Fifth Ave., 11th Floor, New York, New York, 10153 pursuant to a joint filing agreement. Maverick Capital Ltd. is an investment advisor. Maverick Capital Management, LLC is the General Partner of Maverick Capital, Ltd. Mr. Ainslie is the manager of Maverick Capital Management, LLC and is granted sole investment discretion pursuant to Maverick Capital Management, LLC’s regulations.

61

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The table below shows the number of shares of our common stock beneficially owned as of December 27, 2008, by our current directors, by our Chief Executive Officer, our Chief Financial Officer, our only other executive officers as of the end of our last fiscal year, Mario A. Rivas, who would have been a Named Executive Officer if he had been our executive officer at the end of our last fiscal year, and by all of our directors and executive officers as a group. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown as beneficially owned. Ownership information is based upon information provided by the individuals.

Name	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)
Dr. Hector de J. Ruiz(4)	5,123,703	*
Derrick R. Meyer(5)	808,164	*
Dr. W. Michael Barnes	118,892	*
John E. Caldwell	49,996	*
Bruce L. Claflin	132,082	*
Frank Clegg	4,166	*
H. Paulett Eberhart	87,972	*
Robert B. Palmer	205,916	*
Morton L. Topfer	277,082	*
Thomas M. McCoy(6)	630,571	*
Mario A. Rivas(7)	43,872	*
Robert J. Rivet(8)	1,060,775	*
All directors and executive officers as a group (12 persons)	8,543,191	1.39%

*	Less than 1%.
(1)	Some of the individuals may share voting power with regard to the listed shares with their spouses.
(2)	Includes beneficial ownership of the following number of shares that may be acquired because stock options are vested or will vest, or restricted stock units will vest, by February 25, 2009 (within 60 days of December 27, 2008) pursuant to our 2004 Equity Incentive Plan:

Shares
Dr. Hector de J. Ruiz	4,613,383
Dr. W. Michael Barnes	101,626
John E. Caldwell	37,496
Bruce L. Claflin	115,416
Frank M. Clegg	0
H. Paulett Eberhart	70,140
Derrick R. Meyer	650,035
Robert B. Palmer	105,806
Morton L. Topfer	72,916
Thomas M. McCoy	555,766
Mario A. Rivas	29,787
Robert J. Rivet	964,755
All directors and executive officers as a group (12 persons)	7,317,126

(3)	Based on 608,708,430 shares of common stock outstanding as of December 27, 2008.
(4)	Includes 510,320 shares held by 2000 Ruiz Family Trust, of which Dr. Ruiz is the trustee, and 1,600,000 stock options, all of which are exercisable as of December 27, 2008, held by Ruiz Ventures L.P.
(5)	Mr. Meyer is a member of our board and also the President and Chief Executive Officer of AMD.

62

(6)	Mr. McCoy is the Executive Vice President, Legal Corporate and Public Affairs Officer of AMD.
(7)	Mr. Rivas was the former Executive Vice President, Computing Solutions, AMD. He resigned from this position effective May 9, 2008.
(8)	Mr. Rivet is the Chief Operations and Administrative Officer, Executive Vice President and Chief Financial Officer of AMD.

63

GENERAL AND OTHER MATTERS

The board of directors knows of no matter, other than those referred to in this proxy statement, which will be presented at the Special Meeting. However, if any other matters are properly brought before the Special Meeting or any of its adjournments or postponements, the person or persons voting the proxies will vote them in accordance with their judgment on such matters.

A representative of Ernst & Young LLP, our independent registered public accounting firm, is expected to be present at the Special Meeting and will have an opportunity to make a statement if he or she so desires. He or she will also be available to respond to appropriate questions from stockholders.

The cost of preparing, assembling, and mailing this proxy statement and the enclosed proxy card will be paid by us. Additional solicitation by mail, Internet, telephone, telegraph or personal solicitation may be done by our directors, officers and regular employees. Such persons will receive no additional compensation for such services. Brokerage houses, banks and other nominees, fiduciaries and custodians nominally holding shares of common stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by us for their reasonable expenses.

Under the rules of the SEC, for stockholder proposals to be considered for inclusion in the proxy statement for our 2009 Annual Meeting, they must be submitted in writing to our Corporate Secretary, Advanced Micro Devices, Inc., 5204 E. Ben White Blvd., M/S 562, Austin, Texas, 78741 on or before November 20, 2008. In addition, our bylaws provide that for directors to be nominated or other proposals to be properly presented at the 2009 Annual Meeting, an additional notice of any nomination or proposal must be received by us between February 7, 2009 and March 9, 2009. If our 2009 Annual Meeting is not within 30 days of May 8, 2009, the date of our 2008 Annual Meeting, to be timely, the notice by the stockholder must not be later than the close of business on the tenth day following the earlier of the day on which the first public announcement of the date of the 2009 Annual Meeting was made or the notice of the meeting was mailed. The public announcement of an adjournment or postponement of the 2009 Annual Meeting will not trigger a new time period (or extend any time period) for the giving of a stockholder notice.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC relating to our business, financial condition and other matters. We are required to disclose in such proxy statements certain information, as of particular dates, concerning our directors and officers, their remuneration, stock options granted to them, the principal holders of our securities and any material interest of such persons in transactions with us. Such reports, proxy statements and other information may be inspected at the SEC’s public reference facilities at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for information on the operation of the public reference room. Copies of such material can also be obtained at prescribed rates by writing to the SEC’s Public Reference Section at the address set forth above or by accessing the SEC’s web site at www.sec.gov. You may also obtain copies of these documents without charge by writing to the Assistant Corporate Secretary at Advanced Micro Devices, Inc., One AMD Place, P.O. Box 3453, Sunnyvale, California 94088-3453.

64

Global Markets & Investment Banking

ANNEX A

December 5, 2008

Board of Directors

Advanced Micro Devices, Inc.

One AMD Place

Sunnyvale, CA 94088-3453

Members of the Board of Directors:

Advanced Micro Devices, Inc. (“Discovery”), Advanced Technology Investment Company LLC (“Oyster”), West Coast Hitech L.P. (“Pearl”) and FoundryCo (as defined below) propose to enter into an amendment (the “Amendment”), a draft of which we have reviewed dated December 5, 2008, to the Master Transaction Agreement (the “Agreement”), pursuant to which (i) Discovery would transfer certain assets to a newly-formed corporation incorporated under the laws of the Cayman Islands (“FoundryCo”), and FoundryCo would assume certain liabilities, including approximately $1.2 billion of debt owed to third parties by Discovery or a subsidiary of Discovery (the “Third-Party Debt), in each case related to Discovery’s “front-end” semiconductor manufacturing or fabrication facilities, properties and assets (excluding assets, facilities and properties related to “back-end” manufacturing functions such as assembly, test, mark and packaging) (the “Business”), (ii) Oyster would contribute $1.4 billion in cash to FoundryCo and pay $700 million in cash to Discovery, (iii) FoundryCo would issue to Discovery FoundryCo Class A Preferred Shares representing approximately 34.2% of FoundryCo’s outstanding ordinary shares on a fully-converted basis as well as one Class A Ordinary Share and would issue to Oyster FoundryCo Class A and Class B Preferred Shares and FoundryCo Class A and Class B Convertible Notes, in the principal amount of approximately $1.0 billion (subject to adjustment under certain circumstances), which when taken together, on an as converted basis, would represent approximately 65.8% of FoundryCo’s outstanding ordinary shares as well as one Class A Ordinary Share, (iv) Discovery would issue to Pearl 58 million shares of Discovery’s common stock at a per share price equal to the lower of (a) the average closing price of Discovery’s common stock for the 20 trading days immediately prior to and including December 12, 2008 and (b) the average closing price of Discovery’s common stock for the 20 trading days prior to the closing date for the transaction) and Discovery would receive from Pearl such purchase price in cash in exchange for such shares (the “Common Stock Sale”), (v) Discovery would issue to Pearl warrants to purchase 35 million shares of Discovery’s common stock with a $0.01 per share exercise price and 10 year expiration (the “Warrants”), (vi) Discovery would extinguish any and all intercompany liabilities between it and the Business on or prior to closing, and (vii) Discovery, Oyster, Pearl and FoundryCo would enter into a number of related commercial agreements (the “Commercial Agreements”), including, without limitation, the FoundryCo amended Funding Agreement that commits Oyster under certain conditions to fund the build-out of FoundryCo’s semiconductor manufacturing facilities in New York and Dresden and the Wafer Supply Agreement that governs the pricing, volume and other commitments (including exclusivity commitments by Discovery) between Discovery and FoundryCo for the supply of wafers.

You have asked us whether, in our opinion, the Consideration (as defined below) to be received by Discovery pursuant to the transactions contemplated by the Agreement (as amended by the Amendment) is fair from a financial point of view to Discovery. Consideration for this purpose consists of Discovery’s receipt of FoundryCo Class A Preferred Shares and the one Class A Ordinary Share, cash paid to Discovery for shares of Discovery Common Stock and the Warrants, cash paid to Discovery from Oyster for FoundryCo Class B Preferred Shares, assumption of the Third-Party Debt by FoundryCo, and extinguishment of Business accounts receivable owed by Discovery to the Business by FoundryCo.

Global Markets & Investment Banking

In arriving at the opinion set forth below, we have, among other things:

(1)	Reviewed certain publicly available business and financial information relating to Discovery and the Business that we deemed to be relevant;

(2)	Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Discovery, the Business and FoundryCo furnished to us by Discovery;

(3)	Conducted discussions with members of senior management and representatives of Discovery and the Business concerning the matters described in clauses 1 and 2 above;

(4)	Reviewed the market prices and valuation multiples for certain publicly traded companies that we deemed to be relevant to Discovery, Business and FoundryCo;

(5)	Reviewed the results of operations of Discovery and the Business and the financial forecasts for Discovery, the Business and FoundryCo and compared them with those of certain publicly traded companies that we deemed to be relevant;

(6)	Compared the proposed financial terms of the Agreement (as amended by the Amendment) with the financial terms of certain other transactions that we deemed to be relevant;

(7)	Participated in certain discussions and negotiations among representatives of Discovery, the Business, FoundryCo, Pearl and Oyster and their financial and legal advisors;

(8)	Reviewed the Agreement dated as of October 6, 2008 as well as the Ancillary Agreements, as defined in the Agreement (as amended by the Amendment);

(9)	Reviewed a draft of the Amendment dated December 4, 2008; and

(10)	Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of Discovery or been furnished with any such evaluation or appraisal, nor have we evaluated the solvency or fair value of Discovery or FoundryCo under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of Discovery or FoundryCo. With respect to the financial forecast information furnished to or discussed with us by Discovery, we have assumed, at your direction, that they have been reasonably prepared and reflect the best currently available estimates and judgment of Discovery’s management as to the expected future financial performance of Discovery, the Business and FoundryCo. We have also assumed that the final form of the Amendment and the Ancillary Agreements will be substantially similar to the last drafts reviewed by us.

Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof.

We are acting as financial advisor to Discovery in connection with the Transaction and will receive a fee from Discovery for our services, a significant portion of which is contingent upon the consummation of the

Global Markets & Investment Banking

transactions contemplated by the Agreement. In addition, Discovery has agreed to indemnify us for certain liabilities arising out of our engagement.

We have, in the past, provided financial advisory and financing services to Discovery and may continue to do so and have received, and may receive, fees for the rendering of such services. Merrill Lynch was financial advisor to Discovery in Pearl’s common stock investment in Discovery in November 2007, co-manager in Discovery’s convertible notes offering in April 2007, and sole manager in Discovery’s common stock offering in January 2006. In addition, in the ordinary course of our business, we or our affiliates may actively trade Discovery shares and other securities of Discovery for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

This opinion is for the use and benefit of the Board of Directors of Discovery. Our opinion does not address the merits of the underlying decision by Discovery to engage in the Agreement and does not constitute a recommendation to any stockholder as to how such stockholder should vote on any matter related to the transactions contemplated by the Agreement. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of Discovery. Furthermore, by delivering this opinion we make no comment on, and no implication should be drawn as to, the parties reasons for entering into the Amendment and we express no view or opinion as to their rights and obligations under the Agreement prior to the Amendment. In rendering this opinion, we express no view or opinion with respect to the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation payable to or to be received by any officers, directors, or employees of any parties to the Agreement, or any class of such persons, relative to the Consideration. We also express no view or opinion with respect to the fairness (financial or otherwise) of the Commercial Agreements or the trading price of the Company’s common stock at any date subsequent to the date hereof, including without limitation the closing date for the transaction. Our opinion has been authorized for issuance by the U.S. Fairness Opinion (and Valuation Letter) Committee of Merrill Lynch.

On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by Discovery pursuant to the Agreement (as amended by the Amendment) is fair from a financial point of view.

Very truly yours,

/s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated

MERRILL LYNCH, PIERCE, FENNER & SMITH                          INCORPORATED

ANNEX B

December 5, 2008

Transaction Oversight Committee of the

Board of Directors

Advanced Micro Devices, Inc.

One AMD Place

Sunnyvale, CA 94088-3453

Members of the Transaction Oversight Committee of the Board:

We understand that Advanced Micro Devices, Inc. (“AMD” or the “Company”), Advanced Technology Investment Company LLC (“Oyster”), an entity wholly owned by the Government of the Emirate of Abu Dhabi, and West Coast Hitech L.P., (“Pearl”), an entity affiliated with Mubadala Development Company and controlled by the Government of the Emirate of Abu Dhabi, have entered into a Master Transaction Agreement dated October 6, 2008 (the “Master Transaction Agreement”), and propose to enter into an Amendment to the Master Transaction Agreement substantially in the form of the draft Amendment to the Master Transaction Agreement dated December 4, 2008 (the “Amendment”, and such Master Transaction Agreement as amended by the Amendment, the “Master Agreement”). The Master Agreement provides, among other things, for: (i) the contribution by AMD of certain assets related to its semiconductor manufacturing business (the “FoundryCo Assets”), and certain related liabilities including, without limitation, $1.2 billion in third-party debt (the “FoundryCo Liabilities”) to a subsidiary to be formed by AMD (“FoundryCo”), in exchange for an approximately 56.1% initial interest and a 50% voting interest in FoundryCo, and the extinguishment of certain intercompany accounts relating to such business; (ii) the contribution by Oyster of $1.4 billion in cash to FoundryCo in exchange for a 43.9% initial economic interest and a 50% voting interest in FoundryCo; (iii) the contribution by Oyster of $700 million in cash to AMD in exchange for the transfer of an approximately 21.9% interest in FoundryCo from AMD to Oyster, resulting in AMD owning 34.2% on a fully converted basis, and a 50% voting interest in FoundryCo and Oyster owning 65.8% on a fully converted basis, and a 50% voting interest in FoundryCo; (iv) the issuance by AMD to Pearl of 58 million newly issued shares of common stock, par value $0.01 per share, of AMD (the “AMD Common Stock”) and warrants to purchase 35 million shares of AMD Common Stock for $0.01 per share for an aggregate amount equal to (a) 58 million multiplied by (b) the lesser of (x) the average of the closing prices per share of AMD Common Stock for the twenty (20) trading days immediately prior to and including December 12, 2008 and (y) the average of the closing prices per share of AMD Common Stock for the twenty (20) trading days immediately prior to the Transaction (as defined below) closing date.; (v) the provision of certain future financing to FoundryCo by Oyster and AMD (the “Funding Commitment”); and (vi) the execution of certain related commercial agreements including, among other things, with respect to the provision of certain wafer fabrication foundry services by FoundryCo to AMD and certain related purchase and exclusivity commitments by AMD to FoundryCo. The actions contemplated by clauses (i) through (vi) above are referred to collectively herein as the “Transaction”. The consideration received by AMD pursuant to the actions described in clauses (i), (iii) and (iv) are referred to herein in the aggregate as the “Consideration”. The terms of the Transaction are more fully described in the Master Agreement.

You have asked for our opinion as to whether the Consideration to be received by AMD in connection with the Transaction is fair from a financial point of view to AMD.

For purposes of the opinion set forth herein, we have:

1)	reviewed certain publicly available financial statements and other business and financial information of AMD;

2)	reviewed certain internal financial statements and other financial and operating data concerning AMD;

3)	reviewed certain financial projections of AMD and FoundryCo prepared by the management of AMD;

4)	reviewed certain financial projections of FoundryCo jointly prepared by the managements of AMD and Pearl, respectively;

5)	discussed the past and current operations and financial condition and the prospects of AMD and FoundryCo, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, with senior executives of AMD and Pearl, respectively;

6)	reviewed the pro forma impact of the Transaction on AMD’s earnings per share, cash flow, consolidated capitalization and financial ratios;

7)	compared the operations and financial forecasts for FoundryCo with that of certain publicly-traded companies comparable with FoundryCo;

8)	reviewed the financial terms, to the extent publicly available, of certain transactions comparable to the Transaction;

9)	compared the financial performance of AMD and the prices and trading activity of the AMD Common Stock with that of certain other publicly-traded companies comparable with AMD, and their securities;

10)	participated in certain discussions and negotiations among representatives of AMD and Pearl and their financial and legal advisors;

11)	reviewed the Master Agreement and certain related documents; and

12)	performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by AMD and Pearl, and formed a substantial basis for this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of AMD and Pearl of the future financial performance of AMD and FoundryCo, as applicable. In addition, we have assumed that the Transaction will be consummated in accordance with the terms set forth in the Master Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Oyster will obtain financing in accordance with the terms set forth in the Master Agreement and related agreements. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Transaction, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Transaction. We have relied upon, without independent verification, the assessment by the Company of (i) the future, potential financial performance of each of AMD and FoundryCo; (ii) the likely terms and conditions of FoundryCo’s future customer contracts, if any; (iii) the ability of FoundryCo to acquire and retain customers; (iv) the timing of, and risks associated with, the creation of FoundryCo; and (v) the validity of, and risks associated with, FoundryCo’s existing and future technologies, intellectual property, products, services and business models. In connection with our analysis of the Consideration, we have taken into consideration the Funding Commitment and other factors that we deemed appropriate. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of AMD and Pearl and their legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Our opinion only addresses the fairness, from a financial point of view, of the Consideration to be received by the Company in connection with the Transaction. Our opinion does not address the fairness of any non-financial aspects of the Transaction. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of AMD’s, Pearl’s or Oyster’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by AMD in the Transaction. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have acted as financial advisor to the Transaction Oversight Committee of the Board of Directors of AMD in connection with the Transaction and will receive a fee upon the rendering of this financial opinion. In the two years prior to the date hereof, we have provided financial advisory and financing services for AMD and Pearl and have received fees in connection with such services. Morgan Stanley may also seek to provide such services to AMD and Pearl in the future and expects to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Pearl, AMD, Oyster or any other company, or any currency or commodity, that may be involved in this Transaction, or any related derivative instrument.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Transaction Oversight Committee of the Board of Directors of AMD and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this Transaction if such inclusion is required by applicable law. In addition, this opinion does not in any manner address the prices at which the AMD Common Stock will trade following consummation of the Transaction and Morgan Stanley expresses no opinion or recommendation as to how the stockholders of AMD should vote at the stockholders’ meeting to be held in connection with the Transaction.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by AMD in connection with the Transaction is fair from a financial point of view to AMD.

Very truly yours,

MORGAN STANLEY & CO. INCORPORATED

By:	/S/ NICHOLAS OSBORNE
Nicholas Osborne Managing Director

Exhibit A

EXECUTION COPY

MASTER TRANSACTION AGREEMENT

By and Among

ADVANCED MICRO DEVICES, INC.,

ADVANCED TECHNOLOGY INVESTMENT COMPANY LLC

and

WEST COAST HITECH L.P.

Dated as of October 6, 2008

i

APPENDIX A    DEFINED TERMS

SCHEDULE 2.08	Statement of Principles for Initial Valuation Net Tangible Assets
SCHEDULE A	Schedule of Minimum Required Authorizations and Consents
SCHEDULE B	Disclosure Schedule

EXHIBIT A	Form of FoundryCo Joinder
EXHIBIT B	Form of FoundryCo Memorandum and Articles of Association
EXHIBIT C	Schedule of FoundryCo Assets
EXHIBIT D	Schedule of Excluded Assets
EXHIBIT E	Schedule of Assumed Liabilities
EXHIBIT F	Form of Registration Rights Agreement
EXHIBIT G	Form of Deed of Contribution
EXHIBIT H	Form of Assumption Agreement
EXHIBIT I	Form of FoundryCo Convertible Notes
EXHIBIT J	Form of Warrants
EXHIBIT K	Form of Wafer Supply Agreement
EXHIBIT L	Initial Capitalization Table of FoundryCo
EXHIBIT M	Form of Legal Opinion of Latham & Watkins LLP
EXHIBIT N	Form of Legal Opinion of the general counsel of Discovery
EXHIBIT O	Form of Legal Opinion of Richards Layton & Finger
EXHIBIT P	Form of Legal Opinion of Walkers
EXHIBIT Q	Form of Legal Opinion of Shearman & Sterling LLP
EXHIBIT R	Form of Legal Opinion of Maples & Calder
EXHIBIT S	Form of Funding Agreement
EXHIBIT T	Form of Transition Services Agreement
EXHIBIT U	Form of Patent License Agreement
EXHIBIT V	Form of Patent Transfer and License Agreement
EXHIBIT W	Form of Non-Patent Intellectual Property and Technology Transfer Agreement
EXHIBIT X	Form of Shareholders’ Agreement

v

MASTER TRANSACTION AGREEMENT, dated as of October 6, 2008, by and among Advanced Micro Devices, Inc., a Delaware corporation (“Discovery”), Advanced Technology Investment Company LLC, a limited liability company established under the laws of the Emirate of Abu Dhabi and wholly owned by the Government of the Emirate of Abu Dhabi (“Oyster”), and West Coast Hitech L.P., an exempted limited partnership organized under the laws of the Cayman Islands (“Pearl”), acting through its general partner, West Coast Hitech G.P., Ltd., a corporation organized under the laws of the Cayman Islands. Discovery, Oyster and Pearl are sometimes referred to herein as the “Parties,” and each individually as a “Party.”

WHEREAS, Discovery intends to form an exempted company under the laws of the Cayman Islands (“FoundryCo”) to act as the holding company for a joint venture between Discovery and Oyster;

WHEREAS, Discovery wishes to contribute or to cause its Subsidiaries to contribute to FoundryCo, and the Parties wish to cause FoundryCo to acquire from Discovery and its Subsidiaries, the FoundryCo Assets in consideration of the issuance by FoundryCo to Discovery (or a Subsidiary of Discovery designated by Discovery prior to the Closing) of one (1) Class A Ordinary Share, one million six hundred eighty thousand three hundred fifty-five (1,680,355) Class A Preferred Shares, seven hundred thousand (700,000) Class B Preferred Shares, and the assumption of the Assumed Liabilities by FoundryCo and its Subsidiaries;

WHEREAS, Oyster wishes (i) to contribute cash to FoundryCo in consideration of the issuance by FoundryCo to Oyster of one (1) Class A Ordinary Share, three hundred thirty-six thousand seventy-one (336,071) Class A Preferred Shares, six hundred forty-four thousand two hundred eighty-four (644,284) Class B Preferred Shares, eighty-three million nine hundred twenty-nine thousand dollars ($83,929,000) aggregate principal amount of Class A Convertible Notes and three hundred thirty-five million seven hundred sixteen thousand dollars ($335,716,000) aggregate principal amount of Class B Convertible Notes; and (ii) to transfer cash to Discovery in consideration of the transfer by Discovery of seven hundred thousand (700,000) Class B Preferred Shares to Oyster; and

WHEREAS, Pearl wishes to contribute cash to Discovery in consideration of the issuance by Discovery to Pearl of the Discovery Shares and the Warrants.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms. Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings referred to or ascribed to such terms in Appendix A.

SECTION 1.02. Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated;

(b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e) any certificate delivered pursuant to this Agreement shall be deemed a representation and warranty contained in this Agreement as to the matters covered thereby;

(f) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(g) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(h) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(i) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws, and any rules and regulations promulgated thereunder;

(j) any reference in this Agreement to a “day” or a number of “days” (without the explicit qualification of “Business”) shall be interpreted as a reference to a calendar day or number of calendar days;

(k) references to a Person are also to its successors and permitted assigns; and

(l) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

THE CLOSING

SECTION 2.01. Contribution of FoundryCo Assets. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, Discovery shall contribute to the capital of, or cause its Subsidiaries to contribute to the capital of, FoundryCo, and the Parties shall cause FoundryCo and its Subsidiaries to receive from Discovery and its Subsidiaries, the FoundryCo Assets pursuant to the Deed of Contribution, the Assumption Agreement, any additional instruments of conveyance or assumption as may be required by local Laws, and such other documentation as may be necessary to effect such transaction, it being understood that Discovery shall not directly contribute to FoundryCo such of the FoundryCo Assets as shall be held by the Transferred FoundryCo Subsidiaries, but rather Discovery shall contribute such FoundryCo Assets to FoundryCo by transferring the ownership of the Transferred FoundryCo Subsidiaries to FoundryCo.

(b) Notwithstanding anything in Section 2.01(a) to the contrary, the FoundryCo Assets shall exclude the Excluded Assets.

SECTION 2.02. Assumption and Exclusion of Liabilities. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Parties shall cause FoundryCo or one or more of its Subsidiaries to execute and deliver the Assumption Agreement, any additional instruments of conveyance or assumption as may be required by local Laws, and such other documentation as may be necessary to cause FoundryCo or one or more of its Subsidiaries to assume and agree to pay, perform and discharge the Assumed Liabilities.

(b) Notwithstanding anything in Section 2.02(a) to the contrary, the Remaining Discovery Group shall retain, and shall be responsible for paying, performing and discharging when due, and the FoundryCo Group shall not assume or have any responsibility for, the Excluded Liabilities.

(c) On the Closing Date, or as promptly as practicable thereafter but in no event later than sixty (60) calendar days thereafter, the water, gas, electricity and other utilities, common area maintenance reimbursements to lessors, local business or other license or permit fees, insurance premiums and other periodic

2

charges payable with respect to the FoundryCo Assets shall be prorated between the Remaining Discovery Group and the FoundryCo Group, with the Remaining Discovery Group bearing such costs and expenses attributable to the period through and including the Closing Date and the FoundryCo Group bearing such costs and expenses attributable to the period after the Closing Date. The Parties shall thereafter correct any misallocation of such costs and expenses as they may discover from time to time in a manner consistent with this paragraph.

SECTION 2.03. Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at the opening of business in London, England on the seventh (7th ) Business Day following the satisfaction or waiver of the conditions set forth in Article XI hereof (the “Closing Date”) (other than those conditions that by their nature cannot be satisfied until the Closing Date, which shall be satisfied as of the Closing Date), or at such other date and time as the Parties may mutually agree in writing.

SECTION 2.04. Closing Deliveries by Discovery.

(a) Closing Deliveries by Discovery to FoundryCo. At the Closing, Discovery shall deliver or cause to be delivered to FoundryCo or one or more of its Subsidiaries, as applicable (such instruments, collectively, the “Discovery FoundryCo Closing Deliverables”):

(i)	an executed counterpart of the Deed of Contribution and additional instruments of conveyance or assumption required by local Laws, with all required documentary and Conveyance Tax stamps affixed and such other instruments, in form and substance reasonably satisfactory to Oyster, as may reasonably be requested by Oyster to transfer the FoundryCo Assets to FoundryCo or evidence such transfer on the public records;

(ii)	an executed counterpart of the Assumption Agreement;

(iii)	a receipt for one (1) Class A Ordinary Share, one million six hundred eighty thousand three hundred fifty-five (1,680,355) Class A Preferred Shares and seven hundred thousand (700,000) Class B Preferred Shares;

(iv)	a true and complete copy, certified by the secretary or an assistant secretary of Discovery, of the resolutions duly and validly adopted by the board of directors of Discovery evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby;

(v)	with respect to each Transferred FoundryCo Subsidiary or Transferred FoundryCo JV Entity:

(A)	the constituent or charter documents of each Transferred FoundryCo Subsidiary and Transferred FoundryCo JV Entity in effect as of the Closing, duly certified by the proper officials of the jurisdiction of organization of each such entity;

(B)	share transfer deeds and all other certificates or instruments representing the shares, partnership interests or other ownership interests of the Transferred FoundryCo Subsidiaries and Transferred FoundryCo JV Entities, duly endorsed and accompanied by necessary documentation for transfer;

(C)	the resignations, effective on the Closing Date, of the officers and directors of each Transferred FoundryCo Subsidiary and Transferred FoundryCo JV Entity who will no longer serve in such capacities following the Closing;

(D)	the complete and correct operating agreements and other records in Discovery’s possession (including registration of stock transfers) with respect to the Transferred FoundryCo Subsidiaries and the Transferred FoundryCo JV Entities; and

(E)	the complete and correct partnership agreements of each Transferred FoundryCo JV Entity;

(vi)

good standing certificates or other similar certificates (such as an excerpt of the commercial register, or Handelsregister) for each Transferred FoundryCo Subsidiary from the secretary of state or similar Governmental Authority of the jurisdiction in which such entity is incorporated or

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organized and from the secretary of state or similar Governmental Authority in each other jurisdiction in which the properties owned or leased by any Transferred FoundryCo Subsidiary, or the operation of its business in such jurisdiction, requires any Transferred FoundryCo Subsidiary to qualify to do business, in each case dated as of a date not earlier than ten (10) Business Days prior to the Closing;

(vii)	the executed Discovery FoundryCo Closing Certificate;

(viii)	the executed Patent Assignments; and

(ix)	executed counterparts of each other Transaction Document required to be delivered by Discovery or its Subsidiaries to FoundryCo or its Subsidiaries.

(b) Closing Deliveries by Discovery to Oyster. At the Closing, Discovery shall deliver or cause to be delivered to Oyster or its designee (such instruments, collectively, the “Discovery Oyster Closing Deliverables”):

(i)	a receipt for the Oyster/Discovery Cash Consideration;

(ii)	a true and complete copy, certified by the secretary or an assistant secretary of Discovery, of the resolutions duly and validly adopted by the board of directors of Discovery evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby;

(iii)	the executed Discovery Oyster Closing Certificate;

(iv)	drafts of certificates representing seven hundred thousand (700,000) Class B Preferred Shares registered in the name of Oyster; and

(v)	executed counterparts of each other Transaction Document required to be delivered by Discovery or its Subsidiaries to Oyster or its Subsidiaries.

(c) Closing Deliveries by Discovery to Pearl. At the Closing, Discovery shall deliver or cause to be delivered to Pearl or its designee (such instruments, collectively, the “Discovery Pearl Closing Deliverables”):

(i)	the Discovery Shares in book entry form delivered into the account of DTC or a DTC Participant custodian designated by Pearl;

(ii)	the Warrants;

(iii)	a receipt for the Pearl/Discovery Cash Consideration;

(iv)	a true and complete copy, certified by the secretary or an assistant secretary of Discovery, of the resolutions duly and validly adopted by the board of directors of Discovery evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby;

(v)	a true and complete copy, certified by the secretary or an assistant secretary of Discovery, of the NYSE Required Approval;

(vi)	the executed Discovery Pearl Closing Certificate; and

(vii)	executed counterparts of each other Transaction Document required to be delivered by Discovery or its Subsidiaries to Pearl or its Subsidiaries.

SECTION 2.05. Closing Deliveries by FoundryCo.

(a) Closing Deliveries by FoundryCo to Discovery. At the Closing, the Parties shall cause FoundryCo or its Subsidiaries, as applicable, to deliver to Discovery or its Subsidiaries, as applicable (such instruments, collectively, the “FoundryCo Discovery Closing Deliverables”):

(i)

drafts of certificates representing one (1) Class A Ordinary Share, one million six hundred eighty thousand three hundred fifty-five (1,680,355) Class A Preferred Shares and seven hundred thousand (700,000) Class B Preferred Shares, registered in the name of Discovery or its designee

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and a draft of the register of members of FoundryCo showing the registration of said Class A Ordinary Share, Class A Preferred Shares, and Class B Preferred Shares;

(ii)	executed counterparts of the Assumption Agreement and each other applicable instrument of conveyance, assignment or assumption that requires FoundryCo’s or such Subsidiary’s execution to be effective;

(iii)	a true and complete copy of the Memorandum and Articles of Association of FoundryCo and the constituent or charter documents as in effect at the Closing of each Subsidiary of FoundryCo that is not a Transferred FoundryCo Subsidiary, duly certified by the proper officials of the jurisdiction of organization of each such entity;

(iv)	a true and complete copy, certified by a director or officer of FoundryCo or such Subsidiary, of the resolutions duly and validly adopted by the board of directors of FoundryCo or other competent body of such Subsidiary evidencing their authorization of the execution and delivery of the FoundryCo Joinder and each Ancillary Agreement to which FoundryCo will become a party as of the Closing and the consummation of the transactions contemplated hereby and thereby;

(v)	the executed FoundryCo Discovery Closing Certificate; and

(vi)	executed counterparts of the FoundryCo Joinder and each other Transaction Document to which FoundryCo or its Subsidiaries and Discovery or its Subsidiaries will be parties at the Closing.

(b) Closing Deliveries by FoundryCo to Oyster. At the Closing, the Parties shall cause FoundryCo or its Subsidiaries, as applicable, to deliver to Oyster or its Subsidiaries, as applicable (such instruments, collectively, the “FoundryCo Oyster Closing Deliverables”):

(i)	drafts of certificates representing one (1) Class A Ordinary Share, three hundred thirty-six thousand seventy-one (336,071) Class A Preferred Shares, six hundred forty-four thousand two hundred eighty-four (644,284) Class B Preferred Shares, eighty-three million nine hundred twenty-nine thousand dollars ($83,929,000) aggregate principal amount of Class A Convertible Notes and three hundred thirty-five million seven hundred sixteen thousand dollars ($335,716,000) aggregate principal amount of Class B Convertible Notes, and a draft of the register of members of FoundryCo showing the registration of said Class A Ordinary Share, Class A Preferred Shares and Class B Preferred Shares;

(ii)	a receipt for the Oyster/FoundryCo Cash Consideration;

(iii)	a true and complete copy of the Memorandum and Articles of Association of FoundryCo and the constituent or charter documents as in effect at the Closing of each Subsidiary of FoundryCo, duly certified by the proper officials of the jurisdiction of organization of each such entity;

(iv)	a true and complete copy, certified by a director or officer of FoundryCo or such Subsidiary, of the resolutions duly and validly adopted by the board of directors of FoundryCo or other competent body of such Subsidiary evidencing their authorization of the execution and delivery of the FoundryCo Joinder and each Ancillary Agreement to which it will become a party as of the Closing and the consummation of the transactions contemplated hereby and thereby; and

(v)	executed counterparts of the FoundryCo Joinder and each other Transaction Document to which FoundryCo or its Subsidiaries and Oyster or its Subsidiaries will be parties at the Closing.

SECTION 2.06. Closing Deliveries by Oyster. Closing Deliveries by Oyster to Discovery. At the Closing, Oyster shall deliver or cause to be delivered to Discovery (such instruments, collectively, the “Oyster Discovery Closing Deliverables”):

(i)	the Oyster/Discovery Cash Consideration by wire transfer in immediately available funds;

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(ii)	a true and complete copy, certified by an authorized representative of Oyster of the resolutions duly and validly adopted by Oyster evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby;

(iii)	the executed Oyster Discovery Closing Certificate; and

(iv)	executed counterparts of each other Transaction Document to which Oyster or its Subsidiaries and Discovery or its Subsidiaries will be parties at the Closing.

(b) Closing Deliveries by Oyster to FoundryCo. At the Closing, Oyster shall deliver or cause to be delivered to FoundryCo (such instruments, collectively, the “Oyster FoundryCo Closing Deliverables”):

(i)	the Oyster/FoundryCo Cash Consideration by wire transfer in immediately available funds;

(ii)	a receipt for one (1) Class A Ordinary Share, three hundred thirty-six thousand seventy-one (336,071) Class A Preferred Shares, six hundred forty-four thousand two hundred eighty-four (644,284) Class B Preferred Shares, eighty-three million nine hundred twenty-nine thousand dollars ($83,929,000) aggregate principal amount of Class A Convertible Notes and three hundred thirty-five million seven hundred sixteen thousand dollars ($335,716,000) aggregate principal amount of Class B Convertible Notes;

(iii)	a true and complete copy, certified by an authorized representative of Oyster of the resolutions duly and validly adopted by Oyster evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby;

(iv)	the executed Oyster FoundryCo Closing Certificate; and

(v)	executed counterparts of each other Transaction Document to which Oyster and FoundryCo will be parties at the Closing.

SECTION 2.07. Closing Deliveries by Pearl to Discovery. At the Closing, Pearl shall deliver or cause to be delivered to Discovery (such instruments, collectively, the “Pearl Discovery Closing Deliverables”):

(i)	the Pearl/Discovery Cash Consideration by wire transfer in immediately available funds;

(ii)	a receipt for the Discovery Shares and the Warrants;

(iii)	a true and complete copy, certified by an authorized representative of Pearl of the resolutions duly and validly adopted by Pearl evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby;

(iv)	the executed Pearl Discovery Closing Certificate; and

(v)	executed counterparts of each other Transaction Document to which Pearl or its Subsidiaries and Discovery or its Subsidiaries will be parties at the Closing.

SECTION 2.08. Adjustment of Purchase Price. The Purchase Price shall be subject to adjustment at or after the Closing as specified herein:

(a) Closing Statement of Initial Valuation Net Tangible Assets. As promptly as practicable, but in any event within ninety (90) calendar days following the Closing, FoundryCo shall deliver to Discovery and Oyster the Closing Statement of Initial Valuation Net Tangible Assets, together with a statement of the chief financial officer of FoundryCo (or, if FoundryCo shall not have a chief financial officer, a statement of such other senior executive officer responsible for the preparation of the financial statements of FoundryCo) certifying that the Closing Statement of Initial Valuation Net Tangible Assets fairly presents FoundryCo’s Initial Valuation Net Tangible Assets at the Closing in accordance with the Statement of Principles for Initial Valuation Net Tangible

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Assets included on Schedule 2.08. During the preparation of the Closing Statement of Initial Valuation Net Tangible Assets, and during the period for resolution of disputes set forth in Section 2.08(b), Discovery, Oyster and their respective representatives (including their independent accountants) shall have the right to review FoundryCo’s, Discovery’s, and any of their respective consolidated Subsidiaries’ books and records, accounting policies, internal controls processes, and other information relevant to the preparation of the Reference Statement of Initial Valuation Net Tangible Assets or the Closing Statement of Initial Valuation Net Tangible Assets. In connection with such review, each of FoundryCo and Discovery agrees that it will reasonably cooperate and cause its respective Subsidiaries to reasonably cooperate with Oyster, and in the case of FoundryCo, with Discovery, and the respective representatives of Oyster and Discovery, as the case may be, to provide all such requested information, and to make available during normal business hours FoundryCo’s, Discovery’s and their respective Subsidiaries’ management and employees, in each case as reasonably deemed necessary and appropriate by Discovery or Oyster or their respective representatives in order to perform such review.

(b) Disputes. (i) Subject to clause (ii) of this Section 2.08(b), the Closing Statement of Initial Valuation Net Tangible Assets delivered by FoundryCo to Discovery and Oyster shall be final, conclusive and binding on the parties hereto.

(ii)

Either Discovery or Oyster may dispute any amounts reflected on the Closing Statement of Initial Valuation Net Tangible Assets if the dispute, if resolved completely in favor of Discovery or Oyster, as applicable, would result in the Initial Valuation Net Tangible Assets reflected on the Closing Statement of Initial Valuation Net Tangible Assets being greater or less than the Initial Valuation Net Tangible Assets reflected on the Reference Statement of Initial Valuation Net Tangible Assets by more than the Designated Amount, but only on the basis that the amounts reflected on the Closing Statement of Initial Valuation Net Tangible Assets were not arrived at in accordance with the Statement of Principles for Initial Valuation Net Tangible Assets and the Reference Statement of Initial Valuation Net Tangible Assets or were arrived at based on mathematical or clerical error; provided, however, that Discovery or Oyster, as applicable, shall have notified the other Party in writing of each disputed item, specifying the estimated amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within thirty (30) Business Days of FoundryCo’s delivery of the Closing Statement of Initial Valuation Net Tangible Assets to Discovery and Oyster. In the event of such a dispute, Discovery and Ernst & Young LLP, on the one hand, and Oyster and KPMG LLP, on the other hand, shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, conclusive and binding on the Parties hereto. If any such resolution leaves in dispute amounts the net effect of which in the aggregate would not result in the Initial Valuation Net Tangible Assets reflected on the Closing Statement of Initial Valuation Net Tangible Assets being greater or less than the Initial Valuation Net Tangible Assets reflected on the Reference Statement of Initial Valuation Net Tangible Assets by more than the Designated Amount, all such amounts remaining in dispute shall then be deemed to have been resolved in favor of the Closing Statement of Initial Valuation Net Tangible Assets delivered by FoundryCo to Discovery and Oyster. If Discovery and Oyster are unable to reach a resolution with such effect within twenty (20) Business Days after the receipt by Discovery or Oyster, as applicable, of the other Party’s written notice of dispute, Discovery and Oyster shall submit the items remaining in dispute for resolution to PricewaterhouseCoopers LLP (or, if such firm shall decline or is unable to act or is not, at the time of such submission, independent of Discovery, Oyster and FoundryCo, to another independent accounting firm of international reputation mutually acceptable to Discovery and Oyster) (either PricewaterhouseCoopers LLP or such other accounting firm being referred to herein as the “Independent Accounting Firm”), which shall, within thirty (30) Business Days after such submission, determine and report to Discovery and Oyster upon such remaining disputed items, and such report shall be final, conclusive and binding on Discovery and Oyster. The fees and disbursements of the Independent Accounting Firm shall be allocated between Discovery and Oyster in the same proportion that the aggregate amount of such remaining disputed items so

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submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such Party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted. The scope of the disputes to be resolved by the Independent Accounting Firm, and the scope of the Independent Accounting Firm’s review, shall be limited to disputes concerning whether the amounts reflected on the Closing Statement of Initial Valuation Net Tangible Assets were not arrived at on a basis consistent with the Statement of Principles for Initial Valuation Net Tangible Assets, or were arrived at based on mathematical or clerical error, and the Independent Accounting Firm shall not make any other determination.

(iii)	In acting under this Agreement, Ernst & Young LLP, KPMG LLP and the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

(iv)	No adjustment to the Purchase Price pursuant to Section 2.08(c) shall be made with respect to amounts disputed by Discovery or Oyster pursuant to this Section 2.08(b), unless the net effect of the amounts successfully disputed by Discovery or Oyster, as the case may be, in the aggregate, results in the Initial Valuation Net Tangible Assets reflected on the Closing Statement of Initial Valuation Net Tangible Assets being greater or less than the Initial Valuation Net Tangible Assets reflected on the Reference Statement of Initial Valuation Net Tangible Assets by more than the Designated Amount, in which case such adjustment to the Purchase Price pursuant to Section 2.08(c) shall only be made in an amount equal to any excess over the Designated Amount.

(c) Purchase Price Adjustment. The Closing Statement of Initial Valuation Net Tangible Assets shall be deemed final for the purposes of this Section 2.08 upon the earliest of (x) the failure of Discovery or Oyster to notify the other Party of a dispute within thirty (30) Business Days of FoundryCo’s delivery of the Closing Statement of Initial Valuation Net Tangible Assets to Discovery and Oyster, (y) the resolution of all disputes, pursuant to Section 2.08(b)(ii), by Discovery and Oyster, and (z) the resolution of all disputes, pursuant to Section 2.08(b)(ii), by the Independent Accounting Firm. Subject to the limitation set forth in Section 2.08(b)(iv), within three (3) Business Days of the Closing Statement of Initial Valuation Net Tangible Assets being deemed final, a Purchase Price adjustment shall be made as follows:

(i)	In the event that the amount of the Initial Valuation Net Tangible Assets reflected on the Reference Statement of Initial Valuation Net Tangible Assets exceeds the amount of the Initial Valuation Net Tangible Assets reflected on the Closing Statement of Initial Valuation Net Tangible Assets by more than the Designated Amount, then the Purchase Price shall be adjusted downward in an amount equal to 1.13 times such excess over the Designated Amount, and FoundryCo shall make such adjustment by issuing to Oyster an additional Class A Convertible Note and an additional Class B Convertible Note with an aggregate principal amount equal to the amount of such adjustment and in the same proportion, by principal amount, as the Class A Convertible Note and Class B Convertible Note, respectively, issued to Oyster at Closing.

(ii)	In the event that the amount of the Initial Valuation Net Tangible Assets reflected on the Closing Statement of Initial Valuation Net Tangible Assets exceeds the amount of the Initial Valuation Net Tangible Assets reflected on the Reference Statement of Initial Valuation Net Tangible Assets by more than the Designated Amount, then the Purchase Price shall be adjusted upward in an amount equal to 1.13 times such excess over the Designated Amount, and FoundryCo shall make such adjustment by canceling an aggregate principal amount of the Class A Convertible Note and the Class B Convertible Note issued to Oyster at Closing equal to the amount of such adjustment and in the same proportion, by principal amount, as the Class A Convertible Note and Class B Convertible Note, respectively, issued to Oyster at Closing.

(iii)

No purchase price adjustment shall be made in respect of any amount of Taxes reflected on the Closing Statement of Initial Valuation Net Tangible Assets that exceeds the amount of Taxes reflected on the Reference Statement of Initial Valuation Net Tangible Assets (which differences shall be the subject of indemnification pursuant to the Tax Matters Agreement), and no such excess shall be considered in the determination of whether the amount of Initial Valuation Net

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Tangible Assets reflected on the Closing Statement of Initial Valuation Net Tangible Assets exceeds the amount of Initial Valuation Net Tangible Assets reflected on the Reference Statement of Initial Valuation Net Tangible Assets by more than the Designated Amount.

(d) Adjustment on Certain Other Events. In the event that Discovery fails to deliver the Make Whole Consent or the Make Whole Payment at or prior to Closing, or in the event that at any time prior to, at or after the Closing, FoundryCo shall pay any Conveyance Taxes, then at Closing, or in the case of Conveyance Taxes paid after Closing, promptly after each payment by FoundryCo of such Conveyance Taxes, FoundryCo shall issue to Oyster an additional Class A Convertible Note and an additional Class B Convertible Note (in the same proportion, by principal amount, as the Class A Convertible Note and the Class B Convertible Note issued to Oyster at Closing in consideration of the payment of the Oyster/FoundryCo Cash Consideration) with aggregate principal amounts equal to the amount of such (i) payment or payments of Conveyance Taxes (if any) made by FoundryCo plus (ii) the amount, if any, of the value of the Make Whole Payment (or that portion thereof unpaid at Closing).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF DISCOVERY TO OYSTER AND PEARL RELATING TO DISCOVERY

Except as set forth in the appropriate Section of the Disclosure Schedule (provided that any information disclosed under any Section of the Disclosure Schedule shall be deemed disclosed and incorporated into any other Section thereof where it is reasonably apparent that such disclosure is relevant to such other Section), as an inducement to each of Oyster and Pearl to enter into this Agreement, Discovery hereby represents and warrants to each of Oyster and Pearl, as of the date hereof and as of the Closing (unless expressly stated to be made as of another time or for another period), as follows:

SECTION 3.01. Organization, Authority and Qualification of Discovery. Discovery has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Discovery is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, (a) materially and adversely affect the ability of Discovery to carry out its obligations under or consummate the transactions contemplated by this Agreement or the Ancillary Agreements or (b) otherwise result in a Discovery Material Adverse Effect or a FoundryCo Material Adverse Effect.

SECTION 3.02. Good Standing of Subsidiaries. Each of Discovery’s Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation (to the extent such concept is recognized in such jurisdiction), has corporate power and authority to own, lease and operate its properties, to enter into any Ancillary Agreement to which such Subsidiary is or will become a party, to carry out its obligations thereunder, to consummate the transactions contemplated thereby, and to conduct its business as described in the Discovery SEC Documents, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, (a) materially and adversely affect the ability of Discovery to carry out its obligations under, or consummate the transactions contemplated by, this Agreement or the Ancillary Agreements or (b) result in a Discovery Material Adverse Effect or a FoundryCo Material Adverse Effect; except for (i) Advanced Micro Devices Belgium N.V., six (6) shares of which are owned by an individual, Thomas M. McCoy, and (ii) Discovery Fab 36 Limited Liability Company & Co. KG, nine-point-seven-nine percent (9.79%) of the limited partner interests of which are owned by an unaffiliated third party, all of the issued and outstanding capital stock of each such Subsidiary has been

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duly authorized and validly issued, is fully paid and non-assessable and, except as set forth in the Discovery SEC Documents, all outstanding capital stock of each such Subsidiary is owned by Discovery, directly or through Subsidiaries, and is free and clear of any Encumbrance, except for all shares or interests of Discovery Fab 36 Limited Liability Company & Co. KG, Discovery Fab 36 Holding GmbH, Discovery Fab 36 Admin GmbH and Discovery Fab 36 LLC, which are pledged to lenders in connection with the Term Loan Facility Agreement.

SECTION 3.03. Authorization of Agreements; Enforceability. The execution and delivery of this Agreement by Discovery and the execution and delivery of the Ancillary Agreements by Discovery and each of its Subsidiaries who is or will become a party thereto, the performance by Discovery and each such Subsidiary of its obligations hereunder and thereunder and the consummation by Discovery and each such Subsidiary of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Discovery and each such Subsidiary. This Agreement has been, and upon their execution the Ancillary Agreements shall have been, duly executed and delivered by Discovery and each such Subsidiary, and this Agreement constitutes, and upon their execution the Ancillary Agreements shall constitute, valid and binding obligations of Discovery and each such Subsidiary, enforceable against Discovery and each such Subsidiary in accordance with their respective terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity, and by applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

SECTION 3.04. Absence of Further Requirements. The execution and delivery of this Agreement by Discovery and the execution and delivery of the Ancillary Agreements by Discovery and each of its Subsidiaries who is or will become a party thereto, the performance by Discovery and each such Subsidiary of their obligations hereunder and thereunder and the consummation by Discovery and each such Subsidiary of the transactions contemplated hereby and thereby do not and will not require any material Authorizations other than the Required Authorizations and do not and will not require any material Consents other than the Required Consents.

SECTION 3.05. Capitalization. The capital stock of Discovery conforms in all material respects to the description thereof contained in the Discovery SEC Documents. The shares of issued and outstanding capital stock of Discovery have been duly authorized and validly issued and are fully paid and non-assessable. As of September 27, 2008, there were 608,461,106 shares of Discovery Common Stock issued and outstanding. Since September 27, 2008, Discovery has not issued any shares of Discovery Common Stock except under the Stock Option Plans or pursuant to contractual rights described in the Discovery SEC Documents, and since September 27, 2008, except pursuant to the Stock Option Plans, Discovery has not granted or issued any, and except as described in the Discovery SEC Documents, there do not exist any, options, warrants or other rights to purchase, agreements or obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock or ownership interests in Discovery.

SECTION 3.06. Discovery SEC Documents. Discovery has filed all forms, reports and documents required to be filed by it with the SEC since December 31, 2005 (collectively, the “Discovery SEC Documents”). The Discovery SEC Documents (i) at the time they were filed, or, if amended, as of the date of such amendment, complied in all material respects with either the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of Discovery’s Subsidiaries are required to file any form, report or other document with the SEC.

SECTION 3.07. Financial Statements. The financial statements included or incorporated by reference in the Discovery SEC Documents, together with the related schedules and notes, present fairly in all material respects the financial condition, results of operations and cash flows of Discovery and its consolidated Subsidiaries at the dates indicated, and said financial statements have been prepared in conformity with GAAP (except as otherwise noted therein).

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SECTION 3.08. Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Discovery SEC Documents are independent public accountants as required by the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder.

SECTION 3.09. Stock Options. With respect to the Stock Options, (i) each Stock Option designated by Discovery at the time of grant as an “incentive stock option,” as defined in the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the Grant Date by all necessary corporate action, including, as applicable, approval by the board of directors of Discovery (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes, (iii) each such grant was made in accordance with the terms of the Stock Option Plans, the Exchange Act, and all other Laws and regulations of the New York Stock Exchange and any other exchange on which Discovery securities are traded, (iv)(A) the per share exercise price of each Stock Option was equal to or greater than the fair market value of a share of Discovery Common Stock on the applicable Grant Date or (B) if the per share exercise price was not equal to or greater than the fair market value of a share of Discovery Common Stock on the applicable Grant Date, the appropriate accounting charges were taken in Discovery’s financial statements, and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of Discovery and disclosed in Discovery’s filings with the SEC in accordance with the Exchange Act and other applicable Laws. Discovery has not knowingly granted, and there is no and has been no policy or practice of Discovery of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with the release or other public announcement of material information regarding Discovery or its Subsidiaries or their results of operations or prospects.

SECTION 3.10. No Material Adverse Change in Business. Except as otherwise disclosed in the Discovery SEC Documents, since the respective dates as of which information is given in the Discovery SEC Documents, (i) Discovery has conducted the Discovery Business only in the ordinary course, consistent with past practice, (ii) there has been no Discovery Material Adverse Effect or FoundryCo Material Adverse Effect and (iii) there has been no dividend or distribution of any kind declared, paid or made by Discovery on any class of its capital stock.

SECTION 3.11. Absence of Defaults and Conflicts. Neither Discovery nor any of its Subsidiaries is in material default under any Material Discovery Contract. The execution and delivery by Discovery of this Agreement and the Ancillary Agreements, and the execution and delivery of the Ancillary Agreements by each Subsidiary who is or will become a party thereto, the compliance by Discovery and each such Subsidiary with all the provisions hereof or thereof, the performance by Discovery and each such Subsidiary of all of its obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, and the delivery of the Discovery Shares and Warrants pursuant to this Agreement and the delivery of the Warrant Shares pursuant to the Warrants will not: (i) assuming the receipt of all Required Consents, conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws or other constituent documents of Discovery or any of its Subsidiaries, any Material Discovery Contract, or any other indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to Discovery and its Subsidiaries, taken as a whole, to which Discovery or any of its Subsidiaries is a party or by which Discovery or any of its Subsidiaries or their respective property is bound; (ii) materially violate or conflict with any Law applicable to Discovery, any of its Subsidiaries or their respective property; (iii) result in the imposition or creation of (or the obligation to create or impose) any material Encumbrance on the assets, properties or business of Discovery, including the FoundryCo Assets, under any agreement or instrument to which Discovery or any of its Subsidiaries is a party or by which Discovery or any of its Subsidiaries or their respective property is bound; or (iv) result in the suspension, termination or revocation of any material Consent or Authorization of Discovery or any of its Subsidiaries or any other impairment of the rights of the holder of any such material Consent or Authorization.

SECTION 3.12. Absence of Proceedings. To the knowledge of Discovery and its Subsidiaries, except as disclosed in the Discovery SEC Documents, which descriptions are accurate in all material respects, there is no material Action before or brought by any Governmental Authority, now pending or threatened against or affecting Discovery or such Subsidiary.

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SECTION 3.13. Absence of Labor Dispute. No significant unfair labor practice complaint is pending against Discovery or any of its Subsidiaries or, to the knowledge of Discovery, threatened against any of them, before the National Labor Relations Board or any similar Governmental Authority and no significant Action arising out of or under any collective bargaining or collective agreement is pending against Discovery or any of its Subsidiaries or, to the knowledge of Discovery, threatened against any of them; and no material labor dispute with the employees of Discovery or any of its Subsidiaries exists or, to the knowledge of Discovery, is imminent.

SECTION 3.14. Intellectual Property. Discovery and its Subsidiaries own, possess, license or have other rights to use all material Intellectual Property necessary for the conduct of the Discovery Business. Except as set forth in the Discovery SEC Documents: (i) to the knowledge of Discovery, there is no material infringement by third parties of any such Intellectual Property; (ii) to the knowledge of Discovery, there is no pending or threatened material Action, suit, proceeding or claim by others challenging the rights of Discovery or any of its Subsidiaries in or to any such Intellectual Property; (iii) to the knowledge of Discovery, there is no pending or threatened material Action by others challenging the validity or scope of any such Intellectual Property; (iv) to the knowledge of Discovery, there is no pending or threatened material Action by others that Discovery infringes or otherwise violates any Patent, Trademark, Copyright, Trade Secret or other proprietary rights of others; (v) to the knowledge of Discovery, there is no U.S. Patent or published U.S. Patent application which contains claims that dominate or may dominate any Intellectual Property owned by or licensed to Discovery or any of its Subsidiaries or that interferes with the issued or pending claims related to any such Intellectual Property; and (vi) there is no prior art of which Discovery is aware that may render any U.S. Patent held by Discovery or any of its Subsidiaries invalid or any U.S. Patent application held by Discovery or any of its Subsidiaries unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

SECTION 3.15. Possession of Authorizations. Discovery and its Subsidiaries possess such material Authorizations as are necessary to conduct the Discovery Business; Discovery and its Subsidiaries are in material compliance with the terms and conditions of all such Authorizations; all of such Authorizations are valid and in full force and effect; and no event has occurred, nor have Discovery or any of its Subsidiaries received any notice of any Actions relating to the revocation or modification of any such Authorizations.

SECTION 3.16. Title to Property. Each of Discovery and its Subsidiaries owns, licenses or leases all such properties as are necessary and material to the conduct of the Discovery Business.

SECTION 3.17. Environmental Laws. Except as disclosed in the Discovery SEC Documents, (i) neither Discovery nor any of its Subsidiaries has violated in any material respects any Environmental Laws, (ii) Discovery has established an internal compliance program to ensure material compliance by Discovery and its Subsidiaries with all Environmental Laws, and (iii) to Discovery’s knowledge, there are no circumstances that can reasonably be expected to form the basis of any material Action under any Environmental Law.

SECTION 3.18. ERISA. Neither Discovery nor any of its Subsidiaries has violated in any material respects any provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).

SECTION 3.19. Foreign Corrupt Practices Act. Neither Discovery nor any of its Subsidiaries has violated in any material respects any provisions of the Foreign Corrupt Practices Act of 1977.

SECTION 3.20. Tax Returns. All Tax Returns required to be filed by Discovery and each of its Subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material Taxes due pursuant to such Tax Returns or pursuant to any assessment received by Discovery or any of its Subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

SECTION 3.21. Insurance. Discovery and each of its Subsidiaries maintain insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect Discovery and each of its Subsidiaries and its

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businesses. Neither Discovery nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and as of the Closing.

SECTION 3.22. Internal Controls. Discovery and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the records of assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

SECTION 3.23. Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of Discovery or any of Discovery’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, including Section 402 thereof related to loans and Sections 302 and 906 related to certifications.

SECTION 3.24. Money Laundering Laws. The Discovery Business is, and has been conducted at all times in compliance with all Money Laundering Laws and no Action by or before any court or Governmental Authority or any arbitrator involving Discovery with respect to the Money Laundering Laws is pending or, to the knowledge of Discovery, threatened.

SECTION 3.25. Brokers. Except for Merrill Lynch & Co. and Morgan Stanley & Co. Incorporated, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of Discovery. Discovery is solely responsible for the fees and expenses of Merrill Lynch & Co. and Morgan Stanley & Co. Incorporated.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF DISCOVERY TO OYSTER AND FOUNDRYCO RELATING TO FOUNDRYCO

Except as set forth in the appropriate Section of the Disclosure Schedule (provided that any information disclosed under any Section of the Disclosure Schedule shall be deemed disclosed and incorporated into any other Section thereof where it is reasonably apparent that such disclosure is relevant to such other Section), as an inducement to Oyster and FoundryCo to enter into this Agreement, Discovery hereby represents and warrants to Oyster as of the date hereof, and to each of Oyster and FoundryCo as of the Closing, as follows:

SECTION 4.01. Organization, Authority and Qualification of FoundryCo. At the Closing, FoundryCo will be an exempted company limited by shares, duly formed, validly existing and in good standing under the Laws of the Cayman Islands. At the Closing, FoundryCo and its Subsidiaries will have all requisite power and authority and all necessary Authorizations to acquire and own the FoundryCo Assets, to assume the Assumed Liabilities and to carry on the FoundryCo business as proposed to be conducted in this Agreement and the Ancillary Agreements. At the Closing, FoundryCo and its Subsidiaries will have all corporate power and authority to execute and deliver the Ancillary Agreements to which they will become a party, and to perform their obligations hereunder and thereunder. At the Closing, FoundryCo will not have engaged in any business, conducted any operations, or taken any corporate action other than as contemplated by this Agreement (including as disclosed in the Disclosure Schedule) and the Ancillary Agreements. At the Closing, FoundryCo will not have any Subsidiaries or minority interests in other entities other than the Transferred FoundryCo Subsidiaries and Transferred FoundryCo JV Entities or as set forth in the FoundryCo Capitalization Table attached as Exhibit L hereto.

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SECTION 4.02. Capitalization of FoundryCo.

(a) Capitalization. At the Closing, giving effect to the transactions contemplated by this Agreement, the consolidated capitalization of FoundryCo will be as set forth in the FoundryCo Capitalization Table.

(b) Share Issuance. Upon their issuance as contemplated by this Agreement, both of the Class A Ordinary Shares and all of the Class A Preferred Shares and the Class B Preferred Shares will be duly authorized, validly issued, fully paid, non-assessable and free of all preemptive or similar rights, except as set forth in the Shareholders’ Agreement and will be entitled to the rights and subject to the restrictions described in the Memorandum and Articles of Association. Upon their issuance upon conversion of the Class A Preferred Shares and the Class B Preferred Shares, the Class B Ordinary Shares issuable upon such conversion will be duly authorized, validly issued, fully paid, non-assessable and free of all preemptive or similar rights, except as set forth in the Shareholders’ Agreement.

(c) FoundryCo Convertible Notes. At the Closing, the execution and delivery of the FoundryCo Convertible Notes by FoundryCo, the performance by FoundryCo of its obligations thereunder, and the consummation by FoundryCo of the transactions contemplated thereby will have been duly authorized by all requisite corporate action on the part of FoundryCo. At the Closing, the FoundryCo Convertible Notes shall have been duly executed and delivered by FoundryCo and shall constitute a valid and binding obligation of FoundryCo, enforceable against FoundryCo in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally. At the Closing, FoundryCo will have reserved for issuance the sufficient Class A Preferred Shares and Class B Preferred Shares issuable upon conversion of the FoundryCo Convertible Notes. The Class A Preferred Shares and Class B Preferred Shares issuable upon such conversion will, when issued, be entitled to the rights and subject to the restrictions described in the Memorandum and Articles of Association and will be duly authorized, validly issued, fully paid, non-assessable and free of all preemptive or similar rights, except as set forth in the Shareholders’ Agreement.

(d) Absence of Other Rights. Except for the conversion rights which attach to the Class A Preferred Shares, the Class B Preferred Shares and the FoundryCo Convertible Notes, on the Closing Date, there will be no Ordinary Shares or any other equity security of FoundryCo issuable upon conversion or exchange of any security of FoundryCo nor will there be any rights, options or warrants outstanding or other agreements to acquire Ordinary Shares or any other equity security of FoundryCo (except as set forth in the Shareholders’ Agreement), nor will FoundryCo be contractually obligated to purchase, redeem or otherwise acquire any of its outstanding securities. Except as set forth in the Shareholders’ Agreement, no shareholder of FoundryCo is entitled to any preemptive or similar rights to subscribe for shares in capital of FoundryCo. Except as set forth in the Shareholders’ Agreement, FoundryCo has not agreed to register any of its securities under the Securities Act and there are no existing voting trusts or similar agreements to which FoundryCo or any of its Subsidiaries is a party with respect to the voting of the capital of FoundryCo or the capital stock of any of its Subsidiaries.

SECTION 4.03. FoundryCo Assets. Discovery or one or more of its Subsidiaries has good and marketable title to, or, in the case of leased FoundryCo Assets, valid and subsisting leasehold interests in, all the FoundryCo Assets (other than Intellectual Property and Transferred IP Agreements which are covered in Section 4.14), free and clear of all Encumbrances, except Permitted Encumbrances. Upon consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, the FoundryCo Assets (other than Intellectual Property and Transferred IP Agreements which are covered in Section 4.14), together with the services provided by Discovery pursuant to the Ancillary Agreements constitute all of the material tangible assets, properties and contractual rights as are necessary in the conduct of the business of the FoundryCo Group at and immediately after the Closing in substantially the same manner as conducted by Discovery immediately prior to the Closing. The FoundryCo Assets that are tangible assets are in good operating condition and repair (ordinary wear and tear excepted) and are suitable for the purposes for which they are used and intended to be used. Upon consummation of the transactions contemplated by this Agreement and the execution of the instruments of transfer contemplated

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by this Agreement, FoundryCo will own, with good, valid and marketable title, or lease, under valid and subsisting leases, or otherwise acquire the interests of Discovery and its Subsidiaries in, the tangible FoundryCo Assets, free and clear of any Encumbrances other than Permitted Encumbrances, and without incurring any financial penalty or change that would be materially adverse to the FoundryCo Group in the operations of the tangible FoundryCo Assets, including any increase in rentals, royalties, or license or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

SECTION 4.04. Transferred FoundryCo Subsidiaries.

(a) Organization of Subsidiaries. Each Transferred FoundryCo Subsidiary is a corporation, limited liability company, limited liability partnership or other entity, as the case may be, that is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (to the extent such concept is recognized in such jurisdiction) and has all requisite power and authority to carry on its business as now conducted and to own and operate the FoundryCo Assets as now owned and operated by it. Each Transferred FoundryCo Subsidiary is, or will be, as of the Closing Date, qualified to conduct business and is, or will be, as of the Closing Date, in good standing (to the extent such concept is recognized in such jurisdiction) in each jurisdiction in which it owns or operates the FoundryCo Assets, except where the failure to be so qualified would not, individually or in the aggregate, result in a FoundryCo Material Adverse Effect. Each Transferred FoundryCo Subsidiary and its jurisdiction of organization is identified in Section 4.04(a) of the Disclosure Schedule.

(b) Capitalization. As of the Closing, the authorized and outstanding share capital of each Transferred FoundryCo Subsidiary will be as set forth in Section 4.04(b) of the Disclosure Schedule. As of the Closing, all of the Transferred Interests will have been duly authorized, validly issued, fully paid, non-assessable, and free of preemptive or similar rights, and shall have been issued in material compliance with all Laws.

(c) No Rights to Acquire Securities. As of the Closing, there will not be outstanding (A) any options, warrants or other rights to purchase from any Transferred FoundryCo Subsidiaries any capital stock or other securities of such Transferred FoundryCo Subsidiaries, (B) any securities, notes or other indebtedness convertible into or exchangeable for shares of such capital stock or securities, (C) any other commitments of any kind by any Transferred FoundryCo Subsidiaries to issue additional shares of capital stock, options, warrants or other securities or (D) any equity equivalent or other ownership interests or similar rights in any Transferred FoundryCo Subsidiaries.

(d) Title to Transferred Interests. Immediately prior to the Closing, Discovery or its Subsidiaries shall be the sole registered or legal and beneficial owners of the Transferred Interests and the Transferred Interests shall be free and clear of all Encumbrances, and upon the Closing, FoundryCo or its Subsidiaries will acquire good and marketable title to such Transferred Interests, free and clear of any Encumbrance.

(e) Ownership. Section 4.04(e) of the Disclosure Schedule sets forth the identity of each of the holders of equity interests in the Transferred FoundryCo Subsidiaries and their respective ownership interests in the Transferred FoundryCo Subsidiaries. None of the Transferred FoundryCo Subsidiaries has any Subsidiaries and none owns, directly or indirectly, any equity investment or other ownership interest in any Person. None of the Transferred FoundryCo Subsidiaries is a participant in any joint venture, partnership or similar arrangement.

(f) Indebtedness. None of FoundryCo or the Transferred FoundryCo Subsidiaries has any outstanding Indebtedness.

(g) German Transferred FoundryCo Subsidiaries. None of the German Transferred FoundryCo Subsidiaries has entered into enterprise agreements (Unternehmensverträge) within the meaning of Section 291, 292 German Stock Cooperation Act (Aktiengesetz) and in particular no agreement which obliges any of the Transferred FoundryCo Subsidiaries to subordinate its management to a third party or to transfer its profits (Beherrschungs- oder Gewinnabführungsvertrag) to a third party. There are no silent partnership participations or similar

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participations under foreign jurisdictions in the German Transferred FoundryCo Subsidiaries. No insolvency proceedings or similar proceedings under applicable Law have been opened with respect to the German Transferred FoundryCo Subsidiaries, nor, to Discovery’s knowledge, have any been applied for. None of the German Transferred FoundryCo Subsidiaries is obliged to file for insolvency under applicable Law.

SECTION 4.05. Financial Information; Books and Records. (a) True and complete copies of the June 28, 2008 Statement of Net Tangible Assets and the Pre-Signing Financial Statements have been delivered by Discovery to Oyster and Pearl and are included in Section 4.05 of the Disclosure Schedule.

(i)	The June 28, 2008 Statement of Net Tangible Assets, (A) was prepared in accordance with the books of account and other financial records of Discovery and its Subsidiaries, (B) has been prepared on a basis consistent with the Statement of Principles for Initial Valuation Net Tangible Assets, and (C) presents fairly in all material respects the line items set forth therein as of the date thereof.

(ii)	The Pre-Signing Financial Statements (A) were prepared in accordance with the books of account and other financial records of the applicable Subsidiaries, (B) have been prepared in accordance with German generally accepted accounting standards applied on a basis consistent with the past practices of the applicable Subsidiaries, and (C) present fairly in all material respects the financial condition and results of operations of the applicable Subsidiaries as of the dates thereof and for the periods covered thereby, subject in the case of any interim financial statements to normal year-end audit adjustments and the absence of footnote disclosure.

(b) The books of account and other financial records of Discovery Saxony Holding GmbH, Discovery Fab 36 Holding GmbH, Discovery Saxony Limited Liability Company & Co. KG and Discovery Fab 36 Limited Liability Company & Co. KG: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with German generally accepted accounting standards applied on a basis consistent with the past practices of Discovery and its Subsidiaries; (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies; and (iii) have been maintained in accordance with good business and accounting practices.

(c) When prepared and delivered to Oyster and Pearl pursuant to Section 8.04, the Carve Out Financial Statements will (i) be prepared in accordance with the books of account and other financial records of Discovery and its Subsidiaries, (ii) be prepared in accordance with GAAP applied on a basis consistent with the past practices of Discovery, (iii) present fairly in all material respects the financial condition and results of operations of the FoundryCo business as of the dates thereof and for the periods covered thereby, (iv) be accompanied by the unqualified opinion of Ernst & Young LLP, and (v) conform in all material respects to the requirements of the SEC’s Regulation S-X as they relate to carve-out financial statements.

SECTION 4.06. Absence of Undisclosed Liabilities. There are no Liabilities of the Transferred FoundryCo Subsidiaries or otherwise related to the FoundryCo Assets that are required by GAAP to be set forth on the balance sheet of such entity, and to the knowledge of Discovery, there are no material contingent Liabilities of the Transferred FoundryCo Subsidiaries or otherwise related to the FoundryCo Assets, regardless of whether such Liabilities would be required by GAAP to be set forth on the balance sheet of such entity, other than Liabilities (a) reflected or reserved against on the June 28, 2008 Statement of Net Tangible Assets, or (b) as of the date of this Agreement, incurred since June 28, 2008 or, as of the Closing, incurred since the date of this Agreement, in the ordinary course of business, consistent with past practice of Discovery. Reserves are reflected on the June 28, 2008 Statement of Net Tangible Assets against all Liabilities of the Transferred FoundryCo Subsidiaries or otherwise related to the FoundryCo Assets, other than Liabilities relating to the Excluded Assets and Excluded Liabilities, in amounts that have been established on a basis consistent with the past practices of Discovery and in accordance with GAAP.

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SECTION 4.07. Transferred FoundryCo JV Entities.

(a) Each Transferred FoundryCo JV Entity and its jurisdiction of organization is listed in Section 4.07(a) of the Disclosure Schedule. There are no voting trusts, member agreements, proxies or other similar agreements in effect with respect to the voting of the Transferred Interests in the Transferred FoundryCo JV Entities. Discovery and its Subsidiaries have made all capital contributions to the Transferred FoundryCo JV Entities required to be made by them, there are no capital calls pending or, to the knowledge of Discovery, contemplated with respect thereto, and none of the Transferred FoundryCo JV Entities may make any capital call or otherwise cause Discovery or its Subsidiaries to contribute additional capital or incur any Liabilities with respect to such Transferred FoundryCo JV Entities without the consent of Discovery.

(b) To the knowledge of Discovery, there are no Liabilities of the Transferred FoundryCo JV Entities that are required by GAAP to be set forth on the balance sheet of such entity, and to the knowledge of Discovery, there are no material contingent Liabilities of the Transferred FoundryCo JV Entities, regardless of whether such Liabilities would be required by GAAP to be set forth on the balance sheet of such entity, other than Liabilities reflected or reserved against on the 2007 fiscal-year-end balance sheet of each such Transferred FoundryCo JV Entity, which has been made available to Oyster for each Transferred FoundryCo JV Entity. There are no Liabilities of Discovery or its Subsidiaries, contingent or otherwise, that relate to such Transferred FoundryCo JV Entity, other than Liabilities reflected or reserved against on the June 28, 2008 Statement of Net Tangible Assets. Reserves are reflected on the June 28, 2008 Statement of Net Tangible Assets against all Liabilities of Discovery and its Subsidiaries with respect to or otherwise related to the Transferred FoundryCo JV Entities, other than Liabilities relating to the Excluded Assets and Excluded Liabilities, in amounts that have been established on a basis consistent with the past practices of Discovery and in accordance with GAAP.

(c) From June 28, 2008 to the date of this Agreement, neither Discovery nor any of its Subsidiaries have (i) made any capital expenditure or commitment for any capital expenditure relating to, (ii) made any loan to, (iii) guaranteed any Indebtedness of, or (iv) otherwise incurred any Indebtedness relating to or on behalf of, in each case, the Transferred FoundryCo JV Entities.

(d) Neither Discovery nor any of its Subsidiaries has received any written notice from any Governmental Authority of any allegation that the Transferred FoundryCo JV Entities are not, or have not been operated in, compliance with any Law or Governmental Order that remains outstanding and has not been resolved.

(e) Neither Discovery nor any of its Subsidiaries is a party to any: (i) management contract relating to the Transferred FoundryCo JV Entities; (ii) contract or agreement with any Governmental Authority relating to the Transferred FoundryCo JV Entities; (iii) contract or agreement that limits or purports to limit the ability of Discovery or its Subsidiaries relating to the Transferred FoundryCo JV Entities to compete in any line of business or with any Person or in any geographic area or during any period of time; (iv) contract or agreement relating to the Transferred FoundryCo JV Entities between or among Discovery or its Subsidiaries, on the one hand, and one or more Affiliates of Discovery, on the other hand; or (v) any other contract or agreement relating to the Transferred FoundryCo JV Entities, whether or not made in the ordinary course of business, that is material to Discovery or its Subsidiaries or the FoundryCo Assets.

SECTION 4.08. Transferred Inventories. Discovery or its Subsidiaries have good and marketable title to the Transferred Inventories free and clear of all Encumbrances, other than Permitted Encumbrances. The Transferred Inventories do not consist of any items held on consignment. Neither Discovery nor any of its Subsidiaries is under any obligation or liability with respect to accepting returns of Transferred Inventories. The Transferred Inventories were acquired or manufactured and maintained in accordance with the regular business practices of Discovery and its Subsidiaries, consist of items of quality and quantity usable or salable in the ordinary course of business within a reasonable period of time and are valued by Discovery at reasonable amounts in accordance with GAAP, applied in a manner consistent with the past practices of Discovery, stated at standard cost adjusted to approximate the lower of actual cost (first-in, first-out method) or market (net realizable value). The Transferred Inventories are in good and merchantable condition in all material respects, are suitable and usable

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for the purposes for which they are intended, except for such items of inventory that have been written down to realizable market value or for which adequate reserves have been provided in a manner consistent with the past practices of Discovery. None of the Transferred Inventories are obsolete, unusable, slow-moving, damaged or unsaleable in the ordinary course of business, except for such items of inventory that have been written down to realizable market value or for which adequate reserves have been provided in a manner consistent with the past practices of Discovery.

SECTION 4.09. Absence of Certain Changes. From June 28, 2008 to the date of this Agreement, the Transferred FoundryCo Subsidiaries and the FoundryCo Assets have been operated in all material respects in the ordinary course and consistent with past practice. From June 28, 2008 to the date of this Agreement, neither Discovery nor any of its Subsidiaries have:

(a) written down or written up (or failed to write down or write up in accordance with GAAP consistent with past practice) the value of any FoundryCo Assets other than in the ordinary course of business consistent with past practice and in accordance with GAAP;

(b) made any change in any method of accounting or accounting practice or policy used by Discovery, other than such changes required or permitted by GAAP and set forth in Section 4.09 of the Disclosure Schedule;

(c) amended, terminated, cancelled or compromised any material claims related to the FoundryCo Assets, or waived any other rights of substantial value related to the FoundryCo Assets;

(d) sold, transferred, leased, subleased, licensed or otherwise disposed of any material properties or material assets, real, personal, intangible or mixed (including leasehold interests and Intellectual Property) that are included in the FoundryCo Assets, other than the sale of Inventories and non-exclusive licenses of Intellectual Property in each case, in the ordinary course of business consistent with past practice;

(e) merged with, entered into a consolidation with or acquired an interest in any Person engaged in a business relating to the FoundryCo Assets or the Transferred FoundryCo Subsidiaries or acquired a substantial portion of the assets or business of any Person engaged in a business relating to the FoundryCo Assets or the Transferred FoundryCo Subsidiaries or any division or line of business thereof, or otherwise acquired any material assets relating to the FoundryCo Assets or the Transferred FoundryCo Subsidiaries other than in the ordinary course of business consistent with past practice;

(f) made any capital expenditure or commitment for any capital expenditure, in each case relating to the FoundryCo Assets, the Transferred FoundryCo Subsidiaries or the Transferred FoundryCo JV Entities, in excess of one million dollars ($1,000,000) individually or five million dollars ($5,000,000) in the aggregate;

(g) issued any sales orders or otherwise agreed to make any purchases, in each case relating to the FoundryCo Assets or the Transferred FoundryCo Subsidiaries, involving exchanges in value in excess of one million dollars ($1,000,000) individually or five million dollars ($5,000,000) in the aggregate;

(h) made any material change in the customary methods of operation of the FoundryCo Assets or the Transferred FoundryCo Subsidiaries, including practices and policies relating to manufacturing, purchasing, Inventories, marketing, selling and pricing;

(i) made, revoked or changed any Tax election or method of Tax accounting, or settled or compromised any material liability with respect to Taxes;

(j) incurred any Indebtedness for borrowed money relating to the FoundryCo Assets or the Transferred FoundryCo Subsidiaries in excess of one million dollars ($1,000,000) individually or five million dollars ($5,000,000) in the aggregate;

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(k) made any loan to, guaranteed any Indebtedness of, or otherwise incurred any Indebtedness on behalf of, any Person in connection with the FoundryCo Assets, the Transferred FoundryCo Subsidiaries or the Transferred FoundryCo JV Entities;

(l) (i) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by Discovery or any of its Subsidiaries to any Transferred Employees, including any increase or change pursuant to any Plan, or (ii) established or increased, or promised to increase, any benefits under any Plan, in either case except in the ordinary course of business consistent with past practice or as required by Law or any collective agreement;

(m) entered into any agreement, arrangement or transaction relating to FoundryCo Assets, the Transferred FoundryCo Subsidiaries or the Transferred FoundryCo JV Entities with any of its directors, officers or employees (or with any relative, beneficiary, spouse or Affiliate of such Persons) other than standard non-disclosure agreements, invention assignment agreements or the like;

(n) except in the ordinary course of business consistent with past practice, (i) abandoned, sold, assigned, or granted any security interest in or to any of the Owned Intellectual Property, Licensed Intellectual Property or Transferred IP Agreements, including failing (A) to perform or cause to be performed all applicable filings, recordings and other acts or (B) to pay or cause to be paid all required fees and taxes to maintain and protect its interest in such Intellectual Property, in each case, and not including any Intellectual Property applications on registrations that Discovery, in its reasonable business judgment, has elected to abandon, (ii) granted to any third party any license with respect to any Owned Intellectual Property or Licensed Intellectual Property, (iii) developed, created or invented any Intellectual Property jointly with any third party (other than such joint development, creation or invention with a third party that is in progress prior to June 28, 2008), or (iv) disclosed, or allowed to be disclosed, any material confidential Intellectual Property, unless such Intellectual Property is subject to a confidentiality or non-disclosure covenant protecting against further disclosure thereof or pursuant to a patent application, submission to a standards body, or otherwise elected by Discovery, in its reasonable business judgment, not to maintain as a trade secret;

(o) suffered any FoundryCo Material Adverse Effect; or

(p) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 4.09 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 4.09 except as expressly contemplated by this Agreement and the Ancillary Agreements.

SECTION 4.10. Litigation; Governmental Orders. (a) There are no material Actions by or against Discovery or any Affiliate thereof and relating to or affecting any of the FoundryCo Assets or the Transferred FoundryCo Subsidiaries pending before any Governmental Authority (or, to the knowledge of Discovery, threatened to be brought by or before any Governmental Authority).

(b) There are no material Governmental Orders applicable to Discovery, any of its Subsidiaries, or any of their respective properties or assets, relating to the FoundryCo Assets and the Transferred FoundryCo Subsidiaries (nor, to the knowledge of Discovery, are there any such Governmental Orders threatened to be imposed by any Governmental Authority).

(c) None of the matters set forth in Section 4.10(a) or 4.10(b) of the Disclosure Schedule, individually or in the aggregate, has had or is reasonably likely to have a FoundryCo Material Adverse Effect or has had or is reasonably likely to have a material adverse effect upon the ability of Discovery or its Subsidiaries to enter into and perform their respective obligations under this Agreement or any Ancillary Agreement, or that is reasonably likely to materially and adversely affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

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SECTION 4.11. Compliance with Laws. (a) Discovery and its Subsidiaries have operated the FoundryCo Assets (including the Owned Intellectual Property and the Licensed Intellectual Property, but excluding the Transferred IP Agreements) and the Transferred FoundryCo Subsidiaries in material compliance with all Laws and Governmental Orders applicable to Discovery, any of its Subsidiaries, or any of their respective properties or assets, including the FoundryCo Assets. Neither Discovery nor any of its Subsidiaries has received any written notice from any Governmental Authority of any allegation that the FoundryCo Assets, the Transferred FoundryCo Subsidiaries or the Transferred FoundryCo JV Entities are not, or have not been operated in, compliance with any Law or Governmental Order which allegation is still outstanding and has not been resolved.

SECTION 4.12. Environmental and Other Permits and Licenses; Related Matters. (a):

(i)	Discovery and its Subsidiaries are, and for the past four (4) years have been, in material compliance with all applicable Environmental Laws and all Environmental Permits (as such relate to the FoundryCo Assets and the Transferred FoundryCo Subsidiaries).

(ii)	There has been no Release of any Hazardous Material on or any disposal of any Hazardous Materials from any of the Real Property, the FoundryCo Assets or the Transferred FoundryCo Subsidiaries or, during the period of Discovery’s or its Subsidiaries’ ownership, lease, use or occupancy thereof, on or from any property formerly owned, leased, used or occupied by Discovery or its Subsidiaries or the FoundryCo Assets or the Transferred FoundryCo Subsidiaries.

(iii)	There are no Environmental Claims pending or threatened against Discovery or its Subsidiaries or the Real Property that relate to the FoundryCo Assets, the Transferred FoundryCo Subsidiaries or the Transferred FoundryCo JV Entities, and there are no circumstances that can reasonably be expected to form the basis of any such Environmental Claim.

(iv)	None of Discovery or any of its Subsidiaries has any actual or alleged liability, whether fixed or contingent, under any Environmental Law relating to the FoundryCo Assets.

(b) Neither the execution of this Agreement or the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will require any Remedial Action or notice to or consent of Governmental Authorities or third parties pursuant to any applicable Environmental Law or Environmental Permit.

SECTION 4.13. Material Contracts. (a) Section 4.13(a) of the Disclosure Schedule lists each of the following written contracts and agreements (or summaries of oral agreements) of Discovery or its Subsidiaries relating to the FoundryCo Assets (such contracts and agreements, together with all contracts, agreements, leases and subleases concerning the use, occupancy, management or operation of any Real Property (including all contracts, agreements, leases and subleases) and all Transferred IP Agreements (other than Immaterial IP Agreements), being “Material FoundryCo Contracts”):

(i)	each written agreement for the purchase of Inventory, spare parts, other materials or personal property, with any supplier or for the furnishing of services to Discovery or its Subsidiaries relating to the FoundryCo Assets or the Transferred FoundryCo Subsidiaries under the terms of which Discovery or its Subsidiaries: (A) is likely to pay or otherwise give consideration of more than two million five hundred thousand dollars ($2,500,000) in the aggregate during the calendar year ended December 31, 2008 or (B) is likely to pay or otherwise give consideration of more than ten million dollars ($10,000,000) in the aggregate over the remaining term of such contract and, in either case, cannot be cancelled by Discovery without penalty or further payment and without more than ninety (90) days’ notice;

(ii)

each written agreement for the sale of Inventory or other personal property, or for the furnishing of services by Discovery or its Subsidiaries relating primarily to the FoundryCo Assets or the Transferred FoundryCo Subsidiaries that (A) is likely to involve consideration of more than two million five hundred thousand dollars ($2,500,000) in the aggregate during the calendar year

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ending December 31, 2008 or (B) is likely to involve consideration of more than ten million dollars ($10,000,000) in the aggregate over the remaining term of the contract, or (C) cannot be cancelled by Discovery without penalty or further payment and without more than ninety (90) days’ notice;

(iii)	material broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which Discovery or its Subsidiaries is a party relating to the FoundryCo Assets or the Transferred FoundryCo Subsidiaries;

(iv)	all management contracts to which Discovery or its Subsidiaries is a party relating to the FoundryCo Assets or the Transferred FoundryCo Subsidiaries that provide for payments by Discovery or its Subsidiaries of more than two hundred fifty thousand dollars ($250,000) per year and which cannot be cancelled by Discovery or its Subsidiaries without penalty or further payment and without more than ninety (90) days’ notice;

(v)	contracts with independent contractors or consultants (or similar arrangements) to which Discovery or its Subsidiaries is a party relating to the FoundryCo Assets or the Transferred FoundryCo Subsidiaries that provide for payments by Discovery or its Subsidiaries of more than one million dollars ($1,000,000) per year and which cannot be cancelled by Discovery or its Subsidiaries without penalty or further payment and without more than ninety (90) days’ notice;

(vi)	all contracts and agreements relating to more than five million dollars ($5,000,000) of Indebtedness for borrowed money of Discovery or its Subsidiaries relating to the FoundryCo Assets, the Transferred FoundryCo Subsidiaries or the Transferred FoundryCo JV Entities;

(vii)	all material contracts and agreements with any Governmental Authority to which Discovery or its Subsidiaries is a party relating to the FoundryCo Assets, the Transferred FoundryCo Subsidiaries, including all agreements in effect as of the date hereof that relate to the current or future subsidies (A) related to the proposed operations of FoundryCo, or (B) necessary for FoundryCo to carry on its business as proposed to be conducted, in each case, as described in this Agreement and the Ancillary Agreements and the FoundryCo Business Plan;

(viii)	all contracts and agreements that limit or purport to limit the ability of Discovery or its Subsidiaries relating to the FoundryCo Assets or the Transferred FoundryCo Subsidiaries to compete in any line of business or with any Person or in any geographic area or during any period of time;

(ix)	all material contracts and agreements relating to the FoundryCo Assets, the Transferred FoundryCo Subsidiaries between or among Discovery or its Subsidiaries, on the one hand, and one or more Affiliates of Discovery, on the other hand; and

(x)	all other contracts and agreements, whether or not made in the ordinary course of business, which are material to Discovery or its Subsidiaries relating to the FoundryCo Assets or the Transferred FoundryCo Subsidiaries or the conduct of the FoundryCo Assets or the Transferred FoundryCo Subsidiaries.

For purposes of this Section 4.13 and Section 4.15, the term “lease” shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements.

(b) Each Material FoundryCo Contract: (i) is in full force and effect, is valid and binding on Discovery and each of its Subsidiaries that are a party thereto and, to the knowledge of Discovery on the date hereof, is valid and binding on each other party thereto, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally; (ii) upon receipt of the Consents set forth in Section 4.13 of the Disclosure Schedule (the “Required Consents”) is assignable to FoundryCo without penalty or other adverse consequence; and (iii) upon consummation of the transactions contemplated by this Agreement and the Ancillary

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Agreements are able to continue in full force and effect without financial penalty or change that would be materially adverse to the FoundryCo Group in the operations of the FoundryCo Assets immediately following the Closing. Each of Discovery and its Subsidiaries has complied in all material respects with all such Material FoundryCo Contracts to which it is a party and is not in material default under any of such Material FoundryCo Contracts and, to the knowledge of Discovery, there exists no condition, nor has there been any occurrence, which would reasonably be expected to result in such a material default by Discovery or any of its Subsidiaries.

(c) Neither Discovery nor any of its Subsidiaries has received written notice of termination, cancellation, breach or default under any Material FoundryCo Contract. To the knowledge of Discovery, (i) no other party to any Material FoundryCo Contract is in material breach thereof or default thereunder and (ii) there exists no condition, nor has there been any occurrence, which would reasonably be expected to result in such material breach or default.

(d) Discovery has made available to Oyster true and complete copies of all Material FoundryCo Contracts.

(e) There is no contract, agreement, arrangement, or other legal obligation, absolute or contingent, granting any Person any right to purchase any of the material FoundryCo Assets other than pursuant to this Agreement, the Ancillary Agreements, the Cost Plus Reimbursement Agreements or the Wafer Purchase Agreement.

SECTION 4.14. Intellectual Property. (a) Section 4.14(a) of the Disclosure Schedule sets forth a true and complete list of (i) all Assigned Patents, (ii) all registered Trademarks and Trademark applications, registered copyrights and copyright applications and domain names included in the Owned Intellectual Property and (iii) all Transferred IP Agreements (other than Immaterial IP Agreements).

(b) To the knowledge of Discovery, the operation of the FoundryCo Assets and the Transferred FoundryCo Subsidiaries as currently conducted and Discovery’s use of the Owned Intellectual Property and Licensed Intellectual Property in connection therewith do not infringe, misappropriate or otherwise violate the Intellectual Property or other proprietary rights, including rights of privacy, publicity and endorsement, of any third party, and no Actions or Claims are pending or, to the knowledge of Discovery, threatened against Discovery or any of its Subsidiaries alleging any of the foregoing.

(c) Discovery is the exclusive or joint owner of the entire right, title and interest in and to the Owned Intellectual Property, and the exclusive owner of the material Owned Intellectual Property, free and clear of Encumbrances other than Permitted Encumbrances, and upon Closing, FoundryCo shall have the right to use the Owned Intellectual Property, the Licensed Intellectual Property and the Patents licensed under the Patent License Agreement in the operation of the FoundryCo Assets and the Transferred FoundryCo Subsidiaries as currently conducted (subject only (i) in the case of Licensed Intellectual Property, to the terms of the Transferred IP Agreements; (ii) in the case of Patents licensed under the Patent License Agreement, to the terms of the Patent License Agreement; and (iii) in the case of Shared Technology, to the terms of the Non-Patent Intellectual Property and Technology Transfer Agreement).

(d) No Owned Intellectual Property, or to the knowledge of Discovery, any Licensed Intellectual Property is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property or that impairs or would impair the validity or enforceability of such Intellectual Property.

(e) The Licensed Intellectual Property (including under the Immaterial IP Agreements), the Owned Intellectual Property and the Patents licensed either under the Patent License Agreement or the Patent Transfer and License Agreement includes all of the Intellectual Property used in the ordinary day-to-day operation of the FoundryCo Assets and the Transferred FoundryCo Subsidiaries as currently conducted by Discovery or as proposed to be conducted by the FoundryCo Group at and immediately after the Closing (in the same manner as conducted by Discovery immediately prior to Closing).

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(f) No Actions or Claims are pending or, to the knowledge of Discovery, threatened against Discovery or any of its Subsidiaries (i) based upon or challenging or seeking to deny or restrict the use by Discovery or any of its Subsidiaries of any of the Owned Intellectual Property or (ii) alleging that the Licensed Intellectual Property is being used, licensed or sublicensed in conflict with the terms of any license or other agreement.

(g) Neither Discovery nor any of its Subsidiaries has granted any exclusive license or other exclusive right to any third party with respect to the Owned Intellectual Property. The consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not result in the termination of any of the Owned Intellectual Property.

(h) Discovery has used reasonable efforts to prevent the introduction of viruses, worms, trojan horses and other material known contaminants in the Transferred Software. The Transferred Software does not incorporate any Public Software. Discovery and its Subsidiaries have obtained all approvals necessary for exporting the Transferred Software outside the United States and importing the Transferred Software into any country in which the Transferred Software is now sold or licensed for use, and to Discovery’s knowledge, all such export and import approvals in the United States and throughout the world are valid, current, outstanding and in full force and effect.

(i) Discovery and its Subsidiaries have taken commercially reasonable steps in accordance with normal industry practice to maintain the confidentiality of the Trade Secrets and other confidential Intellectual Property used in connection with the operation of the FoundryCo Assets and the Transferred FoundryCo Subsidiaries. To the knowledge of Discovery, (i) there has been no misappropriation of any material Trade Secrets or other material confidential Intellectual Property used in connection with the operation of the FoundryCo Assets, the Transferred FoundryCo Subsidiaries and the Transferred FoundryCo JV Entities by any Person, (ii) no employee, independent contractor or agent of Discovery or any of its Subsidiaries has misappropriated any Trade Secrets of any other Person in the course of performance as an employee, independent contractor or agent of Discovery or any of its Subsidiaries, and (iii) no employee, independent contractor or agent of Discovery or any of its Subsidiaries is in default or breach of any term of any employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement or contract relating in any material way to the protection, ownership, development, use or transfer of Intellectual Property used in connection with the FoundryCo business.

(j) To the knowledge of Discovery, Section 4.14(j) of the Disclosure Schedule sets forth a current list of all issued Patents and all Patent applications owned by Discovery.

SECTION 4.15. Real Property. (a) Discovery and its Subsidiaries hold (i) good and marketable title in fee simple to all of the Owned Real Property outside of Germany, and (ii) good and valid leasehold or license interests in all of the Leased Real Property, in each case free and clear of all Encumbrances other than Permitted Encumbrances. Discovery and its Subsidiaries hold ownership title (Eigentumsrecht) to all of the Owned Real Property in Germany, free and clear of all Encumbrances other than Encumbrances set forth in the land register (Grundbuch) for the respective land parcel.

(b) Discovery and its Subsidiaries are in peaceful and undisturbed possession of each parcel of Real Property, and there are no contractual or legal restrictions that preclude or materially restrict the ability to use the Real Property for the purposes for which it is currently being used. All utilities required for the construction, use, occupancy, operation and maintenance of the Real Property are adequate for the conduct of the operation of the FoundryCo Assets currently conducted. There are no material latent defects or material adverse physical conditions affecting the Real Property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the Real Property. Neither Discovery nor any of its Subsidiaries has leased any parcel or any portion of any parcel of Real Property to any other Person and no other Person has any rights to the use, occupancy or enjoyment thereof pursuant to any lease, license, occupancy or other agreement, nor has Discovery or any of its Subsidiaries assigned its interest under any lease listed in Section 4.15(b) of the Disclosure Schedule to any third party.

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(c) Section 4.15(c) of the Disclosure Schedule sets forth a true and complete list of all of the Owned Real Property, and, for each parcel of Owned Real Property in Germany, the land register reference number of such land parcel. The current use and operation of the Real Property are in material compliance with all applicable Laws (including Laws relating to zoning and land use) and public and private covenants and restrictions, and neither Discovery nor any of its Subsidiaries has received written notice of material noncompliance with any applicable Laws.

(d) Section 4.15(d) of the Disclosure Schedule sets forth a true and complete list of all leases relating to the Leased Real Property (including all amendments, modifications, supplements, exhibits, schedules, addenda and restatements thereto and thereof). Discovery has made available to Oyster true and complete copies of all of such leases.

(e) There are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the knowledge of Discovery, threatened against the Real Property.

(f) (i) All the Real Property is occupied under a valid and current certificate of occupancy or similar permit to the extent required by applicable Law, (ii) the transactions contemplated by this Agreement and the Ancillary Agreements will not require the issuance of any new or amended certificate of occupancy, and (iii) to the knowledge of Discovery, there are no facts that would prevent the Real Property from being occupied by FoundryCo after the Closing in the same manner as occupied by Discovery immediately prior to the Closing.

SECTION 4.16. Tangible Personal Property. Section 4.16 of the Disclosure Schedule lists each item or distinct group of machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles, and other tangible personal property included in the FoundryCo Assets (the “Tangible Personal Property”), all of which are in good operating condition and repair, ordinary wear and tear and immaterial defects excepted.

SECTION 4.17. Suppliers. Listed in Section 4.17 of the Disclosure Schedule are the names and addresses of all the suppliers from which Discovery or any of its Subsidiaries ordered raw materials, supplies, merchandise and other goods constituting FoundryCo Assets having an aggregate purchase price of one million dollars ($1,000,000) or more during the twelve-month period ended June 28, 2008 and the amount for which each such supplier invoiced Discovery or its Subsidiaries during such period. Neither Discovery nor any of its Subsidiaries has received any written notice and has no knowledge that any such supplier will not sell raw materials, supplies, merchandise and other goods to FoundryCo at any time after the Closing on terms and conditions substantially similar to those used in its current sales to Discovery and its Subsidiaries, subject only to general and customary price increases.

SECTION 4.18. Employee Benefit Matters. (a) Plans and Material Documents. Section 4.18(a) of the Disclosure Schedule lists (i) all current employee benefit plans (as defined in Section 3(3) of ERISA) and all current bonus, stock option, stock purchase, restricted stock, incentive, retention, change of control, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment or consulting agreements or contracts (other than those (x) covering those individuals providing services outside the United States and (y) providing for notice periods of less than six (6) months), termination, severance or other similar contracts or agreements, to which Discovery or any of its Subsidiaries is a party, with respect to which Discovery or any of its Subsidiaries has any obligation or which are maintained, contributed to or sponsored by Discovery or any of its Subsidiaries for the benefit of any current employee, consultant, officer or director of Discovery who performs and is expected to perform services related to the operation of the FoundryCo Assets (other than through the Transition Services Agreement), the Transferred FoundryCo Subsidiaries or the Transferred FoundryCo JV Entities (each, a “FoundryCo Employee”), (ii) each employee benefit plan for which Discovery or any of its Subsidiaries could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which Discovery or any of its Subsidiaries could incur liability under Section 4212(c) of ERISA, and (iv) any contracts, arrangements or understandings between Discovery or any of its Affiliates and any employee of

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Discovery or any of its Subsidiaries relating to the sale of the FoundryCo Assets (collectively, the “Plans”). Each Plan is in writing and Discovery has made available to Oyster a complete and accurate copy of each Plan and a complete and accurate copy of each material document prepared in connection with each such Plan, including, to the extent applicable, a copy of (I) each trust or other funding arrangement, (II) each summary plan description and summary of material modifications, (III) the most recently filed IRS Form 5500, (IV) the most recently received IRS determination letter for each such Plan, and (V) the most recently prepared actuarial report and financial statement in connection with each such Plan. There are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which Discovery or any of its Subsidiaries is a party, with respect to which Discovery or any of its Subsidiaries has any obligation or which are maintained, contributed to or sponsored by Discovery or any of its Subsidiaries for the benefit of any Transferred Employee. Neither Discovery nor any of its Subsidiaries has any express or implied commitment, (1) to create, incur liability with respect to, or cause to exist, any other employee benefit plan, program or arrangement with respect to any FoundryCo Employee, (2) to enter into any contract or agreement to provide compensation or benefits to any FoundryCo Employee, or (3) to modify, change or terminate any Plan with respect to any FoundryCo Employee, other than in the ordinary course of business or with respect to a modification, change or termination required by ERISA, the Code or other similar Law.

(b) Absence of Certain Types of Plans. None of the Plans is, or since January 1, 2007, has been, subject to Title IV of ERISA, a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a “Multiemployer Plan”) or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which Discovery or any ERISA Affiliate could incur liability under Section 4063 or 4064 of ERISA (a “Multiple Employer Plan”). None of the Plans nor any collective bargaining, collective agreement or similar agreement provides for or promises retiree medical, disability or life insurance benefits to any current or former employee or director.

(c) Compliance with Applicable Law. Each Plan is now and always has been operated in all material respects in accordance with the requirements of all applicable Law, including ERISA and the Code. Discovery and each of its Subsidiaries has performed all material obligations required to be performed by it under, is not in any material respect in default under or in violation of, and has no knowledge of any material default or violation by any party to, any Plan. No Action is pending or, to the knowledge of Discovery, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such Action. With respect to the Plans, no event has occurred and, to its knowledge, there exists no condition or set of circumstances, in connection with which it or any of its Subsidiaries could be subject to any material liability under the terms of the Plans, ERISA, the Code or any other applicable Law.

(d) Qualification of Certain Plans. Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available, and no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust. Each Plan that is a “nonqualified deferred compensation plan” subject to Section 409A of the Code has been operated in all material respects in good faith compliance with Section 409A of the Code and the regulations and other guidance promulgated thereunder since January 1, 2005.

(e) Absence of Certain Liabilities and Events. To the knowledge of Discovery, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. Neither Discovery nor any of its ERISA Affiliates has incurred any liability for any penalty or tax arising under Section 4971, 4972, 4980, 4980B or 6652 of the Code or any liability under Section 502 of ERISA, and no fact or event exists that could give rise to any such liability. Neither Discovery nor any of its ERISA Affiliates has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists that could give

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rise to any such liability. No complete or partial termination has occurred within the five (5) years preceding the date hereof with respect to any Plan. None of the assets of Discovery or any of its ERISA Affiliates is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; neither the Company nor any of its Subsidiaries has been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code; and no fact or event exists which could give rise to any such lien or requirement to post any such security.

(f) Plan Contributions and Funding. All material contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. To the knowledge of Discovery, all such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Authority, and no fact or event exists that could give rise to any such challenge or disallowance.

(g) Effect of Transactions. Neither its execution of this Agreement or the Ancillary Agreements by Discovery, the performance of its obligations hereunder or thereunder, the consummation of the transactions contemplated hereby and thereby, the termination of the employment of any of its employees within a specified time of the Closing Date nor stockholder approval of the transactions covered by this Agreement, will either alone or in combination with another event (A) entitle any employees of Discovery or its Subsidiaries to severance pay or any increase in severance pay, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of Plan, (C) limit or restrict the right of Discovery or any of its Subsidiaries to merge, amend or terminate any Plan, or (D) result in payments under any of Plans which would not be deductible under Section 162(m) of the Code. None of Plans in effect immediately prior to the Closing (A) would result, separately or in the aggregate (including as a result of its execution of this Agreement or consummation of the transactions contemplated hereby), in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code or (B) provides for a “gross up” or similar payments in respect of any Taxes or interest that may become payable under Section 409A of the Code as a result of its execution of this Agreement or consummation of the transactions contemplated hereby.

SECTION 4.19. Labor Matters. (a) Neither Discovery nor any of its Subsidiaries is (i) a party to any collective bargaining agreement, shop agreement, group shop agreement, shop policy, collective agreement, recognition agreement or other labor or trade union contract or (ii) a member of any employer’s association related to organized labor, in each case, applicable to persons employed by Discovery or any of its Subsidiaries in connection with the operation of the FoundryCo Assets or the Transferred FoundryCo Subsidiaries, and to the knowledge of Discovery, currently there are no organizational campaigns, petitions, negotiations or other unionization activities seeking recognition of a collective bargaining unit, labor union, trade union, works council or other employee representative body which could affect the operation of the FoundryCo Assets or the Transferred FoundryCo Subsidiaries; (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to the best knowledge of Discovery, threatened between Discovery or any of its Subsidiaries and any of employees employed in connection with the operation of the FoundryCo Assets or the Transferred FoundryCo Subsidiaries, and neither Discovery nor any of its Subsidiaries has experienced any such controversy, strike, slowdown or work stoppage within the past three (3) years; (c) neither Discovery has nor any of its Subsidiaries breached in any material respect or otherwise failed to comply in all material respects with the provisions of any collective bargaining, collective agreement or union contract, and there are no material grievances outstanding against Discovery under any such agreement or contract; (d) the consent, notice or opinion of any employee representative body applicable to persons employed by Discovery or any of its Subsidiaries in connection with the operation of the FoundryCo Assets or the Transferred FoundryCo Subsidiaries is not required to consummate any of the transactions contemplated by this Agreement; (e) there are no material unfair labor practice complaints pending against Discovery or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Authority or any material current union representation questions involving employees of Discovery or any of its Subsidiaries; (f) Discovery and each of its Subsidiaries is currently in compliance in all material respects with all applicable Laws relating to the employment of labor, including those related to wages, social security, hours, collective bargaining and the payment and withholding of taxes, social security, and other

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sums as required by the appropriate Governmental Authority and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of Discovery in connection with the operation of the FoundryCo Assets or the Transferred FoundryCo Subsidiaries and is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing; (g) Discovery and each of its Subsidiaries has properly classified for Tax purposes, and for the purpose of determining eligibility to participate in any Plan, all employees, leased employees, independent contractors and consultants providing services to the operation of the FoundryCo Assets or the Transferred FoundryCo Subsidiaries; (h) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted and is now pending or, to the knowledge of Discovery, threatened before any Governmental Authority with respect to any persons currently or formerly employed by Discovery or any of its Subsidiaries in connection with the operation of the FoundryCo Assets or the Transferred FoundryCo Subsidiaries; (i) neither Discovery nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices; (j) there is no material charge or material proceeding with respect to a violation of any occupational safety or health standard that has been asserted or is now pending or, to the knowledge of Discovery, threatened with respect to Discovery or any of its Subsidiaries; and (k) there is no charge of discrimination in employment or employment practices, for any reason, including age, gender, race, religion or other legally protected category, which has been asserted and is now pending or, to the knowledge of Discovery, threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which Discovery or any of its Subsidiaries has employed or currently employs any person in connection with the operation of the FoundryCo Assets or the Transferred FoundryCo Subsidiaries.

SECTION 4.20. Employee Confidentiality and Assignment of Inventions. All directors, officers, management employees and technical and professional employees of Discovery and its Subsidiaries are under written obligation to Discovery or the relevant Subsidiary to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to Discovery all inventions made by them within the scope of their employment during such employment and for a reasonable period thereafter.

SECTION 4.21. Certain Interests. No officer or director of Discovery or any of its Subsidiaries and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director:

(a) has any material direct or indirect financial interest in any material competitor, supplier or customer of Discovery or of FoundryCo as of the Closing; provided, however, that the ownership of securities representing no more than one percent (1%) of the outstanding voting power of any competitor, supplier or customer and that are also listed on any national securities exchange, shall not be deemed to be a “financial interest” so long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer; or

(b) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property of Discovery or any of its Subsidiaries that relates to the operation of the FoundryCo Assets, the Transferred FoundryCo Subsidiaries or the Transferred FoundryCo JV Entities regardless of whether such tangible or intangible property constitutes FoundryCo Assets.

SECTION 4.22. Insurance. All material assets, properties and risks of Discovery relating to the FoundryCo Assets or the Transferred FoundryCo Subsidiaries are, and for the past three (3) years (or, with respect to any Transferred FoundryCo Subsidiary, for such shorter period as such Transferred FoundryCo Subsidiary has been in existence) have been, covered by valid and, except for insurance policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance (including general liability insurance, property insurance and workers’ compensation insurance) issued in favor of Discovery or its Subsidiaries with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of Discovery and its Subsidiaries.

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SECTION 4.23. Certain Business Practices. Neither Discovery nor any of its Subsidiaries, nor any of their respective directors, officers, agents, representatives or employees (in their capacity as directors, officers, agents, representatives or employees) has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity in respect of the FoundryCo Assets or the Transferred FoundryCo Subsidiaries; (b) directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, or other party acting on behalf of or under the auspices of a governmental official or Governmental Authority, in the United States or any other country, which is in any manner illegal under any Law of the United States or any other country having jurisdiction, in respect of the FoundryCo Assets or the Transferred FoundryCo Subsidiaries; or (c) made any payment to any customer or supplier of Discovery or any officer, director, partner, employee or agent of any such customer or supplier for an unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent, in respect of the FoundryCo Assets, or the Transferred FoundryCo Subsidiaries.

SECTION 4.24. Tax Matters. (a) All Tax Returns required to be filed by or with respect to Discovery (to the extent related to the FoundryCo Assets) and each of the Transferred FoundryCo Subsidiaries in any jurisdiction have been timely filed, other than those filings being contested in good faith, and all such Tax Returns are complete and correct in all material respects. All material Taxes due pursuant to such Tax Returns or pursuant to any assessment received by Discovery (to the extent related to the FoundryCo Assets) or any of the Transferred FoundryCo Subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

(b) There are no Tax Liens upon any of the assets or properties of Discovery (to the extent related to the FoundryCo Assets) or any of the Transferred FoundryCo Subsidiaries, other than with respect to Taxes not yet due and payable.

(c) No examination or audit of any Tax Return relating to any Taxes of Discovery (to the extent related to the FoundryCo Assets) or any of the Transferred FoundryCo Subsidiaries, or with respect to any Taxes due from or with respect to Discovery (to the extent related to the FoundryCo Assets) or any of the Transferred FoundryCo Subsidiaries by any Governmental Authority is currently in progress or, to the knowledge of Discovery, threatened or contemplated. No assessment of Tax has been proposed in writing against Discovery (to the extent related to the FoundryCo Assets) or any of the Transferred FoundryCo Subsidiaries or any of their assets or properties, and Discovery knows of no grounds for any such assessment. There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to Discovery (to the extent related to the FoundryCo Assets) or any of the Transferred FoundryCo Subsidiaries for any taxable period.

(d) None of the Transferred FoundryCo Subsidiaries (A) is or has ever been a member of an affiliated group (other than a group the common parent of which is Discovery) filing a consolidated tax return or (B) has any liability for Taxes of any person arising from the application of U.S. Treasury Regulation section 1.1502-6 or any analogous provision of state, local or non-U.S. law, or as a transferee or successor, by contract, or otherwise.

(e) None of the Transferred FoundryCo Subsidiaries is a party to any tax sharing agreement or similar contract or arrangement or any agreement that obligates it to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other person (other than an agreement among the current members of the U.S. consolidated group).

(f) All Taxes required to be withheld, collected or deposited by or with respect to Discovery (to the extent related to the FoundryCo Assets) and each of the Transferred FoundryCo Subsidiaries have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority.

SECTION 4.25. Receivables. FoundryCo will have no Receivables as of the Closing, and the Transferred FoundryCo Subsidiaries will be transferred to FoundryCo at Closing without Receivables.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES

OF DISCOVERY TO PEARL RELATING TO THE DISCOVERY SHARES AND

WARRANTS

As an additional inducement to Pearl to enter into this Agreement, Discovery hereby represents and warrants to Pearl, as of the date hereof and as of the Closing, as follows:

SECTION 5.01. Authorization of the Discovery Shares, Warrants, and Warrant Shares. The Discovery Shares and the Warrants have been duly authorized for issuance and sale to Pearl pursuant to this Agreement and the Warrant Shares have been duly authorized for issuance and sale to Pearl upon Pearl’s exercise of the Warrants pursuant to their terms, and, upon issuance and delivery of the Discovery Shares and Warrant Shares by Discovery pursuant to this Agreement and the Warrants respectively against payment of the consideration set forth herein and therein, will be validly issued, fully paid and non-assessable. Neither the issuance of the Discovery Shares or Warrants pursuant to this Agreement, nor the issuance of the Warrant Shares upon Pearl’s exercise of the Warrants are subject to the preemptive or other similar rights of any securityholder of Discovery.

SECTION 5.02. Private Placement. Assuming the accuracy of the representations and warranties made by Pearl in Section 7.06 hereof, no registration of the Discovery Shares or Warrants under the Securities Act is required in connection with the offer and sale of the Discovery Shares and Warrants by Discovery to Pearl in the manner contemplated by this Agreement.

SECTION 5.03. Absence of Manipulation. Discovery has not taken, nor will Discovery take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of Discovery to facilitate the sale or resale of the Discovery Shares, the Warrants or the Warrant Shares.

SECTION 5.04. Investment Company Act. Discovery is not required, and upon the issuance and sale of the Discovery Shares, Warrants and Warrant Shares as herein contemplated and the application of the net proceeds therefrom to the capital or any other accounts of Discovery will not be required, to register as an “investment company” under the Investment Company Act of 1940.

SECTION 5.05. Not a Real Property Holding Company. Discovery is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF OYSTER TO DISCOVERY RELATING TO OYSTER

Oyster hereby represents and warrants to Discovery, as of the date hereof and as of the Closing, as follows:

SECTION 6.01. Due Organization of Oyster. Oyster has been duly organized and is validly existing under the laws of the jurisdiction of its formation, and has all necessary power and authority to enter into this Agreement and each Ancillary Agreement to which it is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

SECTION 6.02. Authorization of Agreements; Enforceability. This Agreement and each Ancillary Agreement to which it is a party, the performance by Oyster of its obligations hereunder and thereunder, and the consummation by Oyster of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Oyster. This Agreement and each Ancillary Agreement to which it is a party has been validly executed and delivered by Oyster and constitutes valid and binding obligations of Oyster,

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enforceable against Oyster in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity, and by applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

SECTION 6.03. Absence of Conflicts. The execution and delivery by Oyster of this Agreement and each Ancillary Agreement to which it is a party, the compliance by Oyster with all the provisions hereof and thereof, the performance by Oyster of all of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby will not: (i) conflict with or constitute a breach of any of the terms or provisions of the partnership agreement or other constituent documents of Oyster; or (ii) materially violate or conflict with any Law applicable to Oyster.

SECTION 6.04. Absence of Proceedings. To the knowledge of Oyster, there is no Action before or brought by any Governmental Authority now pending against or affecting Oyster which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement and each Ancillary Agreement to which it is a party or the performance by Oyster of its obligations hereunder or thereunder.

SECTION 6.05. Absence of Further Requirements. To the knowledge of Oyster, the execution, delivery and performance by Oyster of this Agreement and each Ancillary Agreement to which it is a party and the compliance by Oyster with all of the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby do not and will not require any further Authorization, except such as have been previously obtained and will be in full force and effect as of the Closing.

SECTION 6.06. Investment Representations. (a) Oyster acknowledges and understands that (i) the Class A Ordinary Shares, the Class A Preferred Shares, the Class B Preferred Shares and the FoundryCo Convertible Notes have not been and will not be registered under the Securities Act or under any state securities Laws and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) such exemptions depend in part upon, and such Class A Ordinary Shares, the Class A Preferred Shares, Class B Preferred Shares and the FoundryCo Convertible Notes are being sold in reliance on, the representations and warranties set forth in this Agreement, (iii) Oyster may have to bear the economic risk of its investment in the Class A Ordinary Shares, the Class A Preferred Shares, the Class B Preferred Shares and the FoundryCo Convertible Notes for an indefinite period of time because the Class A Ordinary Shares, the Class A Preferred Shares, the Class B Preferred Shares and the FoundryCo Convertible Notes must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities Laws or unless an exemption from such registration is available, and (iv) a restrictive legend evidencing these restrictions shall be placed on all certificates evidencing the Class A Ordinary Shares, the Class A Preferred Shares, the Class B Preferred Shares and the FoundryCo Convertible Notes.

(b) Oyster is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, a sophisticated investor and, by virtue of its business or financial experience, is capable of evaluating the merits and risks of the investment in the Class A Ordinary Shares, the Class A Preferred Shares, the Class B Preferred Shares and the FoundryCo Convertible Notes. Oyster been provided an opportunity to ask questions of and receive answers from representatives of Discovery concerning the terms and conditions of this Agreement and the purchase of the Class A Ordinary Shares, the Class A Preferred Shares, the Class B Preferred Shares and the FoundryCo Convertible Notes contemplated hereby.

(c) Oyster is acquiring the Class A Ordinary Shares, the Class A Preferred Shares, the Class B Preferred Shares and the FoundryCo Convertible Notes for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof that would be prohibited by Law.

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ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF PEARL TO DISCOVERY RELATING TO PEARL

As an inducement to Discovery to enter into this Agreement, Pearl hereby represents and warrants to Discovery, as of the date hereof and as of the Closing, as follows:

SECTION 7.01. Due Organization of Pearl. Pearl has been duly organized and is validly existing under the laws of the jurisdiction of its formation, and has all necessary power and authority to enter into this Agreement and each Ancillary Agreement to which it is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

SECTION 7.02. Authorization of Agreements; Enforceability. This Agreement and each Ancillary Agreement to which it is a party, the performance by Pearl of its obligations hereunder and thereunder, and the consummation by Pearl of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Pearl. This Agreement and each Ancillary Agreement to which it is a party has been validly executed and delivered by Pearl and constitutes valid and binding obligations of Pearl, enforceable against Pearl in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity, and by applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

SECTION 7.03. Absence of Conflicts. The execution and delivery by Pearl of this Agreement and each Ancillary Agreement to which it is a party, the compliance by Pearl with all the provisions hereof and thereof, the performance by Pearl of all of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby will not: (i) conflict with or constitute a breach of any of the terms or provisions of the partnership agreement or other constituent documents of Pearl; or (ii) materially violate or conflict with any Law applicable to Pearl.

SECTION 7.04. Absence of Proceedings. To the knowledge of Pearl, there is no Action before or brought by any Governmental Authority now pending against or affecting Pearl which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement and each Ancillary Agreement to which it is a party or the performance by Pearl of its obligations hereunder or thereunder.

SECTION 7.05. Absence of Further Requirements. To the knowledge of Pearl, the execution, delivery and performance by Pearl of this Agreement and each Ancillary Agreement to which it is a party and the compliance by Pearl with all of the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby do not and will not require any further Authorization, except such as have been previously obtained and will be in full force and effect as of the Closing.

SECTION 7.06. Investment Representations. (a) Pearl acknowledges and understands that (i) the Discovery Shares, the Warrants, and upon issuance, the Warrant Shares, have not been and will not be registered under the Securities Act or under any state securities Laws (other than in accordance with the resale registration rights provided for in the Registration Rights Agreement) and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) such exemptions depend in part upon, and such Discovery Shares, Warrants and Warrant Shares are being sold in reliance on, the representations and warranties set forth in this Agreement, (iii) Pearl may have to bear the economic risk of its investment in the Discovery Shares, Warrants and Warrant Shares for an indefinite period of time because the Discovery Shares, Warrants and Warrant Shares must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities Laws or unless an exemption from such registration is available, and (iv) a restrictive legend evidencing these restrictions shall be placed on all certificates evidencing the Discovery Shares, Warrants and Warrant Shares.

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(b) Pearl is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, a sophisticated investor and, by virtue of its business or financial experience, is capable of evaluating the merits and risks of the investment in the Discovery Shares, Warrants and Warrant Shares. Pearl has been provided an opportunity to ask questions of and receive answers from representatives of Discovery concerning the terms and conditions of this Agreement and the purchase of the Discovery Shares, Warrants and Warrant Shares contemplated hereby.

(c) Pearl is acquiring the Discovery Shares, Warrants and Warrant Shares for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof that would be prohibited by Law.

ARTICLE VIII

COVENANTS TO BE PERFORMED PRIOR TO CLOSING

SECTION 8.01. Conduct of Discovery Business Prior to the Closing. Discovery covenants and agrees that, between the date hereof and the time of the Closing, neither Discovery nor any of its Subsidiaries shall conduct its business relating to the operation and ownership of the FoundryCo Assets and the Assumed Liabilities and the Transferred FoundryCo Subsidiaries, other than in the ordinary course of business and consistent with Discovery’s and such Subsidiary’s prior practice, except for such conduct related to the anticipated separation of the FoundryCo Assets and the Assumed Liabilities and the Transferred FoundryCo Subsidiaries from Discovery and its Subsidiaries and as otherwise contemplated by the terms of this Agreement and the Ancillary Agreements. In addition to and without limiting the generality of the foregoing, Discovery covenants and agrees that between the date hereof and the time of the Closing, without the prior written consent of Oyster, except as set forth in Section 8.01 of the Disclosure Schedule, neither Discovery nor any Transferred FoundryCo Subsidiary shall:

(a) adopt or propose any change in its charter or by-laws;

(b) merge or consolidate with, or sell a substantial portion of its assets to, any other Person except in compliance with the requirements of Section 8.09 hereof;

(c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(d) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock, except for the repurchase of shares of Discovery Common Stock issued to employees of Discovery or its Subsidiaries or the cancellation of Stock Options in the ordinary course of business, consistent with past practice under the applicable Plans;

(e) except with respect to assets and liabilities that constitute Excluded Assets and Excluded Liabilities, (i) acquire (including by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof; (ii) incur any Indebtedness or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, except as set forth in the Bridge Funding Agreement, or grant any security interest in any of its assets, other than in the ordinary course of business and consistent with past practice; (iii) enter into any Material Discovery Contract other than in the ordinary course of business and consistent with past practice; (iv) authorize any capital expenditure related to the FoundryCo Assets in excess of ten million dollars ($10,000,000) or other expenditure except expenditures contemplated by the Bridge Funding Agreement; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 8.01(e);

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(f) except as required by applicable Law, take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures relating to the FoundryCo Assets and the Assumed Liabilities and the Transferred FoundryCo Subsidiaries;

(g) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) that constitutes an Assumed Liability, other than in the ordinary course of business and consistent with past practice;

(h) with respect to the FoundryCo Assets and the Assumed Liabilities and the Transferred FoundryCo Subsidiaries and the Transferred FoundryCo JV Entities, take any action to:

(i)	modify purchasing policies, intracompany pricing policies or other business practices with Discovery or any of the Remaining Discovery Subsidiaries;

(ii)	materially shorten or lengthen customary payment cycles for any payables or receivables, including intercompany payments made with Discovery or any of the Remaining Discovery Subsidiaries;

(iii)	terminate or modify any policies or binders of insurance;

(iv)	let lapse or fail to exercise any rights of renewal pursuant to the terms of any leases or subleases which by their terms would otherwise expire;

(v)	do any of the things specified in Sections 4.09(a) through 4.09(e) and Sections 4.09(h) through 4.09(p) inclusive; or

(vi)	announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

(i) sell, lease, license or otherwise dispose of any material assets or property that constitute, FoundryCo Assets, except (i) pursuant to existing contracts or commitments, (ii) in the ordinary course of business consistent with past practice (provided that the entering into of licenses or covenants not to sue in respect of Patents, other than in the context of product sales to customers or product development efforts or similar business arrangements, is not considered ordinary course of business), and (iii) sales of equipment for the production of 200mm wafers; provided, however, in the event that prior to the Closing, Discovery settles any Claim or Action proceeding in process as of the date hereof, or is in negotiation to enter into any Patent cross license at the time of the date hereof, then Discovery may as part of such settlement of an existing Claim, or as part of the resolution of an existing negotiation, grant the counterparty (including any applicable Subsidiaries and Affiliates of such counterparty) a non-exclusive, non-sublicensable, non-transferable portfolio license under and to all of Discovery’s Patents, and no consent from the parties hereto shall be required so long as Discovery (a) does not bind FoundryCo to any restrictions, obligations or encumbrances other than granting a non-exclusive license in accordance with this Section 8.01(i), and (b) obtains a Patent license for FoundryCo under which (i) FoundryCo will obtain a foundry license under or to the same Patents that Discovery licenses from the counterparty, (ii) FoundryCo will not be obligated to pay any royalties or fees to such counterparty if Discovery is not paying the same royalties or fees, and (iii) the scope of the license to FoundryCo will not be dependent on FoundryCo remaining affiliated with Discovery;

(j) issue or sell any equity securities or other securities convertible into or exchangeable for equity securities, other than (i) grants or sales of Discovery Common Stock, restricted stock units, or options to purchase Discovery Common Stock pursuant to the Stock Option Plans in the ordinary course of business consistent with past practice to persons other than the employees who will receive offers to become Transferred Employees pursuant to Section 10.01, (ii) shares of Discovery Common Stock issued upon exercise or vesting of employee stock options or restricted stock units that are described in the Discovery SEC Documents and are outstanding on the date hereof or upon exercise or vesting of employee stock options granted in compliance with clause (i) above and with Section 3.09, or (iii) shares of Discovery Common Stock issued upon conversion of any convertible securities outstanding as of the date hereof and described in the Discovery SEC Documents or issued

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in compliance with this Section 8.01 or (iv) sales of Discovery Common Stock or debt securities convertible into or exchangeable for Discovery Common Stock in underwritten public offerings or in Rule 144A transactions in a manner consistent with Discovery’s past practice for these offerings, which manner shall include sales to multiple buyers, none of which acquire in such offering the equivalent, on a fully diluted, as-converted basis, more than four-point-nine percent (4.9%) of the outstanding voting securities of Discovery;

(k) except as required by applicable Law, take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the consummation of the Closing;

(l) take any action that could constitute a material default under, a termination (other than a termination in accordance with the terms thereof) of, or a material breach of, any Material Discovery Contracts or Material FoundryCo Contracts;

(m) other than in the ordinary course of business, and as disclosed to Oyster and Pearl and consistent with Article X hereof, increase the compensation payable or to become payable or the benefits provided to the Transferred Employees (except as required by applicable Law or in accordance with the terms of a collective agreement or other similar agreement as in effect as of the date hereof), or, except in accordance with agreements existing as of the date hereof or as required by applicable Law, grant any severance or termination pay to, or enter into any employment or severance agreement with, any Transferred Employee (except for agreements entered into with new employees in the ordinary course of business consistent with past practice), or establish, adopt, enter into or amend any collective bargaining, collective agreement, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement covering or for the benefit of any Transferred Employee; or

(n) agree or commit to do any of the foregoing.

SECTION 8.02. Organization of FoundryCo; Capital Structure. (a) Discovery shall form FoundryCo and its applicable Subsidiaries and shall take, or cause to be taken, all appropriate action to incorporate, capitalize and organize FoundryCo and its Subsidiaries such that, upon Closing, FoundryCo and its applicable Subsidiaries shall have the legal power and authority to own or acquire the FoundryCo Assets and assume the Assumed Liabilities as contemplated by the Transaction Documents.

(b) Discovery shall cause FoundryCo to file the Memorandum and Articles of Association with the Registrar of Companies in the Cayman Islands, which Memorandum and Articles of Association shall be in effect at the Closing, and Discovery shall take all other appropriate action such that, upon Closing, the consolidated FoundryCo capitalization will be as set forth on the FoundryCo Capitalization Table.

(c) Discovery shall, prior to Closing, cause FoundryCo to authorize the issue of Class A Ordinary Shares, Class A Preferred Shares and Class B Preferred Shares on the terms set forth in the Memorandum and Articles of Association and authorize the issuance and sale of the FoundryCo Convertible Notes on the terms set forth herein and therein.

SECTION 8.03. FoundryCo Executive Committee. Discovery and Oyster each agree to designate two (2) representatives to serve on a committee to advise FoundryCo on issues related to FoundryCo’s preparation to be ready to commence business at the Closing. The committee members shall be indemnified from liability prior to Closing by Discovery for the Discovery designees, and by Oyster for the Oyster designees, and following Closing, by FoundryCo to the maximum extent permissible by applicable Law, and shall enter into agreements with FoundryCo with respect to indemnification and the advancement of expenses on customary terms.

SECTION 8.04. Preparation of Carve Out Financial Statements. As soon as practicable after the date hereof, Discovery shall prepare and will request Ernst & Young LLP to audit the Carve Out Financial Statements, and shall deliver the audited Carve Out Financial Statements to Oyster and Pearl at least ten (10) days prior to the Closing Date.

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SECTION 8.05. Access to Information. From the date hereof until the Closing, upon reasonable notice, Discovery shall cause its officers, directors, and employees, and shall use its commercially reasonable efforts to cause its agents, representatives, accountants and counsel to: (i) afford the officers, employees, agents, accountants, counsel, financing sources and representatives of Oyster and Pearl who are subject to an appropriate confidentiality agreement reasonable access, during normal business hours, to the offices, properties, plants, other facilities, books and records of Discovery relating to the FoundryCo Assets and the Assumed Liabilities and the Transferred FoundryCo Subsidiaries, including access to enter upon such properties, plants and facilities to investigate and collect air, surface water, groundwater and soil samples or to conduct any other type of environmental assessment, and to those officers, directors, employees, agents, accountants and counsel of Discovery who have any knowledge relating to the FoundryCo Assets and the Assumed Liabilities or the Transferred FoundryCo Subsidiaries and (ii) furnish to the officers, employees, agents, accountants, counsel, financing sources and representatives of Oyster and Pearl who are subject to an appropriate confidentiality agreement such additional financial and operating data and other information regarding the assets, properties, liabilities and goodwill of the FoundryCo Assets, the Assumed Liabilities and the Transferred FoundryCo Subsidiaries (or legible copies thereof) as Oyster or and Pearl may from time to time reasonably request.

SECTION 8.06. NYSE Required Approval

(a) Stockholders’ Meeting. Discovery, acting through its board of directors, shall, in accordance with applicable Law and Discovery’s charter and by-laws, (i) duly call, give notice of, convene and hold a special meeting of its stockholders as promptly as practicable following the date hereof (the “Stockholders’ Meeting”) for the purposes of voting on the NYSE Required Approval, and (ii) (A) include in the Proxy Statement, and not subsequently withdraw or modify the unanimous recommendation of the board of directors that the stockholders of Discovery approve and adopt the NYSE Required Approval, and (B) use its commercially reasonable efforts to obtain such approval and adoption.

(b) Proxy Statement. Promptly following the date hereof, Discovery shall file with the SEC under the Exchange Act a proxy statement (the “Proxy Statement”) soliciting proxies to take action on the NYSE Required Approval at the Stockholders Meeting, and shall use its commercially reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable. Pearl and Discovery shall cooperate with each other in the preparation of the Proxy Statement, and Discovery shall notify Pearl of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Pearl promptly copies of all correspondence between Discovery or any representative of Discovery and the SEC with respect thereto. Discovery shall give Pearl and its counsel a reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to such documents being filed with the SEC or disseminated to Persons entitled to vote at the Stockholders’ Meeting, and shall give Pearl and its counsel a reasonable opportunity to review and comment on all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Discovery and Pearl agree to use their commercially reasonable efforts, after consultation with the other Parties, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed at the earliest practicable time to the Persons entitled to vote at the Stockholders’ Meeting.

SECTION 8.07. Authorizations; Notices and Consents. (a) Discovery, Oyster and Pearl shall use their commercially reasonable efforts and shall cooperate fully in promptly seeking to obtain all Required Authorizations.

(b) Discovery shall promptly give all required notices to third parties and otherwise use its commercially reasonable efforts to obtain the Required Consents and such other third party consents and estoppel certificates as Oyster may reasonably deem necessary or desirable in connection with the transactions contemplated by this Agreement.

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(c) Oyster and Pearl shall cooperate and use their commercially reasonable efforts to assist Discovery in seeking to obtain all Required Authorizations and Required Consents, and such other third party consents and estoppel certificates; provided, however, that neither Oyster nor Pearl shall have any obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which Oyster or Pearl, in their reasonable sole discretion, may deem adverse to their respective interests or which Oyster or Pearl, after consultation with FoundryCo’s management, may deem adverse to the interests of FoundryCo.

(d) Each Party agrees to engage in commercially reasonable efforts to secure CFIUS Clearance. Such efforts shall include, to the extent necessary, the execution of Mitigation Agreements containing any terms customarily included in such Mitigation Agreements; provided, however, that no Party shall be required to enter into any agreement that: (i) requires Pearl to hold its ownership interests in Discovery indirectly, such as through proxy holders or in a voting trust; (ii) materially interferes with Oyster’s ability to participate in the management of FoundryCo pursuant to the terms of this Agreement or the Ancillary Agreements; (iii) requires Discovery or FoundryCo to dispose of any material portion of their respective businesses, operations, assets or product lines (or any combination thereof) other than any disposition that is contemplated in this Agreement or the Ancillary Agreements; or (iv) otherwise is reasonably likely to result in a Material Adverse Effect after giving effect to the transactions contemplated by this Agreement or the Ancillary Agreements.

SECTION 8.08. Notice of Developments. Prior to the Closing, Discovery shall promptly notify Oyster and Pearl in writing of (a) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which have resulted in any misrepresentation or breach of a warranty or covenant of Discovery in this Agreement or which have had the effect of making any representation or warranty of Discovery in this Agreement untrue or incorrect in any respect and (b) all other material developments affecting the FoundryCo Assets or the Assumed Liabilities, the Transferred FoundryCo Subsidiaries or the business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Discovery Business, or, to the extent Discovery has knowledge, the Transferred FoundryCo JV Entities.

SECTION 8.09. No Solicitation. (a) Discovery agrees that between the date of this Agreement and the earlier of the Closing or the termination of this Agreement in accordance with the provisions hereof, neither Discovery nor any of its Subsidiaries shall, nor shall Discovery or any of its Subsidiaries authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors to, directly or indirectly:

(i)	solicit, initiate or take any action to encourage the submission of any other proposals or offers from, or enter into any agreement with, any Third Person relating to an Alternative Transaction or a Discovery Change of Control Proposal;

(ii)	participate in any discussions, conversations, negotiations or other communications with a Third Person regarding, furnish to any other Third Person any material non-public information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Third Person to seek to do, any of the foregoing; or

(iii)	release any third party from, or waive any provision of, any standstill or similar agreement to which Discovery or any of its Subsidiaries is a party.

(b) Notwithstanding anything to the contrary in this Section 8.09, the board of directors of Discovery, directly or indirectly through advisors, agents or other intermediaries, may (i) participate in discussions, conversations, negotiations or other communications with a Third Person regarding, and furnish information to, a Third Person that has made, in writing, a bona fide Discovery Change of Control Proposal and (ii) enter into an agreement with any Third Person relating to a Discovery Change of Control Transaction, if, and only if the board of directors of Discovery has: (A) determined, in its good faith judgment after considering advice from its outside legal counsel, that failure to furnish such information or enter into such discussions or such agreement would be

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inconsistent with its fiduciary obligations to Discovery and its stockholders under applicable Law; (B) provided written notice to Oyster and Pearl of the identity of the Third Person making, and the material terms of any such proposal, and of Discovery’s intent to furnish information or enter into discussions with such Third Person at least three (3) Business Days prior to taking any such action; (C) obtained from such Third Person an executed confidentiality agreement on customary terms (it being understood that such confidentiality agreement and any related agreements shall not include any provision calling for any exclusive right to negotiate with such party or having the effect of prohibiting Discovery from satisfying its obligations under this Agreement); and (D) promptly provided to Oyster and Pearl any non-public information concerning Discovery or any of its Subsidiaries provided to any such Third Person which was not previously provided to Oyster and Pearl. Discovery shall keep Oyster and Pearl informed on a prompt basis of any material changes in the terms or status of any Discovery Change of Control Proposal.

SECTION 8.10. Discovery Indebtedness. Discovery shall use its commercially reasonable efforts to ensure that (i) the transactions contemplated by this Agreement and the Ancillary Agreements do not constitute an event or events of default under the Term Loan Facility Agreement or other Indebtedness of Discovery, and (ii) to the extent the transactions contemplated under this Agreement and the Ancillary Agreements may constitute an event or events of default under the Term Loan Facility Agreement or other Indebtedness of Discovery, to secure the necessary waivers or consents of the lenders thereunder, or their agents, as necessary to ensure that no event or events of default shall occur or continue unremedied as of the Closing.

SECTION 8.11. Bulk Transfer Laws. Prior to the Closing, Discovery shall comply with the requirements of all applicable bulk sale, bulk transfer or similar laws in all jurisdictions.

SECTION 8.12. Related Party Transactions. Prior to the Closing, Discovery shall cause any contract or arrangement that is disclosed (or should have been disclosed) in Section 4.13(a)(ix) of the Disclosure Schedule to be terminated or otherwise addressed in a manner satisfactory to Oyster.

SECTION 8.13. Conveyance Taxes. Notwithstanding any provision of this Agreement to the contrary, all Conveyance Taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be paid either by Discovery or on behalf of Discovery by FoundryCo, with a corresponding adjustment pursuant to Section 2.08(d). The Parties shall cooperate in timely making all filings, Tax Returns, reports and forms as may be required to comply with the provisions of Laws related to Conveyance Taxes.

SECTION 8.14. Further Action. Each of the Parties shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the Ancillary Agreements to which it is a party and consummate and make effective the transactions contemplated hereby and thereby.

SECTION 8.15. Risk of Loss. (a) Discovery assumes the risk of loss or damage by fire or other casualty to any Owned Real Property, any Leased Real Property or any Tangible Personal Property prior to the Closing. In the event that any Owned Real Property or Leased Real Property shall suffer any material fire, casualty or injury prior to the Closing, Discovery agrees to (i) repair the damage at its sole cost and expense before the date set for delivery of the instrument of transfer or assignment, as applicable, hereunder, or (ii) make an appropriate reduction in the Purchase Price based on a reasonable approximation of the cost of such repair as agreed by the Parties, or (iii) assign to FoundryCo the proceeds of any insurances covering such fire, casualty or injury, provided that any deficiency in such proceeds shall result in an appropriate reduction in the Purchase Price based on a reasonable approximation of the cost of such repair as agreed by the Parties or, in the event the Parties cannot agree on the amount of such deficiency or reduction, an adjustment in the Purchase Price pursuant to Section 2.08. Notwithstanding the foregoing, no mitigation of any casualty loss to any Owned Real Property, any Leased Real Property or any Tangible Personal Property before delivery of the applicable instrument of transfer or assignment shall limit the ability of Pearl or Oyster to pursue any remedies under this Agreement to the extent

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that such casualty loss would cause Discovery to be in breach of any representation, warranty or covenant under this Agreement or to the extent that any such casualty loss would otherwise cause the failure of any condition to the obligations of Pearl or Oyster to consummate the transactions contemplated by this Agreement.

(b) The risk of loss or damage to the Owned Real Property or the Leased Real Property by condemnation prior to the Closing is assumed by Discovery. In the event any condemnation proceeding is commenced prior to the Closing, Discovery shall assign to FoundryCo at the Closing all of Discovery’s right, title and interest in and to all awards made in respect of such condemnation and shall pay over to FoundryCo all amounts theretofore received by Discovery in connection with such condemnation.

ARTICLE IX

POST-CLOSING COVENANTS

SECTION 9.01. Pearl Director Designee. For so long as Pearl and its Permitted Transferees beneficially own, in the aggregate, at least ten percent (10%) of the outstanding shares of Discovery Common Stock, it is the intention of the Parties that Pearl shall have the right to designate a representative (the “Pearl Director Designee”) to the board of directors of Discovery. Discovery shall, upon Pearl’s request, cause the Pearl Director Designee to be promptly appointed or elected to the board of directors of Discovery including, if necessary, by amending its by-laws to increase the number of authorized directors, or securing the resignation of an incumbent director as necessary to enable the Pearl Director Designee to be elected or appointed by the board of directors of Discovery to the vacant seat created thereby. For so long as Pearl shall have the right to designate the Pearl Director Designee pursuant to this Section 9.01, Discovery shall, subject to applicable Law, cause the board of directors of Discovery (or a nominating committee thereof) to nominate the Pearl Director Designee to stand for election at any meeting of the stockholders (or pursuant to the solicitation of written consents in lieu thereof) of Discovery at which the seat available for or held by the Pearl Director Designee is up for election at such meeting (or is the subject of such solicitation for action by written consent of the stockholders of Discovery). Discovery shall, subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, take all actions required pursuant to Section 14(f) and Rule 14f-1 as is necessary to enable the Pearl Director Designee to be elected to the board of directors of Discovery. The provisions of this Section 9.01 are in addition to and shall not limit any rights that Pearl or any of its Permitted Transferees may have as a holder or beneficial owner of Discovery Common Stock as a matter of Law with respect to the election of directors or otherwise.

SECTION 9.02. Access to Information. (a) For a period of ten (10) years after the Closing, the Parties shall cause FoundryCo to, and FoundryCo shall, (i) retain the books and records relating to the FoundryCo Assets, the Transferred FoundryCo Subsidiaries and the Transferred FoundryCo JV Entities relating to periods prior to the Closing in a manner reasonably consistent with the prior practice of Discovery and (ii) upon reasonable notice, afford the officers, employees, agents and representatives of Discovery and Oyster reasonable access (including the right to make, at the requesting Party’s expense, photocopies), during normal business hours, to such books and records, including employment records.

(b) For a period of ten years following the Closing, Discovery shall (i) retain the books and records including electronic data (e.g. relevant financial data in the ERP system) of Discovery which relate to the FoundryCo Assets and the Assumed Liabilities, the Transferred FoundryCo Subsidiaries and the Transferred FoundryCo JV Entities and their operations for periods prior to the Closing and which shall not otherwise have been delivered to FoundryCo and (ii) upon reasonable notice, afford the officers, employees, agents and representatives of FoundryCo and Oyster reasonable access (including access to electronic data and including the right to make photocopies, at the requesting Party’s expense), during normal business hours, to such books and records, including employment records.

SECTION 9.03. Further Assurances. (a) Each of the Parties shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all the things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required

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to carry out the provisions of this Agreement and the Ancillary Agreements to which it is a party and consummate and make effective the transactions contemplated hereby and thereby.

(b) Without limiting the generality of the provisions of Section 9.03(a), Discovery agrees that, in the event that any consent, approval or authorization necessary or desirable to preserve for the benefit of FoundryCo any right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which Discovery or any Subsidiary is a party is not obtained prior to the Closing, Discovery shall, subsequent to the Closing, cooperate with FoundryCo in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, Discovery shall use its commercially reasonable efforts to provide FoundryCo with the rights and benefits of the affected lease, license, contract, commitment or other agreement or arrangement for the term of such lease, license, contract or other agreement or arrangement, and, if Discovery provides such rights and benefits, FoundryCo, as the case may be, shall assume the obligations and burdens thereunder.

SECTION 9.04. Authorization for Listing. Upon issuance of the Discovery Shares and the Warrant Shares, Discovery shall file a notice of issuance to cause the Discovery Shares and the Warrant Shares to be listed on the New York Stock Exchange.

SECTION 9.05. Standstill. Oyster and Pearl agree that from the date hereof until the earlier of (a) the fifth (5th) anniversary of the Closing Date, or (b) such time as Oyster and Pearl, together with their respective Affiliates and Permitted Transferees, beneficially own in the aggregate less than ten percent (10%) of the outstanding voting securities of Discovery, neither Oyster, Pearl, nor their respective Affiliates or Permitted Transferees shall, except as expressly contemplated by this Agreement or unless specifically invited in writing by the board of directors of Discovery, in any manner, directly or indirectly:

(i)	acquire or offer to acquire, seek, propose or agree to acquire, by means of a purchase, tender or exchange offer, merger, business combination or in any other manner, beneficial ownership as defined in Rule 13d-3 under the Exchange Act of any securities of Discovery or ownership of any material assets, indebtedness or business of Discovery, including, in each case, any rights or options to acquire such ownership (including from any third person), if such direct or indirect acquisition would cause Oyster and Pearl, together with their respective Affiliates and Permitted Transferees, to beneficially own more than twenty-two-and-one-half percent (22.5%) of the outstanding voting securities of Discovery;

(ii)	initiate, or induce or attempt to induce any other Third Person to initiate, any shareholder proposal or tender offer for any securities of Discovery, any change of control of Discovery or the convening of a shareholders’ meeting of Discovery;

(iii)	effect or seek any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Discovery;

(iv)	seek or propose to influence, advise, change or control the management, board of directors, governing instruments or policies or affairs of Discovery, or seek or obtain representation on the board of directors of Discovery other than as expressly contemplated by the Transaction Documents, in each case, (A) by means of a “solicitation” of “proxies” (as such terms are defined in Rule 14a-1 of Regulation 14A promulgated pursuant to Section 14 of the Exchange Act, disregarding clause (iv) of Rule 14a-1(l)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)), (B) by seeking to influence, advise or direct the vote of any holder of voting securities of Discovery, or (C) by publicly making a request of, or announcement with respect to, Discovery (or its representatives);

(v)	make any public disclosure, or take any action (including making any non-public communication to Discovery) which would be reasonably likely to require Discovery to make any public disclosure, with respect to any of the matters set forth in paragraphs (i), (ii) or (iii) of this Section;

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(vi)	contact, or enter into any discussions or arrangements with, any Third Person who has filed, or will, within ten (10) days thereafter, be required to file, a statement containing the information required by Rule 13d-1 under the Exchange Act, concerning any of the matters set forth in this Section 9.05; or

(vii)	advise, assist or encourage any other Persons in connection with any of the foregoing.

Oyster and Pearl also agree during such period not to request that Discovery or any of its representatives, directly or indirectly, amend or waive any provision of this paragraph (including this sentence), provided, that either Oyster or Pearl may ask Discovery whether it would wish to entertain a proposal for the acquisition of Discovery, but may not make such a proposal absent Discovery’s affirmative response to such question. Nothing in this Section 9.05 shall prohibit or prevent Oyster, Pearl or any of their respective Affiliates and Permitted Transferees from voting any securities at their sole discretion on matters submitted to the stockholders of Discovery for a vote, or from voting in favor of, or tendering any Discovery securities held by any of them into, any extraordinary transaction involving Discovery or a substantial portion of its securities or assets.

SECTION 9.06. Restrictions on Resale of Discovery Shares. From and after the Closing Date, until such time as Pearl (together with any Permitted Transferees to whom Pearl has transferred beneficial ownership of Discovery Common Stock) shall beneficially own (within the meaning of the Exchange Act), in the aggregate, less than ten percent (10%) of the Discovery Common Stock then outstanding, regardless of whether Pearl is an “affiliate” of Discovery (as defined in Rule 144(a)(1), promulgated by the SEC under the Securities Act), Pearl and such Permitted Transferees may only resell shares of Discovery Common Stock (i) in connection with a bona fide pledge or other hypothecation or transfer in connection with a financing transaction secured by a pledge of Pearl’s Discovery Common Stock, (ii) by means of an underwritten public offering pursuant to an effective registration statement under the Securities Act, or (iii) pursuant to Rule 144. Notwithstanding the foregoing, Pearl or its Permitted Transferees may sell or transfer, including transfer by operation of law, shares of Discovery Common Stock to any Permitted Transferee. Pearl shall provide Discovery with notice of such sale or transfer, and upon such sale or transfer, any such Permitted Transferee shall be bound by the provisions of this Section 9.06 and shall provide a written agreement or undertaking to such effect, in form and substance reasonably satisfactory to Discovery.

SECTION 9.07. Confidentiality of Proprietary Information. (a) Each Party (i) shall, and shall cause its officers, directors, employees, attorneys, accountants, auditors and agents, to the extent such Persons have received any Confidential Information (as defined herein) (collectively “Representatives”) and its Affiliates and their Representatives, to the extent such Persons have received any Confidential Information, to maintain in strictest confidence any and all confidential information relating to FoundryCo, any other Party, or any of their respective Subsidiaries that is proprietary to FoundryCo, any other Party, or any of their respective Subsidiaries as applicable, or otherwise not available to the general public, including information about properties, employees, finances, businesses and operations of FoundryCo, any other Party, or any of their respective Subsidiaries and all notes, analyses, compilations, studies, forecasts, interpretations or other documents prepared by a receiving Party or its Representatives which contain, reflect or are based upon, in whole or in part, the information furnished to or acquired by such Party (“Confidential Information”) and (ii) shall not disclose, and shall cause its Representatives, not to disclose, Confidential Information to any Person other than to another Party, FoundryCo and their respective Subsidiaries (including the agents, employees and attorneys thereof and the members of the board of directors of FoundryCo), except only to the extent such disclosure is required by applicable Law, or legal process (including pursuant to any listing agreement with, or the rules or regulations of, any national securities exchange on which any securities of such Party (or any Affiliate thereof) are listed or traded) in which event the Party making such disclosure or whose Affiliates or Representatives are making such disclosure shall so notify the other Parties as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information if reasonably requested.

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(b) Notwithstanding Section 9.07(a):

(i)	Any Party or any Representative thereof may disclose any Confidential Information for bona fide business purposes on a strict “need to know” basis to its Affiliates, its board of directors (or equivalent governing body), its Representatives and its lenders, provided, however, that in each such case each such Person is bound by a legal duty to or otherwise agrees to keep such Confidential Information confidential in the manner set forth in this Section 9.07.

(ii)	The provisions of this Section 9.07 shall not apply to, and Confidential Information shall not include:

(A)	any information that is or has become generally available to the public other than as a result of a disclosure by any Party or any Affiliate or Representative thereof in breach of any of the provisions of this Section 9.07;

(B)	any information that has been independently developed by such Party (or any Affiliate thereof) without violating any of the provisions of this Agreement or any other similar contract to which such Party, or any Affiliate thereof or their respective Representatives, is bound;

(C)	any information made available to such Party (or any Affiliate thereof), on a non-confidential basis by any third party who is not prohibited from disclosing such information to such Party by a legal, contractual or fiduciary obligation to any other Party or any of its Representatives; or

(D)	any information already possessed by such Party (or any Affiliate thereof) and not obtained pursuant or subject to a confidentiality agreement.
(c) Except as otherwise provided for in this Section 9.07, Confidential Information received hereunder shall be used by each Party and its Affiliates solely for use in connection with such Party’s investment in FoundryCo and with respect to FoundryCo and its Subsidiaries.

(d) The obligations of each of Oyster and Discovery under this Section 9.07 shall survive for as long as such Party remains a shareholder of FoundryCo, and for two (2) years after such Party ceases to be a shareholder of FoundryCo, notwithstanding such Party’s ceasing to be a shareholder of FoundryCo or any Person ceasing to be an Affiliate of such Party. The obligations of Pearl under this Section 9.07 shall survive for as long as the obligations of Oyster survive hereunder.

SECTION 9.08. Settlement of Claims by Discovery. From and after the date hereof, Discovery shall not settle, or make any binding offer to settle, any material Claim or Action related to the FoundryCo Assets, the Transferred FoundryCo Subsidiaries or the Transferred FoundryCo JV Entities, including Claims or Actions related to Excluded Liabilities, unless such settlement would not result in any Encumbrances or Liabilities on any of the FoundryCo Assets, or on any member of the FoundryCo Group or any Encumbrance on the conduct of the business of the FoundryCo Group as proposed to be conducted by this Agreement, the Ancillary Agreements or the FoundryCo Business Plan, or include any acknowledgment of validity or invalidity, enforceability or lack thereof, infringement or lack thereof, or interpretation of any claim with regard to any of the Intellectual Property related to such Claim or Action. Except as otherwise prohibited by applicable law, Discovery agrees to (i) promptly notify FoundryCo when it engages in settlement discussions with respect to any such Claims or Actions, and (ii) keep FoundryCo regularly apprised with respect to any such settlement discussions. The provisions of this Section shall apply to any antitrust or unfair competition Claims or Actions by Discovery against or involving Intel Corporation (including its Affiliates), and notwithstanding herein to the contrary, any such Claim or Action involving Intel Corporation may not be settled without the prior, written consent of FoundryCo, which consent shall not be unreasonably withheld.

SECTION 9.09. German Registration. Discovery and FoundryCo shall enter FoundryCo as the limited partners in the commercial registers of AMTC and BAC as promptly as practicable after the Closing Date.

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SECTION 9.10. Repayment of Subsidies. After the Closing, FoundryCo will use its commercially reasonable efforts (i) to take such actions as may be required to avoid, and (ii) not to take any actions that would result in, the repayment of investment grants and subsidies received by Discovery or any of its Subsidiaries prior to the Closing.

ARTICLE X

EMPLOYEE MATTERS

SECTION 10.01. Offers and Transfers of Employment.

(a) Transferred Employees in the United States. At least thirty (30) days prior to the Closing Date (or such lesser time as may be appropriate for employees who are hired or return from a leave of absence within thirty (30) days of the Closing Date or as Discovery and FoundryCo may otherwise agree), FoundryCo shall extend, or shall cause its applicable Subsidiaries to extend an offer of employment to each Transferred Employee providing services in the United States listed on Section 10.01(a) of the Disclosure Schedule (the “U.S. Transferred Employees”), which schedule may be updated from time to time as may reasonably be agreed by the parties. Effective as of the Closing Date, FoundryCo shall hire, or shall cause its applicable Subsidiaries to hire each U.S. Transferred Employee who timely accepts the offer of employment extended by FoundryCo.

(b) Transferred Employees Outside of the United States. (A) Effective as of the Closing Date, FoundryCo agrees to employ in the particular jurisdiction, or cause its applicable Subsidiaries to employ, (A) each Transferred Employee providing services outside of the United States listed Section 10.01(b) of the Disclosure Schedule who accepts an offer of employment from FoundryCo and (B) each Transferred Employee providing services outside of the United States listed on Section 10.01(b) of the Disclosure Schedule, which schedule may be updated from time to time as may reasonably be agreed by the parties (together with the Transferred Employees referenced in clause (A), the “Non-U.S. Transferred Employees”), who becomes employed by FoundryCo pursuant to applicable Law, applicable transfer Laws, including the European Union Acquired Rights Directive (as amended and as implemented from country to country from time to time) (such transfer laws and regulations, collectively, the “Transfer Laws”). Discovery and FoundryCo further agree to fully and timely cooperate in the transition activities and also to comply (and cause their applicable Subsidiaries to comply) with the Transfer Laws, which cooperation may include the execution of further agreements between appropriate Subsidiaries of Discovery and FoundryCo on a country by country basis.

SECTION 10.02. Transferred Employees. To the greatest extent permitted by applicable Law, FoundryCo shall provide service credit for all periods of service by the U.S. Transferred Employees and Non-U.S. Transferred Employee who accept an offer of employment with, or whose employment otherwise transfers to, FoundryCo (collectively, the “Transferred Employees”) under FoundryCo’s employee policies and plans except to the extent such service credit would result in the duplication of benefit accrual for the same period of service. FoundryCo shall be responsible for all Liabilities, salaries, benefits and similar employer obligations that arise after Closing under FoundryCo’s compensation and benefit plans and policies for all Transferred Employees. Except as may otherwise be agreed in writing among the Parties, FoundryCo shall be responsible for liabilities with respect to the termination of employment of any Transferred Employees by FoundryCo after the Closing, including health care continuation coverage with respect to plans established or maintained by FoundryCo after the Closing to the extent that the Transferred Employees participate therein, and damages or settlements arising out of any Claims of wrongful, constructive or illegal termination or dismissal by FoundryCo following the Closing, and for complying with the requirements of all applicable Laws with respect to any such termination by FoundryCo after the Closing.

SECTION 10.03. Equity Awards Held by Transferred Employees

(a) Options. Each Transferred Employee who holds an unvested Stock Option that is issued and outstanding as of the Closing (each, a “Transferred Employee Stock Option”), shall, to the extent permitted by applicable Law be entitled to be paid by FoundryCo, with respect to each Transferred Employee Stock Option, an amount in

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cash equal to the (i) the excess, if any, of the closing price for a share of Discovery Common Stock on the Business Day immediately prior to the Closing over the applicable per share exercise price of such Transferred Employee Stock Option, or, (ii) if there shall be no such excess, the binomial value of such Stock Option (as determined by FoundryCo in good faith ), less such amounts as are required to be withheld or deducted under the Code or any provision of U.S. state or local tax Law with respect to the making of such payment. FoundryCo shall pay the Transferred Employees who hold such Transferred Employee Stock Options the cash payments described in this Section 10.03(a) within ninety (90) days following the Closing (or if such day is not a Business Day, the next Business Day that follows thereafter), but in no event later than December 31 of the year in which the Closing occurs, subject to the Transferred Employee remaining in the continuous employ of FoundryCo through the payment date.

(b) Restricted Stock Units. Each Transferred Employee who holds, immediately prior to the Closing, an unvested restricted stock unit granted under the Stock Option Plans that is cancelled or expires in accordance with its terms at or immediately after the Closing (each, a “Transferred Employee RSU”), shall, to the extent permitted by applicable Law, be entitled to be paid by FoundryCo, with respect to each Transferred Employee RSU, an amount in cash equal to the closing price for a share of Discovery Common Stock on the Business Day immediately prior to the Closing, less such amounts as are required to be withheld or deducted under the Code or any provision of U.S. state or local tax Law with respect to the making of such payment. FoundryCo shall pay the Transferred Employees who hold such Transferred Employee RSUs the cash payments described in this Section 10.03(b) within ninety (90) days following the Closing (or if such day is not a Business Day, the next Business Day that follows thereafter), but in no event later than December 31 of the year in which the Closing occurs, subject to the Transferred Employee remaining in the continuous employ of FoundryCo through the payment date.

ARTICLE XI

CONDITIONS TO CLOSING

SECTION 11.01. Conditions to Obligations of Discovery. The obligations of Discovery to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver by Discovery, at or prior to the Closing, of each of the following conditions:

(a) Representations, Warranties and Covenants.

(i)	The representations and warranties of Oyster and Pearl (x) that are not qualified by “materiality” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if made at the Closing and (y) that are qualified by “materiality” shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made at the Closing, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of that date with the same force and effect as if made at the Closing and except, in all cases, for such failure of such representations and warranties to be true and correct that would not have, individually or in the aggregate (when considered together with all breaches of any covenants and agreements of Oyster and Pearl to have been complied with on or before the Closing, and the failure of any other conditions in this Section 11.01, and together with all other events that have occurred or shall be reasonably likely to occur), a Material Adverse Effect;

(ii)

the covenants and agreements contained in this Agreement and any Ancillary Agreements to be complied with by Oyster or Pearl on or before the Closing shall have been complied with in all material respects; except for such failures in compliance of covenants that would not have, individually or in the aggregate (when considered together with all misrepresentations or breaches

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of warranties of Oyster or Pearl in this Agreement, and the failure of any other conditions in this Section 11.01, and together with all other events that have occurred or shall be reasonably likely to occur), a Material Adverse Effect; and

(iii)	each of Oyster and Pearl shall have delivered to Discovery at Closing the Oyster Discovery Closing Deliverables and the Pearl Discovery Closing Deliverables, respectively, and Oyster shall have delivered to FoundryCo at Closing the Oyster FoundryCo Closing Deliverables.

(b) Required Authorizations. All Required Authorizations shall have been obtained and shall remain in full force and effect; except for such failures to obtain such Required Authorizations that would not have, individually or in the aggregate, a Material Adverse Effect;

(c) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against any of the Parties, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of Discovery, is likely to render it impossible or unlawful to consummate such transactions or which is reasonably likely to have a Material Adverse Effect;

(d) Legal Opinions. Discovery shall have received from Shearman & Sterling LLP a legal opinion, addressed to Discovery and dated as of the Closing, substantially in the form of Exhibit Q, and from Maples and Calder a legal opinion, addressed to Discovery and dated as of the Closing, substantially in the form of Exhibit R; and

(e) NYSE Required Approval. The stockholders of Discovery shall have approved and adopted the NYSE Required Approval.

SECTION 11.02. Conditions to Obligations of Oyster. The obligations of Oyster to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver by Oyster, at or prior to the Closing, of each of the following conditions:

(a) Representations, Warranties and Covenants.

(i)	The representations and warranties of Discovery contained in this Agreement (x) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if made at the Closing and (y) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made at the Closing, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of that date with the same force and effect as if made as of the Closing and except in all cases, for such failure of such representations and warranties to be true and correct that would not have, individually or in the aggregate (when considered together with all breaches of any covenants and agreements of Discovery to have been complied with on or before the Closing, and the failure of any other conditions in this Section 11.02, and together with all other events that have occurred or shall be reasonably likely to occur), a Material Adverse Effect;

(ii)	the covenants and agreements contained in this Agreement and any Ancillary Agreements to be complied with by Discovery on or before the Closing shall have been complied with in all material respects; except for such failures in compliance of covenants that would not have, individually or in the aggregate (when considered together with all misrepresentations or breaches of warranties of Discovery in this Agreement, and the failure of any other conditions in this Section 11.02, and together with all other events that have occurred or shall be reasonably likely to occur), a Material Adverse Effect; and

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(iii)	Discovery shall have delivered to each of FoundryCo, Oyster and Pearl at Closing the Discovery FoundryCo Closing Deliverables, the Discovery Oyster Closing Deliverables and the Discovery Pearl Closing Deliverables, respectively;

(b) Required Authorizations and Required Consents. All Required Authorizations shall have been obtained and shall remain in full force and effect, and Discovery and FoundryCo shall have received, each in form and substance reasonably satisfactory to Oyster, all Required Consents, except for such failures to obtain such Required Authorizations and Required Consents that would not have, individually or in the aggregate, a Material Adverse Effect;

(c) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against any of the Parties, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of Oyster, is likely to render it impossible or unlawful to consummate such transactions or which is reasonably likely to have a Material Adverse Effect;

(d) Legal Opinions. Oyster shall have received: (i) from Latham & Watkins LLP a legal opinion, addressed to Oyster and dated as of the Closing, substantially in the form of Exhibit M; (ii) from the general counsel of Discovery, a legal opinion, addressed to Oyster and dated as of the Closing, substantially in the form of Exhibit N; (iii) from Richards, Layton & Finger a legal opinion, addressed to Oyster and dated as of the Closing, substantially in the form of Exhibit O; and (iv) from Walkers a legal opinion, addressed to Oyster and dated as of the Closing, substantially in the form of Exhibit P;

(e) IBM Agreement. The IBM Development and License Agreement shall remain in full force and effect as of the Closing and shall not have been amended in any way adverse to the rights of FoundryCo thereunder;

(f) No Discovery Change of Control Proposal. Discovery shall have confirmed to Pearl in writing that Discovery (i) shall not have received a Discovery Change of Control Proposal, and (ii) shall not have exercised its fiduciary duties pursuant to Section 8.09 to discuss a Discovery Change of Control Proposal with any Third Person, or, if Discovery has (x) received such Discovery Change of Control Proposal or (y) exercised its fiduciary duties pursuant to Section 8.09 to discuss such Discovery Change of Control Proposal with any Third Person, Discovery shall have confirmed to Pearl in writing that Discovery shall not have agreed to, or be in any discussions with, any Third Person with respect to a Discovery Change of Control Transaction and that any Third Person that has made a Discovery Change of Control Proposal shall have withdrawn it;

(g) No Material Adverse Effect. No event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have, or are reasonably likely to have, a Material Adverse Effect; and

(h) Satisfaction of Pearl Conditions. All of the conditions to Pearl’s obligations to consummate the transactions contemplated by this Agreement shall have been fulfilled, or waived in writing by Pearl, at or prior to the Closing.

SECTION 11.03. Conditions to Obligations of Pearl. The obligations of Pearl to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver by Pearl, at or prior to the Closing, of each of the following conditions:

(a) Representations, Warranties and Covenants.

(i)

The representations and warranties of Discovery contained in this Agreement (x) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if made at the Closing and (y) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and

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correct as of the Closing with the same force and effect as if made at the Closing, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of that date with the same force and effect as if made as of the Closing and except, in all cases, for such failure of such representations and warranties to be true and correct that would not have, individually or in the aggregate (when considered together with all breaches of any covenants and agreements of Discovery to have been complied with on or before the Closing, and the failure of any other conditions in this Section 11.03, and together with all other events that have occurred or shall be reasonably likely to occur), a Material Adverse Effect;

(ii)	the covenants and agreements contained in this Agreement and any Ancillary Agreements to be complied with by Discovery on or before the Closing shall have been complied with in all material respects; except for such failures in compliance of covenants that would not have, individually or in the aggregate (when considered together with all misrepresentations or breaches of warranties of Discovery in this Agreement, and the failure of any other conditions in this Section 11.03, and together with all other events that have occurred or shall be reasonably likely to occur), a Material Adverse Effect;

(iii)	Discovery shall have delivered to each of FoundryCo, Oyster and Pearl at Closing the Discovery FoundryCo Closing Deliverables, the Discovery Oyster Closing Deliverables and the Discovery Pearl Closing Deliverables, respectively; and

(iv)	FoundryCo shall have delivered to Discovery and Oyster the FoundryCo Discovery Closing Deliverables and the FoundryCo Oyster Closing Deliverables, respectively.

(b) Required Authorizations and Required Consents. All Required Authorizations shall have been obtained and shall remain in full force and effect, and Discovery and FoundryCo shall have received, each in form and substance reasonably satisfactory to Pearl, all Required Consents, except for such failures to obtain such Required Authorizations and Required Consents that would not have, individually or in the aggregate, a Material Adverse Effect;

(c) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against any of the Parties, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of Pearl, is likely to render it impossible or unlawful to consummate such transactions or which is reasonably likely to have a Material Adverse Effect;

(d) Legal Opinions. Pearl shall have received: (i) from Latham & Watkins LLP a legal opinion, addressed to Pearl and dated as of the Closing, substantially in the form of Exhibit M; (ii) from the general counsel of Discovery, a legal opinion, addressed to Pearl and dated as of the Closing, substantially in the form of Exhibit N; and (iii) and from Walkers a legal opinion, addressed to Pearl and dated as of the Closing, substantially in the form of Exhibit P;

(e) NYSE Required Approval. The stockholders of Discovery shall have approved and adopted the NYSE Required Approval;

(f) Pearl Director Designee. If requested by Pearl prior to Closing, the Pearl Directory Designee shall have been validly appointed or elected to the board of directors of Discovery, with such appointment or election effective upon Closing.

(g) No Discovery Change of Control Proposal. Discovery shall have confirmed to Pearl in writing that Discovery (i) shall not have received a Discovery Change of Control Proposal, and (ii) shall not have exercised its fiduciary duties pursuant to Section 8.09 to discuss a Discovery Change of Control Proposal with any Third Person, or, if Discovery has (x) received such Discovery Change of Control Proposal or (y) exercised its

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fiduciary duties pursuant to Section 8.09 to discuss such Discovery Change of Control Proposal with any Third Person, Discovery shall have confirmed to Pearl in writing that Discovery shall not have agreed to, or be in any discussions with, any Third Person with respect to a Discovery Change of Control Transaction and that any Third Person that has made a Discovery Change of Control Proposal shall have withdrawn it;

(h) No Material Adverse Effect. No event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have, or are reasonably likely to have, a Material Adverse Effect; and

(i) Satisfaction of Oyster Conditions. All of the conditions to Oyster’s obligations to consummate the transactions contemplated by this Agreement shall have been fulfilled, or waived in writing by Oyster, at or prior to the Closing.

ARTICLE XII

SURVIVAL AND INDEMNIFICATION

SECTION 12.01. Survival of Representations and Warranties. (a) The representations and warranties of Discovery contained in Article IV of this Agreement, and the representations and warranties of Discovery contained in the Ancillary Agreements that relate to the FoundryCo Assets, the Transferred FoundryCo Subsidiaries and the Transferred FoundryCo JV Entities, shall survive the Closing until the second (2nd) anniversary of the Closing; provided, however, that (i) the representations and warranties made pursuant to Sections 4.01, 4.02, 4.03 and 4.04 shall survive indefinitely, (ii) the representations and warranties set forth in Sections 3.17, 3.20, 4.12, 4.18, 4.19 and 4.24 shall survive until one hundred twenty (120) days after the expiration of the relevant statute of limitations for any Claims or Liabilities related to such representations and warranties, and (iii) any Claim arising out of the fraudulent misrepresentation by Discovery shall survive until the expiration of the applicable statute of limitations. Neither the period of survival nor the liability of Discovery with respect to Discovery’s representations and warranties shall be reduced by any investigation made at any time by or on behalf of Oyster or FoundryCo. If written notice of a Claim has been given by Oyster or FoundryCo to Discovery prior to the expiration of the applicable representations and warranties, then the relevant representations and warranties shall survive as to such Claim, until such Claim has been finally resolved.

(b) Other than as provided in Section 12.01(a), the representations and warranties of Discovery contained in Article III and Article V of this Agreement, and the representations and warranties of Discovery contained in the Ancillary Agreements that relate to the Discovery Business other than the FoundryCo Assets, the Transferred FoundryCo Subsidiaries or the Transferred FoundryCo JV Entities, shall survive until the second (2nd) anniversary of the Closing; provided, however, that (i) the representations and warranties made by Discovery pursuant to Section 5.01 shall survive the Closing indefinitely, (ii) nothing set forth in this Agreement shall limit or preclude Pearl from enforcing any rights it may have pursuant to applicable securities Laws in connection with its purchase of the Discovery Shares, the Warrants or the Warrant Shares from Discovery, and (iii) nothing set forth in this Agreement shall limit or preclude Oyster from enforcing any rights it may have pursuant to applicable securities Laws in connection with its purchase of the Class A Preferred Shares, the Class B Preferred Shares, or the FoundryCo Convertible Notes from FoundryCo.

SECTION 12.02. Indemnification of Oyster and FoundryCo by Discovery. Oyster and FoundryCo and their respective Affiliates, officers, directors, employees, agents, successors and assigns (each an “Oyster/FoundryCo Indemnified Party”) shall be indemnified and held harmless by Discovery for and against any and all Losses (any Loss by such Persons, an “Oyster/FoundryCo Loss”), arising out of or resulting from or suffered or incurred by reason of or in connection with:

(a) any misrepresentation or breach of warranty made by Discovery contained in the Transaction Documents (it being understood that, (i) for the purpose of determining whether any Oyster/FoundryCo Losses have arisen out of, or resulted from, or been suffered or occurred as a result of any misrepresentation or breach of any

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warranty by Discovery that is qualified by “Material Adverse Effect,” Discovery shall be deemed to have made such misrepresentation or breached such warranty if the representation or warranty is untrue or incorrect, regardless of whether such misrepresentation or breach has resulted in a Material Adverse Effect, and (ii) for the purpose of determining the amount of Losses attributable to any misrepresentation or breach, such representations and warranties shall be interpreted without giving effect to any limitations or qualifications as to “materiality” (including the word “material”) or “Material Adverse Effect” set forth therein);

(b) the breach of any covenant or agreement by Discovery contained in the Transaction Documents;

(c) any Third Party Claim to the extent arising out of any action, inaction, event, condition, liability or obligation of Discovery or any of its Subsidiaries and occurring or existing prior to the Closing;

(d) any Claims by Intel or its Affiliates related to or arising from (i) the Old Intel Agreement; (ii) the Intel Patent Cross License Agreement; (iii) any other agreements, written or otherwise, between Discovery and Intel; (iv) the entry by the Parties into, or the consummation of the transactions contemplated by, this Agreement or the Ancillary Agreements; or (v) patent infringement (or inducement of patent infringement) of the patents licensed by Intel under any of the agreements referenced in subsections (i) through (iv) above in respect of actions taken by or products manufactured and/or sold by FoundryCo while FoundryCo is a “Subsidiary” of Discovery (subject to Section 3.7 of the Intel Patent Cross License Agreement), as “Subsidiary” is defined in either the Old Intel Agreement or the Intel Patent Cross License Agreement, as applicable; for the avoidance of doubt, in the case of any of the foregoing clauses (i) through (v), whether the conduct, events or conditions giving rise to such Claims or resulting in such Losses occurred or existed either prior to or after the Closing;

(e) with respect to Claims that relate to conditions existing at any time period prior to the Closing (i) any Hazardous Material at, on, under, migrating to or from, or transported to or from the Luther Forest Site excluding any portion thereof that is included in the Malta Rocket Fuel Area, (ii) any Environmental Claim arising at any time that relates in any way to the Luther Forest Site excluding any portion thereof that is included in the Malta Rocket Fuel Area, or (iii) any noncompliance with or violation of any applicable Environmental Law or Environmental Permit relating in any way to the Luther Forest Site excluding any portion thereof that is included in the Malta Rocket Fuel Area, except, in each case, to the extent such Oyster/FoundryCo Losses result from the negligence or willful misconduct of FoundryCo;

(f) with respect to any Claims, whether such Claims relate to conditions that exist or arise prior to or after the Closing (i) any Hazardous Material at, on, under, migrating to or from, or transported to or from the Malta Rocket Fuel Area, (ii) any Environmental Claim arising at any time that relates in any way to the Malta Rocket Fuel Area, or (iii) any noncompliance with or violation of any applicable Environmental Law or Environmental Permit relating in any way to the Malta Rocket Fuel Area, except, in each case to the extent such Oyster/FoundryCo Losses result from the gross negligence or willful misconduct of FoundryCo;

(g) any amounts payable by FoundryCo under the AMTC/BAC Guarantees, notwithstanding the assignment to and the assumption of the AMTC/BAC Guarantees by FoundryCo;

(h) any amounts payable by FoundryCo or any of its Subsidiaries following the Closing for the repayment of investment grants and subsidies received by Discovery or any of its Subsidiaries prior to the Closing if such repayment obligations relate to (i) a failure by Discovery or any of its Subsidiaries to (A) make, prior to the Closing, capital expenditures required by such investment grants or subsidies or (B) extend the deadline for the making of such capital expenditures to a date that results in such repayment obligation being avoided, or (ii) the failure by Discovery or any of its Subsidiaries to maintain required fixed asset levels at or prior to the Closing, including any repayment obligation arising from the disposal of fixed assets prior to the Closing if Discovery fails to reach agreement with the applicable authority to the effect that qualifying investments have been made to offset the sale of such fixed assets prior to the Closing so as to avoid such repayment obligation; or

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(i) the Excluded Liabilities.

To the extent that Discovery’s undertakings set forth in this Section 12.02 may be unenforceable, Discovery shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Oyster/FoundryCo Losses.

SECTION 12.03. Indemnification of Pearl by Discovery. Pearl and its Affiliates, officers, directors, employees, agents, successors and assigns (each a “Pearl Indemnified Party”) shall be indemnified and held harmless by Discovery for and against any and all Losses (any Loss by such Persons, a “Pearl Loss”), arising out of or resulting from or suffered or incurred by reason of or in connection with:

(a) any misrepresentation or breach of warranty made by Discovery contained in Article III and Article V of this Agreement (it being understood that, (i) for the purpose of determining whether any Pearl Losses have arisen out of, or resulted from, or been suffered or occurred as a result of any misrepresentation or breach of any warranty by Discovery that is qualified by “Material Adverse Effect,” Discovery shall be deemed to have made such misrepresentation or breached such warranty if the representation or warranty is untrue or incorrect, regardless of whether such misrepresentation or breach has resulted in a Material Adverse Effect, and (ii) for the purpose of determining the amount of Losses attributable to any misrepresentation or breach, such representations and warranties shall be interpreted without giving effect to any limitations or qualifications as to “materiality” (including the word “material”) or “Material Adverse Effect” set forth therein);

(b) the breach of any covenant or agreement made by Discovery contained in the Transaction Documents;

(c) any Third Party Claim to the extent arising out of any action, inaction, event, condition, liability or obligation of Discovery or any of its Subsidiaries; or

(d) any Claims by Intel or its Affiliates related to or arising from (i) the Old Intel Agreement; (ii) the Intel Patent Cross License Agreement; (iii) any other agreements, written or otherwise, between Discovery and Intel; (iv) the entry by the Parties into, or the consummation of the transactions contemplated by, this Agreement or the Ancillary Agreements; or (v) patent infringement (or inducement of patent infringement) of the patents licensed by Intel under any of the agreements referenced in subsections (i) through (iv) above in respect of actions taken by or products manufactured and/or sold by FoundryCo while FoundryCo is a “Subsidiary” of Discovery (subject to Section 3.7 of the Intel Patent Cross License Agreement), as “Subsidiary” is defined in either the Old Intel Agreement or the Intel Patent Cross License Agreement, as applicable; for the avoidance of doubt, in the case of any of the foregoing clauses (i) through (v), whether the conduct, events or conditions giving rise to such Claims or resulting in such Losses occurred or existed either prior to or after the Closing;

To the extent that Discovery’s undertakings set forth in this Section 12.03 may be unenforceable, Discovery shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Pearl Losses.

SECTION 12.04. Indemnification of Discovery by FoundryCo. Discovery and its Affiliates, officers, directors, employees, agents, successors and assigns (each a “Discovery Indemnified Party”), shall be indemnified and held harmless by FoundryCo for and against any and all Losses (any Loss by such Persons, a “Discovery Loss”) arising out of or resulting from or incurred by reason of or in connection with:

(a) the breach of any covenant or agreement by FoundryCo contained in the Transaction Documents;

(b) the Assumed Liabilities (other than Discovery Losses caused by a breach of a representation or warranty by Discovery or the Remaining Discovery Subsidiaries or non-fulfillment of any covenant or agreement of Discovery or the Remaining Discovery Subsidiaries contained in any Transaction Document); or

(c) the operation of FoundryCo, the FoundryCo Assets, the Transferred FoundryCo Subsidiaries and the Transferred FoundryCo JV Entities after the Closing (but excluding any Liabilities resulting in Oyster/FoundryCo Losses subject to indemnification pursuant to Section 12.02).

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The indemnification obligations of this Section 12.04 shall be in addition to FoundryCo’s obligations to indemnify directors and officers, including directors appointed by Discovery, pursuant to the Memorandum and Articles of Association and the Shareholders’ Agreement. To the extent that FoundryCo’s undertakings set forth in this Section 12.04 may be unenforceable, FoundryCo shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Discovery Losses.

SECTION 12.05. Indemnification of Oyster by FoundryCo. Oyster and its Affiliates, officers, directors, employees, agents, successors and assigns (each an “Oyster Indemnified Party”), shall be indemnified and held harmless by FoundryCo for and against any and all Losses (any Loss by such Persons, an “Oyster Loss”) arising out of or resulting from or incurred by reason of or in connection with:

(a) the breach of any covenant or agreement by FoundryCo contained in the Transaction Documents;

(b) Assumed Liabilities (other than Oyster Losses caused by a breach of a representation or warranty by Oyster or non-fulfillment of any covenant or agreement of Oyster contained in any Transaction Document); or

(c) the operation of FoundryCo, the FoundryCo Assets, the Transferred FoundryCo Subsidiaries, and the Transferred FoundryCo JV Entities after the Closing.

The indemnification obligations of this Section 12.05 shall be in addition to FoundryCo’s obligations to indemnify directors, including directors appointed by Oyster, pursuant to the Memorandum and Articles of Association and the Shareholders’ Agreement. To the extent that FoundryCo’s undertakings set forth in this Section 12.05 may be unenforceable, FoundryCo shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Oyster Losses.

SECTION 12.06. Limits on Indemnification. (a) Notwithstanding anything to the contrary contained in this Agreement or the Shareholders’ Agreement, FoundryCo shall not submit any notice of Claim to Discovery or directly pursue any Claim for indemnification against Discovery for Oyster/FoundryCo Losses suffered by FoundryCo, in any case, pursuant to Section 12.02. Any such notice of claim shall be given, and any such Claim against Discovery shall be made, prosecuted, and if applicable, settled by Oyster in the name of FoundryCo. FoundryCo shall cooperate with Oyster in the investigation and prosecution of any such Claim, and shall make available to Oyster all witnesses, pertinent records, materials and information in FoundryCo’s possession or under FoundryCo’s control relating thereto as is reasonably required by Oyster in connection with such Claim or any Action related to such Claim. In the event that Oyster shall pursue a Claim against Discovery on behalf of FoundryCo, such indemnification shall be made directly to FoundryCo, provided that Oyster may recover all Oyster/FoundryCo Losses consisting of expenses (including reasonable attorneys’ and consultants’ fees and expenses) actually incurred by Oyster in connection with the investigation and prosecution of any such Claim or Action related to such Claim.

(b) In the event that Oyster has a Claim for indemnification against Discovery pursuant to Section 12.02 that is based on Oyster/FoundryCo Losses suffered or incurred by FoundryCo, and Oyster suffers or incurs such Oyster/FoundryCo Losses only indirectly as a result of a diminution in the value of Oyster’s debt or equity securities of FoundryCo, then Oyster may pursue a Claim for indemnification by Discovery pursuant to the provisions of Section 12.02 only on behalf of FoundryCo. Upon discharge and satisfaction by Discovery of the full amount of its indemnification obligations to FoundryCo for such Losses, Discovery’s indemnification obligations for such Losses shall be deemed satisfied with respect to Oyster.

(c) Notwithstanding anything to the contrary contained in this Agreement:

(i)

Discovery shall not be liable for any Claim for indemnification pursuant to Section 12.02(a) or (c) (to the extent also constituting a misrepresentation or a breach of warranty contained in this Agreement), or Section 12.03(a) or (c) (to the extent also constituting a misrepresentation or a breach of warranty contained in this Agreement), unless and until the aggregate amount of

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indemnifiable Oyster/FoundryCo Losses and Pearl Losses which may be recovered from Discovery equals or exceeds, in the aggregate, twenty-one million dollars ($21,000,000) whereupon the Oyster/FoundryCo Indemnified Parties and the Pearl Indemnified Parties shall be entitled to indemnification for the full amount of such Oyster/FoundryCo Losses and Pearl Losses, as the case may be; and

(ii)	the maximum amount of indemnifiable Oyster/FoundryCo Losses and Pearl Losses which may be recovered by the Oyster/FoundryCo Indemnified Parties and Pearl Indemnified Parties arising out of or resulting from the causes set forth in Section 12.02(a) or (c) (to the extent also constituting a misrepresentation or a breach of warranty contained in this Agreement), and Section 12.03(a)or (c) (to the extent also constituting a misrepresentation or a breach of warranty contained in this Agreement), shall be, in the aggregate, seven hundred million dollars ($700,000,000).

The limitations of this Section 12.06(c) shall not apply with respect to indemnification for Taxes pursuant to Section 12.02(a).

(d) The Parties shall make appropriate adjustments for insurance proceeds actually received, net of all reasonable and documented costs and expenses of recovery, in calculating Losses under this Article XII. Any insurance proceeds actually recovered by an Indemnified Party to the extent relating to any Losses previously paid by an Indemnifying Party shall be paid over promptly to such Indemnifying Party.

(e) No Party (or any other Indemnified Party) shall seek or be entitled to receive any consequential damages, including but not limited to loss of revenue or income, cost of capital, or loss of business reputation or opportunity, relating to any misrepresentation or breach of any warranty or covenant set forth in this Agreement or any Ancillary Agreement; nor shall any Party or Indemnified Party seek or be entitled to receive punitive damages as to any matter under, relating to or arising out of the transaction contemplated by this Agreement or the Ancillary Agreements.

SECTION 12.07. Notice of Loss; Third Party Claims. (a) An Indemnified Party shall give the Indemnifying Party notice of any matter that an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within one hundred eighty (180) days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

(b) If an Indemnified Party shall receive notice of any Action, audit, demand or assessment (each, a “Third Party Claim”) against it or which may give rise to a Claim for a Loss under this Article XII, within ninety (90) days of the receipt of such notice, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article XII except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article XII. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within thirty (30) days of the receipt of notice from the Indemnified Party of such Third Party Claim; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party in its sole and absolute discretion for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is

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reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party.

SECTION 12.08. Tax Treatment. The Parties agree that all payments made by either Discovery or Oyster to or for the benefit of the other under this Article XII, under other indemnity provisions of the Transaction Documents unless otherwise stated in the other Transaction Documents, and for any misrepresentations or breaches of warranties or covenants under the Transaction Documents, shall be treated as adjustments to the purchase price for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the Laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant Party on an after-Tax basis. The Parties further agree that all payments made by either Discovery or Oyster to or for the benefit of FoundryCo under this Article XII, under other indemnity provisions of the Transaction Documents unless otherwise stated in the other Transaction Documents, and for any misrepresentations or breaches of warranties or covenants under the Transaction Documents, shall be treated as a contribution to the capital of FoundryCo by the indemnifying Party, and the Loss of FoundryCo that gives rise to such indemnification obligation shall be specially allocated to the indemnifying Party pursuant to the penultimate sentence of Section 2.2 of Exhibit C to the Tax Matters Agreement. Neither such contribution nor such special allocation of the Loss shall increase or decrease a Party’s percentage interest, allocations, or distributions in respect of its equity interest in FoundryCo.

ARTICLE XIII

TERMINATION

SECTION 13.01. Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by either Oyster or Pearl if, between the date hereof and the Closing: (i) an event or condition occurs that has resulted in a Material Adverse Effect, (ii) any representations and warranties of Discovery contained in this Agreement (A) that are not qualified by “materiality” or “Material Adverse Effect” shall not have been true and correct in all material respects when made and the result thereof is reasonably likely to cause a Material Adverse Effect or (B) that are qualified by “materiality” or “Material Adverse Effect” shall not have been true and correct when made and the result thereof is reasonably likely to cause a Material Adverse Effect, (iii) Discovery shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it and the result thereof is reasonably likely to cause a Material Adverse Effect, (iv) Discovery shall have failed to comply in any material respect with its covenants contained in Section 8.09, or (v) Discovery makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Discovery seeking to adjudicate it a bankrupt or insolvent, or seeking its liquidation, winding up or reorganization, or seeking any arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization;

(b) by any of Discovery, Oyster or Pearl if the Closing shall not have occurred by March 7, 2009 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 13.01(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to the Termination Date, and provided further, that, if as of the Termination Date, Discovery has received and there is pending a Discovery Change of Control Proposal, the Termination Date shall be extended to the earlier of (i) sixty (60) days following the receipt by Discovery of such Discovery Change of Control Proposal or (ii) the occurrence of a Discovery Change of Control Triggering Event;

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(c) by any of Discovery, Oyster or Pearl in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting or rendering illegal the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

(d) by Oyster or Pearl upon the occurrence of a Discovery Change of Control Triggering Event;

(e) by Oyster or Pearl if representatives of the U.S. Department of the Treasury and/or any other lead agency designated by the CFIUS for this transaction (at least one of whom serves at the rank of Deputy Assistant Secretary or higher), acting on behalf of the CFIUS, inform the Parties either that the CFIUS will refer the transaction to the President of the United States for decision, or that the CFIUS Clearance would be conditioned upon Mitigation Agreements that would be inconsistent with Section 8.07(d); or

(f) by the mutual written consent of Discovery, Oyster and Pearl.

SECTION 13.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 13.01, this Agreement shall forthwith become void and there shall be no liability on the part of either Party except (a) as set forth in Section 13.03, and (b) that nothing herein shall relieve any Party from liability for any breach of this Agreement.

SECTION 13.03. Expenses. (a) Except as set forth in this Section 13.03, all expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses, whether or not the transactions contemplated by this Agreement are consummated; provided, however, that immediately after the Closing, Discovery agrees to reimburse Pearl for up to ten million dollars ($10,000,000) of out-of-pocket expenses incurred by Pearl in connection with the transactions contemplated by this Agreement.

(b) Discovery agrees that if Oyster or Pearl shall terminate this Agreement pursuant to Section 13.01(d), then Discovery shall pay to Pearl, promptly (but in any event no later than one business day after the first of such events shall have occurred) a fee of fifty million dollars ($50,000,000) (the “Pearl Termination Fee”), which amount shall be payable in immediately available funds. In the event that any party has terminated this Agreement pursuant to Section 13.01(b) and on the Termination Date (including any extension thereof pursuant to Section 13.01(b)), the conditions contained in Section 11.02(f) and Section 11.03(g) were not satisfied, then for a period of twelve (12) months following such termination, if Discovery shall enter into a definitive written agreement for a Discovery Change of Control Transaction, or if a Discovery Change of Control Transaction shall have occurred, Discovery shall promptly pay to Pearl, in immediately available funds, the Pearl Termination. In the event that this Agreement shall be terminated for any reason following a material breach by Discovery of the covenants set forth in Section 8.09, then upon such termination Discovery shall promptly pay, in immediately available funds, the Pearl Termination Fee to Pearl, plus an amount payable to each of Oyster and Pearl, respectively, equal to the amount of Oyster’s and Pearl’s respective Purchaser Expenses.

(c) Discovery acknowledges that the agreements contained in this Section 13.03 are an integral part of the transactions contemplated by this Agreement. In the event that Discovery shall fail to pay the Pearl Termination Fee, or any Purchaser Expenses when due, the definition of the term “Purchaser Expenses” shall be deemed to include the costs and expenses actually incurred or accrued by Oyster and Pearl (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 13.03. Payment of the Pearl Termination Fee or any Purchaser Expenses as described in this Section 13.03 shall not be in lieu of any damages incurred in the event of any breach of this Agreement.

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ARTICLE XIV

GENERAL PROVISIONS

SECTION 14.01. Notices. All notices, requests, Claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 14.01):

(a)	if to Oyster:
P.O. Box 45005 Abu Dhabi, United Arab Emirates
Facsimile: (+971) 2 616 0155
Attention: Samak Azar

with a copy to (which shall not constitute notice):

Shearman & Sterling LLP
525 Market Street
Suite 1500
San Francisco, CA 94105
	Facsimile:	(415) 616-1199
	Attention:	Mark K. Hyland
John D. Wilson

(b)	if to Pearl:
P.O. Box 45005
Abu Dhabi, United Arab Emirates
	Facsimile:	(+971) 2 616 0155
	Attention:	Shahzad Khan

with a copy to (which shall not constitute notice):

Shearman & Sterling LLP
525 Market Street
Suite 1500
San Francisco, CA 94105
Facsimile: (415) 616-1199
	Attention:	Mark K. Hyland
John D. Wilson

(c)	if to Discovery:

Advanced Micro Devices, Inc.
7171 Southwest Parkway, B100.4
Austin, Texas 78735
	Facsimile:	(512) 602-4999
	Attention:	General Counsel

with a copy to (which shall not constitute notice):

Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94025
	Facsimile:	(650) 463-2600
	Attention:	Tad J. Freese
Christopher Kaufman

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SECTION 14.02. Public Announcements. No Party shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior consent of the other Parties unless otherwise required by Law or applicable stock exchange regulation, and the Parties shall cooperate as to the timing and contents of any such press release, public announcement or communication.

SECTION 14.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

SECTION 14.04. Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof.

SECTION 14.05. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of each Party (which consent may be granted or withheld in the sole discretion of such Party) and any such assignment or attempted assignment without such consent shall be void. Neither the transfer of ownership interests in Pearl to an Affiliate of Mubadala, nor the transfer of ownership interests in Oyster to any entity owned by the Government of the Emirate of Abu Dhabi shall be deemed to be an assignment, by operation of law or otherwise, of this Agreement or of any of the Ancillary Agreements. Notwithstanding the foregoing, prior to the Closing, Oyster may transfer by novation all of its rights, liabilities, duties and obligations relative to, and in connection with this Agreement and the Ancillary Agreements to which it is a party, to Advanced Technology Investment Company PJSC, a public joint stock company to be organized under the laws of the United Arab Emirates and wholly owned by the Government of the Emirate of Abu Dhabi (“Oyster Parent”), which novation shall become effective upon the written undertaking, in form reasonably satisfactory to Discovery, by Oyster Parent to perform all of the liabilities and obligations of Oyster under this Agreement and each Ancillary Agreement to which Oyster is a party. Upon the effectiveness of such novation, without any other action by the Parties, Oyster Parent shall be deemed to be Oyster for all purposes under this Agreement and each Ancillary Agreement to which Oyster is a party.

SECTION 14.06. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, each Party or (b) by a waiver in accordance with Section 14.07.

SECTION 14.07. Waiver. Any Party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of any other Party, (b) waive any inaccuracies in the representations and warranties of other Parties contained herein or in any document delivered by other Parties pursuant hereto, or (c) waive compliance with any of the agreements of other Parties or conditions to such Party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 14.08. Third Party Beneficiaries. Except for the provisions of Article XII relating to Indemnified Parties, this Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any

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other Person, including any union or any employee or former employee of any Party, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

SECTION 14.09. Governing Law; Arbitration.

(a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State, without regard to principles of the conflict of laws.

(b) Any dispute arising out of, or in connection with this Agreement or any of the Ancillary Agreements or any transactions contemplated hereby or thereby, including any question regarding the existence, validity, interpretation, breach or termination of this Agreement or any of the Ancillary Agreements (a “Dispute”), shall be referred, upon written notice (a “Dispute Notice”) given by one Party to the other(s), to a senior executive from each Party. The senior executives shall seek to resolve the Dispute on an amicable basis within thirty (30) days of the Dispute Notice being received

(c) Any Dispute not resolved within thirty (30) days of the Dispute Notice being received shall be referred to, and shall be finally and exclusively resolved by, arbitration under the LCIA Rules then in effect, as amended by this Section 14.09, which LCIA Rules are deemed to be incorporated by reference into this Section 14.09. The seat, or legal place, of the arbitration shall be London, England. The language of the arbitration shall be English. The number of arbitrators shall be three (3). Each Party shall nominate one arbitrator and the two arbitrators nominated by the Parties shall, within thirty (30) days of the appointment of the second arbitrator, agree upon and nominate a third arbitrator who shall act as Chairman of the Tribunal. If no agreement is reached within thirty (30) days, the LCIA Court shall appoint a third arbitrator to act as Chairman of the Tribunal. The Chairman of the arbitration panel should not be a citizen or a resident of the country of an arbitrator nominated by, or appointed on behalf of, a Party nor should the Chairman be a citizen or a resident of the United States of America or the United Arab Emirates. It is hereby expressly agreed that if there is more than one claimant party or more than one respondent party, the claimant parties shall together nominate one arbitrator and the respondent parties shall together nominate one arbitrator. In the event that a sole claimant or the claimant parties, on the one side, or a sole respondent or the respondent parties, on the other side, fails to nominate its/their arbitrator, such arbitrator shall be appointed by the LCIA Court. Any award issued by the arbitrators shall be final and binding upon the Parties, and, subject to this Section 14.09(c) and to Section 14.09(d), may be entered and enforced in any court of competent jurisdiction by any of the Parties. In the event any Party subject to such final and binding award desires to have it confirmed by a final order of a court, the only court which may do so shall be a court of competent jurisdiction located in London, England; provided however, that nothing in this sentence shall prejudice or prevent a Party from enforcing the arbitrators’ final and binding award in any court of competent jurisdiction. The Parties hereto acknowledge and agree that any breach of the terms of this Agreement or any of the Ancillary Agreements could give rise to irreparable harm for which money damages would not be an adequate remedy. Accordingly, the Parties agree that, prior to the formation of the Tribunal, the Parties have the right to apply exclusively to any court of competent jurisdiction or other judicial authority located in London, England for interim or conservatory measures, including, without limitation, to compel arbitration (an “Interim Relief Proceeding”). Furthermore, the Parties agree that, after the formation of the Tribunal, the arbitrators shall have the sole and exclusive power to grant temporary, preliminary and permanent relief, including injunctive relief and specific performance, and any then pending Interim Relief Proceeding shall be discontinued without prejudice to the rights of any of the parties thereto. Unless otherwise ordered by the arbitrators pursuant to the terms hereof, the arbitrators’ expenses shall be shared equally by the Parties. In furtherance of the foregoing, each of the Parties hereto irrevocably submits to: (i) the exclusive jurisdiction of the courts of England located in London, England in relation to any Interim Relief Proceeding and; (ii) the non-exclusive jurisdiction of the courts of England located in London, England with respect to the enforcement of any arbitral award rendered in accordance with this Section 14.09; and, with respect to any such suit, action or proceeding, waives any objection that it may have to the courts of England located in London, England on the grounds of inconvenient forum. For the avoidance of doubt, where an arbitral tribunal is appointed under this Agreement, the whole of its award shall

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be deemed for the purposes of the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958 to be contemplated by this Agreement or any of the Ancillary Agreements, as the case may be (and judgment on any such award may be entered in accordance with the provisions set forth in this Section 14.09).

(d) Each of Oyster and Pearl hereby irrevocably waives to the fullest extent permitted by applicable Law whatever defense it may have of sovereign immunity against suit or enforcement, for itself and its property (presently owned or subsequently acquired, and whether related to this Agreement or any of the Ancillary Agreements, as the case may be, or not), in: (i) any arbitration proceedings commenced and held in London, England in accordance with this Section 14.09(c); (ii) any Interim Relief Proceeding commenced and held in a court of competent jurisdiction in London, England, in accordance with Section 14.09(c); (iii) any proceedings in a court of competent jurisdiction located in London, England to confirm an award rendered by the arbitrators in accordance with this Section 14.09; and (iv) any proceedings in a court of competent jurisdiction to enforce an award, and each of Oyster and Pearl agrees that it will not raise, claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

(e) The Parties hereto agree that the process by which any arbitral or other proceedings in London, England are begun may be served on them by being delivered to Law Debenture Corporate Services Limited or their registered offices for the time being and by giving notice in accordance with Section 14.01. If Law Debenture Corporate Services Limited is not or ceases to be effectively appointed to accept service of process in England on any Party’s behalf, such Party shall immediately appoint a further person in England to accept service of process on its behalf. If within fifteen (15) days of notice from a Party requiring another Party to appoint a person in England to accept service of process on its behalf the other Party fails to do so, the Party shall be entitled to appoint such a person by written notice to the other Party. Nothing in this paragraph shall affect the right of the Parties to serve process in any other manner permitted by Law.

SECTION 14.10. Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

SECTION 14.11. No Presumption Against Drafting Party. Each Party acknowledges and agrees it has had the opportunity to draft, review and edit the language of this Agreement and the Transaction Documents and that each of the Parties has been represented by counsel in connection with the negotiation and execution of this Agreement and the other Transaction Documents. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

SECTION 14.12. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ADVANCED MICRO DEVICES, INC.

By:	/s/ DERRICK R. MEYER
Name:	Derrick R. Meyer
Title:	President and CEO

ADVANCED TECHNOLOGY INVESTMENT COMPANY LLC

By:	/s/ SAMIR SALEH HALAWA
Name:	Samir Saleh Halawa
Title:	Authorized Signatory

By:	/s/ HANI BARHOUSH
Name:	Hani Barhoush
Title:	Authorized Signatory

WEST COAST HITECH L.P.

By:	West Coast Hitech G.P., Ltd., its general partner

By:	/s/ SAMIR SALEH HALAWA
Name:	Samir Saleh Halawa
Title:	Authorized Signatory

By:	/s/ HANI BARHOUSH
Name:	Hani Barhoush
Title:	Authorized Signatory

APPENDIX A

Certain Defined Terms. For purposes of this Agreement:

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Additional Competition Approvals” means any notices or approvals required by Law in any jurisdiction outside the United States that relates to antitrust or competition.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person provided that:

(a) with respect to Oyster, Affiliate shall mean any direct or indirect Subsidiary of Oyster and a public joint stock company or other company (if any) that becomes the direct corporate parent of Oyster (such direct parent company, “Oyster Parent Holding Company”), and with respect to Pearl, Affiliate shall mean any direct or indirect subsidiary of Mubadala. Affiliate shall not mean any direct or indirect parent or sister entity of either Oyster Parent Holding Company or Mubadala, respectively, unless such parent or sister entity is acting as a member of a “group” (as defined in Section 13(d)(3) of the Exchange Act) with Mubadala or with Oyster Parent Holding Company, respectively, for the purposes of acquiring, holding or disposing of securities of Discovery or FoundryCo;

(b) for the purposes of Section 12.02, Discovery, the Remaining Discovery Subsidiaries, and their respective officers, directors and stockholders shall not be deemed to be Affiliates of FoundryCo or Oyster;

(c) for the purposes of Section 12.03, Discovery, the Remaining Discovery Subsidiaries, and their respective officers, directors and stockholders shall not be deemed to be Affiliates of Pearl;

(d) for the purposes of Section 12.04, FoundryCo, the Transferred FoundryCo Subsidiaries, the Transferred FoundryCo JV Entities, and their respective officers and directors shall not be deemed to be Affiliates of Discovery; and

(e) for the purposes of Section 12.05, Discovery and its Subsidiaries, FoundryCo and its Subsidiaries, the Transferred FoundryCo JV Entities, and any of their respective officers, directors, controlling shareholders and any other control Persons shall not be deemed to be Affiliates of Oyster, (provided that the directors of FoundryCo designated or appointed by Oyster shall be deemed to be Affiliates of Oyster).

“Agreement” or “this Agreement” means this Master Transaction Agreement between the Parties (including the Exhibits and Schedules hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions hereof.

“Alternative Transaction” means: (i) any transaction with any Third Person that relates to the sale, lease, or other disposition of, or any joint venture or alliance with any Third Person related to, any material portion of the FoundryCo Assets; (ii) any other extraordinary material business transaction that could reasonably materially adversely impact the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements, the performance by Discovery and its Subsidiaries of their obligations hereunder and thereunder or the operation or ownership of the FoundryCo Assets or the Transferred FoundryCo Subsidiaries contemplated by this Agreement, the Ancillary Agreements and the FoundryCo Business Plan; or (iii) any agreement related to the sale of more than fifteen percent (15%) of the capital stock of Discovery. For the avoidance of doubt, an Alternative Transaction does not include a sale of all or any portion of the ATMP Business or the Consumer Electronics Group Segment.

“AMTC” means Advanced Mask Technology Center GmbH & Co. KG.

“AMTC/BAC Guarantees” means those guarantees given by Discovery with respect to the amounts due by AMTC under the AMTC Credit Agreement (as such term is defined in 4.07(b) of the Disclosure Schedule) and the AMTC/BAC Rental Agreement (as such term is defined in 4.07(e) of the Disclosure Schedule).

“Ancillary Agreements” means the Bridge Funding Agreement, the FoundryCo Convertible Notes, the Warrants, the Deed of Contribution, the Assumption Agreement, the Funding Agreement, the Transition Services Agreement, the Patent License Agreement, the Patent Transfer and License Agreement, the Non-Patent Intellectual Property and Technology Transfer Agreement, the Shareholders’ Agreement, the Wafer Supply Agreement, the Tax Matters Agreement and the Registration Rights Agreement.

“Assigned Patents” means (i) the Patents set forth on Section 4.14(a) of the Disclosure Schedule, and (ii) any other Patents mutually agreed to by the Parties prior to Closing.

“Assigned Technology” means the Technology owned by Discovery immediately prior to the Closing Date for use exclusively for the manufacture, sorting and/or intermediate (WIP) testing of semiconductor products.

“Assumed Liabilities” means only the Liabilities set forth on Exhibit E hereto.

“Assumption Agreement” means the Assumption Agreement to be executed by Discovery and FoundryCo at the Closing, substantially in the form of Exhibit H pursuant to which FoundryCo will assume the Assumed Liabilities.

“ATMP Business” means the business of Discovery that relates to the assembly, testing, marking and packaging of semiconductor products.

“Authorization” means any authorization, consent, approval, permit, license or decree issued by, or validation of, or filing, or a qualification or registration or filing with, or notice to or waiver from, or agreement with, any Governmental Authority.

“Bridge Funding Agreement” means that certain Bridge Funding Agreement, dated as of October 6, 2008, by and between Discovery and Oyster.

“Business Day” means any day that is not a Friday, a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York or in Abu Dhabi.

“Carve Out Financial Statements” means: (a) the audited balance sheet of the FoundryCo Group as of June 28, 2008, December 29, 2007 and December 31, 2006 and the related statements of operations, stockholders’ equity and cash flows of the FoundryCo Group for the six months ended June 28, 2008 and the fiscal years ended December 29, 2007 and December 31, 2006, together with all related notes thereto; and (b) the unaudited balance sheet of the FoundryCo Group as of September 27, 2008 and the related statements of operations, stockholders’ equity and cash flows of the FoundryCo Group for the three-month period then ended.

“Chairman” shall have the meaning given to such term in the LCIA Rules.

“Claims” means any and all administrative, regulatory or judicial actions, suits, petitions, appeals, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations, proceedings, consent orders or consent agreements, including any of the foregoing made by a Party to, against or relating to another Party with respect to this Agreement.

“CFIUS” means the Committee on Foreign Investment in the United States.

“CFIUS Clearance” means that either (A) the CFIUS shall have provided notice to the effect that a review or investigation of the transactions contemplated hereby has been concluded, and that a determination has been made that there are no unresolved U.S. national security concerns; or (B) the President of the United States shall not have taken action to block or prevent the consummation of the transactions contemplated hereby under Exon-Florio and the applicable time period for the President to take such action shall have expired.

“Class A Convertible Notes” means the Class A convertible promissory notes of FoundryCo in the form attached as Exhibit I-1 hereto.

“Class A Ordinary Shares” means the Class A (voting) ordinary shares of FoundryCo, with rights, preferences and privileges set forth in the Memorandum and Articles of Association.

“Class A Preferred Shares” means the Class A preferred shares of FoundryCo, with rights, preferences and privileges set forth in the Memorandum and Articles of Association.

“Class B Convertible Notes” means the Class B convertible promissory notes of FoundryCo in the form attached as Exhibit I-2 hereto.

“Class B Ordinary Shares” means the Class B (non-voting) ordinary shares of FoundryCo, with rights, preferences and privileges set forth in the Memorandum and Articles of Association.

“Class B Preferred Shares” means the Class B preferred shares of FoundryCo, with rights, preferences and privileges set forth in the Memorandum and Articles of Association.

“Closing Statement of Initial Valuation Net Tangible Assets” means the statement of Initial Valuation Net Tangible Assets of the FoundryCo Group as of the month-end nearest to the Closing Date to be prepared pursuant to Section 2.08(a).

“CNT Agreement” means that certain Cooperation Agreement, dated as of May 31, 2005, by and among Infineon Technologies AG, Discovery and Fraunhofer-Gesellschaft zur Förderung der angewandten Forschung e.V., on behalf of its CNT Fraunhofer institute, as amended.

“Code” means the Internal Revenue Code of 1986.

“Consent” means any permit, license, consents, exemption, franchise, authorization or approval from any Person other than a Governmental Authority.

“Consumer Electronics Group Segment” means Discovery’s consumer electronics group as described in the Discovery SEC Documents.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

“Conveyance Taxes” means all sales, use, value added, transfer, stamp, stock transfer, real property transfer or gains and similar Taxes.

“Copyrights” means mask works and copyrights in works of authorship of any type, including Software, registrations and applications for registration thereof throughout the world, and all similar rights therein provided by international treaties and conventions.

“Cost Plus Reimbursement Agreements” means (i) that certain Cost Plus Reimbursement Agreement, dated as of April 21, 2004, as amended as of September 28, 2006, between Discovery and Discovery Fab 36 Holding GmbH, and (ii) that certain Cost Plus Reimbursement Agreement, dated as of April 21, 2004, as amended through January 18, 2008, between Discovery Fab 36 Holding GmbH and Discovery Fab 36 Limited Liability Company & Co. KG.

“Deed of Contribution” means the Deed of Contribution and Assignment to be executed by Discovery at the Closing, substantially in the form set forth in Exhibit G.

“Design Rules” means a series of parameters and specifications used as guidelines or requirements for the design of semiconductor devices for manufacture using specified manufacturing processes.

“Designated Amount” means one hundred five million dollars ($105,000,000).

“Design Rules” means a series of parameters and specifications used as guidelines or requirements for the design of semiconductor devices for manufacture using specified manufacturing processes.

“Disclosure Schedule” means the Disclosure Schedule attached hereto as Schedule B, dated as of the date hereof, delivered by Discovery to Oyster and Pearl upon the execution of this Agreement.

“Discovery Business” means the business of Discovery, as described in the SEC Documents.

“Discovery Change of Control Proposal” means any proposal or offer made by any Third Person related to a Discovery Change of Control Transaction.

“Discovery Change of Control Transaction” means a transaction or series of transactions with or among any Third Person, on one hand, and Discovery, its stockholders, or any of its Subsidiaries on the other hand, with respect to (a) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving Discovery in which the shareholders of Discovery immediately prior to such transaction shall own less than fifty percent (50%) of the voting securities of the surviving corporation outstanding immediately after such transaction, (b) any purchase of an equity interest (including by means of a tender or exchange offer) resulting in any Third Person beneficially owning greater than a fifty percent (50%) voting or economic interest in Discovery, or (c) any purchase of assets, securities or ownership interests resulting in any Third Person owning greater than fifty percent (50%) of the consolidated assets of Discovery and its Subsidiaries taken as a whole (including stock of Discovery’s Subsidiaries). Following the Closing Date, a Discovery Change of Control Transaction shall be also deemed to have occurred if individuals who, as of the Closing Date constitute the board of directors of Discovery (the “Incumbent Board”), cease for any reason to constitute at least a majority of such board of directors; provided , however, that any individual becoming a member of the board of directors of Discovery subsequent to the Closing Date, whose election, or nomination for election by Discovery’s stockholders, was approved by a vote of at least a majority of the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board

“Discovery Change of Control Triggering Event” shall mean and shall be deemed to have occurred if the board of directors of Discovery shall have determined by a majority vote to enter into a binding written agreement providing for the consummation of a transaction that constitutes a Discovery Change of Control Transaction or a Discovery Change of Control Transaction approved by a majority vote of Discovery’s board of directors has occurred; or there has occurred a Discovery Change of Control Transaction, whether or not such Discovery Change of Control Transaction is approved by the board of directors of Discovery.

“Discovery Common Stock” means shares of the common stock, par value $0.01 per share, of Discovery.

“Discovery Excluded Technology” means Ring oscillator testing technology as modified or developed by Discovery to test the performance of Discovery products in relation to semiconductor product improvements designed by or for Discovery, and which is comprised of various building blocks used in Discovery’s product design, which building blocks are designed to represent proprietary critical paths on an Discovery device that determine the frequency of operation.

“Discovery FoundryCo Closing Certificate” means the certificate of a duly authorized officer of Discovery delivered to FoundryCo at the Closing certifying as to the matters set forth in Sections 11.02 and 11.03.

“Discovery Material Adverse Effect” means any circumstance, change in or effect on the Discovery Business, Discovery or any of its Subsidiaries that, individually or in the aggregate with all other circumstances, changes in or effects on the Discovery Business, Discovery or any of its Subsidiaries: (a) is or is reasonably likely to be materially adverse to the condition, financial or otherwise, or to the results of operations, earnings, business affairs, or properties of Discovery and its Subsidiaries, taken as one enterprise, whether or not arising in the ordinary course of business; or (b) could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements or the performance by Discovery of its obligations hereunder or thereunder.

“Discovery Oyster Closing Certificate” means the certificate of a duly authorized officer of Discovery delivered to Oyster at the Closing certifying as to the matters set forth in Sections 11.02 and 11.03.

“Discovery Pearl Closing Certificate” means the certificate of a duly authorized officer of Discovery delivered to Pearl at the Closing certifying as to the matters set forth in Sections 11.02 and 11.03.

“Discovery Shares” means fifty-eight million (58,000,000) newly issued shares of Discovery Common Stock to be delivered to Pearl at the Closing.

“DTC” means the Depository Trust Company.

“DTC Participant” means a participant in the DTC’s Direct Registration Service.

“Encumbrance” means any security interest, pledge, hypothecation, mortgage, lien (including environmental and tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, but not including non-exclusive licenses of Intellectual Property entered into in the ordinary course of business.

“Environment” means surface waters, groundwaters, soil, subsurface strata and ambient air.

“Environmental Claims” means any Claims relating in any way to any Environmental Law or any Environmental Permit, including (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety, natural resources or the Environment.

“Environmental Law” means any Law of any relevant jurisdiction, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any Governmental Order, relating to the Environment, health, safety, natural resources or Hazardous Materials.

“Environmental Permits” means all permits, approvals, identification numbers, licenses and other authorizations required under or issued pursuant to any applicable Environmental Law.

“ERISA Affiliate” means any entity that is a member of a controlled group for purposes of Section 4001(a)(14) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Assets” means assets of Discovery and its Subsidiaries that are not FoundryCo Assets or as otherwise specified in Exhibit D.

“Excluded Liabilities” means all Liabilities of Discovery and its Subsidiaries that are not Assumed Liabilities including, but not limited to:

(a) any Liabilities of Discovery or any of its Subsidiaries incurred by Discovery or any of its Subsidiaries in connection with the conduct of their business, other than those Liabilities incurred by FoundryCo and its Subsidiaries arising out of or resulting from their operations after the Closing Date;

(b) any Liabilities of Discovery or any of the Remaining Discovery Subsidiaries arising out of matters occurring, or obligations incurred, after the Closing;

(c) any Liabilities of Discovery or any of the Remaining Discovery Subsidiaries arising under this Agreement and the Transaction Documents;

(d) any intercompany payables and Liabilities of Discovery or any of the Remaining Discovery Subsidiaries to any of their respective Affiliates other than obligations of FoundryCo and the Remaining Discovery Subsidiaries under this Agreement and the Transaction Documents;

(e) any Liabilities of Discovery or any of its Subsidiaries to the extent related to Excluded Assets;

(f) any Liabilities of Discovery or any of its Subsidiaries arising out of, resulting from or relating to Claims, including Environmental Claims, whether founded upon negligence, strict liability in tort, statute, breach of any warranty, express or implied, or other legal theory, seeking compensation or recovery for or relating to injury to person, damage to property, whether tangible or intangible, or refund, repair or replacement of any product, together with any consequential, special, exemplary or punitive damages related to any of the foregoing, pending against Discovery or any of its Subsidiaries at Closing, or Claims made or instituted after Closing to the extent that they arise out of the conduct or operation of the FoundryCo Assets or the Transferred FoundryCo Subsidiaries before Closing;

(g) any Liabilities of Discovery or any of its Subsidiaries relating to any amounts payable by FoundryCo following the Closing that relate to any service by any Transferred Employee with Discovery through the Closing, including any salary or wages, any accrued vacation, sick or personal days, retirement, termination or severance payments or benefits or any bonuses, to the extent that such amounts are not reflected as Liabilities on the Reference Statement of Initial Valuation Net Tangible Assets, except for the payments provided for in Section 10.03;

(h) any Liabilities of Discovery or any of its Subsidiaries payable after the Closing that consist of retention bonuses or any other amounts payable to any employee above such employee’s base salary and that were offered or agreed to by Discovery prior to Closing to induce such employee to become a Transferred Employee, except for the payments provided for in Section 10.03; and

(i) any other Liabilities otherwise designated as an Excluded Liability herein or on any schedule to this Agreement.

“Exon-Florio” means Section 721 of the Defense Production Act of 1950, 50 U.S.C. App. Section 2170.

“FoundryCo Assets” means:

(a) the Transferred Interests;

(b) all assets to be transferred to FoundryCo that are not owned or controlled by the Transferred FoundryCo Subsidiaries that are set forth on Exhibit C hereto, and all assets owned or controlled by the Transferred FoundryCo Subsidiaries that are not Excluded Assets;

(c) all the Owned Real Property and all rights of Discovery and its Subsidiaries in respect of the Leased Real Property;

(d) all furniture, fixtures, equipment, machinery and other tangible personal property used or held for use by Discovery and its Subsidiaries necessary for FoundryCo to carry on its business as currently conducted (other than those to be used in connection with Discovery’s provision of services under the Transition Services Agreement), in each case as described in Exhibit C hereto, and not otherwise included in clause (b) above;

(e) all vehicles owned by Discovery and its Subsidiaries at Closing and necessary for FoundryCo to carry on its business as currently conducted, in each case, as described in this Agreement, the Ancillary Agreements and the FoundryCo Business Plan;

(f) all Transferred Inventories;

(g) copies of all books of account, general, financial, Tax and personnel records, invoices, shipping records, supplier lists, correspondence and other documents, records and files and any rights thereto owned, associated with or employed by Discovery and its Subsidiaries at the Closing and related to the proposed operations of FoundryCo or necessary for FoundryCo to carry on its business as currently conducted, in each case as described in this Agreement, the Ancillary Agreements and the FoundryCo Business Plan;

(h) all of Discovery’s and its Subsidiaries’ right, title and interest in, to and under the Transferred IP Agreements, copies and tangible embodiments thereof in whatever form or medium, and all rights to sue and recover damages for past, present and future infringement, dilution, misappropriation, violation, unlawful imitation or breach thereof;

(i) the Owned Intellectual Property;

(j) all claims, causes of action, choses in action, rights of recovery and rights of setoff of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof) pertaining to, arising out of and inuring to the benefit of Discovery and its Subsidiaries, related to the proposed operations of FoundryCo, or necessary for FoundryCo to carry on its business as currently conducted, in each case as described in this Agreement, the Ancillary Agreements and the FoundryCo Business Plan, other than Excluded Assets;

(k) all rights of Discovery and its Subsidiaries under any Material FoundryCo Contract (other than any Transferred IP Agreement) exclusively or primarily related to FoundryCo’s business; and

(l) all Authorizations held or used by Discovery or its Subsidiaries necessary for FoundryCo to carry on its business as currently conducted, in each case as described in this Agreement, the Ancillary Agreements and the FoundryCo Business Plan, to the extent transferable.

“FoundryCo Business Plan” means the Five Year Capital Plan as defined in the Funding Agreement.

“FoundryCo Capitalization Table” means Exhibit L hereto, showing the consolidated capitalization of FoundryCo at Closing.

“FoundryCo Convertible Notes” means the Class A Convertible Notes and the Class B Convertible Notes.

“FoundryCo Discovery Closing Certificate” means the certificate of a duly authorized officer of FoundryCo delivered to Discovery at the Closing certifying as to the matters set forth in Section 11.01.

“FoundryCo Group” means, collectively, FoundryCo and its Subsidiaries (including the Transferred Discovery Subsidiaries) from and after the Closing Date.

“FoundryCo Joinder” means the undertaking, in the form attached as Exhibit A hereto, delivered at Closing by FoundryCo to the Parties pursuant to which FoundryCo will, upon Closing and without any further action by the Parties, become a Party to this Agreement, with the rights and obligations set forth herein.

“FoundryCo Material Adverse Effect” means any circumstance, change in or effect on the Discovery Business, Discovery, any of its Subsidiaries, or on FoundryCo, the FoundryCo Assets or the Transferred FoundryCo Subsidiaries that, individually or in the aggregate with all other circumstances, changes in or effects on the Discovery Business, Discovery, any of its Subsidiaries, or on FoundryCo, the FoundryCo Assets or the Transferred FoundryCo Subsidiaries: (a) is or is reasonably likely to be materially adverse to the condition, financial or otherwise, or to the results of operations, earnings, business affairs, or properties of the FoundryCo Group; or (b) could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements or the performance by any member of the FoundryCo Group of its obligations hereunder or thereunder.

“Funding Agreement” means the Ancillary Agreement, in the form of Exhibit S hereto, among Oyster, Discovery and FoundryCo relating to future capital contributions to FoundryCo.

“GAAP” means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

“German Transferred FoundryCo Subsidiaries” means the Transferred FoundryCo Subsidiaries other than Discovery Fab Technologies U.S., Inc.

“Governmental Authority” means any (a) federal, national, supranational, foreign (i.e., non-U.S.), state, provincial, local, or similar government or political subdivision thereof, (b) any, governmental, regulatory or administrative authority, agency or commission, including any corporation chartered, owned or funded by any government or political subdivision thereof for the purposes of funding or subsidizing economic development, or (c) any court, tribunal, or judicial or arbitral body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Grant Date” means, with respect to a Stock Option, the date on which the grant of such Stock Option was, by its terms, to be effective.

“Hazardous Materials” means (a) petroleum and petroleum products, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, toxic mold, transformers or other equipment that contain polychlorinated biphenyls and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substance that is regulated by any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

“HSR Approval” means the expiration or termination of the applicable waiting period under the HSR Act.

“IBM Development and License Agreement” means the First Amended and Restated Participation Agreement, dated August 15, 2008, by and between Discovery and IBM.

“Immaterial IP Agreements” means (a) shrink-wrap and click-through licenses (including similar agreements) of Discovery’s Technology and Intellectual Property by Discovery or its Subsidiaries to third parties, written or in another form, issued in the ordinary course of business and immaterial in value as well as to the conduct of the business of Discovery or FoundryCo or the operation of the FoundryCo Assets, (b) licenses (including grants of use, covenants not to assert or similar agreements) of Discovery’s Technology and Intellectual Property by Discovery or its Subsidiaries to third parties, written or in another form, issued in the ordinary course of business and immaterial in value as well as to the conduct of the business of FoundryCo, and (c) licenses (including grants of use, covenants not to assert or similar agreements) of Technology and Intellectual Property by third parties to Discovery or its Subsidiaries, written or in another form, issued in the ordinary course of business and immaterial in value as well as to the conduct of the business of Discovery or FoundryCo or the operation of the FoundryCo Assets.

“Indebtedness” means, with respect to any Person: (a) all indebtedness of such Person, whether or not contingent, for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services; (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of Discovery or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases; (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (h) all Indebtedness of others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (I) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (II) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (III) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (IV) otherwise to assure a creditor against loss; and (i) all Indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

“Indemnified Party” means an Oyster/FoundryCo Indemnified Party, a Pearl Indemnified Party, a Discovery Indemnified Party or an Oyster Indemnified Party, as the case may be.

“Indemnifying Party” means Discovery pursuant to Sections 12.02 and 12.03 or FoundryCo pursuant to Sections 12.04 and 12.05.

“Initial Valuation Net Tangible Assets” means the Combined Assets of the Transferred FoundryCo Subsidiaries less the Combined Liabilities of the Transferred FoundryCo Subsidiaries, in each case as further described in Schedule 2.08.

“Intel Patent Cross License Agreement” means that certain Patent Cross License Agreement between Discovery and Intel dated as of January 1, 2001, as amended.

“Intel Patents” means Patents licensed to Discovery under the Old Intel Agreement and the Intel Patent Cross License Agreement.

“Intellectual Property” means (a) Patents, (b) Trademarks, (c) Copyrights, (d) Trade Secrets and (e) Software.

“Inventories” means all inventory, raw materials and work-in-process held by Transferred FoundryCo Subsidiaries. For the avoidance of doubt, Inventories excludes finished goods.

“IP HoldCo” means a Delaware limited liability company, jointly owned by Discovery and FoundryCo, to which Discovery shall have transferred a portion of its Patent portfolio prior to Closing.

“IRS” means the Internal Revenue Service of the United States.

“June 28, 2008 Statement of Net Tangible Assets” means a statement of the Combined Assets of the Transferred FoundryCo Subsidiaries less Combined Liabilities of the Transferred FoundryCo Subsidiaries as of June 28, 2008.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

“LCIA Court” shall have the meaning given to such term in the LCIA Rules

“LCIA Rules” means the Rules of the London Court of International Arbitration.

“Leased Real Property” means the real property listed on Section 4.15(d) of the Disclosure Schedule, together with, to the extent leased by Discovery and its Subsidiaries (in connection with the operation of the other FoundryCo Assets, the Transferred FoundryCo Subsidiaries, and the Transferred FoundryCo JV Entities), all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of Discovery and its Subsidiaries (used in connection with the operation of the other FoundryCo Assets, the Transferred FoundryCo Subsidiaries, and the Transferred FoundryCo JV Entities) attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

“Licensed Intellectual Property” means Intellectual Property licensed to Discovery or its Subsidiaries pursuant to the Transferred IP Agreements and exclusively used in connection with the operation of the FoundryCo Assets or the Transferred FoundryCo Subsidiaries.

“Losses” means any and all Liabilities, losses, diminution in value, damages, claims, costs and expenses, interest, awards judgments and penalties (including reasonable attorneys’ and consultants’ fees and expenses) actually suffered or incurred by any Oyster/FoundryCo Indemnified Party, Pearl Indemnified Party or Discovery Indemnified Party (including in any Action brought or otherwise initiated by any of them).

“Luther Forest Site” means that real property located in the towns of Malta and Stillwater, New York, commonly known as the Luther Forest Technology Campus, that is the subject of that certain Option Agreement dated October 12, 2007, between Discovery and the Luther Forest Technology Campus Economic Development Corporation.

“Malta Rocket Fuel Area” means the Malta Rocket Fuel Area, EPA ID#: NYD980535124, designated by the United States Environmental Protection Agency as a “Superfund” site.

“Material Adverse Effect” shall mean either a Discovery Material Adverse Effect or a FoundryCo Material Adverse Effect; provided, however, that notwithstanding any other provision of this Agreement, the failure to provide and maintain any of the Minimum Required Authorizations and Consents as of the Closing shall be deemed to constitute a Material Adverse Effect for the purposes of Article XI.

“Material Discovery Contract” means any agreement required under the Exchange Act to be filed as an exhibit to the Discovery SEC Documents, including, with respect to each agreement, any and all amendments, modifications, supplements, renewals or restatements thereof.

“Memorandum and Articles of Association” means the Memorandum and Articles of Association of FoundryCo, set forth in Exhibit B and filed with the Registrar of Companies in the Cayman Islands.

“Minimum Required Authorizations and Consents” means those Required Authorizations and Required Consents as specifically identified and described in Schedule A.

“Mitigation Agreements” means formal contracts between any Party and any member agency of CFIUS, as well as any Party’s or Parties’ expression of commitments by letter to any member agency of CFIUS, in either case required by such member agency as a condition for obtaining the CFIUS Clearance.

“Money Laundering Laws” means applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970 or the Laws administered or promulgated by, or Actions of, the United States Office of Foreign Asset Controls, or similar Laws of any jurisdiction.

“Mubadala” means Mubadala Development Corporation PJSC, a public joint stock company organized under the laws of the United Arab Emirates.

“Non-Patent Intellectual Property and Technology Transfer Agreement” means the Ancillary Agreement, in the form of Exhibit W hereto, between Discovery and FoundryCo.

“NYSE Required Approval” means the approval by the stockholders of Discovery of the issuance and sale by Discovery to Pearl of the Discovery Shares and the Warrants on the terms provided herein as required by Rules 312.03 and 312.04 of the New York Stock Exchange.

“Old Intel Agreement” means that certain Agreement between Intel Corporation and Discovery dated October 1, 1976, as amended or supplemented since such date.

“Ordinary Shares” means the Class A Ordinary Shares and the Class B Ordinary Shares.

“Owned Intellectual Property” means the Transferred Patents, Transferred Software, Assigned Technology and Shared Technology.

“Owned Real Property” means the real property in which Discovery and its Subsidiaries have fee title (or equivalent) interest that is listed on Section 4.15(c) of the Disclosure Schedule, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of Discovery (used in connection with the operation of the other FoundryCo Assets, the Transferred FoundryCo Subsidiaries, and the Transferred FoundryCo JV Entities) attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

“Oyster/Discovery Cash Consideration” means the cash payment in the amount of seven hundred million dollars ($700,000,000) payable at the Closing by Oyster to Discovery in consideration of the transfer by Discovery of seven hundred thousand (700,000) Class B Preferred Shares to Oyster.

“Oyster Discovery Closing Certificate” means the certificate of a duly authorized officer of Oyster delivered to Discovery at the Closing certifying as to the matters set forth in Section 11.01.

“Oyster/FoundryCo Cash Consideration” means a cash payment in the amount of one billion four hundred million dollars ($1,400,000,000) payable at the Closing by Oyster to FoundryCo in consideration of the issuance of one (1) Class A Ordinary Share, three hundred thirty-six thousand seventy-one (336,071) Class A Preferred Shares, six hundred forty-four thousand two hundred eighty-four (644,284) Class B Preferred Shares, eighty-three million nine hundred twenty-nine thousand dollars ($83,929,000) aggregate principal amount of

Class A Convertible Notes and three hundred thirty-five million seven hundred sixteen thousand dollars ($335,716,000) aggregate principal amount of Class B Convertible Notes to Oyster at Closing.

“Oyster FoundryCo Closing Certificate” means the certificate of a duly authorized officer of Oyster delivered to FoundryCo at Closing certifying as to the matters set forth in Section 11.01.

“Patent Assignments” means instruments of assignment delivered at Closing assigning all of Discovery’s right, title and interest (including the right to sue and collect for past, present and future infringement) in the Assigned Patents to FoundryCo, in forms suitable for filing with the U.S. Patent and Trademark Office or similar non-U.S. agencies.

“Patent License Agreement” means the Ancillary Agreement, in the form of Exhibit U hereto, entered into as of the Closing between Discovery and FoundryCo.

“Patent Transfer & License Agreement” means the Ancillary Agreement, in the form of Exhibit V hereto, to be entered into at Closing among Discovery, FoundryCo and IP Holdco.

“Patents” means United States and foreign patents, patent applications and statutory invention registrations, including reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, and all rights therein provided by international treaties and conventions.

“Pearl/Discovery Cash Consideration” means the cash payment in the amount of three hundred thirteen million seven hundred forty-one thousand three hundred thirty-three dollars ($313,741,333) payable at Closing by Pearl to Discovery in exchange for the Discovery Shares and the Warrants.

“Pearl Discovery Closing Certificate” means the certificate of a duly authorized officer of Pearl delivered to Discovery at Closing certifying as to the matters set forth in Section 11.01.

“Permitted Encumbrances” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and as to which Discovery is not otherwise subject to civil or criminal liability due to its existence: (a) liens for Taxes not yet due and payable, for which adequate reserves have been maintained in accordance with GAAP; (b) Encumbrances imposed by Law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than thirty 30 days and (ii) are not in excess of fifty thousand dollars ($50,000) in the case of a single property or five hundred thousand dollars ($500,000) in the aggregate at any time; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially and adversely affect the value of or the use of such property for its current and anticipated purposes; or (e) Encumbrances in existence on the date of this Agreement that are listed in Section A-1 of the Disclosure Schedule.

“Permitted Transferees” means any Affiliates of Pearl, and any entity controlled by the Government of the Emirate of Abu Dhabi.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Pre-Signing Financial Statements” means: (a) the audited balance sheets of Discovery Saxony Holding GmbH, Discovery Fab 36 Holding GmbH, Discovery Saxony Limited Liability Company & Co. KG and Discovery Fab 36 Limited Liability Company & Co. KG as of December 31, 2007 and December 31, 2006, and the related statements of income, together with all related notes and schedules thereto audited in accordance with

German generally accepted accounting standards; and (b) the unaudited balance sheets of Discovery Saxony Holding GmbH, Discovery Fab 36 Holding GmbH, Discovery Saxony Limited Liability Company & Co. KG and Discovery Fab 36 Limited Liability Company & Co. KG as of June 30, 2008, and the related statements of income for the six month period then ended, prepared in accordance with German generally accepted accounting standards.

“Public Software” means: (A) any Software that contains, or is derived in any manner in whole or in part from, any Software that is distributed as free Software, open source Software (e.g. Linux) or under similar licensing or distribution models; (B) any Software that may require as a condition of use, modification or distribution that such Software or other Software incorporated into, derived from or distributed with such Software: (i) be disclosed or distributed in source code form; (ii) be licensed for the purpose of making derivative works; or (iii) be redistributable at no charge; and (C) Software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (t) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL); (u) the Artistic License (e.g., PERL); (v) the Mozilla Public License; (w) the Netscape Public License; (x) the Sun Community Source License (SCSL); (y) the Sun Industry Source License (SISL); and (z) the Apache Software License.

“Purchaser Expenses” means (i) all out of pocket expenses and fees of counsel, accountants, experts and consultants to Oyster and Pearl and their respective stockholders and Affiliates actually incurred or accrued by any of them or on their behalf in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, the financing thereof and including fees and expenses payable to all banks, investment banking firms, other financial institutions, and other persons and their respective agents and counsel, for arranging, committing to provide or providing any financing for, or structuring the transactions contemplated by this Agreement and the Ancillary Agreements, and (ii) all fees and expenses actually incurred or accrued by banks, investment banking firms, other financial institutions and other persons, and for which Oyster and Pearl and their respective stockholders and Affiliates are liable in connection with the negotiation, preparation, execution and performance of this Agreement, the structuring and financing of the transactions contemplated by this Agreement and the Ancillary Agreements, and any financing commitments or agreements relating thereto.

“Purchase Price” shall be an amount equal to two billion three hundred eighty million three hundred fifty-five thousand dollars ($2,380,355,000), subject to adjustment as provided in Section 2.08.

“Real Property” means the Leased Real Property and the Owned Real Property.

“Receivables” means any and all accounts receivable, notes and other amounts receivable from third parties, including customers and employees, arising from the conduct of the Discovery Business before the Closing and arising in the ordinary course, together with any unpaid financing charges accrued thereon.

“Reference Statement of Initial Valuation Net Tangible Assets” means the projected statement of Initial Valuation Net Tangible Assets, as of December 27, 2008, a copy of which is set forth on Schedule 2.08.

“Registration Rights Agreement” means the Registration Rights Agreement in the form of Exhibit F, to be entered into at Closing between Pearl and Discovery.

“Release” means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the Environment.

“Remaining Discovery Group” means, collectively, Discovery and the Remaining Discovery Subsidiaries from and after the Closing Date.

“Remaining Discovery Subsidiaries” means the Subsidiaries of Discovery other than FoundryCo and the Transferred FoundryCo Subsidiaries and the Transferred FoundryCo JV Entities.

“Remedial Action” means all action to (a) clean up, remove, treat or handle in any other way Hazardous Materials in the Environment, (b) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or the Environment, or (c) perform remedial investigations, feasibility studies, corrective actions, closures and post-remedial or post-closure studies, investigations, operations, maintenance and monitoring.

“Required Authorizations” means: (i) the HSR Approval; (ii) the Additional Competition Approvals; (iii) the CFIUS Clearance; (iv) the receipt of Export Licenses for certain U. S. Transferred FoundryCo Employees from the United States Department of Commerce Bureau of Industry and Security; and (v) the consents of the European Union, the Federal Republic of Germany and the state of Saxony to the extent required under the Term Loan Facility Agreement, the AMTC Credit Agreement, the BAC Credit Agreement and related documents with respect to the implementation of the transactions contemplated by this Agreement, in particular the resulting replacement of Discovery by FoundryCo or one or more of its Subsidiaries as obligor under any transaction documents relating thereto.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Shared Technology” means the Technology, other than the Discovery Excluded Technology, owned by Discovery immediately prior to the Closing Date and used by Discovery both for the design and/or post-FoundryCo delivery testing of semiconductor products and for the manufacture, sorting and/or intermediate (WIP) testing of semiconductor products. Without limiting the foregoing, Design Rules used by Discovery prior to the Closing Date shall be deemed “Shared Technology.”

“Shareholders’ Agreement” means the Ancillary Agreement, in the form of Exhibit X hereto, among Oyster, Discovery and FoundryCo relating to the roles of Oyster and Discovery as shareholders of FoundryCo following the Closing.

“Software” means computer software, programs and databases in any form, including Internet web sites, web content and links, source code, object code, operating systems and specifications, database management code, utilities, graphical user interfaces, menus, software engines, platforms and data formats, all versions, updates, corrections, enhancements and modifications thereof, and all related documentation, developer notes, comments and annotations.

“Stock Option” means options to purchase Discovery Common Stock pursuant to the Stock Option Plans, and other options granted to employees and directors of Discovery that are outstanding as of the date hereof.

“Stock Option Plans” means Discovery’s 2004 Equity Incentive Plan, Discovery’s 2000 Stock Incentive Plan, Discovery’s 1998 Stock Incentive Plan, Discovery’s 1996 Stock Incentive Plan, Discovery’s 1992 Stock Incentive Plan and the Discovery Employee Stock Purchase Plan.

“Subsidiary” or “Subsidiaries,” with respect to any Person, means any and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities controlled by such Person, directly or indirectly or in which such Person directly or indirectly has at least fifty percent (50%) of the voting power to elect the board of directors or other governing body of such entity, provided, that, solely for the purposes of this Agreement, neither FoundryCo nor any member of the FoundryCo Group shall be deemed to be a Subsidiary of Discovery following the Closing.

“Tax Lien” means a lien for Taxes.

“Tax Matters Agreement” means the Ancillary Agreement, entered into as of the date hereof among Oyster and Discovery.

“Tax Returns” means any return, declaration, report, election, claim for refund or information return or other statement or form filed or required to be filed with any Tax authority relating to Taxes, including any schedule or attachment thereto or any amendment thereof.

“Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs’ duties, tariffs, and similar charges.

“Technology” means all computer software (in source code or object code form), documentation, works of authorship, mask works, know-how, data and data bases, formulas, algorithms, processes, inventions and discoveries (whether or not patented), ideas, concepts, techniques, methods, content, technical information, engineering, production and other designs, drawings, schematics, device models, specifications, confidential information, and all other information, technology and materials, tangible or otherwise.

“Term Loan Facility Agreement” means the Euro 700 Million Term Loan Facility Agreement, dated April 21, 2004, as amended, as described in the Discovery SEC Documents, together with all “Finance Documents” and “Transaction Documents,” as such terms are defined in the Term Loan Facility Agreement.

“Third Person” means any Person other than any of the Parties or any of their respective Affiliates.

“Trade Secrets” means trade secrets, know-how and other confidential or proprietary technical, business and other information, including manufacturing and production processes and techniques, research and development information, technology, drawings, specifications, designs, plans, proposals, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, customer and supplier lists and information, and all rights in any jurisdiction to limit the use or disclosure thereof.

“Trademarks” means trademarks, service marks, trade dress, logos, trade names, corporate names, URL addresses, domain names and symbols, slogans and other indicia of source or origin, including the goodwill of the business symbolized thereby or associated therewith, common law rights thereto, registrations and applications for registration thereof throughout the world, all rights therein provided by international treaties and conventions, and all other rights associated therewith.

“Transaction Documents” means this Agreement, the Ancillary Agreements, the Carve Out Financial Statements, the Pre-Signing Financial Statements, the FoundryCo Business Plan, the FoundryCo Capitalization Table, the Memorandum and Articles of Association and any instrument, agreement, certificate, report or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement.

“Transferred FoundryCo JV Entities” means AMTC and Maskhouse Building Administration GmbH & Co. KG (“BAC”).

“Transferred FoundryCo Subsidiaries” means:

(i)	AMD Fab 36 Holding GmbH;

(ii)	AMD Fab 36 Admin GmbH;

(iii)	AMD Fab 36 Limited Liability Company & Co. KG;

(iv)	AMD Fab 36 LLC;

(v)	AMD Saxony Holding GmbH;

(vi)	AMD Saxony Admin GmbH;

(vii)	AMD Saxony Limited Liability Company & Co. KG;

(viii)	AMD Saxony LLC; and

(ix)	AMD Fab Technologies US, Inc.

“Transferred Interests” means all shares, partnership interests and similar profits interests related to Transferred FoundryCo Subsidiaries and Transferred FoundryCo JV Entities.

“Transferred Inventories” means all raw materials, work-in progress, packaging, labels, and related supplies, but excluding finished goods maintained, held or stored by or for AMD Saxony Limited Liability Company and Co. KG or AMD Fab 36 Limited Liability Company & Co. KG, and any prepaid deposits for any of the same.

“Transferred IP Agreements” means (a) written licenses (including grants of use, covenants not to assert or similar agreements) of Owned Intellectual Property by Discovery or its Subsidiaries to third parties, (b) licenses (including grants of use, covenants not to assert or similar agreements) of Licensed Intellectual Property by Third Persons to Discovery and its Subsidiaries and (c) agreements between Discovery and third parties relating to the development or use of Owned Intellectual Property.

“Transferred Patents” means all (i) Assigned Patents and (ii) Patents assigned to FoundryCo pursuant to the IP HoldCo Operating Agreement.

“Transferred Software” means all Software owned by Discovery and (a) material to the operation of the FoundryCo business or used exclusively in the FoundryCo business as currently conducted or (b) manufactured, distributed, sold, licensed or marketed by Discovery in connection with the operation of the FoundryCo Assets or the Transferred FoundryCo Subsidiaries.

“Transition Services Agreement” means the Ancillary Agreement, in the form of Exhibit T hereto, between Discovery and FoundryCo relating to the provision of transition services by Discovery to FoundryCo and by FoundryCo to Discovery following the Closing.

“Tribunal” shall have the meaning given to such term in the LCIA Rules.

“Wafer Purchase Agreement” means that certain Wafer Purchase Agreement, effective as of October 1, 2007, between Discovery and Discovery Saxony Limited Liability Company & Co. KG.

“Wafer Supply Agreement” means the Ancillary Agreement, in the form of Exhibit K hereto, between Discovery and FoundryCo relating to the manufacture and sale of wafers to Discovery by FoundryCo following the Closing.

“Warrant Shares” means shares of Discovery Common Stock issuable upon exercise of the Warrants.

“Warrants” means warrants to purchase thirty million (30,000,000) shares of Discovery Common Stock in the form set forth as Exhibit J.

Table of Additional Definitions. The following terms have the meanings set forth in the Sections set forth below:

Definition	Location
“Closing”	2.03
“Closing Date”	2.03
“Combined Assets”	Schedule 2.08
“Combined Liabilities”	Schedule 2.08
“Confidential Information”	9.07(a)

Definition	Location
“Discovery”	Preamble
“Discovery FoundryCo Closing Deliverables”	2.04(a)
“Discovery Indemnified Party”	12.04
“Discovery Loss”	12.04
“Discovery Oyster Closing Deliverables”	2.04(b)
“Discovery Pearl Closing Deliverables”	2.04(c)
“Discovery SEC Documents”	3.06
“Dispute”	14.09(b)
“Dispute Notice”	14.09(b)
“EAA”	Preamble
“ERISA”	3.18
“FoundryCo”	Preamble
“FoundryCo Discovery Closing Deliverables”	2.05(a)
“FoundryCo Employee”	4.18(a)
“FoundryCo Oyster Closing Deliverables”	2.05(b)
“Independent Accounting Firm”	2.08(b)(ii)
“Interim Relief Proceeding”	14.09(c)
“lease”	4.13(a)
“Make Whole Consent”	Schedule A
“Make Whole Payment”	Schedule A
“Material FoundryCo Contracts”	4.13(a)
“Multiemployer Plan”	4.18.(b)
“Multiple Employer Plan”	4.18.(b)
“Non U.S. Transferred Employees”	10.01(b)
“Oyster”	Recitals
“Oyster Discovery Closing Deliverables”	2.06(a)
“Oyster FoundryCo Closing Deliverables”	2.06(b)
“Oyster/FoundryCo Indemnified Party”	12.02
“Oyster/FoundryCo Loss”	12.05
“Oyster Indemnified Party”	12.05
“Pearl”	Preamble
“Oyster Parent”	14.05
“Pearl Director Designee”	9.01
“Pearl Discovery Closing Deliverables”	2.07(a)
“Pearl Indemnified Party”	12.03
“Pearl Loss”	12.03
“Pearl Termination Fee”	13.03(b)
“Plans”	4.18(a)
“Proxy Statement”	8.06(b)
“Representatives”	9.07(a)
“Required Consents”	4.13(b)
“Stockholders’ Meeting”	8.06(a)
“Tangible Personal Property”	4.16
“Termination Date”	13.01(b)
“Third Party Claim”	12.07(b)
“Transfer Laws”	10.01(b)
“Transferred Employees”	10.02
“Transferred Employee RSU”	10.03(b)
“Transferred Employee Stock Options”	10.03(a)
“Transferred Indebtedness”	Schedule 2.08
“U.S. Transferred Employees”	10.01(a)

Exhibit B

SHAREHOLDERS’ AGREEMENT

By and Among

DISCOVERY,

OYSTER,

and

FOUNDRYCO

Dated as of [            ] [        ], 200[    ]

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		Page
ARTICLE V

OTHER AGREEMENTS

SECTION 5.01 Discovery Change of Control Transaction		19
SECTION 5.02 New Investors to Execute Agreement Regarding Restrictions		20
SECTION 5.03 Further Assurances		20
SECTION 5.04 Confidential Information		20
SECTION 5.05 Directors’ and Officers’ Liability Insurance and Indemnification Agreements		21
SECTION 5.06 Export Controls		21
SECTION 5.07 Rights to Purchase New Shares		22
SECTION 5.08 Intel Patent Cross License Agreement		22
SECTION 5.09 Fab Build-Outs		23

ARTICLE VI

DEADLOCK

SECTION 6.01 Deadlock Resolution Efforts		23

ARTICLE VII

DISSOLUTION

SECTION 7.01 Dissolution.		25

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01 Termination		26
SECTION 8.02 Notices		26
SECTION 8.03 Public Announcements		26
SECTION 8.04 Severability		27
SECTION 8.05 Entire Agreement		27
SECTION 8.06 Assignment		27
SECTION 8.07 Amendment		27
SECTION 8.08 Waiver		27
SECTION 8.09 Third Party Beneficiaries		27
SECTION 8.10 Governing Law; Arbitration; Waiver of Jury Trial		28
SECTION 8.11 Currency		29
SECTION 8.12 Counterparts		29
SECTION 8.13 Expenses		29
SECTION 8.14 No Presumption Against Drafting Party		29

EXHIBITS

Exhibit A	Form of Joinder Agreement for Shareholder
Exhibit B	Form of Indemnification Agreement
Exhibit C	Form of FoundryCo Export Control Policy
Exhibit D	Fab Build-Outs

APPENDICES

APPENDIX A	Definitions

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SHAREHOLDERS’ AGREEMENT

This SHAREHOLDERS’ AGREEMENT (this “Shareholders’ Agreement” and as referred to herein, this “Agreement”), dated as of [                    ], 2008 is entered into by and among Discovery, a Delaware corporation (“Discovery”), Oyster, a limited liability company established under the laws of the Emirate of Abu Dhabi and wholly-owned by the Government of Abu Dhabi (“Oyster”) (each of Discovery and Oyster being a “Shareholder” and together the “Shareholders”), and FoundryCo, an exempted company incorporated under the laws of the Cayman Islands (“FoundryCo”). Discovery, Oyster and FoundryCo are sometimes referred to herein as the “Parties”, and each individually as a “Party”.

RECITALS

WHEREAS, Discovery, Oyster and the other parties thereto are parties to the Master Transaction Agreement that provides, among other things, for the formation of FoundryCo under the laws of the Cayman Islands to act as the holding company for a joint venture between Discovery and Oyster;

WHEREAS, pursuant to the Master Transaction Agreement and immediately prior to the execution of this Agreement, Discovery has contributed or caused its Subsidiaries to contribute to FoundryCo, and FoundryCo has acquired from Discovery and its Subsidiaries, the FoundryCo Assets in consideration of the issuance by FoundryCo to Discovery (or a Subsidiary of Discovery) of an amount of Shares as stated in the Master Transaction Agreement and the assumption of the Assumed Liabilities by FoundryCo and its Subsidiaries;

WHEREAS, pursuant to the Master Transaction Agreement and immediately prior to the execution of this Agreement, Oyster (i) has contributed cash to FoundryCo in consideration of the issuance by FoundryCo to Oyster of an amount of Shares as stated in the Master Transaction Agreement and the issuance of the Initial Convertible Notes and (ii) has contributed cash to Discovery in consideration of the transfer by Discovery to Oyster of an amount of Shares as stated in the Master Transaction Agreement; and

WHEREAS, Discovery, Oyster and FoundryCo will have entered into the Funding Agreement pursuant to which Oyster has committed to, and Discovery has the option to, make additional capital contributions, in accordance with the terms thereof, to FoundryCo in exchange for additional Preferred Shares and/or Additional Convertible Notes.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Certain Defined Terms

Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings referred to or ascribed to such terms in Appendix A.

SECTION 1.02 Interpretation and Rules of Construction

In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated;

(b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(f) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(g) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(h) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws, and any rules and regulations promulgated under such Laws;

(i) any reference in this Agreement to a “day” or a number of “days” (without the explicit qualification of “Business”) shall be interpreted as a reference to a calendar day or number of calendar days;

(j) references to a Person are also to its successors and permitted assigns; and

(k) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

GOVERNANCE

SECTION 2.01 Share Capital

The share capital of FoundryCo Outstanding as of the date hereof shall consist of (i) two (2) Class A Ordinary Shares, one each issued to Discovery and Oyster, respectively; (ii) no Class B Ordinary Shares; (iii) two million sixteen thousand four hundred twenty-six (2,016,426) Class A Preferred Shares and (iv) one million three hundred forty-four thousand two hundred eighty-four (1,344,284) Class B Preferred Shares. The rights of the holders of the Class A Ordinary Shares, the Class B Ordinary Shares, the Class A Preferred Shares and the Class B Preferred Shares are as set forth in the Memorandum and Articles of Association.

SECTION 2.02 Voting

(a) In accordance with the Memorandum and Articles of Association, prior to the Reconciliation Event, the Class A Preferred Shares, the Class B Preferred Shares and the Class B Ordinary Shares shall be non-voting and only the Class A Ordinary Shares shall have voting rights of one vote per Class A Ordinary Share. Discovery and Oyster shall each be a holder of one Class A Ordinary Share and FoundryCo shall not issue any additional Class A Ordinary Shares. Following the Reconciliation Event and in accordance with the Memorandum and Articles of Association, the Class A Ordinary Shares shall be automatically redeemed and the voting rights of the Class A Preferred Shares, the Class B Preferred Shares and the Class B Ordinary Shares shall be given effect.

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(b) Subject to the provisions set forth in the Memorandum and Articles of Association and this Section 2.02, each Shareholder then entitled to vote at a general meeting of shareholders of FoundryCo shall have the right to vote all Shares of which such Shareholder is the registered holder or for which such Shareholder shall otherwise have the ability to control or direct the voting thereof at any such meeting of shareholders, or execute a written resolution with respect to all Shares of which such Shareholder is the registered holder or for which such Shareholder shall otherwise have the ability to control or direct the voting thereof.

SECTION 2.03 Board of Directors

(a) Prior to the Reconciliation Event, the Board shall consist of eight Directors, and Discovery and Oyster, each as a holder of one Class A Ordinary Share, shall each be entitled to designate for nomination four (4) Directors. Prior to the Reconciliation Event, no Officers of FoundryCo shall sit on the Board.

(b) Following the Reconciliation Event, the number of Persons a Shareholder may designate for nomination to serve as a Director shall be subject to adjustment according to the percentage of Fully Diluted Shares held by such Shareholder as follows: (i) a Shareholder holding 30% or more but less than 40% of the Fully Diluted Shares shall be entitled to designate three (3) Directors; (ii) a Shareholder holding 20% or more but less than 30% of the Fully Diluted Shares shall be entitled to designate two (2) Directors; (iii) a Shareholder holding 10% or more but less than 20% of the Fully Diluted Shares shall be entitled to designate one (1) Director and (iv) a Shareholder holding less than 10% of the Fully Diluted Shares shall have no right pursuant to this Agreement to designate Persons for nomination to serve as Directors. To the extent the number of Directors a Shareholder shall be entitled to nominate is reduced pursuant to this Section 2.03(b), then, so long as any other Shareholder owns at least a majority of the Fully Diluted Shares, such other Shareholder shall be entitled to designate all of the remaining Directors.

(c) Each Shareholder shall make the nominations to which it is entitled hereunder at least fifteen (15) days prior to each general meeting of shareholders of FoundryCo or, if FoundryCo elects not to hold a general meeting of shareholders, on or prior to the date on which FoundryCo’s shareholders shall adopt a written resolution with respect to the foregoing matters. Each Shareholder shall vote all Shares for which such Shareholder is the registered holder or for which such Shareholder shall otherwise have the ability to control or direct the voting thereof at any general meeting of shareholders, or adopt a written resolution with respect to all Shares for which such Shareholder is the registered holder or for which such Shareholder shall otherwise have the ability to control or direct the voting thereof, in favor of electing to the Board the nominees of Discovery and Oyster designated pursuant to Sections 2.03(a) and (b).

(d) Unless otherwise agreed in writing by Discovery and Oyster, the Chairman of the Board shall be a non-voting position held by a non-Director and the duties of the Chairman of the Board shall include: (i) providing guidance regarding the long-term strategy of FoundryCo; (ii) developing external relationships with governmental organizations, customers and suppliers; (iii) representing FoundryCo at industry forums; (iv) shaping the agenda for the Board with input from Oyster and Discovery; and (v) overseeing and driving the preparation phase of the Abu Dhabi fab build-out.

(e) No member of the Board shall (i) have the ability to act unilaterally; (ii) veto any action of the Board or (iii) have the casting vote with respect to any matter to be voted upon by the Board.

(f) Board meetings may be called by any Board member upon three (3) days’ written notice to all other Board members. Such notice shall include a written agenda for the subjects to be considered at such meeting. The Board may not act on any subject not specified in such agenda except (i) after receiving written waivers of such notice from all Board members who were not given such notice and were not present at such meeting or (ii) upon such written consent or vote (including for such purposes, any express recusals) as may be required for such matters under this Agreement, the Memorandum and Articles of Association and applicable Law, including the affirmative vote or express abstentions from voting of those Board members who were not given such notice.

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(g) The Board shall conduct meetings no less frequently than quarterly and at such locations as a majority of the members of the Board deem appropriate.

(h) Directors may participate in a meeting of the Board by means of a conference telephone or other communication equipment through which all persons participating in the meeting can hear each other, which shall be provided at all Board meetings if requested by a Director, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 2.04 Removal of Board Members; Vacancies

(a) A Shareholder may at any time elect to remove or dismiss any member of the Board appointed or nominated by such Shareholder pursuant to Section 2.03, with or without cause. Upon such election, each other Shareholder shall vote all Shares for which such Shareholder is the registered holder or for which such Shareholder shall otherwise have the ability to control or direct the voting thereof at any such meeting of shareholders, or execute a written resolution with respect to all Shares for which such Shareholder is the registered holder or for which such Shareholder shall otherwise have the ability to control or direct the voting thereof, in favor of the removal or dismissal of any such Board member. In the event that the number of members of the Board nominated by a Shareholder exceeds the number that such Shareholder has the right to nominate pursuant to Section 2.03, such Shareholder shall promptly take all appropriate action to cause any such extra members of the Board nominated by such Shareholder to immediately resign or alternatively shall take such measures as are necessary to remove or dismiss such extra members.

(b) In the event that a vacancy occurs on the Board as a result of the retirement, removal, dismissal, resignation, disability or death of a member thereof nominated pursuant to Section 2.03, such vacancy shall be filled by a person nominated by the Shareholder whose nominee’s retirement, removal, dismissal, resignation, disability or death created such vacancy. Each Shareholder shall vote all Shares of which such Shareholder is the registered holder or for which such Shareholder shall otherwise have the ability to control or direct the voting thereof at any meeting of shareholders, or execute a written resolution with respect to all Shares of which such Shareholder is the registered holder or for which such Shareholder shall otherwise have the ability to control or direct the voting thereof, in favor of the election of any person so nominated to fill a vacancy on the Board.

(c) Each Shareholder hereby agrees that it will not vote (or execute any written resolutions with respect to) any Shares of which it is the registered holder or any other Shares for which such Shareholder shall otherwise have the ability to control or direct the voting thereof in favor of the removal, dismissal or suspension of any member of the Board that any other Shareholder had the right to nominate unless such other Shareholder shall have consented to or requested such removal or dismissal in writing.

SECTION 2.05 Committees

(a) FoundryCo and each Shareholder hereby agree that there shall be established a people/compensation committee of the Board (the “People/Compensation Committee”), which shall make recommendations to the full Board for matters including, but not limited to, management compensation, and the adoption of or amendment to FoundryCo benefits plans and Incentive Plans. The Board shall establish a People/Compensation Committee Charter setting forth in further detail the powers and duties of the People/Compensation Committee. The People/Compensation Committee shall initially consist of at least two (2) members of the Board, including at least one Director nominated by Discovery and at least one Director nominated by Oyster. The Chairman of the People/Compensation Committee shall be a Director nominated by Oyster initially and thereafter shall rotate annually between a Director nominated by Discovery and a Director nominated by Oyster. The People/Compensation Committee shall meet no less frequently than quarterly at such place and time as shall be determined by the People/Compensation Committee Chairman.

(b) FoundryCo and each Shareholder hereby agree that there shall be established a finance and audit committee of the Board (the “Finance and Audit Committee”), which shall assist the Board in its responsibilities

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relating to reviewing financial matters generally, including, but not limited to, the accounting and financial reporting processes of FoundryCo, the audits of FoundryCo’s consolidated financial statements, the qualifications of FoundryCo’s independent auditor and the performance of FoundryCo’s internal audit function and independent auditor. The Board shall establish a Finance and Audit Committee Charter setting forth in further detail the powers and duties of the Finance and Audit Committee. The Finance and Audit Committee shall initially consist of at least two (2) members of the Board, including at least one Director nominated by Discovery and at least one Director nominated by Oyster. The Chairman of the Finance and Audit Committee shall be a Director nominated by Discovery initially and thereafter shall rotate annually between a Director nominated by Oyster and a Director nominated by Discovery. The Finance and Audit Committee shall meet no less frequently than quarterly at such place and time as shall be determined by the Finance and Audit Committee Chairman.

(c) FoundryCo and each Shareholder hereby agree that from time to time the Board may establish such other committees to assist the Board in its responsibilities, including a security committee which shall oversee FoundryCo’s compliance with any security and compliance-related commitments to the U.S. government as well as the overall security of FoundryCo, including the protection of FoundryCo’s technology and compliance with U.S. export control requirements.

SECTION 2.06 Officers

(a) The Shareholders shall cause the Board to approve the appointment of the following initial senior executive officers of FoundryCo: (i) Doug Grose as Chief Executive Officer; (ii) [                    ]1 as Chief Financial Officer; and (iii) such other officers as determined and appointed by the People/Compensation Committee.

SECTION 2.07 Additional Financings. FoundryCo shall seek additional financing, and the Shareholders shall make additional capital contributions, in accordance with the terms and conditions set forth in the Funding Agreement.

SECTION 2.08 Certain Other Corporate Actions

(a) At all times, subject to Section 2.08(b) and Section 6.01(b), FoundryCo shall not, and shall cause its Subsidiaries not to, take (either directly or by amendment, merger, consolidation, reclassification or otherwise) (and each Shareholder agrees to vote all Shares for which such Shareholder is the registered holder or for which such Shareholder shall otherwise have the ability to control or direct the voting thereof at any meeting of shareholders against (and to refuse to execute a written resolution that seeks the authority to approve)) any action not in the ordinary course of business, unless the Board shall first have approved such action by Majority Vote; provided, however, that the Board may by resolution require prior notification or the Board’s prior approval for any actions to be taken in the ordinary course of business; provided further, that in the event a matter which would otherwise require approval under this Section 2.08 has been expressly included in either the Five-Year Capital Plan or the Annual Business Plan, which has been approved by the Board or the Shareholders in accordance with this Agreement and the Funding Agreement, as applicable, no further Board approval shall be required hereunder.

(b) In addition to such authorizations or approvals by the Board or shareholders as may be required by applicable Law, the Memorandum and Articles of Association or the constituent documents of each of FoundryCo’s Subsidiaries or the other provisions of this Agreement, and subject to Section 6.01(b) and Section 7.01(b)(i), FoundryCo shall not, and shall cause its Subsidiaries not to, take (either directly or by amendment, merger, consolidation, reclassification or otherwise) (and each Shareholder agrees to vote all Shares for which such Shareholder is the registered holder or for which such Shareholder shall otherwise have the ability

[1]	Oyster to nominate CFO.

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to control or direct the voting thereof at any meeting of shareholders against (and to refuse to execute a written resolution that seeks the authority to approve)) any of the following actions, unless all of the members of the Board shall have first approved such action:

(i) implementing material changes in the purpose or scope of FoundryCo’s activities or engaging in any material activity unrelated to FoundryCo’s business that materially adversely affects FoundryCo’s ability to perform its obligations to Discovery under the Wafer Supply Agreement;

(ii) a change in the number of Directors on the Board;

(iii) the amendment or restatement of its constituent documents;

(iv) any transaction resulting in a change of control of FoundryCo or any sale of all or substantially all of the assets of FoundryCo and its Subsidiaries other than to FoundryCo or any of its Subsidiaries or, following termination of the Restricted Period, to a Permitted Transferee; provided, however, that any such transaction with a Permitted Transferee is on terms that are fair from a financial point of view to all Shareholders;

(v) the entering into of any acquisition, joint venture, divestiture, transfer, sale, assignment, lease, license or disposal of any property or asset, real, personal or mixed (including leasehold interests and intangible assets), which have a value in excess of $25 million singly or $50 million in the aggregate other than with FoundryCo or any of its Subsidiaries or, following termination of the Restricted Period, to a Permitted Transferee; provided, however, that any such transaction with a Permitted Transferee is on terms that are fair from a financial point of view to all Shareholders;

(vi) approval of any material amendment, modification or revision to the initial Five-Year Capital Plan;

(vii) approval of any Annual Business Plan or any material amendment, modification or revision thereto;

(viii) the authorization, issuance, sale, acquisition, conversion, repurchase or redemption of any Shares or other equity interest (or option, warrant, conversion or similar right with respect to any equity interest) in or of FoundryCo or its Subsidiaries to the extent not reflected in the Annual Business Plan, the Memorandum and Articles of Association or any Incentive Plan;

(ix) the declaration, making or payment of any dividend, distribution or transfer (whether in cash, securities or other property) to shareholders;

(x) the entering into or the amendment of (A) any of the Transaction Documents, (B) any Incentive Plan or (C) any agreement, contract or arrangement by FoundryCo or any of its Subsidiaries pursuant to which FoundryCo or any of its Subsidiaries is obligated to pay or is entitled to receive payments in excess of $15 million over the term of such contract;

(xi)(A) the sale, license, sublicense, assignment, transfer, termination or other disposition of any Intellectual Property right owned by or licensed to FoundryCo or any of its Subsidiaries, (B) any amendment of any license from or to FoundryCo or any of its Subsidiaries of any Intellectual Property, or (C) any covenants or agreements not to assert claims of infringement, misappropriation or other violation of any Intellectual Property, other than any of the foregoing in the ordinary course of the business of FoundryCo or, with respect to any of the foregoing involving a Subsidiary of FoundryCo, the business of such Subsidiary;

(xii) the prosecution, commencement or settlement of any litigation or administrative action for an amount in excess of $10 million in any such prosecution, commencement or settlement or series of related prosecutions, commencements or settlements or waiving or relinquishing any material rights or claims;

(xiii) the making of any loan, investment or expenditure (or series of related expenditures) not reflected in the Annual Business Plan involving more than $5 million singly or $10 million in the aggregate;

(xiv) the incurrence of any indebtedness or subjecting any of its properties or assets to any lien, claim or encumbrance or the giving of any material guarantee or indemnity, in each case to the extent not reflected

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in the Annual Business Plan, which would result in an increase of 5% or more of the total indebtedness contemplated in the Annual Business Plan;

(xv) the consummation of any Public Offering of securities;

(xvi) the appointment or termination of FoundryCo’s Chief Executive Officer or Chief Financial Officer;

(xvii) the determination of when the Reconciliation Event has occurred;

(xviii) the entering into of any transaction, agreement or arrangement between FoundryCo or any of its Subsidiaries, on the one hand, and any Officer, Director, Affiliate or Shareholder, on the other hand, (other than the transactions provided for in or contemplated by the Transaction Documents) unless the total consideration expected to be paid or received by FoundryCo and its Subsidiaries taken as whole as a result of such transaction or proposed change or waiver shall not exceed $25 million; and

(xix) the entering into of any contract, arrangement, understanding or other similar agreement with respect to any of the foregoing in subsections (i) - (xviii).

(c) In the event of an inconsistency between FoundryCo’s Articles of Association and this Agreement, the Shareholders shall exercise their voting rights to amend the Articles of Association to remove such inconsistency.

SECTION 2.09 Acknowledgment Regarding Fiduciary Duties

Except as otherwise expressly set forth in this Agreement and the other Transaction Documents, this Agreement is not intended to, and does not, create or impose any fiduciary duty on any of the Shareholders (in their capacity as a holder of Shares) or their respective Affiliates.

SECTION 2.10 Delivery of Notice for General Meeting and Board Meeting

In addition to any other manner of delivery permitted by the Memorandum and Articles of Association, each Shareholder consents to the delivery of notices of any general meeting of shareholders of FoundryCo by electronic mail at the address and upon the terms set forth in Section 8.02 for such Party. Notwithstanding any provision of this Agreement to the contrary, each Shareholder may withdraw such consent or change the applicable electronic mail address for purposes of such Shareholder notices at any time upon written notice to FoundryCo without the approval of any other Party hereto.

ARTICLE III

RESTRICTIONS ON TRANSFER OF SECURITIES

SECTION 3.01 General Rules

(a) For purposes of this Article III, Securities held by Discovery shall include any Securities held by any Permitted Transferees or any other transferees (other than a transferee pursuant to a Public Sale) of Discovery and Securities held by Oyster shall include any Securities held by any Permitted Transferees or any other transferees (other than a transferee pursuant to a Public Sale) of Oyster, and any offers or acceptances to purchase or sell Securities made to or by Discovery or Oyster shall have been deemed to have been made to or by the respective Permitted Transferees or any other transferees (other than a transferee pursuant to a Public Sale) of Discovery or Oyster.

(b) No Shareholder shall, directly or indirectly, make or solicit any Sale of Securities, or create, incur, solicit or assume any Encumbrance with respect to any Securities, except in compliance with this Agreement and any applicable securities laws.

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(c) Each Shareholder shall vote all Shares for which such Shareholder is the registered holder or for which such Shareholder shall otherwise have the ability to control or direct the voting thereof at any such meeting of shareholders, or execute a written resolution with respect to all Shares for which such Shareholder is the registered holder or for which Shareholder shall otherwise have the ability to control or direct the voting thereof, in favor of any resolution to procure any transfer in compliance with the provisions of this Article III and to prohibit any transfer not in compliance with this Article III. The Shareholders shall cause the members of the Board to vote in accordance with the provisions of this Article III.

(d) Immediately prior to the IPO, the Convertible Notes shall convert into Class A Preferred Shares or Class B Preferred Shares, as applicable, and all Preferred Shares shall convert into Class B Ordinary Shares, in each case pursuant to the terms thereof.

SECTION 3.02 General Restrictions on Transfer

(a) Each Shareholder agrees that the Class A Ordinary Shares are non-transferable.

(b) Each Shareholder agrees that, without the consent of the other Shareholder, it will not participate in any Sale of Securities if (i) prior to the Reconciliation Event, such Sale of Securities would cause FoundryCo to fail to constitute a “subsidiary” of Discovery, as such term is defined in the Intel Patent Cross License Agreement; (ii) such Sale of Securities is made to Intel Corporation (“Intel”) or any Affiliates of Intel or (iii) such Sale of Securities is made to any competitor of FoundryCo.

SECTION 3.03 Certain Restrictions on Transfer

(a) Each Shareholder agrees that, prior to the earliest of (i) [                    ], 20[18], (ii) such time as the Abu Dhabi cluster is operational with a steady-state yield and volumes of at least seventy-five thousand (75,000) Wafer Starts on Qualified Processes per month, as set forth in the Wafer Supply Agreement, or (iii) the termination of the Transition Period under the Funding Agreement (the “Restricted Period”), it will not, directly or indirectly, make any Sale of Securities, or create, incur or assume any Encumbrance with respect to any Securities held by such Shareholder, or enter into any other transaction pursuant to which it or any of its Permitted Transferees shall receive any consideration in cash or other property in connection with such Securities (other than as a distribution thereon by FoundryCo), other than:

(i) with the prior written consent of the other Shareholder;

(ii) any Sale of Securities to (A) a Permitted Transferee in compliance with the provisions of this Article III, or (B) the other Shareholder;

(iii) each of Discovery and Oyster (and any of their Permitted Transferees holding Shares) shall be entitled to sell up to 25% of its Fully Diluted Shares (measured at the time of the IPO) in the IPO; provided, however, that any Securities to be included on behalf of FoundryCo shall be given first priority to be included in the IPO and as among the Shareholders wishing to sell Securities, the number of Securities to be included in the IPO shall be allocated pro rata based on the amount of Securities each Shareholder (and its Permitted Transferees) proposes to sell; provided further, that any Securities to be included in the IPO on behalf of Discovery and Oyster and their respective Permitted Transferees shall be given priority over any other Shareholder or any employees of FoundryCo or any of its Subsidiaries; and provided further, that, with respect only to Discovery or any of its Permitted Transferees, this right shall be suspended until the Reconciliation Event has occurred;

(iv) in each year following the IPO, each of Discovery and Oyster (and any of their Permitted Transferees holding Shares) shall be entitled to sell up to an equal amount of its Fully Diluted Shares as permitted under Section 3.03(a)(iii) pursuant to (A) a Public Offering, or (B) an offering exempt from registration pursuant to Rule 144 under the Securities Act, or similar non-U.S. applicable Law, if any, provided, however, that any Securities to be included on behalf of FoundryCo shall be given first priority to

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be included in any such Public Offering and as among the Shareholders wishing to sell Securities, the number of Securities to be included in any such Public Offering shall be allocated pro rata based on the amount of Securities each Shareholder (and its Permitted Transferees) proposes to sell; provided further, that any Securities to be included in any such Public Offering on behalf of Discovery and Oyster and their respective Permitted Transferees shall be given priority over any other Shareholder or any employees of FoundryCo or any of its Subsidiaries; and provided further, that, with respect only to Discovery or any of its Permitted Transferees, this right shall be suspended until the Reconciliation Event has occurred;

(v) in each year following the IPO, including the year of the IPO, (A) with respect to Discovery, to pledge up to an equal amount of Fully Diluted Shares as permitted for sale under Section 3.03(a)(iii); provided however, that, this right shall be suspended until the Reconciliation Event has occurred, and (B) with respect to Oyster, to pledge up to all of its Fully Diluted Shares; or

(vi) any Sale of Securities by Oyster or its Permitted Transferees pursuant to Section 5.01.

(b) Each Shareholder agrees that, following the end of the Restricted Period, it will not, directly or indirectly, make any Sale of Securities, or create, incur or assume any Encumbrance with respect to any Securities held by such Shareholder, or enter into any other transaction pursuant to which it or any of its Permitted Transferees shall receive any consideration in cash or other property in connection with such Securities (other than as a distribution thereon by FoundryCo) other than (i) pursuant to the exceptions set forth in Section 3.03(a) above or (ii) any Sale of Securities for cash or readily marketable securities that is made in compliance with the procedures, and subject to the limitations, set forth in Sections 3.05, 3.06, 3.07 and 3.08.

SECTION 3.04 Permitted Transferees

(a) Notwithstanding anything to the contrary contained herein, any Sale of Securities may be made to a Permitted Transferee. However, no Sale of Securities to a Permitted Transferee shall be effective if a purpose or effect of such transfer shall have been to circumvent the provisions of this Article III. Each Shareholder shall remain responsible for the performance of this Agreement by each Permitted Transferee of such Shareholder to which Securities are transferred. If any Permitted Transferee to which Securities are transferred in accordance with this Article III ceases to be a Permitted Transferee of the Shareholder from which or whom it acquired such Securities, such Person shall reconvey such Securities to such transferring Shareholder immediately before such Person ceases to be a Permitted Transferee of such transferring Shareholder so long as such Person knows of its upcoming change of status immediately prior thereto. If such change of status is not known until after its occurrence, the former Permitted Transferee shall make such transfer to such transferring Shareholder as soon as practicable after the former Permitted Transferee receives notice thereof.

(b) Each Permitted Transferee shall enter into a joinder agreement pursuant to Section 3.09(a).

SECTION 3.05 Right of First Offer

(a) The provisions of this Section 3.05 shall survive the IPO.

(b) Following the end of the Restricted Period, except as provided for in Section 3.03(b), if at any time during the term of this Agreement, a Shareholder (the “Prospective Seller”) desires to effect a Sale of Securities to a Third Party or Third Parties, the Prospective Seller shall deliver a written notice (an “Offer Notice”) thereof to FoundryCo and the other Shareholder (the “Other Shareholder”), which notice shall set forth all of the material terms and conditions, including the number of Securities proposed to be sold (the “Offered Securities”) and the proposed purchase price per Share (the “Offer Price”) (which shall be payable solely in cash or freely marketable securities in one lump sum payment), on which the Prospective Seller offers to sell the Offered Securities to FoundryCo and the Other Shareholder (the “Offer”).

(c) The receipt of an Offer Notice by the Other Shareholder shall constitute an offer by the Prospective Seller to sell to the Other Shareholder. Such Offer shall be irrevocable for thirty (30) days (the “Offer Period”)

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after receipt of such Offer Notice by the Other Shareholder. During the Offer Period, the Other Shareholder shall have the right to accept such offer as to any or all of the Offered Securities by giving a written notice of acceptance (the “Notice of Acceptance”) to the Prospective Seller prior to the expiration of the Offer Period, which notice shall specify the number of Offered Securities to be purchased by the Other Shareholder. Alternatively, if the threshold set forth in Section 3.07(b) is met, the Other Shareholder shall have the right and option to notify the Prospective Seller of the Other Shareholder’s interest in selling along with the Prospective Seller to a Third Party (the “Tag Along Offer”) pursuant to Section 3.07.

(d) The consummation of any such purchase by and sale to the Other Shareholder shall take place not later than ten (10) days after the expiration of the Offer Period (unless a later date shall be required under the HSR Act or other applicable Law). Upon the consummation of such purchase and sale, the Prospective Seller shall (i) deliver to the Other Shareholder the Securities purchased, free and clear of any Encumbrances (other than this Agreement and applicable Law) and (ii) assign all of its rights and obligations under this Agreement with respect to such Securities against payment of the purchase price contained in the Offer.

(e) In the event that (i) the Other Shareholder shall not have elected during the Offer Period to purchase all the Offered Securities or (ii) the Other Shareholder shall have failed to consummate a purchase of Securities with respect to which a Notice of Acceptance was given, the Prospective Seller shall not be obligated to sell any Offered Securities to the Other Shareholder and, subject to its obligations under Section 3.06 and 3.07, shall have the right to sell the Offered Securities (the “Unaccepted Securities”) to a Third Party or Third Parties so long as all the Unaccepted Securities are sold or otherwise disposed of by the Prospective Seller (A) within ninety (90) days after the expiration of the Offer Period or such longer period (up to the maximum period permitted by applicable Law) as would be required under the HSR Act or other applicable Law, and (B) at a price not less than the Offer Price included in the Offer Notice.

SECTION 3.06 Right of Last Look

(a) The provisions of this Section 3.06 shall survive the IPO.

(b) Following the end of the Restricted Period, except as provided for in Section 3.03(b), a Prospective Seller shall not consummate any Sale of Securities to a Third Party without offering in writing at least ten (10) Business Days prior to the consummation of the Sale of Securities, the Other Shareholder the right to acquire the Offered Securities for the purchase price set forth in this Section 3.06 and otherwise on the terms and conditions offered by the Third Party (the “Last Look Notice”). The Last Look Notice shall contain (i) the name and address of the Third Party and any Person who controls such Third Party, (ii) the proposed amount and form of consideration to be delivered by the Third Party in the transaction and a calculation of the purchase price applicable to the Other Shareholder, (iii) the material terms of such transaction, and (iv) the proposed closing date. The Other Shareholder shall have five (5) Business Days to notify the Prospective Seller of its intentions to purchase the Securities on the terms and conditions set forth above (the “Last Look Acceptance Notice”);

(c) To the extent that the Other Shareholder elects not to exercise its purchase right under this Section 3.06 or does not timely deliver a Last Look Acceptance Notice, the Prospective Seller shall be permitted to consummate its transaction with the Third Party not later than five (5) Business Days after the expiration of the period of time for the Other Shareholder to deliver the Last Look Acceptance Notice. Alternatively, if the Other Shareholder timely delivers the Last Look Acceptance Notice, the Other Shareholder must consummate the acquisition of Securities on or before the proposed closing date identified in the Last Look Notice.

SECTION 3.07 Tag-Along Rights

(a) The provisions of this Section 3.07 shall terminate upon the IPO.

(b)(i) Following the end of the Restricted Period, except as provided for in Section 3.03(b), no Prospective Seller shall sell any Offered Securities held by it, if such Offered Securities constitute more than 10% of the then

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Fully Diluted Shares, unless each Other Shareholder is provided the Offer Notice set forth in Section 3.05 and is offered the right and option to sell pursuant to such disposition up to the same percentage of Securities held by it as the percentage of Securities held by the Prospective Seller as the Prospective Seller proposes to sell.

(ii) The Other Shareholder desiring to exercise such option shall, prior to the expiration of the Offer Period, provide the Prospective Seller with a written notice specifying the number of Securities as to which such Other Shareholder (the “Tag-Along Offered Securities”) has an interest in selling pursuant to the Tag-Along Offer (a “Tag-Along Notice of Interest”), and shall cooperate in such manner as the Prospective Seller shall reasonably request to permit the sale of such Securities pursuant to the Tag-Along Offer.

(iii) If the Third Party is unwilling to buy all of the Offered Securities, then the allocation of the Securities to be sold in the Tag-Along Offer shall be made pro rata based on the number of Securities each Shareholder proposes to sell.

(iv) Promptly after the consummation of the Sale of Securities of the Prospective Seller and the Other Shareholder to the Third Party or Parties pursuant to the Tag-Along Offer, the Prospective Seller shall remit to the Other Shareholder the total sales price of the Securities of the Other Shareholder sold pursuant thereto less the pro rata portion (based on sales price of Securities being sold by the respective parties) of the out-of-pocket expenses (including reasonable legal expenses) incurred by the Prospective Seller in connection with such sale; provided, however, that the Other Shareholder shall not be liable for any such expenses in the event that such sale is not consummated.

(v) If at the end of the Offer Period the Other Shareholder shall not have given a Tag-Along Notice of Interest, the Other Shareholder shall be deemed to have waived its rights under this Section 3.07 with respect to the sale pursuant to the Tag-Along Offer with respect to which a Tag-Along Notice of Interest shall not have been given.

(vi) If, at the end of the twenty (20)-day period following the giving of the Offer Notice (or such later date as is required under the HSR Act or other applicable Law), the Prospective Seller has not completed the sale of all the Tag-Along Offered Securities made available to the Prospective Seller pursuant to Section 3.07(b)(ii), the Prospective Seller shall return to the Other Shareholder all certificates and documents provided to the Prospective Seller by the Other Shareholder pursuant to Section 3.07(b)(ii); provided, however, that the Prospective Seller shall not be relieved of its obligation to sell the Securities of the Other Shareholder in the event that such sale is ultimately completed with such Third Party or Parties.

(vii) Except as expressly provided in this Section 3.07, no Prospective Seller shall have any obligation to the Other Shareholder with respect to the sale of any Securities held by the Other Shareholder in connection with this Section 3.07. No Other Shareholder shall be entitled to sell and transfer Securities directly to any Third Party pursuant to a Tag-Along Offer (it being understood that all such sales shall be made only on the terms and pursuant to the procedures set forth in this Section 3.07).

SECTION 3.08 Drag-Along Rights

(a) The provisions of this Section 3.08 shall terminate upon the IPO.

(b) Following the end of the Restricted Period, except as provided for in Section 3.03(b), in the event that any Shareholder that, together with its Permitted Transferees, holds at least 75% of the Fully Diluted Shares (the “Dragging-Along Shareholder”) proposes to sell all of its Securities in a bona fide transaction to a Third Party, then the Dragging-Along Shareholder shall have the unconditional right to effect the sale of all (but not less than all) of such Securities in either a private or public sale, at the option of the Dragging-Along Shareholder (such transaction, the “Drag-Along Transaction”). In such event, the Dragging-Along Shareholder may, at its option, require the other Shareholder (the “Dragged-Along Shareholder”) to sell all of the Securities then held by or registered in the names of such Dragged-Along Shareholder and its Permitted Transferees (“Drag-Along Offered Securities”) to the Third Party or Parties in the Drag-Along Transaction for the same consideration and otherwise on the same terms and conditions upon which the Dragging-Along Shareholder sells its Securities, subject to

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Section 3.08(f). Each Shareholder hereby agrees that it will vote in favor of (or execute any written resolutions with respect to) any transaction required by this Section 3.08(b) and to take such further actions as may be reasonably required to effect such transaction, in each case, to the extent not consistent with this Agreement. In the event of a Drag-Along Transaction, none of the provisions of Sections 3.02(b)(i) and (b)(iii), 3.05, 3.06, and 3.07 shall apply.

(c) The Dragging-Along Shareholder shall provide a written notice (the “Drag-Along Notice”) of such Drag-Along Transaction (the “Drag-Along Offer”) to the Dragged-Along Shareholder not later than thirty (30) days prior to the consummation of the sale contemplated by the Drag-Along Offer. The Drag-Along Notice shall contain written notice of the exercise of the Dragging-Along Shareholder’s rights pursuant to Section 3.08(b), and shall identify the Third Party or Parties making the Drag-Along Offer, the consideration offered per Share and all other material terms and conditions of the Drag-Along Offer. Within twenty (20) days following the date the Drag-Along Notice is given, the Dragged-Along Shareholder shall cooperate in such manner as the Dragging-Along Shareholder shall reasonably request to permit the sale of the Securities requested from each such Dragged-Along Shareholder pursuant to the Drag-Along Offer, and shall enter into a sale agreement with respect to the sale of the Securities of the Dragging-Along Shareholder and the Dragged-Along Shareholder pursuant to the Drag-Along Offer and shall reasonably cooperate in the transfer of these Securities to the relevant Third Party; provided, however, that the Dragged-Along Shareholder shall not be required to make any representations and warranties in such sale agreement other than with respect to the Dragged-Along Shareholder’s authority to enter into the sale agreement and ownership of the Securities to be sold by the Dragged-Along Shareholder. The Company shall in connection with the transfer of the relevant Securities to the relevant Third Party request the Board to adopt a resolution to grant the approval for such transfer of Securities pursuant to the Memorandum and Articles of Association.

(d) Promptly after the consummation of the sale of Securities pursuant to the Drag-Along Offer and receipt of consideration therefor, the Dragging-Along Shareholder shall remit to the Dragged-Along Shareholder the sales proceeds received by the Dragging-Along Shareholders of the Securities of such Dragged-Along Shareholder sold pursuant thereto less a pro rata portion of the out-of-pocket expenses (including reasonable legal expenses) incurred by the Dragging-Along Shareholder in connection with such sale; provided, however, that the Dragged-Along Shareholder shall not be liable for any such expenses in the event that such sale is not consummated.

(e) If, at the end of the sixty (60)-day period following the giving of the Drag-Along Notice, the Dragging-Along Shareholder has not completed the sale of all its Securities and the Securities of the Dragged-Along Shareholder pursuant to Section 3.08(b), the Dragging-Along Shareholder shall return to the Dragged-Along Shareholder such documents as it shall reasonably request, and the Dragged-Along Shareholder shall no longer be obligated to cooperate in such sale and transfer pursuant to Section 3.08(b) with respect to such Drag-Along Offer.

(f) Except as expressly provided in Section 3.08(d), the Dragging-Along Shareholder shall have no obligation to the Dragged-Along Shareholder with respect to the contemplated sale of any Securities held by such Dragged-Along Shareholder in connection with this Section 3.08. The Dragging-Along Shareholder shall have no obligation to the Dragged-Along Shareholder to sell and transfer any Drag-Along Offered Securities pursuant to this Section 3.08 or as a result of any decision by the Dragging-Along Shareholder not to accept or consummate any Drag-Along Offer (it being understood that any and all such decisions shall be made by the Dragging-Along Shareholder in its sole discretion). No Dragged-Along Shareholder shall be entitled to sell and transfer Securities directly to any Third Party pursuant to a Drag-Along Offer (it being understood that all such sales shall be made only on the terms and pursuant to the procedures set forth in this Section 3.08).

(g) Upon the consummation of a Drag-Along Transaction, all of the holders of the Securities shall receive the same form and amount of consideration per Security, respectively, taking into account and giving effect to any accrued interest, conversion ratios, liquidation preference and other provisions relating to the nature of

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consideration, to which the holders of Securities are entitled in accordance with the terms thereof in effect immediately prior to the Drag-Along Transaction, and if any holders of Preferred Shares or Ordinary Shares are given an option as to the form and amount of consideration to be received, all holders shall be given the same option. In addition, such Shareholder shall not be required to accept consideration in a Drag-Along Transaction other than cash and/or freely-tradable equity securities registered under the Exchange Act and listed on the New York Stock Exchange or NASDAQ Stock Market and/or any other securities exchange or automated quotation system of similar caliber in the United States or elsewhere.

SECTION 3.09 Certain Persons to Execute Agreement

(a) Each Shareholder agrees that it will not, directly or indirectly, make any Sale of Securities to any Permitted Transferee or otherwise unless, prior to the consummation of any such Sale of Securities, the Person to whom such Sale of Securities is proposed to be made (a “Prospective Transferee”) executes and delivers to FoundryCo and each Shareholder an agreement in the form attached hereto as Exhibit A whereby such Prospective Transferee confirms that, with respect to the Securities that are the subject of such Sale of Securities, it shall be deemed to be a “Shareholder” for all purposes of this Agreement and agrees to be bound by all the terms of this Agreement as a “Shareholder”; provided, however, that such Prospective Transferee shall not be entitled to the benefits of this Agreement until such time as such Sale of Securities to such Person has been completed.

(b) The provisions of this Section 3.09 shall not apply to any Sale of Securities pursuant to a Public Offering or, following the IPO, pursuant to an offering exempt from registration pursuant to Rule 144 under the Securities Act, or similar non-U.S. applicable Law (each such Sale of Securities, a “Public Sale”).

SECTION 3.10 Equivalent Rights

The Shareholders acknowledge that the Board may determine that it is in the best interests of FoundryCo to effect its IPO on a securities exchange located outside of the United States. The Shareholders and FoundryCo agree that prior to any such IPO each of them shall use their commercially reasonable efforts to amend this Agreement as may be necessary to ensure that the rights of the Shareholders with respect to any Public Offerings in and following the IPO and the sale of Securities in any such Public Offerings are at least equivalent to the rights set forth in this Agreement in respect of sales of Securities in the United States.

SECTION 3.11 Put and Call Options; Fair Market Valuation

(a) Unless otherwise agreed by the Parties, in the event that a Shareholder’s option pursuant to the terms of this Agreement or the Funding Agreement is triggered (i) to put any or all of the Securities held by such Shareholder and its Permitted Transferees to the other Shareholder, or (ii) to purchase any or all of the Securities held by the other Shareholder and its Permitted Transferees, such Shareholder shall have thirty (30) days from the date that it receives notification of the triggering event by the other Shareholder to deliver a written notice (the “Election Notice”) to the other Shareholder electing to exercise such put or call option, as appropriate, and if not so exercised within such thirty (30)-day period, such option shall lapse.

(b) Each Shareholder hereby covenants and agrees that where the provisions of this Agreement and the Funding Agreement indicate that the “Fair Market Value” of the Shares of FoundryCo is to be determined, such Shareholder will take all actions reasonably necessary to determine the Fair Market Value of such Shares in accordance with this Section 3.11(b).

(i) The Shareholder wishing to exercise its put or call option pursuant to Section 3.11(a) shall designate an investment banking firm of recognized international standing within fifteen (15) days of the date of the delivery of the Election Notice to determine the Fair Market Value of such Shares. The other Shareholder shall also designate an investment banking firm of recognized international standing within the same time

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period. Within thirty (30) days after appointment of both investment banking firms, each investment banking firm shall determine its initial view as to the Fair Market Value of such Shares and shall consult with one another with respect thereto. Within forty-five (45) days after appointment of both investment banking firms, each investment banking firm shall have determined its final view as to the Fair Market Value of such Shares and shall have delivered such final view to the Shareholders.

(ii) If the difference between the higher of the respective final views of the two investment banking firms and the lower of the respective final views of the two investment banking firms is less than 10% of the higher Fair Market Value, then the Fair Market Value determined shall be the average of those two views.

(iii) If the difference between the higher Fair Market Value and the lower Fair Market Value is equal to or greater than 10%, then the Shareholders shall instruct the investment banking firms to jointly designate a third investment banking firm of recognized international standing (the “Mutually Designated Appraiser”). The Mutually Designated Appraiser shall be designated within ten (10) days after the delivery of the final views of the investment banking firms pursuant to Section 3.11(b)(i) and shall within fifteen (15) days of such designation determine its final view as to the Fair Market Value. The final Fair Market Value determination shall be the Fair Market Value of the Mutually Designated Appraiser.

(iv) Notwithstanding the foregoing, in the event a Shareholder does not appoint an investment banking firm within the time periods specified above, such Shareholder shall have waived its rights to appoint an investment firm and determination of the Fair Market Value shall be made solely by the Shareholder who did appoint an investment banking firm.

(c) FoundryCo shall provide reasonable access to each of the designated investment banking firms to members of management of FoundryCo and its Subsidiaries and to the books and records of FoundryCo and its Subsidiaries in order to allow such investment banking firms to conduct due diligence examinations in scope and duration as are customary in valuations of this kind. Each of the Shareholders and any Permitted Transferees agree to cooperate with each of the investment banking firms to provide such information as may be reasonably requested. Costs of the appraisals shall be borne equally by the Shareholders.

ARTICLE IV

BOOKS AND RECORDS; FINANCIAL STATEMENTS

SECTION 4.01 Books and Records; Financial Statements

(a) At all times during the continuance of FoundryCo, FoundryCo shall prepare and maintain separate books of account for FoundryCo that shall show a true and accurate record of all assets, all liabilities, all equity, all investments by owners, all distributions to owners, all comprehensive income, all revenues, all expenses, all gains and all losses, pertaining to FoundryCo or any of its Subsidiaries in accordance with GAAP consistently applied. Such books of account, together with a certified copy of this Agreement and of the constituent documents of FoundryCo, shall at all times be maintained at the principal place of business of FoundryCo. The books of account and the records of FoundryCo shall be examined by and reported upon as of the end of each fiscal year by an internationally recognized independent registered public accounting firm (the “Auditors”). For such period as Discovery is required to consolidate the financial results of FoundryCo, the Auditors shall be the same independent registered public accounting firm that audits Discovery’s consolidated financial statements. Thereafter, the Auditors shall be nominated by Oyster. Each Shareholder shall, regarding the appointment of the Auditors, vote its shares in accordance with the proposal of the Board pursuant to the foregoing sentence.

(b) For as long as Discovery is required to consolidate the financial results of FoundryCo, the following financial information, in reasonable detail and prepared in accordance with GAAP, shall be transmitted by FoundryCo to Discovery (with a copy to Oyster) to permit Discovery to timely consolidate FoundryCo’s results

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into Discovery’s consolidated financial statements and to prepare for its quarterly earnings releases and United States Securities and Exchange Commission (“SEC”) regulatory filings at the times hereinafter set forth:

(i) Within four (4) Business Days after the end of each fiscal month (or such longer time as the Shareholders and FoundryCo may agree to account for system changes or other events that may affect FoundryCo’s ability to close its books within this time period), the following unaudited financial data:

(A) the consolidated balance sheet and statement of shareholders’ equity of FoundryCo and its Subsidiaries as of the end of such fiscal month;

(B) a consolidated statement of operations for FoundryCo and its Subsidiaries for such fiscal month; and

(C) inventory and other sub-ledger information, including inventory unit quantities, standard costs, product attributes, and reserve calculations for such fiscal month as they pertain to Discovery. Inventory and other sub-ledger information with respect to FoundryCo’s customers other than Discovery shall be provided on an aggregated basis at the level necessary for Discovery to comply with applicable SEC rules and regulations, GAAP and the reasonable requirements of Discovery’s auditors.

(ii) Within seven (7) Business Days after the end of each fiscal month (or such longer time as the Shareholders and FoundryCo may agree to account for system changes or other events that may affect FoundryCo’s ability to close its books within this time period), relevant cash flow data for FoundryCo and its Subsidiaries for such fiscal month.

(iii) As soon as available and in any event within six (6) Business Days after the end of each fiscal quarter (or such longer time as the Shareholders and FoundryCo may agree to account for system changes or other events that may affect FoundryCo’s ability to close its books within this time period), relevant information as may reasonably be requested by Discovery necessary for Discovery to prepare and discuss its quarterly earnings press release in a manner consistent with Discovery’s prior practices and disclosures.

(iv) As soon as available and in any event within twelve (12) Business Days after the end of each fiscal quarter (or such longer time as the Shareholders and FoundryCo may agree to account for system changes or other events that may affect FoundryCo’s ability to close its books within this time period), financial and operating data and analysis, including aggregate contractual cash obligations and aggregate unconditional purchase commitments (in each case, without disclosing the individual names, cost or pricing information for any of FoundryCo’s customers, vendors or accounts, unless Discovery is required to disclose such information by SEC rules and regulations), necessary for Discovery to prepare its Form 10-Q in compliance with SEC rules and regulations.

(v) As soon as available and in any event within sixteen (16) Business Days after the end of each fiscal year (or such longer time as the Shareholders and FoundryCo may agree to account for system changes or other events that may affect FoundryCo’s ability to close its books within this time period), financial and operating data and analysis, including aggregate contractual cash obligations and aggregate unconditional purchase commitments (in each case, without disclosing the individual names, cost or pricing information for any of FoundryCo’s customers, vendors or accounts, unless Discovery is required to disclose such information by SEC rules and regulations), necessary for Discovery to prepare its Form 10-K in compliance with SEC rules and regulations.

(vi) Other data and representations as may be necessary to allow Discovery to timely comply with SEC rules and regulations, GAAP and the reasonable requirements of Discovery’s auditors; provided, however, that FoundryCo shall not be obligated to provide to Discovery the individual names, cost or pricing information for any of FoundryCo’s customers, vendors or accounts, unless Discovery is required to disclose such information by SEC rules and regulations.

(c) For as long as Discovery is required to consolidate the financial results of FoundryCo, FoundryCo shall provide financial data and assist in the quarterly review and the annual integrated financial statement audit work

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performed by Discovery’s auditors under the Sarbanes-Oxley Act of 2002 (“SOX”), including the assistance and information needed for Discovery’s management representations to Discovery’s auditors, and to the extent applicable, by Discovery’s internal audit team, based on Discovery’s reasonable timeframes and requests; provided, however, that FoundryCo shall not be obligated to provide to Discovery the individual names, cost or pricing information for any of FoundryCo’s customers, vendors or accounts, unless such information is necessary for Discovery to complete its assessment of its internal control over financial reporting as required by SOX.

(d) For as long as Discovery is required to consolidate the financial results of FoundryCo, the fiscal quarters and fiscal years of FoundryCo and its Subsidiaries shall end on the same days on which the fiscal quarters and fiscal years of Discovery end.

(e) As soon as available and in any event within sixty (60) days after the end of fiscal year 2009, FoundryCo shall provide Oyster the following financial information, examined by and reported upon by the Auditors and prepared in accordance with IFRS, on the basis of converting from GAAP to IFRS, taking into consideration the material differences between GAAP and IFRS and consistent with Oyster’s IFRS accounting policies (it being understood that FoundryCo, and not the Auditors, shall ensure that such financial information is consistent with Oyster’s IFRS accounting policies):

(i) the consolidated balance sheet of FoundryCo and its Subsidiaries as of the close of such fiscal year;

(ii) at Oyster’s election, either the consolidated statement of shareholders’ equity or the consolidated statement of recognized income and expense of FoundryCo and its Subsidiaries as of the close of such fiscal year;

(iii) a consolidated statement of operations for FoundryCo and its Subsidiaries for such fiscal year;

(iv) a consolidated statement of cash flows for FoundryCo and its Subsidiaries for such fiscal year; and

(v) other data and representations as may be necessary to allow Oyster to timely comply with applicable accounting rules and regulations, including any financial information requirements of the Government of Abu Dhabi Audit Authority or similar Governmental Authority, IFRS and the reasonable requirements of Oyster’s auditors (it being understood that such other data may not be examined by the Auditors).

(f) Starting with fiscal year 2010 and for as long as Oyster is required to record FoundryCo’s financial results into Oyster’s books in accordance with IFRS, FoundryCo shall provide Oyster the following financial information examined by and reported upon by the Auditors at the times hereinafter set forth:

(i) As soon as available and in any event within sixty (60) days after the end of each fiscal year, the following financial statements, prepared in accordance with IFRS and consistent with Oyster’s IFRS accounting policies (it being understood that FoundryCo, and not the Auditors, shall ensure that such financial information is consistent with Oyster’s IFRS accounting policies):

(A) the consolidated balance sheet of FoundryCo and its Subsidiaries as of the close of such fiscal year;

(B) at Oyster’s election, either the consolidated statement of shareholders’ equity or the consolidated statement of recognized income and expense of FoundryCo and its Subsidiaries as of the close of such fiscal year;

(C) a consolidated statement of operations for FoundryCo and its Subsidiaries for such fiscal year;

(D) a consolidated statement of cash flows for FoundryCo and its Subsidiaries for such fiscal year; and

(E) other data and representations as may be necessary to allow Oyster to timely comply with applicable accounting rules and regulations, including any financial information requirements of the

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Government of Abu Dhabi Audit Authority or similar Governmental Authority, IFRS and the reasonable requirements of Oyster’s auditors (it being understood that such other data may not be examined by the Auditors).

(g) For as long as Discovery is required to use the equity method of accounting to account for FoundryCo’s financial results, the following financial information, in reasonable detail and prepared in accordance with GAAP, shall be transmitted by FoundryCo to Discovery (with a copy to Oyster) to permit Discovery to timely account for its share of FoundryCo’s operating results and to prepare for its quarterly earnings releases and regulatory filings:

(i) As soon as available and in any event within six (6) Business Days after the end of each fiscal quarter (or such longer time as the Shareholders and FoundryCo may agree to account for system changes or other events that may affect FoundryCo’s ability to close its books within this time period), relevant information as may reasonably be requested by Discovery necessary for Discovery to record its share of FoundryCo’s operating results and to prepare and discuss its quarterly earnings press release in a manner consistent with Discovery’s prior practices and disclosures.

(ii) As soon as available and in any event within sixteen (16) Business Days after the end of each fiscal quarter (or such longer time as the Shareholders and FoundryCo may agree to account for system changes or other events that may affect FoundryCo’s ability to close its books within this time period), FoundryCo’s summary balance sheet and income statement for such fiscal quarter, and other financial disclosures necessary for the preparation of Discovery’s Form 10-Q in compliance with SEC rules and regulations;

(iii) As soon as available and in any event within twenty (20) Business Days after the end of each fiscal year (or such longer time as the Shareholders and FoundryCo may agree to account for system changes or other events that may affect FoundryCo’s ability to close its books within this time period), FoundryCo’s summary balance sheet and income statement for such fiscal year, and other financial disclosures necessary for the preparation of Discovery’s Form 10-K in compliance with SEC rules and regulations;

(iv) Other data and representations as may be necessary to allow Discovery to timely comply with SEC rules and regulations, GAAP and the reasonable requirements of Discovery’s auditors; provided, however, that FoundryCo shall not be obligated to provide to Discovery the individual names, cost or pricing information for any of FoundryCo’s customers, vendors or accounts, unless Discovery is required to disclose such information by SEC rules and regulations;

(v) As soon as available and in any event within thirty-two (32) Business Days after the end of each fiscal year (or such longer time as the Shareholders and FoundryCo may agree to account for system changes or other events that may affect FoundryCo’s ability to close its books within this time period), the following financial statements prepared in accordance with SEC Regulation S-X, examined by and reported upon by the Auditors:

(A) the consolidated balance sheet and statement of shareholders’ equity of FoundryCo and its Subsidiaries as of the close of such fiscal year;

(B) a consolidated statement of operations for FoundryCo and its Subsidiaries for such fiscal year;

(C) a consolidated statement of cash flows for FoundryCo and its Subsidiaries for such fiscal year; and

(D) relevant footnotes as required by SEC Regulation S-X.

The Shareholders acknowledge that the audited annual financial statements set forth in (v) above may be attached as an exhibit to Discovery’s Form 10-K, as required by the SEC rules and regulations for unconsolidated significant equity investees.

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(h) The following financial information, in reasonable detail, shall be transmitted by FoundryCo to each member of the Board and each Shareholder at the times hereinafter set forth:

(i) As soon as available and in any event within thirty (30) days after the end of each fiscal quarter, the Cumulative Revenue and Cumulative Gross Margin (each as defined in the Funding Agreement);

(ii) The proposed Annual Business Plan for the next fiscal year in accordance with the schedule set forth in the Funding Agreement;

(iii) As soon as available and in any event within three (3) weeks of the end of each fiscal month, monthly accounts and progress reports in a form acceptable to Discovery and Oyster, with comparisons against the projected monthly results set forth in the most recent Annual Business Plan;

(iv) Prompt notification of material developments including events that FoundryCo would be required to disclose under Form 8-K of the Exchange Act had FoundryCo been subject to the reporting requirements of the Exchange Act; and

(v) Such other information as is reasonably requested by any Shareholder.

(i) (i) Each of Discovery and Oyster and their respective representatives may, for purposes reasonably related to their interests in FoundryCo, (A) examine and copy (at each Party’s own cost and expense) the books and records of FoundryCo, including the documents referred to in Sections 4.01(b)-(h), and (B) have reasonable access, during normal business hours, to FoundryCo’s management, employees, plans, properties and other assets to conduct due diligence and other reasonable investigations (including environmental assessments) regarding FoundryCo’s business and the FoundryCo Assets (at each Party’s own cost and expense), and FoundryCo shall reasonably cooperate with each of Discovery and Oyster in such due diligence and investigations. Notwithstanding anything to the contrary provided in this Section 4.01, FoundryCo shall have the right to withhold certain customers’ sensitive information from Discovery and the Discovery appointees to the Board shall recuse themselves from any discussion of such information at any Board meetings, if such request is made by a third party customer of FoundryCo.

(ii) For such period as the Auditors shall also be the auditors of the consolidated financial statements of Discovery, Oyster and its representatives (including separate independent accountants) shall have the right to perform (at FoundryCo’s expense, upon reasonable request by Oyster, and during normal business hours), Oyster’s own (A) annual audit of FoundryCo and any of its consolidated Subsidiaries’ books and records, accounting policies, internal controls processes, and other information relevant to the FoundryCo financial statements, including the documents referred to in Sections 4.01(b)-(h), and (B) quarterly review of the Auditors’ workpapers, which shall be provided subject to applicable auditing and professional standards (it being understood that FoundryCo shall provide its consent for the Auditors to reasonably cooperate with respect to such review). Oyster may request the Auditors to, and the Auditors reasonably shall, provide all such requested information either verbally or in writing, at Oyster’s option, and make themselves available during normal business hours to address questions related to the Auditors’ workpapers, subject to applicable auditing and professional standards. In addition, Oyster shall have the right to audit or review any transaction involving FoundryCo and any of its consolidated Subsidiaries and to review policies and position papers in connection with such transaction, and to review original documents supporting such transaction (including purchase orders, invoices and signed agreements), in each case as reasonably deemed necessary and appropriate by Oyster or its representatives in order to perform such audit or review. In connection with such audit or review, FoundryCo agrees that it will reasonably cooperate and cause its Subsidiaries to reasonably cooperate with Oyster and its representatives to provide all such requested information either verbally or in writing, at Oyster’s option, and to make available during normal business hours FoundryCo’s and its Subsidiaries’ management and employees, in each case as reasonably deemed necessary and appropriate by Oyster or its representatives in order to perform such audit or review.

(iii) FoundryCo shall make its management and employees and its business records and other documents (including the business records and documents of its management and employees) available to

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each of Discovery and Oyster promptly upon request in connection with any litigation or investigation in which either Discovery or Oyster is involved, including making those individuals available for interviews, depositions, written declarations or testimony. Each and every FoundryCo employee that, prior to Closing, was subject to any Discovery or Oyster document preservation notice shall continue to remain subject to such notice. For each and every FoundryCo document that, prior to Closing, was subject to any Discovery or Oyster document preservation notice, FoundryCo shall continue to retain and preserve the affected records until the expiration of such notice. Discovery or Oyster, as the case may be, shall notify FoundryCo promptly of the termination of any such notice.

(j) Discovery’s rights under Sections 4.01(h), (i)(i) and (i)(ii) shall terminate upon the later of (i) the termination of the Wafer Supply Agreement and (ii) upon such time that Discovery owns less than 10% of the Fully Diluted Shares. Oyster’s rights under Sections 4.01(h), (i)(i) and (i)(ii) shall terminate upon such time that Oyster owns less than 10% of the Fully Diluted Shares.

ARTICLE V

OTHER AGREEMENTS

SECTION 5.01 Discovery Change of Control Transaction

In the event of a Discovery Change of Control Transaction without Oyster’s prior written consent,

(a) Discovery shall promptly notify Oyster in writing thereof, setting forth the date and circumstances of the Discovery Change of Control Transaction and the identity of the Third Party that has acquired control of Discovery;

(b) all transfer restrictions set forth herein shall cease to be applicable with respect to all Securities held by Oyster and its Permitted Transferees; provided, however, that the restrictions on transfer set forth in Section 3.02(b)(ii) shall remain applicable;

(c) if the Discovery Change of Control Transaction occurs prior to the IPO, Oyster shall have the right (x) to require FoundryCo to consummate the IPO and (y) to register the number of Securities held by Oyster and its Permitted Transferees in connection with the IPO. Upon such request, each Shareholder shall vote all Shares for which such Shareholder is the registered holder or for which such Shareholder shall otherwise have the ability to control or direct the voting thereof, in favor of such matters as are necessary for approval of the shareholders of FoundryCo to effect the IPO, and FoundryCo shall be obligated to file and have declared effective a Registration Statement under the Securities Act (the “Registration Statement”) as promptly as practicable following receipt of notice from Oyster of its intention to exercise its IPO demand (the “IPO Demand Request”) pursuant to this Section 5.01(c). In the event of an IPO pursuant to this Section 5.01(c), at Oyster’s election, any Securities to be included on behalf of Oyster and its Permitted Transferees in the IPO shall be given first priority, including for the avoidance of doubt, priority over any Securities to be included on behalf of FoundryCo, Discovery and its Permitted Transferees, other Shareholders and any employees of FoundryCo or any of its Subsidiaries;

(d)(A) Oyster shall have the right to put, in accordance with Section 3.11, any or all of the Securities (valued at their Fair Market Value) held by Oyster and its Permitted Transferees to Discovery in exchange for cash, if the announcement of a Discovery Change of Control Transaction occurs during the 24-month period commencing on the date hereof; or (B) if the Discovery Change of Control Transaction occurs after the Reconciliation Event, Oyster shall have the option to purchase in cash, in accordance with Section 3.11, any or all Securities (valued at their Fair Market Value) held by Discovery and its Permitted Transferees;

(e) Until the end of 2013, as long as Oyster continues to own Securities, Oyster shall have the right to require Discovery or the counterparty to the Discovery Change of Control Transaction, at Oyster’s election, to

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assume such portion of Oyster’s funding commitment under the Funding Agreement based on the percentage of Fully Diluted Shares held by Discovery on each “Funding Date” thereunder; provided, however, that any such counterparty shall guarantee such commitment if it does not directly assume it; and

(f) as long as Oyster continues to own Securities, Oyster shall have the right to require the counterparty to the Discovery Change of Control Transaction to guarantee all of Discovery’s obligations under the Transaction Documents, including Discovery’s MPU exclusivity commitments and Discovery’s commitments to purchase minimum GPU volumes under the Wafer Supply Agreement.

SECTION 5.02 New Investors to Execute Agreement Regarding Restrictions

FoundryCo shall not, and the Board shall not adopt any resolution to, at any time prior to the IPO, issue any Securities, or resell any Securities held in its treasury, or issue or resell any security convertible or exchangeable into Securities, unless, prior to the consummation of any such issuance or Sale of Securities, each Person to whom such security is proposed to be issued or sold executes and delivers an agreement, in a form reasonably acceptable to Oyster and Discovery, to FoundryCo and each Shareholder, whereby such Person confirms that, with respect to the Securities that are the subject of such Sale of Securities, it shall be deemed to be a “Shareholder” for the purposes of this Agreement and agrees to be bound by all such provisions and any other provisions reasonably required by Oyster and Discovery.

SECTION 5.03 Further Assurances

Unless otherwise specified herein, each of the Parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated pursuant to this Agreement.

SECTION 5.04 Confidential Information

(a) Each Shareholder (a “Restricted Party”) (i) shall, and shall cause its officers, directors, employees, attorneys, accountants, auditors and agents, to the extent such Persons have received any Confidential Information (as defined herein) (collectively “Representatives”) and its Affiliates and their Representatives, to the extent such Persons have received any Confidential Information, to maintain in strictest confidence any and all confidential information relating to FoundryCo, the other Shareholders, or any of their respective Subsidiaries that is proprietary to FoundryCo, the other Shareholders, or any of their respective Subsidiaries as applicable, or otherwise not available to the general public, including, but not limited to, information about properties, employees, finances, businesses and operations of FoundryCo, the other Shareholders, or any of their respective Subsidiaries and all notes, analyses, compilations, studies, forecasts, interpretations or other documents prepared by a receiving Shareholder or its Representatives which contain, reflect or are based upon, in whole or in part, the information furnished to or acquired by such Shareholder (“Confidential Information”) and (ii) shall not disclose, and shall cause its Representatives, any members of the Board appointed by such Shareholder and their Representatives not to disclose, Confidential Information to any Person other than to the other Shareholders, FoundryCo and their respective Subsidiaries (including the agents, employees and attorneys thereof and the members of the Board appointed by such other Shareholders), except only to the extent such disclosure is required by applicable Law, SEC rules and regulations or legal process (including pursuant to any listing agreement with, or the rules or regulations of, any national securities exchange on which any securities of such Shareholder (or any Affiliate thereof) are listed or traded) in which event the Shareholder making such disclosure or whose Affiliates or Representatives are making such disclosure shall so notify the other Shareholders as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information if reasonably requested.

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(b) Notwithstanding Section 5.04(a):

(i) Any Restricted Party or any Representative thereof may disclose any Confidential Information for bona fide business purposes on a strict “need to know” basis to its Affiliates, its board of directors (or equivalent governing body), its Representatives and its lenders, provided, however, that in each such case each such Person is bound by a legal duty to or otherwise agrees to keep such Confidential Information confidential in the manner set forth in this Section 5.04.

(ii) The provisions of Section 5.04(a) shall not apply to, and Confidential Information shall not include:

(A) any information that is or has become generally available to the public other than as a result of a disclosure by any Restricted Party or any Affiliate or Representative thereof in breach of any of the provisions of this Section 5.04;

(B) any information that has been independently developed by such Restricted Party (or any Affiliate thereof) without violating any of the provisions of this Agreement or any other similar contract to which such Restricted Party, or any Affiliate thereof or their respective Representatives, is bound;

(C) any information made available to such Restricted Party (or any Affiliate thereof), on a non-confidential basis by any third party who is not prohibited from disclosing such information to such Shareholder by a legal, contractual or fiduciary obligation to any other Shareholder or any of its Representatives; or

(D) any information already possessed by such Restricted Party (or any Affiliate thereof) and not obtained pursuant or subject to a confidentiality agreement.

(c) Except as otherwise provided for in this Section 5.04, Confidential Information received hereunder shall be used by each Shareholder and its Affiliates solely for use in connection with such Shareholder’s investment in FoundryCo and with respect to FoundryCo and its Subsidiaries.

(d) The obligations of each Shareholder under this Section 5.04 shall survive for as long as such Party remains a Shareholder, respectively, and for two years after such Shareholder ceases to be a Shareholder, notwithstanding such Shareholder’s Sale of Securities, and/or any Person ceasing to be an Affiliate of such Shareholder.

SECTION 5.05 Directors’ and Officers’ Liability Insurance and Indemnification Agreements

FoundryCo shall purchase and maintain directors and officers insurance in an amount equal to not less than $25 million prior to the IPO and $50 million immediately following the IPO, and the members of the Board and of any similar governing bodies of any Subsidiaries of FoundryCo appointed or designated by the Shareholders shall each be named as covered insureds thereunder. FoundryCo shall maintain the insurance contemplated hereby in effect from the date hereof until six (6) years from the last date upon which any member of the Board nominated by any of the Shareholders held office on the Board. In addition, FoundryCo shall enter into indemnification agreements with each member of the Board, in the form of Exhibit B or in such other form as is approved by the Board. In the event FoundryCo or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of the properties and assets of FoundryCo and its Subsidiaries taken as a whole to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of FoundryCo shall assume the obligations set forth in this Section 5.05.

SECTION 5.06 Export Controls

(a) FoundryCo shall comply with all applicable export laws, registrations, international treaties or orders in effect on the date of the Agreement and as may be amended from time to time, including, but not limited to, all

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such laws, registrations and treaties applicable to the export of goods and services from one country to another. Without limiting the foregoing, FoundryCo shall not export or transfer any product, exchange, supply, disclose or provide access to any technical data, or otherwise provide any service contrary to the applicable laws and regulations of the United States, or to any country, entity or other party which is ineligible to receive such items under U.S. laws and regulations, including regulations of the U.S. Department of Commerce (the Export Administration Regulations at 15 C.F.R. Pts. 730 to 774), U.S. Department of State (the International Traffic in Arms Regulations at 22 C.F.R. Pts. 120-130), or the U.S. Department of the Treasury (the trade sanctions regulations at 31 C.F.R. Pts. 500 to 598).

(b) FoundryCo shall adopt a written policy for compliance with applicable U.S. export control and foreign trade control laws in the form of Exhibit C.

SECTION 5.07 Rights to Purchase New Shares

(a) The provisions of this Section 5.07 shall terminate upon the IPO.

(b) At any time, in the event that FoundryCo proposes to issue new Shares to a Person, each of Discovery and Oyster shall have the right to purchase, in lieu of any Person to whom FoundryCo proposed to issue such new Shares, in accordance with paragraph (c) below, a number of new Shares equal to the product of (i) the total number of new Shares which FoundryCo proposes to issue at such time and (ii) a fraction, the numerator of which shall be the total number of Fully Diluted Shares which such Shareholder owns at such time and the denominator of which shall be the total number of Fully Diluted Shares then Outstanding at the purchase price set forth in the Notice of Issuance; provided, however, that, prior to the Reconciliation Event, to the extent the issuance of any such Shares to Oyster or its designee(s) would cause FoundryCo to fail to constitute a “subsidiary” of Discovery, as such term is defined in the Intel Patent Cross License Agreement, FoundryCo shall instead issue to Oyster or its designee(s) Additional Convertible Notes in an aggregate principal amount equal to the aggregate purchase price for such Shares that would have been issued to Oyster or its designees but for this proviso. The rights given by FoundryCo under this Section 5.07 shall terminate if unexercised within thirty (30) days after receipt of the Notice of Issuance referred to in paragraph (c) below.

(c) In the event that FoundryCo proposes to undertake an issuance of new Shares to a Person, FoundryCo shall give written notice (a “Notice of Issuance”) of its intention to each of Discovery and Oyster, describing all material terms of the new Shares and the purchase price. Each of Discovery and Oyster shall have thirty (30) days from the Notice of Issuance to agree to purchase all or a portion of its pro rata share of such new Shares (as determined pursuant to paragraph (b) above) for the same consideration.

(d) If either or both of Discovery and Oyster elect to purchase any new Shares to be issued by FoundryCo, each such Shareholder electing to purchase the new Shares to be issued by FoundryCo shall select a date not later than twenty (20) days (or longer if required by applicable Law) after the expiration of the thirty (30)-day notice period referenced in paragraph (c) for the issue of the new Shares. Any new Shares not elected to be purchased by Discovery or Oyster may be sold by FoundryCo to the Person to which FoundryCo intended to sell such new Shares on terms and conditions no less favorable to FoundryCo than those offered to Discovery and Oyster.

(e) Notwithstanding anything to the contrary contained herein, the right to purchase new Shares pursuant to this Section 5.07 shall not apply to (i) the issuance of any equity-based awards (and the underlying Shares) under any Incentive Plan, (ii) the issuance of any Shares pursuant to the conversion or exchange of any outstanding Securities of FoundryCo, or (iii) the issuance of any Shares pursuant to the terms of the Funding Agreement.

SECTION 5.08 Intel Patent Cross License Agreement

Discovery may not amend, supplement, modify, terminate or extend the Intel Patent Cross License Agreement (as it exists at Closing) in any way adverse to the current rights of FoundryCo, without the prior written consent of FoundryCo.

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SECTION 5.09 Fab Build-Outs

The Parties agree to use their commercially reasonable efforts with respect to the commitments relating to fab build-outs set forth on Exhibit D.

ARTICLE VI

DEADLOCK

SECTION 6.01 Deadlock Resolution Efforts

(a) All matters within the scope of the Funding Agreement requiring Board or Shareholder action shall be resolved in accordance with the deadlock provisions set forth therein.

(b) With respect to all other matters requiring Board action hereunder, if a matter properly submitted to the Board fails to be resolved by the Board, then during the twenty-one (21) day period following such deadlock, the Board shall seek in good faith to hold at least three (3) additional meetings in an attempt to resolve such deadlock. The additional meetings shall be held at the time and place (including by telephonic conference) agreed to by the members of the Board. If after such twenty-one (21) day period such deadlock shall not have been resolved, then the Board shall submit the specific items that are the subject of such deadlock to Discovery and Oyster, each acting through their chief executive officers, respectively, for resolution. A deadlock event shall be deemed to have lapsed if not resolved within thirty (30) days of referral to Discovery and Oyster and FoundryCo shall continue to operate in accordance with the terms of this Agreement and in the manner which existed prior to the deadlock event occurring; provided, however, that the Shareholders agree that if:

(i) any Shareholder (together with its Permitted Transferees) owns at least 75% of the Fully Diluted Shares, then such Shareholder shall be entitled to resolve the deadlock upon such lapse with respect to any action requiring a Majority Vote prior to the Reconciliation Event and with respect to each of the following:

(A) the amendment or restatement of its constituent documents, so long as, prior to the Reconciliation Event, such amendment or restatement would not cause FoundryCo to fail to constitute a “subsidiary” of Discovery, as such term is defined in the Intel Patent Cross License Agreement;

(B) following the termination of the Restricted Period, any transaction resulting in a change of control of FoundryCo or any sale of all or substantially all of the assets of FoundryCo and its Subsidiaries; provided, however, that any such transaction with a Permitted Transferee is on terms that are fair from a financial point of view to all Shareholders;

(C) the entering into of any acquisition, joint venture, divestiture, transfer, sale, assignment, lease, license or disposal of any property or asset, real, personal or mixed (including leasehold interests and intangible assets), which have a value in excess of $5 million singly or $10 million in the aggregate; provided, however, that any such transaction with a Permitted Transferee is on terms that are fair from a financial point of view to all Shareholders and does not materially adversely affect FoundryCo’s ability to perform its obligations to Discovery under the Wafer Supply Agreement;

(D) approval of any Annual Business Plan or any material amendment, modification or revision thereto; provided that such approval, amendment, modification or revision does not materially adversely affect FoundryCo’s ability to perform its obligations to Discovery under the Wafer Supply Agreement;

(E) the authorization, issuance, sale, acquisition, conversion, repurchase or redemption of any Shares or other equity interest (or option, warrant, conversion or similar right with respect to any equity interest) in or of FoundryCo or its Subsidiaries to the extent not reflected in the Annual Business Plan, the Memorandum and Articles of Association or any Incentive Plan, so long as, prior to the Reconciliation Event, such authorization, issuance, sale, acquisition, conversion, repurchase or

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redemption would not cause FoundryCo to fail to constitute a “subsidiary” of Discovery, as such term is defined in the Intel Patent Cross License Agreement;

(F) the declaration, making or payment of any dividend, distribution or transfer (whether in cash, securities or other property) to shareholders, so long as, prior to the Reconciliation Event, such declaration, making or payment would not cause FoundryCo to fail to constitute a “subsidiary” of Discovery, as such term is defined in the Intel Patent Cross License Agreement;

(G) the entering into or the amendment of (i) any of the Transaction Documents, (ii) any Incentive Plan or (iii) any agreement, contract or arrangement by FoundryCo or any of its Subsidiaries pursuant to which FoundryCo or any of its Subsidiaries is obligated to pay or is entitled to receive payments in excess of $5 million over the term of such contract;

(H)(i) the sale, license, sublicense, assignment, transfer, termination or other disposition of any Intellectual Property right owned by or licensed to FoundryCo or any of its Subsidiaries, (ii) any amendment of any license from or to FoundryCo or any of its Subsidiaries of any Intellectual Property, or (iii) any covenants or agreements not to assert claims of infringement, misappropriation or other violation of any Intellectual Property, other than any of the foregoing in the ordinary course of the business of FoundryCo or, with respect to any of the foregoing involving a Subsidiary of FoundryCo, the business of such Subsidiary;

(I) the prosecution, commencement or settlement of any litigation or administrative action for an amount in excess of $2 million in any such prosecution, commencement or settlement or series of related prosecutions, commencements or settlements or waiving or relinquishing any material rights or claims;

(J) the making of any loan, investment or expenditure (or series of related expenditures) not reflected in the Annual Business Plan involving more than $2 million singly or $5 million in the aggregate;

(K) the incurrence of any indebtedness or subjecting any of its properties or assets to any lien, claim or encumbrance or the giving of any material guarantee or indemnity, in each case to the extent not reflected in the Annual Business Plan, which would result in an increase of 5% or more of the total indebtedness contemplated in the Annual Business Plan;

(L) the consummation of any Public Offering of securities;

(M) the appointment or termination of FoundryCo’s Chief Executive Officer or Chief Financial Officer;

(N) the entering into any transaction, agreement or arrangement between FoundryCo or any of its Subsidiaries, on the one hand, and any Officer, Director, Affiliate or Shareholder, on the other hand, (other than the transactions provided for in or contemplated by the Transaction Documents) unless the total consideration expected to be paid or received by FoundryCo and its Subsidiaries taken as whole as a result of such transaction or proposed change or waiver shall not exceed $2 million; and

(O) the entering into of any contract, arrangement, understanding or other similar agreement with respect to any of the foregoing in subsections (A) - (N);

(ii) any Shareholder (together with its Permitted Transferees) owns at least 90% of the Fully Diluted Shares, then such Shareholder shall be entitled to resolve the deadlock upon such lapse with respect to any action requiring a Majority Vote prior to the Reconciliation Event and with respect to each of the following:

(A) each of the items listed in Section 6.01(b)(i) other than 6.01(b)(i)(D);

(B) implementing material changes in the purpose or scope of FoundryCo’s activities or engaging in any material activity unrelated to FoundryCo’s business;

(C) approval of any material amendment, modification or revision to the initial Five-Year Capital Plan;

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(D) approval of any Annual Business Plan or any material amendment, modification or revision thereto; and

(E) the entering into of any contract, arrangement, understanding or other similar agreement with respect to any of the foregoing in subsections (A) - (D).

ARTICLE VII

DISSOLUTION

SECTION 7.01 Dissolution.

(a) The Shareholders shall pass a special resolution approving the dissolution of FoundryCo upon the occurrence of any of the following:

(i) by virtue of a written agreement to that effect, signed by Discovery and Oyster;

(ii) the occurrence of any material event that makes it unlawful or illegal to carry on FoundryCo’s business, which event is not able to be cured after written notice has been given to the Shareholders specifying the details of such event; or

(iii) at the election by the other Shareholder (the “Non-Affected Shareholder”), (A) if either Discovery or Oyster (the “Affected Shareholder”):

(1) commences a voluntary case under any Bankruptcy Law,

(2) consents to the entry of an order for relief against it in an involuntary case under any Bankruptcy Law,

(3) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(4) makes a general assignment for the benefit of its creditors,

(5) generally is unable to pay its debts as the same become due, or

(B) if a court of competent jurisdiction enters an order or decree, and such order or decree remains unstayed and in effect for sixty (60) days, under any Bankruptcy Law that:

(1) is for relief against the Affected Shareholder in an involuntary case,

(2) appoints a Custodian of the Affected Shareholder or for all or substantially all of its property, or

(3) orders the liquidation of the Affected Shareholder.

For the purposes of this Section 7.01, the term “Bankruptcy Law” means title 11, U.S. Code or any similar foreign, federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidation or similar official under any Bankruptcy Law.

(b) Upon the occurrence of any of the events set forth in Section 7.01(a)(iii) (A) and (B), the Non-Affected Shareholder may elect in lieu of triggering the dissolution of FoundryCo pursuant to Section 7.01(a)(iii) any or all of the following actions:

(i) upon notice to FoundryCo by the Non-Affected Shareholder, the rights of the Directors designated by the Affected Shareholder (each an “Affected Director”) under Section 2.08(b) shall terminate and all actions set forth under Section 2.08(b) shall require the approval of each Director designated by the Non-Affected Shareholder (each a “Non-Affected Director”) with each Affected Director recusing themselves from such vote and upon such approval, the matter shall be deemed approved by the Board; provided, however, that the rights of each Affected Director under Section 2.08(b)(i) shall survive if, prior to

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the Reconciliation Event, the action to be approved by the Board would cause FoundryCo to fail to constitute a “subsidiary” of Discovery, as such term is defined in the Intel Patent Cross License Agreement; and/or

(ii) the Non-Affected Shareholder shall have the option to purchase in cash, in accordance with Section 3.11, any or all of the Securities (valued at their Fair Market Value) held by the Affected Shareholder and its Permitted Transferees.

(c) Upon the dissolution of FoundryCo, the Person or Persons approved by the Shareholders holding a majority of the Fully Diluted Shares to carry out the winding-up of FoundryCo shall immediately commence to wind up FoundryCo’s affairs in accordance with applicable Law and the Memorandum and Articles of Association; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of FoundryCo and the satisfaction of liabilities to creditors so as to enable the Shareholders to minimize the normal losses attendant upon a liquidation.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01 Termination

This Agreement shall terminate only:

(a) upon dissolution of FoundryCo in accordance with Article VII;

(b) by virtue of a written agreement to that effect, signed by all Parties hereto then possessing any rights hereunder; or

(c) with respect to any Shareholder (subject to Section 5.04(d)), at such time as such Shareholder (together with its Permitted Transferees) no longer owns or holds any Securities.

If this Agreement is terminated pursuant to Section 8.01, all rights and obligations of the Parties hereunder (except for this paragraph, Section 5.04 (Confidential Information), Section 8.02 (Notices), Section 8.10 (Governing Law; Arbitration), Section 8.13 (Expenses) and Appendix A (Definitions) shall terminate. Nothing contained in this Section 8.01 shall relieve any Party for any breach of any agreement or covenant contained in this Agreement that occurred prior to the date of termination of this Agreement.

SECTION 8.02 Notices

All notices, requests, claims, demands and other communications hereunder shall be given or made in accordance with Section 14.01 of the Master Transaction Agreement.

SECTION 8.03 Public Announcements

No Party hereto shall make, or cause to be made, any press release or public announcement or otherwise communicate with any news media in respect of this Agreement or the transactions contemplated hereby without the prior consent of the other Parties unless otherwise required by Law or applicable stock exchange regulation, and the Parties hereto shall cooperate as to the timing and contents of any such press release, public announcement or communication.

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SECTION 8.04 Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

SECTION 8.05 Entire Agreement

This Agreement and the other Transaction Documents constitute the entire agreement of the Parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between Discovery, Oyster and FoundryCo with respect to the subject matter hereof and thereof.

SECTION 8.06 Assignment

This Agreement may not be assigned by operation of law or otherwise without the express written consent of each Party hereto (which consent may be granted or withheld in the sole discretion of such Party) and any such assignment or attempted assignment without such consent shall be void.

SECTION 8.07 Amendment

This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, each Party hereto or (b) by a waiver in accordance with Section 8.08.

SECTION 8.08 Waiver

Either Discovery or Oyster may (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered by the other Party pursuant hereto, or (c) waive compliance with any of the agreements of the other Party or conditions to such Party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either Party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 8.09 Third Party Beneficiaries

This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any union or any employee or former employee of Discovery, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

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SECTION 8.10 Governing Law; Arbitration

(a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State, without regard to principles of the conflict of laws.

(b) Any dispute arising out of, or in connection with this Agreement or any transactions contemplated hereby, including any question regarding the existence, validity, interpretation, breach or termination of this Agreement (a “Dispute”), shall be referred, upon written notice (a “Dispute Notice”) given by one Party to the other(s), to a senior executive from each Party. The senior executives shall seek to resolve the Dispute on an amicable basis within thirty (30) days of the Dispute Notice being received.

(c) Any Dispute not resolved within thirty (30) days of the Dispute Notice being received shall be referred to, and shall be finally and exclusively resolved by, arbitration under the Rules of the London Court of International Arbitration (the “LCIA Rules”) then in effect, as amended by this Section 8.10, which LCIA Rules are deemed to be incorporated by reference into this Section 8.10. The seat, or legal place, of the arbitration shall be London, England. The language of the arbitration shall be English. The number of arbitrators shall be three (3). Each Party shall nominate one arbitrator and the two (2) arbitrators nominated by the Parties shall, within thirty (30) days of the appointment of the second arbitrator, agree upon and nominate a third arbitrator who shall act as Chairman of the Tribunal (as such terms are defined in the LCIA Rules). If no agreement is reached within thirty (30) days, the LCIA Court (as such term is defined in the LCIA Rules) shall appoint a third arbitrator to act as Chairman of the Tribunal. The Chairman of the arbitration panel should not be a citizen or a resident of the country of an arbitrator nominated by, or appointed on behalf of, a Party nor should the Chairman be a citizen or a resident of the United States of America or the United Arab Emirates. It is hereby expressly agreed that if there is more than one claimant party or more than one respondent party, the claimant parties shall together nominate one arbitrator and the respondent parties shall together nominate one arbitrator. In the event that a sole claimant or the claimant parties, on the one side, or a sole respondent or the respondent parties, on the other side, fails to nominate its/their arbitrator, such arbitrator shall be appointed by the LCIA Court. Any award issued by the arbitrators shall be final and binding upon the Parties, and, subject to this Section 8.10(c) and to Section 8.10(d), may be entered and enforced in any court of competent jurisdiction by any of the Parties. In the event any Party subject to such final and binding award desires to have it confirmed by a final order of a court, the only court which may do so shall be a court of competent jurisdiction located in London, England; provided however, that nothing in this sentence shall prejudice or prevent a Party from enforcing the arbitrators’ final and binding award in any court of competent jurisdiction. The Parties hereto acknowledge and agree that any breach of the terms of this Agreement could give rise to irreparable harm for which money damages would not be an adequate remedy. Accordingly, the Parties agree that, prior to the formation of the Tribunal, the Parties have the right to apply exclusively to any court of competent jurisdiction or other judicial authority located in London, England for interim or conservatory measures, including, without limitation, to compel arbitration (an “Interim Relief Proceeding”). Furthermore, the Parties agree that, after the formation of the Tribunal, the arbitrators shall have the sole and exclusive power to grant temporary, preliminary and permanent relief, including injunctive relief and specific performance, and any then pending Interim Relief Proceeding shall be discontinued without prejudice to the rights of any of the Parties thereto. Unless otherwise ordered by the arbitrators pursuant to the terms hereof, the arbitrators’ expenses shall be shared equally by the Parties. In furtherance of the foregoing, each of the Parties hereto irrevocably submits to: (i) the exclusive jurisdiction of the courts of England located in London, England in relation to any Interim Relief Proceeding and; (ii) the non-exclusive jurisdiction of the courts of England located in London, England with respect to the enforcement of any arbitral award rendered in accordance with this Section 8.10; and, with respect to any such suit, action or proceeding, waives any objection that it may have to the courts of England located in London, England on the grounds of inconvenient forum. For the avoidance of doubt, where an arbitral tribunal is appointed under this Agreement, the whole of its award shall be deemed for the purposes of the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958 to be contemplated by this Agreement (and judgment on any such award may be entered in accordance with the provisions set forth in this Section 8.10).

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(d) Oyster hereby irrevocably waives to the fullest extent permitted by applicable Law whatever defense it may have of sovereign immunity against suit or enforcement, for itself and its property (presently owned or subsequently acquired, and whether related to this Agreement or not), in: (i) any arbitration proceedings commenced and held in London, England in accordance with Section 8.10(c); (ii) any Interim Relief Proceeding commenced and held in a court of competent jurisdiction in London, England, in accordance with Section 8.10(c); (iii) any proceedings in a court of competent jurisdiction located in London, England to confirm an award rendered by the arbitrators in accordance with this Section 8.10; and (iv) any proceedings in a court of competent jurisdiction to enforce an award, and Oyster agrees that it will not raise, claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

(e) The Parties hereto agree that the process by which any arbitral or other proceedings in London, England are begun may be served on them by being delivered to Law Debenture Corporate Services Limited or their registered offices for the time being and by giving notice in accordance with Section 8.02. If Law Debenture Corporate Services Limited is not or ceases to be effectively appointed to accept service of process in England on any Party’s behalf, such Party shall immediately appoint a further person in England to accept service of process on its behalf. If within fifteen (15) days of notice from a Party requiring another Party to appoint a person in England to accept service of process on its behalf the other Party fails to do so, the Party shall be entitled to appoint such a person by written notice to the other Party. Nothing in this paragraph shall affect the right of the Parties to serve process in any other manner permitted by Law.

SECTION 8.11 Currency

Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

SECTION 8.12 Counterparts

This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

SECTION 8.13 Expenses

Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and in closing and carrying out the transactions contemplated hereby shall be paid by the Party incurring such cost or expense.

SECTION 8.14 No Presumption Against Drafting Party

Each Party hereto acknowledges and agrees it has had the opportunity to draft, review and edit the language of this Agreement and that each of the Parties hereto has been represented by counsel in connection with the negotiation and execution of this Agreement and the other Transaction Documents. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting Party has no application and is expressly waived.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories thereunto duly authorized as of the date first above written.

FOUNDRYCO

By:
Name:
Title:

DISCOVERY

By:
Name:
Title:

OYSTER

By:
Name:
Title:

[SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT AMONG

FOUNDRYCO, DISCOVERY AND OYSTER]

APPENDIX A

SHAREHOLDERS’ AGREEMENT

DEFINITIONS

“Accreted Value” means the sum of (i) the purchase price per Class B Preferred Share, plus (ii) the amount of value accreted on the purchase price per Class B Preferred Share at a rate of 12% per year, compounded semiannually.

“Additional Convertible Notes” means any additional convertible promissory notes of FoundryCo to be issued after the Closing Date pursuant to the Funding Agreement and the Master Transaction Agreement, including paid-in-kind interest on such notes.

“Additional Shares” means the additional Class B Ordinary Shares issuable upon the conversion of the Class B Preferred Shares, if the Fair Market Value of the Class B Ordinary Shares to be received upon such conversion would be less than the Accreted Value of such Class B Preferred Shares.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided, however, that with respect to Oyster and Pearl, Affiliate shall mean any direct or indirect Subsidiary of Oyster or Pearl, respectively, and not any direct or indirect parent or sister entity of either Oyster or Pearl, as the case may be, unless such parent or sister entity is acting as a member of a “group” (as defined in Section 13(d)(3) of the Exchange Act) with Oyster or Pearl, respectively, for the purposes of acquiring, holding or disposing of securities of FoundryCo.

“Annual Business Plan” has the meaning set forth in the Funding Agreement.

“Assumed Liabilities” means only the Liabilities set forth on Exhibit E to the Master Transaction Agreement.

“Board” means the Board of Directors of FoundryCo, as specified in the Memorandum and Articles of Association.

“Business Day” means any day that is not a Friday, a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York or in Abu Dhabi.

“Class A Ordinary Shares” means the Class A ordinary shares of FoundryCo, with rights, preferences and privileges set forth in the Memorandum and Articles of Association.

“Class B Ordinary Shares” means the Class B ordinary shares of FoundryCo, with rights, preferences and privileges set forth in the Memorandum and Articles of Association.

“Class A Preferred Shares” means shares of Class A preferred shares of FoundryCo with the rights, preferences and privileges set forth in the Memorandum and Articles of Association.

“Class B Preferred Shares” means shares of Class B preferred shares of FoundryCo with the rights, preferences and privileges set forth in the Memorandum and Articles of Association.

“Closing” shall have the meaning set forth in the Master Transaction Agreement.

“Closing Date” means the date of the Closing, as further described in Section 2.03 of the Master Transaction Agreement.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

“Convertible Notes” means the Initial Convertible Notes and the Additional Convertible Notes.

“Director” means a Person who is a member of the Board.

“Discovery Change of Control Transaction” has the meaning set forth in the Master Transaction Agreement.

“Discovery-specific Have Made Rights” means the right of Discovery to have unlimited volumes of products, including microprocessors, made for Discovery and its Subsidiaries by FoundryCo, regardless of whether FoundryCo is a “Subsidiary” or “Affiliate” of Discovery for purposes of the Intel Patent Cross License Agreement. For the avoidance of doubt, such rights shall not require (i) the payment of any royalties, license fees or other consideration by FoundryCo or the pass through of such royalties, license fees or other consideration by Discovery to FoundryCo, (ii) the license to (or covenants for the benefit of) Intel or its Affiliates in respect of any patents or patent applications of FoundryCo (other than patents already licensed or required to be licensed to Intel pursuant to agreements between Intel and Discovery as of the Closing), or (iii) other restrictions that would prevent FoundryCo from (or limit FoundryCo in) manufacturing or supplying Discovery’s products for Discovery.

“Encumbrance” means any security interest, pledge, hypothecation, mortgage, lien (including environmental and tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, as of any date of determination (i) with respect to the Convertible Notes, the aggregate outstanding principal amount of such Convertible Notes plus any accrued interest; (ii) with respect to securities traded on any internationally recognized securities exchange, the value shall be deemed to be the average of the closing price of the securities on such exchange over the twenty (20)-day period ending two (2) days prior to such date of determination; (iii) with respect to securities actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale price (whichever is applicable) over the twenty (20)-day period ending two (2) days prior to such date of determination; and (iv) with respect to securities for which there is no active public market, and with respect to property or other assets, the fair market value thereof, as determined in accordance with Section 3.11. In making such determination, the impact of all terms of the securities shall be taken into account, including conversion premiums, dividends, attached warrants, exercise price and the like, if there is no active public market, and whether or not the Reconciliation Event shall have occurred. For purposes of Section 5.01, the date of determination hereunder shall be the date of the public announcement of the Discovery Change of Control Transaction.

“Five-Year Capital Plan” has the meaning set forth in the Funding Agreement.

“FoundryCo Group” has the meaning set forth in the Master Transaction Agreement.

“FoundryCo Assets” has the meaning set forth in the Master Transaction Agreement.

“Fully Diluted Shares” means the aggregate of (i) the number of Class B Ordinary Shares issued and Outstanding and (ii) the number of Class B Ordinary Shares issuable upon (x) the exercise of any then exercisable outstanding options, warrants or similar instruments (other than such instruments held by FoundryCo) and (y) the exercise of any conversion or exchange rights with respect to any outstanding securities, including (A) any Class A Preferred Shares and Class B Preferred Shares, assuming each Class A Preferred

Share and each Class B Preferred Share converts into 100 Class B Ordinary Shares (but excluding any Additional Shares issuable with respect to the Class B Preferred Shares), as adjusted for any share splits, share dividends, share combinations and the like, and (B) any Convertible Notes, assuming the Convertible Notes convert into Preferred Shares and then into Class B Ordinary Shares in accordance with the terms thereof (excluding any accrued and unpaid interest).

“Funding Agreement” means the Funding Agreement dated as of the date hereof among Oyster, Discovery and FoundryCo relating to future capital contributions to FoundryCo, as may be amended from time to time.

“Funding Date” has the meaning set forth in the Funding Agreement.

“GAAP” means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

“Governmental Authority” means any federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

“IFRS” means International Financial Reporting Standards as in effect from time to time.

“Incentive Plan” means an incentive compensation plan for FoundryCo.

“Initial Convertible Notes” means (i) the eighty-three million nine hundred twenty-nine thousand dollars ($83,929,000) principal amount class A convertible promissory note issued by FoundryCo to Oyster at the Closing, including any paid-in-kind interest on such note and (ii) the three hundred thirty-five million seven hundred sixteen thousand dollars ($335,716,000) principal amount class B convertible promissory note issued by FoundryCo to Oyster at the Closing, including any paid-in-kind interest on such note.

“Intellectual Property” has the meaning set forth in the Master Transaction Agreement.

“Intel Patent Cross License Agreement” means that certain Patent Cross License Agreement between Discovery and Intel, dated January 1, 2001, as may be amended from time to time.

“IPO” means the initial Public Offering of FoundryCo.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, decree, regulation, rule, code, order, requirement or rule of law (including common law).

“Luther Forest Site” has the meaning set forth in the Master Transaction Agreement.

“Majority Vote” means the affirmative vote of at least a majority of the members of the Board.

“Malta Rocket Fuel Area” has the meaning set forth in the Master Transaction Agreement.

“Master Transaction Agreement” means the Master Transaction Agreement by and among Discovery, Oyster and the other parties thereto dated as of October 6, 2008, as may be amended from time to time.

“Memorandum and Articles of Association” means the Memorandum and Articles of Association of FoundryCo, filed with the Registrar of Companies in the Cayman Islands.

“Officers” means the employees designated as officers by the Board including but not limited to a Chief Executive Officer and a Chief Financial Officer.

“Ordinary Shares” means the Class A Ordinary Shares and the Class B Ordinary Shares.

“Outstanding” means, as of any date of determination, all Shares that have been issued on or prior to such date, other than Shares held, repurchased or otherwise reacquired by FoundryCo on or prior to such date.

“Pearl” has the meaning set forth in the Master Transaction Agreement.

“Permitted Transferee” means with respect to a Shareholder or FoundryCo, any Affiliate of such Shareholder or FoundryCo, as the case may be; provided, however, that with respect to Oyster or FoundryCo, Permitted Transferee shall also mean any transferee Person directly or indirectly controlled by the Abu Dhabi government that is directed to be a transferee by any Governmental Authority.

“Person” means an individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Preferred Shares” means the Class A Preferred Shares and Class B Preferred Shares.

“Proceeding” means any action, suit, claim, charge, hearing, arbitration, audit, or proceeding (public or private).

“Public Offering” means an underwritten public offering of equity securities pursuant to an effective Registration Statement under the Securities Act or similar non-U.S. applicable Laws.

“Qualified Processes” has the meaning set forth in the Wafer Supply Agreement.

“Reconciliation Event” means the earlier of (i) such time when Discovery has secured for FoundryCo Discovery-specific Have Made Rights under the Intel Patent Cross License Agreement, or (ii) such time when the Board determines that FoundryCo no longer needs to be a “subsidiary” of Discovery as defined in Section 1.22 of the Intel Patent Cross License Agreement. For the avoidance of doubt, notwithstanding any provision of this Agreement or any other Transaction Document, prior to the Reconciliation Event, FoundryCo shall in no event be under any obligation (contractually or otherwise) to directly or indirectly distribute more than seventy percent (70%) of its profits to any Person.

“Sale of Securities” means any issuance, sale, assignment, transfer, distribution (whether by an entity to its owners or otherwise) or other disposition of Securities or of a participation therein, whether voluntarily or by operation of applicable Law.

“Securities” means the Shares and the Convertible Notes.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholders’ Agreement” means this Agreement, as may be amended from time to time.

“Shareholder” means each Person (other than FoundryCo) that shall be a party to the Shareholders’ Agreement as a holder of Securities, whether in connection with the execution and delivery thereof as of the Closing Date or otherwise, so long as such Person shall beneficially own, hold of record or be a registered holder of any Securities.

“Shares” means the Ordinary Shares, the Preferred Shares and any other shares of the share capital of FoundryCo issued on or after the date of the Shareholders’ Agreement.

“Subsidiary” or “Subsidiaries”, with respect to any Person, means any and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities controlled by such Person, directly or indirectly or in which such Person directly or indirectly has at least 50% of the voting power to elect the board of directors or other governing body of such entity; provided, however, that solely for purposes of this Agreement neither FoundryCo nor any member of the FoundryCo Group shall be deemed to be a Subsidiary of Discovery following the Closing. The foregoing proviso shall be applicable only to this Agreement and shall not be applicable to, and shall have no relevance with respect to, any other agreement, arrangement, understanding, contract, license or mortgage to which any of Oyster, Discovery or FoundryCo, or any of their respective Affiliates, is or may become a party or the interpretation thereof, unless such proviso is included therein.

“Third Party” means, with respect to any Shareholder, any Person other than (i) any Permitted Transferee of such Shareholder or (ii) the Other Shareholder, and, with respect to FoundryCo, any Person other than its Subsidiaries or a Shareholder or the Permitted Transferees of a Shareholder.

“Transaction Documents” has the meaning set forth in the Master Transaction Agreement.

“Transition Period” has the meaning set forth in the Funding Agreement.

“Wafer Starts” has the meaning set forth in the Wafer Supply Agreement.

“Wafer Supply Agreement” means the Wafer Supply Agreement, dated as of the date hereof, between Discovery and FoundryCo relating to the manufacture and sale of wafers to Discovery by FoundryCo following the Closing, as may be amended from time to time.

Table of Additional Definitions. The following terms have the meanings set forth in the Sections set forth below:

Definition	Location
Affected Director	7.01(b)(i)
Affected Shareholder	7.01(a)(iii)(A)
Agreement	Preamble
Auditors	4.01(a)
Bankruptcy Law	7.01
Confidential Information	5.04(a)
Custodian	7.01
day(s)	1.02
Discovery	Preamble
Dispute	8.10(b)
Dispute Notice	8,10(b)
Drag-Along Notice	3.08(c)
Drag-Along Offer	3.08(c)
Drag-Along Offered Securities	3.08(b)
Drag-Along Transaction	3.08(b)
Dragged-Along Shareholder	3.08(b)
Dragging-Along Shareholder	3.08(b)
Election Notice	3.11(a)
Finance and Audit Committee	2.05(b)
FoundryCo	Preamble
Intel	3.02(b)
Interim Relief Proceeding	8.10(c)
IPO Demand Request	5.01(c)
Last Look Acceptance Notice	3.06(b)
Last Look Notice	3.06(b)
LCIA Rules	8.10(c)
Mutually Designated Appraiser	3.11(b)(iii)
Non-Affected Director	7.01(b)(i)

Definition	Location
Non-Affected Shareholder	7.01(a)(iii)
Notice of Acceptance	3.05(c)
Notice of Issuance	5.07(c)
Offer	3.05(b)
Offer Notice	3.05(b)
Offer Period	3.05(c)
Offer Price	3.05(b)
Offered Securities	3.05(b)
Other Shareholder	3.05(b)
Oyster	Preamble
Parties/Party	Preamble
People/Compensation Committee	2.05(a)
Proceedings	8.10(c)
Prospective Seller	3.05(b)
Prospective Transferee	3.09(a)
Public Sale	3.09(b)
Registration Statement	5.01(c)
Representatives	5.04(a)
Restricted Party	5.04(a)
Restricted Period	3.03(a)
SEC	4.01(b)
Shareholders’ Agreement	Preamble
SOX	4.01(c)
Tag-Along Notice of Interest	3.07(b)(ii)
Tag-Along Offer	3.05(c)
Tag-Along Offered Securities	3.07(b)(ii)
Unaccepted Securities	3.05(e)

Exhibit C

FUNDING AGREEMENT

By and Among

DISCOVERY,

OYSTER

and

FOUNDRYCO

Dated as of [            ] [        ], 200[    ]

Page
ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms	1
SECTION 1.02. Interpretation and Rules of Construction	1

ARTICLE II

PROCEDURES PRIOR TO EACH FUNDING NOTICE

SECTION 2.01. Approval of Annual Business Plan.	2
SECTION 2.02. Cash Reserve	3

ARTICLE III

FUNDING PROCEDURES

SECTION 3.01. Funding Notices.	3
SECTION 3.02. Purchase and Sale of Securities.	5
SECTION 3.03. Closing Deliveries by FoundryCo	5
SECTION 3.04. Closing Deliveries by the Shareholders	5

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF FOUNDRYCO AT EACH FUNDING

SECTION 4.01. Organization, Authority and Qualification of FoundryCo	6
SECTION 4.02. Authorization of the Class A Preferred Shares and Class B Preferred Shares.	6
SECTION 4.03. Authorization of Convertible Notes.	6
SECTION 4.04. Authorization; Enforceability	6
SECTION 4.05. Absence of Further Requirements	6
SECTION 4.06. No Conflicts	7

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF FUNDING SHAREHOLDERS

SECTION 5.01. Organization	7
SECTION 5.02. Authorization; Enforceability	7
SECTION 5.03. Absence of Further Requirements	7
SECTION 5.04. No Conflicts	7
SECTION 5.05. Investment Representations	7

ARTICLE VI

CONDITIONS PRECEDENT TO OYSTER FUNDING

SECTION 6.01. Conditions Precedent To Oyster Funding on Each Funding Date	8
SECTION 6.02. Supplemental Conditions to Oyster Funding.	8

ARTICLE VII

OTHER AGREEMENTS

SECTION 7.01. Agreement Regarding Conditions Precedent.	9
SECTION 7.02. Force Majeure Event.	9
SECTION 7.03. Confidentiality.	9

Page
ARTICLE VIII

BUSINESS PLAN DEADLOCK RESOLUTION

SECTION 8.01. Business Plan Deadlock Resolution During Phase I	10
SECTION 8.02. Business Plan Deadlock Resolution During Phase II.	10
SECTION 8.03. Business Plan Deadlock Resolution During Phase III.	10
SECTION 8.04. Transition Period.	10

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Termination	11
SECTION 9.02. Notices	11
SECTION 9.03. Severability	11
SECTION 9.04. Entire Agreement	11
SECTION 9.05. Assignment	11
SECTION 9.06. Amendment	11
SECTION 9.07. Waiver	12
SECTION 9.08. Third Party Beneficiaries	12
SECTION 9.09. Further Assurances	12
SECTION 9.10. Governing Law; Arbitration	12
SECTION 9.11. Currency	13
SECTION 9.12. No Presumption Against Drafting Party	13
SECTION 9.13. Expenses	14
SECTION 9.14. Counterparts	14

APPENDIX A – DEFINED TERMS
APPENDIX B – ANNUAL BUSINESS PLAN FOR FISCAL YEAR ENDED DECEMBER 26, 2009
APPENDIX C – FIVE-YEAR CAPITAL PLAN
APPENDIX D – FORM OF FIRST FUNDING NOTICE
APPENDIX E – FORM OF SECOND FUNDING NOTICE
APPENDIX F – STATEMENT OF PRINCIPLES OF CALCULATION OF NET TANGIBLE ASSETS
APPENDIX G – FORM OF OPINION OF FOUNDRYCO COUNSEL
APPENDIX H – SUPPLEMENTAL CONDITIONS TO OYSTER FUNDING
APPENDIX I – FORM OF CLASS A CONVERTIBLE NOTE
APPENDIX J – FORM OF CLASS B CONVERTIBLE NOTE

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This FUNDING AGREEMENT (this “Funding Agreement” and as referred to herein, this “Agreement”), dated as of [            ] [        ], 200[    ], is entered into by and among Discovery, a Delaware corporation (“Discovery”), Oyster, a limited liability company established under the laws of the Emirate of Abu Dhabi and wholly-owned by the Government of Abu Dhabi (“Oyster”) (each of Discovery and Oyster being a “Shareholder” and together the “Shareholders”) and FoundryCo, an exempted company incorporated under the laws of the Cayman Islands (“FoundryCo”). Discovery, Oyster and FoundryCo are sometimes referred to herein as the “Parties,” and each individually as a “Party.”

RECITALS

WHEREAS, Discovery, Oyster and the other parties thereto are parties to the Master Transaction Agreement that provides, among other things, for the formation of FoundryCo under the laws of the Cayman Islands to act as the holding company for a joint venture between Discovery and Oyster; and

WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement, the Parties wish to provide for the funding of FoundryCo from the period commencing on the date hereof and ending on the date this Agreement is terminated.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms. Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings referred to or ascribed to such terms in Appendix A.

SECTION 1.02. Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article, Section or Appendix, such reference is to an Article or Section of, or an Appendix to, this Agreement unless otherwise indicated;

(b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e) any certificate delivered pursuant to this Agreement shall be deemed a representation and warranty contained in this Agreement as to the matters covered thereby;

(f) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(g) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(h) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(i) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws and any rules or regulations promulgated thereunder;

(j) any reference in this Agreement to a “day” or a number of “days” (without the explicit qualification of “Business”) shall be interpreted as a reference to a calendar day or number of calendar days;

(k) references to a Person are also to its successors and permitted assigns; and

(l) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

PROCEDURES PRIOR TO EACH FUNDING NOTICE

SECTION 2.01. Approval of Annual Business Plan.

(a) On or prior to mid-November of each year (which date shall be prior to the end of the seventh fiscal week of the fourth fiscal quarter of such year of FoundryCo), or the next succeeding Business Day if such date is not a Business Day, the Management Team shall prepare and present to the Board for its approval a proposed Annual Business Plan for the subsequent Fiscal Year. The Annual Business Plan for the Fiscal Year ending on December 26, 2009 (the “First Annual Business Plan”) is attached hereto as Appendix B. Each proposed Annual Business Plan shall address, among other things, each of the line items set forth in the First Annual Business Plan.

(b) In connection with the preparation of each proposed Annual Business Plan, the Management Team shall retain such advisors and take such actions as will enable it to estimate whether and to what extent third-party debt financing (“Debt Financing”) would then be available to FoundryCo, with the aim that such Debt Financing would be at least sufficient to meet the projected Debt Funding Level for such Fiscal Year as set forth in the Five-Year Capital Plan. Each proposed Annual Business Plan shall include either a proposed commitment letter for such Debt Financing or a summary of indicative terms from at least two financial institutions (or, if in the good faith determination of the Management Team, no reputable and established financial institutions would provide such Debt Financing on commercially reasonable terms, a statement to such effect). Each of Discovery and Oyster shall use its commercially reasonable efforts to assist FoundryCo in obtaining any Debt Financing, and either Shareholder shall have the option, but not the obligation, to provide guarantees or other similar means of financial support in connection with any Debt Financing.

(c) Such proposed Annual Business Plan shall specifically include an estimate, by fiscal quarter, of sources and uses of funds for FoundryCo for such subsequent Fiscal Year, at all times after giving effect to the cash reserve requirement in Section 2.02. After due consideration of such proposed Annual Business Plan, the Board shall vote on whether to approve (with such changes as the Board shall determine) such proposed Annual Business Plan in accordance with the approvals required by the Shareholders’ Agreement. If the Board approves such proposed Annual Business Plan in accordance with the approvals required by the Shareholders’ Agreement, such proposed Annual Business Plan shall immediately become effective as the Annual Business Plan for the subsequent Fiscal Year.

(d) If the Board has not approved such proposed Annual Business Plan on or prior to the earlier of (i) the first Business Day after November 29 and (ii) the last day of the ninth (9th) fiscal week of the fourth fiscal quarter

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of Foundry Co, then within three (3) Business Days thereafter FoundryCo shall deliver a notice that shall detail the specific items that are the subject of such non-approval to the chief executive officer of each Shareholder. During the period following receipt of such notice through December 23 of that Fiscal Year, the chief executive officers, acting on behalf of their respective Shareholder, shall seek in good faith and shall use their commercially reasonable efforts to hold at least three (3) additional meetings with the goal of approving the proposed Annual Business Plan (with such changes as the chief executive officers shall determine). If (i) the Board approves such proposed Annual Business Plan (with such changes as the chief executive officers, acting on behalf of their respective Shareholder, shall determine) in accordance with the approvals required by the Shareholders’ Agreement, or (ii) a Shareholder unilaterally approves such proposed Annual Business Plan (with such changes as such Shareholder shall determine) pursuant to the rights granted under Section 6.01(b) of the Shareholders’ Agreement, such proposed Annual Business Plan shall immediately become effective as the Annual Business Plan for such subsequent Fiscal Year.

(e) If the Shareholders, acting through their respective chief executive officers, have not approved such proposed Annual Business Plan on or prior to December 23rd of the Fiscal Year in which the proposed Annual Business Plan was submitted to the Board and the chief executive officers, a “Business Plan Deadlock” shall be deemed to have occurred and the Parties shall follow the deadlock resolution procedures set forth in Article VIII.

SECTION 2.02. Cash Reserve. The Parties agree that at all times during the term of this Agreement, the FoundryCo Group shall maintain Cash and Cash Equivalents in an amount equal to at least $1.0 billion, provided, however, that this requirement shall no longer apply upon the earlier of (i) FoundryCo entering into a Transition Period in accordance with Article VIII hereunder and (ii) the end of Phase II.

ARTICLE III

FUNDING PROCEDURES

SECTION 3.01. Funding Notices.

(a) From time to time during the term of this Agreement, FoundryCo may provide a notice requesting equity funding (the “First Funding Notice”) to both Shareholders in substantially the form attached hereto as Appendix D. The First Funding Notice shall be provided at least thirty (30) Business Days prior to the date of any contemplated equity funding hereunder (unless otherwise agreed in writing by the Shareholders) (each, a “Funding Date”).

(b) On any Funding Date, the aggregate number of Securities to be issued shall consist of twenty percent (20%) in the form of Class A Preferred Shares and eighty percent (80%) in the form of Class B Preferred Shares, provided, however, that, prior to the Reconciliation Event, to the extent the issuance of any such Securities to Oyster would cause FoundryCo to fail to constitute a “subsidiary” of Discovery, as such term is defined in the Intel Patent Cross License Agreement, FoundryCo shall instead issue to Oyster (i) a Class A Convertible Note in an aggregate principal amount equal to the aggregate purchase price for the Class A Preferred Shares that would have been issued to Oyster but for this proviso, and (ii) a Class B Convertible Note in an aggregate principal amount equal to the aggregate purchase price for the Class B Preferred Shares that would have been issued to Oyster but for this proviso.

(c) Subject to the satisfaction or waiver of the applicable conditions precedent set forth in Article VI, unless otherwise agreed by the Shareholders, the aggregate amount of equity funding to be provided by the Shareholders in any Fiscal Year pursuant to this Agreement shall be as follows:

(i) during Phase I, such amount shall be equal to the Original Funding Level for such Fiscal Year as set forth in the Five-Year Capital Plan, provided, however, that such Original Funding Level shall be reduced to the extent any Debt Financing obtained by FoundryCo during such Fiscal Year exceeds the projected Debt

3

Funding Level for such Fiscal Year, and provided further, that, subject to Section 3.01(c)(iv), to the extent such Debt Financing is less than any such projected Debt Funding Level, the Original Funding Level shall not be increased to make up any such difference;

(ii) during Phase II, such amount shall be equal to the Original Funding Level for such Fiscal Year as set forth in the Five-Year Capital Plan, provided, however, that such amount may be reduced (A) to the Minimum Funding Level pursuant to Section 6.02(b), (B) to a level between the Original Funding Level and the Minimum Funding Level pursuant to Section 8.02(a) and (C) to the Minimum Funding Level pursuant to Section 8.04(c). Such amount shall also be reduced to the extent any Debt Financing obtained by FoundryCo during such Fiscal Year exceeds the projected Debt Funding Level for such Fiscal Year, provided, however, that, subject to Section 3.01(c)(iv), to the extent such Debt Financing is less than any such projected Debt Funding Level, such amount shall not be increased to make up any such difference. For the avoidance of doubt, if the Minimum Funding Level applies, then (x) the projected Debt Funding Level shall be reduced to the Minimum Debt Funding Level, and (y) if the level of Debt Financing is less than any such projected Minimum Debt Funding Level, the minimum level of equity funding shall be equal to the Minimum Funding Level;

(iii) during Phase III, such amount shall be equal to the equity funding level set forth in the approved Annual Business Plan for such Fiscal Year, provided, however, that such amount may be reduced (A) to a level between the Phase III Alternate Funding Level and the Transition Funding Level pursuant to Section 8.03(a) and (B) to the Transition Funding Level pursuant to Section 8.04(c). Such amount shall also be reduced to the extent any Debt Financing obtained by FoundryCo during such Fiscal Year exceeds the projected Debt Funding Level for such Fiscal Year, provided, however, that to the extent such Debt Financing is less than any such projected Debt Funding Level, such amount shall not be increased to make up any such difference. For the avoidance of doubt, if the Transition Funding Level applies and such Debt Financing is less than any such projected Debt Funding Level, the minimum level of equity funding shall be equal to the Transition Funding Level; and

(iv) notwithstanding anything to the contrary in Section 3.01(c)(i) or (ii), if (A) any equity funding has been reduced during Phase I or Phase II as a result of Debt Financing obtained during any Fiscal Year exceeding the projected Debt Funding Level for such Fiscal Year (the cumulative amount of such equity funding reduction being referred to as the “Rollover Amount”) and (B) during any subsequent Fiscal Year during Phase I or Phase II the amount of any Debt Financing is less than the projected Debt Funding Level for such Fiscal Year, then the amount of equity funding for such Fiscal Year or for any subsequent Fiscal Year during Phase I or Phase II may be increased up to the Rollover Amount, provided, however, that in no event shall the aggregate amount of equity funding to be provided by Oyster during Phase I and Phase II exceed the aggregate amount of equity funding for Phase I and Phase II as set forth in the Five-Year Capital Plan.

(d) Subject to the satisfaction or waiver of the applicable conditions precedent set forth in Article VI, Oyster shall be obligated to purchase its Pro Rata Portion of the Securities offered pursuant to any First Funding Notice. Discovery shall have the right, but not the obligation, to purchase its Pro Rata Portion of the Securities offered pursuant to any First Funding Notice. Within ten (10) Business Days of receipt of a First Funding Notice, Discovery shall advise FoundryCo and Oyster, in writing, whether it elects to purchase any of the Securities offered. To the extent that Discovery elects not to purchase all of its Pro Rata Portion of any Securities offered pursuant to any First Funding Notice, Oyster shall be obligated, subject to the satisfaction or waiver of the applicable conditions precedent set forth in Article VI, to purchase all of such unpurchased Securities. Oyster may also elect at any time to purchase additional Securities in excess of those offered pursuant to any First Funding Notice.

(e) On or prior to the tenth (10th) Business Day prior to a Funding Date, FoundryCo shall provide a notice (the “Second Funding Notice”) to each Shareholder in substantially the form attached hereto as Appendix E which shall detail each Shareholder’s allocable portion of the Securities offered.

4

SECTION 3.02. Purchase and Sale of Securities.

(a) Pursuant to the terms and subject to the conditions of this Agreement, on each Funding Date, FoundryCo shall issue to each purchasing Shareholder and such Shareholder shall purchase, accept and acquire from FoundryCo the allocated Securities as set forth in the Second Funding Notice for such Funding Date.

(b) On each Funding Date, the purchase price per Class A Preferred Share shall be the same as the purchase price per Class B Preferred Share and shall be determined by dividing (i) the Net Tangible Assets of the FoundryCo Group (derived from the most recent Fiscal Year-end audited consolidated balance sheet of FoundryCo that has been approved by the Board and calculated in accordance with the Statement of Principles set forth in Appendix F attached hereto) by (ii) the Number of Outstanding Preferred Shares (as of the date of the balance sheet referred to in clause (i) above), and multiplying such quotient by 1.1.

(c) On each Funding Date, the aggregate principal amount of Convertible Notes to be issued shall be determined in accordance with Section 3.01(b).

SECTION 3.03. Closing Deliveries by FoundryCo. On each Funding Date, FoundryCo shall deliver or cause to be delivered to Oyster and Discovery, if applicable, or their respective designated custodians:

(a) if requested, physical certificates evidencing the number of Class A Preferred Shares to be purchased by such Shareholder on such Funding Date, rounded to the nearest whole share;

(b) if requested, physical certificates evidencing the number of Class B Preferred Shares, to be purchased by such Shareholder on such Funding Date, rounded to the nearest whole share;

(c) if applicable, a Class A Convertible Note to Oyster for an aggregate principal amount in accordance with Section 3.01(b);

(d) if applicable, a Class B Convertible Note to Oyster for an aggregate principal amount in accordance with Section 3.01(b);

(e) an updated Register of Members reflecting the issuance of the Securities on such Funding Date;

(f) a certificate, dated as of such Funding Date, executed by an authorized officer of FoundryCo certifying as to the matters set forth in Article IV, Section 6.01 and Section 6.02(a), 6.02(b) or 6.02(c), as applicable; and

(g) receipt(s) for the aggregate consideration paid by such Shareholder for the Securities issued to it on such Funding Date.

SECTION 3.04. Closing Deliveries by the Shareholders. On each Funding Date, to the extent a Shareholder is purchasing Securities, such Shareholder shall deliver to FoundryCo:

(a)(i) a wire transfer of the aggregate consideration for the Securities to be issued to such Shareholder on such Funding Date, payable in United States dollars and in immediately available funds to the bank account designated by FoundryCo in the First Funding Notice, or (ii) if the Board so agrees in advance, the aggregate consideration for such Securities payable in Cash and Cash Equivalents acceptable to the Board; and

(b) a certificate, dated as of such Funding Date, executed by an authorized officer of such Shareholder certifying as to the matters set forth in Article V.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF FOUNDRYCO AT EACH FUNDING

FoundryCo hereby represents and warrants as of each Funding Date to each Shareholder who is issued Securities on such Funding Date as follows:

SECTION 4.01. Organization, Authority and Qualification of FoundryCo. FoundryCo is an exempted company limited by shares, duly formed, validly existing and in good standing under the Laws of the Cayman Islands. FoundryCo has all corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

SECTION 4.02. Authorization of the Class A Preferred Shares and Class B Preferred Shares. The Class A Preferred Shares and the Class B Preferred Shares to be issued and purchased pursuant to this Agreement on any Funding Date have been duly authorized and, when issued and delivered in accordance with this Agreement on such Funding Date, shall be validly issued, fully paid and non-assessable and will be free of all preemptive or similar rights, except as set forth in the Memorandum and Articles of Association and Shareholders’ Agreement, and shall be entitled to the rights and be subject to the restrictions described in the Memorandum and Articles of Association. The Class B Ordinary Shares issuable upon conversion of the Class A Preferred Shares and Class B Preferred Shares shall be entitled to the rights and be subject to the restrictions described in the Memorandum and Articles of Association and will be duly authorized, validly issued, fully paid and non-assessable, free of all preemptive or similar rights, except as set forth in the Memorandum and Articles of Association and Shareholders’ Agreement.

SECTION 4.03. Authorization of Convertible Notes. In the event that any Convertible Notes are issued on any Funding Date, the Convertible Notes to be issued pursuant to this Agreement on such Funding Date have been duly authorized and, when issued and delivered in accordance with this Agreement on such Funding Date, shall be duly executed and delivered by FoundryCo and shall constitute valid and binding obligations of FoundryCo, enforceable against FoundryCo in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity, and by applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally. The Class A Preferred Shares issuable upon conversion of the Class A Convertible Notes shall be entitled to the rights and be subject to the restrictions described in the Memorandum and Articles of Association and will be duly authorized, validly issued, fully paid and non-assessable, free of all preemptive or similar rights, except as set forth in the Memorandum and Articles of Association and the Shareholders’ Agreement. The Class B Preferred Shares issuable upon conversion of the Class B Convertible Notes shall be entitled to the rights and be subject to the restrictions described in the Memorandum and Articles of Association and will be duly authorized, validly issued, fully paid and non-assessable, free of all preemptive or similar rights, except as set forth in the Memorandum and Articles of Association and the Shareholders’ Agreement.

SECTION 4.04. Authorization; Enforceability. The execution and delivery of this Agreement by FoundryCo, the performance by FoundryCo of its obligations hereunder and the consummation by FoundryCo of the transactions contemplated hereby have been duly authorized by all requisite action on the part of FoundryCo. This Agreement has been duly executed and delivered by FoundryCo, and this Agreement constitutes a valid and binding obligation of FoundryCo, enforceable against FoundryCo in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity, and by applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

SECTION 4.05. Absence of Further Requirements. The execution and delivery of this Agreement by FoundryCo, the performance by FoundryCo of its obligations hereunder and the consummation by FoundryCo of the transactions contemplated hereby do not and will not require any Authorizations and do not and will not require any Consents, except such as have been previously obtained and will be in full force and effect as of such Funding Date.

6

SECTION 4.06. No Conflicts. The execution and delivery by FoundryCo of this Agreement, the compliance by FoundryCo with all the provisions hereof, the performance by FoundryCo of all of its obligations hereunder and the consummation of the transactions contemplated hereby will not: (i) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the constituent documents of FoundryCo or any of its Subsidiaries, any Material FoundryCo Contract or any other indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to FoundryCo and its Subsidiaries, taken as a whole, to which FoundryCo or any of its Subsidiaries is a party or by which FoundryCo or any of its Subsidiaries or their respective property is bound; (ii) materially violate or conflict with any Law applicable to FoundryCo, any of its Subsidiaries or their respective property; (iii) result in the imposition or creation of (or the obligation to create or impose) any material Encumbrance on the assets, properties or business of FoundryCo under any agreement or instrument to which FoundryCo or any of its Subsidiaries is a party or by which FoundryCo or any of its Subsidiaries or their respective property is bound; or (iv) result in the suspension, termination or revocation of any material Consent or Authorization of FoundryCo or any of its Subsidiaries or any other impairment of the rights of the holder of any such material Consent or Authorization.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF FUNDING SHAREHOLDERS

Each of Oyster and Discovery, if applicable, severally and not jointly, hereby represents and warrants as of each Funding Date to FoundryCo as follows:

SECTION 5.01. Organization. Such Shareholder has been duly organized, validly existing and is in good standing under the laws of the jurisdiction of its organization and has all power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

SECTION 5.02. Authorization; Enforceability. The execution and delivery of this Agreement by such Shareholder, the performance by such Shareholder of its obligations hereunder and the consummation by such Shareholder of the transactions contemplated hereby have been duly authorized by all requisite action. This Agreement has been duly executed and delivered by such Shareholder and this Agreement constitutes a valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity, and by applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

SECTION 5.03. Absence of Further Requirements. To the knowledge of such Shareholder, the execution and delivery of this Agreement by such Shareholder, the performance by such Shareholder of its obligations hereunder and the consummation by such Shareholder of the transactions contemplated hereby do not and will not require any Authorization and do not and will not require any Consents, except such as have been previously obtained and will be in full force and effect as of such Funding Date.

SECTION 5.04. No Conflicts. The execution and delivery by such Shareholder of this Agreement, the compliance by such Shareholder with all the provisions hereof, the performance by such Shareholder of all of its obligations hereunder, and the consummation of the transactions contemplated hereby will not: (i) conflict with or constitute a breach of any of the terms or provisions of the organizational documents of such Shareholder; or (ii) materially violate or conflict with any Law applicable to such Shareholder.

SECTION 5.05. Investment Representations.

(a) Such Shareholder acknowledges and understands that (i) the Securities have not been and will not be registered under the Securities Act or under any state securities Laws and are being offered and sold in reliance

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upon federal and state exemptions for transactions not involving any public offering, (ii) such exemption depends in part upon, and such Securities are being sold in reliance on, the representations and warranties set forth in this Agreement, (iii) such Shareholder may have to bear the economic risk of its investment in the Securities for an indefinite period of time because the Securities must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities Laws or unless an exemption from such registration is available, and (iv) a restrictive legend evidencing these restrictions shall be placed on all certificates evidencing the Securities.

(b) Such Shareholder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, a sophisticated investor and, by virtue of its business or financial experience, is capable of evaluating the merits and risks of the investment in the Securities. Such Shareholder has been provided an opportunity to ask questions of and receive answers from representatives of FoundryCo concerning the terms and conditions of this Agreement and the purchase of the Securities contemplated hereby.

(c) Such Shareholder is acquiring the Securities for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof that would be prohibited by Law.

ARTICLE VI

CONDITIONS PRECEDENT TO OYSTER FUNDING

SECTION 6.01. Conditions Precedent To Oyster Funding on Each Funding Date. The obligation of Oyster to purchase any Securities on any Funding Date as contemplated by this Agreement shall be subject to the satisfaction or waiver, on or prior to the applicable Funding Date, of each of the following conditions precedent:

(a) Deliverables. FoundryCo shall have delivered to Oyster the closing deliverables set forth in Section 3.03.

(b) Representations and Warranties; Covenants.

(i) the representations and warranties of FoundryCo set forth in this Agreement shall be true and correct in all material respects on and as of such Funding Date; and

(ii) the covenants and agreements set forth in this Agreement to be complied with by FoundryCo on or before the applicable Funding Date shall have been complied with in all material respects.

(c) No Material Adverse Effect. No event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have, or are reasonably likely to have, (i) a FoundryCo Material Adverse Effect or (ii) a Discovery Material Adverse Effect that could reasonably be expected to materially and adversely affect Discovery’s performance of its obligations under the Wafer Supply Agreement, including a sustained material decrease in Discovery’s MPU forecasts, or Discovery’s MPU purchase orders under the Wafer Supply Agreement being materially below its MPU forecasts thereunder on a sustained basis.

(d) No Material Default Under Transaction Documents. As of such Funding Date, there shall be no material breach or default by FoundryCo or Discovery under the terms or provisions of any Transaction Document.

(e) Legal Opinion. The Shareholders shall have received from counsel to FoundryCo a written legal opinion, addressed to Oyster and dated as of such Funding Date, in the form attached hereto as Appendix G.

SECTION 6.02. Supplemental Conditions to Oyster Funding.

(a) In addition to the conditions precedent set forth in Section 6.01, the obligation of Oyster to purchase any Securities offered on any Funding Date during Phase I shall be subject to the satisfaction or waiver of the

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supplemental conditions set forth in paragraphs 1, 2 and 3(a) under Legal Conditions on Appendix H on or prior to such Funding Date.

(b) In addition to the conditions precedent set forth in Section 6.01, the obligation of Oyster to purchase any Securities offered on any Funding Date during Phase II shall be subject to the satisfaction or waiver of each of the supplemental conditions set forth under Legal Conditions, Financial Conditions and Strategic Conditions on Appendix H on or prior to such Funding Date, except for any other date otherwise specified therein, provided, however, that if paragraph 3(b) under Legal Conditions on Appendix H has not been satisfied or waived on or prior to such Funding Date, then Oyster’s funding obligation may, at Oyster’s option, be reduced to the Minimum Funding Level until such date, if any, when Oyster receives evidence to its reasonable satisfaction that the event referred to in paragraph 3(b) under Legal Conditions has occurred and provided, further, that if any of the Financial Conditions or Strategic Conditions on Appendix H has not been satisfied or waived on or prior to such Funding Date, then Oyster’s funding obligation may, at Oyster’s option, be reduced to the Minimum Funding Level until such date, if any, when Oyster receives evidence to its reasonable satisfaction that such condition has been satisfied. For the avoidance of doubt, with respect to any Abu Dhabi-related Strategic Condition set forth on Appendix H, such condition shall be deemed satisfied if FoundryCo shall have performed in all material respects all obligations in its reasonable control, regardless of whether or not such Strategic Condition or milestone shall have in fact been achieved.

(c) In addition to the conditions precedent set forth in Section 6.01, the obligation of Oyster to purchase any Securities offered on any Funding Date during Phase III shall be subject to approval of the Annual Business Plan for the applicable Fiscal Year in accordance with this Agreement and the Shareholders’ Agreement and the satisfaction or waiver of the supplemental conditions set forth in paragraphs 1, 2 and 3(a) under Legal Conditions on Appendix H on or prior to such Funding Date.

ARTICLE VII

OTHER AGREEMENTS

SECTION 7.01. Agreement Regarding Conditions Precedent. Oyster and Discovery agree to use their commercially reasonable efforts to cause each of its designees to the Board to refrain from taking any action that would prevent, restrict or limit FoundryCo’s ability to satisfy each of the applicable conditions precedent set forth in Article VI.

SECTION 7.02. Force Majeure Event. The Parties agree that in the event of a Force Majeure Event that has directly caused the failure to satisfy any Abu Dhabi-related Strategic Condition set forth in Appendix H, then the target date for such Strategic Condition shall be automatically extended until such condition has been satisfied, at which time each Shareholder’s respective obligations under Article III shall automatically resume.

SECTION 7.03. Confidentiality. The Parties agree that any information relating to FoundryCo, the other Shareholder, or any of their respective Subsidiaries that is proprietary to FoundryCo, the other Shareholder or any of their respective Subsidiaries, as applicable, or otherwise not available to the general public, received in connection with this Agreement shall be treated as “Confidential Information” in accordance with Section 5.04 of the Shareholders’ Agreement.

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ARTICLE VIII

BUSINESS PLAN DEADLOCK RESOLUTION

SECTION 8.01. Business Plan Deadlock Resolution During Phase I. In the event of a Business Plan Deadlock as a result of not being able to approve the Annual Business Plan for the Fiscal Year ending in 2010, Oyster shall be obligated to, and Discovery may if it elects to, continue to fund at the Original Funding Level through the end of Phase I, subject to the satisfaction or waiver of the conditions set forth in Section 6.01 and Section 6.02(a). If at the end of such Fiscal Year, the Annual Business Plan for the Fiscal Year ending in 2011 is approved in accordance with this Agreement and the Shareholders’ Agreement, then funding shall be at the Original Funding Level, subject to the satisfaction or waiver of the conditions set forth in Section 6.01 and Section 6.02(b). If at the end of such Fiscal Year, the Annual Business Plan for the Fiscal Year ending in 2011 is not so approved, then the provisions of Section 8.02 below shall apply.

SECTION 8.02. Business Plan Deadlock Resolution During Phase II.

(a) In the event of a Business Plan Deadlock with respect to any Fiscal Year of Phase II, Oyster shall continue to provide funding in an amount at least equal to the Minimum Funding Level and up to the Original Funding Level, subject to satisfaction or waiver of the conditions set forth in Section 6.01 and Section 6.02(b), until either (i) approval of the Annual Business Plan, in which case Oyster’s funding commitment shall revert to the Original Funding Level, subject to satisfaction or waiver of the conditions set forth in Section 6.01 and Section 6.02(b), or (ii) Oyster notifies FoundryCo that it has elected to have FoundryCo enter into the Transition Period, in which case Section 8.04 will become effective immediately upon such notice.

(b) In the event Oyster does not elect to have FoundryCo enter into the Transition Period pursuant to Section 8.02(a)(ii), Oyster shall, within five (5) Business Days of the end of each fiscal quarter, provide FoundryCo with notice of the amount of funding Oyster is committing to fund for the following fiscal quarter, FoundryCo shall include such amount in any First Funding Notice delivered with respect to such following fiscal quarter, and the funding procedures set forth in Article III shall otherwise continue to apply.

SECTION 8.03. Business Plan Deadlock Resolution During Phase III.

(a) In the event of a Business Plan Deadlock with respect to any Fiscal Year of Phase III, Oyster shall continue to provide funding in an amount at least equal to the Transition Funding Level and up to the Phase III Alternate Funding Level, subject to satisfaction or waiver of the conditions set forth in Section 6.01 and Section 6.02(c) (other than the approval of the Annual Business Plan), until either (i) approval of the Annual Business Plan, in which case Oyster’s funding commitment shall revert to the level set forth in such approved Annual Business Plan, subject to satisfaction or waiver of the conditions set forth in Section 6.01 and Section 6.02(c), or (ii) Oyster notifies FoundryCo that it has elected to have FoundryCo enter into the Transition Period, in which case Section 8.04 will become effective immediately upon such notice.

(b) In the event Oyster does not elect to have FoundryCo enter into the Transition Period pursuant to Section 8.03(a)(ii), Oyster shall, within five (5) Business Days of the end of each fiscal quarter, provide FoundryCo with notice of the amount of funding Oyster is committing to fund for the following fiscal quarter, FoundryCo shall include such amount in any First Funding Notice delivered with respect to such following fiscal quarter, and the funding procedures set forth in Article III shall otherwise continue to apply.

SECTION 8.04. Transition Period. If Oyster elects to have FoundryCo enter into the Transition Period pursuant to Section 8.02 or Section 8.03, then the Parties agree that such Transition Period shall be governed by the following:

(a) Prior to any request for equity funding from the Shareholders, the Management Team shall have first complied with the obligation regarding Debt Financing set forth in Section 2.01(b).

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(b) The funding procedures set forth in Article III shall continue to apply.

(c) Oyster shall only be obligated to provide funding through the Transition Period at the Minimum Funding Level in the case of a Transition Period during Phase II and at the Transition Funding Level in the case of a Transition Period during Phase III, in each case subject to the satisfaction or waiver of the conditions set forth in Section 6.01 and the supplemental conditions set forth in paragraphs 1, 2 and 3(a) under Legal Conditions on Appendix H on or prior to any Funding Date.

(d) The Shareholders shall jointly pursue, in good faith, transition options during the Transition Period, including without limitation, winding-down, selling or liquidating FoundryCo.

(e) Upon termination of the Transition Period, Oyster shall have the option to purchase in cash, in accordance with Section 3.11 of the Shareholders’ Agreement, any or all Securities (valued at their Fair Market Value) held by Discovery and its Permitted Transferees at a price equal to their Fair Market Value.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Termination. This Agreement shall terminate upon the earlier of (i) a written agreement to that effect, signed by all Parties hereto then possessing any rights hereunder, and (ii) the termination of the Transition Period. If this Agreement is terminated pursuant to this Section 9.01 (Termination), all rights and obligations of the Parties hereunder (except for Section 7.03 (Confidentiality), this Section 9.01, Section 9.02 (Notices), Section 9.10 (Governing Law; Arbitration), Section 9.13 (Expenses) and Appendix A (Defined Terms)) shall terminate.

SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be given or made in accordance with Section 14.01 of the Master Transaction Agreement.

SECTION 9.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

SECTION 9.04. Entire Agreement. This Agreement constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof.

SECTION 9.05. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of each Party hereto (which consent may be granted or withheld in the sole discretion of such Party) and any such assignment or attempted assignment without such consent shall be void, provided, however, that Oyster may assign all of its rights and obligations under this Agreement without any consent to any Permitted Transferee.

SECTION 9.06. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, each Party hereto or (b) by a waiver in accordance with Section 9.07.

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SECTION 9.07. Waiver. Any Party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of any other Party, (b) waive any inaccuracies in the representations and warranties of other Parties contained herein or in any document delivered by other Parties pursuant hereto or (c) waive compliance with any of the agreements of other Parties or conditions to such Party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 9.08. Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any union or any employee or former employee of any Party, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

SECTION 9.09. Further Assurances. Each of the Parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated pursuant to this Agreement.

SECTION 9.10. Governing Law; Arbitration.

(a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State, without regard to principles of the conflict of laws.

(b) Any dispute arising out of, or in connection with this Agreement or any transactions contemplated hereby, including any question regarding the existence, validity, interpretation, breach or termination of this Agreement (a “Dispute”), shall be referred, upon written notice (a “Dispute Notice”) given by one Party to the other(s), to a senior executive from each Party. The senior executives shall seek to resolve the Dispute on an amicable basis within thirty (30) days of the Dispute Notice being received.

(c) Any Dispute not resolved within thirty (30) days of the Dispute Notice being received shall be referred to, and shall be finally and exclusively resolved by, arbitration under the Rules of the London Court of International Arbitration (the “LCIA Rules”) then in effect, as amended by this Section 9.10, which LCIA Rules are deemed to be incorporated by reference into this Section 9.10. The seat, or legal place, of the arbitration shall be London, England. The language of the arbitration shall be English. The number of arbitrators shall be three. Each Party shall nominate one arbitrator and the two arbitrators nominated by the Parties shall, within thirty (30) days of the appointment of the second arbitrator, agree upon and nominate a third arbitrator who shall act as Chairman of the Tribunal (as such terms are defined in the LCIA Rules). If no agreement is reached within thirty (30) days, the LCIA Court (as such term is defined in the LCIA Rules) shall appoint a third arbitrator to act as Chairman of the Tribunal. The Chairman of the arbitration panel should not be a citizen or a resident of the country of an arbitrator nominated by, or appointed on behalf of, a Party nor should the Chairman be a citizen or a resident of the United States of America or the United Arab Emirates. It is hereby expressly agreed that if there is more than one claimant party or more than one respondent party, the claimant parties shall together nominate one arbitrator and the respondent parties shall together nominate one arbitrator. In the event that a sole claimant or the claimant parties, on the one side, or a sole respondent or the respondent parties, on the other side, fails to nominate its/their arbitrator, such arbitrator shall be appointed by the LCIA Court. Any award issued by the arbitrators shall be final and binding upon the Parties, and, subject to this Section 9.10(c) and to Section 9.10(d), may be entered and enforced in any court of competent jurisdiction by any of the Parties. In the event any Party

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subject to such final and binding award desires to have it confirmed by a final order of a court, the only court which may do so shall be a court of competent jurisdiction located in London, England; provided however, that nothing in this sentence shall prejudice or prevent a Party from enforcing the arbitrators’ final and binding award in any court of competent jurisdiction. The Parties hereto acknowledge and agree that any breach of the terms of this Agreement could give rise to irreparable harm for which money damages would not be an adequate remedy. Accordingly, the Parties agree that, prior to the formation of the Tribunal, the Parties have the right to apply exclusively to any court of competent jurisdiction or other judicial authority located in London, England for interim or conservatory measures, including, without limitation, to compel arbitration (an “Interim Relief Proceeding”). Furthermore, the Parties agree that, after the formation of the Tribunal, the arbitrators shall have the sole and exclusive power to grant temporary, preliminary and permanent relief, including injunctive relief and specific performance, and any then pending Interim Relief Proceeding shall be discontinued without prejudice to the rights of any of the parties thereto. Unless otherwise ordered by the arbitrators pursuant to the terms hereof, the arbitrators’ expenses shall be shared equally by the Parties. In furtherance of the foregoing, each of the Parties hereto irrevocably submits to: (i) the exclusive jurisdiction of the courts of England located in London, England in relation to any Interim Relief Proceeding and; (ii) the non-exclusive jurisdiction of the courts of England located in London, England with respect to the enforcement of any arbitral award rendered in accordance with this Section 9.10; and, with respect to any such suit, action or proceeding, waives any objection that it may have to the courts of England located in London, England on the grounds of inconvenient forum. For the avoidance of doubt, where an arbitral tribunal is appointed under this Agreement, the whole of its award shall be deemed for the purposes of the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958 to be contemplated by this Agreement (and judgment on any such award may be entered in accordance with the provisions set forth in this Section 9.10).

(d) Oyster hereby irrevocably waives to the fullest extent permitted by applicable Law whatever defense it may have of sovereign immunity against suit or enforcement, for itself and its property (presently owned or subsequently acquired, and whether related to this Agreement or not), in: (i) any arbitration proceedings commenced and held in London, England in accordance with Section 9.10(c); (ii) any Interim Relief Proceeding commenced and held in a court of competent jurisdiction in London, England, in accordance with Section 9.10(c); (iii) any proceedings in a court of competent jurisdiction located in London, England to confirm an award rendered by the arbitrators in accordance with this Section 9.10; and (iv) any proceedings in a court of competent jurisdiction to enforce an award, and Oyster agrees that it will not raise, claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

(e) The Parties hereto agree that the process by which any arbitral or other proceedings in London, England are begun may be served on them by being delivered to Law Debenture Corporate Services Limited or their registered offices for the time being and by giving notice in accordance with Section 9.02. If Law Debenture Corporate Services Limited is not or ceases to be effectively appointed to accept service of process in England on any Party’s behalf, such Party shall immediately appoint a further person in England to accept service of process on its behalf. If within fifteen (15) days of notice from a Party requiring another Party to appoint a person in England to accept service of process on its behalf the other Party fails to do so, the Party shall be entitled to appoint such a person by written notice to the other Party. Nothing in this paragraph shall affect the right of the Parties to serve process in any other manner permitted by Law.

SECTION 9.11. Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

SECTION 9.12. No Presumption Against Drafting Party. Each Party hereto acknowledges and agrees it has had the opportunity to draft, review and edit the language of this Agreement and that each of the Parties hereto has been represented by counsel in connection with the negotiation and execution of this Agreement and the other Transaction Documents. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

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SECTION 9.13. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and in closing and carrying out the transactions contemplated hereby shall be paid by the Party incurring such costs or expenses.

SECTION 9.14. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

[FOUNDRYCO]

By:
Name:
Title:

[DISCOVERY]

By:
Name:
Title:

[OYSTER]

By:
Name:
Title:

APPENDIX A

Certain Defined Terms. For purposes of this Agreement:

“Additional Shares” has the meaning set forth in the Shareholders’ Agreement.

“Affiliate” has the meaning set forth in the Shareholders’ Agreement.

“Agreement” or “this Agreement” means this Funding Agreement between the Parties hereto (including the Appendixes hereto) and all amendments hereto made in accordance with the provisions hereof.

“Annual Business Plan” means the then current annual business plan and budget of FoundryCo that has been approved by the Board in accordance with this Agreement and the Shareholders’ Agreement.

“Authorization” has the meaning set forth in the Master Transaction Agreement.

“Board” means the Board of Directors of FoundryCo, as specified in the Memorandum and Articles of Association.

“Business Day” means any day that is not a Friday, a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York or in Abu Dhabi.

“Cash and Cash Equivalents” means (i) cash on hand and any credit balance in United States dollars, Euros or any other currency on any current savings or deposit account with any bank that is repayable on demand or upon and not more than ninety (90) days’ notice; (ii) securities denominated in United States dollars, Euros or any other currency that are not convertible into any other form of security and are rated or issued by any Person rated Aa2 or better by Moody’s or AA or better by Standard & Poor’s; (iii) securities denominated in United States dollars, Euros or any other currency that are not convertible into any other form of security and are rated at least P-1 by Moody’s or A-1 by Standard & Poor’s; (iv) certificates of deposit denominated in United States dollars, Euros or any other currency issued by, and acceptances so denominated by, banking institutions authorized under applicable legislation which at the time of making such issue or acceptances, have outstanding debt securities rated as provided in clause (iii) above, and (v) such other securities (if any) as are approved as such in writing by each of Discovery and Oyster which, in each case, have no more than twelve (12) months to final maturity.

“Class A Convertible Note” means a promissory note of FoundryCo, convertible into Class A Preferred Shares, substantially in the form attached as Appendix I hereto.

“Class A Preferred Shares” means the Class A preferred shares of FoundryCo, with the rights, preferences and privileges set forth in the Memorandum and Articles of Association.

“Class B Convertible Note” means a promissory note of FoundryCo, convertible into Class B Preferred Shares, substantially in the form attached as Appendix J hereto.

“Class B Ordinary Shares” means the Class B ordinary shares of FoundryCo, with rights, preferences and privileges set forth in the Memorandum and Articles of Association.

“Class B Preferred Shares” means the Class B preferred shares of FoundryCo, with the rights, preferences and privileges set forth in the Memorandum and Articles of Association.

“Closing” has the meaning set forth in the Master Transaction Agreement.

“Closing Date” means the date of the Closing, as further described in Section 2.03 of the Master Transaction Agreement.

“Consent” has the meaning set forth in the Master Transaction Agreement.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

“Convertible Notes” means the Class A Convertible Notes and the Class B Convertible Notes.

“Cumulative Gross Margin” has the meaning set forth in Appendix H attached hereto.

“Cumulative Revenue” has the meaning set forth in Appendix H attached hereto.

“Debt Funding Level” is the estimated level of gross third-party debt funding for any Fiscal Year, based on the Original Funding Level scenario, as set forth in the Five-Year Capital Plan.

“Discovery Material Adverse Effect” has the meaning set forth in the Master Transaction Agreement.

“Dresden Subsidies” means subsidies in the amount and form approved as of the Closing Date, and as set forth in the Five-Year Capital Plan, in the form of a loan guarantee and cash subsidies provided, or to be provided, by the Federal Republic of Germany and/or the State of Saxony relating to Fab 30, Fab 36 and Fab 38 and not any other fabs in Dresden.

“Encumbrance” has the meaning set forth in the Master Transaction Agreement.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Fair Market Value” has the meaning set forth in the Shareholders’ Agreement.

“Fiscal Year” means the fiscal year of FoundryCo.

“Five-Year Capital Plan” means the initial five-year capital plan of FoundryCo attached hereto as Appendix C that includes (i) initial five-year projections of FoundryCo’s estimated capital expenditures and revenues, (ii) the amounts of the Dresden Subsidies and New York Subsidies available over such five-year period, (iii) the Original Funding Level and Minimum Funding Level over such five-year period, and (iv) the projected Debt Funding Level and Minimum Debt Funding Level over such five-year period, as amended, modified or revised by the Board in accordance with the Shareholders’ Agreement.

“Force Majeure Event” means any event or circumstance beyond the reasonable control of any Party (other than general industry, business or economic conditions or competitive factors adversely affecting Discovery or FoundryCo) that could not have been avoided by due diligence and use of reasonable efforts by the affected Party, including war (declared or not), hostilities, blockade, revolution, insurrection, riot, fire, flood, earthquake, storm or similar acts of God, change of Law and acts of Governmental Authorities.

“FoundryCo Group” has the meaning set forth in the Master Transaction Agreement.

“FoundryCo Material Adverse Effect” has the meaning set forth in the Master Transaction Agreement.

“GAAP” has the meaning set forth in the Shareholders’ Agreement.

“Governmental Authority” has the meaning set forth in the Master Transaction Agreement.

“IBM Development and License Agreement” has the meaning set forth in the Master Transaction Agreement.

“Intel Patent Cross License Agreement” has the meaning set forth in the Master Transaction Agreement.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, decree, regulation, rule, code, order, requirement or rule of law (including common law).

“Management Team” shall mean the chief executive officer and chief financial officer and such other officers of FoundryCo as may be designated as such by the Board.

“Master Transaction Agreement” means the Master Transaction Agreement by and among Discovery, Oyster and the other parties thereto, dated as of October 6, 2008, as may be amended from time to time.

“Material FoundryCo Contract” means those contracts set forth in Section 4.13(a) of the Disclosure Schedule of the Master Transaction Agreement, as updated by FoundryCo on each Funding Date.

“Memorandum and Articles of Association” means the Memorandum and Articles of Association of FoundryCo filed with the Registrar of Companies in the Cayman Islands.

“Minimum Debt Funding Level” is the estimated level of gross third-party debt funding for any Fiscal Year, based on the Minimum Funding Level scenario, as set forth in the Five-Year Capital Plan.

“Minimum Funding Level” is the level of equity funding as set forth in the Five-Year Capital Plan for any Fiscal Year during Phase II, which is intended to be sufficient to both (i) continue to meet Discovery’s volume requirements as set forth in the Wafer Supply Agreement, and (ii) continue to build out both Fab 38 in Dresden and Fab 4x in New York to the capacities required to ensure continued availability of one hundred percent (100%) of the Dresden Subsidies and one hundred percent (100%) of the New York Subsidies, provided, however, that the cumulative amount of such equity funding shall not exceed $3.582 billion.

“New York Subsidies” means subsidies in the amount and form approved as of the Closing Date and, as set forth in the Five-Year Capital Plan, in the form of grants, incentives and other benefits provided, or to be provided, by the Empire State Development Corporation, the State of New York and the County of Saratoga relating only to building Fab 4x and not any other fabs in New York.

“Number of Outstanding Preferred Shares” means, as of any determination date, the aggregate number of outstanding Class A Preferred Shares and Class B Preferred Shares, assuming conversion of all outstanding Class A Convertible Notes into Class A Preferred Shares and the conversion of all outstanding Class B Convertible Notes into Class B Preferred Shares, each in accordance with the terms set forth therein.

“Original Funding Level” is the level of original equity funding (excluding any Debt Funding Level) as set forth in the Five-Year Capital Plan for any Fiscal Year through Phase II without giving effect to any Minimum Funding Level or Transition Funding Level, provided, however, that the cumulative amount of such equity funding shall not exceed $5.847 billion.

“Oyster/FoundryCo Cash Consideration” has the meaning set forth in the Master Transaction Agreement.

“Permitted Transferee” has the meaning set forth in the Shareholders’ Agreement.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Phase I” means the period commencing on the date hereof and ending on the last day of the Fiscal Year ending in 2010.

“Phase II” means the period commencing on the first day of the Fiscal Year ending in 2011 and ending on the last day of the Fiscal Year ending in 2013.

“Phase III” means the period commencing the first day of the Fiscal Year ending in 2014 and ending on the date this Agreement is terminated pursuant to the provisions hereof.

“Phase III Alternate Funding Level” is the level of equity funding for any Fiscal Year during Phase III, which shall be sufficient to meet Discovery’s MPU volume requirements for such Fiscal Year as set forth in the Wafer Supply Agreement, and shall include additional funding up to, at Oyster’s election: (i) the level of funding as set forth in the most recently approved Annual Business Plan, or (ii) a level of funding sufficient to continue to build out the next fabs after Fab 4x, as determined by Oyster in its sole discretion.

“Pro Rata Portion” means, as of any determination date, the aggregate number of Securities owned as of such date by a Shareholder and its Permitted Transferees divided by the aggregate number of Securities owned as of such date by both Shareholders and their Permitted Transferees, calculated on an as-converted into Class B Ordinary Shares basis, but excluding (i) any Class B Ordinary Shares or Securities, or securities convertible or exchangeable into or exercisable for any Class B Ordinary Shares or Securities, held by any Person other than a Shareholder and its Permitted Transferees; (ii) the Additional Shares with respect to the Class B Preferred Shares and (iii) any accrued and unpaid interest on the Convertible Notes.

“Reconciliation Event” has the meaning set forth in the Shareholders’ Agreement.

“Remaining Discovery Subsidiaries” has the meaning set forth in the Master Transaction Agreement.

“Securities” means any or all of the Class A Preferred Shares, Class B Preferred Shares, Class A Convertible Notes, if any, and Class B Convertible Notes, if any, issued by FoundryCo pursuant to the terms of this Agreement and any securities into which such Securities may be converted, exchanged or exercised.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shareholders’ Agreement” means the Shareholders’ Agreement among Oyster, Discovery and FoundryCo, dated as of the date hereof, as may be amended from time to time.

“Subsidiary” or “Subsidiaries”, with respect to any Person, means any and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities controlled by such Person, directly or indirectly or in which such Person directly or indirectly has at least 50% of the voting power to elect the board of directors or other governing body of such entity, provided, however, that solely for purposes of this Agreement neither FoundryCo nor any member of the FoundryCo Group shall be deemed to be a Subsidiary of Discovery following the Closing. The foregoing proviso shall be applicable only to this Agreement and shall not be applicable to, and shall have no relevance with respect to, any other agreement, arrangement, understanding, contract, license or mortgage to which any of Oyster, Discovery or FoundryCo, or any of their respective Affiliates, is or may become a party or the interpretation thereof, unless such proviso is included therein.

“Transaction Documents” has the meaning set forth in the Master Transaction Agreement.

“Transition Funding Level” is the level of equity funding during the Transition Period, which shall be sufficient to meet Discovery’s MPU volume requirements for such period, such requirements to be based on binding MPU forecasts for such period delivered and agreed to in accordance with the Wafer Supply Agreement.

“Transition Period” means a period beginning on the date of notice of Oyster’s election to have FoundryCo enter into the Transition Period pursuant to Section 8.02(a)(ii) or Section 8.03(a)(ii), as applicable, and ending on the later of (i) twelve (12) months after such date and (ii) the last day of the Fiscal Year ending in 2013.

“Wafer Supply Agreement” has the meaning set forth in the Master Transaction Agreement.

Table of Additional Definitions. The following terms have the meanings set forth in the Sections set forth below:

Definition	Location
“Agreement”	Preamble
“Business Plan Deadlock”	2.01(e)
“Debt Financing”	2.01(b)
“Discovery”	Preamble
“Dispute”	9.10(b)
“Dispute Notice”	9.10(b)
“First Annual Business Plan”	2.01(a)
“First Funding Notice”	3.01(a)
“FoundryCo”	Preamble
“Funding Date”	3.01(a)
“Interim Relief Proceeding”	9.10(c)
“LCIA Rules”	9.10(c)
“Oyster”	Preamble
“Party”	Preamble
“Rollover Amount”	3.01(c)(iv)
“Rules”	9.10(c)
“Second Funding Notice”	3.01(e)
“Shareholder”	Preamble

Exhibit D

WAFER SUPPLY AGREEMENT

This WAFER SUPPLY AGREEMENT (this “Agreement”) is made this [____] day of [__________], 200[_], (the “Effective Date”), by and among (i) Advanced Micro Devices, Inc., a Delaware corporation (“AMD”); (ii) with respect to all of the provisions in this Agreement other than those in Sections 5.5(a), 6.2 and 7.3(a) and the related provisions in connection with U.S. sales activities only (though without limiting FoundryCo’s guarantee obligations pursuant to Section 15.7), [FoundryCo], an exempted company incorporated under the laws of the Cayman Islands (“FoundryCo”) on behalf of itself and its direct and indirect wholly-owned subsidiaries, including all FoundryCo Sales Entities and FoundryCo Manufacturing Entities, as further set forth herein; and (iii) subject to FoundryCo’s guarantee obligations pursuant to Section 15.7, with respect to Sections 5.5(a), 6.2 and 7.3(a) and the related provisions in connection with U.S. sales activities only, [USOpCo], a [Delaware] corporation and a wholly-owned subsidiary of FoundryCo (“USOpCo”).

WHEREAS, AMD has been in the business of designing and manufacturing semiconductor products;

WHEREAS, AMD desires to transfer its business of manufacturing and sorting semiconductor products to FoundryCo pursuant to the Master Transaction Agreement by and among AMD, Advanced Technology Investment Company LLC and West Coast Hitech L.P., dated as of October 6, 2008 (as may be amended from time to time, the “Master Agreement”);

WHEREAS, it is the intent of the parties that this Agreement establish a productive, mutually-beneficial relationship among the parties that will mitigate key risks for each party by establishing volume, capacity and pricing commitments by each party pursuant to the terms and conditions set forth herein;

WHEREAS, the parties also desire that this Agreement help establish business processes for the parties to work closely together on planning capacity and supply;

WHEREAS, FoundryCo is a company whose primary purpose is the provision of wafer fabrication foundry services and FoundryCo is willing to provide such services to AMD on the terms and conditions set forth herein, and AMD is willing to engage FoundryCo to provide foundry services to AMD on the terms and conditions set forth herein; and

WHEREAS, all purchases of Products by AMD will be made from FoundryCo Sales Entities, including USOpCo, and all manufacturing of Products for AMD will be made by FoundryCo Manufacturing Entities;

NOW, THEREFORE, in consideration of the mutual promises of the parties, and of good and valuable consideration, it is agreed by and among the parties as follows:

1. DEFINITIONS

For the purpose of this Agreement the following capitalized terms are defined in this Section 1 and shall have the meaning specified herein. Other terms that are capitalized but not specifically defined below or in this Agreement shall have the meaning set forth in the Master Agreement.

1.1 “Actual Quarterly GPU Wafers Shipped” shall mean the actual number of Wafer Outs for GPU Products delivered in a fiscal quarter from the applicable FoundryCo Sales Entities to AMD.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

1.2 “Actual Quarterly Total GPU Wafer Demand” shall mean the actual number of Wafer Outs for GPU Products delivered in a fiscal quarter from all foundry partners to AMD.

1.3 “Actual Quarterly GPU Wafer Demand Percentage” is calculated as Actual Quarterly GPU Wafers Shipped divided by Actual Quarterly Total GPU Wafer Demand.

1.4 “AMD Furnished Property” shall mean materials or tooling that AMD consigns to the applicable FoundryCo Manufacturing Entities for use by the applicable FoundryCo Manufacturing Entities to process AMD’s Product orders or to perform services on AMD’s behalf, as further set forth in this Agreement, including such materials or tooling (other than Sort Equipment owned by the applicable FoundryCo Manufacturing Entities on the Effective Date pursuant to the Master Agreement) required by the FoundryCo Manufacturing Entities to provide Sort Services pursuant to the terms of this Agreement.

1.5 “AMD Indemnified Parties” shall have the meaning set forth in Section 10.2.

1.6 “AMD MPU Specific Development Wafer Cost” shall mean the sum of:

(a) During a Period, the number of Development Wafer Starts for MPU Products multiplied by the AMD MPU Specific Direct Material Cost, divided by the sum of the number of Production Wafer Starts for MPU Products and the number of Development Wafer Starts of MPU Products, which, in an equation format, shall be:

(	Development Wafer Starts for MPU Products	)(	AMD MPU Specific Direct Material Cost	)	; and

(	Production Wafer Starts for MPU Products	)	+	(	Development Wafer Starts for MPU Products	)

(b) During such Period, (i)(1) the number of Development Wafer Starts for MPU Products multiplied by the Development Factor and then multiplied by (2) the AMD MPU Specific Manufacturing Costs less the AMD MPU Specific Direct Material Cost, divided by (ii) the sum of (1) the number of Production Wafer Starts for MPU Products and (2) the number of Development Wafer Starts for MPU Products multiplied by the Development Factor, which, in an equation format, shall be:

(	Development Wafer Starts for MPU Products	)(	Development Factor	)(	AMD MPU Specific Manufacturing Cost – AMD MPU Specific Direct Material Cost	)

(	Production Wafer Starts for MPU Products	)+(	Development Wafer Starts for MPU Products	)(	Development Factor	)

1.7 “AMD MPU Specific Direct Material Cost” shall mean the actual cost of Raw Wafers for MPU Products.

1.8 “AMD MPU Specific Fixed Cost” shall mean all AMD MPU Specific [****] actually incurred during a Period, other than the AMD MPU Specific [****]. For the avoidance of doubt and notwithstanding anything to the contrary, AMD MPU Specific Fixed Cost shall include, and AMD shall pay, [****] for the [****] existing on the Effective Date (which shall be [****] in [****] and [****] in [****]) and [****] for the [****] to be put in [****] to [****] AMD MPU Product [****], and agreed to by the parties, pursuant to Sections 2.2 and 5.1 that have not been recouped by the applicable FoundryCo Manufacturing Entities.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

1.9 “AMD MPU Specific Inventory Change” shall mean the amount calculated by subtracting (a) the gross inventory dollars attributable to MPU Products manufactured for AMD at the end of a relevant Period from (b) the gross inventory dollars attributable to MPU Products manufactured for AMD at the beginning of such Period (excluding, in each case, Raw Wafers).

1.10 “AMD MPU Specific Manufacturing Costs” shall mean all [****] and [****] costs incurred in the MPU Product wafer manufacturing process (including [****] Services Cost and [****] cost (which shall include [****] on [****] owned by the FoundryCo Manufacturing Entities on the Effective Date), and whether or not such wafers are [****] and whether or not such wafers are [****] or are in [****]) and which would properly be included according to industry and accounting standards in the cost of a [****], [****] or a [****]. AMD MPU Specific Manufacturing Costs shall not include [****], nor shall it include [****] or [****] and [****]. AMD MPU Specific Manufacturing Costs shall be equal to the sum of AMD MPU Specific [****] and AMD MPU Specific [****]. In addition, AMD MPU Specific Manufacturing Costs shall be equal to the sum of AMD MPU Specific [****] and AMD MPU Specific [****].

1.11 “AMD MPU Specific Other COGS” shall mean FoundryCo’s allocation of other costs of goods sold related to MPU Products not otherwise specified as AMD MPU Specific [****], as determined in accordance with industry and accounting standards as generally applied by FoundryCo, and which includes as of the Effective Date a portion of the [****] of [****] related [****], a portion of the [****] of the [****] organization (mostly within the sub-organization [“****,”] which is almost entirely [****]), a portion of the [****] related to [****], as well as a portion of other costs (including certain [****] allocated to COGS) that are incurred in direct support of the [****] in the FoundryCo Manufacturing Entities’ facilities.

1.12 “AMD MPU Specific Production Wafer Cost” shall mean the sum of:

(a) During a Period, the number of Production Wafer Starts for MPU Products multiplied by the actual AMD MPU Specific Direct Material Cost, divided by the sum of the number of [Production Wafer Starts for MPU Products and the number of Development Wafer Starts for MPU Products, which, in an equation format, shall be:

(	Production Wafer Starts for MPU Products	)(	AMD MPU Specific Direct Material Cost	)

(	Production Wafer Starts for MPU Products	)	+	(	Development Wafer Starts for MPU Products	)

; and

(b) During such Period, (i)(1) the number of Production Wafer Starts for MPU Products multiplied by (2) the AMD MPU Specific Manufacturing Costs less the AMD MPU Specific Direct Material Cost, divided by (ii) the sum of (1) the number of Production Wafer Starts for MPU Products and (2) the number of Development Wafer Starts for AMD MPU Products multiplied by the Development Factor, which, in an equation format, shall be:

(	Production Wafer Starts for MPU Products	)	(	AMD MPU Specific Manufacturing Cost – AMD MPU Specific Direct Material Cost	)

(	Production Wafer Starts for MPU Products	)+(	Development Wafer Starts for MPU Products	)(	Development Factor	)

1.13 “AMD MPU Specific Total COGS” shall mean the sum of AMD MPU Specific Production Wafer Cost, AMD MPU Specific Other COGS and AMD MPU Specific Inventory Change.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

1.14 “AMD MPU Specific Variable Cost” shall mean those AMD MPU Specific Manufacturing Costs actually incurred during a Period, consisting of AMD MPU Specific Direct Materials Cost, and [****] percent ([****]%) of [****].

1.15 “AMD-Specific Engineering Expense Allocation” shall mean the actual costs incurred by FoundryCo Manufacturing Entities in developing AMD-Specific Manufacturing Process Technologies.

1.16 “AMD-Specific License Fee Allocation” shall mean [****] percent ([****]%) of the aggregate [****] fees incurred by FoundryCo according to the [****] and [****] between [****] and AMD dated as of [****], as may be amended from time to time, for both [****] and [****] process technologies, and [****] percent ([****]%) of any additional licenses required specifically for MPU Products.

1.17 “AMD-Specific Manufacturing Process Technology” shall refer to any manufacturing or sorting process technology used at the time of development by any FoundryCo Manufacturing Entity specifically for AMD. For purposes of example only, as of the Effective Date, the [****] is currently considered an AMD-Specific Manufacturing Process Technology. For the avoidance of doubt, [****] process technology, unless specifically designed to manufacture only Products, is not an AMD-Specific Manufacturing Process Technology.

1.18 “AMD-Specific Process Engineering Wafer Starts” shall mean the Wafer Starts of AMD-Specific Process Engineering Wafers.

1.19 “AMD-Specific Process Development Wafers” or “AMD-Specific Process Engineering Wafers” shall mean Process Engineering Wafers processed by a FoundryCo Manufacturing Entity utilizing an AMD-Specific Manufacturing Process Technology.

1.20 “AMD-Specific Process Engineering Wafer Cost” shall mean the portion of AMD MPU Specific Development Wafer Costs incurred to produce AMD-Specific Process Engineering Wafers. It shall be determined based on the ratio of AMD-Specific Process Engineering Wafer Starts] to Development Wafer Starts (for MPU Products).

1.21 “AMD-Specific Product Qualification Plan” shall mean the qualification tests and schedules to be agreed upon by the parties under which a Product is Qualified.

1.22 “AMD-Specific Qualification Plan” shall mean the qualification tests and schedules to be agreed upon by the parties under which an AMD-Specific Qualified Process is established and tested at the applicable FoundryCo Manufacturing Entity and the MPU Products are manufactured using an AMD-Specific Qualified Process to meet the Specifications.

1.23 “AMD-Specific Qualified Process” shall mean the wafer manufacturing processes used at the applicable FoundryCo Manufacturing Entity specifically for production of Wafers for AMD with respect to MPU Products, and any other FoundryCo-proprietary wafer manufacturing process approved by the parties specifically to produce MPU Products on AMD’s behalf.

1.24 “AMD-Specific R&D Costs” shall mean the sum of AMD-Specific [****], AMD-Specific [****] and AMD-Specific [****].

1.25 “[****]” shall mean the [****] of the applicable FoundryCo Manufacturing Entities’ [****] to [****] the [****] of (a) any [****] within the FoundryCo Manufacturing Entities and (b) any [****] to AMD.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

1.26 “Binding Forecast” shall mean AMD’s MPU Product forecast for the first [****] months of any rolling [****] month MPU Product forecast as set forth in Section 5.1 and in accordance with Section 2.2. For the avoidance of doubt, a “Binding Forecast” shall not include any forecast that requires more capacity to manufacture the relevant Products than the capacity that had been agreed upon pursuant to Section 2.2.

1.27 “Binding Forecast Period” shall mean the first [****] months of any rolling [****] month MPU Product forecast.

1.28 “[****]” shall have the meaning set forth in Section 2.1(b)(i).

1.29 “[****] Change of Control Transaction” shall mean a transaction with or among [****] or any of its subsidiaries and any other person (other than FoundryCo) with respect to (a) a merger, consolidation, business combination or similar transaction of [****], (b) any purchase of an equity interest (including by means of a tender or exchange offer) representing an amount equal to or greater than a [****] percent ([****]%) voting or economic interest in [****], or (c) any purchase of assets, securities or ownership interests representing an amount equal to or greater than [****] percent ([****]%) of the consolidated assets of [****] and its subsidiaries taken as a whole (including stock of [****]’s subsidiaries); provided that a sale or transfer of assets that are not used to manufacture on behalf of [****] shall not be included in the calculation of assets to determine a [****] Change of Control Transaction.

1.30 “COGS” shall mean cost of goods sold in accordance with AMD’s standard practices in effect as of the Effective Date.

1.31 “Confidential Information” shall mean all proprietary or nonpublic information disclosed by one party to another party in connection with this Agreement, whether in graphic, oral, written or electronic form, directly or indirectly, which information (a) is marked as “proprietary” or “confidential” or, if disclosed orally, is designated as confidential or proprietary at the time of disclosure, or (b) provided under circumstances reasonably indicating that it constitutes confidential and proprietary information.

1.32 “Development Factor” shall mean a factor calculated once per fiscal year (within the first fiscal quarter of a year for application to that fiscal year) by FoundryCo to reflect [****] for processing [****] versus a [****] Wafer. The Development Factor is used for the [****] of AMD MPU Specific [****] for a Period into AMD MPU Specific [****] and AMD MPU Specific [****]. The Development Factor consists of a factor for [****] and a factor for [****] that are consolidated into one factor (weighted with the [****] of the respective [****] categories). The development factor for [****] reflects the higher effort due to engineering times before, during and after processing [****], e.g. creation of ERFs, writing reports, R&D-analysis, and split lots. The calculation is based on [****] via [****] for representative ERFs and on processing data of the ERFs in the manufacturing execution system (currently [****]). The development factor for [****] reflects the [****] for [****] versus a [****]. The data is collected and calculated through a software tool. Output of this software tool is per [****] per [****] versus [****] per [****] over [****]. This [****] will be weighted with the running [****] per [****]. As of the Effective Date, the Development Factor is [****].

1.33 “Development Wafer Starts” shall mean the combined Wafer Starts of AMD-Specific Process Engineering Wafers and Product Development Wafers.

1.34 “Die” shall mean one of the semiconductor devices on a Wafer produced by FoundryCo for AMD using a Qualified Process.

1.35 “Dispute” shall have the meaning set forth in Section 15.11(b).

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

1.36 “Dispute Notice” shall have the meaning set forth in Section 15.11(b).

1.37 “Embedded Products” shall mean x86-based semiconductor devices or any other device based on new architecture or architecture adopted in the future, in each case, other than MPU Products that are used in systems that have targeted applications, and which are not designed for use as central processing units for general purpose desktop, notebook, workstation, server computers or game consoles. Embedded Products shall include AMD’s Geode™ product lines.

1.38 “Engineering Change” shall mean any change to the process, materials, equipment, technology, location or any other items listed in FoundryCo’s standard specifications for which a change would affect the performance, function or reliability of the Wafers.

1.39 “Engineering Request Form” or “ERF” shall mean an engineering request form submitted by AMD to FoundryCo to carry out an experiment in a process line.

1.40 “Engineering Wafers” shall mean those Wafers required for the Qualification Plan or delivered to AMD for testing pursuant to AMD’s request. Engineering Wafers consist of Process Development Wafers and Product Development Wafers.

1.41 “Epidemic Failure” shall mean the occurrence of an average in-field failure rate of [****] percent ([****]%) or more per month of the total units for a particular Product delivered in any rolling [****] month period.

1.42 “Fab Start up Costs” shall mean the costs required by FoundryCo to establish new facilities or to convert existing facilities to new wafer sizes (e.g., from 200mm to 300mm) and any other costs which FoundryCo would otherwise include in this category.

1.43 “Forecasted GPU Wafer Demand” shall mean a non-binding, rolling [****] month forecast describing the monthly Wafer Outs expected to be placed by AMD on FoundryCo Sales Entities for GPU Products.

1.44 “Forecasted Total GPU Wafer Demand” shall mean a non-binding, rolling [****] month forecast describing the total Wafer Outs expected to be placed by AMD on all foundry partners for GPU Products.

1.45 “Forecasted GPU Wafer Demand Percentage” is calculated as Forecasted GPU Wafer Demand divided by Forecasted Total GPU Wafer Demand.

1.46 “FoundryCo Indemnified Parties” shall have the meaning set forth in Section 10.1.

1.47 “FoundryCo Manufacturing Entities” shall mean FoundryCo and any direct or indirect wholly-owned subsidiaries of FoundryCo to which FoundryCo has delegated the responsibility to manufacture Products for AMD in accordance with this Agreement.

1.48 “FoundryCo Sales Entities” shall mean USOpCo and any other direct or indirect wholly-owned subsidiaries of FoundryCo to which FoundryCo has delegated the responsibility to process purchase orders from AMD and to offer to sell and sell Products to AMD in accordance with this Agreement.

1.49 “Fusion Products” shall mean both (a) MPU Products that incorporate GPU Products and (b) GPU Products that incorporate MPU Products.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

1.50 “GAC” shall mean gases, acids and chemicals.

1.51 “G&A Expenses” shall mean standard general and administrative expenses, as calculated by FoundryCo in accordance with accounting standards as generally applied by FoundryCo.

1.52 “GPU Minimum Percentage” shall have the meaning set forth in Section 2.1(c)(ii).

1.53 “GPU Products” shall mean an integrated or discrete graphics processing unit. As an example, as of the Effective Date, GPU Products consist of integrated or discrete graphics processing unit for use in any of the following or similar products: desktop computers, notebook computers, servers, workstations or game consoles.

1.54 “Interim Relief Proceeding” shall have the meaning set forth in Section 15.11(c).

1.55 “Lead Time” shall mean the time between the date an order is accepted by a FoundryCo Sales Entity and the date the Wafers are made available for shipment by the FoundryCo Sales Entity.

1.56 “Major Change” shall mean a change to a manufacturing process that would affect the form, fit, or function of a Product of AMD or that otherwise materially affects a manufacturing process for AMD.

1.57 “Minimum Batch Size” shall mean the minimum total number of Wafers in a Process Batch for a particular Product.

1.58 “MPU Products” shall mean any of the following: (i) the x86, x86-64, and IA (Intel Architecture)-64 families of microprocessors, (ii) any existing or new microprocessors based on the x86, x86-64, and IA-64 family architecture, or any new instruction set for a processor described in clause (i) first introduced by AMD, (iii) any microprocessors based on new architecture or an architecture adopted in the future, or (iv) Fusion Products. As used in this definition, a microprocessor shall include a component that can execute computer programs and is the central processing unit controlling an electronic device.

1.59 “Other Future Products” shall mean any future integrated circuit devices designed by AMD other than GPU Products and MPU Products.

1.60 “Partnership Committee” shall have the meaning set forth in Section 3.2(a).

1.61 “Period” shall mean a fiscal month or fiscal quarter, as applicable to the specific measurement period in question.

1.62 “Process Batch” shall mean a group of wafers that are processed together as a group.

1.63 “Process Development Wafers” or “Process Engineering Wafers” shall mean Engineering Wafers produced by a FoundryCo Manufacturing Entity to enable it to design, develop, establish, test, improve and validate FoundryCo Manufacturing Entity manufacturing processes. For avoidance of doubt, Process Development Wafers or Process Engineering Wafers shall not include Engineering Wafers expressly requested by AMD, which shall be counted as Product Development Wafers.

1.64 “Process Node” shall mean a specific geometry loosely based on minimum line width at which semiconductor integrated circuit devices, and the photomasks or reticles used in the manufacture of those devices, are manufactured (e.g., a 45 nm process node). For avoidance of doubt, Process Nodes shall include half nodes (e.g., 40nm and 28nm process nodes).

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

1.65 “Product” shall mean an integrated circuit device incorporating AMD’s proprietary designs to be manufactured by the FoundryCo Manufacturing Entities and sold to AMD by the FoundryCo Sales Entities, including Embedded Products, GPU Products, MPU Products and Other Future Products. The Products will be provided to AMD as unprobed Wafers, probed Wafers or bumped Wafers, as specified in the applicable purchase order.

1.66 “Product Development Wafers” shall mean Engineering Wafers requested by AMD and produced by the FoundryCo Manufacturing Entities to test, evaluate and validate Product designs, including, but not limited to, design verification and engineering verification.

1.67 “Product Development Wafer Cost” shall mean the portion of AMD MPU Specific Development Wafer Cost related to Product Development Wafer Starts, determined as the ratio of Product Development Wafer Starts to Development Wafer Starts (for MPU Products).

1.68 “Product Development Wafer Starts” shall mean the Wafer Starts of Product Development Wafers.

1.69 “Production Wafers” shall mean the finished silicon wafers for the Products to be manufactured by the FoundryCo Manufacturing Entities in accordance with the applicable Specifications and using the Qualified Processes, and shall include Risk Starts.

1.70 “Production Wafer Starts” shall mean Wafer Starts for Production Wafers.

1.71 “Qualification Plan” shall mean the qualification tests and schedules to be agreed upon by the parties under which a Qualified Process is established and tested at FoundryCo Manufacturing Entities and relevant Wafers are manufactured using the Qualified Process to meet the Specifications.

1.72 “Qualification” or “Qualified” shall mean the mutual determination that the relevant Wafers meet the Specifications in accordance with the applicable Qualification Plan for a particular Product.

1.73 “Qualified Process” shall mean the wafer manufacturing processes used at FoundryCo for production of relevant Wafers, and any other FoundryCo Manufacturing Entity proprietary wafer manufacturing process approved by the parties to produce relevant Wafers.

1.74 “Quarterly Business Reviews” or “QBRs” shall mean business reviews held every fiscal quarter by the Partnership Committee or their designees as mutually agreed to by the parties.

1.75 “Quarterly Technical Reviews” or “QTRs” shall mean technical reviews held every fiscal quarter by the Partnership Committee or their designees as mutually agreed to by the parties.

1.76 “R & D” shall mean research and development.

1.77 “Raw Wafers” shall mean unprocessed or bare silicon wafers purchased by FoundryCo Manufacturing Entities and used by FoundryCo Manufacturing Entities as a substrate to enable the FoundryCo Manufacturing Entities to fabricate Wafers on behalf of AMD as set forth in this Agreement.

1.78 “Raw Wafer Cost” shall mean the actual cost to the FoundryCo Manufacturing Entities of a Raw Wafer.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

1.79 “Recall” shall mean a recall, field correction, market withdrawal, stock recovery, or other similar action with respect to any Products delivered under this Agreement and related to manufacturing of such Products (and not related to AMD’s Product designs or Specifications) other than Engineering Wafers.

1.80 “Relevant Executive Officer” shall have the meaning set forth in Section 3.2(b).

1.81 “Representatives” shall have the meaning set forth in Section 13.1.

1.82 “Residual Information” shall mean with respect to Confidential Information, information in non-tangible form which may be incidentally retained in the unaided memory of the receiving party’s personnel having had access to the Confidential Information of the disclosing party, and which such personnel cannot identify as Confidential Information of the disclosing party. Such personnel’s memory is “unaided” if the personnel have not intentionally memorized any Confidential Information of the disclosing party.

1.83 “Risk Starts” shall mean Production Wafer Starts for Products that have yet to be accepted by a customer. Process Development Wafers and Product Development Wafers are not Risk Starts.

1.84 “RFQ” shall mean request for quotation with respect to the [****] of [****] as specified in Exhibit B.

1.85 “RMA” shall mean return material authorization. An RMA process is a process by which Products are identified as defective, returned to a FoundryCo Sales Entity or scrapped, and the applicable FoundryCo Sales Entity or FoundryCo Manufacturing Entity undertakes specified remediation activities and provides refunds or credits, as further specified in Exhibit E.

1.86 “RMA Threshold” shall mean a percentage of the Target Yield for each Product, as determined by the Partnership Committee on a Product by Product basis.

1.87 “Sales and Marketing Expenses” shall mean standard sales and marketing expenses, as calculated by FoundryCo in accordance with accounting standards as generally applied by FoundryCo.

1.88 “SOI” shall mean use of a layered silicon-insulator-silicon substrate in the process of manufacturing Wafers.

1.89 “Sort Equipment” shall mean equipment owned as of the Effective Date by FoundryCo to perform Sort Services for MPU Products.

1.90 “Sort Services” shall mean the wafer testing and sorting services to be provided by the applicable FoundryCo Manufacturing Entities upon agreement of the parties to determine conformance of the Wafers with the Specifications.

1.91 “Sort Services Cost” shall mean all cost incurred in providing Sort Services, including the depreciation on Sort Equipment.

1.92 “Specifications” shall mean the AMD Product specifications agreed upon by the parties on a Product by Product basis, initially consistent with AMD’s current specifications for existing Products currently being manufactured by AMD as of the Effective Date.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

1.93 “Target Yield” shall mean the anticipated Yield for each Product determined on a fiscal quarter basis by the parties as set forth in Section 3.7.

1.94 “[****]” shall mean [****].

1.95 “Transition Period” shall have the meaning set forth in Section 12.3.

1.96 “Transition Services Agreement” shall mean the Transition Services Agreement between AMD and FoundryCo dated of even date herewith.

1.97 “[****]” shall mean [****].

1.98 “Wafers” shall mean Engineering Wafers, Production Wafers, or both, as applicable.

1.99 “Wafer Outs” shall mean completed Wafers processed for delivery to AMD.

1.100 “Wafer Price” shall mean the price of Wafers quoted by FoundryCo Sales Entities to AMD on a Product by Product basis and thereafter set forth on a purchase order from AMD to the FoundryCo Sales Entities.

1.101 “Wafer Starts” shall mean Wafers that have started the manufacturing process.

1.102 “Warranty Period” shall mean the time following delivery of a Product when the performance warranty set forth in Section 9.1 is available for such Product. This Warranty Period shall be reviewed and approved by the Partnership Committee on a Product by Product basis, but in the absence of a specific Warranty Period approved by the Partnership Committee, the default Warranty Period for a Product will be [****] months.

1.103 “Yield” shall mean the actual percentage of Die on a Wafer that conform to the Specifications as measured at Wafer sort.

1.104 “Yield Loss” shall mean the percentage of Die on a Wafer that do not conform with the Specifications as measured at Wafer sort.

2. PURCHASE AND CAPACITY COMMITMENTS

2.1 Purchase Commitments.

(a) MPU Products. During the term of this Agreement and subject to Section 2.1(b), AMD agrees to purchase all of AMD’s and the Remaining Discovery Subsidiaries’ MPU Product requirements from FoundryCo Sales Entities in accordance with the terms and conditions of this Agreement, provided that if FoundryCo is not in compliance with its obligations to provide the agreed to capacity or to provide all of the MPU Products pursuant to the Binding Forecasts and applicable purchase orders in a timely manner, within the Yield requirements, on Qualified Processes and in accordance with the Specifications, then the parties agree to meet, discuss and implement a mutually acceptable corrective action plan to address such non-compliance as well as a mutually acceptable plan to allow FoundryCo to provide the agreed to capacity and to provide all of the MPU Products pursuant to the Binding Forecasts and applicable purchase orders in a timely manner, within the Yield requirements, on Qualified Processes and in accordance with the Specifications going forward. Notwithstanding the foregoing, in the event that AMD acquires a business from a third party that either manufactures or has manufactured MPU Products, then AMD shall have a commercially reasonable period of time to transition

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

manufacture of such MPU Products to FoundryCo; provided that such period of time to transition shall not exceed two (2) years from the date of such acquisition, unless consented to by FoundryCo (which consent shall not be unreasonably withheld).

(b) Second Sourcing.

i. Notwithstanding Section 2.1(a), AMD may source up to [****] percent ([****]%) of AMD’s and the Remaining Discovery Subsidiaries’ quarterly MPU Product Wafer requirements with [****] at Process Nodes of [****] nm or greater, until [****] establishes a fabrication facility at an [****] outside [****] with Qualified Processes to manufacture the applicable MPU Products for AMD.

ii. If at any time while AMD may purchase the applicable MPU Products from [****], FoundryCo cannot deliver in a timely manner Qualified Products produced on Qualified Processes that meet the Specifications in accordance with Binding Forecasts, the Partnership Committee shall promptly address the situation, including conducting a prompt review process and implementing a corrective action plan. If, however, such failure to so deliver such Products is causing AMD to fail to meet its material commitments to its customers, and AMD as a result needs to purchase greater MPU Product volumes from [****] than otherwise set forth above, AMD may increase its purchases at [****] for the affected MPU Products above the [****] percent ([****]%) maximum to meet such customer requirements. AMD may thereafter continue to purchase MPU Products over the [****] percent ([****]%) maximum until such time as FoundryCo demonstrates, as mutually agreed upon, that FoundryCo can meet the relevant Specifications and Yields for such MPU Product in a manner reasonably comparable or better than those of [****], as well as meet the applicable supply commitments set forth in this Agreement or as actually required by AMD.

iii. Upon request from AMD and [****], FoundryCo agrees to use commercially reasonable efforts to provide technical assistance to [****] with respect to an agreed upon plan to enable [****]’s efforts to manufacture the applicable MPU Products, including, subject to any applicable third-party sublicensing and disclosure restrictions, granting access and rights to necessary process technology, provided that [****] agrees to use such assistance solely to manufacture applicable MPU Products for AMD and to enter into a confidentiality agreement reasonably satisfactory to FoundryCo. AMD agrees to bear the reasonable expenses approved in advance by AMD and actually incurred by FoundryCo to provide such assistance.

iv. Notwithstanding any of the foregoing, upon the occurrence of [****] Change of Control Transaction, AMD shall not be permitted thereafter to engage [****] as a second source manufacturer of any MPU Products, subject to a reasonable wind-down period to move the production of the applicable MPU Products to Qualified Processes at the FoundryCo Manufacturing Entities without materially affecting AMD’s supply obligations to its customers. FoundryCo agrees, in good faith, to work with AMD to resolve any issues related to AMD’s ongoing customer relationship as a result of AMD’s inability to engage [****] as a second source manufacturer. Notwithstanding the foregoing and except for the reasonable transition period contemplated in the final sentence of Section 2.1(a), to the extent the relevant MPU Products were being made by [****] or [****] at the time AMD acquired the applicable business pursuant to the final sentence of Section 2.1(a), AMD agrees not to second source any MPU Products from [****] or [****] or any company controlled by [****] or [****].

(c) GPU Products.

i. AMD commits to, and the parties agree to work together, to establish FoundryCo’s ability to manufacture GPU Products via a high volume bulk 32 nm process with Specifications to be agreed upon in advance by the parties in writing.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

ii. At such time as FoundryCo has established a 32 nm Qualified Process, AMD agrees, subject to this Section 2.1(c), that it will purchase from FoundryCo Sales Entities at least [****] percent ([****]%) of AMD’s and the Remaining Discovery Subsidiaries’ monthly Wafer requirements for the GPU Products at all Process Nodes, as further detailed in Exhibit C, ramping up linearly over a five (5) year period beginning with the fiscal month in which the initial [****] percent ([****]%) GPU Product volume sourcing commitment has been met, to at least [****] percent ([****]%) of AMD’s Wafer requirements of its GPU Products (such minimum percentage, the “GPU Minimum Percentage”). If for an applicable quarter it is determined that AMD has not placed the GPU Minimum Percentage of AMD’s and the Remaining Discovery Subsidiaries’ GPU Products for manufacture by FoundryCo as set forth herein, the parties agree to meet, discuss and implement a mutually acceptable corrective action plan to address such non-compliance and to enable FoundryCo to manufacture higher volumes of the GPU Products in future.

iii. For each GPU Product (including the first-tape out of such GPU Product), FoundryCo shall have a [****] in accordance with the process set forth in Exhibit B to manufacture such GPU Product. For the avoidance of doubt, the parties agree that FoundryCo shall have such [****] in accordance with the process set forth in Exhibit B with respect to each GPU Product (whether or not such GPU Product is first GPU Product) at each [****] of [****].

iv. AMD agrees not to sell, transfer or otherwise dispose of all or substantially all of its or the Remaining Discovery Subsidiaries’ assets related to GPU Products and related technology (including the equity interests of ATI Technologies ULC or its other subsidiaries that own such assets) to any person (other than to AMD or another Remaining Discovery Subsidiaries) without the consent of FoundryCo, unless the transferee (A) agrees to be bound by the provisions of this Agreement with respect to GPU Products, including FoundryCo’s [****] with respect to each GPU Product and the GPU volume commitment set forth in this section 2.1(c), and (B) agrees to purchase, on an annual basis, GPU Products in an amount equal to the GPU Minimum Percentage (determined at the time of such transfer) of AMD’s volume of total GPU Products purchased from any foundry during the one (1) year period before such transfer, or if such transfer takes place less than one (1) year from the Effective Date, then the annualized volume for the period from the Effective Date to such transfer date.

(d) Embedded Products. FoundryCo shall continue to manufacture the Embedded Products (other than such Products on [****]nm technology), in accordance with the terms of this Agreement, that AMD is manufacturing as of the Effective Date so long as AMD gives FoundryCo commercially viable volumes, as determined by the Partnership Committee.

(e) Other Future Products. AMD shall have no purchase commitment with respect to any Other Future Products; provided, however, that in the event AMD introduces a tape-out of any Other Future Products, FoundryCo shall have a right of first refusal in accordance with the process set forth in Exhibit B to manufacture such Other Future Product (including the first tape-out of such Other Future Product), subject to Qualification of such Other Future Product at such Process Node.

2.2 Capacity Commitment. The parties agree to work in good faith to review the forecast with respect to MPUs provided by AMD pursuant to Section 5.1, including a review of all incremental capital costs and expenditures expected to be incurred by FoundryCo resulting from any increase in the MPU Product volumes pursuant to the MPU Product forecasts. Upon completion of such review, and to the extent agreed to by the parties regarding the implementation of any additional capacity at FoundryCo Manufacturing Entities, FoundryCo shall allocate such additional capacity sufficient to produce the MPU Product volumes indicated in the relevant Binding Forecasts. The parties agree to act in good faith and in reasonable manner in connection

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

with such review and any agreement to allocate such capacity. The parties agree to establish capacity requirements in writing in advance for the manufacture and supply of GPU Products. Notwithstanding the foregoing, FoundryCo will use commercially reasonable efforts to fill any unutilized capacity at FoundryCo Manufacturing Entity facilities that has been allocated to AMD as set forth in this Agreement with production on behalf of third parties, and FoundryCo will offset AMD’s obligations to reimburse FoundryCo’s fixed costs for such unutilized capacity by the percentage of such unutilized capacity FoundryCo uses to manufacture products for third parties; provided that FoundryCo shall not be required to fill such unutilized capacity that has been allocated to AMD if there exists unutilized capacity at FoundryCo Manufacturing Entity facilities that has not been allocated to AMD.

3. PROCESS IMPLEMENTATION

3.1 Operational Coordination. The parties will maintain communication via applicable technical personnel to ensure production and delivery of Products in accordance with the requirements as set forth in this Agreement.

3.2 Partnership Committee.

(a) Partnership Committee Composition. The parties hereto shall create a partnership committee (the “Partnership Committee”) which shall have responsibility for the implementation of this Agreement and for the relationship between FoundryCo and AMD. The Partnership Committee shall be comprised of at least four (4) members, with each of AMD and FoundryCo appointing an equal number of representatives. The Partnership Committee will create or approve general guidelines, policies, and procedures governing the process for determining any specific parameters to be mutually established by the parties (e.g., production volume forecast, customer feedback, Specifications, Target Yields). The Partnership Committee will meet (a) on a quarterly basis, (b) at the request of any party in connection with the resolution of a dispute, and (c) at the reasonable request of any party to address significant issues with respect to this Agreement. The Partnership Committee or its designees will also conduct QBRs and QTRs.

(b) Dispute Escalation. If at any point the Partnership Committee members are deadlocked and cannot reach agreement on an issue, the Partnership Committee will notify the relevant executive officer (each, a “Relevant Executive Officer”) of AMD and FoundryCo of the issue. If the Relevant Executive Officers reasonably determine that the issue warrants further escalation, the Relevant Executive Officers will then discuss the issue in person or by telephone and the parties shall attempt in good faith to resolve the issue for a period of ten (10) Business Days. If the issue is not resolved, as agreed by AMD and FoundryCo, within such ten (10) Business Day period, the issue will be escalated to the chief executive officers of AMD and FoundryCo.

3.3 New Processes. The parties will discuss in good faith the details of the introduction of new process technologies, technology roadmaps and new Process Nodes at FoundryCo (subject to, in each case, any applicable constraints to which FoundryCo may be subject pursuant to any confidentiality obligations (whether oral or in writing) to or confidentiality agreements with third parties) for use to manufacture Products, including production capacity, ramp time, dependencies and Wafer Prices. As between FoundryCo and AMD, FoundryCo will bear all expenses for introducing new process technology and new Process Nodes, as further described in Exhibit A, other than AMD-Specific Manufacturing Process Technologies.

3.4 New Products. If the parties agree, pursuant to Section 2.1 or otherwise, to add new non-MPU Products for FoundryCo to manufacture on AMD’s behalf, AMD and FoundryCo shall agree in writing in advance on the Specifications, the AMD-Specific Product Qualification Plan and the price for such new non-MPU Products.

3.5 Product Development Wafer Production Run. Upon the agreement of the parties pursuant to a purchase order, FoundryCo will produce Product Development Wafers, using the applicable FoundryCo

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

manufacturing process, and deliver the Product Development Wafers to AMD in accordance with the AMD-Specific Qualification Plan or the Qualification Plan agreed upon by the parties.

3.6 Process Evaluation. AMD shall evaluate the Wafers provided by FoundryCo in accordance with the AMD-Specific Qualification Plan or the Qualification Plan, as applicable. The parties will then assess in accordance with the procedures set forth in Exhibit G whether the applicable manufacturing process fulfills the necessary requirements to manufacture the applicable Products in commercial production quantities in accordance with all applicable Specifications and requirements.

3.7 Yield Calculation Process and Yield Improvements.

(a) Existing Products on Existing Processes. On a fiscal quarter basis within thirty (30) days following the end of the previous fiscal quarter, the parties will meet and review the actual Yields achieved by FoundryCo on a Product by Product basis. The parties will agree in writing on a Product by Product basis for the Target Yields for each Product that will apply to orders placed in the subsequent fiscal quarter. For the first [****] fiscal quarters following the Effective Date, the lot average actual Yields measured over the last completed fiscal quarter prior to the Effective Date for the Products calculated by AMD and provided to FoundryCo shall be used for the Target Yields.

(b) New Products on New Processes. For instances where AMD and FoundryCo have agreed that FoundryCo will manufacture a new Product for AMD and will do so on a new process that has not previously been Qualified to manufacture Products for AMD, the Partnership Committee may set a Target Yield, but Yield and Yield Loss percentages will not be calculated until the parties mutually agree that a sufficient number of Wafers have been produced to generate Target Yield data. The parties will establish in advance mutually-acceptable test criteria for determining conformance of the applicable Die to the applicable Specifications so that the Target Yield data will be determined objectively.

(c) New Products on Existing Processes. For instances where AMD and FoundryCo have agreed that FoundryCo will manufacture a new Product for AMD and will do so on an existing FoundryCo process that has previously been Qualified to manufacture Products for AMD, the Partnership Committee may set a Target Yield, but the Target Yield will not be calculated until the parties mutually agree that a sufficient number of Wafers have been produced to generate Target Yield data, with a presumption that fewer Wafers will need to be produced to calculate such Target Yield data than would be required for new Products on new processes. The parties will establish in advance mutually-acceptable test criteria for determining conformance of the applicable Die to the applicable Specifications so that the Target Yield data will be determined objectively.

(d) Yield Improvements. FoundryCo shall use commercially reasonable efforts to continuously improve Yields and to decrease Yield Losses for all Products. AMD understands and accepts that design and test program changes instigated by AMD (for instance, by moving test from system level test to wafer sort test) may decrease the Wafer sort Yield and reasonably decrease the Target Yield, and agrees to reset the relevant Target Yield and Wafer sort Yield accordingly. FoundryCo shall notify AMD with respect to such decrease in the Wafer sort Yield and decrease in the Target Yield.

3.8 Notice of Engineering Change.

(a) Engineering Change Approval. FoundryCo shall not remove, destroy, cease production on, or make any Major Changes to, any Qualified Process, or the controlled process parameters or sources, types or grade classifications of materials used on any Qualified Process, with respect to any Product, except (i) in accordance with FoundryCo’s then-standard, reasonable engineering change notification process as generally applied to its

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

customers; (ii) as reviewed and approved by the Partnership Committee on a case-by-case basis; or (iii) in accordance with a mutually agreed-upon process for implementing end-of-life procedures at the request of AMD.

(b) Engineering Change Requests from AMD. AMD may request Engineering Changes to a Qualified Process with respect to any Product from time to time. AMD agrees to provide FoundryCo reasonable specifications and rationales for making the process change, as well as propose an effective date for such Engineering Changes. FoundryCo shall respond within a reasonable period of time with a change order advising AMD as to whether it can support such change, and if it can support such change, the impact of such change on Product price, Yield, schedule, materials and work in progress. FoundryCo shall implement the requested Engineering Changes upon written agreement by AMD and FoundryCo of the terms of the change order.

3.9 Information. To the extent that it is able to do so based on disclosure obligations to third parties, and upon a specific request from AMD and the receipt by FoundryCo of each relevant consent from its third party customers, FoundryCo agrees to share with AMD the necessary technical and manufacturing information to ensure successful performance and production ramp of Products. Without limiting the foregoing, FoundryCo agrees to provide AMD the information listed in Exhibit D in accordance with the delivery schedules specified in Exhibit D for the applicable information.

3.10 Technical Assistance to Enable FoundryCo to Implement New Processes and New Process Nodes. The parties acknowledge and agree that it is in the best interest of each party that FoundryCo design and implement new processes and new Process Nodes to enable FoundryCo to manufacture Products on behalf of AMD and to obtain additional customers for its services. Therefore, AMD agrees to use reasonable efforts to provide FoundryCo information and assistance to enable FoundryCo to implement manufacturing processes at Process Nodes that are equivalent to or better than similar manufacturing processes at the same or higher Process Nodes in the marketplace. This information sharing between AMD and FoundryCo will be conducted through the Quarterly Technical Reviews and Quarterly Business Reviews or as otherwise agreed by the parties.

4. PRODUCTION

4.1 General. Upon the successful completion of Qualification, the FoundryCo Manufacturing Entities will manufacture the Products, utilizing the applicable Qualified Processes, for AMD in accordance with the terms and conditions of this Agreement.

4.2 Sort Services and Sort Equipment.

(a) Sort Services. As part of the Wafer supply services performed by FoundryCo for AMD under this Agreement, FoundryCo agrees to provide the Sort Services on a Product by Product basis as requested by AMD. Unless otherwise agreed to by the parties, AMD shall consign to the FoundryCo Manufacturing Entities all equipment and tooling (other than the Sort Equipment described below in Section 4.2(b), but including any upgrade to then existing equipment and tooling) necessary for the FoundryCo Manufacturing Entities to provide Sort Services, and such equipment and tooling shall be considered AMD Furnished Property subject to Section 4.3 below.

(b) Sort Equipment. The Sort Equipment will be owned by FoundryCo pursuant to the Master Agreement. The parties will meet and discuss in good faith with respect to any proposal from FoundryCo or AMD to modify or dispose of any of the Sort Equipment. In the event any or all of the Sort Equipment is no longer useable for providing Sort Services for MPU Products or for products of FoundryCo’s other customers due to AMD changes in its test platforms or otherwise, FoundryCo may dispose of such Sort Equipment in any reasonable manner and AMD agrees to reimburse FoundryCo for the difference between (i) the sum of

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(A) [****] percent ([****]%) of the [****] of the disposed Sort Equipment, (B) FoundryCo’s reasonable costs to dispose of the Sort Equipment, (C) all [****] and [****] (and any interest related to such [****] and [****]) required to be [****] as a result of such disposition, and (D) incremental taxes incurred by FoundryCo on such disposition, and (ii) the proceeds from the sale of Sort Equipment actually received by FoundryCo. Notwithstanding the foregoing, if the proceeds resulting from the sale of such Sort Equipment, less the costs to be reimbursed by AMD as set forth above, including the costs of [****] or [****], results in a net profit from such disposal of the Sort Equipment, then FoundryCo agrees to reimburse AMD the net profit resulting from such disposal of the Sort Equipment.

4.3 AMD Furnished Property. AMD may provide FoundryCo AMD Furnished Property from time to time to enable FoundryCo to provide the services specified under this Agreement. All such AMD Furnished Property shall be itemized and agreed upon in writing by the parties from time to time. All equipment and tooling included in the AMD Furnished Property shall be installed at the locations agreed upon in writing in advance and shall not be serviced without the prior written consent of AMD on a case-by-case basis, except that AMD’s prior written consent shall not be required if the AMD Furnished Property is serviced by appropriate FoundryCo Manufacturing Entity personnel, by the manufacturer of the AMD Furnished Property, or by an AMD pre-approved vendor. AMD shall bear all reasonable maintenance and other operational costs for all equipment consigned by AMD as part of the AMD Furnished Property. The parties will agree from time to time regarding the nature, quantity and location for all AMD Furnished Property and FoundryCo shall be responsible for the proper storage of the AMD Furnished Property, at AMD’s reasonable expense, and for FoundryCo’s use of the AMD Furnished Property, ordinary wear and tear excepted. Upon completion of use, or upon termination of this Agreement, FoundryCo shall return such AMD Furnished Property to AMD at AMD’s reasonable expense in accordance with AMD’s reasonable packing and shipment instructions.

4.4 AMD Activities at FoundryCo Facilities. It is anticipated by the parties that AMD may undertake activities as needed at FoundryCo Manufacturing Entity facilities (i) to work with FoundryCo Manufacturing Entities to enhance and to improve engineering and quality initiatives with respect to the manufacture of Products for AMD and (ii) to verify maintenance of the AMD-Specific Qualified Processes and the manufacturing of the Products for AMD in accordance with the Specifications. AMD agrees to comply with all applicable safety, security and environmental policies and procedures implemented by FoundryCo at such facilities. In addition, AMD will comply with all confidentiality procedures that separate AMD activities at FoundryCo facilities from other activities related to other FoundryCo customers. FoundryCo agrees to implement reasonable safety, security and environmental procedures at all of its facilities, including reasonable security procedures to protect the confidentiality of AMD’s technical information and AMD’s personnel for AMD-Specific Manufacturing Process Technology and AMD’s Confidential Information.

4.5 Provision of Reticles. The parties will obtain and manage the reticles for the Products as further specified in Section 5.9 and Exhibit H.

4.6 Quick Turn Module Assembly Line Services. As part of the Wafer supply services performed by FoundryCo for AMD under this Agreement, FoundryCo agrees to provide quick turn module assembly line services on a Product by Product basis as reasonably requested by AMD.

4.7 Treatment of Gain on Sale of Specific FoundryCo Equipment. When FoundryCo delivers certain specific [****] equipment that was sold to [****] prior to the Effective Date and recognizes the gain on the sale of such equipment, to the extent such gain reduces manufacturing costs, the gain shall be reversed in calculating AMD MPU Specific Total COGS or AMD MPU Specific Manufacturing Costs for the Period in which such gain was recognized by FoundryCo. For the avoidance of doubt, AMD MPU Specific Total COGS or AMD Specific Manufacturing Costs shall not be reduced in that Period as a result of such gain.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

5. ORDER AND SHIPMENT

5.1 MPU Product Forecasts. Beginning on the Effective Date, AMD shall provide FoundryCo, in writing on a monthly basis a non-binding, rolling [****] month forecast of its monthly volume requirements for MPU Products on a Product by Product basis, identified by specific technology and Process Node for the MPU Products listed. Notwithstanding the foregoing, upon the agreement of the parties with respect to any additional capacity requirements as specified in Section 2.2, the forecasts for capacity requirements for MPU Products shall be binding on each party regarding the Binding Forecast Period. AMD shall be required to reimburse FoundryCo for all AMD MPU Specific [****], as part of the MPU Product pricing calculation in Exhibit A, [****] of the [****] of [****] actually [****] during any relevant Period. Notwithstanding anything to the contrary, the parties agree that the binding capacity for the first [****] years after the Effective Date shall be [****] percent ([****]%) of the capacity at [****] in [****] plus [****] in [****] and any [****] at the request of AMD to manufacture MPU Products during such [****] years per mutual written agreement by the parties.

(a) In the event that during the Binding Forecast Period AMD requests additional capacity and FoundryCo provides such capacity, AMD shall also [****] FoundryCo for the AMD MPU Specific [****], as part of the MPU pricing calculation in Exhibit A, for such additional capacity.

(b) FoundryCo shall, upon receipt of the relevant [****] month rolling forecast, provide AMD, on a quarterly basis, with a non-binding forecast of the AMD MPU Specific [****], AMD MPU Specific [****], AMD-Specific [****] and [****] Wafer [****] (for MPU Products) at a reasonable level of detail required to produce and maintain the capacity requirements contained in such forecast.

(c) FoundryCo agrees to make a good faith effort to provide additional capacity to meet AMD requirements in excess of the capacity allocated to AMD pursuant to this Section 5.1 and Section 2.2; provided, however, that FoundryCo shall not be required to reallocate any capacity that has been committed to its other customers.

5.2 GPU Products. AMD shall provide FoundryCo, in writing and updated on a monthly basis, a rolling [****] month forecast of its Forecasted GPU Wafer Demand on a Product by Product basis, identified by specific technology and Process Node for the GPU Products listed.

5.3 Embedded Products. AMD shall provide FoundryCo, in writing and updated on a monthly basis, a non-binding, rolling [****] month forecast of its monthly volume requirements for Wafers for Embedded Products on a Product by Product basis, identified by specific technology and Process Node for the Embedded Products listed.

5.4 Cost Allocation Principles.

(a) The cost allocations set forth in Exhibit A are based on the assumption that in the early years of this Agreement following the Effective Date, AMD will likely be the primary customer of FoundryCo, and that it will take time for FoundryCo to establish additional customers to fill capacity at its facilities not used to manufacture Products on behalf of AMD. However, subject to Section 2.2, FoundryCo agrees (i) to make a good faith effort to fill any capacity at its facilities allocated to AMD that is not required to meet FoundryCo’s supply commitments under this Agreement by providing foundry services to additional customers and (ii) to offset AMD’s obligations to [****] FoundryCo’s [****] for such capacity by the [****] of such capacity FoundryCo uses to manufacture products for third party customers.

(b) In addition, subject to Section 2.2, if AMD notifies FoundryCo in writing that despite the binding MPU Product forecast AMD issued pursuant to Section 5.1 above, AMD’s actual requirements for MPU Product

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

production will be less than initially forecasted for the applicable Binding Forecast Period, FoundryCo agrees to use commercially reasonable efforts to find customers to fill the unneeded capacity and to the extent that FoundryCo does engage alternative customers to fill such capacity no longer needed by AMD, then FoundryCo agrees not to charge AMD for the forecasted, but no longer necessary, capacity for which FoundryCo has found alternative purchasers, provided that the price paid by such alternative purchasers is equal to or greater than the purchase price for the MPU Products to have been manufactured for AMD pursuant to the applicable forecast.

(c) The parties agree to use commercially reasonable efforts to work together to reduce fixed costs and Product production costs, including by improving Yields.

5.5 Purchase Orders.

(a) AMD will purchase Products from FoundryCo Sales Entities pursuant to valid purchase orders referencing this Agreement that specify the purchase order number, type and quantity of Products ordered, the applicable price for such Products, the place(s) of delivery, and required delivery date(s). Purchase orders may take the form of electronic submissions in a mutually-acceptable format (including submissions currently referred to by AMD as “B+B+B files”) so long as they contain the same information specified above for purchase orders, even if such submissions may not be referred to specifically as “purchase orders” when transmitted. The applicable FoundryCo Sales Entity shall provide written order acknowledgements by confirmed facsimile, electronic transmission, or other mutually-agreed means as soon as reasonably practicable; provided that such purchase orders shall not be binding until accepted in writing by the applicable FoundryCo Sales Entity. Notwithstanding the foregoing, no FoundryCo Sales Entity may reject an MPU Product purchase order submitted in accordance with Binding Forecasts and Lead Times, and will not unreasonably delay purchase order acknowledgments or unreasonably reject purchase orders submitted in accordance with applicable forecasts and Lead Times for all other Products. In the event of any discrepancy between any pre-printed terms on a purchase order or sales acknowledgment form or notice and the terms of this Agreement, this Agreement shall prevail and any different or additional terms shall be deemed rejected.

(b) Minimum Batch Sizes for Production Wafers shall be determined by FoundryCo on a commercially reasonable basis. Lead Times will be determined by the parties on a Product-by-Product basis. Lead Times shall take into account manufacturing process cycle times, capacity commitment times, materials ordering times, and the like.

5.6 Acceleration. It is anticipated that from time to time there may be instances where an accelerated lead and cycle time is required to serve the needs of AMD. AMD shall have the right to request change orders to existing purchase orders to accelerate production and delivery of specified Products by providing written notice to FoundryCo prior to the delivery of the Products impacted by such change order and FoundryCo shall use commercially reasonable efforts to meet such request; provided that, unless otherwise agreed to by the parties, such lot acceleration shall be limited to [****] percent ([****]%) of AMD’s [****] at [****].

5.7 Cancellations. Subject to AMD’s purchase volume commitments set forth in this Agreement, including the MPU Product purchase requirements set forth in Section 5.1, AMD may cancel any purchase order or portion thereof for Products, without charge, upon [****] days advance written notice to FoundryCo prior to the applicable Wafer Start date. If AMD provides notice of cancellation on or after the applicable Wafer Start date for a Product order, then AMD agrees to pay FoundryCo all verified, reasonable out-of-pocket costs, per a mutually-agreed scrap calculation as further described in Exhibit F, for raw materials and work in process incurred by FoundryCo for the ordered Products under the cancelled purchase order, provided that such raw materials and work in process may not be reasonably used by FoundryCo in fulfilling subsequent purchase orders.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

5.8 Lot Splits and Lot Holds. The parties agree to work in good faith with respect to any lot splits and lot holds requested by AMD; provided that, unless otherwise agreed to by the parties, no lot hold may extend for a period exceeding [****] days and the total number of Wafers on hold cannot exceed [****] percent ([****]%) of total work in process for AMD.

5.9 Reticle Holds. FoundryCo agrees to retain reticles for Products for at least [****] months following the last applicable Product delivery for the applicable reticle. At the end of such [****] month period, upon agreement by the parties, FoundryCo may return such reticles to AMD at AMD’s expense if no applicable Product has been forecasted by AMD.

5.10 Product End of Life Procedures. If AMD decides that it will no longer offer for sale and sell a particular Product, AMD will give FoundryCo reasonable prior written notice, and the parties will mutually agree upon and implement an end of life process for the applicable Products, including any Wafers specific to that Product that may still be on hold in accordance with Section 5.8 above. As part of such discussions, the parties will determine the disposition of any reticles specific to that Product.

6. DELIVERY

6.1 Packaging. The FoundryCo Manufacturing Entities will package the Products for shipment to AMD in accordance with the applicable industry standard specifications, unless otherwise agreed to by the parties.

6.2 Delivery and Risk of Loss. Unless otherwise agreed to by the applicable FoundryCo Sales Entity and AMD, the Products will be delivered EXW the applicable FoundryCo Manufacturing Entity (Incoterms 2000). Title to Products will pass from the applicable FoundryCo Sales Entity to AMD upon receipt of the Products by AMD or its carrier at the FoundryCo Manufacturing Entity shipping dock, unless the applicable FoundryCo Sales Entity and AMD agree to another location. At AMD’s request, the applicable FoundryCo Sales Entity will arrange for transportation in accordance with standard industry practice, and AMD shall pay for the transportation of the Products.

7. PRICING, R&D CHARGES AND PAYMENT

7.1 Pricing.

(a) MPU Product Pricing. The methodology for calculating the pricing for MPU Products is set forth in Exhibit A attached hereto. The same pricing and pricing methodology shall apply to Fusion Products, if and when such Fusion Products are developed by AMD.

i. MPU Product pricing for the first [****] after the Effective Date shall be the amount as determined under Section 1 of Exhibit A. Such amounts shall be determined based on FoundryCo’s capacity in place to manufacture MPU Products for such [****], which shall be [****] percent ([****]%) of the capacity at [****] in [****] plus [****] in [****] and any [****] added at the request of AMD to [****] during such [****] period per mutual written agreement of the parties.

ii. MPU Product pricing for FoundryCo’s fiscal years subsequent to such [****] period shall be the amount determined under Section 1 of Exhibit A and based on the FoundryCo manufacturing capacity allocated to AMD pursuant to Sections 2.2 and 5.1. If FoundryCo decides, in accordance with Exhibit D to the Shareholders’ Agreement, to [****] a [****] or [****] after the Effective Date in a [****], and the choice of location for such [****] will result in materially increased [****] for the MPU Products, then AMD and FoundryCo shall discuss in good faith [****] measures to make the AMD MPU Specific [****] manufactured at

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

such new facilities reasonably consistent with the AMD MPU Specific [****] for the same type of MPU Products manufactured at [****] of FoundryCo Manufacturing Entities; provided that the parties agree that the [****] in Section 1 of Exhibit A on AMD MPU Specific [****] shall not be amended. Notwithstanding the foregoing, AMD acknowledges and agrees that normal, [****] by foundries to implement new processes or new facilities shall not be taken into account in determining whether a material [****] in [****] has occurred.

(b) GPU Product Pricing. At such time as FoundryCo is able to begin manufacturing GPU Products for AMD, the parties will agree on the applicable pricing for such GPU Products; provided, however, that the parties agree that such prices shall be based on competitive market pricing. The price for Engineering Wafers for GPU Products shall be determined by mutual written agreement of the parties on a case-by-case basis.

(c) Embedded Product Pricing. The pricing for Embedded Products shall be based on competitive market pricing. The price for Engineering Wafers for Embedded Products shall be determined by mutual written agreement of the parties on a case-by-case basis.

(d) Other Future Product Pricing. The parties will agree on applicable pricing for any Other Future Products; provided, however, that the parties agree that such prices shall be based on competitive market pricing. The price for Engineering Wafers for Other Future Products shall be determined by mutual written agreement of the parties on a case-by-case basis.

(e) Shipping Costs. AMD shall bear, in addition to the Product pricing agreed upon by the parties, the amount of any freight, insurance, handling and other duties levied on the shipment of Product.

(f) Price Calculation Process for Products other than MPU Products. The parties may from time to time agree on a Product by Product basis to alter the method of calculating the pricing for a Product, including to die-buy purchasing models, and regarding situations where Yields may be materially less than Target Yields (but greater than RMA Thresholds) or materially greater than Target Yields.

7.2 Research and Development Charges.

(a) Charge for AMD-Specific R&D Costs. The charge for AMD-Specific R&D Costs shall be determined pursuant to Section 2 of Exhibit A. Pursuant to Section 5 of Exhibit A, should FoundryCo produce products for other customers using the AMD-Specific Manufacturing Process Technology, FoundryCo shall pay a rebate amount, if any, to AMD as described therein. Such rebate shall in the form of a credit by FoundryCo against the accounts receivable from AMD.

(b) Charge for Process Development Wafers. Charges for Process Development Wafers shall be determined pursuant to Section 3 of Exhibit A.

(c) Charge for Product Development Wafers. The charge for Product Development Wafers shall be determined pursuant to Section 4 of Exhibit A.

(d) [****], [****] and [****] and [****]. Notwithstanding anything to the contrary in this Agreement, FoundryCo shall not charge AMD for its [****], for any [****] and [****], or for any [****], other than as may be provided in the Transition Services Agreement.

7.3 Payment.

(a) The FoundryCo Sales Entities will invoice AMD for all Products (including Product Development Wafers) shipped to AMD in a manner to be mutually agreed by the applicable FoundryCo Sales Entities and

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

AMD. Payment shall be made in U.S. Dollars in cash within forty-five (45) days after the invoice date unless otherwise agreed to by the parties.

(b) The prices for MPU Products shall be based on forecasts of the AMD MPU Specific [****] provided by FoundryCo to AMD pursuant to Section 5.1(b). The parties shall true-up at the end of each [****] any difference in such prices based on such forecasts and the actual AMD MPU Specific [****] calculated by FoundryCo at the end of such [****]. If at the end of each fiscal [****] Period, AMD has [****] the [****] to it pursuant to Sections 2.2 and 5.1, FoundryCo shall, as part of a mandatory, [****] true-up process, invoice AMD for the [****] related to such [****]. If, as part of such [****] true-up process, AMD has previously overpaid required amounts, then the amount of overpayment will be deducted from the next payment due from AMD. FoundryCo shall invoice AMD with respect to AMD-Specific [****] at the end of each fiscal [****].

7.4 Taxes. Unless otherwise explicitly stated, the prices specified in this Agreement are exclusive of any sales, use, excise, consumption or similar taxes, and of any export and import duties, which may be levied upon or collectible by FoundryCo as a result of the sale or shipment of the products to AMD or its customers. AMD agrees to pay and otherwise be fully responsible for any such taxes and duties, unless in lieu thereof AMD provides FoundryCo with an exemption certificate acceptable to the relevant governmental authorities.

8. AUDIT

8.1 Audit.

(a) FoundryCo. FoundryCo shall keep records in sufficient detail to enable AMD to determine the correctness of the pricing for MPU Products, and to determine the correctness of the AMD-Specific R&D Costs allocated to AMD, in accordance with Section 7. FoundryCo shall permit said records to be inspected, at AMD’s expense, upon reasonable advance notice, during regular business hours by an independent auditor selected by AMD and approved by FoundryCo, which approval shall not be unreasonably withheld. The audit shall only be for the purpose of verifying that the MPU Product prices and the AMD-Specific R&D Cost allocations established in Section 7 have been properly calculated. Inspections conducted under this Section 8.1(a) shall be at AMD’s expense, unless a variation or error in FoundryCo’s calculations have produced an overcharge of [****] percent ([****]%) or more for the applicable audited period, in which case FoundryCo shall bear the reasonable expenses of such audit. Notwithstanding anything to the contrary in Section 4.4 or this Section 8.1, FoundryCo shall not be obligated to permit AMD to inspect any agreement or terms with other third party customers, including with respect to pricing.

(b) AMD. AMD shall keep records in sufficient detail to enable FoundryCo to determine that AMD has complied with its second sourcing limitations in Section 2.1(b) and its GPU Product volume sourcing commitments in Section 2.1(c). AMD shall permit said records to be inspected, at FoundryCo’s expense, upon reasonable advance notice, during regular business hours by an independent auditor selected by FoundryCo and approved by AMD, which approval shall not be unreasonably withheld. The audit shall be for the purpose of verifying that AMD has complied with its second source restrictions in Section 2.1(b) and its GPU Product sourcing commitments in Section 2.1(c). Inspections conducted under this Section 8.1(b) shall be at FoundryCo’s expense, unless AMD has a non-compliance variance adverse to FoundryCo of [****] percent ([****]%) or more of (i) the relevant [****] percent ([****]%) second source restriction or (ii) the GPU Minimum Percentage for the applicable audited period, in which case AMD shall bear the reasonable expenses of such audit.

9. LIMITED WARRANTY; WARRANTY DISCLAIMER

9.1 Limited Warranty. FoundryCo represents and warrants that the Products delivered hereunder (other than Engineering Wafers) shall meet the applicable Specifications, and shall be free from defects in material and

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

workmanship, under normal use and service during the Warranty Period. If, during the Warranty Period, (i) AMD notifies FoundryCo promptly in writing upon discovery of any defect in the applicable Products, including a reasonable description of the alleged defect, or if Yield Losses exceed pre-established limits, (ii) AMD returns samples of such Products to FoundryCo pursuant to the RMA procedures described in Exhibit E, and (iii) FoundryCo determines in good faith that such Product is defective or corroborates the low Yields and that such defect or low Yield was not caused by any accident, abuse, misuse, neglect, improper installation, repair, alteration or some other action by someone other than FoundryCo, improper testing or use contrary to any instructions issued by FoundryCo, or by any other reason not attributable to FoundryCo, then FoundryCo shall undertake the actions specified in Exhibit F. The warranty in this Section 9.1 does not apply to any failure in conformance or defect to the extent arising as a result of AMD’s design nor for any other cause not attributable to defective materials or workmanship or failure to meet Specifications on the part of FoundryCo. This paragraph states the exclusive remedy of AMD and FoundryCo’s sole and exclusive obligation for a breach of the foregoing warranty. All Engineering Wafers delivered to AMD are delivered “AS IS,” without any warranty of any kind.

9.2 Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 9.1, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, FOUNDRYCO EXPRESSLY DISCLAIMS ALL WARRANTIES AND CONDITIONS REGARDING THE WAFERS PROVIDED HEREUNDER, WHETHER EXPRESS, IMPLIED OR STATUTORY, AND INCLUDING BUT NOT LIMITED TO ALL WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

10. INDEMNIFICATION

10.1 AMD Indemnity. Except as provided for in Section 10.2 below, AMD shall, at its own expense, indemnify, defend and hold FoundryCo and its Affiliates, officers, directors, employees, agents, successors and assigns (“FoundryCo Indemnified Parties”) harmless from and against any liabilities, losses, damages, costs or expenses, including reasonable attorneys’ fees, arising from any third party action, claim, suit or proceeding alleging infringement or misappropriation of such third party’s patent, trademark, copyright, mask work or other intellectual property rights to the extent arising from (i) FoundryCo Manufacturing Entities making Wafers for AMD in compliance with any AMD’s Product designs or Specifications, (ii) the use by FoundryCo Manufacturing Entities to make Products for AMD of the same equipment, material, manufacturing methods and process technologies as those used by AMD or its Subsidiaries at the relevant facilities immediately prior to the Effective Date (provided that such indemnity shall not be applicable for this clause (ii) if such use were not in the same manner as that used by AMD or its Subsidiaries immediately prior to the Effective Date and the applicable claim directly relates to a FoundryCo Manufacturing Entity’s not using such equipment, materials, manufacturing methods and process technologies in the same manner for the same Products as those used by AMD or its Subsidiaries immediately prior to the Effective Date); or (iii) the use by FoundryCo Manufacturing Entities of AMD Furnished Property (provided that such indemnity shall not apply with respect to this clause (iii) if the FoundryCo Manufacturing Entities have not used such AMD Furnished Property in accordance with all applicable safety standards and instructions and the applicable claim directly relates to the FoundryCo Manufacturing Entities’ not complying with the applicable safety standards and instructions); provided that such indemnities shall not apply to such liabilities, losses, damages, costs or expenses arising from fraud, willful misconduct or gross negligence of FoundryCo Indemnified Parties.

10.2 FoundryCo Indemnity. Except as provided for in Section 10.1, FoundryCo shall, at its own expense, indemnify, defend and hold AMD and its Affiliates, officers, directors, employees, agents, successors and assigns (“AMD Indemnified Parties”) harmless from and against any liabilities, losses, damages, costs or expenses, including reasonable attorneys’ fees, arising from any third party action, claim, suit or proceeding alleging infringement or misappropriation of such third party’s patent, trademark, copyright, mask work or other

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

intellectual property rights to the extent arising from FoundryCo’s method of manufacturing the applicable Products, providing the Sort Services, or from IP blocks (e.g., standard cell libraries), (except as a result of the use by FoundryCo of the same equipment, materials, manufacturing methods and process technologies as those used by AMD or its subsidiaries at the relevant facilities immediately prior to the Effective Date); provided that such indemnity shall not apply to such liabilities, losses, damages, costs or expenses arising from fraud, willful misconduct or gross negligence of AMD Indemnified Parties.

10.3 Notice of Loss; Third Party Claims. The provisions of Section 12.07 of the Master Agreement shall apply in connection with any claim for a loss under this Section 10 as it relates to the indemnified party and the indemnifying party under this Section 10.

11. INTELLECTUAL PROPERTY

11.1 License Grant. Subject to the terms and conditions of this Agreement, AMD grants FoundryCo and the applicable FoundryCo subsidiaries (and any permitted assignees) a non-exclusive, non-transferable, royalty-free right and license to make Products on behalf of AMD and to import and sell such Products to AMD. Subject to the terms and conditions of this Agreement, AMD also grants FoundryCo and the applicable FoundryCo subsidiaries (and any permitted assignees) a non-exclusive, non-transferable, royalty-free right and license to reproduce any documentation provided by AMD hereunder to enable FoundryCo and the applicable FoundryCo subsidiaries (or such permitted assignees) to manufacture the Products on behalf of AMD. All other rights are reserved. AMD confirms that on the Effective Date, AMD has not granted such rights or licenses to AMD’s Technology or non-patent intellectual property rights to FoundryCo or any applicable FoundryCo subsidiaries, other than the rights or licenses granted pursuant to this Section 11.1 related to designs or Specifications for the Products and to the AMD Excluded Technology (as defined and listed in the Non-Patent Intellectual Property and Technology Transfer Agreement between FoundryCo and AMD of even date herewith).

11.2 AMD Ownership. Subject to the Non-Patent Intellectual Property and Technology Transfer Agreement between FoundryCo and AMD of even date herewith, as among the parties, AMD will own all right, title and interest in and to the designs and Specifications for the Products, and any other documentation that AMD provides FoundryCo pursuant to this Agreement.

11.3 FoundryCo Ownership. Subject to the Non-Patent Intellectual Property and Technology Transfer Agreement between FoundryCo and AMD of even date herewith, as among the parties, FoundryCo will own all right, title and interest in and to any manufacturing process technology that the FoundryCo Manufacturing Entities use to manufacture the Products hereunder.

11.4 Joint Development of New Technology or Intellectual Property Rights. This Agreement does not address the development and ownership of new technology or intellectual property rights. If the parties choose to work together to develop new process technology, new product technology, the parties will enter into a separate written development agreement to address the terms and conditions of such development work, and the resulting ownership and licenses applicable to any intellectual property rights created as a result.

11.5 Trademarks. None of the parties shall acquire any proprietary right or interest in any trademark of another party by reason of this Agreement.

12. TERM AND TERMINATION

12.1 Term. This Agreement shall commence on the Effective Date and shall continue until the later of ten (10) years or until the [****] is [****] with a [****] and [****] of at least [****] on Qualified Processes per

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

month, unless terminated earlier by FoundryCo or AMD pursuant to Section 12.2, but in no event longer than fifteen (15) years after the Effective Date. The parties agree to discuss any renewal of this Agreement at least [****] years prior to the anticipated date of its termination under the first sentence of this Section 12.1.

12.2 Termination of Agreement. This Agreement may be terminated as follows:

(a) The parties may terminate this Agreement upon mutual written consent at any time.

(b) This Agreement may be terminated by FoundryCo or AMD if and when a Business Plan Deadlock (as defined in the FoundryCo Funding Agreement) exists and Advanced Technology Investment Company PJSC elects to enter into the Transition Period (as defined in the FoundryCo Funding Agreement).

12.3 Termination Assistance. Upon expiration or termination of this Agreement, FoundryCo shall use commercially reasonable efforts (i) to cooperate with AMD to assist AMD in the preparation and execution of a plan to transition the supply of Products to another provider; provided that the period of such transition (the “Transition Period”) shall not last more than twenty four (24) months from such expiration or termination of this Agreement; and (ii) to fulfill purchase orders submitted by AMD during the Transition Period. The pricing for MPU Products during the Transition Period shall be based on pricing specified in Section 7, and the exclusivity provision in Section 2.1(a) shall be waived from the beginning of the Transition Period in order to enable AMD to find and qualify a new manufacturing partner or to otherwise obtain manufacturing capabilities for MPU Products. For the avoidance of doubt, during the Transition Period (i) AMD shall continue to provide MPU Product forecasts pursuant to Section 5.1 and (ii) AMD shall be required to reimburse FoundryCo for all AMD MPU Specific [****], as part of the MPU Product pricing calculation in Exhibit A, regardless of the amount of MPU Products [****] manufactured during the Transition Period.

12.4 Effect of Termination. Upon expiration of the term, the licenses granted herein shall terminate (other than with respect to any Products manufactured or delivered during the Transition Period), and FoundryCo shall have no further delivery obligations other than continuing to manufacture and deliver all confirmed purchase orders accepted prior to the expiration of the term or during the Transition Period. Termination of this Agreement shall not affect any payment rights accrued as of the date of such termination or during the Transition Period. The termination of this Agreement shall not release any party from any liability which at said date of termination has already accrued to another party.

12.5 Survival. Notwithstanding any termination or expiration of this Agreement, Section 2.2 (with respect to the Transition Period), 5.1 (with respect to the Transition Period), Sections 7 (with respect to the Transition Period), 8 (with respect to the Transition Period), 9, 10, 11.2, 11.3, 11.5, 12.3, 12.4, 12.5, 13 (for the period specified in Section 13.3), 14, and 15 and the applicable Exhibits and definitions shall survive any expiration or termination of this Agreement.

13. CONFIDENTIALITY

13.1 Confidential Information. Each party agrees, and agrees to cause its officers, directors, employees, attorneys, accountants, auditors and agents (collectively, “Representatives”), to maintain in confidence the Confidential Information it has received from another party, using the same degree of care to preserve the confidentiality of such Confidential Information that the party to whom such Confidential Information is disclosed would use to preserve the confidentiality of its own information of a similar nature and in no event less than a reasonable degree of care. Except as authorized in writing by the affected party, none of the other parties shall at any time use or disclose or permit to be disclosed any Confidential Information of such party to any

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

person, firm, corporation or entity, (a) except as may reasonably be required in connection with the performance of this Agreement by AMD, FoundryCo, USOpCo, or FoundryCo’s other permitted designees, as the case may be, and (b) except to the parties’ Representatives or Affiliates who are informed by the parties of the confidential nature of the information and are bound to maintain its confidentiality.

13.2 Exceptions. The obligation not to disclose information under Section 13.1 hereof shall not apply to information that, (a) becomes generally available to the public other than as a result of disclosure made by the party desiring to treat such information as non-confidential, (b) was or becomes readily available to the party desiring to treat such information as non-confidential on a non-confidential basis, (c) is or becomes available to the party desiring to treat such information as non-confidential on a non-confidential basis from a source other than its own files or personnel or the other parties, provided that such source is not known by the party desiring to treat such information as non-confidential to be bound by confidentiality agreements with the other parties or by legal, fiduciary or ethical constraints on disclosure of such information, or (d) is required to be disclosed pursuant to a governmental order or decree or other legal requirement (including the requirements of the U.S. Securities and Exchange Commission and the listing rules of any applicable securities exchange), provided that the party required to disclose such information shall give the other parties prompt notice thereof prior to such disclosure and, at the request of the other parties, shall cooperate in all reasonable respects in maintaining the confidentiality of such information, including obtaining a protective order or other similar order. Nothing in this Section 13.2 shall limit in any respect any party’s ability to disclose information in connection with the enforcement by such party of its rights under this Agreement; provided that the proviso of clause (d) in the immediately preceding sentence shall apply to the party desiring to disclose such information.

13.3 Duration. The obligations of the parties set forth in this Section 13 with respect to the protection of Confidential Information shall remain in effect until the later of (a) five (5) years after the date of disclosure and (b) two (2) years after the termination of this Agreement.

13.4 Residual Information. Notwithstanding Section 13.1 above, a party receiving Confidential Information shall not be in breach of its confidentiality obligations under Section 13.1 for the inadvertent use of the disclosing party’s Residual Information for the receiving party’s own business purposes by personnel who no longer has access to any tangible (including machine-readable) embodiments of the applicable Confidential Information of the disclosing party; provided, however, that the foregoing shall not apply to any disclosure of the disclosing party’s Confidential Information to any third parties, or any use of such Confidential Information by such third parties. This Section 13.4 shall not be deemed to (a) grant to the receiving party a license under any intellectual property rights (excluding trade secrets) of the disclosing party or (b) authorize any use of the tangible (including machine-readable) embodiments of any Confidential Information of the disclosing party.

14. LIMITATION OF LIABILITY

14.1 Damages Waiver. IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

15. MISCELLANEOUS PROVISIONS

15.1 Compliance with Law. Each party agrees to comply with all applicable state, local and federal laws related to the performance of their obligations under this Agreement. Without limiting the foregoing, each party agrees to comply with any applicable export control laws and regulations of the United States.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

15.2 No Agency. It is agreed and understood that neither FoundryCo nor AMD is the agent, representative or partner of the other and neither FoundryCo nor AMD has any authority or power to bind or contract in the name of or to create any liability against the other in any way or for any purpose pursuant to this Agreement.

15.3 Force Majeure. Each party shall not be liable for any failure to perform its obligations under this Agreement due to a force majeure event during the term of this Agreement or during the Transition Period, including but not limited to an act of God, flood, earthquake, fire, explosion, interruption or defect in the supply of electricity or water, act of government, war, acts of terror, civil commotion, insurrection, embargo, riots, lockouts, inability to obtain raw materials, or labor disputes. Upon the occurrence of a force majeure event, (a) the affected party shall notify the other parties in writing; and (b) the originally scheduled date shall be deemed extended for a period equal to the time lost by reason of the event except that if such force majeure continues for more than twelve (12) consecutive months without the prospect of cure, AMD (if such affected party is FoundryCo, USOpCo or any FoundryCo permitted designee) or FoundryCo (if such affected party is AMD) shall have the option to terminate this Agreement immediately upon written notice. Upon the cessation of a force majeure event, the affected party shall inform the other parties of the date on which that party’s obligations under this Agreement shall be reinstated.

15.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile, by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 15.4):

(a) if to FoundryCo:

[                 ]

[                 ]

Facsimile: [                 ]

Attention: [                 ]

with a copy to (which shall not constitute notice):

[                ]

(b) if to USOpCo:

[                 ]

[                 ]

Facsimile: [                 ]

Attention: [                 ]

with a copy to (which shall not constitute notice):

[                ]

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(c) if to AMD:

Advanced Micro Devices, Inc.

One AMD Place

Sunnyvale, CA 94088

Facsimile: [                ]

Attention: General Counsel

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Facsimile: (650) 463-2600

Attention: Tad J. Freese

                 Christopher Kaufman

15.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

15.6 Entire Agreement. This Agreement, the Master Agreement and the other Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

15.7 Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of such parties (provided that USOpCo shall have no such consent right)) and any such assignment or attempted assignment without such consent shall be void; provided, however, that FoundryCo may assign or delegate all or some of its rights and obligations under this Agreement to one or more of its subsidiaries, including USOpCo, any other applicable FoundryCo Sales Entity, or any FoundryCo Manufacturing Entity, without any such consent if FoundryCo guarantees the performance of the obligations that have been so assigned or delegated. Subject to the foregoing obligation by FoundryCo to guarantee USOpCo’s performance and any other FoundryCo designee’s or assignee’s performance, the parties acknowledge that FoundryCo will assign or delegate all or some of such rights hereunder, directly or indirectly, to USOpCo with respect to U.S. sales activities pursuant to one or more intercompany agreements to be entered into on the date hereof by FoundryCo (with copies provided to AMD). Without limiting FoundryCo’s guarantee of performance pursuant to this Section 15.7, the parties intend that FoundryCo shall assign or delegate all such rights and obligations, directly or indirectly, to USOpCo to the extent the retention of such rights or obligations could give rise to income to FoundryCo that is treated as effectively connected with the conduct of a trade or business within the United States within the meaning of Section 864 of the U.S. Internal Revenue Code of 1986, as amended.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

15.8 Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, each party hereto or (b) by a waiver in accordance with Section 15.9.

15.9 Waiver. Any party may (a) extend the time for the performance of any of the obligations or other acts of any other party or (b) waive compliance with any of the agreements of the other parties or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

15.10 Third Party Beneficiaries. Except for the provisions of Section 10 relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and delegates and nothing herein, express or implied, is intended to or shall confer upon any other person, including any union or any employee or former employee of any party, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

15.11 Governing Law; Dispute Resolution.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, without regard to conflict of law principles.

(b) Any dispute arising out of, or in connection with this Agreement or any transactions contemplated hereby or thereby, including any question regarding the existence, validity, interpretation, breach or termination of this Agreement (a “Dispute”), shall be referred, upon written notice (a “Dispute Notice”) given by one party to the other parties, to a senior executive from each party. The senior executives shall seek to resolve the Dispute on an amicable basis within thirty (30) days of the Dispute Notice being received.

(c) Any Dispute not resolved within thirty (30) days of the Dispute Notice being received shall be referred to, and shall be finally and exclusively resolved by, arbitration under the LCIA Rules then in effect, as amended by this Section 15.11, which LCIA Rules are deemed to be incorporated by reference into this Section 15.11. The seat, or legal place, of the arbitration shall be London, England. The language of the arbitration shall be English. The number of arbitrators shall be three. Each party shall nominate one arbitrator and the two arbitrators nominated by the parties shall, within thirty (30) days of the appointment of the second arbitrator, agree upon and nominate a third arbitrator who shall act as Chairman of the Tribunal. If no agreement is reached within thirty (30) days, the LCIA Court shall appoint a third arbitrator to act as Chairman of the Tribunal. The Chairman of the arbitration panel should not be a citizen or a resident of the country of an arbitrator nominated by, or appointed on behalf of, a party nor should the Chairman be a citizen or a resident of the United States of America or the United Arab Emirates. It is hereby expressly agreed that if there is more than one claimant party or more than one respondent party, the claimant parties shall together nominate one arbitrator and the respondent parties shall together nominate one arbitrator. In the event that a sole claimant or the claimant parties, on the one side, or a sole respondent or the respondent parties, on the other side, fails to nominate its/their arbitrator, such arbitrator shall be appointed by the LCIA Court. Any award issued by the arbitrators shall be final and binding upon the parties, and, subject to this Section 15.11, may be entered and enforced in any court of competent jurisdiction by any of the parties. In the event any party subject to such final and binding award desires to have it confirmed by a final order of a court, the only court which may do so shall be a court of

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

competent jurisdiction located in London, England; provided however, that nothing in this sentence shall prejudice or prevent a party from enforcing the arbitrators’ final and binding award in any court of competent jurisdiction. The parties hereto acknowledge and agree that any breach of the terms of this Agreement could give rise to irreparable harm for which money damages would not be an adequate remedy. Accordingly, the parties agree that, prior to the formation of the Tribunal, the parties have the right to apply exclusively to any court of competent jurisdiction or other judicial authority located in London, England for interim or conservatory measures, including, without limitation, to compel arbitration (an “Interim Relief Proceeding”). Furthermore, the parties agree that, after the formation of the Tribunal, the arbitrators shall have the sole and exclusive power to grant temporary, preliminary and permanent relief, including injunctive relief and specific performance, and any then pending Interim Relief Proceeding shall be discontinued without prejudice to the rights of any of the parties thereto. Unless otherwise ordered by the arbitrators pursuant to the terms hereof, the arbitrators’ expenses shall be shared equally by the parties. In furtherance of the foregoing, each of the parties hereto irrevocably submits to: (i) the exclusive jurisdiction of the courts of England located in London, England in relation to any Interim Relief Proceeding and; (ii) the non-exclusive jurisdiction of the courts of England located in London, England with respect to the enforcement of any arbitral award rendered in accordance with this Section 15.11; and, with respect to any such suit, action or proceeding, waives any objection that it may have to the courts of England located in London, England on the grounds of inconvenient forum. For the avoidance of doubt, where an arbitral tribunal is appointed under this Agreement, the whole of its award shall be deemed for the purposes of the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958 to be contemplated by this Agreement, as the case may be (and judgment on any such award may be entered in accordance with the provisions set forth in this Section 15.11).

(d) The parties hereto agree that the process by which any arbitral or other proceedings in London, England are begun may be served on them by being delivered to Law Debenture Corporate Services Limited or their registered offices for the time being and by giving notice in accordance with Section 15.4. If Law Debenture Corporate Services Limited is not or ceases to be effectively appointed to accept service of process in England on any party’s behalf, such party shall immediately appoint a further person in England to accept service of process on its behalf. If within fifteen (15) days of notice from a party requiring another party to appoint a person in England to accept service of process on its behalf the other party fails to do so, the party shall be entitled to appoint such a person by written notice to the other party. Nothing in this paragraph shall affect the right of the parties to serve process in any other manner permitted by law.

15.12 No Presumption Against Drafting Party. Each party hereto acknowledges and agrees it has had the opportunity to draft, review and edit the language of this Agreement and that each party hereto has been represented by counsel in connection with the negotiation and execution of this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

15.13 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

WHEREFORE, the parties have signed this Wafer Supply Agreement effective as of the date first set forth above.

FOUNDRYCO	AMD

By:	By:

Name:	Name:

Title:	Title:

USOPCO

By:

Name:

Title:

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Exhibit List:

Exhibit A – Product Pricing and Cost Allocation

Exhibit B – [****] Process

Exhibit C – Capacity Commitments

Exhibit D – Technical Information

Exhibit E – RMA Process

Exhibit F – Product Scrapping Process

Exhibit G – Manufacturing Process Qualification Procedures

Exhibit H – Reticles/Mask

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A: PRODUCT PRICING AND COST ALLOCATION

1. Price for Production Wafers. The price for Production Wafers containing MPU Products, regardless of [****] or [****], shall be [****] by AMD MPU Specific [****], as graphically represented in the attachment to this Exhibit A.

2. Charges for AMD-Specific R&D Costs. The charge for AMD-Specific R&D Costs shall be determined as follows:

AMD-Specific R&D Costs [****] by the following [****] (such [****], the “AMD-Specific [****]”):

(i) [****] during the first [****] full fiscal months after the Effective Date

(ii) [****] during the remainder of fiscal year [****]

(iii) [****] during fiscal year [****]

(iv) [****] during fiscal year [****]

(v) [****] during fiscal year [****]

(vi) [****] during fiscal year [****]

Notwithstanding the foregoing, FoundryCo shall pay all [****], [****], [****] and other R&D costs, unless otherwise agreed by the parties.

3. Charges for Process Development Wafers. The charge for Process Development Wafers shall be determined as follows:

a. AMD-Specific Process Engineering Wafers containing MPU Products – Pursuant to Section 2 above.

b. Process Engineering Wafers containing MPU Products (other than AMD-Specific Process Engineering Wafers) – [****].

c. Process Engineering Wafers (not containing MPU Products) – [****].

4. Price for Product Development Wafers Containing MPU Products. The price for Product Development Wafers containing MPU Products shall be determined as follows:

a. For the first [****] after the Effective Date: [****] by the [****].

b. Thereafter: [****] by the [****].

5. Rebate Amounts. Should FoundryCo produce products for other customers using AMD-Specific Manufacturing Process Technologies, FoundryCo shall rebate within a reasonable period of time after the end of the relevant fiscal [****] (starting with the end of [****]) [****] or [****], as the [****] be, of the AMD-Specific R&D Costs from the immediately prior [****], as follows:

[****] (with respect to any [****])	[****]	(AMD-Specific R&D Costs with respect to the [****])

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

provided that such rebate amount shall not be less than zero with respect to any relevant [****].

The parties expect that any products produced for other customers using AMD-Specific Manufacturing Process Technologies are likely to be based on such technology put in place in prior years. Therefore, the parties agree that any rebate amount paid to AMD as specified above at the [****] of any relevant [****] should be based on the AMD-Specific R&D Costs for the immediately prior [****].

As an example, if (a) AMD-Specific [****] with respect to [****] is [****], (b) the [****] of wafer starts using AMD-Specific Manufacturing Process Technology for AMD (in [****] total wafer starts using AMD-Specific Manufacturing Process Technology for any customer) in [****] is [****] (thus, such [****] of wafer starts for third party customers is [****]) and (c) AMD-Specific R&D Costs for [****] is $[****], then the rebate amount AMD will receive at the [****] of [****] is ([****]) ($[****]) or $[****].

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

[****] Product Pricing Chart

[****]

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B: [****] PROCESS

Subject to Section 2.1(c) of this Agreement, AMD will continually provide FoundryCo with the opportunity to respond to GPU Product business opportunities and Other Future Product business opportunities. AMD agrees to invite FoundryCo to participate in the RFQ process for any and all GPU Products and Other Future Products that are being developed within AMD (including the first tape-out of such GPU Product or Other Future Product) that could potentially be manufactured at FoundryCo.

AMD agrees to share present and future product requirements with FoundryCo so that FoundryCo can adequately respond to any RFQ requests coming from AMD. This will be accomplished through Quarterly Technical Reviews and Quarterly Business Reviews.

In the process of awarding business to FoundryCo, AMD will execute a benchmarking process on a product-by-product basis across a number of potential foundry partners (including FoundryCo), covering AMD’s technical requirements and design system requirements, along with commercial terms. This benchmarking process can occur at any point in time and may or may not be coincident with the QTR or QBR meetings already occurring. Notwithstanding the foregoing, this benchmarking process shall not be undertaken by AMD with regards to MPU Products.

Subject to Section 2.1(c), in the event that FoundryCo has a [****], as determined by AMD, FoundryCo will be selected as the foundry partner for the development and production of that particular product. In the event that FoundryCo’s offer is equivalent to the [****] of another foundry partner, as determined by AMD, FoundryCo will be selected as the foundry partner for the development and production of that particular product.

In the event that after an initial review of the available bids, AMD determines that FoundryCo’s [****] is [****], AMD agrees to [****] a [****] with FoundryCo not to exceed [****] and to work collaboratively with FoundryCo during such [****] to attempt to [****] any [****] in the [****] to make the [****]. AMD also agrees that, at the point that AMD engages with FoundryCo on this [****] process, AMD will [****] with [****] to assist [****] in the [****] of their [****]. This [****] may be [****] at AMD’s discretion.

After this [****], and subject to Section 2.1(c), if FoundryCo’s offer becomes [****], as determined by AMD, AMD will select FoundryCo as the foundry partner for the development and production of that particular product.

In the event that, after this [****], AMD determines that FoundryCo’s offer is [****], AMD is free to select another foundry partner as the foundry partner for the development of that particular product and will continue to [****] in [****] to assist FoundryCo in [****] its [****] such that FoundryCo will be more likely to [****] for future AMD [****].

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C: CAPACITY COMMITMENTS

As described in Section 5 of this Agreement, AMD will provide to FoundryCo, on a monthly basis, a rolling [****] month wafer forecast for MPU Products, a rolling [****] month wafer forecast for GPU Products, and a rolling [****] month forecast for Embedded Products.

For those Products other than MPU Products for which FoundryCo has received, and agreed to, purchase orders from AMD in accordance with Section 5.5, FoundryCo agrees to provide adequate capacity to produce such Products. In addition, FoundryCo agrees to allocate capacity to AMD as described in Section 2.2 of this Agreement.

For Embedded Products, so long as AMD gives FoundryCo commercially viable volume, FoundryCo agrees to maintain the process and equipment set required to manufacture these products for a period of [****] years, or if earlier, until the termination or expiration of this Agreement. The [****] year duration is measured from the qualification date of each specific Embedded Product and any extensions to the [****] year duration will be negotiated in good faith between AMD and FoundryCo.

For GPU Products, the Forecasted GPU Wafer Demand will be calculated on a monthly basis along with the Forecasted Total GPU Wafer Demand. The Forecasted GPU Wafer Demand Percentage will then be reviewed monthly as part of the Partnership Committee meeting as well as reviewed quarterly as part of the Quarterly Business Review. The Forecasted GPU Wafer Demand Percentage will be calculated based on the [****] fiscal months following and including the month that the Forecasted GPU Wafer Demand Percentage is shared with FoundryCo.

Also for GPU Products, the Actual Quarterly GPU Wafers Shipped will be calculated on a quarterly basis, along with the Actual Quarterly Total GPU Wafer Demand. The Actual Quarterly GPU Wafer Demand Percentage will then be reviewed with FoundryCo as part of the Quarterly Business Review. The Actual Quarterly GPU Wafer Demand Percentage will be calculated based on the most recent fiscal quarter prior to the date that the Actual Quarterly GPU Wafer Demand Percentage is shared with FoundryCo.

FoundryCo and AMD jointly agree that if, at any time, either the Forecasted GPU Wafer Demand Percentage or the Actual Quarterly GPU Wafer Demand Percentage falls below the designated levels as described in Section 2.1(c) of this Agreement that both companies will use commercially reasonable efforts to restore the percentage levels to their agreed upon values.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT D: TECHNICAL INFORMATION

The technical information that AMD may request from FoundryCo may include:

•	SPICE models of varying degrees of accuracy, in concert with the state of process development at FoundryCo

•	Various EDA tools support files (for example, SDK’s and PDK’s)

•	lot status update reports

•	Defect density trends on a per-fab basis for any technologies that are being used by AMD

•	WIP status updates on all Products

•	Yield status update on all Products

•	Wafer sort data

•	Inline trend charts for key process modules

•	Inline data for specific process modules

•	Process failure analysis timetables and reports, as necessary

•	Detailed explanation and sharing of all relevant data for significant fab excursions

•	Any qualification reports for technology and technology options (process qual, eFuse qual etc…)

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT E: RMA PROCESS

IN GENERAL

Wafers that sort to less than the RMA Threshold may not be scrapped without providing AMD with prior written notice and shall be subject to the procedures set forth in Exhibit F. FoundryCo must, at AMD’s option, either credit the amounts paid for the rejected Wafers or replace the defective Wafers as set forth in this Exhibit E or Exhibit F, as applicable.

FoundryCo shall bear all packing, transportation, insurance and other costs incurred in connection with the return and replacement of defective Products. For MPU Products, in no event may FoundryCo charge AMD for replacement Wafers pursuant to this Exhibit E.

For all Wafers whose Yields fall below the RMA Threshold, FoundryCo will provide a credit or will deliver additional Wafers for the affected Products to make up for the shortfall of good Die in a manner to be determined by the Partnership Committee.

EPIDEMIC FAILURE

If an Epidemic Failure occurs, or if FoundryCo or AMD believes it may be necessary to conduct a Recall, the parties will work together to promptly diagnose the problem resulting in an Epidemic Failure or requiring the Recall and establish a corrective action plan to fix the problem with the affected Products and to implement such plan immediately upon the parties’ agreement regarding the corrective action plan. If the parties cannot promptly agree upon a corrective action plan, the corrective action plan will be submitted to the Partnership Committee for resolution, or if the Partnership Committee cannot resolve the issue promptly, the parties will escalate the issue for resolution as set forth in Section 3.2 of this Agreement.

In the event of any Recall required due to (i) a manufacturing error, (ii) a breach of this Agreement by FoundryCo, or (iii) negligence or willful misconduct by FoundryCo, FoundryCo shall, subject to the terms of this Agreement: (a) replace the affected Products; or credit amounts previously paid by AMD for the affected Products against future payment obligations of AMD; and (b) reimburse (or at the election of AMD, credit) AMD for the actual costs and expenses incurred by AMD in respect of such recalled Products. Any Recall required because of a negligent act or omission in the additional manufacturing or testing, handling, storage, marketing, promotion, sale or distribution of Products, or as a result of AMD’s designs or Specifications, or other breach of this Agreement by AMD shall be at AMD’s sole expense.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT F: PRODUCT SCRAPPING PROCESS

Product scrapping occurs when the manufacturing of a Product is discontinued before the Product has completed all of its processing steps in the facility.

Product scrapping can be requested by FoundryCo only if the manufacturing process has fallen out of Specification and the delivered Products are expected to not meet the desired performance range or Yield. In this occurrence, the Partnership Committee will review the factory performance excursion and AMD will decide if the Product should be scrapped. If the decision is for such Product to be scrapped, at AMD’s request, FoundryCo shall replace the affected Products or credit amounts previously paid by AMD for the affected Products against future payment obligations of AMD. In the event that AMD elects to run Products that are known to be out of Specification through the complete fabrication process, these Products will be taken from FoundryCo “AS IS”, without any warranty of any kind, and there will be no RMA or profit-sharing variances performed on the purchase order value of those scrapped Products with FoundryCo.

In addition, AMD can request Product scrapping on a case-by-case basis at AMD’s discretion. There is no limit to the number of Products that AMD can request to be scrapped. In the event that AMD requests Products to be scrapped, the Products will immediately be put on-hold at FoundryCo and an assessment will be made of where in the process the Products to be scrapped are located. The location in the process is defined by the last numerical masking step that the Products to be scrapped have been subjected to. For instance, if FoundryCo is running a process with 50 masking steps, and AMD requests a lot of Products to be scrapped, and those Products have been determined to have passed masking step 36 but have not yet passed masking step 37, the location in the process is defined as masking step 36.

In the event that AMD requests FoundryCo to scrap Products, AMD will render partial payment for the scrapped Products to FoundryCo relative to where in the process those scrapped Products are located. Using the example above, if a Product is requested by AMD to be scrapped, and the Product is determined to be at masking step 35 out of total of 50 masking steps in the technology, the Raw Wafer Cost was $200, and the Wafer Price of the Product was $1000, the scrap cost is calculated as

[Wafer Price – Raw Wafer Cost] x [percentage of total mask levels fabricated] + Raw Wafer Cost, which would be calculated as ($1000 – $200) x (35/50) + $200 which equals $760.

It is AMD’s decision whether the scrap cost is rendered to FoundryCo as an adjustment of the original purchase order pricing or through a credit note to FoundryCo, or though some other means.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT G: MANUFACTURING PROCESS QUALIFICATION PROCEDURES

Process Qualification Requirements will be reviewed on a Product-by-Product basis. In the situation where FoundryCo is making a technology offering that is not yet Qualified (for instance, in the early stages of the development of a new technology node), the parties will discuss and agree upon Specifications, the process technology to be employed, and the allowable variations in each of the following evaluation areas during the development and production phases of that technology or a specific Product.

The areas of evaluation will include at least the following:

1. Die pricing. The die pricing is calculated from the Wafer Pricing, gross die per (GDPW), and Yield.

2. Yields. AMD and FoundryCo will agree on a consistent manner in which Target Yield predictions will be made and may also monitor other parameters (such as defect densities) that are used in the calculation of Yield.

3. Alignment with 3rd party assembly houses. The manufacturing process performed by FoundryCo will adhere to the applicable sections of the Specifications that address AMD’s need to take the Wafers manufactured by FoundryCo through the die assembly process within industry acceptable quality levels.

4. Wafer-in-process Monitoring. For each process, FoundryCo must provide the ability for AMD to continuously monitor the position of Wafer orders as they progress through the FoundryCo manufacturing processes. It is expected that, starting in [****], this ability will be rendered from FoundryCo to AMD through a secure internet portal. Until the internet portal is available, FoundryCo will provide Wafer monitoring reports consistent with Exhibit D at a frequency to be agreed upon by the parties.

5. Product Life Test Procedures. AMD will perform product life tests on Products delivered from FoundryCo and will run tests including but not limited to short-term life, long-term life, and HAST (Highly Accelerated Stress Tests). The successful completion of these product life tests will be a gating item for the release of the Product to volume production at FoundryCo.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT H: RETICLES/MASK

Upon request from AMD, FoundryCo shall provide mask manufacturing services to AMD, including mask data prep, at [****]. As of the Effective Date, FoundryCo shall provide mask data prep services to AMD utilizing hardware and software owned or leased by AMD. The parties agree to secure alternative hardware and software going forward. AMD acknowledges that for each new technology, mask manufacturing research and development and mask data prep may require AMD-specific [****] that will be deemed to be AMD-Specific [****] pursuant to the terms of this Agreement.

Any additional mask sets required specifically (a) for FoundryCo in connection with its technology learning, (b) for process changes introduced by FoundryCo, (c) for replacements by FoundryCo to account for normal wear and tear or (d) to enable FoundryCo to manufacture a particular Product at more than one FoundryCo location, will be at FoundryCo’s expense. AMD acknowledges that for the purpose of MPU Product pricing, mask costs may become part of the AMD MPU Specific [****].

Any new masks required by (a) design or Specification changes, (b) design learning desired by AMD, (c) process changes requested by AMD or (d) second sourcing requested by AMD or its customers will be paid by AMD at [****].

AMD and FoundryCo shall mutually agree on mask suppliers for the purpose of meeting all the required technical criteria at reasonable cost and fulfilling the [****] obligations in the Advanced Mask Technology Center. The parties acknowledge that for initial designs at each new technology node or at each process within a technology node, AMD may request, and FoundryCo may reasonably consider, early adopter incentives that may include discounted engineering, prototyping or production mask sets to AMD.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Exhibit E

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS.

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 6 OF THIS WARRANT.

Warrant No.

Date of Issuance: [            ], 200[8]

Advanced Micro Devices, Inc.

Warrant to Purchase Shares of Common Stock

Advanced Micro Devices, Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that Pearl, or its registered permitted assigns (“Warrantholder”), is entitled, subject to the terms and conditions set forth herein, to purchase from the Company 30,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company (such number of shares, as adjusted pursuant to the terms hereof, the “Warrant Shares”) at a purchase price per share of $0.01 (such purchase price, as adjusted pursuant to the terms hereof, the “Warrant Price”), at any time or from time to time not later than 5:00 p.m., Eastern time, on [            ], 201[8]. The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein. This Warrant is being issued pursuant to the terms of the Master Transaction Agreement, dated as of October 6, 2008, by and among the Company, Oyster and the other parties thereto (the “Master Transaction Agreement”). Terms used herein, but not otherwise defined herein, shall have the meanings assigned to them in the Master Transaction Agreement.

1. Exercise. This Warrant shall be exercisable in whole or in part at the option of the Warrantholder at any time or from time to time after the earlier of (i) public ground-breaking of Fab 4x and (ii) 24 months from the date of its issuance; provided, however, that upon any transaction or series of transactions with or among any Third Person, on the one hand, and the Company, its stockholders, or any of its Subsidiaries, on the other hand, with respect to (A) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving the Company in which the shareholders of the Company immediately prior to such transaction shall own less than fifty percent (50%) of the voting securities of the surviving corporation outstanding immediately after such transaction, (B) any purchase of an equity interest (including by means of a tender or exchange offer) resulting in any Third Person beneficially owning greater than a fifty percent (50%) voting or economic interest in the Company, or (C) any purchase of assets, securities or ownership interests resulting in any Third Person owning greater than fifty percent (50%) of the consolidated assets of the Company and its Subsidiaries taken as a whole (including stock of the Company’s Subsidiaries) (each, a “Fundamental Change Transaction”), this Warrant shall become immediately exercisable and shall automatically be exercised through a Cashless Exercise (as defined below).

2. Manner of Exercise. (a) To exercise this Warrant or any portion thereof, the Warrantholder shall surrender this Warrant, together with the duly executed Warrant exercise form attached hereto as Exhibit A, to the Company at its principal executive office (or such other office or agency of the Company as the Company may designate) and by having canceled a portion of this Warrant in payment of the Warrant Price payable in respect of the number of Warrant Shares purchased upon such exercise (a “Cashless Exercise”). Notwithstanding the foregoing, no surrender of this Warrant or the Warrant exercise form shall be required in connection with the automatic exercise of this Warrant upon a Fundamental Change Transaction. In the case of an automatic exercise upon a Fundamental Change Transaction, this Warrant shall automatically be exercised through a Cashless Exercise, and the Company shall issue to the Warrantholder the maximum number of Warrant Shares

1

purchasable under this Warrant through a Cashless Exercise. The number of Warrant Shares issued to the Warrantholder upon a Cashless Exercise shall be determined according to the following formula:

X	=	Y(A – B)
A

Where:	X	=	the number of Warrant Shares that shall be issued to the Warrantholder;

	Y	=	the number of Warrant Shares for which this Warrant is being exercised (which shall include both the number of Warrant Shares issued to the Warrantholder and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Warrant Price);

	A	=	the Fair Market Value (as defined below) of one share of Common Stock; and

	B	=	the Warrant Price then in effect under this Warrant.

“Fair Market Value” as of the Exercise Date (as defined below) shall mean the following: (1) if the Common Stock is then listed on the New York Stock Exchange or another national securities exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Exercise Date; (2) if the Common Stock is then traded over-the-counter, but not on the New York Stock Exchange or another national securities exchange, the average of the closing bid prices over the 30-day period ending immediately prior to the Exercise Date; or (3) if the Common Stock is not then listed on a national securities exchange and is not then traded over-the-counter, the Fair Market Value of one share of Common Stock as of the Exercise Date shall be determined in good faith by the Board of Directors of the Company (the “Board of Directors”) and the Warrantholder. The Board of Directors shall respond promptly, in writing, to any inquiry by the Warrantholder prior to the exercise hereunder as to the Fair Market Value of a share of Common Stock as determined by the Board of Directors. If the Board of Directors and the Warrantholder are unable to reach agreement within a reasonable period of time, such Fair Market Value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Board of Directors and the Warrantholder. The determination of the appraiser shall be final and binding upon the parties and the Company shall pay the fees and expenses of such appraiser.

(b) Exercise Date. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in this Section 2 or, in the case of an automatic exercise of this Warrant upon a Fundamental Change Transaction, immediately prior to the consummation of the Fundamental Change Transaction (the “Exercise Date”). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 2(c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(c) Issuance of Certificates. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within five business days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Warrantholder, or as the Warrantholder (upon payment by the Warrantholder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of full Warrant Shares to which the Warrantholder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Warrantholder would otherwise be entitled, cash in an amount determined pursuant to Section 4 hereof; and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of Warrant Shares for which this Warrant was so exercised (which shall include both the number of Warrant Shares issued to the Warrantholder pursuant to such partial exercise and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Warrant Price).

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3. Adjustments. The Warrant Price and the number of shares of Warrant Shares purchasable upon exercise of the Warrant are subject to adjustment as follows:

(a) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date on which this Warrant was first issued (or, if any Warrant was issued upon partial exercise of, or in replacement of, another warrant of like tenor, then the date on which such original warrant was first issued) (either such date being referred to as the “Original Issue Date”) effect a subdivision of the outstanding Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately increased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Adjustment for Dividends and Distributions in Common Stock. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, so that, after giving effect to such adjustment, each holder of a Warrant shall be entitled to receive an additional number of shares of Common Stock upon exercise that such holder would have been entitled to receive had such Warrant been exercised immediately prior to such event.

Notwithstanding the foregoing, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the number of shares of Common Stock issuable upon exercise of this Warrant shall be recomputed accordingly as of the close of business on such record date and thereafter the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(c) Adjustment for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of shares of Common Stock) or in cash or other property, then and in each such event the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, to a number determined by multiplying the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such event by a fraction, the numerator of which shall be the Current Market Value (as defined below) per share of Common Stock on the date of such event, and the denominator of which shall be such Current Market Value per share of Common Stock less the fair market value (as determined in the reasonable good faith discretion of the Board of Directors) of such securities, cash or other property to be distributed with respect to each share of Common Stock on the date of such event. “Current Market Value” shall mean the average of the daily closing prices on the New York Stock Exchange of the Common Stock over the ten consecutive trading day period ending on the trading day immediately preceding such event.

Notwithstanding the foregoing, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the number of shares of Common Stock issuable upon exercise of the Warrants shall be recomputed accordingly as of the close of business on such record date and thereafter the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

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(d) Adjustment for Reclassification, Exchange or Subdivision. If the Common Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above), then and in each such event the holder of this Warrant shall have the right thereafter to exercise this Warrant into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which this Warrant might have been exercised immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(e) Adjustment in Warrant Price. Upon each adjustment in the number of shares of Common Stock issuable upon exercise of this Warrant, the Warrant Price for such Warrant shall be adjusted to the product obtained by multiplying the applicable Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such adjustment and the denominator of which shall be the number of shares of Common Stock issuable upon exercise of such Warrant immediately thereafter; provided, however, that in no event shall the Warrant Price be less than the par value of the Common Stock.

(f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the number of shares of Common Stock issuable upon exercise of this Warrant or of the Warrant Price pursuant to this Section 3, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than ten days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Warrantholder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Warrant Price) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of the Warrantholder (but in any event not later than ten days thereafter), furnish or cause to be furnished to the Warrantholder a certificate setting forth (i) the Warrant Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

4. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay the value thereof to the Warrantholder in cash on the basis of the Fair Market Value per share of Common Stock, as determined pursuant to subsection 2(a) above.

5. Company Covenants. The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, when issued and paid for pursuant to the provisions of this Warrant, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens, encumbrances, charges, taxes (other than any applicable transfer taxes) or preemptive rights. The Company further covenants and agrees that it will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant.

6. Transfers, etc

(a) Until such time as Pearl (together with any Permitted Transferees to whom Pearl has transferred beneficial ownership of the Common Stock of Discovery) shall beneficially own (within the meaning of the Securities Exchange At of 1934, as amended), in the aggregate, less than ten percent (10%) of the Common Stock of Discovery then outstanding, regardless of whether Pearl is an “affiliate” of Discovery (as defined in Rule 144(a)(1), promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”)), the Warrantholder may only resell this Warrant or the Warrant Shares (i) in connection with a bona fide pledge or other hypothecation or transfer in connection with a financing transaction secured by a pledge of this Warrant or the Warrant Shares, (ii) by means of an underwritten public offering pursuant to an effective registration statement under the Securities Act, or (iii) pursuant to Rule 144 under the Securities Act. Notwithstanding the foregoing, the Warrantholder shall be permitted to

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transfer this Warrant or the Warrant Shares to any of its Affiliates (as defined below); provided, however, that if Pearl is the Warrantholder, then Pearl shall be permitted to transfer this Warrant or the Warrant Shares to any of its Permitted Transferees. In addition, this Warrant or the Warrant Shares shall be transferable, in compliance with securities laws, at any time that Pearl beneficially owns less than 10% of the Common Stock of Discovery then outstanding. With respect to transfers that are made in accordance with the terms of this Warrant, the rights and obligations of a Warrantholder hereunder shall be automatically assigned by such Warrantholder to any transferee of the Warrantholder’s securities (including the Warrant Shares); provided, however, that (i) the Company is provided written notice of the transfer including the name and address of the transferee and the number of Warrants and/or Warrant Shares, as applicable, to be transferred; and (ii) such transferee agrees in writing to be bound by the terms of this Warrant as if such transferee were the Warrantholder. Upon any transfer permitted by this Section 6, the Company shall be obligated to such transferee to perform all of its covenants under this Warrant as if such transferee was the Warrantholder upon receipt of (i) and (ii) of the prior sentence. “Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person; provided, however, that with respect to Oyster and Pearl, Affiliate shall mean any direct or indirect Subsidiary of Oyster or Pearl, respectively, and not any direct or indirect parent or sister entity of either Oyster or Pearl, as the case may be, unless such parent or sister entity is acting as a member of a “group” (as defined in Section 13(d)(3) of the Exchange Act) with Oyster or Pearl, respectively, for the purposes of acquiring, holding or disposing of securities of Discovery.

(b) The Company will maintain a register containing the name and address of the Warrantholder. The Warrantholder may change its address as shown on the warrant register by written notice to the Company requesting such change.

(c) Subject to the provisions of Section 6 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency).

7. No Impairment. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant.

8. Notices of Record date, etc. In the event:

(a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

(b) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation, merger, recapitalization or similar business combination of the Company with or into another entity (other than a consolidation, merger, recapitalization or similar business combination in which the Company is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Company; or

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(c) of the voluntary or involuntary dissolution, liquidation or winding—up of the Company,

then, and in each such case, the Company will send or cause to be sent to the Warrantholder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, recapitalization, similar business combination, transfer, dissolution, liquidation or winding—up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, recapitalization, similar business combination, transfer, dissolution, liquidation or winding—up. Such notice shall be sent at least 30 days prior to the record date or effective date for the event specified in such notice.

9. Exchange or replacement of warrants.

(a) Upon the surrender of this Warrant by the Warrantholder, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 6 hereof, issue and deliver to or upon the order of the Warrantholder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of the Warrantholder or as the Warrantholder (upon payment by the Warrantholder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant.

(b) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) reasonable indemnity or bond with respect thereto if requested by the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

10. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10):

if to the Company, at its address at [                    ], Fax: [                    ], Attention: [                    ];

if to the Warrantholder, at its address at [                    ], Fax: [                    ], Attention: [                    ].

If the Company should at any time change the location of its principal office to a place other than as set forth above, it shall give prompt notice to the Warrantholder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

11. No Rights as Stockholder. Until the exercise of this Warrant, the Warrantholder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

12. Amendment or Waiver. Any term of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Warrantholder. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

13. Successors. Subject to Section 6, the terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company or of the Warrantholder.

14. Section Headings. The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

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15. Governing Law; Arbitration.

(a) This Warrant shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State, without regard to principles of the conflict of laws.

(b) Any dispute arising out of, or in connection with this Warrant or any transactions contemplated hereby, including any question regarding the existence, validity, interpretation, breach or termination of this Warrant (a “Dispute”), shall be referred, upon written notice (a “Dispute Notice”) given by one party to the other(s), to a senior executive from each party. The senior executives shall seek to resolve the Dispute on an amicable basis within thirty (30) days of the Dispute Notice being received.

(c) Any Dispute not resolved within thirty (30) days of the Dispute Notice being received shall be referred to, and shall be finally and exclusively resolved by, arbitration under the Rules of the London Court of International Arbitration (the “LCIA Rules”) then in effect, as amended by this Section 15, which LCIA Rules are deemed to be incorporated by reference into this Section 15. The seat, or legal place, of the arbitration shall be London, England. The language of the arbitration shall be English. The number of arbitrators shall be three. Each party shall nominate one arbitrator and the two arbitrators nominated by the parties shall, within thirty (30) days of the appointment of the second arbitrator, agree upon and nominate a third arbitrator who shall act as Chairman of the Tribunal (as such terms are defined in the LCIA Rules). If no agreement is reached within thirty (30) days, the LCIA Court (as such term is defined in the LCIA Rules) shall appoint a third arbitrator to act as Chairman of the Tribunal. The Chairman of the arbitration panel should not be a citizen or a resident of the country of an arbitrator nominated by, or appointed on behalf of, a party nor should the Chairman be a citizen or a resident of the United States of America or the United Arab Emirates. It is hereby expressly agreed that if there is more than one claimant party or more than one respondent party, the claimant parties shall together nominate one arbitrator and the respondent parties shall together nominate one arbitrator. In the event that a sole claimant or the claimant parties, on the one side, or a sole respondent or the respondent parties, on the other side, fails to nominate its/their arbitrator, such arbitrator shall be appointed by the LCIA Court. Any award issued by the arbitrators shall be final and binding upon the parties, and, subject to this Section 15(c) and to Section 15(d), may be entered and enforced in any court of competent jurisdiction by any of the parties. In the event any party subject to such final and binding award desires to have it confirmed by a final order of a court, the only court which may do so shall be a court of competent jurisdiction located in London, England; provided however, that nothing in this sentence shall prejudice or prevent a party from enforcing the arbitrators’ final and binding award in any court of competent jurisdiction. The parties hereto acknowledge and agree that any breach of the terms of this Warrant could give rise to irreparable harm for which money damages would not be an adequate remedy. Accordingly, the parties agree that, prior to the formation of the Tribunal, the parties have the right to apply exclusively to any court of competent jurisdiction or other judicial authority located in London, England for interim or conservatory measures, including, without limitation, to compel arbitration (an “Interim Relief Proceeding”). Furthermore, the parties agree that, after the formation of the Tribunal, the arbitrators shall have the sole and exclusive power to grant temporary, preliminary and permanent relief, including injunctive relief and specific performance, and any then pending Interim Relief Proceeding shall be discontinued without prejudice to the rights of any of the parties thereto. Unless otherwise ordered by the arbitrators pursuant to the terms hereof, the arbitrators’ expenses shall be shared equally by the parties. In furtherance of the foregoing, each of the parties hereto irrevocably submits to: (i) the exclusive jurisdiction of the courts of England located in London, England in relation to any Interim Relief Proceeding and; (ii) the non-exclusive jurisdiction of the courts of England located in London, England with respect to the enforcement of any arbitral award rendered in accordance with this Section 15; and, with respect to any such suit, action or proceeding, waives any objection that it may have to the courts of England located in London, England on the grounds of inconvenient forum. For the avoidance of doubt, where an arbitral tribunal is appointed under this Warrant, the whole of its award shall be deemed for the purposes of the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958 to be contemplated by this Warrant (and judgment on any such award may be entered in accordance with the provisions set forth in this Section 15).

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(d) Pearl hereby irrevocably waives to the fullest extent permitted by applicable Law whatever defense it may have of sovereign immunity against suit or enforcement, for itself and its property (presently owned or subsequently acquired, and whether related to this Warrant or not), in: (i) any arbitration proceedings commenced and held in London, England in accordance with Section 15(c); (ii) any Interim Relief Proceeding commenced and held in a court of competent jurisdiction in London, England, in accordance with Section 15(c); (iii) any proceedings in a court of competent jurisdiction located in London, England to confirm an award rendered by the arbitrators in accordance with this Section 15; and (iv) any proceedings in a court of competent jurisdiction to enforce an award, and Pearl agrees that it will not raise, claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

(e) The parties hereto agree that the process by which any arbitral or other proceedings in London, England are begun may be served on them by being delivered to Law Debenture Corporate Services Limited or their registered offices for the time being and by giving notice in accordance with Section 10. If Law Debenture Corporate Services Limited is not or ceases to be effectively appointed to accept service of process in England on any party’s behalf, such party shall immediately appoint a further person in England to accept service of process on its behalf. If within fifteen (15) days of notice from a party requiring another party to appoint a person in England to accept service of process on its behalf the other party fails to do so, the party shall be entitled to appoint such a person by written notice to the other party. Nothing in this paragraph shall affect the right of the parties to serve process in any other manner permitted by Law.

16. Facsimile Signatures. This Warrant may be executed by facsimile signature.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the Date of Issuance indicated above.

ADVANCED MICRO DEVICES, INC.

By:
Name:
Title:

EXHIBIT A

PURCHASE FORM

To: [Discovery]	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.     ), hereby elects to purchase (check applicable box):

☐	shares of the Common Stock of [Discovery] covered by such Warrant; or

☐	the maximum number of shares of Common Stock covered by such Warrant.

Please issue a certificate or certificates representing said shares of Common Stock (net of any Warrant Shares withheld to cover the Warrant Price) in such name or names as specified below:

Name:
Address:

By exercising the rights represented by this Warrant, the undersigned hereby certifies that, as of the date of exercise of this Warrant: (i) it is acquiring the Common Stock for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof that would be prohibited by law; (ii) it is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act of 1933; and (iii) it is capable of evaluating the merits and risks of the investment in the Common Stock and has been provided an opportunity to ask questions of and receive answers from representatives of the Company concerning the investment contemplated hereby.

By:
Name:
Title:

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                          hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No.     ) with respect to the number of shares of Common Stock of [Discovery] covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:	Signature:

Exhibit F

THIS AMENDMENT TO MASTER TRANSACTION AGREEMENT (this “Amendment”), dated as of December 5, 2008, amends the Master Transaction Agreement (the “Master Transaction Agreement”), dated as of October 6, 2008, among Advanced Micro Devices, Inc., a Delaware corporation (“Discovery”), Advanced Technology Investment Company LLC, a limited liability company established under the laws of the Emirate of Abu Dhabi and wholly owned by the Government of the Emirate of Abu Dhabi (“Oyster”), and West Coast Hitech L.P., an exempted limited partnership organized under the laws of the Cayman Islands (“Pearl”), acting through its general partner, West Coast Hitech G.P., Ltd., a corporation organized under the laws of the Cayman Islands. Capitalized terms used but not defined herein shall have the meanings assigned to such terms of the Master Transaction Agreement.

WHEREAS, the Parties hereto desire to amend the Master Transaction Agreement in accordance with Section 14.06 of the Master Transaction Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Parties hereto hereby agree as follows:

Section 1. Amendments to Terms of the Master Transaction Agreement.

(a) The second and third recitals in the preamble of the Master Transaction Agreement are hereby amended and restated in their entirety to read as follows:

WHEREAS, Discovery wishes to contribute or to cause its Subsidiaries to contribute to FoundryCo, and the Parties wish to cause FoundryCo to acquire from Discovery and its Subsidiaries, the FoundryCo Assets in consideration of the issuance by FoundryCo to Discovery (or a Subsidiary of Discovery designated by Discovery prior to the Closing) of one (1) Class A Ordinary Share, one million ninety thousand nine hundred fifty (1,090,950) Class A Preferred Shares, seven hundred thousand (700,000) Class B Preferred Shares, and the assumption of the Assumed Liabilities by FoundryCo and its Subsidiaries;

WHEREAS, Oyster wishes (i) to contribute cash to FoundryCo in consideration of the issuance by FoundryCo to Oyster of one (1) Class A Ordinary Share, two hundred eighteen thousand one hundred ninety (218,190) Class A Preferred Shares, one hundred seventy-two thousand seven hundred sixty (172,760) Class B Preferred Shares, two hundred one million eight hundred ten thousand dollars ($201,810,000) aggregate principal amount of Class A Convertible Notes and eight hundred seven million two hundred forty thousand dollars ($807,240,000) aggregate principal amount of Class B Convertible Notes; and (ii) to transfer cash to Discovery in consideration of the transfer by Discovery of seven hundred thousand (700,000) Class B Preferred Shares to Oyster; and

(b) Section 2.04(a)(iii) of the Master Transaction Agreement is hereby amended and restated in its entirety to read as follows:

(iii) a receipt for one (1) Class A Ordinary Share, one million ninety thousand nine hundred fifty (1,090,950) Class A Preferred Shares, and seven hundred thousand (700,000) Class B Preferred Shares;

(c) Section 2.05(a)(i) of the Master Transaction Agreement is hereby amended and restated in its entirety to read as follows:

(i) drafts of certificates representing one (1) Class A Ordinary Share, one million ninety thousand nine hundred fifty (1,090,950) Class A Preferred Shares, and seven hundred thousand (700,000) Class B Preferred Shares, registered in the name of Discovery or its designee and a draft of the register of members of FoundryCo showing the registration of said Class A Ordinary Share, Class A Preferred Shares, and Class B Preferred Shares;

(d) Section 2.05(b)(i) of the Master Transaction Agreement is hereby amended and restated in its entirety to read as follows:

(i) drafts of certificates representing one (1) Class A Ordinary Share, two hundred eighteen thousand one hundred ninety (218,190) Class A Preferred Shares, one hundred seventy-two thousand seven hundred

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sixty (172,760) Class B Preferred Shares, two hundred one million eight hundred ten thousand dollars ($201,810,000) aggregate principal amount of Class A Convertible Notes, and eight hundred seven million two hundred forty thousand dollars ($807,240,000) aggregate principal amount of Class B Convertible Notes, and a draft of the register of members of FoundryCo showing the registration of said Class A Ordinary Share, Class A Preferred Shares and Class B Preferred Shares;

(e) Section 2.06(b)(ii) of the Master Transaction Agreement is hereby amended and restated in its entirety to read as follows:

(ii) a receipt for one (1) Class A Ordinary Share, two hundred eighteen thousand one hundred ninety (218,190) Class A Preferred Shares, one hundred seventy-two thousand seven hundred sixty (172,760) Class B Preferred Shares, two hundred one million eight hundred ten thousand dollars ($201,810,000) aggregate principal amount of Class A Convertible Notes, and eight hundred seven million two hundred forty thousand dollars ($807,240,000) aggregate principal amount of Class B Convertible Notes;

(f) Section 2.08(c)(i) of the Master Transaction Agreement is hereby amended and restated in its entirety to read as follows:

(i) In the event that the amount of the Initial Valuation Net Tangible Assets reflected on the Reference Statement of Initial Valuation Net Tangible Assets exceeds the amount of the Initial Valuation Net Tangible Assets reflected on the Closing Statement of Initial Valuation Net Tangible Assets by more than the Designated Amount, then the Purchase Price shall be adjusted downward in an amount equal to 0.85 times such excess over the Designated Amount, and FoundryCo shall make such adjustment by issuing to Oyster an additional Class A Convertible Note and an additional Class B Convertible Note with an aggregate principal amount equal to the amount of such adjustment and in the same proportion, by principal amount, as the Class A Convertible Note and Class B Convertible Note, respectively, issued to Oyster at Closing.

(g) Section 2.08(c)(ii) of the Master Transaction Agreement is hereby amended and restated in its entirety to read as follows:

(ii) In the event that the amount of the Initial Valuation Net Tangible Assets reflected on the Closing Statement of Initial Valuation Net Tangible Assets exceeds the amount of the Initial Valuation Net Tangible Assets reflected on the Reference Statement of Initial Valuation Net Tangible Assets by more than the Designated Amount, then the Purchase Price shall be adjusted upward in an amount equal to 0.85 times such excess over the Designated Amount, and FoundryCo shall make such adjustment by canceling an aggregate principal amount of the Class A Convertible Note and the Class B Convertible Note issued to Oyster at Closing equal to the amount of such adjustment and in the same proportion, by principal amount, as the Class A Convertible Note and Class B Convertible Note, respectively, issued to Oyster at Closing.

(h) Section 13.03(a) of the Master Transaction Agreement is hereby amended and restated in its entirety to read as follows:

(a) Except as set forth in this Section 13.03, all expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses, whether or not the transactions contemplated by this Agreement are consummated.

(i) Certain defined terms in Appendix A of the Master Transaction Agreement are amended and restated in their entirety to read as follows:

“Oyster/FoundryCo Cash Consideration” means a cash payment in the amount of one billion four hundred million dollars ($1,400,000,000) payable at the Closing by Oyster to FoundryCo in consideration of the issuance of one (1) Class A Ordinary Share, two hundred eighteen thousand one hundred ninety (218,190) Class A Preferred Shares, one hundred seventy-two thousand seven hundred sixty (172,760) Class B Preferred Shares, two hundred one million eight hundred ten thousand dollars ($201,810,000) aggregate principal amount of Class A Convertible Notes and eight hundred seven million two hundred forty thousand dollars ($807,240,000) aggregate principal amount of Class B Convertible Notes to Oyster at Closing.

2

“Pearl/Discovery Cash Consideration” means the cash payment at Closing by Pearl to Discovery in exchange for the Discovery Shares and the Warrants, which payment shall be equal to (a) the number of Discovery Shares multiplied by (b) the lesser of (i) the average of the closing prices per share of Discovery Common Stock on the New York Stock Exchange for the twenty (20) Trading Days immediately prior to and including December 12, 2008 and (ii) the average of the closing prices per share of Discovery Common Stock on the New York Stock Exchange for the twenty (20) Trading Days immediately prior to the Closing Date.

“Purchase Price” shall be an amount equal to one billion seven hundred ninety million nine hundred fifty thousand dollars ($1,790,950,000), subject to adjustment as provided in Section 2.08.

“Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Discovery Common Stock is not listed on the New York Stock Exchange, on the principal other securities exchange or interdealer quotation system in the United States on which the Discovery Common Stock is then listed or quoted.

“Warrants” means warrants to purchase thirty-five million (35,000,000) shares of Discovery Common Stock in the form set forth as Exhibit J.

(j) For purposes of determining whether a change in facts and circumstances constitutes a Material Adverse Effect, a Discovery Material Adverse Effect or a FoundryCo Material Adverse Effect at any point in time, the facts and circumstances at that time shall be compared to the facts and circumstances as of the date of this Amendment rather than the facts and circumstances as of October 6, 2008. Except as set forth in the immediately preceding sentence, no Party waives, or is deemed to have waived, any of its rights under the Master Transaction Agreement concerning the conditions precedent to Closing as set forth in Article XI thereof, including without limitation conditions relating to the receipt of all Minimum Required Authorizations and Consents as set forth in the Master Transaction Agreement in the form originally executed on October 6, 2008.

Section 2. Other Transaction Documents. The forms of Transaction Documents other than the Master Transaction Agreement shall be correspondingly amended mutatis mutandis in a matter in all respects consistent with this Amendment. The Transaction Documents shall be amended by the amendment and restatement in their entirety of the relevant sections thereof as set forth in Appendix A hereto and such other conforming changes that may be necessary to carry out the intent of this Amendment.

Section 3. Entire Agreement. The Master Transaction Agreement, as amended by this Amendment, together with the Ancillary Agreements and any other agreement entered into contemporaneously with the execution of the Master Transaction Agreement, constitutes the entire agreement of the Parties with respect to the subject matter of the Master Transaction Agreement, as amended by this Amendment, and supersedes all prior agreements and undertakings, both written and oral, among the Parties hereto with respect to the subject matter thereof and hereof.

Section 4. Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Amendment shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 5. Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

3

Section 6. Effect of this Amendment to Master Transaction Agreement. From and after the execution of a counterpart hereof by the Parties hereto, any reference to the Master Transaction Agreement shall be deemed to be a reference to the Master Transaction Agreement as amended hereby. Except as expressly amended hereby, the terms and conditions of the Master Transaction Agreement shall remain unchanged and in full force and effect.

Section 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State, without regard to principles of the conflict of laws.

4

IN WITNESS WHEREOF, the Parties have caused this Amendment to Master Transaction Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ADVANCED MICRO DEVICES, INC.

By:	/s/ DERRICK R. MEYER
Name:	Derrick R. Meyer
Title:	President and CEO

ADVANCED TECHNOLOGY INVESTMENT COMPANY LLC

By:	/s/ SAMER SALEH HALAWA
Name:	Samer Saleh Halawa
Title:	Authorized Signatory

By:	/s/ HANI BARHOUSH
Name:	Hani Barhoush
Title:	Authorized Signatory

WEST COAST HITECH L.P.

By:	West Coast Hitech G.P., Ltd., its general partner

By:	/s/ SAMER SALEH HALAWA
Name:	Samer Saleh Halawa
Title:	Authorized Signatory

By:	/s/ HANI BARHOUSH
Name:	Hani Barhoush
Title:	Authorized Signatory

Appendix A

1.	Form of Funding Agreement.

Section 3.02(b). On each Funding Date, the purchase price per Class A Preferred Share shall be the same as the purchase price per Class B Preferred Share and shall be determined by dividing (i) the Net Tangible Assets of the FoundryCo Group (derived from the most recent Fiscal Year-end audited consolidated balance sheet of FoundryCo that has been approved by the Board and calculated in accordance with the Statement of Principles set forth in Appendix F attached hereto) by (ii) the Number of Outstanding Preferred Shares (as of the date of the balance sheet referred to in clause (i) above), and multiplying such quotient by 0.90.

2.	Form of Shareholders’ Agreement.

Section 2.01. The share capital of FoundryCo Outstanding as of the date hereof shall consist of (i) two (2) Class A Ordinary Shares, one each issued to Discovery and Oyster, respectively; (ii) no Class B Ordinary Shares; (iii) one million three hundred nine thousand one hundred forty (1,309,140) Class A Preferred Shares and (iv) eight hundred seventy-two thousand seven hundred sixty (872,760) Class B Preferred Shares. The rights of the holders of the Class A Ordinary Shares, the Class B Ordinary Shares, the Class A Preferred Shares and the Class B Preferred Shares are as set forth in the Memorandum and Articles of Association.

Appendix A: Definitions:

“Initial Convertible Notes” means (i) the two hundred one million eight hundred ten thousand dollars ($201,810,000) principal amount class A convertible promissory note issued by FoundryCo to Oyster at the Closing, including any paid-in-kind interest on such note, and (ii) the eight hundred seven million two hundred forty thousand dollars ($807,240,000) principal amount class B convertible promissory note issued by FoundryCo to Oyster at the Closing, including any paid-in-kind interest on such note.

3.	Form of Registration Rights Agreement.

Section 1. Definitions.

“Warrants” shall mean the 35,000,000 warrants to be issued by the Company to the Investor pursuant to the terms of the Master Transaction Agreement.

4.	Form of Warrants.

First sentence of introductory paragraph:

Advanced Micro Devices, Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that Pearl, or its registered permitted assigns (“Warrantholder”), is entitled, subject to the terms and conditions set forth herein, to purchase from the Company 35,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company (such number of shares, as adjusted pursuant to the terms hereof, the “Warrant Shares”) at a purchase price per share of $0.01 (such purchase price, as adjusted pursuant to the terms hereof, the “Warrant Price”), at any time or from time to time not later than 5:00 p.m., Eastern time, on [            ], 201[9].

5.	Initial Capitalization Table of FoundryCo.

Capitalization Table
	Outstanding (millions)	Shares	Owner
Debt
Class A Convertible Subordinate Note[1]	$202	201,810	Oyster
Class B Convertible Subordinate Note[2]	$807	807,240	Oyster
Dresden Term Loan	$705		3rd Party
Silent Partner Debt	$105		3rd Party
Capital Leases	$218		3rd Party
Repurchase obligation in respect of minority interest in AMD Fab 36 Limited Liability Company & Co. KG held by Leipziger Messe GmbH	$174		3rd Party

Total	$2,211

	Initial Issuance Price (millions)
Equity
Class A Ordinary (Voting) Share		1	Discovery
Class A Ordinary (Voting) Share		1	Oyster
Class A Preferred Shares	$1,091	1,090,950	Discovery
Class A Preferred Shares	$218	218,190	Oyster
Class B Preferred Shares	$873	872,760	Oyster

Total	$2,182

Total Capitalization	$4,393

[1]	Convertible into Class A Preferred Shares at a 1,000:1 ratio upon the occurrence of certain future events.

[2]	Convertible into Class B Preferred Shares at a 1,000:1 ratio upon the occurrence of certain future events.

Exhibit G

ITEM 7A.	QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Interest Rate Risk.    Our exposure to market risk for changes in interest rates relates primarily to our investment portfolio and long-term debt. We usually invest our cash in investments with short maturities or with frequent interest reset terms. Accordingly, our interest income fluctuates with short-term market conditions. As of December 29, 2007, substantially all of our investments in our portfolio were highly liquid investments and consisted primarily of bank notes, short-term corporate notes, money market auction rate preferred stocks and short-term federal agency notes.

In April 2007, we issued $2.2 billion aggregate principal amount of 6.00% Notes. The 6.00% Notes bear interest at 6.00% per annum. Interest is payable in arrears on May 1 and November 1 of each year beginning November 1, 2007 until the maturity date of May 1, 2015 unless the 6.00% Notes are repurchased or converted prior to the maturity date. We used $500 million of the net proceeds to repay a portion of the amounts outstanding under our October 2006 Term Loan. As a result of this partial repayment, the margin on the interest rate for the October 2006 Term Loan was reduced from 2.25 percent to 2.00 percent. Of the remaining net proceeds, approximately $1.5 billion was invested in investments with short maturities or with frequent interest reset terms and $182 million was used to purchase a capped call associated with the sale and issuance of our 6.00% Notes.

In August 2007, we issued $1.5 billion aggregate principal amount of 5.75% Notes. The 5.75% Notes bear interest at 5.75% per annum. Interest is payable in arrears on February 15 and August 15 of each year beginning February 15, 2008 until the maturity date of August 15, 2012 unless the 5.75% Notes are repurchased or converted prior to the maturity date. We used all of the net proceeds, together with available cash, to repay in full the outstanding balance of the October 2006 Term Loan.

With the full repayment of the October 2006 Term Loan, we replaced a substantial amount of our floating interest rate debt with fixed interest rate debt. Accordingly, our exposure to market risk for changes in interest rates on reported interest expense and corresponding cash flows has decreased.

We will continue to monitor our exposure to interest rate risk.

Default Risk.    We mitigate default risk in our investment portfolio by investing in only the highest credit quality securities and by constantly positioning our portfolio to respond appropriately to a significant reduction in a credit rating of any investment issuer or guarantor. The portfolio includes marketable securities with active secondary or resale markets to ensure portfolio liquidity. We are averse to principal loss and strive to preserve our invested funds by limiting default risk and market risk. At this point in time, we believe the current credit market difficulties do not have a material impact on our financial position. However, a future degradation in credit market conditions, could have a material adverse effect on our financial position.

With the exception of the October 2006 Term Loan, which was used to fund a portion of the ATI acquisition, we generally use proceeds from borrowings primarily for general corporate purposes, including capital expenditures and working capital needs.

The following table presents the cost basis, fair value and related weighted-average interest rates by year of maturity for our investment portfolio and debt obligations as of December 29, 2007:

	Fiscal 2008	Fiscal 2009	Fiscal 2010	Fiscal 2011	Fiscal 2011	Thereafter	Total	Fiscal 2007 Fair Value
	(In millions except for percentages)
Investment Portfolio
Cash equivalents:
Fixed rate amounts	$986	$—	$—	$—	$—	$—	$986	$986
Weighted-average rate	5.03%	—	—	—	—	—	5.03%	5.03%
Variable rate amounts	$312	$—	$—	$—	$—	$—	$312	$312
Weighted-average rate	4.83%	—	—	—	—	—	4.83%	4.83%
Marketable securities
Fixed rate amounts	$132	$—	$—	$—	$—	$—	$132	$132
Weighted-average rate	5.11%	—	—	—	—	—	5.11%	5.11%
Variable rate amounts	$269	$—	$—	$—	$—	$—	$269	$269
Weighted-average rate	6.44%	—	—	—	—	—	6.44%	6.44%
Long-term investments:
Fixed rate amounts	$12	$—	$—	$—	$—	$—	$12	$12
Weighted-average rate	4.77%	—	—	—	—	—	4.77%	4.77%
Total Investment Portfolio	$1,711	$—	$—	$—	$—	$—	$1,711	$1,711
Debt Obligations
Fixed rate amounts	$49	$49	$2	$2	$1,891	$2,203	$4,196	$3,240
Weighted-average rate	12.83%	12.82%	6.86%	6.86%	6.16%	6.00%	6.23%	6.30%
Variable rate amounts	$179	$268	$303	$89	$—	$—	$839	$839
Weighted-average rate	7.10%	7.10%	7.11%	7.11%	—	—	7.10%	7.10%
Total Debt Obligations	$228	$317	$305	$91	$1,891	$2,203	$5,035	$4,079

Foreign Exchange Risk.    As of December 29, 2007, as a result of our foreign operations, we had costs, assets and liabilities that were denominated in foreign currencies, primarily the euro and Canadian dollar. For example, some fixed asset purchases and certain expenses of our German subsidiaries, AMD Saxony and AMD Fab 36 KG, are denominated in euros while sales of products are denominated in U.S. dollars. Additionally, as a result of our acquisition of ATI in October 2006, some of our expenses and debt are denominated in Canadian dollars.

As a consequence, movements in exchange rates could cause our foreign currency denominated expenses to increase as a percentage of net revenue, affecting our profitability and cash flows. We use foreign currency forward and option contracts to reduce our exposure to currency fluctuations on our foreign currency exposures. The objective of these contracts is to minimize the impact of foreign currency exchange rate movements on our operating results and on the cost of capital asset acquisitions. Our accounting policy for these instruments is based on our designation of such instruments as hedges of underlying exposure to variability in cash flows. We do not use these contracts for speculative or trading purposes.

Unrealized gains and losses related to the foreign currency forward and option contracts for the year ended December 29, 2007 were not material. We do not anticipate any material adverse effect on our consolidated financial position, results of operations or cash flows resulting from the use of these instruments in the future. However, we cannot give any assurance that these strategies will be effective or that transaction losses can be minimized or forecasted accurately. In particular, generally we hedge only a portion of our foreign currency exchange exposure. Moreover, we determine our total foreign currency exchange exposure using projections of long-term expenditures for items such as payroll, equipment and materials used in manufacturing. We cannot assure you that our hedging activities will eliminate foreign exchange rate exposure. Failure to do so could have an adverse effect on our business, financial condition, results of operations and cash flow.

The following table provides information about our foreign currency forward and option contracts as of December 29, 2007 and December 31, 2006. All of our foreign currency forward contracts and option contracts mature within 12 months.

	Fiscal 2007			Fiscal 2006
	Notional Amount	Average Contract Rate	Estimated Fair Value Gain (Loss)	Notional Amount	Average Contract Rate	Estimated Fair Value Gain (Loss)
	(In millions except contract rates)
Foreign currency forward contracts:
Japanese yen	$13	112.76	$—	$26	117.62	$—
Canadian Dollar	172	1.0231	8	117	1.1181	(4)
Euro	894	1.4228	30	1,099	1.3036	13
Total:	$1,079		$38	$1,242		$9

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 1.	FINANCIAL STATEMENTS

Advanced Micro Devices, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Quarter Ended		Nine Months Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007
	(In millions except per share amounts)
Net revenue	$1,776	$1,558	$4,581	$3,997
Cost of sales	871	923	2,376	2,608

Gross margin	905	635	2,205	1,389
Research and development	422	431	1,319	1,261
Marketing, general and administrative	313	346	984	1,029
Amortization of acquired intangible assets and integration charges	30	39	89	127
Restructuring charges	9	—	39	—

Operating income (loss)	131	(181)	(226)	(1,028)
Interest income	7	19	32	54
Interest expense	(87)	(95)	(277)	(272)
Other income (expense), net	(4)	(1)	(15)	(8)

Income (loss) before minority interest, equity in loss of Spansion Inc. and other and income taxes	47	(258)	(486)	(1,254)
Minority interest in consolidated subsidiaries	(7)	(9)	(27)	(26)
Equity in net loss of Spansion Inc. and other	(9)	(57)	(33)	(86)

Income (loss) from continuing operations before income taxes	31	(324)	(546)	(1,366)
Provision (benefit) for income taxes	(1)	20	(1)	59

Income (loss) from continuing operations	32	(344)	(545)	(1,425)
Income (loss) from discontinued operations, net of tax	(159)	(52)	(1,129)	(182)

Net income (loss)	$(127)	$(396)	$(1,674)	$(1,607)

Per share data:
Basic and diluted
Continuing operations	$0.05	$(0.62)	$(0.90)	$(2.59)
Discontinued operations	$(0.26)	$(0.09)	$(1.86)	$(0.33)

Net income (loss) per common share	$(0.21)	$(0.71)	$(2.76)	$(2.92)

Shares used in per share calculation:
Basic and diluted	608	554	607	551

See accompanying notes to condensed consolidated financial statements.

Advanced Micro Devices, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 27, 2008 (unaudited)	December 29, 2007 *
	(In millions, except par value amounts)
ASSETS
Current assets:
Cash and cash equivalents	$1,108	$1,432
Marketable securities	233	457

Total cash and cash equivalents and marketable securities	1,341	1,889
Accounts receivable	626	613
Allowance for doubtful accounts	(6)	(10)

Total accounts receivable, net	620	603
Inventories:
Raw materials	39	46
Work-in-process	523	464
Finished goods	282	292

Total inventories	844	802
Deferred income taxes	20	64
Prepaid expenses and other current assets	240	396
Assets of discontinued operations	232	1,304

Total current assets	3,297	5,058
Property, plant and equipment:
Land and land improvements	50	49
Buildings and leasehold improvements	1,797	1,035
Equipment	4,904	6,109
Construction in progress	404	677

Total property, plant and equipment	7,155	7,870
Accumulated depreciation and amortization	(2,715)	(3,159)

Property, plant and equipment, net	4,440	4,711
Acquisition related intangible assets, net (see Note 3)	224	311
Goodwill (see Note 3)	945	950
Other assets	535	520

Total assets	$9,441	$11,550

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$737	$992
Accrued compensation and benefits	143	183
Accrued liabilities	850	815
Income taxes payable	27	72
Deferred income on shipments to distributors	65	101
Current portion of long-term debt and capital lease obligations	266	238
Other short-term obligations (see Note 14)	94	—
Other current liabilities	199	198
Liabilities of discontinued operations	11	26

Total current liabilities	2,392	2,625
Deferred income taxes	4	6
Long-term debt and capital lease obligations, less current portion	4,874	5,031
Other long-term liabilities (see Note 7)	657	633
Minority interest in consolidated subsidiaries	175	265
Commitments and contingencies (see Note 8)
Stockholders’ equity:
Capital stock:
Common stock, par value $0.01; 1,500 shares authorized on September 27, 2008 and December 29, 2007; shares issued: 616 on September 27, 2008 and 612 on December 29, 2007; shares outstanding: 608 on September 27, 2008 and 606 on December 29, 2007	6	6
Capital in excess of par value	6,078	6,016
Treasury stock, at cost (7 shares on September 27, 2008 and December 29, 2007)	(97)	(95)
Retained earnings (deficit)	(4,774)	(3,100)
Accumulated other comprehensive income	126	163

Total stockholders’ equity	1,339	2,990

Total liabilities and stockholders’ equity	$9,441	$11,550

*	Amounts as of December 29, 2007 were derived from the December 29, 2007 audited financial statements, adjusted for discontinued operations.

See accompanying notes to consolidated financial statements.

Advanced Micro Devices, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	September 27, 2008	September 29, 2007
	(In millions)
Cash flows from operating activities:
Net income (loss)	$(1,674)	$(1,607)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Minority interest in consolidated subsidiaries	24	26
Depreciation and amortization	920	974
Provision for doubtful accounts	(6)	(6)
Equity in net loss of Spansion Inc. and other	33	86
(Benefit) provision for deferred income taxes	(65)	25
Amortization of foreign grant and subsidy income	(72)	(127)
Net (gain) loss on sale/ disposal of property, plant and equipment	(164)	(5)
Compensation recognized under employee stock plans	62	86
Non-cash foreign exchange (gain) loss	(39)	25
Other than temporary impairment on auction rate securities	12	—
Impairment of goodwill and acquired intangible assets	1,003	—
Other	(5)	17
Changes in operating assets and liabilities:
Accounts receivable	(76)	479
Inventories	(43)	(23)
Prepaid expenses and other current assets	56	(180)
Other assets	(2)	6
Accounts payables and accrued liabilities	(456)	(70)
Income taxes payable	50	(77)

Net cash used in operating activities	(442)	(371)

Cash flows from investing activities:
Purchases of property, plant and equipment	(511)	(1,419)
Proceeds from sale of property, plant and equipment	343	42
Proceeds from sale of Spansion Inc. stock	—	157
Purchases of available-for-sale securities	(200)	(406)
Proceeds from sale and maturity of available-for-sale securities	379	255
Purchase of limited partner contribution	(95)	—
Other	6	22

Net cash used in investing activities	(78)	(1,349)

Cash flows from financing activities:
Repayments of debt and capital lease obligations	(98)	(2,255)
Proceeds from borrowings, net of issuance costs	182	3,649
Payments on return of limited partnership contributions	(19)	(48)
Payments under silent partnership obligation	(38)	—
Purchase of capped call instrument in connection with borrowings	—	(182)
Net proceeds from foreign grants and subsidies	154	210
Proceeds from issuance of common stock under stock-based compensation plans	—	62
Other	15	—

Net cash provided by financing activities	196	1,436

Net decrease in cash and cash equivalents	(324)	(284)

Cash and cash equivalents at beginning of period	1,432	1,380

Cash and cash equivalents at end of period	$1,108	$1,096

Non-cash investing and financing activities:
Capital leases	$—	$58

See accompanying notes to condensed consolidated financial statements.

Advanced Micro Devices, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1. Basis of Presentation and Significant Accounting Policies

Basis of Presentation. The accompanying unaudited condensed consolidated financial statements of Advanced Micro Devices, Inc. and subsidiaries (the Company or AMD) have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. The results of operations for the interim period ended September 27, 2008 shown in this report are not necessarily indicative of results to be expected for the full fiscal year ending December 27, 2008. In the opinion of the Company’s management, the information contained herein reflects all adjustments necessary for a fair presentation of the Company’s results of operations, financial position and cash flows. The Company has reclassified certain amounts previously reported in its financial statements to conform to the current presentation. The unaudited interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007.

The Company uses a 52-to-53 week fiscal year ending on the last Saturday in December. The quarters and nine months ended September 27, 2008 and September 29, 2007 each consisted of 13 and 39 weeks.

As a result of the Company’s evaluation of the viability of its non-core businesses in the second quarter of 2008, the Company determined that its Handheld and Digital Television business units are not directly aligned with its core strategy of computing and graphics market opportunities. Therefore, the Company decided to divest these business units, which were previously part of the Consumer Electronics segment, and to classify them as discontinued operations in the financial statements in accordance with the provisions of Financial Accounting Standards Board (FASB) Statement No. 144, Accounting for the Impairment or Disposal of Long-lived Assets (SFAS 144). Cash flows from discontinued operations are not material and are combined with cash flows from continuing operations within condensed consolidated statement of cash flows categories. (See Note 12)

The assets and liabilities of these businesses are reflected as assets and liabilities of discontinued operations in the condensed consolidated balance sheets as of September 27, 2008 and December 29, 2007. The historical results of operations of these businesses have been segregated from the Company’s continuing operations and are included in income (loss) from discontinued operations, net of tax, in the condensed consolidated statements of operations. Prior period amounts have been reclassified to conform to current period presentation including discontinued operations.

Principles of Consolidation. The condensed consolidated financial statements include the Company’s accounts and those of its majority-owned subsidiaries. Upon consolidation all significant intercompany accounts and transactions are eliminated and amounts pertaining to the non-controlling ownership interests held by third parties in the operating results and financial position of the Company’s majority-owned subsidiaries are reported as minority interest.

Fair Value Measurements. In September 2006, the FASB issued Statement No. 157, Fair Value Measurements (SFAS 157). This statement does not require any new fair value measurements but clarifies the fair value definition, establishes a fair value hierarchy that prioritizes the information used to develop assumptions for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 clarifies that fair value is the exchange price in an orderly transaction between market participants to sell the asset or transfer the liability in the market. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1 input), then to quoted prices (in non-active markets or in active markets for similar assets or liabilities), inputs other than quoted prices that are observable for the asset or liability, and inputs that are not directly observable, but that are corroborated by observable market data for the asset or liability (Level 2 input), then the lowest priority to unobservable inputs, for example, the Company’s own data about the assumptions that market participants would use in pricing an asset or liability (Level 3 input).

It emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and a fair value measurement should therefore be based on the assumptions that market participants would use in pricing the asset or liability. The Company adopted SFAS 157 on December 30, 2007, the first day of its fiscal year 2008. In February 2008, the FASB issued Staff Position (FSP) No. 157-1 to exclude SFAS 13, Accounting for Leases, and its related interpretive accounting pronouncements that address leasing transactions from the scope of FAS 157. Also in February 2008, the FASB issued FSP No. 157-2 to defer the effective date of SFAS 157 for one year for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis at least annually, which are deferred until fiscal years beginning after November 15, 2008 and interim periods within those fiscal years.

In order to determine the implications of adopting SFAS 157, the Company reviewed all the assets and liabilities recorded on its balance sheet. Based on the results of its review, the Company determined that a majority of its assets and liabilities are either not required to be measured at fair value in its financial statements, are outside the scope of SFAS 157, or are subject to the deferred implementation provisions of FSP No. 157-2. Therefore, the only assets and liabilities in the Company’s financial statements subject to SFAS 157 (i.e. measured at fair value on a recurring basis) at September 27, 2008 and December 30, 2007 are the Company’s investment portfolio and derivative contracts.

Recently Issued Accounting Pronouncements. In March 2008, the FASB issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities – An Amendment of FASB Statement No. 133 (SFAS 161). This statement requires enhanced disclosures about an entity’s derivative and hedging activities and is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with earlier application encouraged. The Company will adopt SFAS 161 in the first quarter of 2009. Since SFAS 161 requires additional disclosures concerning derivatives and hedging activities, adoption of SFAS 161 will not have an impact on the Company’s consolidated financial condition, results of operations or cash flows. The adoption of SFAS 161 will change the Company’s disclosures for derivative instruments and hedging activities beginning in the first quarter of fiscal year 2009.

In May 2008, the FASB issued FSP APB No. 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (FSP APB 14-1). This FSP requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s nonconvertible debt borrowing rate. The effective date of this FSP is for financial statements issued for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years and it does not permit earlier application. However, the transition guidance requires retroactive application to all periods presented. This FSP will impact the Company’s accounting for its $2.2 billion 6.00% Notes whereby the equity component would be included in the paid-in-capital portion of stockholders’ equity on the balance sheet and the value of the equity component would be treated as an original issue discount for purposes of accounting for the debt component. Higher interest expense will result by recognizing accretion of the discounted carrying value of the 6.00% Notes to their face amount as interest expense over the term of the 6.00% Notes. The Company expects to have higher interest expense beginning in its first quarter of 2009 due to the interest accretion, and the interest expense associated with its 6.00% Notes for prior periods will also be higher than previously reported due to the retrospective application of this FSP. Based on the preliminary analysis performed by the Company, the interest expense associated with its 6.00% Notes will be approximately $17 million, $26 million and $30 million higher for fiscal years 2007, 2008 and 2009, respectively, as a result of adopting this FSP.

In October 2008, the FASB issued FSP No. FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active. This FSP clarifies the application of FASB Statement No. 157, Fair Value Measurements, in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. In particular, it provides additional guidance on (a) how the reporting entity’s own assumptions (that is, expected cash flows and appropriately risk-adjusted discount rates) should be considered when measuring fair value when relevant observable inputs do not exist, (b) how available observable inputs in a market that is not active should be considered when measuring fair value, and (c) how the use of market quotes (for example, broker quotes or pricing services for the same or similar financial assets) should be considered when assessing the relevance of observable and unobservable inputs available to measure fair value. This FSP is effective upon issuance, including prior periods for which financial statements have not been issued. The Company evaluated this FSP and concluded that its considerations in determining the fair value of the Company’s financial assets when the market for them is not active is consistent with the FSP’s guidance.

2. Stock-Based Incentive Compensation Plans

The following table summarizes stock-based compensation expense related to employee stock options, restricted stock and restricted stock units and employee stock purchases of continuing operations for the quarters and nine months ended September 27, 2008 and September 29, 2007, respectively, which was allocated in the condensed consolidated statements of operations as follows:

	Quarter Ended		Nine Months Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007
	(In millions)
Cost of sales	$2	$2	$8	$7
Research and development	9	12	32	38
Marketing, general, and administrative	7	11	15	36

Total stock-based compensation expense	18	25	55	81
Tax benefit	—	—	—	—

Stock-based compensation expense, net of tax	$18	$25	$55	$81

For each of the quarters ended September 27, 2008 and September 29, 2007, employee stock-based compensation expense included in discontinued operations and excluded from continuing operations was $2 million. For each of the nine months ended September 27, 2008 and September 29, 2007, employee stock-based compensation expense included in discontinued operations and excluded from continuing operations was $5 million.

Stock Options. The weighted-average assumptions that the Company applied in the lattice-binomial model that the Company uses to value employee stock options are as follows:

	Quarter Ended		Nine Months Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007
Expected volatility	67.36%	60.05%	65.24%	52.53%
Risk-free interest rate	2.71%	4.33%	2.67%	4.58%
Expected dividends	0.00%	0.00%	0.00%	0.00%
Expected life (in years)	3.19	3.55	3.19	3.55

For the quarters ended September 27, 2008 and September 29, 2007, the Company granted 1,528,297 and 704,000 employee stock options, respectively, with average estimated grant date fair values of $2.58 and $5.52. For the nine months ended September 27, 2008 and September 29, 2007, the Company granted 12,083,955 and 2,705,000 employee stock options, respectively, with average estimated grant date fair values of $2.98 and $5.93.

Restricted Stock Units and Awards. For the quarters ended September 27, 2008 and September 29, 2007, the Company granted 435,928 and 382,000 shares of restricted stock and restricted stock units, respectively, with an average grant date fair value of $5.57 and $12.08. For the nine months ended September 27, 2008 and September 29, 2007, the Company granted 7,724,514 and 6,163,000 shares of restricted stock and restricted stock units, respectively, with an average grant date fair value of $7.24 and $15.01.

Employee Stock Purchase Plan. Beginning with the November 2007 purchase period the Company suspended its employee stock purchase plan (ESPP). Therefore, the Company did not issue any shares under the

ESPP during the quarter and nine months ended September 27, 2008. The Company issued 1,217,000 shares and 3,063,000 shares under the ESPP during the quarter and nine months ended September 29, 2007, respectively.

3. Goodwill and Acquisition Related Intangible Assets

The changes in the carrying amount of goodwill by operating segment for the nine month period ended September 27, 2008, were as follows:

	Computing Solutions	Graphics	Consumer Electronics	Total
	(In millions)
Balance at December 29, 2007	$162	$533	$1,212	$1,907
Reclassification due to change in segments (1)	—	254	(254)	—
Goodwill adjustments (2)	(1)	(3)	(5)	(9)
Impairment charges (3)	—	—	(799)	(799)
Reclassification to discontinued operations (3)	—	—	(154)	(154)

Balance at September 27, 2008	$161	$784	$—	$945

(1)	In the second quarter of 2008 the Company began to include royalties received in connection with the sale of game console systems within the operating results of the Graphics segment. As a result, the $254 million goodwill associated with the game console business is now included with the Graphics segment. (See Note 5)

(2)	Adjustments to goodwill primarily represented changes in assumed pre-acquisition income tax liabilities as a result of the acquisition of ATI Technologies, which will continue to be applied to goodwill until ultimately settled with the tax authorities or until the Company adopts the provisions of Statement No. 141(R) Business Combinations (SFAS 141(R)) at the beginning of fiscal year 2009, after which changes will be recorded in the statement of operations.

(3)	In the second quarter of 2008, the Company evaluated the viability of its non-core businesses and determined that its Handheld and Digital Television business units were not directly aligned with its core strategy of computing and graphics market opportunities. Therefore, the Company decided to divest these units and classify them as discontinued operations in the Company’s financial statements. As a result, the Company performed an interim impairment test of goodwill and acquired intangible assets and concluded that the carrying amounts of goodwill and certain finite-lived intangible assets associated with its Handheld and Digital Television business units were impaired and recorded an impairment charge. The remaining carrying values of goodwill and acquired intangible assets related to these business units were reclassified to assets of discontinued operations. (See Note 12)

The balances of acquisition-related finite-lived intangible assets as of September 27, 2008, were as follows:

	Intangible Assets, Gross December 29, 2007	Net Book Value December 29, 2007	Amortization Expense Nine months ended September 27, 2008	Impairment charge(1)	Reclassification to discontinued operations (1)	Net Book Value September 27, 2008	Weighted Average Amortization Period
	(In millions)						(In months)
Developed product technology	$403	$240	$(57)	$(60)	$(83)	$40	50
Game console royalty agreements	147	113	(22)	—	—	91	60
Customer relationships	257	182	(37)	(14)	(66)	65	48
Trademark and trade name	62	52	(6)	(3)	(15)	28	84
Customer backlog	36	—	—	—	—	—	14

Total	$905	$587	$(122)	$(77)	$(164)	$224

(1)	As a result of the goodwill impairment test pursuant to which the Company concluded that the carrying values of the goodwill associated with its Handheld and Digital Television business units was impaired, the Company performed an impairment test on the acquisition-related intangible assets associated with these business units. Based on the test results, the Company concluded that carrying amounts of certain acquisition-related finite-lived intangible assets associated with its Handheld and Digital Television business units exceeded their estimated fair values and recorded an impairment charge. In addition, due to the Company’s decision to divest these two business units, the remaining carrying costs of the acquisition-related intangible assets have been reclassified to discontinued operations. (See Note 12)

Estimated future amortization expense related to acquisition-related intangible assets is as follows:

Fiscal year	Amortization expense
(In millions)
Remaining 2008	$29
2009	76
2010	70
2011	38
2012	6
Thereafter	5

Total	$224

4. Net Income (Loss) Per Common Share

Basic net income (loss) per common share is computed using the weighted-average number of common shares outstanding. Diluted net income (loss) per common share is computed using the weighted-average number of common shares outstanding plus any dilutive potential common shares outstanding. Potential dilutive common shares include stock options, restricted stock awards, and shares issuable upon the conversion of convertible debt. The following table sets forth the components of basic and diluted income (loss) per common share:

	Quarter Ended		Nine Months Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007
	(In millions except per share data)
Numerator:
Numerator for basic and diluted income (loss) from continuing operations per common share	$32	$(344)	$(545)	$(1,425)
Numerator for basic and diluted income (loss) from discontinued operations per common share	$(159)	$(52)	$(1,129)	$(182)

Numerator for basic and diluted net income (loss) per common share	$(127)	$(396)	$(1,674)	$(1,607)

Denominator:
Denominator for basic income (loss) per share– weighted-average shares	608	554	607	551
Effect of dilutive potential common shares	— (1)	—	—	—

Denominator for diluted income (loss) per common - weighted-average shares	608	554	607	551

Basic and diluted income (loss) from continuing operations per common share	$0.05	$(0.62)	$(0.90)	$(2.59)
Basic and diluted income (loss) from discontinued operations per common share	$(0.26)	$(0.09)	$(1.86)	$(0.33)

Basic and diluted net income (loss) per common share	$(0.21)	$(0.71)	$(2.76)	$(2.92)

(1)	Less than 1 million shares.

Potential common shares from outstanding stock awards totaling approximately 62 million along with approximately 75 million of common shares issuable under the Company’s 5.75% Convertible Senior Notes due 2012 for the quarter and nine months ended September 27, 2008, respectively, were not included in the net loss per common share calculation because their inclusion would have been anti-dilutive.

Potential common shares from outstanding stock awards totaling approximately 55 million along with approximately 75 million of common shares issuable under the Company’s 5.75% Convertible Senior Notes due 2012 for the quarter and nine months ended September 29, 2007, respectively, were not included in the net loss per common share calculation because their inclusion would have been anti-dilutive.

5. Segment Reporting

Management, including the Chief Operating Decision Maker (CODM), who is the Company’s chief executive officer, reviews and assesses operating performance using segment net revenues and operating income (loss) before interest, other income (expense), minority interest, equity in net loss of Spansion Inc. and other and income taxes. These performance measures include the allocation of expenses to the operating segments based on management’s judgment.

Prior to the second quarter of 2008, the Company had three reportable operating segments:

•	the Computing Solutions segment, which included microprocessors, chipsets and embedded processors and related revenue;

•	the Graphics segment, which included graphics, video and multimedia products and related revenue; and

•

the Consumer Electronics segment, which included products used in handheld devices, digital televisions and other consumer electronics products, as well as revenue from royalties received in connection with sales of game console systems that incorporate the Company’s technology.

In the second quarter of 2008, the Company decided to divest its Handheld and Digital Television businesses units, which were previously part of the Consumer Electronics segment. As a result, the Company classified them as discontinued operations in the Company’s financial statements. The CODM began reviewing and assessing operating performance using the following reportable operating segments:

•	the Computing Solutions segment, which includes microprocessors, chipsets and embedded processors and related revenue; and

•

the Graphics segment, which includes graphics, video and multimedia products and related revenue, as well as revenue from royalties received in connection with sales of game console systems that incorporate the Company’s graphics technology.

In addition to the reportable segments, the Company has an All Other category, which is not a reportable segment. This category consists of certain expenses and credits that are not allocated to any of the operating segments because the CODM does not consider these expenses and credits in evaluating the performance of the operating segments. These expenses and credits include primarily employee stock-based compensation expense, amortization of acquired intangible assets, integration charges, restructuring charges and charges for goodwill and intangible asset impairment.

The following table provides a summary of the Company’s net revenue and operating income (loss) by segment with reconciliations to income (loss) from continuing operations for the quarters ended and nine months ended September 27, 2008 and September 29, 2007:

	Quarter Ended		Nine Months Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007
	(In millions)
Computing Solutions(1)
Net revenue	$1,391	$1,283	$3,687	$3,299
Operating income (loss)	143	(122)	(29)	(722)
Graphics
Net revenue	385	275	894	698
Operating income (loss)	47	11	22	(55)
All Other
Net revenue	—	—	—	—
Operating income (loss)	(59)	(70)	(219)	(251)
Total
Net revenue	1,776	1,558	4,581	3,997
Operating income (loss)	131	(181)	(226)	(1,028)
Interest income	7	19	32	54
Interest expense	(87)	(95)	(277)	(272)
Other income (expense), net	(4)	(1)	(15)	(8)
Minority interest in consolidated subsidiaries	(7)	(9)	(27)	(26)
Equity in net loss of Spansion Inc. and other	(9)	(57)	(33)	(86)

Income (loss) before income taxes	31	(324)	(546)	(1,366)
Provision (benefit) for income taxes	(1)	20	(1)	59

Income (loss) from continuing operations	$32	$(344)	$(545)	$(1,425)

(1)	Quarter ended September 27, 2008 net revenue includes $191 million of process technology license revenue. Nine months ended September 27, 2008 operating income (loss) includes $191 million process technology license revenue and a $193 million gain on the sale of 200 millimeter equipment.

6. Comprehensive Income (Loss)

The following are the components of comprehensive income (loss):

	Quarter Ended		Nine Months Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007
	(In millions)
Net income (loss)	$(127)	$(396)	$(1,674)	$(1,607)
Net change in unrealized gains (losses) on available-for-sale securities	—	(2)	(2)	(2)
Net change in unrealized gains (losses) on cash flow hedges, net of taxes	(26)	14	(35)	22
Net change in cumulative translation adjustments	—	(6)	—	(9)

Other comprehensive income (loss)	(26)	6	(37)	11

Total comprehensive income (loss)	$(153)	$(390)	$(1,711)	$(1,596)

7. Other Long-Term Liabilities

The Company’s other long-term liabilities balances at September 27, 2008 and December 29, 2007 were $657 million and $633 million, respectively. Included in these balances were deferred grants and subsidies related to the wafer manufacturing facilities in Dresden in the amounts of $389 million and $401 million for September 27, 2008 and December 29, 2007, respectively.

8. Commitments and Contingencies

Guarantees

Guarantees of Indebtedness Recorded on the Company’s Consolidated Balance Sheet

As of September 27, 2008, the principal guarantee related to indebtedness recorded on the Company’s consolidated balance sheet was for $58 million, which represents the amount of silent partnership contributions that Fab 36 Holding and Fab 36 Admin are required to repurchase from Leipziger Messe GmbH and is exclusive of the guaranteed rate of return obligation aggregating approximately $146 million. Of the $58 million guarantee, $29 million is expected to expire by the end of 2008, and $29 million is expected to expire by the end of 2009.

Guarantees of Indebtedness Not Recorded on the Company’s Condensed Consolidated Balance Sheet

AMTC and BAC Guarantees

The Advanced Mask Technology Center GmbH & Co. KG (AMTC) and Maskhouse Building Administration GmbH & Co. KG (BAC) are joint ventures initially formed by AMD, Infineon Technologies AG (Infineon) and DuPont Photomasks, Inc. (Dupont) for the purpose of constructing and operating an advanced photomask facility in Dresden, Germany. The Company procures advanced photomasks from AMTC and uses them in manufacturing its microprocessors. In April 2005, DuPont was acquired by Toppan Printing Co., Ltd. and became a wholly owned subsidiary of Toppan, named Toppan Photomasks, Inc. (Toppan). In December 2007, Infineon entered into an assignment agreement to transfer its interest in AMTC and BAC to Qimonda AG (Qimonda), with the exception of certain AMTC/BAC related payment guarantees. The assignment became effective in January 2008.

In December 2002, BAC obtained a $110 million term loan to finance the construction of the photomask facility. At the same time, AMTC and BAC, as lessor, entered into a lease agreement. The term of the lease agreement is ten years. Each joint venture partner guaranteed a specific percentage of AMTC’s rental payments. Pursuant to an agreement between AMTC, BAC and DuPont (now Toppan), AMTC may exercise a “step-in” right, in which it would assume Toppan’s remaining rental payments in connection with the rental agreement between Toppan and BAC. As of September 27, 2008, the Company’s guarantee of AMTC’s portion of the rental obligation was approximately $9 million and its maximum liability in the event AMTC exercises its “step-in” right and the other joint venture partners default under the guarantee was approximately $83 million. These estimates are based upon forecasted rents to be charged in the future and are subject to change based upon the actual usage of the facility by the tenants and foreign currency exchange rates.

In December 2007, AMTC entered into a new $99 million revolving credit facility, of which $82 million was outstanding as of September 27, 2008. The proceeds were used to repay all amounts outstanding under a previous $175 million revolving credit facility and to provide additional financing for the acquisition of new tools. Subject to certain conditions under the revolving credit facility, AMTC may request that the loan amount be increased by an additional $58 million. The term of the revolving credit facility is three years. Upon request by AMTC and subject to certain conditions, the term of the revolving credit facility may be extended by two additional one-year periods. Pursuant to a guarantee agreement, each joint venture partner guaranteed one third of AMTC’s outstanding loan balance under the revolving credit facility. In September 2008, Qimonda provided cash security equal to one third of AMTC’s outstanding loan balance pursuant to a cash pledge agreement and was released from the guarantee agreement. The obligations of the remaining joint venture partners under the guarantee agreement remain the same. As of September 27, 2008, the Company’s potential obligation under this guarantee was $27 million plus its portion of accrued interest and expenses. The Company’s maximum potential liability under this guarantee is $33 million plus its portion of accrued interest and expenses. Under the terms of the guarantee, if the Company’s group consolidated cash (which is defined as cash, cash equivalents and marketable securities less the aggregate amount outstanding under any revolving credit facility) is less than or expected to be less than $500 million, the Company will be required to provide cash collateral equal to one third of the balance outstanding under the revolving credit facility. The Company evaluated this guarantee under the provisions of FIN 45 and concluded it was immaterial to its financial position or results of operations. In the event the transaction with ATIC (as defined below) is consummated and the approval of the partners and banks are received, the Company’s partnership interests in the AMTC and the BAC will be transferred to The Foundry Company. (See Note 15)

Warranties and Indemnities

The Company generally warrants that microprocessor products sold to its customers will, at the time of shipment, be free from defects in workmanship and materials and conform to its approved specifications. Subject to certain exceptions, the Company generally offers a three-year limited warranty to end users for microprocessor products that are commonly referred to as “processors in a box,” a one-year limited warranty to direct purchasers of all other microprocessor products that are commonly referred to as “tray” microprocessor products, and a one-year limited warranty to direct purchasers of embedded processor products. The Company has offered extended limited warranties to certain customers of “tray” microprocessor products who have written agreements with the Company and target their computer systems at the commercial and/or embedded markets.

The Company generally warrants that its graphics, and chipsets and certain products for consumer electronics devices will conform to the Company’s approved specifications and be free from defects in material and workmanship under normal use and service for a period of one year beginning on shipment of such products to its customers. The Company generally warrants that ATI-branded PC workstation products will conform to the Company’s approved specifications and be free from defects in material and workmanship under normal use and service for a period of three years, beginning on shipment of such products to its customers.

Changes in the Company’s potential liability for product warranties during the nine months ended September 27, 2008 and September 29, 2007 are as follows:

	Nine Months Ended
	September 27, 2008	September 29, 2007
	(In millions)
Balance, beginning of the period	$15	$26
New warranties issued during the period	27	19
Settlements during the period	(10)	(22)
Changes in liability for pre-existing warranties during the period, including expirations	(12)	(9)

Balance, end of the period	$20	$14

In addition to product warranties, the Company, from time to time in its normal course of business, indemnifies other parties, with whom it enters into contractual relationships, including customers, lessors and parties to other transactions with the Company, with respect to certain matters. The Company has agreed to hold the other party harmless against specified losses, such as those arising from a breach of representations or covenants, third-party claims that the Company’s products when used for their intended purpose(s) infringe the intellectual property rights of a third party or other claims made against certain parties. It is not possible to determine the maximum potential amount of liability under these indemnification obligations due to the limited history of indemnification claims and the unique facts and circumstances that are likely to be involved in each particular claim and indemnification provision. Historically, payments made by the Company under these obligations have not been material.

Contingencies

The Company is a defendant or plaintiff in various actions that arose in the normal course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial condition or results of operations.

9. Income Taxes

The Company recorded an income tax benefit of $1 million in the third quarter of 2008 and an income tax provision of $20 million in the third quarter of 2007. For the nine months ended September 27, 2008, the Company recorded an income tax benefit of $1 million and an income tax provision of $59 million for the nine months ended September 29, 2007.

For the third quarter and first nine months of 2008, foreign taxes in profitable locations were substantially offset by discrete tax benefits including the monetization of the U.S. research and development credits pursuant to the Housing and Economic Recovery Act of 2008 and a refund of withholding taxes. The income tax provisions in the third quarter and first nine months of 2007 were primarily for deferred U.S. taxes related to indefinite-lived goodwill and foreign taxes in profitable locations.

As of September 27, 2008, substantially all of the Company’s U.S. deferred tax assets, net of deferred tax liabilities, continue to be subject to a valuation allowance. The realization of these assets is dependent on substantial future taxable income which at September 27, 2008 in management’s estimate, is not more likely than not to be achieved.

The Company’s gross unrecognized tax benefits decreased by $15 million during the third quarter of 2008 due to the receipt of certain proposed tax adjustments in foreign locations. As a result, the Company has now recognized $110 million of long-term deferred tax assets, previously under a valuation allowance, with $153 million of liabilities for unrecognized tax benefits as of September 27, 2008. The net impact on the effective tax rate of the decrease in the gross unrecognized tax benefits in the third quarter of 2008 was not material because of the valuation allowance. There were no material changes in interest and penalties in the third quarter of 2008.

The IRS commenced the audit of the Company’s 2004 to 2006 tax years during the second quarter of 2008.

During the 12 months beginning September 28, 2008 the Company believes it is reasonably possible that unrecognized tax benefits will decrease by approximately $95 million as a result of the expiration of certain statutes of limitation and audit resolutions.

10. Fair Value Measurements

Assets and (liabilities) measured at fair value are summarized below:

		Fair value measurement at reporting date using
	September 27, 2008	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(In millions)
Money market mutual funds(1)	$409	$409	$—	$—
Commercial paper(2)	355	—	355	—
Time deposits(3)	192	—	192	—
Certificates of deposit(1)	30	—	30	—
Auction rate securities(4)	180	—	—	180
Marketable equity securities(5)	24	24	—	—
Foreign currency derivative contracts(6)	(37)	—	(37)	—

Total assets	$1,153	$433	$540	$180

(1)	Included in cash and cash equivalents on the Company’s condensed consolidated balance sheet.

(2)	$340 million included in cash and cash equivalents and $15 million included in marketable securities on the Company’s condensed consolidated balance sheet.

(3)	$177 million included in cash and cash equivalents and $15 million included in marketable securities on the Company’s condensed consolidated balance sheet.

(4)	Included in marketable securities on the Company’s condensed consolidated balance sheet.

(5)	$23 million included in marketable securities and $1 million included in other assets on the Company’s condensed consolidated balance sheet.

(6)	Included in accrued liabilities on the Company’s condensed consolidated balance sheet.

The Company measures its cash equivalents, marketable securities and foreign currency derivative contracts at fair value. Cash equivalents and marketable securities are primarily classified within Level 1 or Level 2, with the exception of auction rate security (ARS) investments. This is because cash equivalents and marketable securities are valued primarily using quoted market prices or alternative pricing sources and models utilizing market observable inputs, as provided to the Company by its brokers. The ARS investments are classified within Level 3 because they are valued using a discounted cash flow model. Some of the inputs to this model are unobservable in the market and are significant. Our foreign currency derivative contracts are classified within Level 2 because the valuation inputs are based on quoted prices and market observable data of similar instruments in active markets.

The Company recorded an other-than-temporary impairment charges of $24 million in the second quarter of 2008 and $9 million in the third quarter of 2008 for its investment in Spansion Inc. (See Note 13)

The recent uncertainties in the credit markets have affected all of the Company’s ARS investments and auctions for these securities have failed to settle on their respective settlement dates. As a result, reliable Level 1 or Level 2 pricing is not available for these ARS. In light of these developments, to determine the fair value for its ARS, the Company obtained broker reports and discussed with brokers the critical inputs that they used in their proprietary models to assess fair value, which included liquidity, credit rating and discounted cash flows associated with these ARS. In addition, the Company performed its own discounted cash flow analyses. Based on the outcomes of these activities, the Company concluded that there was no further reduction in the fair value of its ARS compared to the second quarter of 2008. In the second quarter of 2008, the Company recorded an other-than-temporary impairment charge of $12 million.

Significant considerations in the discounted cash flow model were the credit rating of the instruments, the percentage and the types of guarantees, the probability of the auction succeeding or the security being called, and an illiquidity discount factor. The key assumptions used in the discounted cash flow model to determine their fair values as of September 27, 2008 were the discount factor to be applied and the period over which the cash flows would be expected to occur. If different assumptions were used for the various inputs to the valuation approach including, but not limited to, assumptions involving the estimated lives of the ARS investments, the estimated cash flows over those estimated lives, the estimated discount rates applied to those cash flows and the illiquidity factor, the estimated fair value of these investments could be significantly higher or lower than the fair value determined by the Company as of September 27, 2008.

In October 2008, UBS AG (UBS) offered to repurchase all of the Company’s ARS that were purchased from UBS prior to February 13, 2008. As of September 27, 2008, the Company owned $82 million par value of these securities. The Company accepted this offer. From June 30, 2010 and ending July 2, 2012, the Company has the right, but not the obligation, to sell, at par, these ARS to UBS. Prior to June 30, 2010, the Company will continue to earn and receive all interest that is payable for these ARS. Furthermore, prior to June 30, 2010, UBS, at its sole discretion, may sell, or otherwise dispose of, and/or enter orders in the auctions process with respect to these securities on the Company’s behalf so long as the Company receives par value for the ARS sold. UBS has also agreed to use its best efforts to facilitate issuer redemptions and/or to resolve the liquidity concerns of holders of their ARS through restructurings and other means.

The repurchase right represents a freestanding financial instrument (a put option) for accounting purposes. As such, the Company intends to record the fair value of the put option as an asset on its consolidated balance sheet, and record a corresponding gain to earnings during the fourth quarter of 2008.

As of September 27, 2008, the Company classified its investments in ARS as current assets because for a majority of its ARS holdings, it reasonably expects that it will be able to sell these securities and have the proceeds available for use in its operations within the next twelve months through a future successful auction, a sale to a buyer found outside the auction process, or through a redemption by which issuers establish a different form of financing to replace these securities. With respect to $82 million of its ARS holdings, prior to June 30, 2010, UBS, at its sole discretion, may sell, or otherwise dispose of, and/or enter orders in the auctions process with respect to these securities on the Company’s behalf so long as the Company receives par value for the ARS sold. UBS has also agreed to use their best efforts to facilitate issuer redemptions and/or to resolve the liquidity concerns of holders of their ARS through restructurings and other means. The Company is not dependant on liquidating its ARS in the next twelve months in order to meet its liquidity needs.

The Company’s investments in ARS include approximately $133 million of student loan ARS, $35 million of municipal and corporate ARS and $12 million ARS in preferred shares of closed end mutual funds. Approximately 81 percent of the Company’s ARS holdings are AAA rated investments and all the $133 million student loan ARS are guaranteed by the Federal Family Educational Loan Program. Until the first quarter of 2008, the fair values of the Company’s ARS were determinable by reference to frequent successful Dutch auctions of such securities, which settled at par.

Reconciliation of the financial assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3):

	Quarter ended September 27, 2008 Fair Value Measurements Using Significant Unobservable Inputs (Level 3) Auction Rate Securities	Nine months ended September 27, 2008 Fair Value Measurements Using Significant Unobservable Inputs (Level 3) Auction Rate Securities
	(In millions)
Beginning balance	$180	$—
Transfers of ARS into Level 3	—	210
Redemption at par	—	(18)
Other than temporary impairment	—	(12)

Ending balance, September 27, 2008	$180	$180

Loss for period included in earnings attributable to the Level 3 financial assets still held at September 27, 2008	$—	$12

Total financial assets at fair value classified within Level 3 were 1.9 percent of total assets on the Company’s condensed consolidated balance sheet as of September 27, 2008.

11. Restructuring

In the second quarter of 2008, the Company initiated a restructuring plan (Second Quarter 2008 Restructuring), which included a reduction-in-force (RIF) and certain contract termination costs related to technologies it was no longer pursuing and recorded a total charge of $32 million. The RIF component, which is comprised primarily of severance and costs related to the continuance of certain employee benefits, totaled approximately $23 million. Other exit-related costs, including $6 million of non-cash charges, totaled approximately $9 million.

In the third quarter of 2008, the Company recorded additional severance and related costs of approximately $9 million in connection with the Second Quarter 2008 Restructuring.

These charges have been aggregated and appear on the line item entitled “Restructuring Charges” in the Company’s condensed consolidated statement of operations, with the exception of $2 million in the second quarter of 2008, which are classified as discontinued operations.

The Company anticipates recording approximately $1 million of additional severance in the fourth quarter of 2008 in connection with the Second Quarter 2008 Restructuring and to substantially complete the Second Quarter 2008 Restructuring by the end of fiscal 2008.

The following table provides a summary of the restructuring activities and the related liabilities recorded in Other current liabilities on the Company’s condensed consolidated balance sheet remaining as of September 27, 2008:

(In millions)	Severance and related benefits	Other exit- Related Costs
Balance December 29, 2007	$—	$—
Second quarter charges	23	9
Cash payments	(18)	—
Non-cash charges	—	(6)

Balance June 28, 2008	$5	$3
Third quarter charges	9	—
Cash payments	(8)	—
Non-cash charges	—	(1)

Balance September 27, 2008	$6	$2

12. Discontinued Operations

During the second quarter of 2008, the Company decided to divest its Handheld and Digital Television business units and classified them as discontinued operations in the Company’s financial statements. The Company discontinued amortization and depreciation related to the assets of these business units in the second quarter of 2008. The Company has segregated the assets and liabilities related to discontinued operations from those assets and liabilities related to continuing operations on the Company’s condensed consolidated balance sheets, the Company has segregated the operating results of discontinued operations from those of continuing operations on the Company’s condensed consolidated statements of operations for all periods presented.

As a result of its decision to divest its Handheld and Digital Television business units, the Company performed an interim impairment test of goodwill and acquired intangible assets in the second quarter of 2008 and concluded that the carrying amounts of goodwill and certain finite-lived intangible assets associated with its Handheld and Digital Television business units were impaired and recorded an impairment charge. For goodwill, the impairment charge was determined by comparing the carrying value of goodwill assigned to the Company’s reporting units with the implied fair value of the goodwill. The Company considered the income approach in determining the implied fair value of the goodwill, which requires estimates of future operating results and cash flows of each of the reporting units discounted using estimated discount rates taking into consideration the estimated proceeds that the Company expects to receive in connection with any potential divestiture. For acquired intangible assets, the Company assessed the recoverability of the unamortized balances by comparing the undiscounted future net cash flows to the carrying values. For those acquired intangible assets where the carrying values exceeded the undiscounted future net cash flows, the Company measured the amount of impairment by calculating the amount by which the carrying values exceeded the estimated fair values, which were based on projected discounted future net cash flows. The remaining carrying values of goodwill related to these business units were reclassified to assets of discontinued operations.

During the third quarter of 2008, the Company entered into an agreement with Broadcom Corporation and Broadcom International Limited (collectively, Broadcom) to sell certain assets related to the Digital Television business unit for $192.8 million. The asset purchase agreement was subsequently amended to reduce the purchase price to $141.5 million and the transaction was completed on October 27, 2008. Based on the final terms of the sale transaction, the Company wrote down goodwill $135 million in the third quarter of 2008. (See Note 15)

The results from discontinued operations are as follows:

	Quarter Ended		Nine Months Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007
	(In millions)
Revenue	$44	$74	$130	$246
Expenses	(68)	(126)	(246)	(428)
Impairment of goodwill and acquired intangible assets	(135)	—	(1,011)	—
Restructuring charges	—	—	(2)	—

Loss from discontinued operations	$(159)	$(52)	$(1,129)	$(182)

The carrying value of the assets of discontinued operations was $232 million and $1.3 billion as of September 27, 2008 and December 29, 2007, respectively. Included in these balances is goodwill and acquired intangible assets in the amounts of $193 million and $1.2 billion as of September 27, 2008 and December 29, 2007, respectively. The carrying value of the liabilities for discontinued operations was $11 million and $26 million as of September 27, 2008 and December 29, 2007, respectively. Assets and liabilities of discontinued operations for the Digital Television business unit have been reclassified to only include the assets acquired by Broadcom. Cash flows from discontinued operations are not material and are combined with cash flows from continuing operations within the condensed consolidated statement of cash flows categories.

13. Equity in net loss of Spansion Inc. and other

Equity in net loss of Spansion Inc. and other for the first six months ended June 30, 2007 consisted of the Company’s share of the operating losses of Spansion Inc. under the equity method of accounting. Effective September 20, 2007, the Company changed its accounting for this investment from the equity method of accounting for this investment as “available-for-sale” marketable securities under SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. In the third quarter of 2007, the Company recorded an other than temporary impairment charge of $42 million after giving consideration to Spansion’s operating results and its stock price trends in the preceding six months. The remaining $44 million loss for the nine months ended September 29, 2007 represented the Company’s shares of the operating losses of Spansion Inc. under the equity method of accounting.

In the second quarter of 2008, the Company recorded an other than temporary impairment charge of $24 million after giving consideration to Spansion’s operating results and its stock price trends in the preceding six months. As of September 27, 2008, the Company owned a total 14,037,910 shares, or approximately 9 percent, of Spansion’s outstanding common stock. In the third quarter of 2008, the market value of the Company’s interest in the common stock of Spansion was lower than its carrying value by approximately $9 million. After giving consideration to Spansion’s operating results and its stock price trends in the preceding months as well as the continuing declining trend of its stock price subsequent to the third quarter of 2008, the Company recorded an other than temporary impairment charge of $9 million in the third quarter of 2008 in the line item “Equity in net loss of Spansion Inc. and other” on its condensed consolidated statements of operations.

14. Sale of Receivables Classified as Other Short-Term Obligations

On March 26, 2008, the Company entered into a Sale of Receivables – Supplier Agreement with IBM Credit LLC, or IBM Credit, and one of its wholly-owned subsidiaries, AMD International Sales & Service, Ltd., or AMDISS, entered into the same sales agreement with IBM United Kingdom Financial Services Ltd., or IBM UK, pursuant to which the Company and AMDISS agreed to sell to each of IBM Credit and IBM UK certain receivables. Pursuant to the sales agreements, the IBM parties agreed to purchase from the AMD parties invoices of specified AMD customers up to credit limits set by the IBM parties for any applicable AMD customer. As of September 27, 2008, only certain distributor customers have participated in this program. Because the Company does not recognize revenue until its distributors sell its products to their customers, the Company classified funds received from the IBM parties as debt according to the requirement of Emerging Issues Task Force (EITF) Issue No. 88-18, Sales of Future Revenues. The debt is reduced as the IBM parties receive payments from the distributors. As of September 27, 2008, $94 million was outstanding under these agreements. This amount appears as “Other short-term obligations” on the Company’s condensed consolidated balance sheet and is not considered a cash commitment.

15. Subsequent Events

Proposed Manufacturing Joint Venture

On October 6, 2008, the Company entered into a Master Transaction Agreement with Advanced Technology Investment Company LLC (ATIC) and West Coast Hitech L.P., (WCH), acting through its general partner, West Coast Hitech G.P., Ltd. Pursuant to the Master Transaction Agreement, the Company and ATIC agreed to form a manufacturing joint venture, initially to be called “The Foundry Company.” Pursuant to the Master Transaction Agreement, the Company will contribute certain assets and liabilities to The Foundry Company, including, among other things, shares of the groups of German subsidiaries owning Fab 30/38 and Fab 36, certain manufacturing assets, employees performing certain manufacturing-related functions, and a portion of the Company’s patent portfolio and intellectual property in exchange for The Foundry Company securities, consisting of one Class A Ordinary Share, 1,680,355 Class A Preferred Shares and 700,000 Class B Preferred Shares, and the assumption of certain liabilities by The Foundry Company, including the assumption of approximately $1.2 billion of the Company’s debt. ATIC will contribute approximately $1.4 billion of cash to The Foundry Company in exchange for The Foundry Company securities, consisting of one Class A Ordinary Share, 336,071 Class A Preferred Shares, 644,284 Class B Preferred Shares, approximately $84 million aggregate principal amount of Class A Subordinated Convertible Notes and approximately $336 million aggregate principal amount of Class B Subordinated Convertible Notes, and ATIC will pay $700 million in cash to the Company in exchange for the transfer of the Company’s 700,000 Class B Preferred Shares of The Foundry Company to ATIC.

In addition, the Company will issue to WCH, for an aggregate purchase price of approximately $314 million, 58 million shares of the Company’s common stock and warrants to purchase 30 million shares of the Company’s common stock at an exercise price of $0.01 per share. The warrants will be exercisable after the earlier of (i) public ground-breaking of a proposed manufacturing facility in up-state New York and (ii) 24 months from the date of issuance, and the warrants will have a ten-year term.

Immediately following the closing of the transactions contemplated by the Master Transaction Agreement, The Foundry Company will have only the Company and ATIC as stockholders, each of which at the closing will have equal voting rights, and The Foundry Company will be owned 44.4 percent by the Company and 55.6 percent by ATIC on a fully converted to ordinary shares basis. ATIC’s economic ownership will increase over time based on the differences in securities held by the Company and ATIC, depending on whether the Company elects to invest proportionately with ATIC in future Foundry Company capital infusions.

For accounting purposes, the proceeds the Company receives from the issuance of the shares and the warrants to WCH will be recorded on the Company’s consolidated balance sheet as stockholders’ equity. The issuance of the warrants will have a dilutive effect on the Company’s future net income per share and after the warrants are exercised, the warrant shares issuable upon exercise of the warrants will have a dilutive effect on the Company’s future net income per common share.

Given the structure of the transactions contemplated in the Master Transaction Agreement, the Company will consolidate the accounts of The Foundry Company as required by FASB Interpretation No. 46R, Consolidation of Variable Interest Entities, An Interpretation of ARB No. 51 (FIN 46R). Pursuant to the guidance in FIN 46R, The Foundry Company is a variable-interest entity and the Company is deemed to be the primary beneficiary. Therefore, the Company is required to consolidate the accounts of The Foundry Company.

The Company’s issuance of the shares and the warrants is subject to the approval of the Company’s stockholders. Consummation of the transactions contemplated by the Master Transaction Agreement is subject to the satisfaction of certain closing conditions, including approvals from certain government and foreign regulatory authorities.

Completion of Sale of DTV Assets

On October 27, 2008, the Company, Broadcom Corporation and Broadcom International Limited (collectively, Broadcom) executed Amendment No. 1 to the Asset Purchase Agreement previously entered into by the parties in August 2008, pursuant to which the aggregate cash purchase price payable by Broadcom to the Company in consideration for certain assets related to the Company’s Digital Television business unit was reduced from $192.8 million to $141.5 million. As a result of this purchase price reduction, the Company recorded an additional loss from the sale of the DTV assets of approximately $51 million in the third quarter of 2008, which is in addition to the $84 million previously disclosed in the Company’s earnings press release dated October 16, 2008.

Repurchase of Auction Rate Securities

In October 2008, UBS offered to repurchase all of the Company’s ARS that were purchased from UBS prior to February 13, 2008. As of September 27, 2008, the Company owned $82 million par value of these securities. The Company accepted this offer. From June 30, 2010 and ending July 2, 2012, the Company has the right, but not the obligation, to sell, at par, these ARS to UBS. Prior to June 30, 2010, the Company will continue to earn and receive all interest that is payable for these ARS. Furthermore, prior to June 30, 2010, UBS, at its sole discretion, may sell, or otherwise dispose of, and/or enter orders in the auctions process with respect to these securities on the Company’s behalf so long as the Company receives par value for the ARS sold. UBS has also agreed to use its best efforts to facilitate issuer redemptions and/or to resolve the liquidity concerns of holders of their ARS through restructurings and other means.

The repurchase right represents a freestanding financial instrument (a put option) for accounting purposes. As such, the Company intends to record the fair value of the put option as an asset on its consolidated balance sheet, and record a corresponding gain to earnings during the fourth quarter of 2008.

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The statements in this report include forward-looking statements. These forward-looking statements are based on current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements should not be relied upon as predictions of future events as we cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology. The forward-looking statements relate to, among other things: the demand for our new products; the growth and competitive landscape of the markets in which we participate; our revenues; our cost reduction efforts and anticipated savings from the restructurings; our ability to reduce our breakeven point; our proposed joint venture with ATIC; impairment amounts for goodwill and acquired intangible assets; our intended divestiture of our Handheld business unit; our ability to liquidate our auction rate securities in the next twelve months; our capital expenditures; our operating expenses; our depreciation and amortization expense; our aggregate contractual obligations; and availability of external financing. Material factors and assumptions that were applied in making these forward-looking statements include, without limitation, the following: (1) the expected rate of market growth and demand for our products and technologies (and the mix thereof); (2) our expected market share; (3) our expected product and manufacturing costs and average selling prices; (4) our overall competitive position and the competitiveness of our current and future products; (5) our ability to introduce new products and effect transitions to more advanced manufacturing process technologies, consistent with our current plans in terms of timing and capital expenditures; (6) our ability to raise sufficient capital on favorable terms; (7) our ability to make additional investment in research and development and that such opportunities will be available; and (8) the expected demand for computers. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: (1) that Intel Corporation’s pricing, marketing and rebating programs, product bundling, standard setting, new product introductions or other activities may negatively impact sales; (2) that if our proposed joint venture with ATIC is not consummated, our business could be harmed; (3) that our substantial indebtedness could adversely affect our financial position and prevent us from implementing our strategy or fulfilling our contractual obligations; (4) that we will require additional funding and may be unable to raise sufficient capital, on favorable terms, or at all; (5) that we may be unable to realize the anticipated benefits of our acquisition of ATI because, among other things, the revenues, cost savings, growth prospects and any other synergies expected from the transaction may not be fully realized or may take longer to realize than expected; (6) that we may be unable to maintain the level of investment in research and development and capacity that is required to remain competitive; (7) that we may be unable to develop, launch and ramp new products and technologies in the volumes that is required by the market at mature yields on a timely basis; (8) that we may be unable to transition to advanced manufacturing process technologies in a timely and effective way, consistent with planned capital expenditures; (9) that there may be unexpected variations in market growth and demand for our products and technologies in light of the product mix that we may have available at any particular time or a decline in demand; (10) that demand for computers will be lower than currently expected; (11) that we may be unable to obtain sufficient manufacturing capacity (either in our own facilities or at foundries) or components to meet demand for our products; (12) that we may under-utilize our microprocessor manufacturing facilities; (13) that we will be unable to divest our Handheld business unit in the expected timeframe if at all, or in a manner contemplated by us; and (14) the effect of political or economic instability, domestically or internationally, on our sales or production.

For a discussion of the factors that could cause actual results to differ materially from the forward-looking statements, see “Part II, Item 1A—Risk Factors” section beginning on page 43 and the “Financial Condition” section beginning on page 31 and such other risks and uncertainties as set forth below in this report or detailed in our other SEC reports and filings. We assume no obligation to update forward-looking statements.

AMD, the AMD Arrow logo, AMD Opteron, and combinations thereof, ATI and the ATI logo are trademarks of Advanced Micro Devices, Inc. Microsoft is a registered trademark of Microsoft Corporation in the

United States and other jurisdictions. Other names are for informational purposes only and are used to identify companies and products and may be trademarks of their respective owners.

In this section, we will describe the general financial condition and the results of operations for Advanced Micro Devices, Inc. and our consolidated subsidiaries, including a discussion of our results of operations for the quarter and nine months ending September 27, 2008 compared to the quarter and nine months ending September 29, 2007, an analysis of changes in our financial condition and a discussion of our contractual obligations and off balance sheet arrangements.

The following discussion should be read in conjunction with the unaudited condensed consolidated financial statements and related notes included in this report and our audited consolidated financial statements and related notes as of December 29, 2007 and December 31, 2006, and for each of the three years in the period ended December 29, 2007 as filed in our Annual Report on Form 10-K for our fiscal year ended December 29, 2007.

Overview

We are a global semiconductor company with facilities around the world. During the second quarter of 2008, we decided to divest our Handheld and Digital Television business units, which prior to the second quarter of 2008 were reported in our Consumer Electronics segment, and as a result, we classified them as discontinued operations in our financial statements. The discussion in this Management’s Discussion and Analysis of Financial Condition and Results of Operations section focuses on our continuing operations which consist of:

•

x86 microprocessors, for the commercial and consumer markets, embedded microprocessors for commercial, commercial client and consumer markets and chipsets for desktop and notebook personal computers or PCs, professional workstations and servers; and

•	graphics, video and multimedia products for desktop and notebook computers, including home media PCs, professional workstations and servers and technology for game consoles.

The following discussion is limited to our continuing operations, unless otherwise noted.

We made progress during the third quarter of 2008 towards improving our financial performance in the context of a challenging economic environment. Net revenue increased 32 percent compared to the second quarter of 2008 and 14 percent compared to the third quarter of 2007, and we were able to achieve our goal of positive operating income, with operating income of $131 million. Net revenue during the third quarter of 2008 included $191 million in process technology license revenue related to the sale of 200 millimeter equipment. In addition to the impact of the process technology license revenue, the increase in revenue during the third quarter of 2008 compared to the second quarter of 2008 and the third quarter of 2007 was due to an increase in unit shipments and an improved product mix. The performance of our Graphics segment was especially notable due in large part to the strong demand for our new ATI Radeon HD 4000 series of GPU products. Graphics net revenue of $385 million in the third quarter of 2008 increased 55 percent compared to the second quarter of 2008 and 40 percent compared to the third quarter of 2007.

Gross margin, as a percentage of net revenue, for the third quarter of 2008 was 51 percent, a decrease of one percent compared to 52 percent in the second quarter of 2008 and an increase of 10 percent compared to 41 percent in the third quarter of 2007. Gross margin in the third quarter of 2008 was favorably impacted by 6 percentage points as a result of the $191 million of process technology license revenue referenced above. Gross margin in the second quarter of 2008 was favorably impacted by 14 percentage points as a result of a $193 million gain on the sale of 200 millimeter equipment that we recorded in cost of sales. Excluding the favorable impact of the process technology license revenue and the gain on the sale of 200 millimeter equipment, which we believe gives a more comparable view of our gross margin, gross margin would have been 45 percent in the third quarter of 2008 compared to 37 percent in the second quarter of 2008 and 41 percent in the third quarter of 2007.

Operating income for the third quarter of 2008 was $131 million compared to an operating loss of $143 million in the second quarter of 2008 and an operating loss of $181 million in the third quarter of 2007. The improvement in operating performance in the third quarter of 2008 compared to the second quarter of 2008 was primarily a result of the process technology license revenue referenced above, lower research and development and marketing general and administrative expenses and lower restructuring charges. These improvements were partially offset by higher cost of sales in the third quarter of 2008 compared to the second quarter of 2008 due to absence of the favorable impact on cost of sales of the gain on the sale of 200 millimeter equipment during the second quarter of 2008. The improvement in our operating income in the third quarter of 2008 compared to the third quarter of 2007 was primarily a result of the process technology license revenue referenced above, lower cost of sales and lower research and development and marketing general and administrative expenses and lower restructuring charges.

Our cash, cash equivalents and marketable securities at September 27, 2008 were $1.3 billion, a decrease of $548 million compared to December 29, 2007. Capital expenditures were $83 million in the third quarter of 2008 compared to $104 million in the second quarter of 2008 and $417 million in the third quarter of 2007.

In addition, in order to achieve our goal of attaining a lower breakeven point, we decided in the fourth quarter of 2008 to undertake additional cost reduction actions. We intend to reduce headcount by approximately 500 employees during the fourth quarter of 2008 (which is in addition to the headcount reductions we announced in April 2008) and plan to take additional cost reduction actions during the fourth quarter of 2008 and in 2009. We expect that the actions taken in the fourth quarter will result in a charge to operations in the fourth quarter of 2008 of approximately $50 million consisting primarily of severance and costs related to the continuation of certain employee benefits, contract terminations and excess facility exit costs. Further cost reduction actions will result in an additional charge in 2009, which we cannot estimate at this time, but which may include severance and costs related to the continuation of certain employee benefits and excess facility exit costs.

We intend the discussion of our financial condition and results of operations that follows to provide information that will assist you in understanding our financial statements, the changes in certain key items in those financial statements from period to period, the primary factors that resulted in those changes and how certain accounting principles, policies and estimates affect our financial statements.

Proposed Manufacturing Joint Venture

On October 6, 2008, as part of the implementation of our “Asset Smart” strategy, we entered into a Master Transaction Agreement with Advanced Technology Investment Company LLC (ATIC) and West Coast Hitech L.P., (WCH), acting through its general partner, West Coast Hitech G.P., Ltd. Pursuant to the Master Transaction Agreement, we and ATIC agreed to form a manufacturing joint venture initially to be called “The Foundry Company.” Pursuant to the Master Transaction Agreement, we will contribute certain assets and liabilities to The Foundry Company, including, among other things, shares of the groups of German subsidiaries owning Fab 30/38 and Fab 36, certain manufacturing assets, employees performing certain manufacturing-related functions, and a portion of our patent portfolio and intellectual property in exchange for The Foundry Company securities, consisting of one Class A Ordinary Share, 1,680,355 Class A Preferred Shares and 700,000 Class B Preferred Shares, and the assumption of certain liabilities by The Foundry Company, including the assumption of approximately $1.2 billion of our debt. ATIC will contribute approximately $1.4 billion of cash to The Foundry Company in exchange for The Foundry Company securities, consisting of one Class A Ordinary Share, 336,071 Class A Preferred Shares, 644,284 Class B Preferred Shares, approximately $84 million aggregate principal amount of Class A Subordinated Convertible Notes and approximately $336 million aggregate principal amount of Class B Subordinated Convertible Notes, and ATIC will pay us $700 million of cash to us in exchange for the transfer of our 700,000 Class B Preferred Shares of The Foundry Company to ATIC.

In addition, we will issue to WCH, for an aggregate purchase price of approximately $314 million, 58 million shares of our common stock and warrants to purchase 30 million shares of our common stock at an exercise price of $0.01 per share. The warrants will be exercisable after the earlier of (i) public ground-breaking of a proposed manufacturing facility in up-state New York and (ii) 24 months from the date of issuance, and the warrants will have a ten-year term.

Immediately following the closing of the transactions contemplated by the Master Transaction Agreement, The Foundry Company will have only us and ATIC as stockholders, each of which at the closing will have equal voting rights, and The Foundry Company will be owned 44.4 percent by us and 55.6 percent by ATIC on a fully converted to ordinary shares basis. ATIC’s economic ownership will increase over time based on the differences in securities held by us and ATIC, depending on whether we elect to invest proportionately with ATIC in future Foundry Company capital infusions.

For accounting purposes, the proceeds we receive from the issuance of the shares and the warrants to WCH will be recorded on our consolidated balance sheet as stockholders’ equity. The issuance of the warrants will have a dilutive effect on our future net income per share and after the warrants are exercised, the warrant shares issuable upon exercise of the warrants will have a dilutive effect on our future net income per common share.

Given the structure of the transactions contemplated in the Master Transaction Agreement, we will consolidate the accounts of The Foundry Company as required by FASB Interpretation No. 46R, Consolidation of Variable Interest Entities, An Interpretation of ARB No. 51 (FIN 46R). Pursuant to the guidance in FIN 46R, The Foundry Company is a variable-interest entity and we are deemed to be the primary beneficiary. Therefore, we are required to consolidate the accounts of The Foundry Company.

The issuance of the shares and the warrants is subject to the approval of our stockholders. Consummation of the transactions contemplated by the Master Transaction Agreement is subject to the satisfaction of certain closing conditions, including approvals from certain government and foreign regulatory authorities.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our condensed consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts in our condensed consolidated financial statements. We evaluate our estimates on an on-going basis, including those related to our revenues, inventories, asset impairments, and income taxes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances the results of which form the basis for making judgments about the carrying values of assets and liabilities. Although actual results have historically been reasonably consistent with management’s expectations, the actual results may differ from these estimates or our estimates may be affected by different assumptions or conditions.

Management believes there have been no significant changes during the nine months ended September 27, 2008 to the items that we disclosed as our critical accounting policies and estimates in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of our Annual Report on Form 10-K for the fiscal year ended December 29, 2007 other than the following:

Fair Value. Effective December 30, 2007, we adopted SFAS No. 157, Fair Value Measurements (Statement 157). Statement 157 defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. Statement 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements.

The fair values of our financial instruments reflect the estimates of amounts that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The fair value estimates presented in our consolidated financial statements are based on information available to us as of September 27, 2008 and December 29, 2007.

In accordance with Statement 157, we apply a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value. The three levels are the following:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

We measure our cash equivalents, marketable securities and foreign currency derivative contracts at fair value. Cash equivalents and marketable securities are primarily classified within Level 1 or Level 2, with the exception of auction rate security (ARS) investments. This is because cash equivalents and marketable securities are valued primarily using quoted market prices or alternative pricing sources and models utilizing market observable inputs, as provided to us by our brokers. The ARS investments are classified within Level 3 because they are valued using a discounted cash flow model. Some of the inputs to this model are unobservable in the market and are significant. Our foreign currency derivative contracts are classified within Level 2 because the valuation inputs are based on quoted prices and market observable data of similar instruments in active markets.

Results of Operations

We review and assess operating performance using segment net revenues and operating income (loss) before interest, other income (expense), minority interest, equity in net loss of Spansion Inc. and other and income taxes. These performance measures include the allocation of expenses to the operating segments based on management’s judgment.

Prior to the second quarter of 2008, we had three reportable operating segments:

•	the Computing Solutions segment, which included microprocessors, chipsets and embedded processors and related revenue;

•	the Graphics segment, which included graphics, video and multimedia products and related revenue; and

•

the Consumer Electronics segment, which included products used in handheld devices, digital televisions and other consumer electronics products, as well as revenue from royalties received in connection with sales of game console systems that incorporate our graphics technology.

In the second quarter of 2008, we decided to divest our Handheld and Digital Television business units, which were previously part of the Consumer Electronics segment. As a result, we classified them as discontinued operations in our financial statements and began reviewing and assessing operating performance using the following reportable operating segments:

•	the Computing Solutions segment, which includes microprocessors, chipsets and embedded processors and related revenue; and

•

the Graphics segment, which includes graphics, video and multimedia products and related revenue as well as revenue from royalties received in connection with the sale of game console systems that incorporate our graphics technology.

In addition to the reportable segments, we have an All Other category, which is not a reportable segment. This category consists of certain expenses and credits that are not allocated to any of the operating segments because we do not consider these expenses and credits in evaluating the performance of the operating segments. These expenses and credits include employee stock-based compensation expense, amortization of acquired intangible assets, integration charges, restructuring charges and charges for goodwill and intangible asset impairment.

The following table provides a summary of the our net revenue and operating income (loss) by segment for the quarters ended September 27, 2008, June 28, 2008, September 29, 2007 and nine months ended September 27, 2008 and September 29, 2007.

	Quarter Ended			Nine Months Ended
	September 27, 2008	June 28, 2008	September 29, 2007	September 27, 2008	September 29, 2007
	(In millions)
Net Revenue
Computing Solutions	$1,391	$1,101	$1,283	$3,687	$3,299
Graphics	385	248	275	894	698
All other	—	—	—	—	—

Total Net Revenue	$1,776	$1,349	$1,558	$4,581	$3,997

Operating Income (Loss)
Computing Solutions	$143	$(9)	$(122)	$(29)	$(722)
Graphics	47	(38)	11	22	(55)
All other	(59)	(96)	(70)	(219)	(251)

Total Operating Income (Loss)	$131	$(143)	$(181)	$(226)	$(1,028)

Computing Solutions

Computing Solutions net revenue of $1.4 billion in the third quarter of 2008 increased 8 percent compared to net revenue of $1.3 billion in the third quarter of 2007. The increase was the result of $191 million of process technology license revenue in the third quarter of 2008, which accounted for 14 percent of the increase. Without the effect of the process technology license revenue, Computing Solutions net revenue would have decreased 6 percent due to a 7 percent decrease in average selling prices. Average selling prices decreased primarily because of lower chipset average selling prices. Average selling prices for chipsets decreased due to competitive market pressure and a shift in product mix to lower end products. Average selling prices for microprocessors were flat. Unit shipments of our Computing Solutions’ products were flat. An increase in unit shipments of embedded processors and chipsets was offset by a decrease in microprocessor unit shipments. Embedded processor and chipset unit shipments increased due to increased market penetration. Microprocessor unit shipments declined primarily due to decreased demand for low end microprocessors.

Computing Solutions net revenue of $1.4 billion in the third quarter of 2008 increased 26 percent compared to net revenue of $1.1 billion in the second quarter of 2008. Net revenue increased primarily because of $191 million of process technology license revenue referenced above, which accounted for 17 percent of the increase. In addition to the favorable impact of the process technology license revenue, Computing Solutions net revenue in the third quarter of 2008 improved compared to the second quarter of 2008 due to a 10 percent increase in unit shipments. Unit shipments increased primarily due to increased demand for our chipsets and multi-core microprocessor products. Average selling prices were flat compared to the second quarter of 2008.

Computing Solutions net revenue of $3.7 billion in the first nine months of 2008 increased 12 percent compared to net revenue of $3.3 billion in the first nine months of 2007. Revenue increased primarily as a result of the process technology license revenue referenced above, which accounted for 6 percent of the increase. In addition to the favorable impact of the process technology license revenue, Computing Solutions net revenue in the first nine months of 2008 improved compared to the first nine months of 2007 due to a 7 percent increase in unit shipments. Unit shipments increased primarily due to an increase in unit shipments of embedded processors and microprocessors. Embedded processor unit shipments increased due to increased market penetration. Microprocessor unit shipments increased due to increased demand for our multi-core microprocessor products. Average selling prices were flat. An increase in average selling prices for embedded processors was almost entirely offset by a decrease in chipset average selling prices. Embedded processor average selling prices increased due to an improvement in product mix. Chipset average selling prices decreased due to increased sales of lower-end chipset products.

Computing Solutions operating income was $143 million in the third quarter of 2008 compared to an operating loss of $122 million in the third quarter of 2007. The primary reason for the operating improvement was the 8 percent increase in net revenue referenced above and a $108 million decrease in cost of sales. Cost of sales decreased due to lower microprocessor unit shipments. In addition, research and development expenses decreased $13 million and marketing, general and administrative expenses decreased $36 million. The decreases in research and development expenses and in marketing, general and administrative expenses are explained under “Expenses” below.

Computing Solutions operating income was $143 million in the third quarter of 2008 compared to an operating loss of $9 million in the second quarter of 2008. The primary reason for the operating improvement was the 26 percent increase in net revenue referenced above. In addition, research and development expenses decreased $23 million and marketing, general and administrative expenses decreased $9 million. The decreases in research and development expenses and in marketing, general and administrative expenses are explained under “Expenses” below. The improvement in operating results was partially offset by a $170 million increase in cost of sales. The primary reason for the increase in cost of sales is absence of the favorable impact on cost of sales of the gain on the sale of 200 millimeter tools recorded in the second quarter of 2008 that did not recur in the third quarter of 2008.

Computing Solutions operating loss was $29 million in the first nine months of 2008 compared to an operating loss of $722 million in the first nine months of 2007. The operating improvement was primarily due to the 12 percent increase in net revenue and a $304 million decrease in cost of sales. Net revenue increased for the reasons set forth above. The decrease in cost of sales was primarily due to the $193 million gain from the sale of 200 millimeter equipment recorded in the second quarter of 2008. Research and development expenses increased and marketing, general and administrative expenses decreased for the reasons set forth under “Expenses” below.

Graphics

Graphics net revenue of $385 million in the third quarter of 2008 increased 40 percent compared to net revenue of $275 million in the third quarter of 2007. The increase in revenue was attributable to a 28 percent increase in unit shipments, a 6 percent increase in average selling prices and a two fold increase in royalties received in connection with sales of game console systems that incorporate our graphics technology. Unit shipments increased primarily due to strong demand for our recently introduced ATI Radeon HD 4000 series of GPU products. Average selling prices increased due to a shift in the product mix to higher end GPUs. Royalty revenue increased due to increased demand for the latest generation of game consoles.

Graphics net revenue of $385 million in the third quarter of 2008 increased 55 percent compared to net revenue of $248 million in the second quarter of 2008. The increase in revenue was attributable to a 41 percent increase in GPU unit shipments, a 13 percent increase in average selling prices and a 31 percent increase in royalties received in connection with the sales of game console systems that incorporate our graphics technology. GPU unit shipments increased because of seasonality and strong demand for our GPUs. Average selling prices increased due to a shift in the product mix to higher end GPUs. Royalty revenue increased due to increased demand for the latest generation of game consoles.

Graphics net revenue of $894 million in the first nine months of 2008 increased 28 percent compared to net revenue of $698 million in the first nine months of 2007. The increase in net revenue was driven by a 20 percent increase in GPU unit shipments, a 2 percent increase in average selling prices and a greater than two fold increase in royalties received in connection with the sale of game console systems that incorporate our graphics technology. GPU unit shipments increased because of strong demand for our new products. Average selling prices increased during the third quarter of 2008 due to a shift in the product mix to higher end GPUs. Royalty revenue increased because of increased demand for the latest generation of game consoles.

Graphics operating income in the third quarter of 2008 was $47 million compared to an operating income of $11 million in the third quarter of 2007. The $36 million improvement in operating income was due to the increase in revenue referenced above. The improvement in operating results was partially offset by a $58 million increase in costs of sales because of higher unit shipments and increased research and development and marketing, general and administrative expenses, which increased for the reasons set forth under “Expenses” below.

Graphics operating income was $47 million in the third quarter of 2008 compared to an operating loss of $38 million in the second quarter of 2008. The operating improvement was due to the increase in revenue referenced above. The improvement in operating results was partially offset by a $54 million increase in cost of sales because of higher unit shipments.

Graphics operating income was $22 million in the first nine months of 2008 compared to an operating loss of $55 million in the first nine months of 2007. The improvement was primarily due to the increase in net revenue for the reasons referenced above. The favorable impact of increased revenue was partially offset by an $86 million increase in cost of sales and a $30 million increase in marketing, general and administrative expenses. Cost of sales increased primarily due to higher unit shipments.

All Other Category

All Other operating loss of $59 million in the third quarter of 2008 decreased $11 million compared to an operating loss of $70 million in the third quarter of 2007. The decrease in All Other operating loss was primarily due to a $7 million decrease in stock-based compensation expense and a $9 million decrease in the amortization of acquired intangible assets and integration charges, partially offset by $9 million in restructuring charges incurred in the third quarter of 2008.

All Other operating loss of $59 million in third quarter of 2008 decreased $37 million compared to an operating loss of $96 million in the second quarter of 2008. Operating loss decreased primarily due to a $21 million decrease in restructuring charges.

All Other operating loss of $219 million in the first nine months of 2008 decreased $32 million compared to an operating loss of $251 million in the first nine months of 2007. The reduction in operating loss was primarily attributable to a $56 million decrease in ATI acquisition-related charges and a $26 million decrease in employee stock-based compensation expense. The decrease in ATI acquisition-related charges was due to a decrease in the amortization expense of acquired intangible assets of $14 million due to the write-down of certain intangible assets in the fourth quarter of 2007, the absence of an $18 million charge related to the fair value adjustment of acquired inventory and a decrease of $24 million in integration charges.

Comparison of Gross Margin, Expenses, Interest Income, Interest Expense, and other

The following is a summary of certain consolidated statement of operations data for the periods indicated:

	Quarter Ended				Nine Months Ended
	September 27, 2008		June 28, 2008	September 29, 2007	September 27, 2008	September 29, 2007
	(In millions except for percentages)
Cost of sales		$871	$653	$923	$2,376	$2,608
Gross margin		905	696	635	2,205	1,389
Gross margin percentage	%	51%	52%	41%	48%	35
Research and development		$422	$442	$431	$1,319	$1,261
Marketing, general and administrative		313	337	346	984	1,029
Amortization of acquired intangible assets and integration charges		30	30	39	89	127
Restructuring charges		9	30	—	39	—
Interest income		7	10	19	32	54
Interest expense		(87)	(95)	(95)	(277)	(272)
Other income (expense), net		(4)	(10)	(1)	(15)	(8)
Provision (benefit) for income taxes		(1)	—	20	(1)	59

Gross Margin

Gross margin as a percentage of net revenue increased to 51 percent in the third quarter of 2008 compared to 41 percent in the third quarter of 2007. The increase in gross margin included the effect of $191 million process technology license revenue recorded in our Computing Solutions segment, which favorably impacted gross margin by 6 percentage points. The remainder of the increase was primarily due an improvement in our product mix, partially offset by a decrease in average selling prices.

Gross margin as a percentage of net revenue decreased to 51 percent in the third quarter of 2008 compared to 52 percent in the second quarter of 2008. In the second quarter of 2008, gross margin included the effect of the $193 million gain on the sale of 200 millimeter equipment, which favorably impacted gross margin by 14 percentage points. In the third quarter of 2008 gross margin included the effect of $191 million in technology license revenue, which favorably impacted gross margin by 6 percentage points. Excluding the favorable impact of the gain on the sale of 200 millimeter equipment and the process technology license revenue, which we believe gives a more comparable view of our gross margin, gross margin in the third quarter of 2008 would have increased approximately 8 percentage points compared to the second quarter of 2008 due to an increase in unit shipments and an improvement in our product mix.

Gross margin as a percentage of net revenue increased to 48 percent in the first nine months of 2008 compared to 35 percent in the first nine months of 2007. The increase in gross margin included the effect of the $193 million gain on the sale of 200 millimeter equipment and the $191 million process technology license revenue referenced above, which favorably impacted gross margin by 7 percentage points. The remainder of the gross margin increase was due to an increase in unit shipments, an increase in average selling prices and an overall improvement in our product mix.

We record grants and allowances that we receive from the State of Saxony and the Federal Republic of Germany for Fab 30 or Fab 36 as long-term liabilities on our financial statements. We amortize these amounts as they are earned as a reduction to operating expenses. We record the amortization of the production related grants and allowances as a credit to cost of sales. The credit to cost of sales totaled $20 million in the third quarter of 2008, $18 million in the second quarter of 2008, and $34 million in the third quarter of 2007. The fluctuations in the recognition of these credits have not significantly impacted our gross margins.

Expenses

Research and Development Expenses

Research and development expenses of $422 million in the third quarter of 2008 decreased 2 percent from $431 million in the third quarter of 2007. Research and development expenses attributable to our Computing Solutions segment decreased $13 million compared to the third quarter of 2007 primarily due to the lower investment in manufacturing process technology in third quarter of 2008 and a $3 million decrease in stock-based compensation expenses. Research and development expenses attributable to our Graphics segment increased $7 million primarily due to higher prototype expense for our next generation graphics products.

Research and development expenses of $422 million in the third quarter of 2008 decreased 5 percent from $442 million in the second quarter of 2008. This decrease was primarily due to a $23 million decrease in research and development expenses attributable to the Computing Solutions segment as a result of less research and development activities during the third quarter of 2008. Research and development expenses attributable to our Graphics segment were flat.

Research and development expenses of $1.32 billion in the first nine months of 2008 increased 5 percent from $1.26 billion in the first nine months of 2007. This increase was primarily due to a $68 million increase in research and development expenses attributable to the Computing Solutions segment due to higher product design costs for our next generation microprocessor products and start-up costs for Fab 38. The increase in research and development expenses was partially offset by a $5 million decrease in stock-based compensation expenses. In addition, the first nine months of 2007 included severance charges of $7 million for workforce reductions. We incurred a workforce reduction charge in the first nine months of 2008 pursuant to a restructuring plan initiated in the second quarter of 2008. The associated charge, along with other restructuring related costs, was recorded separately under the caption “Restructuring Charges” on our condensed consolidated statement of operations. Research and development expenses attributable to our Graphics segment were flat.

We apply for and obtain subsidies from the State of Saxony, the Federal Republic of Germany and the European Union for certain research and development projects. We record the amortization of the research and development related grants and allowances as well as the research and development subsidies as a reduction of research and development expenses when all conditions and requirements set forth in the subsidy are met. The credit to research and development expenses was $13 million in the third quarter of 2008, $8 million in the second quarter of 2008 and $11 million in the third quarter of 2007. The credit to research and development expenses totaled $29 million in the first nine months of 2008 and $24 million in the first nine months of 2007.

Marketing, General and Administrative Expenses

Marketing, general and administrative expenses of $313 million in the third quarter of 2008 decreased 10 percent from $346 million in the third quarter of 2007. This decrease was primarily due to a $36 million decrease in marketing, general and administrative expenses attributable to our Computing Solutions segment, partially offset by an $8 million increase in marketing, general and administrative expenses attributable to our Graphics segment. Computing Solutions’ marketing, general and administrative expenses decreased primarily due to lower cooperative advertising costs. Graphics’ marketing, general and administrative expenses increased due to higher marketing and cooperative advertising costs related to the launch of new products.

Marketing, general and administrative expenses of $313 million in the third quarter of 2008 decreased 7 percent from $337 million in the second quarter of 2008. This decrease was primarily due to a $9 million decrease in marketing, general and administrative expenses for our Computing Solutions segment and a $6 million decrease in marketing, general and administrative expenses for our Graphics segment. Computing Solutions’ marketing, general and administrative expenses decreased primarily due to lower labor expense and general services expenses. Graphics’ marketing, general and administrative expenses decreased primarily due to lower cooperative advertising costs. In addition, information technology related expenses decreased by $9 million.

Marketing, general and administrative expenses of $984 million in the first nine months of 2008 decreased 4 percent from $1.03 billion in the first nine months of 2007. This decrease was primarily due to a $71 million decrease in corporate marketing and branding expenses and lower employee bonus accrual for our Computing Solutions segment, a $21 million decrease in stock-based compensation expense, and the absence of $10 million of severance charges for workforce reductions incurred in first nine months of 2007. We incurred workforce reduction charges in the first nine months of 2008 pursuant to a restructuring plan initiated in the second quarter of 2008. The associated charges, along with other restructuring related costs, were recorded separately under the caption “Restructuring Charges” on our condensed consolidated statement of operations. These decreases were partially offset by a $30 million increase in marketing, general and administrative expenses for the Graphics segment, and a $28 million increase in other administrative expenses. Graphics’ marketing, general and administrative expenses increased due to higher marketing and cooperative advertising costs related to the launch of new products.

Amortization of acquired intangible assets, integration charges and impairment of goodwill and acquired intangible assets

Amortization of acquired intangible assets and integration charges was $30 million in the third quarter of 2008 compared to $39 million in the third quarter of 2007. The decrease of $9 million was primarily attributable to a $4 million decrease in charges related to the integration of the operations of AMD and ATI and a $5 million decrease in amortization of acquired intangible assets due to the write-down of acquired intangible assets and revised amortization schedule for these assets following the impairment analysis conducted in the fourth quarter of 2007.

Amortization of acquired intangible assets and integration charges of $30 million in the third quarter of 2008 was flat compared the second quarter of 2008.

Amortization of acquired intangible assets and integration charges was $89 million in the first nine months of 2008 compared to $127 million in the first nine months of 2007. The decrease of $38 million was primarily attributable to a $24 million decrease in charges related to the integration of AMD and ATI operations and a $14 million decrease in amortization of acquired intangible assets due to the write-down of the acquired intangible assets and revised amortization schedule for these assets following the impairment analysis conducted in the fourth quarter of 2007.

In the second quarter of 2008, we decided to divest our Handheld and Digital Television business units and classify them as discontinued operations for purposes of financial reporting. As a result, we performed an interim impairment analysis and recorded an impairment charge of $876 million associated with the goodwill and acquired intangible assets attributable to these businesses.

During the third quarter of 2008 the Company entered into an asset purchase agreement with Broadcom Corporation and Broadcom International Limited (collectively, Broadcom) to sell certain assets related to the Digital Television business unit for $192.8 million. The asset purchase agreement was subsequently amended to reduce the purchase price to $141.5 million and was completed on October 27, 2008. Based on the final terms of the sale transaction, we wrote down goodwill $135 million in the third quarter of 2008. See “Part I, Item 2 – MD&A – Discontinued Operations” for additional information.

Interest Income

Interest income of $7 million in the third quarter of 2008 decreased from $19 million in the third quarter of 2007 and from $10 million in the second quarter of 2008 primarily due to lower weighted-average interest rates and lower average cash balances.

Interest income of $32 million in the first nine months of 2008 decreased from $54 million in the first nine months of 2007, primarily due to lower weighted-average interest rates in the first nine months of 2008 as compared to the first nine months of 2007.

Interest Expense

Interest expense of $87 million in the third quarter of 2008 decreased from $95 million in the third quarter of 2007. In the third quarter of 2008, interest expense on outstanding indebtedness decreased $15 million because of a lower outstanding debt balance compared to the third quarter of 2007. This decrease was partially offset by a $3 million increase in interest expense as a result of tax audits in the third quarter of 2008 compared to the third quarter of 2007 and the absence of $3 million in capitalized interest expense in the third quarter of 2008 as compared to the third quarter of 2007. We discontinued capitalizing interest for Fab 36 in the first quarter of 2008 when it was in full production and for our Lantana office facility in Austin in the fourth quarter of 2007 when construction was completed.

Interest expense of $87 million in the third quarter of 2008 decreased from $95 million in the second quarter of 2008 primarily due to $5 million decrease in interest expense as a result of tax audits in the third quarter of 2008 compared to the second quarter of 2008.

Interest expense of $277 million for the first nine months of 2008 increased from $272 million for the first nine months of 2007. In the first nine months of 2008, interest expense as a result of tax audits increased by $7 million compared to the first nine months of 2007. In addition, capitalized interest expense in the first nine months of 2008 decreased by $9 million because we discontinued capitalizing interest for Fab 36 in the first quarter of 2008 when it was in full production and for our Lantana office facility in Austin in the fourth quarter of 2007 when the construction was completed. These factors were partially offset by decreased interest expense on outstanding indebtedness because of a lower outstanding debt balance compared to the first nine months of 2007.

Other Income/Expense, Net

Other Expense, net of $4 million in the third quarter of 2008 was approximately flat compared to other expense, net of $1 million in the third quarter of 2007.

Other Expense, net of $4 million, in the third quarter of 2008 decreased by $6 million compared to the second quarter of 2008 primarily due to a $12 million other than temporary impairment charge related to our portfolio of ARS recorded in the second quarter of 2008. See “Financial Condition – Liquidity-Auction Rate Securities” below, for more information.

Other Expense, net of $15 million, in the first nine months of 2008 increased by $8 million compared to the first nine months of 2007. In the second quarter of 2008, we recorded a $12 million other than temporary impairment charge related to our portfolio of ARS. However, this was offset by a $5 million charge in the second quarter of 2007 related to unamortized debt issuance costs associated with the redemption of $500 million of the principal outstanding amount of the October 2006 Term Loan.

Equity in net loss of Spansion Inc. and other

Equity in net loss of Spansion Inc. and other for the first six months ended June 30, 2007 consisted of our share of the operating losses of Spansion Inc. under the equity method of accounting. Effective September 20, 2007, we changed our accounting for this investment from the equity method of accounting for this investment as “available-for-sale” marketable securities under SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. In the third quarter of 2007, we recorded an other than temporary impairment charge of $42 million after giving consideration to Spansion’s operating results and its stock price trends in the preceding six months. The remaining $44 million loss for the nine months ended September 20, 2007 represented our share of the operating losses of Spansion Inc. under the equity method of accounting.

In the second quarter of 2008, we recorded an other than temporary impairment charge of $24 million after giving consideration to Spansion’s operating results and its stock price trends in the preceding six months. As of September 27, 2008, we owned a total 14,037,910 shares, or approximately 9 percent, of Spansion’s outstanding common stock. In the third quarter of 2008, the market value of our interest in the common stock of Spansion was lower than our carrying value by approximately $9 million. After giving consideration to Spansion’s operating results and its stock price trends in the preceding months as well as the continuing declining trend of its stock price subsequent to the third quarter of 2008, we recorded an other than temporary impairment charge of $9 million in the third quarter of 2008 in the line item “Equity in net loss of Spansion Inc. and other” on our condensed consolidated statements of operations.

As indicated above, the stock price of Spansion declined further after the third quarter of 2008. If its stock price does not recover significantly before year end, we may be required to record another other than temporary impairment charge for the quarter ended December 27, 2008. We will continue to monitor Spansion’s future operating results and its stock pricing trend and perform an assessment at year end to determine if such other than temporary impairment charge is required.

Income Taxes

We recorded an income tax benefit of $1 million in the third quarter of 2008 and an income tax provision of $20 million in the third quarter of 2007. For the nine months ended September 27, 2008, we recorded an income tax benefit of $1 million and an income tax provision of $59 million for the nine months ended September 29, 2007.

For the third quarter and first nine months of 2008, foreign taxes in profitable locations were substantially offset by discrete tax benefits for the monetization of U.S. research and development credits per the Housing and Economic Recovery Act of 2008 and a refund of withholding taxes. The income tax provisions in the third quarter and first nine months of 2007 were primarily for deferred U.S. taxes related to indefinite-lived goodwill and foreign taxes in profitable locations.

As of September 27, 2008, substantially all of our U.S. deferred tax assets, net of deferred tax liabilities, continue to be subject to a valuation allowance. The realization of these assets is dependent on substantial future taxable income which at September 27, 2008 in management’s estimate, is not more likely than not to be achieved.

Stock-Based Compensation

The following table summarizes stock-based compensation expense related to employee stock options, restricted stock and restricted stock units and employee stock purchases of continuing operations for the quarters and nine months ended September 27, 2008 and September 29, 2007, respectively, which we allocated in the condensed consolidated statements of operations as follows:

	Quarter Ended			Nine Months Ended
	September 27, 2008	June 28, 2008	September 29, 2007	June 28, 2008	September 29, 2007
	(In millions)
Cost of sales	$2	$3	$2	$8	$7
Research and development	9	8	12	32	38
Marketing, general, and administrative	7	6	11	15	36

Total stock-based compensation expense	18	17	25	55	81
Tax benefit	—	—	—	—	—

Stock-based compensation expense, net of tax	$18	$17	$25	$55	$81

In addition, for each of the quarters ended September 27, 2008 and September 29, 2007, employee stock-based compensation expense included in discontinued operations and excluded from continuing operations was $2 million. For each of the nine months ended September 27, 2008 and September 29, 2007, employee stock-based compensation expense included in discontinued operations and excluded from continuing operations was $5 million.

Stock-based compensation expenses of $18 million in the third quarter of 2008 decreased $7 million compared to $25 million in the third quarter of 2007 primarily due to the suspension of our employee stock purchase plan in late 2007, which resulted in no corresponding charges in the third quarter of 2008, and a net decrease in overall stock-based compensation expenses as a result of the lower average grant date fair value in the third quarter of 2008 as compared to the third quarter of 2007.

Stock-based compensation expenses of $18 million in the third quarter of 2008 were relatively flat as compared to the second quarter of 2008.

Stock-based compensation expenses of $55 million in the first nine months of 2008 decreased $26 million compared to $81 million in the first nine months of 2007 primarily due to the suspension of our employee stock purchase plan in late 2007, which resulted in no corresponding charges in the first nine months of 2008, the reversal of previously recognized stock-based compensation expenses related to certain performance based restricted stock unit grants because we concluded that the performance criteria were not achievable and a net decrease in overall stock-based compensation expense as a result of the lower average grant date fair value in the first nine months of 2008 as compared to the first nine months of 2007.

International Sales

International sales as a percent of worldwide net sales were 89 percent in the third quarter of 2008, 90 percent in the third quarter of 2007 and 86 percent in the second quarter of 2008. We expect that international sales will continue to be a significant portion of total sales in the foreseeable future. Our net sales were primarily denominated in the U.S. dollar.

Restructuring

In the second quarter of 2008, we initiated a restructuring plan (Second Quarter 2008 Restructuring), which included a reduction-in-force (RIF) and certain contract termination costs related to technologies we were no longer pursuing and recorded a total charge of $32 million. The RIF component, which is comprised primarily of severance and costs related to the continuance of certain employee benefits, totaled approximately $23 million. Other exit-related costs, including $6 million of non-cash charges, totaled approximately $9 million.

In the third quarter of 2008, we recorded additional severance and related costs of approximately $9 million in connection with the Second Quarter 2008 Restructuring.

These charges have been aggregated and appear on the line item entitled “Restructuring Charges” in our condensed consolidated statement of operations, with the exception of $2 million in the second quarter of 2008, which are classified as discontinued operations.

We anticipate recording approximately $1 million of additional severance in the fourth quarter of 2008 in connection with the Second Quarter 2008 Restructuring and to substantially complete the Second Quarter 2008 Restructuring by the end of fiscal 2008.

In addition, in order to achieve our goal of attaining a lower breakeven point, we decided in the fourth quarter of 2008 to undertake additional cost reduction actions. We intend to reduce headcount by approximately 500 employees during the fourth quarter of 2008 (which is in addition to the headcount reductions we announced in April 2008) and plan to take additional cost reduction actions during the fourth quarter of 2008 and in 2009. We expect that the actions taken in the fourth quarter will result in a charge to operations in the fourth quarter of 2008 of approximately $50 million consisting primarily of severance and costs related to the continuation of certain employee benefits, contract terminations and excess facility exit costs. Further cost reduction actions will result in an additional charge in 2009, which we cannot estimate at this time, but which may include severance and costs related to the continuation of certain employee benefits and excess facility exit costs.

Discontinued Operations

During the second quarter of 2008, we decided to divest our Handheld and Digital Television business units and classified them as discontinued operations in our financial statements. We discontinued amortization and depreciation related to the assets of these business units in the second quarter of 2008. Consequently, we have segregated the assets and liabilities related to our discontinued operations from assets and liabilities related to continuing operations on our condensed consolidated balance sheet, and we segregated the operating results related to our discontinued operations from those of our continuing operations on our condensed consolidated statements of operations for all periods presented.

As a result of our decision to divest our Handheld and Digital Television business units, we performed an interim impairment test of goodwill and acquired intangible assets in the second quarter of 2008 and concluded that the carrying amounts of goodwill and certain finite-lived intangible assets associated with the Handheld and Digital Television business units were impaired and recorded an impairment charge. For goodwill, the impairment charge was determined by comparing the carrying value of goodwill assigned to the reporting units with the implied fair value of the goodwill. We considered the income approach in determining the implied fair value of the goodwill, which requires estimates of future operating results and cash flows of each of the reporting units discounted using estimated discount rates and took into consideration the estimated proceeds that we expect to receive in connection with any potential divestiture. For acquired intangible assets, we assessed the recoverability of the unamortized balances by comparing the undiscounted future net cash flows to the carrying values. For those acquired intangible assets where the carrying values exceeded the undiscounted future net cash flows, we measured the amount of impairment by calculating the amount by which the carrying values exceeded the estimated fair values, which were based on projected discounted future net cash flows. We believe that the assumptions used for determining the impairment amounts for the goodwill and acquired intangible assets for these business units are reasonable. However, actual results could be significantly different from these assumptions, which could impact the future fair values of these business units and may result in further impairment charges, which would be reflected in “discontinued operations.” The remaining carrying values of goodwill and acquired intangible assets related to these business units were reclassified to assets of discontinued operations.

During the third quarter of 2008, we entered into an asset purchase agreement with Broadcom to sell certain assets related to our Digital Television business unit for $192.8 million. The asset purchase agreement was subsequently amended to reduce the purchase price to $141.5 million and the transaction was completed on October 27, 2008. Based on the final terms of the sale transaction, we wrote down goodwill $135 million in the third quarter of 2008.

The results from discontinued operations are as follows:

	Quarter Ended		Nine Months Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007
	(In millions)
Revenue	$44	$74	$130	$246
Expenses	(68)	(126)	(246)	(428)
Impairment of goodwill and acquired intangible assets	(135)	—	(1,011)	—
Restructuring charges	—	—	(2)	—

Loss from discontinued operations	$(159)	$(52)	$(1,129)	$(182)

The carrying value of the assets of discontinued operations was $232 million and $1.3 billion as of September 27, 2008 and December 29, 2007. Included in these balances is goodwill and acquired intangible assets in the amounts of $193 million and $1.2 billion as of September 27, 2008 and December 29, 2007. The carrying value of the liabilities for discontinued operations was $11 million and $26 million as of September 27, 2008 and December 29, 2007. Assets and liabilities of discontinued operations for the Digital Television business unit have been reclassified to only include the assets acquired by Broadcom. Cash flows from discontinued operations are not material and have been combined with cash flows from continuing operations within our condensed consolidated statement of cash flows categories.

FINANCIAL CONDITION

Our cash, cash equivalents and marketable securities at September 27, 2008 totaled $1.3 billion, and our debt and capital lease obligations totaled $5.2 billion.

We decided to divest our Handheld and Digital Television business units during the second quarter of 2008 and classify them as discontinued operations for financial reporting. We completed the sale of our Digital Television business unit in October 2008. We believe the absence of any cash flows from our discontinued operations will not have a material impact on our future liquidity and financial position. Accordingly, we have combined cash flows from discontinued operations with cash flows from continuing operations within each cash flow statement category discussed below.

Net Cash Used in Operating Activities

Net cash used in operating activities was $442 million in the first nine months of 2008. Non-cash charges included in our net loss of $1.7 billion consisted primarily of $1 billion of goodwill and acquisition-related intangible impairment charges attributable to discontinued operations, $920 million of depreciation and amortization expense, $62 million of stock-based compensation expense, $33 million of other-than-temporary impairment on our investment in Spansion and $12 million of other-than-temporary impairment on ARS. These charges were offset by $164 million net gain on the sale and disposal of property, plant and equipment, a majority of which related to the sale of certain 200-millimeter wafer fabrication equipment, and the amortization of foreign grants and subsidies of $72 million and a non-cash foreign exchange loss of $39 million. The net changes in operating assets for the first nine months of 2008 included a decrease of $456 million in accounts payable and accrued liabilities primarily reflecting the effects of our cost cutting efforts, an increase of $76 million in accounts receivable primarily due to an increase in sales, a decrease of $56 million in prepaid and other assets primarily related to a decrease in receivables of foreign grants and subsidies and an increase of $43 million in inventories primarily for our chipset and graphics products.

Net cash used in operating activities was $371 million in the first nine months of 2007. Non-cash charges included in our net loss of $1.6 billion consisted primarily of $974 million of depreciation and amortization expense, $86 million of stock-based compensation expense, $44 million related to our share of Spansion’s net loss and $42 million of other-than-temporary impairment on our investment in Spansion. These charges were offset by amortization of foreign grants and subsidies of $127 million. The net changes in operating assets for the first nine months of 2007 included a decrease of $464 million in accounts receivable partially offset by an increase of $180 million in prepaid and other assets and a decrease of $72 million in accounts payable and accrued liabilities. Greater efficiency in management and collection of accounts receivables resulted in the decline of our accounts receivable balance. The increase in prepaid and other assets was driven by increases in receivables for foreign grants and subsidies, purchases of technology licenses and an increase in prepaid insurance.

Net Cash Used in Investing Activities

Net cash used in investing activities was $78 million in the first nine months of 2008, primarily as a result of $511 million of cash used to purchase property, plant and equipment and payments of $95 million in connection with the exercise of our call option to repurchase the limited partnership interest in AMD Fab 36 KG held by one of the unaffiliated partners, Fab 36 Beteiligungs GmbH & Co. KG. This was partially offset by $343 million of proceeds from the sale of property, plant and equipment, primarily the 200-millimeter wafer fabrication equipment, and $179 million in net proceeds from the sale and maturity of available-for-sale securities.

Net cash used in investing activities was $1.3 billion in the first nine months of 2007, primarily as a result of $1.4 billion of cash used to purchase property, plant and equipment, and a net cash outflow of $151 million from purchases and maturities of available-for-sale securities. This was partially offset by $157 million proceeds from the sale of a portion of our ownership interest in Spansion.

Net Cash Provided by Financing Activities

Net cash provided by financing activities was $196 million in the first nine months of 2008, primarily due to proceeds of $182 million from the sale of certain of our accounts receivable to IBM Credit LLC pursuant to a Sale of Receivables – Supplier Agreement and proceeds of grants and subsidies from the Federal Republic of Germany and the State of Saxony for the Fab 36 project of $114 million and for the Fab 38 project of $40 million, partially offset by payments of $98 million for debt and capital lease obligations, payments of $38 million in connection with the exercise of our call option to repurchase the silent partnership contributions in AMD Fab 36 KG held by Fab 36 Beteiligungs GmbH & Co. KG and payments of $19 million for the guaranteed return on the unaffiliated limited partners’ limited partnership contributions. See “Contractual Obligations - Sale of Receivables Classified as Other Short-Term Obligations” below, for additional information.

Net cash provided by financing activities was $1.4 billion in the first nine months of 2007, primarily due to net proceeds of $2.2 billion from the issuance of our 6.00% Notes during the second quarter of 2007, net proceeds of $1.5 billion from the issuance of our 5.75% Notes during the third quarter of 2007, $210 million of capital investment grants and allowances from the Federal Republic of Germany and the State of Saxony for the Fab 36 project, and $62 million in proceeds from the issuance of stock under our ESPP and the exercise of employee stock options. These amounts were offset by $2.3 billion of payments for debt and capital lease obligations, which included $2.2 billion to repay the full principal amount outstanding under our October 2006 Term Loan, and $182 million for the purchase of the capped call in connection with the 6.00% Notes.

Liquidity

We believe that our current cash, cash equivalents and marketable securities balances at September 27, 2008, anticipated cash flow from operations and available external financing will be sufficient to fund our operations and capital investments in the next twelve months and over the longer term, including approximately $267 million we plan to spend for capital expenditures during the remainder of fiscal 2008. Over the longer term, should additional funding be required, such as to meet payment obligations of our long-term debt when due, we may need to raise the required funds through borrowings or public or private sales of debt or equity securities, which may be issued from time to time under an effective registration statement, through the issuance of securities in a transaction exempt from registration under the Securities Act of 1933, or a combination of one or more of the foregoing.

We believe that in the event additional funding is required, we will be able to access the capital markets on terms and in amounts adequate to meet our objectives. Recently, continued concerns about the systemic impact of inflation, energy costs, geopolitical issues, the availability and cost of credit, the U.S. mortgage market and a declining real estate market in the United States have contributed to increased market volatility and diminished expectations for the U.S. economy. In the third quarter of 2008, added concerns fueled by the federal government conservatorship of the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association, the declared bankruptcy of Lehman Brothers Holdings Inc., the U.S. government-provided loan to American International Group Inc. and other federal government interventions in the U.S. credit markets have led to increased market uncertainty and instability in both U.S. and international capital and credit markets. These conditions, combined with volatile oil prices, declining business and consumer confidence and increased unemployment have recently contributed to substantial market volatility. As a result of these market conditions, the cost and availability of credit has been and may continue to be adversely affected by illiquid credit markets and wider credit spreads. Concern about the stability of the markets generally and the strength of counterparties specifically has led many lenders and institutional investors to reduce, and in some cases, cease to provide funding to borrowers. Continued turbulence in the U.S. and international markets and economies may adversely affect our liquidity and financial condition. If these market conditions continue, they may limit our ability to access the capital markets to meet liquidity needs, on favorable terms or at all, resulting in adverse effects on our financial condition and results of operations.

Auction Rate Securities. The recent uncertainties in the credit markets have affected all of our ARS and auctions for these securities have failed to settle on their respective settlement dates. We concluded that the fair value of our ARS was equal to their carrying value in the third quarter of 2008. In the second quarter of 2008, we recorded an other-than-temporary impairment charge of $12 million.

In October 2008, UBS offered to repurchase all of our ARS that we purchased from UBS prior to February 13, 2008. As of September 27, 2008, we owned $82 million par value of these securities. We accepted this offer. From June 30, 2010 and ending July 2, 2012, we have the right, but not the obligation, to sell, at par, these ARS to UBS. Prior to June 30, 2010, we will continue to earn and receive all interest that is payable for these ARS. Furthermore, prior to June 30, 2010, UBS, at its sole discretion, may sell, or otherwise dispose of, and/or enter orders in the auctions process with respect to these securities on our behalf so long as we receive par value for the ARS sold.

The repurchase right represents a freestanding financial instrument (a put option) for accounting purposes. As such, we intend to record the fair value of the put option as an asset on our consolidated balance sheet, and record a corresponding gain to earnings during the fourth quarter of 2008.

As of September 27, 2008, we classified our investments in ARS as current assets because for a majority of our ARS holdings, we reasonably expect that we will be able to sell these securities and have the proceeds available for use in our operations within the next twelve months through a future successful auction, a sale to a buyer found outside the auction process, or through a redemption by which issuers establish a different form of financing to replace these securities. For the remaining $82 million of our ARS holdings, prior to June 30, 2010, UBS, at its sole discretion, may sell, or otherwise dispose of, and/or enter orders in the auctions process with respect to these securities on our behalf so long as we receive par value for the ARS sold. UBS has also agreed to use their best efforts to facilitate issuer redemptions and/or to resolve the liquidity concerns of holders of their ARS through restructurings and other means. We are not dependant on liquidating our ARS in the next twelve months in order to meet our liquidity needs.

Our investments in ARS include approximately $133 million of student loan ARS, $35 million of municipal and corporate ARS and $12 million ARS in preferred shares of closed end mutual funds. Approximately 81 percent of our ARS holdings are AAA rated investments and all the $133 million student loan ARS are guaranteed by the Federal Family Educational Loan Program. Until the first quarter of 2008, the fair values of our ARS were determinable by reference to frequent successful Dutch auctions of such securities, which settled at par.

Contractual Obligations

The following table summarizes our principal contractual cash obligations at September 27, 2008, and is supplemented by the discussion following the table:

	Payment due by period
	Total	Remaining Fiscal 2008	Fiscal 2009	Fiscal 2010	Fiscal 2011	Fiscal 2012	Fiscal 2013 and beyond
	(In millions)
5.75% Senior Notes due 2012	$1,500	$—	$—	$—	$—	$1,500	$—
6.00% Senior Notes due 2015	2,200	—	—	—	—	—	2,200
Fab 36 Term Loan	750	45	246	290	169	—	—
Repurchase obligations to Fab 36 Partners (1)	58	29	29	—	—	—	—
7.75% Senior Notes Due 2012	390	—	—	—	—	390	—
Other debt	—	—	—	—	—	—	—
Other long-term liabilities	85	—	31	23	3	10	18
Aggregate interest obligation (2)	1,430	85	292	267	250	217	319
Obligations under capital leases (3)	431	11	43	43	43	43	248
Operating leases	289	17	63	57	31	27	94
Unconditional purchase commitments (4)	2,547	247	465	307	239	246	1,043

Total contractual obligations	$9,680	$434	$1,169	$987	$735	$2,433	$3,922

(1)

Represents the amount of silent partnership contributions that our subsidiaries are required to repurchase from the remaining unaffiliated limited partner of AMD Fab 36 KG and is exclusive of the guaranteed rate of return. See “Fab 36 Term Loan and Guarantee and Fab 36 Partnership Agreements,” below.

(2)

Represents estimated aggregate interest obligations for our debt obligations, excluding capital lease obligations, including the guaranteed rate of return on our repurchase of the unaffiliated partner’s silent partnership contributions, based on our assumptions regarding wafer output.

(3)	Includes principal and interest.

(4)

We have unconditional purchase commitments for goods and services where payments are based, in part, on volume or type of services we require. In those cases, we only included the minimum volume of purchase commitments in the table above. Also, purchase orders for goods and services that are cancelable upon notice and without significant penalties are not included in the amounts above.

5.75% Convertible Senior Notes due 2012

On August 14, 2007, we issued $1.5 billion aggregate principal amount of 5.75% Convertible Senior Notes due 2012. The 5.75% Notes bear interest at 5.75% per annum. Interest is payable in arrears on February 15 and August 15 of each year beginning February 15, 2008 until the maturity date of August 15, 2012. The terms of the

5.75% Notes are governed by an Indenture (the 5.75% Indenture), dated as of August 14, 2007, by and between us and Wells Fargo Bank, National Association, as Trustee.

The 5.75% Notes will be convertible, in whole or in part, at any time prior to the close of business on the business day immediately preceding the maturity date of the 5.75% Notes, into shares of our common stock based on an initial conversion rate of 49.6771 shares of common stock per $1,000 principal amount of the 5.75% Notes, which is equivalent to an initial conversion price of approximately $20.13 per share. This initial conversion price represents a premium of 50% relative to the last reported sale price of our common stock on August 8, 2007 (the trading date preceding the date of pricing of the 5.75% Notes) of $13.42 per share. This initial conversion rate will be adjusted for certain anti-dilution events. In addition, the conversion rate will be increased in the case of corporate events that constitute a fundamental change (as defined in the 5.75% Indenture) of AMD under certain circumstances. Holders of the 5.75% Notes may require us to repurchase the 5.75% Notes for cash equal to 100% of the principal amount to be repurchased plus accrued and unpaid interest upon the occurrence of a fundamental change (as defined in the 5.75% Indenture) or a termination of trading (as defined in the Indenture). Additionally, an event of default (as defined in the 5.75% Indenture) may result in the acceleration of the maturity of the 5.75% Notes.

The 5.75% Notes rank equally in right of payment with our existing and future senior debt and senior in right of payment to all of our future subordinated debt. The 5.75% Notes rank junior in right of payment to all our existing and future senior secured debt to the extent of the collateral securing such debt and are structurally subordinated to all existing and future debt and liabilities of our subsidiaries.

The net proceeds from the offering, after deducting discounts, commissions and offering expenses payable by us, were approximately $1.5 billion. We used all of the net proceeds, together with available cash, to repay in full the remaining outstanding balance of the October 2006 Term Loan. All security interests under the October 2006 Term Loan were released. In connection with this repayment, we recorded a charge of approximately $17 million to write off the remaining unamortized debt issuance costs associated with the October 2006 Term Loan.

We may elect to purchase or otherwise retire our 5.75% Notes with cash, stock or other assets from time to time in open market or privately negotiated transactions, either directly or through intermediaries, or by tender offer, when we believe the market conditions are favorable to do so. Such purchases may have a material effect on our liquidity, financial condition and results of operations.

6.00% Convertible Senior Notes due 2015

On April 27, 2007, we issued $2.2 billion aggregate principal amount of 6.00% Convertible Senior Notes due 2015. The 6.00% Notes bear interest at 6.00% per annum. Interest is payable in arrears on May 1 and November 1 of each year beginning November 1, 2007 until the maturity date of May 1, 2015. The terms of the 6.00% Notes are governed by an Indenture (the 6.00% Indenture), dated April 27, 2007, by and between us and Wells Fargo Bank, National Association, as Trustee.

Upon the occurrence of certain events described in the 6.00% Indenture, the 6.00% Notes will be convertible into cash up to the principal amount, and if applicable, into shares of our common stock issuable upon conversion of the 6.00% Notes (the 6.00% Conversion Shares) in respect of any conversion value above the principal amount, based on an initial conversion rate of 35.6125 shares of common stock per $1,000 principal amount of 6.00% Notes, which is equivalent to an initial conversion price of $28.08 per share. This initial conversion price represents a premium of 100% relative to the last reported sale price of our common stock on April 23, 2007 (the trading date preceding the date of pricing of the 6.00% Notes) of $14.04 per share. The conversion rate will be adjusted for certain anti-dilution events. In addition, the conversion rate will be increased in the case of corporate events that constitute a fundamental change (as defined in the 6.00% Indenture) under certain circumstances. Holders of the 6.00% Notes may require us to repurchase the 6.00% Notes for cash equal to 100% of the principal amount to be repurchased plus accrued and unpaid interest upon the occurrence of a fundamental change or a termination of trading (as defined in the 6.00% Indenture). Additionally, an event of default (as defined in the 6.00% Indenture) may result in the acceleration of the maturity of the 6.00% Notes.

The 6.00% Notes rank equally with our existing and future senior debt and are senior to all of our future subordinated debt. The 6.00% Notes rank junior to all of our existing and future senior secured debt to the extent of the collateral securing such debt and are structurally subordinated to all existing and future debt and liabilities of our subsidiaries.

In connection with the issuance of the 6.00% Notes, on April 24, 2007, we purchased a capped call with Lehman Brothers OTC Derivatives Inc., or Lehman Brother Derivatives, represented by Lehman Brothers Inc. The capped call had an initial strike price of $28.08 per share, subject to certain adjustments, which matches the initial conversion price of the 6.00% Notes, and a cap price of $42.12 per share. The capped call was intended to reduce the potential common stock dilution to then existing stockholders upon conversion of the 6.00% Notes because the call option allowed us to receive shares of common stock from the counterparty generally equal to the number of shares of common stock issuable upon conversion of the 6.00% Notes.

Lehman Brothers Derivatives filed a voluntary Chapter 11 bankruptcy petition on October 4, 2008, which was an event of default under the capped call arrangement. The Lehman Brothers Derivatives bankruptcy proceedings are ongoing and our ability to reduce the potential dilution upon conversion of the 6.00% Notes through the capped call transaction has effectively been eliminated. As a result of the uncertain recoverability of this counterparty exposure, we are unable to predict whether, and to what extent, we may be able to recover any of our losses under the capped call transaction. Moreover, if the capped call is legally terminated, we likely will be subject to potentially disadvantageous tax consequences, including the use of a material amount of our net operating losses against triggered taxable income.

The net proceeds from the offering, after deducting discounts, commissions and offering expenses payable by us, were approximately $2.2 billion. We used approximately $182 million of the net proceeds to purchase the capped call and applied $500 million of the net proceeds to prepay a portion of the amount outstanding under the October 2006 Term Loan. In connection with this repayment, we recorded a charge of approximately $5 million to write off unamortized debt issuance costs associated with the October 2006 Term Loan repayment.

We may elect to purchase or otherwise retire our 6.00% Notes with cash, stock or other assets from time to time in open market or privately negotiated transactions, either directly or through intermediaries, or by tender offer, when we believe the market conditions are favorable to do so. Such purchases may have a material effect on our liquidity, financial condition and results of operations.

Fab 36 Term Loan and Guarantee and Fab 36 Partnership Agreements

Our 300-millimeter wafer fabrication facility, Fab 36, is owned by AMD Fab 36 Limited Liability Company & Co. KG (or AMD Fab 36 KG), a German limited partnership. We control the management of AMD Fab 36 KG through a wholly owned Delaware subsidiary, AMD Fab 36 LLC, which is a general partner of AMD Fab 36 KG. AMD Fab 36 KG is our indirect consolidated subsidiary.

To date, we have provided a significant portion of the financing for Fab 36. In addition, Leipziger Messe GmbH, a nominee of the State of Saxony, Fab 36 Beteiligungs GmbH, an investment consortium arranged by M+W Zander Facility Engineering GmbH, the general contractor for the project, and a consortium of banks have provided financing for the project. We have also received grants and allowances from federal and state German authorities for the Fab 36 project.

The funding to construct and facilitize Fab 36 has consisted of:

•

equity contributions from us of $855 million under the partnership agreements, revolving loans from us of up to approximately $1.1 billion, and guarantees from us for amounts owed by AMD Fab 36 KG and its affiliates to the lenders and unaffiliated partners;

•	investments of approximately $468 million from Leipziger Messe and Fab 36 Beteiligungs;

•	a loan of approximately $893 million from a consortium of banks, which was fully drawn as of December 2006;

•

up to approximately $793 million of subsidies consisting of grants and allowances from the Federal Republic of Germany and the State of Saxony, depending on the level of capital investments by AMD Fab 36 KG, of which $627 million of cash has been received as of September 27, 2008;

•

up to approximately $34 million of subsidies consisting of grants and allowances, from the Federal Republic of Germany and the State of Saxony, depending on the level of capital investments in connection with expansion of production capacity at our Dresden site, of which $9 million has been received as of September 27, 2008; and

•	a loan guarantee from the Federal Republic of Germany and the State of Saxony of 80 percent of the losses sustained by the lenders referenced above after foreclosure on all other security.

As of September 27, 2008, we contributed to AMD Fab 36 KG the full amount of equity required under the partnership agreements and no loans from us were outstanding. These amounts have been eliminated in our consolidated financial statements.

On April 21, 2004, AMD Fab 36 KG entered into a 700 million euro Term Loan Facility Agreement among AMD Fab 36 KG, as borrower, and a consortium of banks led by Dresdner Bank AG, as lenders, dated April 21, 2004 (Fab 36 Term Loan) and other related agreements (collectively, the Fab 36 Loan Agreements) to finance the purchase of equipment and tools required to operate Fab 36. The consortium of banks agreed to make available up to $893 million in loans to AMD Fab 36 KG upon its achievement of specified milestones, including attainment of “technical completion” at Fab 36, which required certification by the banks’ technical advisor that AMD Fab 36 KG had a wafer fabrication process suitable for high-volume production of advanced microprocessors and had achieved specified levels of average wafer starts per week and average wafer yields, as well as cumulative capital expenditures of approximately $1.5 billion.

Effective as of October 10, 2006, we amended the terms of the Fab 36 Term Loan. Under the amended and restated Fab 36 Term Loan, AMD Fab 36 KG borrowed in U.S. dollars. To protect the lenders from currency risks, if our consolidated cash is below $1 billion or our credit rating drops below B3 by Moody’s and B- by Standard & Poor’s, AMD Fab 36 KG will be required to maintain a cash reserve account with deposits equal to 5 percent of the amount of U.S. dollar loans outstanding under the Fab 36 Term Loan and to make balancing payments into this account equal to the difference between (x) the total amount of U.S. dollar loans outstanding under the Fab 36 Term Loan and (y) the U.S dollar equivalent of 700 million euros (as reduced by repayments, prepayments, cancellations, and any outstanding loans denominated in euros.)

In October 2006, AMD Fab 36 KG borrowed $645 million (the First Installment), and in December 2006, AMD Fab 36 KG borrowed $248 million under the Fab 36 Term Loan (the Second Installment). As of September 27, 2008, AMD Fab 36 KG had borrowed the full amount available under the Fab 36 Term Loan and the total amount outstanding under the Fab 36 Term Loan was $750 million. AMD Fab 36 KG may select an interest period of one, two, or three months or any other period agreed between AMD Fab 36 KG and the lenders. The rate of interest on each installment for the interest period selected is the percentage rate per annum which is the aggregate of the applicable margin, plus LIBOR plus minimum reserve cost if any. As of September 27, 2008, the rate of interest was 4.66563 percent for the First Installment and 4.67563 percent for the Second Installment. This loan is repayable in quarterly installments and terminates in March 2011. An aggregate of $143 million has been repaid as of September 27, 2008.

The amended and restated Fab 36 Term Loan also sets forth certain covenants applicable to AMD Fab 36 KG. For example, for as long as group consolidated cash is at least $1 billion, our credit rating is at least B3 by Moody’s and B- by Standard & Poor’s, and no event of default has occurred, the only financial covenant that AMD Fab 36 KG is required to comply with is a loan to fixed asset value covenant. Specifically, the loan to fixed asset value (as defined in the Fab 36 Term Loan) as at the end of any relevant period specified in Column A below cannot exceed the percentage set out opposite such relevant period in Column B below:

Column A (Relevant Period)	Column B (Maximum Percentage of Loan to Fixed Asset Value)
up to and including 31 December 2008	50 percent
up to and including 31 December 2009	45 percent
Thereafter	40 percent

As of September 27, 2008, AMD Fab 36 KG was in compliance with this covenant.

If group consolidated cash is less than $1 billion or our credit rating is below B3 by Moody’s and B- by Standard & Poor’s, AMD Fab 36 KG will also be required to maintain minimum cash balances equal to the lesser of 100 million euros and 50 percent of the total outstanding amount under the Fab 36 Term Loan. AMD Fab 36 KG may elect to maintain the minimum cash balance in an equivalent amount of U.S. dollars if group consolidated cash is at least $500 million. If on any scheduled repayment date, our credit rating is Caa2 or lower by Moody’s or CCC or lower by Standard & Poor’s, AMD Fab 36 must increase the minimum cash balances by five percent of the total outstanding amount, and at each subsequent request of Dresdner Bank, by a further five percent of the total outstanding amount until such time as either the credit rating increases to at least Ba3 by Moody’s and BB- by Standard & Poor’s or the minimum cash balances are equal to the total outstanding amounts. Our credit rating was B2 with Moody’s and B with Standard and Poor’s as of September 27, 2008. AMD Fab 36 KG pledged substantially all of its current and future assets as security under the Fab 36 Loan Agreements, we pledged our equity interest in AMD Fab 36 Holding and AMD Fab 36 LLC, AMD Fab 36 Holding pledged its equity interest in AMD Fab 36 Admin and its partnership interest in AMD Fab 36 KG and AMD Fab 36 Admin and AMD Fab 36 LLC pledged all of their partnership interests in AMD Fab 36 KG. We guaranteed the obligations of AMD Fab 36 KG to the lenders under the Fab 36 Loan Agreements. We also guaranteed repayment of grants and allowances by AMD Fab 36 KG, should such repayment be required pursuant to the terms of the subsidies provided by the federal and state German authorities.

Pursuant to the terms of the Guarantee Agreement among us, as guarantor, AMD Fab 36 KG, Dresdner Bank AG and Dresdner Bank AG, Niederlassung Luxemburg, we have to comply with specified adjusted tangible net worth and EBITDA financial covenants if the sum of our group consolidated cash declines below the following amounts:

Amount (in millions)	if Moody’s Rating is at least		if Standard & Poor’s Rating is at least
$ 500	B1 or lower	and	B+ or lower
425	Ba3	and	BB-
400	Ba2	and	BB
350	Ba1	and	BB+
300	Baa3 or better	and	BBB-or better

As of September 27, 2008, group consolidated cash was greater than $500 million and, therefore, the financial covenants were not applicable.

If our group consolidated cash declines below the amounts set forth above, we would be required to maintain adjusted tangible net worth, determined as of the last day of each preceding quarter, of not less than $1.75 billion.

In addition, if our group consolidated cash declines below the amounts set forth above, we would be required to maintain EBITDA (as defined in the Fab 36 Term Loan) as of the last day of each preceding fiscal period set forth below in an amount not less than the amount set forth below opposite the date of such preceding fiscal period:

Period	Amount (In millions)
For the four consecutive quarters ending December 2005 and for the four quarters ending on each quarter thereafter	$850 and $750 on an annualized basis for the two most recent quarters ending prior to December 31, 2006

Also on April 21, 2004, AMD, AMD Fab 36 KG, AMD Fab 36 LLC, AMD Fab 36 Holding GmbH, a German company and wholly owned subsidiary of AMD that owns substantially all of our limited partnership interest in AMD Fab 36 KG, and AMD Fab 36 Admin GmbH, a German company and wholly owned subsidiary of AMD Fab 36 Holding that owns the remainder of our limited partnership interest in AMD Fab 36 KG (collectively referred to as the AMD companies), entered into a series of agreements (the partnership agreements) with the unaffiliated limited partners of AMD Fab 36 KG, Leipziger Messe and Fab 36 Beteiligungs, relating to the rights and obligations with respect to their limited partner and silent partner contributions in AMD Fab 36 KG. The partnership was established for an indefinite period of time. A partner may terminate its participation in the partnership by giving twelve months advance notice to the other partners. The termination becomes effective at the end of the year following the year during which the notice is given. However, other than for good cause, a partner’s termination will not be effective before December 31, 2015.

The partnership agreements set forth each limited partner’s aggregate capital contribution to AMD Fab 36 KG and the milestones for such contributions. Pursuant to the terms of the partnership agreements, AMD, through AMD Fab 36 Holding and AMD Fab 36 Admin, provided an aggregate of $855 million, Leipziger Messe provided an aggregate of $292 million and Fab 36 Beteiligungs provided an aggregate of $175 million. The capital contributions of Leipziger Messe and Fab 36 Beteiligungs are comprised of limited partnership contributions and silent partnership contributions. These contributions were due at various dates upon the achievement of milestones relating to the construction and operation of Fab 36 and have been made in full.

The partnership agreements also specify that the unaffiliated limited partners will receive a guaranteed rate of return of between 11 percent and 13 percent per annum on their total investment depending upon the monthly wafer output of Fab 36. We guaranteed these payments by AMD Fab 36 KG.

In April 2005, we amended the partnership agreements in order to restructure the proportion of Leipziger Messe’s silent partnership and limited partnership contributions. Although the total aggregate amount that Leipziger Messe has agreed to provide remained unchanged, the portion of its contribution that constitutes limited partnership interests was reduced by $73 million while the portion of its contribution that constitutes silent partnership interests was increased by a corresponding amount. In this report, we refer to this additional silent partnership contribution as the New Silent Partnership Amount.

Pursuant to the terms of the partnership agreements and subject to the prior consent of the Federal Republic of Germany and the State of Saxony, AMD Fab 36 Holding and AMD Fab 36 Admin have a call option over the limited partnership interests held by Leipziger Messe, first exercisable three and one-half years after Leipziger Messe has completed its capital contribution and every three years thereafter. In addition, AMD Fab 36 Holding and AMD Fab 36 Admin had the same call option rights over the partnership interests held by Fab 36 Beteiligungs and exercised the option on April 1, 2008 for approximately $88 million. As of September 27, 2008, the remaining unaffiliated limited partner, Leipziger Messe, held partnership interests of approximately $233 million, of which $175 million was for its limited partnership interests and $58 million was for its silent partnership interests.

In addition, commencing five years after the completion of its capital contribution, Leipziger Messe has the right to sell its limited partnership interest to third parties (other than competitors), subject to a right of first refusal held by AMD Fab 36 Holding and AMD Fab 36 Admin, or to put its limited partnership interest to AMD

Fab 36 Holding and AMD Fab 36 Admin. The put option is thereafter exercisable every three years. Leipziger Messe also has a put option in the event they are outvoted at AMD Fab 36 KG partners’ meetings with respect to certain specified matters such as increases in the partners’ capital contributions beyond those required by the partnership agreements, investments significantly in excess of the business plan, or certain dispositions of the limited partnership interests of AMD Fab 36 Holding and AMD Fab 36 Admin. The purchase price under the put option is Leipziger Messe’s capital account balance plus accumulated or accrued profits. The purchase price under the call option is the same amount, plus a premium of $5.1 million. The right of first refusal price is the lower of the put option price or the price offered by the third party that triggered the right. We guaranteed the payments under the put options.

In addition, AMD Fab 36 Holding and AMD Fab 36 Admin are obligated to repurchase Leipziger Messe’s silent partnership interests in annual 25 percent installments. As of September 27, 2008, of the $117 million of Leipziger Messe’s silent partnership interests, AMD Fab 36 Holding and AMD Fab 36 Admin repurchased $58 million.

Under U.S. generally accepted accounting principles, we initially classified the portion of the silent partnership contribution that is mandatorily redeemable as debt on the consolidated balance sheets at its fair value at the time of issuance because of the mandatory redemption features described in the preceding paragraph. Each accounting period, we increase the carrying value of this debt towards its ultimate redemption value of the silent partnership contributions by the guaranteed annual rate of return of between 11 percent and 13 percent. We record this periodic accretion to redemption value as interest expense.

Leipziger Messe’s limited partnership contributions and the New Silent Partnership Amount described above are not mandatorily redeemable, but rather are subject to redemption outside of the control of AMD Fab 36 Holding and AMD Fab 36 Admin. In consolidation, we initially record these contributions as minority interest, based on its fair value. Each accounting period, we increase the carrying value of this minority interest toward its ultimate redemption value of these contributions by the guaranteed rate of return of between 11 percent and 13 percent. We classify this periodic accretion of redemption value as minority interest. No separate accounting is required for the put and call options because they are not freestanding instruments and not considered derivatives under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities.

In addition to support from us and the consortium of banks referenced above, the Federal Republic of Germany and the State of Saxony have agreed to support the Fab 36 project in the form of:

•	a loan guarantee equal to 80 percent of the losses sustained by the lenders after foreclosure on all other security; and

•

subsidies consisting of grants and allowances totaling up to approximately $793 million, depending on the level of capital investments by AMD Fab 36 KG, and $34 million, depending on the level of capital investments for expansion of production capacity at our Dresden site.

In connection with the receipt of investment grants for the Fab 36 project, AMD Fab 36 KG is required to attain a certain employee headcount by December 2008 and is required to maintain this headcount through December 2013. We record these grants as long-term liabilities on our consolidated balance sheet and amortize them to operations ratably starting from December 2004 through December 2013. Initially, we amortized the grant amounts as a reduction to research and development expenses. Beginning in the first quarter of 2006 when Fab 36 began producing revenue generating products, we started amortizing these amounts as a reduction to cost of sales. For allowances, starting from the first quarter of 2006, we amortize the amounts as a reduction of depreciation expense ratably over the life of the investments because these allowances are intended to subsidize the capital investments. Noncompliance with the covenants contained in the subsidy documents could result in the repayment of all or a portion of the amounts received to date.

As of September 27, 2008, AMD Fab 36 KG received cash allowances of $407 million for capital investments made in 2003 through 2007 as well as cash grants of $221 million for capital investments made in 2003 through Q3 2008 and a prepayment for capital investments until project end for capital investments. The Fab 36 Loan Agreements also require that we:

•	provide funding to AMD Fab 36 KG if cash shortfalls occur, including funding shortfalls in government subsidies resulting from any defaults caused by AMD Fab 36 KG or its affiliates; and

•	guarantee 100 percent of AMD Fab 36 KG’s obligations under the Fab 36 Loan Agreements until the loans are repaid in full.

Under the Fab 36 Loan Agreements, AMD Fab 36 KG, AMD Fab 36 Holding and AMD Fab 36 Admin are generally prevented from paying dividends or making other payments to us. In addition, AMD Fab 36 KG would be in default under the Fab 36 Loan Agreements if we or any of the AMD companies fail to comply with certain obligations thereunder or upon the occurrence of certain events and if, after the occurrence of the event, the lenders determine that their legal or risk position is adversely affected. Circumstances that could result in a default include:

•	our failure to provide loans to AMD Fab 36 KG as required under the Fab 36 Loan Agreements;

•	failure to pay any amount due under the Fab 36 Loan Agreements within five days of the due date;

•

the occurrence of any event which the lenders reasonably believe has had or is likely to have a material adverse effect on the business, assets or condition of AMD Fab 36 KG or AMD or their ability to perform under the Fab 36 Loan Agreements;

•	filings or proceedings in bankruptcy or insolvency with respect to us, AMD Fab 36 KG or any limited partner;

•	the occurrence of a change in control (as defined in the Fab 36 Loan Agreements) of AMD;

•

AMD Fab 36 KG’s noncompliance with certain affirmative and negative covenants, including restrictions on payment of profits, dividends or other distributions except in limited circumstances and restrictions on incurring additional indebtedness, disposing of assets and repaying subordinated debt; and

•	AMD Fab 36 KG’s noncompliance with certain financial covenants, including loan to fixed asset value ratio and, in certain circumstances, a minimum cash covenant.

In general, any default with respect to other indebtedness of AMD or AMD Fab 36 KG that is not cured, would result in a cross-default under the Fab 36 Loan Agreements.

The occurrence of a default under the Fab 36 Loan Agreements would permit the lenders to accelerate the repayment of all amounts outstanding under the Fab 36 Term Loan. In addition, the occurrence of a default under this agreement could result in a cross-default under the indentures governing our 7.75% Notes, 6.00% Notes and 5.75% Notes. We cannot provide assurance that we would be able to obtain the funds necessary to fulfill these obligations. Any such failure would have a material adverse effect on us.

In the event the transaction with ATIC is consummated and the approval of the lenders is received, the Fab 36 Term Loan will be assigned to The Foundry Company, whose financial results will continue to be consolidated with ours.

7.75% Senior Notes Due 2012

On October 29, 2004, we issued $600 million of 7.75% Senior Notes due 2012 in a private offering pursuant to Rule 144A and Regulation S under the Securities Act, as amended. On April 22, 2005, we exchanged these notes for publicly registered notes which have substantially identical terms as the old notes except that the publicly registered notes are registered under the Securities Act, and, therefore, do not contain legends restricting their transfer. Our 7.75% Notes mature on November 1, 2012. Interest on our 7.75% Notes is payable semiannually in arrears on May 1 and November 1, beginning May 1, 2005. Prior to November 1, 2008, we may redeem some or all of our 7.75% Notes at a price equal to 100 percent of the principal amount plus accrued and unpaid interest plus a “make-whole” premium, as defined in the indenture governing our 7.75% Notes. Thereafter, we may redeem our 7.75% Notes for cash at the following specified prices plus accrued and unpaid interest:

Period	Price as Percentage of Principal Amount
Beginning on November 1, 2008 through October 31, 2009	103.875 percent
Beginning on November 1, 2009 through October 31, 2010	101.938 percent
Beginning on November 1, 2010 through October 31, 2011	100.000 percent
On November 1, 2011	100.000 percent

Holders have the right to require us to repurchase all or a portion of our 7.75% Notes in the event that we undergo a change of control, as defined in the indenture governing our 7.75% Notes at a repurchase price of 101 percent of the principal amount plus accrued and unpaid interest.

The indenture governing our 7.75% Notes contains certain covenants that limit, among other things, our ability and the ability of our restricted subsidiaries, which include all of our subsidiaries, from:

•	incurring additional indebtedness except specified permitted debt;

•	paying dividends and making other restricted payments;

•	making certain investments if an event of default exists, or if specified financial conditions are not satisfied;

•	creating or permitting certain liens;

•	creating or permitting restrictions on the ability of the restricted subsidiaries to pay dividends or make other distributions to us;

•	using the proceeds from sales of certain assets;

•	entering into certain types of transactions with affiliates; and

•	consolidating, merging or selling our assets as an entirety or substantially as an entirety.

In February 2006, we redeemed 35 percent (or $210 million) of the aggregate principal amount outstanding of our 7.75% Notes. The holders of our 7.75% Notes received 107.75 percent of the principal amount of our 7.75% Notes plus accrued interest. In connection with this redemption, we recorded a charge of approximately $16 million, which represents our 7.75% redemption premium, and a charge of $4 million, which represents 35 percent of the unamortized issuance costs incurred in connection with the original issuance of our 7.75% Notes.

We may elect to purchase or otherwise retire the remaining principal outstanding under our 7.75% Notes with cash, stock or other assets from time to time in open market or privately negotiated transactions, either directly or through intermediaries, or by tender offer, when we believe the market conditions are favorable to do so. Such purchases may have a material effect on our liquidity, financial condition and results of operations.

Other Long-Term Liabilities

Other Long-Term Liabilities in the Contractual Obligations table above includes $44 million of payments due under certain software and technology licenses that will be paid through 2010 and $41 million related to employee benefit obligations. Other Long-Term Liabilities excludes amounts recorded on our consolidated balance sheet that do not require us to make cash payments, which, as of September 27, 2008, primarily consisted of $389 million of deferred grants and subsidies related to the Fab 36 in Dresden and a $16 million deferred gain as a result of the sale and leaseback of our headquarters in Sunnyvale, California in 1998.

Other Long-Term Liabilities in the Contractual Obligations table above also excludes $135 million of non-current uncertain tax benefits under FIN 48, which are included in the caption, “Other Long Term Liabilities” on our consolidated balance sheet at September 27, 2008. Included in the non-current uncertain tax benefits is a potential cash payment of approximately $26 million that could be payable by us upon settlement with a taxing authority. We have not included this amount in the Contractual Obligations table above as we cannot make a reasonably reliable estimate regarding the timing of any settlement with the respective taxing authority, if any.

Capital Lease Obligations

As of September 27, 2008, we had aggregate outstanding capital lease obligations of $241 million. Included in this amount is $205 million in obligations under certain energy supply contracts which we entered into with local energy suppliers to provide our Dresden wafer fabrication facilities with utilities (gas, electricity, heating and cooling) to meet the energy demands for our manufacturing requirements. We account for certain fixed payments due under these energy supply arrangements as capital leases pursuant to EITF Issue No. 01-8, Determining Whether an Arrangement Contains a Lease, and FASB Statement No. 13, Accounting for Leases. The capital lease obligations under the energy supply arrangements are payable in monthly installments through 2020.

Operating Leases

We lease certain of our facilities, including our executive offices in Sunnyvale, California, and in some jurisdictions we lease the land on which these facilities are built under non-cancelable lease agreements that expire at various dates through 2021. We lease certain of our manufacturing and office equipment for terms ranging from one to five years. Our total future non-cancelable lease obligations as of September 27, 2008 were $289 million, of which $36 million is accrued as a liability for certain facilities that were included in our 2002 Restructuring Plan. We will make these payments through 2011.

Unconditional Purchase Commitments

Total non-cancelable purchase commitments as of September 27, 2008 were $2.5 billion for periods through 2020. These purchase commitments include $1.1 billion related to contractual obligations of our Dresden facilities to purchase energy and gas and approximately $956 million representing future payments to IBM for the period from August 15, 2008 through 2015 pursuant to our amended and restated joint development agreement. As IBM’s services are being performed ratably over the life of the agreement, we expense the payments as incurred. The remaining purchase commitments also include non-cancelable contractual obligations to purchase raw materials, natural resources and office supplies.

In connection with our acquisition of ATI, we made several commitments to the Minister of Industry under the Investment Canada Act, including our agreement to increase spending on research and development in Canada to a specified amount over the course of a three-year period when compared to ATI’s expenditures in this area in prior years; maintain Canadian employee headcount at specified levels by the end of the three-year anniversary of the acquisition; increase by a specified amount the number of our Canadian employees focusing on research and development; attain specified Canadian capital expenditures over a three-year period; maintain a presence in Canada through a variety of commercial activities for a period of five years; and nominate a Canadian for election to our Board of Directors over the next five years. Our minimum required Canadian capital expenditures and research and development commitments are included in our aggregate unconditional purchase commitments. We expect that commitments relating to our Digital Television business unit, which has been divested, will no longer apply. We also expect that commitments relating to our Handheld business unit will no longer apply to the extent that all or part of this unit is divested.

Sale of Receivables Classified as Other Short-Term Obligations

On March 26, 2008, we entered into a Sale of Receivables – Supplier Agreement with IBM Credit LLC, or IBM Credit, and one of our wholly-owned subsidiaries, AMD International Sales & Service, Ltd., or AMDISS,

entered into the same sales agreement with IBM United Kingdom Financial Services Ltd., or IBM UK, pursuant to which we and AMDISS agreed to sell to each of IBM Credit and IBM UK certain receivables. Pursuant to the sales agreements, the IBM parties agreed to purchase from the AMD parties invoices of specified AMD customers up to credit limits set by the IBM parties for any applicable AMD customer. As of September 27, 2008, only selected distributor customers have participated in this program. Because we do not recognize revenue until our distributors sell our products to their customers, we classified funds received from the IBM parties as debt according to the requirement of EITF Issue No. 88-18, Sales of Future Revenues. The debt is reduced as the IBM parties receive payments from the distributors. As of September 27, 2008, $94 million was outstanding under these agreements. This amount appears as other short-term obligations on our condensed consolidated balance sheet and is not considered a cash commitment.

Off-Balance Sheet Arrangements

Guarantees of Indebtedness Recorded on our Consolidated Balance Sheet

As of September 27, 2008, the principal guarantee related to indebtedness recorded on our consolidated balance sheet was for $58 million, which represents the amount of silent partnership contributions that Fab 36 Holding and Fab 36 Admin are required to repurchase from Leipziger Messe GmbH and is exclusive of the guaranteed rate of return obligation aggregating approximately $146 million. Of the $58 million guarantee, $29 million is expected to expire by the end of 2008, and $29 million is expected to expire by the end of 2009.

Guarantees of Indebtedness Not Recorded on our Condensed Consolidated Balance Sheet

AMTC and BAC Guarantees

The Advanced Mask Technology Center GmbH & Co. KG (AMTC) and Maskhouse Building Administration GmbH & Co. KG (BAC) are joint ventures initially formed by AMD, Infineon Technologies AG (Infineon) and DuPont Photomasks, Inc. (Dupont) for the purpose of constructing and operating an advanced photomask facility in Dresden, Germany. The Company procures advanced photomasks from AMTC and uses them in manufacturing its microprocessors. In April 2005, DuPont was acquired by Toppan Printing Co., Ltd. and became a wholly owned subsidiary of Toppan, named Toppan Photomasks, Inc. In December 2007, Infineon entered into an assignment agreement to transfer its interest in AMTC and BAC to Qimonda AG, with the exception of certain AMTC/BAC related payment guarantees. The assignment became effective in January 2008.

In December 2002, BAC obtained a $110 million term loan to finance the construction of the photomask facility. At the same time, AMTC and BAC, as lessor, entered into a lease agreement. The term of the lease agreement is ten years. Each joint venture partner guaranteed a specific percentage of AMTC’s rental payments. Pursuant to an agreement between AMTC, BAC and DuPont (now Toppan), AMTC may exercise a “step-in” right, in which it would assume Toppan’s remaining rental payments in connection with the rental agreement between Toppan and BAC. As of, September 27, 2008, our guarantee of AMTC’s portion of the rental obligation was approximately $9 million and our maximum liability in the event AMTC exercises its “step-in” right and the other joint venture partners default under the guarantee was approximately $83 million. These estimates are based upon forecasted rents to be charged in the future and are subject to change based upon the actual usage of the facility by the tenants and foreign currency exchange rates.

In December 2007, AMTC entered into a new $99 million revolving credit facility, of which $82 million was outstanding as of September 27, 2008. The proceeds were used to repay all amounts outstanding under a previous $175 million revolving credit facility and to provide additional financing for the acquisition of new tools. Subject to certain conditions under the revolving credit facility, AMTC may request that the loan amount be increased by an additional $58 million. The term of the revolving credit facility is three years. Upon request by AMTC and subject to certain conditions, the term of the revolving credit facility may be extended by two additional one-year periods. Pursuant to a guarantee agreement, each joint venture partner guaranteed one third of AMTC’s outstanding loan balance under the revolving credit facility. In September 2008, Qimonda provided a cash security equal to one third of AMTC’s outstanding loan balance pursuant to a cash pledge agreement and was released from the guarantee agreement. The obligations of the remaining joint venture partners under the guarantee agreement remain the same. As of September 27, 2008, our liability under this guarantee was $27 million plus our portion of accrued interest and expenses. Our maximum liability under this guarantee is $33 million plus our portion of accrued interest and expenses. Under the terms of the guarantee, if our group consolidated cash (which is defined as cash, cash equivalents and marketable securities less the aggregate amount outstanding under any revolving credit facility) is less than or expected to be less than $500 million, we will be required to provide cash collateral equal to one third of the balance outstanding under the revolving credit facility. We evaluated whether we should account for this guarantee under the provisions of FIN 45 and concluded it was immaterial to our financial position or results of operations. In the event the transaction with ATIC is consummated and the approval of the partners and banks are received, our partnership interests in the AMTC and the BAC will be transferred to The Foundry Company.

Recently Issued Accounting Pronouncements

In March 2008, the FASB issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133 (SFAS 161). This statement requires enhanced disclosures about an entity’s derivative and hedging activities and is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with earlier application encouraged. We will adopt SFAS 161 in the first quarter of 2009. Since SFAS 161 requires only additional disclosures concerning derivatives and hedging activities, adoption of SFAS 161 will not have an impact on our consolidated financial condition, results of operations or cash flows. The adoption of SFAS 161 will change our disclosures for derivative instruments and hedging activities beginning in the first quarter of fiscal 2009.

In May 2008, the FASB issued FSP APB No. 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (FSP APB 14-1). This FSP requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s nonconvertible debt borrowing rate. The effective date of this FSP is for financial statements issued for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years and it does not permit earlier application. However, the transition guidance requires retroactive application to all periods presented. This FSP will impact our accounting for the $2.2 billion 6.00% Notes whereby the equity component would be included in the paid-in-capital portion of stockholders’ equity on the balance sheet and the value of the equity component would be treated as an original issue discount for purposes of accounting for the debt component. Higher interest expense will result by recognizing accretion of the discounted carrying value of the 6.00% Notes to their face amount as interest expense over the term of the 6.00% Notes. We expect to have higher interest expense beginning in the first quarter of 2009 due to the interest accretion, and the interest expense associated with the 6.00% Notes for prior periods will also be higher than previously reported due to the retrospective application of this FSP. Based on our preliminary analysis, the interest expense associated with our 6.00% Notes will be approximately $17 million, $26 million and $30 million higher for fiscal years 2007, 2008 and 2009 respectively, as a result of adopting this FSP.

In October 2008, the FASB issued FSP No. FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active. This FSP clarifies the application of FASB Statement No. 157, Fair Value Measurements, in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. In particular, it provides additional guidance on (a) how the reporting entity’s own assumptions (that is, expected cash flows and appropriately risk-adjusted discount rates) should be considered when measuring fair value when relevant observable inputs do not exist, (b) how available observable inputs in a market that is not active should be considered when measuring fair value, and (c) how the use of market quotes (for example, broker quotes or pricing services for the same or similar financial assets) should be considered when assessing the relevance of observable and unobservable inputs available to measure fair value. This FSP is effective upon issuance, including prior periods for which financial statements have not been issued. We evaluated this FSP and concluded that our valuation technique and the application used in determining the fair value of financial assets when the market for them is not active is consistent with this FSP’s guidance.

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Reference is made to “Part II, Item 7A, Quantitative and Qualitative Disclosures about Market Risk,” in our Annual Report on Form 10-K for the fiscal year ended December 29, 2007. There have not been significant changes in the market risk since December 29, 2007, except as follows:

There has been significant deterioration and instability in the financial markets during 2008. This period of extraordinary disruption and readjustment in the financial markets exposes us to additional investment risk. The value and liquidity of the securities in which we invest could deteriorate rapidly and the issuers of such securities could be subject to credit rating downgrades. In light of the current market conditions and these additional risks, we actively monitor market conditions and developments specific to the securities and security classes in which we invest. We believe that we take a conservative approach to investing our funds in that we invest only in highly-rated securities with relatively short maturities and do not invest in securities we believe involve a higher degree of risk. While we believe we take prudent measures to mitigate investment related risks, such risks cannot be fully eliminated, as there are circumstances outside of our control.

As of September 27, 2008, we had approximately $180 million investments in ARS after recording an other-than-temporary impairment charge of $12 million in the second quarter of 2008. During the first nine months of 2008, the market conditions for these ARS deteriorated due to the uncertainties in the credit markets. As a result, we were not able to sell our ARS as scheduled in the auction market during the first nine months of 2008. See “Part I, Item II – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this report for further information.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the consolidated financial statements as of December 29, 2007 and December 31, 2006 and for each of the three years in the period ended December 29, 2007 and related notes thereto, which are included in this report.

Introduction

We are a global semiconductor company with facilities around the world. Within the global semiconductor industry, we offer primarily:

•

x86 microprocessors, for the commercial and consumer markets, embedded microprocessors for commercial, commercial client and consumer markets and chipsets for desktop and notebook personal computers, or PCs, professional workstations and servers; and

•	graphics, video and multimedia products for desktop and notebook computers, including home media PCs, professional workstations and servers and technology for game consoles.

Prior to the closing of the IPO of Spansion Inc. on December 21, 2005, which is described in more detail below, we also manufactured and sold Flash memory devices through Spansion LLC, our former majority-owned subsidiary. Furthermore, as discussed in “Recent Developments – Discontinued Operations,” below, based on our decision made in the second quarter of fiscal 2008, the Digital Television and Handheld businesses acquired in the ATI acquisition (which, together with the game console business, comprised the former Consumer Electronics segment) are presented in discontinued operations in the accompanying consolidated financial statements. The following discussion is limited to our continuing operations, unless otherwise noted.

In this section, we will describe the general financial condition and the results of operations for AMD and its consolidated subsidiaries, including a discussion of our results of operations for 2007 compared to 2006 and 2006 compared to 2005, an analysis of changes in our financial condition and a discussion of our contractual obligations and off-balance sheet arrangements. Our results of operations include sales of graphics, video, multimedia and chipset products and royalties from sales of game consoles that incorporate our technology from the effective date of the ATI acquisition on October 25, 2006 through December 29, 2007 in the following reportable segments: (i) Computing Solutions (including Chipsets) and (ii) Graphics. We are not able to provide any comparative information for the Graphics segment prior to the ATI acquisition, since we did not participate in this market. This MD&A should be read in conjunction with the other sections of our Annual Report on Form 10-K for the fiscal year ended December 29, 2007, including “Part I, Item 1: Business” and “Part II, Item 6: Selected Financial Data,” as well as “Part II, Item 8: Financial Statements and Supplementary Data,” included in this Report.

See Recent Developments for a discussion of events that have occurred subsequent to December 29, 2007 that we believe are material to your understanding of our business.

Overview

Fiscal 2007 was a challenging year for AMD. Our net revenue in 2007 of $5.7 billion increased three percent from net revenue of $5.6 billion in 2006. However, revenue increased because we included the operations of our Graphics segment and ATI chipset business for the entire fiscal year rather than just nine weeks in 2006. Net revenue for our Computing Solutions segment decreased 12 percent due to lower average selling prices for our microprocessor products, which resulted from delays in the introduction and broad availability of our quad-core processors, aggressive pricing by our principal competitor and a higher concentration of sales of processors for desktop and notebook PCs in 2007. Correspondingly, gross margins in 2007 decreased compared to gross margins in 2006 as a result of lower average selling prices for our microprocessor products and increased manufacturing costs during the first half of 2007. Furthermore, gross margins were adversely impacted due to the consolidation of ATI’s operations into ours for the full fiscal year in 2007 compared to nine weeks in 2006. Historically, the ATI business had lower gross margins compared to AMD.

Despite the challenges that we encountered during 2007, we made positive strides towards improving our performance. Although average selling prices for our microprocessor products declined in 2007 compared to 2006, they improved in the second half of 2007 compared to the first half of 2007 as our product mix improved with the introduction of our AMD Opteron quad-core processors for servers and AMD Phenom 9000 series of quad-core processors for desktop PCs. We also secured a new OEM customer, Toshiba Corporation. In the Graphics segment, we introduced the ATI Radeon HD 2000 and 3800 series of products. We also introduced the ATI Mobility Radeon HD series of products for notebook PCs during the second half of 2007 and were able to secure a number of OEM design wins. These new product introductions favorably impacted average selling prices. In the second half of 2007, we also improved gross margins compared to the first half of 2007 due to improved inventory management, manufacturing efficiencies and a richer product mix driven by the launch of new products. We also focused on improving the delivery of products across a diverse set of customers and geographies on a timely basis and, as a result, we witnessed recovery of sales to the distribution channel.

In 2007, we also undertook measures to improve our financial position. During the second quarter of 2007, we issued $2.2 billion aggregate principal amount of 6.00% Notes and in the third quarter of 2007, we issued $1.5 billion aggregate principal amount of 5.75% Notes. We used a portion of the proceeds from the 6.00% Notes and all of the proceeds from the 5.75% Notes to repay in full the amount outstanding under the October 2006 term loan agreement with Morgan Stanley Senior Funding, Inc. In the fourth quarter of 2007, we sold and issued 49 million shares of our common stock to a wholly owned subsidiary of Mubadala Development Company in exchange for net proceeds of $608 million. Our cash, cash equivalents and marketable securities at December 29, 2007 totaled $1.9 billion and our debt and capital lease obligations totaled $5.3 billion.

We also made significant strides to implement our manufacturing capacity strategy. We converted Fab 36 to 65-nanometer process technology by mid-2007, as planned. We also expanded manufacturing capacity in Fab 36 and completed the addition of a new bump and test facility. We initiated the conversion of Fab 30 from a 200-millimeter to a 300-millimeter manufacturing facility. Fab 30 produced its final 200-millimeter wafer during the fourth quarter of 2007. During 2007, Chartered Semiconductor continued to manufacture AMD64-based processors for us to support incremental demand.

We intend the discussion of our financial condition and results of operations that follows to provide information that will assist you in understanding our financial statements, the changes in certain key items in those financial statements from year to year, the primary factors that resulted in those changes, and how certain accounting principles, policies and estimates affect our financial statements.

ATI Acquisition

On October 25, 2006, we completed the acquisition of all of the outstanding shares of ATI, a publicly held company headquartered in Markham, Ontario, Canada for a combination of cash and shares of our common stock. ATI was engaged in the design, manufacture and sale of innovative 3D graphics and digital media silicon solutions. We believe that the acquisition of ATI will allow us to deliver products that better fulfill the increasing demand for more integrated computing solutions. We included the operations of ATI in our consolidated financial statements beginning on October 25, 2006.

The aggregate consideration that we paid for all outstanding ATI common shares consisted of approximately $4.3 billion of cash and 58 million shares of our common stock. In addition, we also issued options to purchase approximately 17.1 million shares of our common stock and approximately 2.2 million comparable AMD restricted stock units in exchange for outstanding ATI stock options and restricted stock units. The vested portion of these options and restricted stock units was valued at approximately $144 million. The unvested portion, valued at approximately $69 million, is being amortized to compensation expense over the options’ remaining vesting periods. To finance a portion of the cash consideration paid, we borrowed $2.5 billion under the October 2006 Term Loan. This term loan was fully repaid in 2007 (See “Contractual Obligations”).

The total purchase price for ATI was $5.6 billion, including acquisition-related costs of $25 million, and consisted of:

(In millions except per share amounts)
Acquisition of all of the outstanding shares, stock options, restricted stock units and other stock-based awards of ATI in exchange for:
Cash	$4,263
58 million shares of AMD common stock	1,172
Fair value of vested options and restricted stock units issued	144
Acquisition related transaction costs	25

Total purchase price	$5,604

Purchase Price Allocation

The total purchase price was allocated to ATI’s tangible and identifiable intangible assets and liabilities based on their estimated fair values as of October 24, 2006 as set forth below:

(In millions)
Cash and marketable securities	$500
Accounts receivable	290
Inventories	431
Goodwill	3,217
Developed product technology	752
Game console royalty agreement	147
Customer relationships	257
Trademarks and trade names	62
Customer backlog	36
In-process research and development	416
Property, plant and equipment	143
Other assets	25
Accounts payable and other liabilities	(631)
Reserves for exit costs	(8)
Debt and capital lease obligations	(31)
Deferred revenues	(2)

Total purchase price	$5,604

The only item that may significantly impact goodwill is the resolution of certain ATI tax-related contingencies. To the extent that the actual amounts are different than the estimated amounts initially recorded, the difference will result in an adjustment to goodwill. Any other adjustments to amounts recorded from and after the completion of the acquisition will be recorded in post-acquisition operating results.

Management performed an analysis to determine the fair value of each tangible and identifiable intangible asset, including the portion of the purchase price attributable to acquired in-process research and development projects.

In-Process Research and Development

Of the total purchase price, approximately $416 million was allocated to in-process research and development (IPR&D) and was expensed in the fourth quarter of 2006. Projects that qualify as IPR&D represent those that have not reached technological feasibility and had no alternative future use at the time of the acquisition. These projects included development of next generation GPU, chipset, handheld and digital television products. As of the date of acquisition, the estimated fair value of the projects for the Graphics and Chipsets segment was approximately $193 million ($122 million for graphics products and $71 million for chipset products) and we expect to incur an aggregate of approximately $113 million ($86 million for graphics products and $27 million for chipset products) to complete these projects over the two-year period that commenced October 25, 2006. As of the date of the acquisition, the estimated fair value of the projects for our former Consumer Electronics segment was approximately $223 million, and we expect to incur aggregate costs of approximately $102 million to complete these projects over the two-year period that commenced October 25, 2006. Starting in the first quarter of 2007, in conjunction with the integration of ATI’s operations, we reported operations related to our chipset products in our Computing Solutions segment.

The value assigned to IPR&D was determined using a discounted cash flow methodology, specifically an excess earnings approach, which estimates value based upon the discounted value of future cash flows expected to be generated by the in-process projects, net of all contributory asset returns. The approach includes consideration of the importance of each project to the overall development plan and estimating costs to develop the purchased IPR&D into commercially viable products. The revenue estimates used to value the purchased IPR&D were based on estimates of the relevant market sizes and growth factors, expected trends in technology and the nature and expected timing of new product introductions by ATI and its competitors.

The discount rates applied to individual projects were selected after consideration of the overall estimated weighted average cost of capital and the discount rates applied to the valuation of the other assets acquired. Such weighted average cost of capital was adjusted to reflect the difficulties and uncertainties in completing each project and thereby achieving technological feasibility, the percentage of completion of each project, anticipated market acceptance and penetration, market growth rates and risks related to the impact of potential changes in future target markets. In developing the estimated fair values, we used discount rates ranging from 14 percent to 15 percent.

The development of these technologies remains a risk due to the remaining efforts to achieve technical viability, rapidly changing customer markets, uncertain standards for new products, and significant competitive threats from our competitors. Failure to develop these technologies into commercially viable products and/or failure to bring them to market in a timely manner could result in a loss of market share, which could have a material adverse impact on our business and operating results, could negatively impact the return on investment that we expected at the time that the ATI acquisition was completed and may result in impairment charges.

The estimates used in valuing IPR&D were based upon assumptions believed to be reasonable but which are inherently uncertain, and as a result, actual results may differ from estimates.

The development efforts on these acquired projects have been ongoing and there have not been any significant changes in the original development plans as of December 29, 2007.

Other Acquisition Related Intangible Assets

Developed product technology consists of products that have reached technological feasibility and included technology in ATI’s discrete GPU products, integrated chipset products, handheld products, and digital television products. We initially expected the developed technology to have an average useful life of five years. However, as discussed below, we have revised the estimate of the average useful life of the developed technology to be 50 months from the acquisition date.

Game console royalty agreements represent agreements existing as of October 24, 2006 with video game console manufacturers for the payment of royalties to ATI for intellectual property design work performed and were estimated to have an average useful life of five years.

Customer relationship intangibles represent ATI’s customer relationships existing as of October 24, 2006, and were estimated to have an average useful life of four years.

Trademarks and trade names have an estimated useful life of seven years.

Customer backlog represents customer orders existing as of October 24, 2006 that had not been delivered and were estimated to have a useful life of 14 months.

We determined the fair value of other acquisition-related intangible assets using income approaches based on the most current financial forecast available as of October 24, 2006. The discount rates we used to discount net cash flows to their present values ranged from 12 percent to 15 percent. We determined these discount rates after consideration of our estimated weighted average cost of capital and the estimated internal rate of return specific to the acquisition.

We based estimated useful lives for the other acquisition-related intangible assets on historical experience with technology life cycles, product roadmaps and our intended future use of the intangible assets.

Integration

Concurrent with the acquisition, we implemented an integration plan which included the termination of some ATI employees, the relocation or transfer to other sites of other ATI employees and the closure of duplicate facilities. The costs associated with employee severance and relocation totaled approximately seven million. The costs associated with the closure of duplicate facilities totaled approximately one million. These costs were included as a component of net assets acquired. Additionally, the integration plan also included termination of some AMD employees, cancellation of some existing contractual obligations, and other costs to integrate the operations of the two companies. We incurred costs of approximately $28 million and $32 million for the years ended December 29, 2007 and December 31, 2006, respectively, and they are included in the caption, “Amortization of acquired intangible assets and integration charges,” on our consolidated statements of operations.

2007 Impairment Analysis

In the fourth quarter of 2007, pursuant to our accounting policy, we performed the annual goodwill impairment analysis. As a result of this analysis, we concluded that the carrying amounts of goodwill assigned to our Graphics and our former Consumer Electronics segments exceeded their implied fair values and recorded an impairment loss of approximately $1.3 billion, of which $504 million is included in the caption “Impairment of goodwill and acquired intangible assets” and $755 million is included in the caption “Income (loss) from discontinued operations, net of tax” in our 2007 consolidated statement of operations. The impairment charge was determined by comparing the carrying value of goodwill assigned to specific reporting units within these segments as of October 1, 2007, with the implied fair value of the goodwill. We considered both the income and market approaches in determining the implied fair value of the goodwill, which requires estimates of future operating results and cash flows of each of the reporting units discounted using estimated discount rates ranging from 13.1 percent to 15.3 percent. The estimates of future operating results and cash flows were principally derived from our updated long-term financial forecast, which is developed as part of our strategic planning cycle conducted annually during the latter part of the third quarter. The decline in the implied fair value of the goodwill and resulting impairment charge was primarily driven by our updated long-term financial forecasts, which showed lower estimated near-term and longer-term profitability compared to estimates we developed at the time of the completion of the acquisition. This updated long-term financial forecast represents the best estimate that we have at this time and we believe that its underlying assumptions are reasonable. However, actual performance in the near-term and longer-term could be materially different from these forecasts, which could impact future estimates of fair value of our reporting units and may result in further impairment of goodwill.

The outcome of our goodwill impairment analysis also indicated that the carrying amount of certain acquisition-related intangible assets or asset groups may not be recoverable. Accordingly, we assessed the recoverability of the acquisition-related intangible assets or asset groups, as appropriate, by determining whether the unamortized balances could be recovered through their respective estimated undiscounted future net cash flows. We determined that certain of the acquisition-related developed product technology associated with our

Graphics and our former Consumer Electronics segments was impaired primarily due to the revised lower revenue forecasts associated with products incorporating such developed product technology. We measured the amount of impairment by calculating the amount by which the carrying value of the assets exceeded their estimated fair values, which were based on projected discounted future net cash flows. As a result of this impairment analysis, we recorded an impairment charge of $349 million, of which $101 million is included in the caption “Impairment of goodwill and acquired intangible assets” and $248 million related to the Digital Television and Handheld businesses which is included in the caption “Income (loss) from discontinued operations, net of tax” in our 2007 consolidated statement of operations. We also revised our estimate of the weighted average useful life of the developed product technology from 60 months to 50 months based on the revised cash flow forecasts.

Critical Accounting Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts in our consolidated financial statements. We evaluate our estimates on an on-going basis, including those related to our revenues, inventories, asset impairments, goodwill, business combination, and income taxes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Although actual results have historically been reasonably consistent with management’s expectations, actual results may differ from these estimates or our estimates may be affected by different assumptions or conditions.

We believe the following critical accounting estimates are the most significant to the presentation of our financial statements and require the most difficult, subjective and complex judgments.

Revenue Reserves. We record a provision for estimated sales returns and allowances on product sales for estimated future price reductions and other customer incentives in the same period that the related revenues are recorded. We base these estimates on actual historical sales returns, allowances, historical price reductions, market activity, and other known or anticipated trends and factors. These estimates are subject to management’s judgment, and actual provisions could be different from our estimates and current provisions, resulting in future adjustments to our revenues and operating results.

Inventory Valuation. At each balance sheet date, we evaluate our ending inventories for excess quantities and obsolescence. This evaluation includes analysis of sales levels by product and projections of future demand. These projections assist us in determining the carrying value of our inventory and are also used for near-term factory production planning. Generally, inventories on hand in excess of forecasted demand for the next six months are not valued. In addition, we write off inventories that are considered obsolete. We adjust the remaining specific inventory balances to approximate the lower of our standard manufacturing cost or market value. Among other factors, management considers forecasted demand in relation to the inventory on hand, competitiveness of product offerings, market conditions and product life cycles when determining obsolescence and net realizable value. If, in any period, we anticipate future demand or market conditions to be less favorable than our previous estimates, additional inventory write-downs may be required and would be reflected in cost of sales in the period the revision is made. This would have a negative impact on our gross margin in that period. If in any period we are able to sell inventories that were not valued or that had been written off in a previous period, related revenues would be recorded without any offsetting charge to cost of sales, resulting in a net benefit to our gross margin in that period.

Business Combinations. In accordance with business combination accounting, we have allocated the purchase price of ATI to tangible and acquisition related intangible assets acquired, including in-process research and development, and liabilities assumed based on their estimated fair values. These valuations require us to make significant estimates and assumptions, especially with respect to acquisition related intangible assets.

We review the acquisition related intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recovered.

We made estimates of fair value of the ATI assets acquired and liabilities assumed using reasonable assumptions based on historical experience and information obtained from the management of the acquired company. Critical estimates in valuing certain of the acquisition related intangible assets included but were not limited to: future expected cash flows from the sale of products, expected costs to develop in-process research and development projects into commercially viable products and estimated cash flows from the projects when completed; the market’s awareness of the acquired company’s brand and the acquired company’s market position, as well as assumptions about the period of time the acquired brand will continue to be used in the combined company’s product portfolio and discount rates. Unanticipated events may occur which may affect the accuracy or validity of such assumptions, estimates or actual results as evidenced by the impairment charges we recorded with respect to goodwill and intangible assets resulting from the ATI acquisition.

Goodwill. As a result of the ATI acquisition, we recorded goodwill on our books. In accordance with FASB Statement No. 142, Goodwill and Other Intangible Assets (SFAS 142), we are required to review goodwill for impairment at least annually or more often if there are indicators of impairment present. We perform our annual impairment analysis during the fourth quarter of each year. The provisions of SFAS 142 require that a two-step impairment test be performed on goodwill. In the first step, we compare the fair value of each reporting unit to which goodwill has been allocated to its carrying value. If the fair value of the reporting unit exceeds the carrying value of the net assets assigned to that unit, goodwill is considered not impaired and we are not required to perform further testing. If the carrying value of the net assets assigned to the reporting unit exceeds the fair value of the reporting unit, then we must perform the second step of the impairment test in order to determine the implied fair value of the reporting unit’s goodwill. If the carrying value of a reporting unit’s goodwill exceeds its implied fair value, then we would record an impairment loss equal to the difference.

Determining the number of reporting units and the fair value of a reporting unit requires us to make judgments and involves the use of significant estimates and assumptions. These estimates and assumptions include revenue growth rates and operating margins used to calculate projected future cash flows, risk-adjusted discount rates, future economic and market conditions and determination of appropriate market comparables. We base our fair value estimates on assumptions we believe to be reasonable but that are unpredictable and inherently uncertain. Actual future results may differ from those estimates. In addition, we make judgments and assumptions in allocating assets and liabilities to each of our reporting units.

As a result of the annual goodwill impairment analysis, we were required to recognize a $1.3 billion goodwill impairment charge in our 2007 statement of operations related to three of our reporting units in the Graphics and the former Consumer Electronics segments. The key assumptions used to determine the fair value of our reporting units included: (a) cash flow periods of 10 years; (b) terminal values based upon terminal growth rates ranging from 3.0 percent to 7.0 percent; and (c) discount rates ranging from 13.1 percent to 15.3 percent which were based on our weighted average cost of capital, adjusted for the risks associated with the operations. A variance in the discount rate could have had a significant impact on the amount of the goodwill impairment charge recorded. We cannot predict the occurrence of certain future events that might adversely affect the reported value of goodwill, which totaled $1.9 billion at December 29, 2007. Such events include, but are not limited to, strategic decisions made in response to economic and competitive conditions, the impact of the economic environment on our customer base, or a material negative change in our relationships with significant customers.

Impairment of Long-Lived Assets. We consider quarterly whether indicators of impairment of long-lived assets are present. These indicators may include, but are not limited to, significant decreases in the market value of an asset and significant changes in the extent or manner in which an asset is used. If these or other indicators are present, we test for recoverability of the asset by determining whether the estimated undiscounted cash flows attributable to the assets in question are less than their carrying value. If less, we recognize an impairment loss based on the excess of the carrying amount of the assets over their respective fair values. Fair value is determined by discounted future cash flows, appraisals or other methods. Significant judgment is involved in estimating future cash flows and deriving the discount rate to apply to the estimated future cash flows and in evaluating the results of appraisals or other valuation methods. If the asset determined to be impaired is to be held and used, we recognize an impairment loss through a charge to our operating results which also reduces the carrying basis of the related asset. The new carrying value of the related asset is depreciated over the remaining estimated useful life of the asset. We also must make subjective judgments regarding the remaining useful life of the asset. We may incur additional impairment losses in future periods if factors influencing our estimates of the undiscounted cash flows change.

Income Taxes. In determining taxable income for financial statement reporting purposes, we must make certain estimates and judgments. These estimates and judgments are applied in the calculation of certain tax liabilities and in the determination of the recoverability of deferred tax assets, which arise from temporary differences between the recognition of assets and liabilities for tax and financial statement reporting purposes.

We must assess the likelihood that we will be able to recover our deferred tax assets. If recovery is not likely, we must increase our provision for taxes by recording a charge to income tax expense, in the form of a valuation allowance, for the deferred tax assets that we estimate will not ultimately be recoverable. We consider past performance, future expected taxable income and prudent and feasible tax planning strategies in determining the need for a valuation allowance.

In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax rules and the potential for future adjustment of our uncertain tax positions by the Internal Revenue Service or other taxing jurisdiction. If our estimates of these taxes are greater or less than actual results, an additional tax benefit or charge will result.

Results of Operations

We review and assess operating performance using segment net revenues and operating income (loss) before interest, other income (expense), equity in net loss of Spansion Inc. and other, income taxes and minority interest. These performance measures include the allocation of expenses to the operating segments based on management’s judgment.

Prior to December 21, 2005, we had the following three reportable segments:

•	the Computation Products segment, which included microprocessor products for desktop and mobile PCs, servers and workstations and AMD chipset products;

•	the Memory Products segment, which included Spansion Flash memory products; and

•	the Personal Connectivity Solutions segment, which included embedded processors for global commercial and consumer markets.

On December 21, 2005, Spansion completed its IPO. Following the IPO, our ownership interest in Spansion was reduced from 60 percent to approximately 38 percent of Spansion’s outstanding common stock. In November 2006, we sold 21 million shares of Spansion’s Class A common stock in an underwritten public offering. As a result of this sale, as of December 31, 2006 we owned approximately 21 percent of Spansion’s outstanding common stock. During 2007, we further reduced our interest in Spansion by selling approximately 14 million additional shares of Spansion’s Class A common stock, leaving us with approximately 14 million shares, or a 10.4 percent ownership interest in Spansion’s outstanding common stock as of December 29, 2007.

As a result of Spansion’s IPO, our financial results of operations included Spansion’s financial results of operations as a consolidated subsidiary through December 20, 2005. From December 21, 2005, Spansion’s operating results and financial position were not consolidated as part of our financial results. Instead, we applied the equity method of accounting to reflect our share of Spansion’s net loss from December 21, 2005 through September 20, 2007. Under the equity method of accounting, our share of Spansion’s net loss impacts our net income (loss). On September 20, 2007, we changed the accounting for our investment in Spansion from the equity method to accounting for this investment as “available-for-sale” marketable securities pursuant to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity because we no longer had the ability to exercise significant influence over Spansion’s operations (see Note 4 of Notes to Consolidated Financial Statements). Effective September 20, 2007, we are required to mark the investment to its current market price and book an impairment charge to the investment through earnings if the loss related to the market price change is deemed to be other than temporary. Accordingly, our operating results for the years ended December 25, 2005, December 31, 2006, and December 29, 2007 related to our investment in Spansion are not fully comparable with each other.

Following Spansion’s IPO, from December 26, 2005 through October 24, 2006, we had two reportable segments:

•	the Computation Products segment, which included microprocessors, AMD chipsets and related revenue; and

•	the Embedded Products segment, which included embedded processors and related revenue.

As a result of the acquisition of ATI, effective October 25, 2006, we had the following four reportable segments:

•	the Computation Products segment, which included microprocessors, AMD chipsets and related revenue;

•	the Embedded Products segment, which included embedded processors and related revenue;

•	the Graphics and Chipsets segment, which included graphics, video and multimedia products and chipsets sold by ATI prior to the acquisition and related revenue; and

•

the Consumer Electronics segment, which included products used in handheld devices, digital televisions and other consumer electronics products as well as related revenue and revenue for royalties received in connection with sales of game console systems that incorporated our technology.

Starting in the first quarter of 2007, in conjunction with the integration of ATI’s operations into ours, we began reviewing and addressing operating performance using the following three reportable segments:

•	the Computing Solutions segment, which includes what was formerly the Computation Products segment and the Embedded Products segment, as well as revenue from sales of ATI chipsets;

•	the Graphics segment, which includes graphics, video and multimedia products and related revenue; and

•

the Consumer Electronics segment, which includes products used in handheld devices, digital televisions and other consumer electronics products, as well as revenue from royalties received in connection with sales of game console systems that incorporate our graphics technology.

In the second quarter of 2008, we decided to divest our Handheld and Digital Television business units, which were previously part of the Consumer Electronics segment. As a result, we classified them as discontinued operations in our financial statements and began reviewing and assessing operating performance using the following reportable operating segments:

•	the Computing Solutions segment, which includes microprocessors, chipsets and embedded processors and related revenue; and

•

the Graphics segment, which includes graphics, video and multimedia products and related revenue as well as revenue from royalties received in connection with the sale of game console systems that incorporate our graphics technology.

In addition to the reportable segments, we have an All Other category, which is not a reportable segment. This category includes certain expenses and credits that are not allocated to any of the operating segments because we do not consider these expenses and credits in evaluating the performance of the operating segments. Following the ATI acquisition, we began including employee stock-based compensation expense, profit sharing expense, ATI acquisition-related and integration charges and charges for goodwill and intangible asset impairment in the All Other category. Also, this category included the sale of Personal Internet Communicator (PIC) products from the third quarter of 2005 to the third quarter of 2006, when the manufacturing of PIC products ceased.

We use a 52- to 53-week fiscal year. Prior to December 31, 2006, our fiscal year ended on the last Sunday in December. Commencing in 2007, our fiscal year ends on the last Saturday in December. The years ended December 29, 2007 and December 25, 2005 each included 52 weeks, and the year ended December 31, 2006 consisted of 53 weeks. References in this report to 2007, 2006 and 2005 shall refer to the fiscal year unless explicitly stated otherwise.

The following is a summary of our net revenue and operating income (loss), by segment, from continuing operations, for 2007, 2006 and 2005. This segment information has been reclassified to conform to the reportable segment structure adopted in the second quarter of 2008.

	2007	2006	2005
	(In millions)
Computing Solutions
Net revenue	$4,702	$5,367	$3,929
Operating income (loss)	(712)	679	586

Graphics
Net revenue	992	189	—
Operating income (loss)	(39)	(6)	—

Memory Products
Net revenue	—	—	1,913
Operating income (loss)	—	—	(311)

All Other
Net revenue	—	(4)	6
Operating income (loss)	(923)	(669)	(43)

Total
Net revenue	5,694	5,552	5,848
Operating income (loss)	$(1,674)	$4	$232

Computing Solutions

Computing Solutions net revenue of $4.7 billion in 2007 decreased by $665 million or 12 percent compared to net revenue of $5.4 billion in 2006 despite the inclusion of revenue from the sale of ATI chipsets for the full fiscal year in 2007 as compared to only nine weeks in 2006. Net revenue decreased as a result of a 32 percent decrease in average selling prices of products included in our Computing Solutions segment, partially offset by a 30 percent increase in unit shipments. The decrease in average selling prices was primarily caused by a decrease in the average selling prices of our microprocessor products. Microprocessor average selling prices decreased due to both competitive market conditions and a higher concentration of sales of processors for desktop and notebook PCs in 2007, which generally carry lower average selling prices than our processors for servers. In particular, our competitor first offered quad-core multi-chip module processors for servers and desktop PCs in November 2006, and these products were available throughout 2007. We first introduced our quad-core products for servers in August 2007 and for desktop PCs in November 2007. However, we did not achieve significant volume shipments of these products in 2007, and sales of these products did not significantly contribute to 2007 revenue. In light of the timing of our quad-core product introductions and their lack of broad availability during 2007, we discounted the selling price of certain competing processor products. Unit shipments increased primarily due to the inclusion of ATI chipset sales, which accounted for 76 percent of the increase, and increased customer demand for our microprocessors for notebook PCs, which accounted for 24 percent of the increase. However, we did achieve record unit shipments in 2007 with respect to our microprocessor products.

Computing Solutions net revenue of $5.4 billion in 2006 increased $1.5 billion or 38 percent compared to net revenue of $3.9 billion in 2005. Although 2006 included revenue from sales of ATI chipsets from October 25, 2006 through December 31, 2006, it was not material. Net revenue increased as a result of a 39 percent increase in unit shipments of products included in our Computing Solutions segment. The increase in unit shipments in 2006 was caused primarily by an increase in unit shipments of our microprocessor products due to increased demand for processors in each of the desktop, server and mobile categories. However, we believe that the challenge we experienced with the ability of our supply chain to keep up with the increased demand across a diverse set of customers and geographies and to deliver products on a timely basis in the second half of 2006 had an adverse impact on microprocessor unit shipments. Moreover, despite a richer product mix in 2006, average selling prices remained relatively flat in 2006 as compared to 2005. Higher microprocessor average selling prices in the first half of 2006 were offset by lower microprocessor average selling prices in the second half of 2006 due to competitive market conditions. Specifically, in the second half of 2006 aggressive pricing by our principal competitor in an attempt to regain market share adversely impacted our microprocessor average selling prices. Our competitor also launched its quad-core multi-chip module processors in November 2006, and since we did not offer quad-core products during this period, we discounted the selling price of certain of our competing products during the fourth quarter, which adversely impacted our microprocessor average selling prices, margins and profitability.

Computing Solutions operating loss was $712 million in 2007 compared to operating income of $679 million in 2006. The operating loss was primarily due to the $665 million decrease in revenue described above, a $307 million increase in manufacturing expenses, a $329 million increase in research and development expenses and a $91 million increase in marketing, general and administrative expenses. Research and development expenses and marketing, general and administrative expenses increased for the reasons set forth under “Expenses,” below. Manufacturing expenses increased primarily due to increased volumes of microprocessors, a shift to higher-end microprocessors and the inclusion of ATI’s chipset business in the Computing Solutions segment for a full year in 2007, as opposed to only nine weeks in 2006.

Computing Solutions operating income of $679 million in 2006 increased by $93 million, or 16 percent, compared to operating income of $586 million in 2005. This increase was primarily due to a 38 percent increase in net revenue, partially offset by an increase in manufacturing expenses of $856 million, an increase in marketing, general and administrative expenses of $265 million and an increase in research and development expenses of $219 million. Manufacturing expenses increased primarily to support higher sales volume. Research and development expenses and marketing, general and administrative expenses increased for the reasons set forth under “Expenses,” below.

Graphics

Graphics net revenue and operating loss in 2007 were $992 million and $39 million, respectively. Graphics net revenue and operating loss for the period of October 25, 2006 through December 31, 2006 were $189 million and $6 million, respectively. The increases in revenue and operating losses were due to the inclusion of the operations attributable to the Graphics segment for the full year in 2007 compared to only nine weeks in 2006. We did not sell comparable products prior to the ATI acquisition. Graphics net revenue in the second half of 2007 increased 35 percent over the first half of 2007 due to the successful introduction of new products and the seasonal increase in royalties on game consoles. From the first half of 2007 to the second half of 2007 unit shipments increased by 19 percent and average selling prices increased by 9 percent. The improvement in net revenue was the primary driver that significantly narrowed the operating loss from the first half of 2007 to the second half of 2007. We did not sell comparable products prior to the ATI acquisition.

Memory Products

As a result of Spansion’s IPO in December 2005, we stopped manufacturing and selling memory products. Therefore, we did not have a Memory Products segment in 2006 and 2007.

All Other Category

We did not have any net revenue for the All Other category in 2007. All Other net revenue in 2006 decreased by $10 million from 2005, primarily because we had minimal revenue from sales of PIC products and customers returned previously sold PIC products. Effective as of the third quarter of 2006, we ceased production of PIC products.

All Other operating loss of $923 million in 2007 increased by $254 million compared to an operating loss of $669 million in 2006. The increase in operating loss was primarily attributable to ATI acquisition-related impairment charges of $605 million, which included a goodwill write-down of $504 million and a write-down of specific intangible assets of $101 million and an increase of $115 million in amortization of acquired intangible assets, partially offset by a decrease in ATI acquisition-related charges of $439 million. Acquisition-related charges in 2006 included $416 million in expenses for acquired in-process research and development, which did not recur in 2007. See Part II, Item 7 “MD&A—ATI Acquisition.”

All Other operating loss of $669 million in 2006 increased by $626 million compared to an operating loss of $43 million in 2005. The increase in operating loss was primarily attributable to ATI acquisition-related charges of $506 million and an increase in employee stock-based compensation expense and profit sharing expense of $101 million. ATI acquisition-related charges included an in-process research and development write-off of $416 million, amortization of acquired intangible assets of $22 million, cost of fair value adjustments to acquired inventory of $36 million and a $32 million charge associated with the integration of ATI’s operations, which included termination of some AMD employees, cancellation of some existing contractual obligations and other costs that we incurred to integrate the operations of the two companies.

Comparison of Gross Margin, Interest Income, Interest Expense, Other Income (Expense), Net, Income Taxes and Other Expenses

The following is a summary of certain consolidated statement of operations data for the years ended December 29, 2007, December 31, 2006 and December 25, 2005:

	2007	2006	2005
	(In millions except for percentages)
Cost of sales	$3,551	$2,771	$3,456
Gross margin	2,143	2,781	2,392
Gross margin percentage	38%	50%	41%
Gross margin percentage excluding Memory Products	38%	50%	56%
Research and development	$1,700	$1,174	$1,144
Marketing, general and administrative	1,347	1,133	1,016
In-process research and development	—	416	—
Amortization of acquired intangible assets and integration charges	165	54	—
Impairment of goodwill and acquired intangible assets	605	—	—
Interest income	73	116	37
Interest expense	(367)	(126)	(105)
Other income (expense), net	(7)	(13)	(24)
Equity in net loss of Spansion Inc. and other	(155)	(45)	(107)
Provision (benefit) for income taxes	31	15	(7)

Gross Margin

Gross margin decreased to 38 percent in 2007 compared to 50 percent in 2006 primarily due to significantly lower average selling prices for our microprocessor products in 2007 compared to 2006. Gross margin percentage in the first half of 2007 was also negatively impacted by higher manufacturing unit costs for our microprocessor products due to a shift in our product mix to higher-end microprocessors and increased depreciation expenses associated with the expansion of Fab 36. However, manufacturing efficiencies, improved inventory management, and a richer product mix in the second half of 2007 offset the unfavorable impact in the first half of 2007. On an annual basis, the inclusion of ATI’s lower margin operations in our consolidated operations adversely impacted our gross margins by approximately two percentage points.

Gross margin increased to 50 percent in 2006 compared to 41 percent in 2005 because we did not consolidate Spansion’s results of operations, which historically had lower margins, with ours in 2006. Gross margin decreased to 50 percent in 2006 compared to gross margin, excluding the Memory Products segment, of 56 percent in 2005. Higher gross margins in the first half of 2006 were more than offset by lower gross margins in the second half of 2006. This decrease in gross margin was primarily due to increased manufacturing unit costs and flat average selling prices due to competitive market conditions in the second half of 2006. The increase in manufacturing unit costs was primarily due to a shift in our product mix to higher-end microprocessor products. In addition, consolidated gross margin was adversely impacted by approximately two percentage points due to the consolidation of ATI’s operations into ours from October 25, 2006 through December 31, 2006. Gross margin was also adversely impacted by approximately one percentage point due to the costs of fair value adjustments related to the inventory we acquired through the ATI acquisition.

We record grants and allowances that we receive from the State of Saxony and the Federal Republic of Germany for Fab 30 or Fab 36 as long-term liabilities on our consolidated financial statements. We amortize these amounts as they are earned as a reduction to operating expenses. We record the amortization of the production related grants and allowances as a credit to cost of sales. The credit to cost of sales totaled $138 million in 2007, $116 million in 2006 and $72 million in 2005. The fluctuations in the recognition of these credits have not significantly impacted our gross margins.

Expenses

Research and Development Expenses

Research and development expenses increased $526 million, or 45 percent, from $1.2 billion in 2006 to $1.7 billion in 2007. The increase was primarily attributable to: a $329 million increase in research and development expenses attributable to our Computing Solutions segment and a $189 million increase in research and development expenses attributable to our Graphics segment. Research and development expenses attributable to our Computing Solutions segment increased due primarily to higher product design costs for our next generation microprocessor products. In addition, research and development expenses attributable to ATI’s chipset business were included for the full year in 2007 compared to only nine weeks in 2006. Research and development expenses attributable to our Graphics segment increased primarily due to the inclusion of operations related to these segments for the full fiscal year in 2007 compared to nine weeks in 2006.

Research and development expenses increased $30 million, or 3 percent, from $1.1 billion in 2005 to $1.2 billion in 2006. This increase was primarily attributable to: a $219 million increase in research and development expenses attributable to our Computing Solutions segment primarily due to an increase in silicon design, platform and product development costs for our microprocessor products partially offset by a $10 million lower corporate bonus expense, an increase of $42 million due to the consolidation of research and development expenses attributable to our Graphics segment from October 25, 2006 through December 31, 2006, and a $48 million increase in stock-based compensation and profit sharing expenses. Fiscal 2006 research and development expenses were partially offset by the absence of research and development expenses related to Spansion’s operations because we did not consolidate Spansion’s results of operations into ours in 2006. In 2005, research and development expenses attributable to our Memory Products segment were $290 million.

From time to time, we also apply for and obtain subsidies from the State of Saxony, the Federal Republic of Germany and the European Union for certain research and development projects. We record the amortization of the research and development related grants and allowances, as well as the research and development subsidies, as a reduction of research and development expenses when all conditions and requirements set forth in the subsidy grant are met. The credit to research and development expenses totaled $30 million in 2007, $27 million in 2006 and $44 million in 2005.

Marketing, General and Administrative Expenses

Marketing, general and administrative expenses increased $214 million, or 19 percent, from $1.1 billion in 2006 to $1.3 billion in 2007. The increase was primarily attributable to: a $91 million increase in marketing, general and administrative expenses attributable to our Computing Solutions segment, a $112 million increase in marketing, general and administrative expenses attributable to our Graphics segment, and an $11 million increase in severance charges for workforce reductions. Marketing, general and administrative expenses attributable to our Computing Solutions segment increased due to expansion of marketing programs for our microprocessor products, increased legal expenses and additional investments in information technology, partially offset by a nine million reduction in corporate bonus expense. Marketing, general and administrative expenses attributable to our Graphics segment increased primarily due to the inclusion of the operations related to these segments for the full fiscal year in 2007 compared to nine weeks in 2006.

Marketing, general and administrative expenses increased $117 million, or 12 percent, from $1.0 billion in 2005 to $1.1 billion in 2006. This increase was primarily attributable to a $270 million increase in marketing, general and administrative expenses attributable to our Computing Solutions segment primarily due to: a $215 million increase in marketing, branding and cooperative advertising costs for our microprocessor products, partially offset by $18 million lower corporate bonus expense and an increase of $21 million due to the consolidation of marketing, general and administrative expenses attributable to our Graphics segment from October 25, 2006 to December 31, 2006, and a $44 million increase in stock-based compensation and profit sharing expenses. The increase in marketing, general and administrative expenses were partially offset by the absence of marketing, general and administrative expenses attributable to Spansion’s operations because we did not consolidate Spansion’s results of operations into ours in 2006. In 2005, marketing, general and administrative expenses attributable to our Memory Products segment were $208 million.

In-process research and development, amortization of acquired intangible assets and integration charges, and impairment to goodwill and acquired intangible assets.

Amortization of acquired intangible assets and integration charges in 2007 included amortization of $271 million, of which $134 million related to the Handheld and Digital Television businesses is included in discontinued operations, and integration charges of $28 million. During 2007, we recorded an impairment charge of $1.6 billion associated with our goodwill and acquired intangible assets, of which $1.0 billion related to the Handheld and Digital Television businesses is included in discontinued operations. See Part II, Item 7 “MD&A—“ATI Acquisition.”

In-process research and development charges of $416 million in 2006 related to projects acquired in connection with the acquisition of ATI. Amortization of acquired intangible assets and integration charges in 2006 included amortization of $47 million, of which $25 million related to the Handheld and Digital Television businesses is included in discontinued operations, and integration charges of $32 million. See Part II, Item 7 “MD&A—“ATI Acquisition.”

Effects of 2002 Restructuring Plan

In December 2002, we began implementing a restructuring plan (the 2002 Restructuring Plan) to further align our cost structure to industry conditions resulting from weak customer demand and industry-wide excess inventory.

The 2002 Restructuring Plan resulted in the consolidation of facilities, primarily at our Sunnyvale, California site and at sales offices worldwide. We vacated and are attempting to sublease certain facilities that we currently occupy under long-term operating leases through 2011. At December 29, 2007 and December 31, 2006, we had approximately $50 million and $67 million of related vacated facility lease accruals recorded which will continue to be paid through 2011.

Interest Income

Interest income of $73 million in 2007 decreased $43 million from $116 million in 2006, primarily due to lower average cash and marketable securities balances in 2007 compared to 2006, partially offset by a 7 percent increase in weighted-average interest rates in 2007 compared to 2006.

Interest income of $116 million in 2006 increased from $37 million in 2005, primarily due to an increase in average cash and marketable securities during 2006 compared to 2005 and a 54 percent increase in weighted-average interest rates.

Interest Expense

	2007	2006	2005
	(In millions)
Total interest charges	$390	$136	$140
Less: interest capitalized	(23)	(10)	(35)

Interest expense	$367	$126	$105

Interest expense of $367 million in 2007 increased $241 million from $126 million in 2006 primarily due to increased outstanding indebtedness as follows:

•	Interest expense incurred on our 6.00% Notes issued in April 2007 and our 5.75% Notes issued in August 2007, which were not outstanding in 2006, was $93 million and $35 million, respectively;

•	Interest expense incurred on the Fab 36 Term Loan increased by $61 million because we incurred a full year of interest expense in 2007 as opposed to approximately 11 weeks in 2006;

•

Interest expense incurred on the October 2006 Term Loan increased by $56 million because we incurred interest expense through August 2007, or almost three full quarters in 2007, as opposed to only nine weeks of interest expense in 2006; and

•	Interest expense incurred on capital lease payments was approximately $11 million higher in 2007 due to increased assets acquired under capital leases.

These increases were offset by the following reductions in interest expense:

•	Capitalized interest expense, which was primarily related to the continuing expansion of Fab 36, was two million higher in 2007 compared to 2006; and

•

Capitalized interest expense in connection with new projects in 2007, including construction of our new campus in Austin, Texas of six million and the Fab 38 facility in Dresden, Germany of five million.

Interest expense of $126 million in 2006 increased $21 million from $105 million in 2005 primarily for the following reasons:

•	Interest expense incurred on the October 2006 Term Loan and the Fab 36 Term Loan was $38 million and $10 million. These loans were not outstanding in 2005;

•	Interest expense incurred on capital lease payments was approximately $11 million higher in 2006 due to increased assets acquired under capital leases; and

•	Capitalized interest expense, which was primarily related to Fab 36, was $25 million lower in 2006 compared to 2005.

These factors were offset by the following factors:

•	During 2006 we did not consolidate Spansion’s results of operations, and therefore interest expense on Spansion’s third-party debt, which was $24 million for 2005, was not included in 2006;

•

Interest expense incurred on our 4.75% Debentures decreased by $21 million in 2006 compared to 2005 because holders of the 4.75% Debentures converted their debentures into shares of our common stock during the first quarter of 2006, whereas during 2005, $500 million of the aggregate principal amount of our 4.75% Debentures was outstanding; and

•	Interest expense incurred on our 7.75% Notes decreased by $13 million because we redeemed $210 million of the aggregate principal amount outstanding during the first quarter of 2006.

In September 2007, the FASB exposed for comment a proposed FASB Staff Position (FSP) No. APB 14-a, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (including partial cash settlement). This proposed FSP would change the accounting for certain convertible debt instruments, including our 6.00% Notes. Under the proposed new rules, for convertible debt instruments that may be settled entirely or partially in cash upon conversion, an entity should separately account for the liability and equity components of the instrument in a manner that reflects the issuer’s economic interest cost. The effect of the proposed new rules for our 6.00% Notes is that the equity component would be included in the paid-in-capital portion of stockholders’ equity on our balance sheet and the value of the equity component would be treated as an original issue discount for purposes of accounting for the debt component of the 6.00% Notes. Higher interest expense would result by recognizing accretion of the discounted carrying value of the 6.00% Notes to their face amount as interest expense over the term of the 6.00% Notes. If issued as proposed, the final FSP would provide final guidance effective for the fiscal years beginning after December 15, 2007, would not permit early application, and would be applied retrospectively to all periods presented.

In November 2007, the FASB announced that it expected to begin its redeliberations of the proposed FSP in January 2008. Therefore, it is highly unlikely the proposed effective date for fiscal years beginning after December 15, 2007 will be retained.

We cannot predict the exact accounting treatment that will be imposed (which may differ from the foregoing description) or when any change will be finally implemented. However, if the final FSP is issued as exposed, we expect to have higher interest expense starting in the period of adoption due to the interest expense accretion and, if the retrospective application provisions of the proposed FSP are retained in the final FSP, the prior period interest expense associated with the 6.00% Notes would be higher than previously reported due to the retrospective application.

Other Income (Expense), Net

Other income (expense), net, of an expense of seven million in 2007 decreased six million from an expense of $13 million in 2006 primarily due to a gain of $19 million on the sale of vacant land in Sunnyvale, California in 2007 and six million less in finance charges related to the Fab 36 Term Loan as compared to 2006. This decrease was offset by a non-recurring gain of $10 million associated with Spansion LLC’s repurchase of its 12.75% Senior Subordinated Notes due 2016 in 2006, a higher net charge of two million in 2007 due to charges for the write-off of unamortized debt issuance costs incurred in connection with our repayment of the October 2006 Term Loan and a reduction of seven million in other income due primarily to impairment charges on an investment recorded in 2007.

Other income (expense), net, of an expense of $13 million in 2006 decreased by $11 million as compared with an expense of $24 million in 2005 primarily due to: a non-recurring loss of approximately $10 million during the fourth quarter of 2005 resulting from the mark-to-market to earnings of certain foreign currency forward contracts which became ineffective in hedging against certain forecasted foreign currency transactions; a gain of $10 million associated with Spansion LLC’s repurchase of its 12.75% Senior Subordinated Notes due 2016 in 2006; an increase in other income of nine million primarily related to a gain on an investment and lower finance charges related to the Fab 36 Term Loan of two million in 2006 as compared to 2005. The decrease was offset by a charge of $16 million related to a debt redemption premium and a charge of four million related to unamortized issuance costs incurred in connection with our redemption of 35 percent of the principal outstanding amount, or $210 million, of our 7.75% Notes in 2006.

Equity in net loss of Spansion Inc. and other

Prior to Spansion’s IPO, we held a 60 percent controlling ownership interest in Spansion. Consequently, Spansion’s financial position, results of operations and cash flows through December 20, 2005 were included in our consolidated statements of operations and cash flows. Following the IPO, our ownership interest was diluted from 60 percent to approximately 38 percent, and we no longer exercised control over Spansion’s operations. Therefore, starting from December 21, 2005, we used the equity method of accounting to account for our investment in Spansion. In connection with the reduction in our ownership interest in Spansion, we recorded a loss of $110 million in 2005, which represents the difference between Spansion’s book value per share before and after the IPO multiplied by the number of shares we owned. In addition, in 2005 we also wrote off approximately $16 million in goodwill which was originally recorded in June 30, 2003 as a result of the formation of Spansion LLC.

In November 2006, we sold 21,000,000 shares of Spansion Class A common stock in an underwritten public offering. We received $278 million in net proceeds from the offering and realized a gain of six million from the sale. After the offering, we owned approximately 21 percent of Spansion’s outstanding common stock. We continued to use the equity method of accounting to account for our investment in Spansion.

During the first quarter of 2007, we sold 984,799 shares of Spansion Class A common stock. We received $13 million in net proceeds from the sales and realized a gain of $0.6 million. In July 2007, we sold 12,506,694 additional shares of Spansion Class A common stock. We received $144 million in net proceeds from these sales and realized a loss of two million. We continued to use the equity method of accounting to account for our investment in Spansion because, for accounting purposes, we were deemed to continue to have the ability to exercise significant influence over Spansion.

On September 20, 2007, Dr. Ruiz, our Chief Executive Officer, resigned as Chairman of Spansion’s Board of Directors. We also transferred our one share of Class B common stock to Spansion and, accordingly, relinquished the right to appoint a director to Spansion’s Board of Directors. Therefore, we changed our accounting for our investment from the equity method of accounting to accounting for this investment as “available-for-sale” marketable securities.

After giving consideration to Spansion’s operating results, its stock price changes in the preceding six months, and our intention to liquidate our investment, we concluded that this investment was other than temporarily impaired as of September 29, 2007 and again as of December 29, 2007. Therefore, we recorded other-than-temporary impairment charges of $111 million in 2007, reflecting a write-down of this investment to its fair market value of $56 million.

As of December 29, 2007, we owned a total of 14,037,910 shares, or approximately 10.4 percent, of Spansion’s outstanding common stock. The $56 million carrying value of this investment is included in the caption “Marketable Securities” on our consolidated balance sheet dated December 29, 2007. To the extent that the fair value of our investment in Spansion changes in the future due to fluctuations in Spansion’s common stock price, we would record either an unrealized loss or an unrealized gain within “Accumulated Other Comprehensive Income,” a component of stockholders’ equity on our balance sheet. Should we sell our shares of Spansion in the future, we would record either a realized loss or a realized gain. In addition, to the extent that we conclude that any unrealized loss is other-than-temporary, we would record further impairment charges through earnings.

Income Taxes

We recorded an income tax provision of $31 million in 2007, $15 million in 2006 and a tax provision benefit of seven million in 2005. The income tax provision in 2007 primarily resulted from current foreign taxes reduced by the reversal of deferred U.S. taxes related to indefinite-lived goodwill, resulting from the goodwill impairment charge we recorded during the year, and recognition of previously unrecognized tax benefits for tax holidays. The income tax provision in 2006 primarily results from current foreign taxes, plus deferred U.S. taxes related to indefinite-lived goodwill, and reduced by deferred foreign benefits from removing part of the valuation allowance on German net operating loss carryovers of Fab 36. The income tax benefit in 2005 primarily reflects U.S. tax benefits realized from the utilization of net operating losses and tax credits and foreign tax benefits generated by Spansion in certain foreign jurisdictions. Spansion’s IPO did not have a material impact on our tax provision.

As of December 29, 2007 substantially all of our U.S. and foreign deferred tax assets, net of deferred tax liabilities, continue to be subject to a valuation allowance. The realization of these assets is dependent on substantial future taxable income which, at December 29, 2007 in management’s estimate, is not more likely than not to be achieved.

Our gross unrecognized tax benefits decreased by less than one million during the year ended December 29, 2007. The amount of unrecognized tax benefits that will affect the effective tax rate decreased by nine million during the year ended December 29, 2007, primarily due to the receipt of a retroactive tax holiday during the fourth quarter of the current year.

Interest and penalties related to unrecognized tax benefits decreased by a net $12 million and a net two million, respectively, for the year ended December 29, 2007. Substantially all of the net reduction in interest and penalties occurred in the third quarter of 2007 and was primarily due to the expiration of the statute of limitations in certain foreign jurisdictions.

During the 12 months beginning December 30, 2007, we expect to reduce our unrecognized tax benefits by approximately $43 million primarily from the expiration of certain statutes of limitation and audit resolutions. We do not believe it is reasonably possible that other unrecognized tax benefits will materially change in the next 12 months. However, the resolution of and/or closure on open audits is highly uncertain.

As of December 29, 2007, the Canadian Revenue Agency, or CRA, is auditing ATI for the years 2000—2004. The audit has been completed and currently is in the review process. As of December 29, 2007, we were not under audit by the U.S. Internal Revenue Service. However, an IRS audit of AMD’s tax years 2004 and 2005 is scheduled to commence in March 2008. AMD and its subsidiaries have several foreign, foreign provincial, and U.S. state audits in process at any one point in time. We have provided for uncertain tax positions that require a FIN 48 liability.

As a result of the application of FIN 48, we have recognized $61 million of current and long-term deferred tax assets, previously under a valuation allowance, with $61 million of liabilities for unrecognized tax benefits as of December 29, 2007.

Stock-Based Compensation Expense

On December 26, 2005, we adopted FASB Statement No. 123 (revised 2004), Share-Based Payment (SFAS 123R), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options and employee stock purchases related to our Employee Stock Purchase Plan, based on estimated fair values. We adopted SFAS 123R using the modified prospective transition method. Prior to the adoption of SFAS 123R, we recognized stock-based compensation expense in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. Upon adoption of SFAS 123R, we changed our method of attributing the value of stock-based compensation expense from the multiple-option (i.e. accelerated) approach to the single option (i.e. straight-line) method. Also, upon adoption of SFAS 123R, we changed the method of valuing stock option awards from the Black-Scholes-Merton (Black-Scholes) option pricing model, which was previously used for our pro forma information disclosures of stock-based compensation expense as required under FASB Statement No. 123, Stock Based Compensation (SFAS 123) to a lattice-binomial option-pricing model. The following table summarizes our stock-based compensation expense related to employee stock options, restricted stock, restricted stock units and employee stock purchases pursuant to our Employee Stock Purchase Plan under SFAS 123R for the years ended December 29, 2007 and December 31, 2006, which we recorded in our consolidated results of continuing operations as follows:

	Year Ended December 29, 2007	Year Ended December 31, 2006
	(In millions)
Stock-based compensation included as a component of:
Cost of sales	$11	$8
Research and development	47	27
Marketing, general, and administrative	48	39

Total stock-based compensation expense related to employee stock options, restricted stock, restricted stock units, and employee stock purchases	106	74
Tax benefit	—	—

Stock-based compensation expense related to employee stock options, restricted stock, restricted stock units, and employee stock purchases, net of tax included in continuing operations	$106	$74

Stock-based compensation included in discontinued operations was $6 million and $3 million for the years ended December 29, 2007 and December 31, 2006, respectively. We recognized minimal stock-based compensation expense for the year ended December 25, 2005.

In anticipation of the adoption of SFAS 123R, beginning in the first quarter of 2006 we changed the quantity and type of instrument we primarily use in stock-based payment programs for our employees by shifting to granting more restricted stock units. Restricted stock units are awards that obligate us to issue a specific number of shares of our common stock if the vesting terms and conditions are satisfied. Restricted stock units based on continued service generally vest over three to four years from the date of grant. Restricted stock units based solely on performance conditions generally do not vest for at least one year from the date of grant. Beginning in the first quarter of 2006, all employees below the level of vice president receive restricted stock units and employees at the vice president level and above receive grants of restricted stock units and stock options. As of December 29, 2007, we had $39 million of total unrecognized compensation expense, net of estimated forfeitures, related to stock options that will be recognized over the weighted average period of 1.45 years. Also, as of December 29, 2007, we had $114 million of total unrecognized compensation expense, net of estimated forfeitures, related to restricted stock and restricted stock units that will be recognized over the weighted average period of 2.15 years. For additional information on stock-based compensation expense, see Note 12 to our consolidated financial statements.

On April 27, 2005, we accelerated the vesting of all stock options outstanding under the 2004 Equity Incentive Plan and our prior equity compensation plans that had exercise prices per share higher than the closing price of our stock on April 27, 2005, which was $14.51. Options to purchase approximately 12 million shares of our common stock became exercisable immediately. Options held by non-employee directors were not included in the vesting acceleration.

The primary purpose for accelerating the vesting was to eliminate future compensation expense we would otherwise recognize in our statement of operations with respect to these accelerated options upon the adoption of SFAS 123R. The acceleration of the vesting of these options did not result in a charge because such options were out of the money.

On December 15, 2005, we accelerated the vesting of all outstanding AMD stock options and restricted stock units held by Spansion employees that would otherwise have vested from December 16, 2005 to December 31, 2006. In connection with the modification of the terms of these options to accelerate their vesting, we recorded $1.2 million as non-cash compensation expense on a pro forma basis in accordance with SFAS 123, and this amount was included in the pro forma stock compensation expense for the year ended December 25, 2005.

The primary purpose for accelerating the vesting of these awards was to minimize future compensation expense that we and Spansion would otherwise have been required to recognize in Spansion’s and our respective statements of operations with respect to these awards. If we had not accelerated the vesting of these awards, they would have been subject to variable accounting in accordance with the guidance provided in EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Service and EITF Issue No. 00-12, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee. This accounting treatment would have applied because following Spansion’s IPO, we no longer consolidated Spansion’s results of operations in our financial statements. Accordingly, Spansion employees were no longer considered our employees. Under variable fair value accounting, we would have been required to re-measure the fair value of unvested stock-based awards of our common stock held by Spansion employees after Spansion’s IPO at the end of each accounting period until such awards were fully vested.

In connection with the acceleration of the vesting of these awards, we recorded a compensation charge in the fourth quarter of 2005 of $1.5 million, which was based on the estimated forfeiture rate of 7.94 percent. The actual forfeitures for 2006 were not materially different from the estimate used.

International Sales

International sales as a percent of net revenue were 88 percent in 2007, 75 percent in 2006 and 79 percent in 2005. The increase in international sales from 2006 to 2007 was attributable to the inclusion of sales of our graphics and chipsets products to contract manufacturers and add-in-board manufacturers based outside the United States, principally in China and Taiwan, for the full year in 2007 compared to nine weeks in 2006. In 2007 and 2006, primarily all of our net revenue was denominated in U.S. dollars. During 2005, approximately 14 percent of our net revenue was denominated in currencies other than the U.S. dollar, primarily the Japanese yen.

FINANCIAL CONDITION

Our cash, cash equivalents and marketable securities at December 29, 2007 totaled $1.9 billion and our debt and capital lease obligations totaled $5.3 billion. Cash used in operating, investing or financing activities for discontinued operations is not material and has been combined with cash flows from continuing operations within consolidated statements of cash flows categories.

Net Cash Provided by (Used in) Operating Activities

Net cash used in operating activities was approximately $310 million in 2007. Our net loss of $3.4 billion was adjusted for non-cash charges consisting primarily of $1.6 billion of goodwill and acquisition-related intangible impairment charges, $1.3 billion of depreciation and amortization expense, $154 million of other-than- temporary impairment charges on our investment in Spansion stock and $112 million of stock-based compensation expense. These charges were partially offset by amortization to income of foreign grants and subsidies of $167 million. The net changes in our operating assets at December 29, 2007 compared to December 31, 2006 included a decrease of $503 million in accounts receivable partially offset by a decrease of $321 million in accounts payable and accrued liabilities and an increase of $134 million in prepaid and other current assets. Our accounts receivable balance decreased due to greater efficiency in management and collection of accounts receivables. Accounts payable and accrued liabilities decreased due to the timing of payments partially offset by increases in accrued interest and accruals for technology license payment obligations. The increase in prepaid and other assets was driven by increases in receivables for foreign grants and subsidies, purchases of technology licenses and an increase in prepaid insurance.

Net cash provided by operating activities was approximately $1.3 billion in 2006. Our net loss of $166 million was adjusted for non-cash charges consisting primarily of $837 million of depreciation and amortization expense, $416 million for the write-off of in-process research and development expenses related to the ATI acquisition, stock-based compensation expense of $77 million, and $45 million related to an equity interest in the net loss of Spansion. These charges were partially offset by amortization of foreign grants and subsidies of $151 million. The net changes in our operating assets at December 31, 2006 compared to December 25, 2005 included an increase of $530 million in accounts payable and accrued liabilities, partially offset by a decrease in payables to related parties of $229 million and an increase of $175 million in other assets. The increase in accounts payable and accrued liabilities was primarily related to higher purchases of raw materials, technology license payment obligations, and marketing accruals due to increased operations in the Computing Solutions segment. The decrease in payables to related parties is a result of our no longer shipping products and invoicing customers on behalf of Spansion after the second quarter of 2006. Prior to the second quarter of 2006, we shipped products to and invoiced Spansion’s customers in our name on behalf of Spansion and remitted the receipts to Spansion. The increase in other assets was primarily due to purchases of new technology licenses.

Net cash provided by operating activities was approximately $1.5 billion in 2005. Our net income of $165 million was adjusted for non-cash charges consisting primarily of $1.2 billion of depreciation and amortization expense, a non-cash charge of approximately $110 million that we incurred as a result of the dilution of our ownership in Spansion from 60 percent to approximately 38 percent in conjunction with Spansion’s IPO, and a non-cash charge of $16 million in connection with our write-off of goodwill that was generated as of June 30, 2003 as a result of the formation of Spansion LLC on June 30, 2003. These charges were partially offset by minority interest in consolidated subsidiaries of $125 million and amortization of foreign grants and subsidies of $110 million. The net changes in our operating assets at December 31, 2005 compared to December 25, 2004 included increases of $313 million in accounts payable and accrued liabilities and $206 million in payables to related parties, partially offset by a $276 million increase in accounts receivable. The increase in accounts payable and accrued liabilities was primarily attributable to the purchase of Fab 36 equipment. The increases in payables to related parties resulted from the separation of our operations from Spansion and the subsequent arrangement to ship and invoice customers on behalf of Spansion and remit the receipts to Spansion. The increase in accounts receivable was primarily due to the deconsolidation of Spansion’s results of operations from ours as a result of Spansion’s IPO.

Net Cash Used in Investing Activities

Net cash used in investing activities was approximately $1.7 billion in 2007. We used $1.7 billion to purchase property, plant and equipment, including approximately $691 million to purchase equipment for Fab 36. We also purchased $545 million in available-for-sale securities. This was offset by $307 million in proceeds from sales and maturities of available-for-sale securities, $157 million in proceeds from sales of Spansion shares, $73 million from sales of assets, including excess land in Sunnyvale, California and 200-millimeter wafer fabrication equipment and $18 million in other investing activities, consisting primarily of buyer deposits on assets to be sold.

Net cash used in investing activities was approximately $4.3 billion in 2006. We used $3.9 billion, net of cash and cash equivalents acquired, to acquire ATI, and $1.9 billion to purchase property, plant and equipment, including approximately $987 million to purchase equipment for Fab 36. This was partially offset by a net cash inflow of $947 million from sales and maturities of available for sale securities, $278 million from sales of Spansion shares, and $175 million of proceeds from Spansion’s repurchase of its 12.75% Senior Subordinated Notes due 2016.

Net cash used in investing activities was approximately $2.3 billion in 2005. We used $1.5 billion to purchase property, plant and equipment, including approximately $726 million to construct and equip Fab 36. We also purchased a net amount of $885 million in available-for-sale securities, including a purchase of $175 million aggregate principal amount of Spansion’s 12.75% Senior Subordinated Notes for approximately $159 million. We received $261 million in proceeds from Spansion’s repayment of amounts outstanding under promissory notes to us, partially offset by a decrease of $133 million in cash due to the deconsolidation of Spansion’s results of operations from ours.

Net Cash Provided by Financing Activities

Net cash provided by financing activities was approximately $2.0 billion in 2007 and consisted primarily of proceeds of: $2.2 billion from the issuance and sale of our 6.00% Notes during the second quarter of 2007; $1.5 billion from the issuance and sale of our 5.75% Notes during the third quarter of 2007; $608 million from the sale of our common stock to a wholly-owned subsidiary of Mubadala Development Company in the fourth quarter of 2007; $78 million from the sale of stock under our Employee Stock Purchase Plan and the exercise of employee stock options; and $223 million of capital investment grants and allowances received from the Federal Republic of Germany and the State of Saxony, chiefly for the Fab 36 project. These proceeds were partially offset by the $2.2 billion repayment of our October 2006 Term Loan, a payment of $182 million for the purchase of a capped call in connection with the issuance of our 6.00% Notes and a payment of $46 million for our mandatory repurchase of silent partner contributions from our unaffiliated partners in AMD Fab 36 KG.

Net cash provided by financing activities was approximately $3.8 billion in 2006, and consisted primarily of proceeds of: $3.4 billion from borrowings under the October 2006 Term Loan and the Fab 36 Term Loan; proceeds of $495 million from the sale of our common stock in an equity offering; $231 million from the sale of stock under our Employee Stock Purchase Plan and the exercise of employee stock options; and capital investment grants and allowances from the Federal Republic of Germany and the State of Saxony for the Fab 36 project of $210 million. These amounts were offset by $539 million in payments on debt and capital lease obligations, primarily due to our redemption of 35 percent of the aggregate principal amount outstanding (or $210 million) of our 7.75% Notes, and $284 million to repay a portion of the amount outstanding under the October 2006 Term Loan. During 2006, we did not realize any excess tax benefits related to stock-based compensation. Therefore, we did not record any related financing cash flow.

Net cash provided by financing activities was $494 million in 2005. This amount included $186 million in proceeds from borrowings by Spansion and $60 million of silent partnership contributions from the unaffiliated partners of AMD Fab 36 KG, which we classify as debt, approximately $90 million in investments from these unaffiliated partners, $189 million in proceeds from the sale of stock under our Employee Stock Purchase Plan and the exercise of stock options; and capital investment grants and allowances from the Federal Republic of Germany and the Free State of Saxony for the Fab 36 project of $163 million and $129 million of proceeds from equipment sale and leaseback transactions completed by Spansion. These amounts were offset by $316 million in payments on debt and capital lease obligations.

Liquidity

We believe that our current cash, cash equivalents and marketable securities balances at December 29, 2007, anticipated cash flows from operations and available external financing will be sufficient to fund our operations and capital investments in the next twelve months and over the longer term, including the approximately $1.1 billion we plan to spend for capital expenditures during fiscal 2008. Should additional funding be required, such as to meet payment obligations of our long-term debt when due, we may need to raise the required funds through borrowings or public or private sales of debt or equity securities, which may be issued from time to time under an effective registration statement, through the issuance of securities in a transaction exempt from registration under the Securities Act of 1933 or a combination of one or more of the foregoing.

We believe that, in the event additional funding is required, we will be able to access the capital markets on terms and in amounts adequate to meet our objectives. However, given the possibility of changes in market conditions or other occurrences, there can be no certainty that such funding will be available on terms favorable to us or at all.

We have an ongoing authorization from our Board of Directors to repurchase up to $300 million worth of our common stock over a period of time to be determined by management. These repurchases may be made in the open market or in privately negotiated transactions from time to time in compliance with applicable rules and regulations, subject to market conditions, applicable legal requirements and other factors. We are not required to repurchase any particular amount of our common stock and the program may be suspended at any time at our discretion. During fiscal 2007, we did not repurchase any of our equity securities pursuant to this Board authorized program.

At this point in time we believe the current credit market difficulties do not have a material impact on our financial position or liquidity. However, a future degradation in credit market conditions could have a material adverse effect on our financial position or liquidity.

Contractual Obligations

The following table summarizes our principal contractual cash obligations at December 29, 2007, and is supplemented by the discussion following the table:

	Payment due by period
	Total	Fiscal 2008	Fiscal 2009	Fiscal 2010	Fiscal 2011	Fiscal 2012	Fiscal 2013 and beyond
	(In millions)
5.75% Senior Notes due 2012	$1,500	$—	$—	$—	$—	$1,500	$—
6.00% Senior Notes due 2015	2,200	—	—	—	—	—	2,200
Fab 36 Term Loan	839	179	268	303	89	—	—
Repurchase obligations to Fab 36 Partners(1)	94	47	47	—	—	—	—
7.75% Senior Notes Due 2012	390	—	—	—	—	390	—
Other debt	12	2	2	2	2	2	2
Other long-term liabilities	130	2	68	42	—	—	18
Aggregate interest obligation(2)	1,659	315	291	266	250	218	319
Obligations under capital leases(3)	454	42	42	42	42	42	244
Operating leases	343	73	61	55	29	25	100
Unconditional purchase commitments(4)	2,256	666	500	268	257	93	472

Total contractual obligations	$9,877	$1,326	$1,279	$978	$669	$2,270	$3,355

(1)

Represents the amount of silent partnership contributions that our subsidiaries are required to repurchase from the unaffiliated limited partners of AMD Fab 36 KG and is exclusive of the guaranteed rate of return. See “Fab 36 Term Loan and Guarantee and Fab 36 Partnership Agreements,” below.

(2)

Represents estimated aggregate interest obligations on our outstanding debt obligations, excluding capital lease obligations, including the guaranteed rate of return on the unaffiliated partners’ silent partnership contributions, which is based on our assumptions regarding wafer output.

(3)	Includes principal and imputed interest.
(4)

We have unconditional purchase commitments for goods and services where payments are based, in part, on volume or type of services we require. In those cases, we only included the minimum volume of purchase commitments in the table above. Also, purchase orders for goods and services that are cancelable upon notice and without significant penalties are not included in the amounts above.

5.75% Convertible Senior Notes due 2012

On August 14, 2007, we issued $1.5 billion aggregate principal amount of 5.75% Convertible Senior Notes due 2012. The 5.75% Notes bear interest at 5.75% per annum. Interest is payable in arrears on February 15 and August 15 of each year beginning February 15, 2008 until the maturity date of August 15, 2012. The terms of the 5.75% Notes are governed by an Indenture (the 5.75% Indenture), dated as of August 14, 2007, by and between us and Wells Fargo Bank, National Association, as Trustee.

The 5.75% Notes will be convertible, in whole or in part, at any time prior to the close of business on the business day immediately preceding the maturity date of the 5.75% Notes, into shares of our common stock based on an initial conversion rate of 49.6771 shares of common stock per $1,000 principal amount of the 5.75% Notes, which is equivalent to an initial conversion price of approximately $20.13 per share. This initial conversion price represents a premium of 50% relative to the last reported sale price of our common stock on August 8, 2007 (the trading date preceding the date of pricing of the 5.75% Notes) of $13.42 per share. This initial conversion rate will be adjusted for certain anti-dilution events. In addition, the conversion rate will be increased in the case of corporate events that constitute a fundamental change (as defined in the 5.75% Indenture)

of AMD under certain circumstances. Holders of the 5.75% Notes may require us to repurchase the 5.75% Notes for cash equal to 100% of the principal amount to be repurchased plus accrued and unpaid interest upon the occurrence of a fundamental change (as defined in the 5.75% Indenture) or a termination of trading (as defined in the Indenture). Additionally, an event of default (as defined in the 5.75% Indenture) may result in the acceleration of the maturity of the 5.75% Notes.

The 5.75% Notes rank equally in right of payment with our existing and future senior debt and senior in right of payment to all of our future subordinated debt. The 5.75% Notes rank junior in right of payment to all our existing and future senior secured debt to the extent of the collateral securing such debt and are structurally subordinated to all existing and future debt and liabilities of our subsidiaries.

In connection with the issuance and sale of the 5.75% Notes, we also entered into a Registration Rights Agreement (the 5.75% Registration Rights Agreement), dated August 14, 2007, between us and Lehman Brothers Inc. (the initial purchaser), pursuant to which we agreed to file a shelf registration statement with the SEC for the resale by holders of the 5.75% Notes and the shares of our common stock issuable upon conversion of the 5.75% Notes, use our reasonable best efforts to cause the registration statement to be declared effective and keep the registration statement effective for the period described in the 5.75% Registration Rights Agreement. On November 7, 2007, we filed a shelf registration statement that was automatically declared effective. We will file with the SEC a post-effective amendment to the shelf registration statement, prepare and file a supplement to the prospectus, or file a new shelf registration statement on a quarterly basis in order to include any additional selling security holders in the shelf registration statement. We could be subject to paying additional interest on the 5.75% Notes for the period during which a default under the 5.75% Registration Rights Agreement exists.

The net proceeds from the offering, after deducting discounts, commissions and offering expenses payable by us, were approximately $1.5 billion. We used all of the net proceeds, together with available cash, to repay in full the remaining outstanding balance of the October 2006 Term Loan. All security interests under the October 2006 Term Loan were released. In connection with this repayment, we recorded a charge of approximately $17 million to write off the remaining unamortized debt issuance costs associated with the October 2006 Term Loan.

We may elect to purchase or otherwise retire our 5.75% Notes with cash, stock or other assets from time to time in open market or privately negotiated transactions, either directly or through intermediaries, or by tender offer, when we believe the market conditions are favorable to do so. Such purchases may have a material effect on our liquidity, financial condition and results of operations.

6.00% Convertible Senior Notes due 2015

On April 27, 2007, we issued $2.2 billion aggregate principal amount of 6.00% Convertible Senior Notes due 2015. The 6.00% Notes bear interest at 6.00% per annum. Interest is payable in arrears on May 1 and November 1 of each year beginning November 1, 2007 until the maturity date of May 1, 2015. The terms of the 6.00% Notes are governed by an Indenture (the 6.00% Indenture), dated April 27, 2007, by and between us and Wells Fargo Bank, National Association, as Trustee.

Upon the occurrence of certain events described in the 6.00% Indenture, the 6.00% Notes will be convertible into cash up to the principal amount, and if applicable, into shares of our common stock issuable upon conversion of the 6.00% Notes (the 6.00% Conversion Shares) in respect of any conversion value above the principal amount, based on an initial conversion rate of 35.6125 shares of common stock per $1,000 principal amount of 6.00% Notes, which is equivalent to an initial conversion price of $28.08 per share. This initial conversion price represents a premium of 100% relative to the last reported sale price of our common stock on April 23, 2007 (the trading date preceding the date of pricing of the 6.00% Notes) of $14.04 per share. The conversion rate will be adjusted for certain anti-dilution events. In addition, the conversion rate will be increased in the case of corporate events that constitute a fundamental change (as defined in the 6.00% Indenture) under certain circumstances. Holders of the 6.00% Notes may require us to repurchase the 6.00% Notes for cash equal to 100% of the principal amount to be repurchased plus accrued and unpaid interest upon the occurrence of a fundamental change or a termination of trading (as defined in the 6.00% Indenture). Additionally, an event of default (as defined in the 6.00% Indenture) may result in the acceleration of the maturity of the 6.00% Notes.

The 6.00% Notes rank equally with our existing and future senior debt and are senior to all of our future subordinated debt. The 6.00% Notes rank junior to all of our existing and future senior secured debt to the extent of the collateral securing such debt and are structurally subordinated to all existing and future debt and liabilities of our subsidiaries.

In connection with the issuance and sale of the 6.00% Notes, we also entered into a Registration Rights Agreement (the 6.00% Registration Rights Agreement), dated April 27, 2007, between us and Morgan Stanley & Co. Incorporated, as representative of the several initial purchasers of the 6.00% Notes, pursuant to which we agreed to file a shelf registration statement with the SEC for the resale by holders of the 6.00% Notes and the 6.00% Conversion Shares, use our reasonable best efforts to cause the registration statement to be declared effective and keep the registration statement effective for the period described in the 6.00% Registration Rights Agreement. On July 13, 2007 we filed a shelf registration statement that was automatically declared effective. We will file with the SEC a post-effective amendment to the shelf registration statement, prepare and file a supplement to the prospectus, or file a new shelf registration statement on a quarterly basis in order to include any additional selling security holders in the shelf registration statement. We could be subject to paying additional interest on the 6.00% Notes for the period during which a default under the 6.00% Registration Rights Agreement exists.

In connection with the issuance of the 6.00% Notes, on April 24, 2007, we purchased the capped call. The capped call has an initial strike price of $28.08 per share, subject to certain adjustments, which matches the initial conversion price of the 6.00% Notes, and a cap price of $42.12 per share. The capped call is intended to reduce the potential common stock dilution to then existing stockholders upon conversion of the 6.00% Notes because the call option allows us to receive shares of common stock from the counterparty generally equal to the number of shares of common stock issuable upon conversion of the 6.00% Notes. We do not anticipate experiencing an increase in the number of shares outstanding from the conversion of the 6.00% Notes unless the price of our common stock appreciates above $42.12 per share. If, however, the market value per share of our common stock, as measured under the terms of the capped call, exceeds the cap price of the capped call, there would be dilution to the extent that the then market value per share of the common stock exceeds the cap price. We analyzed the capped call under EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled In, a Company’s Own Stock, and determined that it meets the criteria for classification as an equity transaction. As a result, we have recorded the purchase of the capped call as a reduction in additional paid-in capital and will not recognize subsequent changes in its fair value.

The net proceeds from the offering, after deducting discounts, commissions and offering expenses payable by us, were approximately $2.2 billion. We used approximately $182 million of the net proceeds to purchase the capped call and applied $500 million of the net proceeds to prepay a portion of the amount outstanding under the October 2006 Term Loan. In connection with this repayment, we recorded a charge of approximately five million to write off unamortized debt issuance costs associated with the October 2006 Term Loan repayment.

In September 2007, the FASB exposed for comment a proposed FASB Staff Position (FSP) No. APB 14-a, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (including partial cash settlement). This proposed FSP would change the accounting for certain convertible debt instruments, including our 6.00% Notes. Under the proposed new rules, for convertible debt instruments that may be settled entirely or partially in cash upon conversion, an entity should separately account for the liability and equity components of the instrument in a manner that reflects the issuer’s economic interest cost. The effect of the proposed new rules for our 6.00% Notes is that the equity component would be included in the paid-in-capital portion of stockholders’ equity on our balance sheet and the value of the equity component would be treated as an original issue discount for purposes of accounting for the debt component of the 6.00% Notes. Higher interest expense would result by recognizing accretion of the discounted carrying value of the 6.00% Notes to their face amount as interest expense over the term of the 6.00% Notes. If issued as proposed, the final FSP would provide final guidance effective for the fiscal years beginning after December 15, 2007, would not permit early application, and would be applied retrospectively to all periods presented.

In November 2007, the FASB announced it is expected to begin its redeliberations of the proposed FSP in January 2008. Therefore, it is highly unlikely the proposed effective date for fiscal years beginning after December 15, 2007 will be retained.

We cannot predict the exact accounting treatment that will be imposed (which may differ from the foregoing description) or when any change will be finally implemented. However, if the final FSP is issued as exposed, we expect to have higher interest expense starting in the period of adoption due to the interest expense accretion and, if the retrospective application provisions of the proposed FSP are retained in the final FSP, our prior period interest expense associated with the 6.00% Notes would be higher than previously reported due to retrospective application.

We may elect to purchase or otherwise retire our 6.00% Notes with cash, stock or other assets from time to time in open market or privately negotiated transactions, either directly or through intermediaries, or by tender offer, when we believe the market conditions are favorable to do so. Such purchases may have a material effect on our liquidity, financial condition and results of operations.

Fab 36 Term Loan and Guarantee and Fab 36 Partnership Agreements

Our 300-millimeter wafer fabrication facility, Fab 36, is located in Dresden, Germany at our wafer fabrication site. Fab 36 is owned by AMD Fab 36 Limited Liability Company & Co. KG (or AMD Fab 36 KG), a German limited partnership. We control the management of AMD Fab 36 KG through a wholly owned Delaware subsidiary, AMD Fab 36 LLC, which is a general partner of AMD Fab 36 KG. AMD Fab 36 KG is our indirect consolidated subsidiary.

To date, we have provided a significant portion of the financing for Fab 36. In addition to our financing, Leipziger Messe GmbH, a nominee of the State of Saxony, Fab 36 Beteiligungs GmbH, an investment consortium arranged by M+W Zander Facility Engineering GmbH, the general contractor for the project, and a consortium of banks have provided financing for the project. Leipziger Messe and Fab 36 Beteiligungs are limited partners in AMD Fab 36 KG. We have also received grants and allowances from federal and state German authorities for the Fab 36 project.

The funding to construct and facilitize Fab 36 consists of:

•

equity contributions from us of $860 million under the partnership agreements, revolving loans from us of up to approximately $1.1 billion, and guarantees from us for amounts owed by AMD Fab 36 KG and its affiliates to the lenders and unaffiliated partners;

•	investments of approximately $471 million from Leipziger Messe and Fab 36 Beteiligungs;

•	loans of approximately $893 million from a consortium of banks, which were fully drawn as of December 2006;

•

up to approximately $798 million of subsidies consisting of grants and allowances from the Federal Republic of Germany and the State of Saxony, depending on the level of capital investments by AMD Fab 36 KG, of which $541 million of cash has been received as of December 29, 2007;

•

up to approximately $386 million of subsidies consisting of grants and allowances, from the Federal Republic of Germany and the State of Saxony, depending on the level of capital investments in connection with expansion of production capacity at our Dresden site, of which $17 million of cash has been received as of December 29, 2007; and

•	a loan guarantee from the Federal Republic of Germany and the State of Saxony of 80 percent of the losses sustained by the lenders referenced above after foreclosure on all other security.

As of December 29, 2007, we contributed to AMD Fab 36 KG the full amount of equity required under the partnership agreements and no loans from us were outstanding. These equity amounts have been eliminated in our consolidated financial statements.

On April 21, 2004, AMD Fab 36 KG entered into a 700 million euro Term Loan Facility Agreement among AMD Fab 36 KG, as borrower, and a consortium of banks led by Dresdner Bank AG, as lenders, dated April 21, 2004 (Fab 36 Term Loan) and other related agreements (collectively, the Fab 36 Loan Agreements) to finance the purchase of equipment and tools required to operate Fab 36. The consortium of banks agreed to make available up to $893 million in loans to AMD Fab 36 KG upon its achievement of specified milestones, including attainment of “technical completion” at Fab 36, which required certification by the banks’ technical advisor that AMD Fab 36 KG had a wafer fabrication process suitable for high-volume production of advanced microprocessors and had achieved specified levels of average wafer starts per week and average wafer yields, as well as cumulative capital expenditures of approximately $1.5 billion.

On October 13, 2006, we executed an Amendment Agreement dated as of October 10, 2006, which amended the terms of the Fab 36 Term Loan. Under the amended and restated Fab 36 Term Loan, AMD Fab 36 KG has the option to borrow in U.S. dollars as long as our group consolidated cash (which is defined as the sum of our unsecured cash, cash equivalents and short-term investments less the aggregate amount outstanding under any revolving credit facility) is at least $500 million. Moreover, to protect the lenders from currency risks, if our consolidated cash is below one billion or our credit rating drops below B3 by Moody’s and B- by Standard & Poor’s, AMD Fab 36 KG will be required to maintain a cash reserve account with deposits equal to 5 percent of the amount of U.S. dollar loans outstanding under the Fab 36 Term Loan and to make balancing payments into this account equal to the difference between (x) the total amount of U.S. dollar loans outstanding under the Fab 36 Term Loan and (y) the U.S dollar equivalent of 700 million euros (as reduced by repayments, prepayments, cancellations, and any outstanding loans denominated in euros.

In October 2006, AMD Fab 36 KG borrowed $645 million under the Fab 36 Term Loan (the First Installment). In December 2006, AMD Fab 36 KG borrowed $248 million under the Fab 36 Term Loan (the Second Installment). As of December 29, 2007, AMD Fab 36 KG had borrowed the full amount available under the Fab 36 Term Loan and the total amount outstanding under the Fab 36 Term Loan was $839 million. AMD Fab 36 KG may select an interest period of one, two, or three months or any other period agreed between AMD Fab 36 KG and the lenders. The rate of interest on each installment for the interest period selected is the percentage rate per annum which is the aggregate of the applicable margin, plus LIBOR plus minimum reserve cost if any. As of December 29, 2007, the rate of interest for the initial interest period was 7.09875 percent for the First Installment and 6.7175 percent for the Second Installment. This loan is repayable in quarterly installments, which commenced in September 2007 and terminates in March 2011. An aggregate of $54 million has been repaid as of December 29, 2007.

The amended and restated Fab 36 Term Loan also sets forth certain covenants applicable to AMD Fab 36 KG. For example, for as long as group consolidated cash is at least one billion, our credit rating is at least B3 by Moody’s and B- by Standard & Poor’s, and no event of default has occurred, the only financial covenant that AMD Fab 36 KG is required to comply with is a loan to fixed asset value covenant. Specifically, the loan to fixed asset value (as defined in the agreement) as at the end of any relevant period specified in Column A below cannot exceed the percentage set out opposite such relevant period in Column B below:

Column A (Relevant Period)	Column B (Maximum Percentage of Loan to Fixed Asset Value)
up to and including 31 December 2008	50 percent
up to and including 31 December 2009	45 percent
thereafter	40 percent

As of December 29, 2007, AMD Fab 36 KG was in compliance with this covenant.

If group consolidated cash is less than one billion or our credit rating is below B3 by Moody’s and B- by Standard & Poor’s, AMD Fab 36 KG will also be required to maintain minimum cash balances equal to the lesser of 100 million euros and 50 percent of the total outstanding amount under the Fab 36 Term Loan. AMD Fab 36 KG may elect to maintain the minimum cash balances in an equivalent amount of U.S. dollars if group consolidated cash is at least $500 million. If on any scheduled repayment date, our credit rating is Caa2 or lower by Moody’s or CCC or lower by Standard & Poor’s, AMD Fab 36 must increase the minimum cash balances by five percent of the total outstanding amount, and at each subsequent request of Dresdner Bank, by a further five percent of the total outstanding amount until such time as either the credit rating increases to at least Ba3 by Moody’s and BB- by Standard & Poor’s or the minimum cash balances are equal to the total outstanding amounts. Our credit rating was B1 with Moody’s and B with Standard and Poor’s as of December 29, 2007.

AMD Fab 36 KG pledged substantially all of its current and future assets as security under the Fab 36 Loan Agreements, we pledged our equity interest in AMD Fab 36 Holding and AMD Fab 36 LLC, AMD Fab 36 Holding pledged its equity interest in AMD Fab 36 Admin and its partnership interest in AMD Fab 36 KG and AMD Fab 36 Admin and AMD Fab 36 LLC pledged all of their partnership interests in AMD Fab 36 KG. We guaranteed the obligations of AMD Fab 36 KG to the lenders under the Fab 36 Loan Agreements. We also guaranteed repayment of grants and allowances by AMD Fab 36 KG, should such repayment be required pursuant to the terms of the subsidies provided by the federal and state German authorities.

Pursuant to the terms of the Guarantee Agreement among us, as guarantor, AMD Fab 36 KG, Dresdner Bank AG and Dresdner Bank AG, Niederlassung Luxemburg, we have to comply with specified adjusted tangible net worth and EBITDA financial covenants if the sum of our group consolidated cash declines below the following amounts:

Amount (in millions)	if Moody’s Rating is at least		if Standard & Poor’s Rating is at least
$500	B1 or lower	and	B+ or lower
425	Ba3	and	BB-
400	Ba2	and	BB
350	Ba1	and	BB+
300	Baa3 or better	and	BBB-or better

As of December 29, 2007, group consolidated cash was greater than $500 million and, therefore, the preceding financial covenants were not applicable.

If our group consolidated cash declines below the amounts set forth above, we would be required to maintain adjusted tangible net worth, determined as of the last day of each preceding fiscal quarter, of not less than the amounts set forth below:

Measurement Date on fiscal quarter ending	Amount (In millions)
December 2005	$1,500
March 2006 and on the last day of each fiscal quarter thereafter	$1,750

In addition, if our group consolidated cash declines below the amounts set forth above, we would be required to maintain EBITDA (as defined in the agreement) as of the last day of each preceding fiscal period set forth below in an amount not less than the amount set forth below opposite the date of such preceding fiscal period:

Period	Amount (In millions)
For the four consecutive fiscal quarters ending December 2005 and for the four fiscal quarters ending on each fiscal quarter thereafter	$850 and $750 on an annualized basis for the two most recent fiscal quarters ending prior to December 31, 2006

Also on April 21, 2004, AMD, AMD Fab 36 KG, AMD Fab 36 LLC, AMD Fab 36 Holding GmbH, a German company and wholly owned subsidiary of AMD that owns substantially all of our limited partnership interest in AMD Fab 36 KG, and AMD Fab 36 Admin GmbH, a German company and wholly owned subsidiary of AMD Fab 36 Holding that owns the remainder of our limited partnership interest in AMD Fab 36 KG, (collectively referred to as the AMD companies) entered into a series of agreements (the partnership agreements) with the unaffiliated limited partners of AMD Fab 36 KG, Leipziger Messe and Fab 36 Beteiligungs, relating to the rights and obligations with respect to their limited partner and silent partner contributions in AMD Fab 36 KG. The partnership was established for an indefinite period of time. A partner may terminate its participation in the partnership by giving twelve months advance notice to the other partners. The termination becomes effective at the end of the year following the year during which the notice is given. However, other than for good cause, a partner’s termination will not be effective before December 31, 2015.

The partnership agreements set forth each limited partner’s aggregate capital contribution to AMD Fab 36 KG and the milestones for such contributions. Pursuant to the terms of the partnership agreements, AMD, through AMD Fab 36 Holding and AMD Fab 36 Admin, agreed to provide an aggregate of $860 million, Leipziger Messe agreed to provide an aggregate of $294 million and Fab 36 Beteiligungs agreed to provide an aggregate of $176 million. The capital contributions of Leipziger Messe and Fab 36 Beteiligungs are comprised of limited partnership contributions and silent partnership contributions. These contributions were due at various dates upon the achievement of milestones relating to the construction and operation of Fab 36. As of December 29, 2007, all capital contributions were made in full.

The partnership agreements also specify that the unaffiliated limited partners will receive a guaranteed rate of return of between 11 percent and 13 percent per annum on their total investment depending upon the monthly wafer output of Fab 36. We guaranteed these payments by AMD Fab 36 KG.

In April 2005, we amended the partnership agreements in order to restructure the proportion of Leipziger Messe’s silent partnership and limited partnership contributions. Although the total aggregate amount that Leipziger Messe has agreed to provide remained unchanged, the portion of its contribution that constitutes limited partnership interests was reduced by $74 million while the portion of its contribution that constitutes silent partnership interests was increased by a corresponding amount. In this report, we refer to this additional silent partnership contribution as the New Silent Partnership Amount.

Pursuant to the terms of the partnership agreements and subject to the prior consent of the Federal Republic of Germany and the State of Saxony, AMD Fab 36 Holding and AMD Fab 36 Admin have a call option over the limited partnership interests held by Leipziger Messe and Fab 36 Beteiligungs, first exercisable three and one-half years after the relevant partner has completed the applicable capital contribution and every three years thereafter. Also, commencing five years after completion of the relevant partner’s capital contribution, Leipziger Messe and Fab 36 Beteiligungs each have the right to sell their limited partnership interest to third parties (other than competitors), subject to a right of first refusal held by AMD Fab 36 Holding and AMD Fab 36 Admin, or to put their limited partnership interest to AMD Fab 36 Holding and AMD Fab 36 Admin. The put option is thereafter exercisable every three years. Leipziger Messe and Fab 36 Beteiligungs also have a put option in the event they are outvoted at AMD Fab 36 KG partners’ meetings with respect to certain specified matters such as increases in the partners’ capital contributions beyond those required by the partnership agreements, investments significantly in excess of the business plan, or certain dispositions of the limited partnership interests of AMD Fab 36 Holding and AMD Fab 36 Admin. The purchase price under the put option is the partner’s capital account balance plus accumulated or accrued profits due to such limited partner. The purchase price under the call option is the same amount, plus a premium of five million to Leipziger Messe and a premium of three million to Fab 36 Beteiligungs. The right of first refusal price is the lower of the put option price or the price offered by the third party that triggered the right. We guaranteed the payments under the put options.

In addition, AMD Fab 36 Holding and AMD Fab 36 Admin are obligated to repurchase the silent partnership interest of Leipziger Messe’s and Fab 36 Beteiligungs’ contributions over time. This mandatory repurchase obligation does not apply to the New Silent Partnership Amount. Specifically, AMD Fab 36 Holding and AMD Fab 36 Admin were required to repurchase Leipziger Messe’s silent partnership interest of $118 million in annual 25 percent installments commencing in December 2006, and Fab 36 Beteiligungs’ silent partnership interest of $88 million in annual 20 percent installments commencing in October 2005. As of

December 29, 2007, AMD Fab 36 Holding and AMD Fab 36 Admin repurchased $53 million of Fab 36 Beteiligungs’ silent partnership contributions and $59 million of Leipziger Messe’s silent partnership contribution.

Under U.S. generally accepted accounting principles, we initially classified the portion of the silent partnership contribution that is mandatorily redeemable as debt on the consolidated balance sheets at its fair value at the time of issuance because of the mandatory redemption features described in the preceding paragraph. Each accounting period, we increase the carrying value of this debt towards its ultimate redemption value of the silent partnership contributions by the guaranteed annual rate of return of between 11 percent and 13 percent. We record this periodic accretion to redemption value as interest expense.

The limited partnership contributions that AMD Fab 36 KG received from Leipziger Messe and Fab 36 Beteiligungs and the New Silent Partnership Portion described above are not mandatorily redeemable, but rather are subject to redemption outside of the control of AMD Fab 36 Holding and AMD Fab 36 Admin. In consolidation, we initially record these contributions as minority interest, based on their fair value. Each accounting period, we increase the carrying value of this minority interest toward its ultimate redemption value of these contributions by the guaranteed rate of return of between 11 percent and 13 percent. We classify this periodic accretion of redemption value as minority interest. No separate accounting is required for the put and call options because they are not freestanding instruments and not considered derivatives under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities.

As of December 29, 2007, AMD Fab 36 KG had received $206 million of silent partnership contributions and $265 million of limited partnership contributions, which includes a New Silent Partnership Amount of $74 million, from the unaffiliated partners. These contributions were recorded as debt and minority interest, respectively, on our consolidated balance sheet.

In addition to support from us and the consortium of banks referenced above, the Federal Republic of Germany and the State of Saxony have agreed to support the Fab 36 project in the form of:

•	a loan guarantee equal to 80 percent of the losses sustained by the lenders after foreclosure on all other security; and

•

subsidies consisting of grants and allowances totaling up to approximately $798 million, depending on the level of capital investments by AMD Fab 36 KG and $386 million, depending on the level of capital investments for expansion of production capacity at our Dresden site.

In connection with the receipt of investment grants for the Fab 36 project, AMD Fab 36 KG is required to attain a certain employee headcount by December 2008 and is required to maintain this headcount through December 2013. We record these grants as long-term liabilities on our consolidated balance sheet and amortize them to operations ratably starting from December 2004 through December 2013. Initially, we amortized the grant amounts as a reduction to research and development expenses. Beginning in the first quarter of 2006 when Fab 36 began producing revenue generating products, we started amortizing these amounts as a reduction to cost of sales. For allowances, starting from the first quarter of 2006, we amortize the amounts as a reduction of depreciation expense ratably over the life of the investments because these allowances are intended to subsidize the capital investments. Noncompliance with the covenants contained in the subsidy documents could result in the repayment of all or a portion of the amounts received to date.

As of December 29, 2007, AMD Fab 36 KG received cash allowances of $320 million for capital investments made in 2003 through 2006 as well as cash grants of $221 million for capital investments made in 2003 through 2007 and a prepayment for capital investments planned for the first half of 2008.

The Fab 36 Loan Agreements also require that we:

•	provide funding to AMD Fab 36 KG if cash shortfalls occur, including funding shortfalls in government subsidies resulting from any defaults caused by AMD Fab 36 KG or its affiliates; and

•	guarantee 100 percent of AMD Fab 36 KG’s obligations under the Fab 36 Loan Agreements until the loans are repaid in full.

Under the Fab 36 Loan Agreements, AMD Fab 36 KG, AMD Fab 36 Holding and AMD Fab 36 Admin are generally prevented from paying dividends or making other payments to us. In addition, AMD Fab 36 KG would be in default under the Fab 36 Loan Agreements if we or any of the AMD companies fail to comply with certain obligations thereunder or upon the occurrence of certain events and if, after the occurrence of the event, the lenders determine that their legal or risk position is adversely affected. Circumstances that could result in a default include:

•	our failure to provide loans to AMD Fab 36 KG as required under the Fab 36 Loan Agreements;

•	failure to pay any amount due under the Fab 36 Loan Agreements within five days of the due date;

•

occurrence of any event which the lenders reasonably believe has had or is likely to have a material adverse effect on the business, assets or condition of AMD Fab 36 KG or AMD or their ability to perform under the Fab 36 Loan Agreements;

•	filings or proceedings in bankruptcy or insolvency with respect to us, AMD Fab 36 KG or any limited partner;

•	occurrence of a change in control (as defined in the Fab 36 Loan Agreements) of AMD;

•

AMD Fab 36 KG’s noncompliance with certain affirmative and negative covenants, including restrictions on payment of profits, dividends or other distributions except in limited circumstances and restrictions on incurring additional indebtedness, disposing of assets and repaying subordinated debt; and

•	AMD Fab 36 KG’s noncompliance with certain financial covenants, including loan to fixed asset value ratio and, in certain circumstances, a minimum cash covenant.

In general, any default with respect to other indebtedness of AMD or AMD Fab 36 KG that is not cured, would result in a cross-default under the Fab 36 Loan Agreements.

The occurrence of a default under the Fab 36 Loan Agreements would permit the lenders to accelerate the repayment of all amounts outstanding under the Fab 36 Term Loan. In addition, the occurrence of a default under this agreement could result in a cross-default under the indenture governing our 7.75% Notes, 6.00% Notes, and 5.75% Notes. We cannot provide assurance that we would be able to obtain the funds necessary to fulfill these obligations. Any such failure would have a material adverse effect on us.

7.75% Senior Notes Due 2012

On October 29, 2004, we issued $600 million of 7.75% Senior Notes due 2012 in a private offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. On April 22, 2005, we exchanged these notes for publicly registered notes which have substantially identical terms as the old notes except that the publicly registered notes are registered under the Securities Act of 1933, and, therefore, do not contain legends restricting their transfer. The 7.75% Notes mature on November 1, 2012. Interest on the 7.75% Notes is payable semiannually in arrears on May 1 and November 1, beginning May 1, 2005. Prior to November 1, 2008, we may redeem some or all of the 7.75% Notes at a price equal to 100 percent of the principal amount plus accrued and unpaid interest plus a “make-whole” premium, as defined in the indenture governing the 7.75% Notes. Thereafter, we may redeem the 7.75% Notes for cash at the following specified prices plus accrued and unpaid interest:

Period	Price as Percentage of Principal Amount
Beginning on November 1, 2008 through October 31, 2009	103.875 percent
Beginning on November 1, 2009 through October 31, 2010	101.938 percent
Beginning on November 1, 2010 through October 31, 2011	100.000 percent
On November 1, 2011	100.000 percent

Holders have the right to require us to repurchase all or a portion of our 7.75% Notes in the event that we undergo a change of control, as defined in the indenture governing the 7.75% Notes at a repurchase price of 101 percent of the principal amount plus accrued and unpaid interest.

The indenture governing the 7.75% Notes contains certain covenants that limit, among other things, our ability and the ability of our restricted subsidiaries, which include all of our subsidiaries, from:

•	incurring additional indebtedness except specified permitted debt;

•	paying dividends and making other restricted payments;

•	making certain investments if an event of default exists, or if specified financial conditions are not satisfied;

•	creating or permitting certain liens;

•	creating or permitting restrictions on the ability of the restricted subsidiaries to pay dividends or make other distributions to us;

•	using the proceeds from sales of assets;

•	entering into certain types of transactions with affiliates; and

•	consolidating, merging or selling our assets as an entirety or substantially as an entirety.

In February 2006, we redeemed 35 percent (or $210 million) of the aggregate principal amount outstanding of the 7.75% Notes. The holders of the 7.75% Notes received 107.75 percent of the principal amount of the 7.75% Notes plus accrued interest. In connection with this redemption, we recorded a charge of approximately $16 million, which represents the 7.75% redemption premium, and a charge of four million, which represents 35 percent of the unamortized issuance costs incurred in connection with the original issuance of the 7.75% Notes.

We may elect to purchase or otherwise retire the remaining principal outstanding under our 7.75% Notes with cash, stock or other assets from time to time in open market or privately negotiated transactions, either directly or through intermediaries, or by tender offer, when we believe the market conditions are favorable to do so. Such purchases may have a material effect on our liquidity, financial condition and results of operations.

Other Long-Term Liabilities

Other Long-Term Liabilities in the Contractual Obligations table above includes $105 million of payments due under certain software and technology licenses that will be paid through 2010 and $26 million related to employee benefit obligations. Other Long-Term Liabilities excludes amounts recorded on our consolidated balance sheet that do not require us to make cash payments, which, as of December 29, 2007, primarily consisted of $401 million of deferred grants and subsidies related to the Fab 30 and Fab 36 projects and a $17 million deferred gain as a result of the sale and leaseback of our headquarters in Sunnyvale, California in 1998.

Other Long Term Liabilities in the Contractual Obligations table above also excludes $51 million of non-current uncertain tax benefits under FIN 48, which are included in the caption, “Other Long Term Liabilities” on our consolidated balance sheet at December 29, 2007. Included in the non-current uncertain tax benefits is a potential cash payment of approximately $35 million that could be payable by us upon settlement with a taxing authority. We have not included this amount in the Contractual Obligations table above as we cannot make a reasonably reliable estimate regarding the timing of any settlement with the respective taxing authority, if any.

Capital Lease Obligations

As of December 29, 2007, we had aggregate outstanding capital lease obligations of $234 million. Included in this amount is $213 million in obligations under certain energy supply contracts which AMD entered into with local energy suppliers to provide our Dresden, Germany wafer fabrication facilities with utilities (gas, electricity, heating and cooling) to meet the energy demands for our manufacturing requirements. We account for certain fixed payments due under these energy supply arrangements as capital leases pursuant to EITF Issue No. 01-8, Determining Whether an Arrangement Contains a Lease and FASB Statement No. 13, Accounting for Leases. The capital lease obligations under the energy supply arrangements are payable in monthly installments through 2020.

Operating Leases

We lease certain of our facilities, including our executive offices in Sunnyvale, California, and in some jurisdictions we lease the land on which these facilities are built, under non-cancelable lease agreements that expire at various dates through 2021. We lease certain of our manufacturing and office equipment for terms ranging from one to five years. Our total future non-cancelable lease obligations as of December 29, 2007, were $343 million, of which $50 million is accrued as a liability for certain facilities that were included in our 2002 Restructuring Plan. We will make these payments through 2011.

Unconditional Purchase Commitments

Total non-cancelable purchase commitments as of December 29, 2007, were $2.3 billion for periods through 2020. These purchase commitments include $975 million related to contractual obligations of Fab 30 and Fab 36 to purchase energy and gas and approximately $400 million representing future payments to IBM for the period from December 30, 2007 through 2011 pursuant to our joint development agreement. As IBM’s services are being performed ratably over the life of the agreement, we expense the payments as incurred. The remaining purchase commitments also include non-cancelable contractual obligations to purchase raw materials, natural resources and office supplies.

In connection with the acquisition of ATI, we made several commitments to the Minister of Industry under the Investment Canada Act, including that we will: increase spending on research and development in Canada to a specified amount over the course of a three-year period when compared to ATI’s expenditures in this area in prior years; maintain Canadian employee headcount at specified levels by the end of the three-year anniversary of the acquisition; increase by a specified amount the number of our Canadian employees focusing on research and development; attain specified Canadian capital expenditures over a three-year period; maintain a presence in Canada through a variety of commercial activities for a period of five years; and nominate a Canadian for election to our Board of Directors over the next five years. Our minimum required Canadian capital expenditures and research and development commitments are included in our aggregate unconditional purchase commitments.

Off-Balance Sheet Arrangements

Guarantees of Indebtedness Recorded on the Company’s Consolidated Balance Sheet

The following table summarizes the principal guarantees issued as of December 29, 2007 related to underlying liabilities that are already recorded on our consolidated balance sheet as of December 29, 2007 and their expected expiration dates by year. No incremental liabilities are recorded on our consolidated balance sheet for these guarantees.

	Amounts Guaranteed	2008	2009
	(In millions)
Repurchase obligations to Fab 36 partners(1)	$94	$47	$47
Payment guarantees on behalf of consolidated subsidiaries(2)	54	54	—

Total guarantees	$148	$101	$47

(1)

This amount represents the amount of silent partnership contributions that we are required to repurchase from the unaffiliated limited partners of AMD Fab 36 KG and is exclusive of the guaranteed rate of return of an aggregate of approximately $112 million.

(2)

This amount represents the payment obligation due to a supplier arising out of the purchase of equipment by our consolidated subsidiary, AMD Fab 36 KG. We guaranteed these payment obligations on behalf of our subsidiary. At December 29, 2007, approximately $24 million was outstanding under this guarantee and recorded as a payable on our consolidated balance sheet. The obligation under the guarantee diminishes as AMD Fab 36 KG pays its supplier.

Guarantees of Indebtedness Not Recorded on the Company’s Consolidated Balance Sheet

AMTC and BAC Guarantees
The Advanced Mask Technology Center GmbH & Co. KG (AMTC) and Maskhouse Building Administration GmbH & Co. KG (BAC) are joint ventures formed by AMD, Infineon Technologies AG (Infineon) and DuPont Photomasks, Inc. (Dupont) for the purpose of constructing and operating an advanced photomask facility in Dresden, Germany. We procure advanced photomasks from AMTC and use them in manufacturing our microprocessors. In April 2005, DuPont was acquired by Toppan Printing Co., Ltd. and became a wholly owned subsidiary of Toppan, named Toppan Photomasks, Inc. In December 2007, Infineon entered into an assignment agreement to transfer its interest in AMTC and BAC to Qimonda AG, with the exception of certain AMTC/BAC related payment guarantees. The assignment became effective in January 2008.

In December 2002, BAC obtained a $110 million term loan to finance the construction of the photomask facility. At the same time, AMTC and BAC, as lessor, entered into a lease agreement. The term of the lease agreement is ten years, which coincides with the repayment by BAC of the $110 million term loan. Each joint venture partner guaranteed a specific percentage of AMTC’s rental payments. Pursuant to an agreement between AMTC, BAC and DuPont (now Toppan), AMTC may exercise a “step-in” right, in which it would assume Toppan’s remaining rental payments in connection with the rental agreement between Toppan and BAC. As of December 29, 2007, our guarantee of AMTC’s portion of the rental obligation was approximately $11 million, and our maximum liability in the event AMTC exercises its “step-in” right and the other joint venture partners default under the guarantee was approximately $102 million. These estimates are based upon forecasted rents to be charged in the future and are subject to change based upon the actual usage of the facility by the tenants and foreign currency exchange rates.

In December 2002, AMTC obtained a $176 million revolving credit facility to finance its operations. In December 2007, AMTC entered into a new $141 million revolving credit facility, of which $96 million was outstanding as of December 29, 2007. The proceeds were used to repay all amounts outstanding under the existing $176 million revolving credit facility and to provide additional financing for the acquisition of new tools. Subject to certain conditions under the revolving credit facility, AMTC may request that the loan amount be increased by an additional $59 million. The term of the revolving credit facility is three years. Upon request by AMTC and subject to certain conditions, the term of the revolving credit facility may be extended by two additional one year periods. Pursuant to a guarantee agreement, each joint venture partner guaranteed one third of AMTC’s outstanding loan balance under the revolving credit facility. As of December 29, 2007, our liability under this guarantee was $32 million plus our portion of accrued interest and expenses. Under the terms of the guarantee, if our group consolidated cash (which is defined as cash, cash equivalents and marketable securities less the aggregate amount outstanding under any revolving credit facility) is less than or expected to be less than $500 million, we will be required to provide cash collateral equal to one third of the balance outstanding under the revolving credit facility. We evaluated our guarantee under the provisions of FIN 45 and concluded it was immaterial to our financial position or results of operations.

Recently Issued Accounting Pronouncements

In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurements (SFAS 157). SFAS 157 does not require any new fair value measurements but clarifies the fair value definition, establishes a fair value hierarchy that prioritizes the information used to develop assumptions used for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 clarifies that the fair value is the exchange price in an orderly transaction between market participants to sell the asset or transfer the liability in the market. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data, for example, the reporting entity’s own data. It emphasizes that fair value is a market-based measurement, not an entity-specific measurement and a fair value measurement should therefore be based on the assumptions that market participants would use in pricing the asset or liability. SFAS 157 expands disclosures about the use of fair value to measure assets and liabilities in interim and annual periods subsequent to initial recognition, including the inputs used to measure fair value and the effect of such measurements on earnings for the period. In its February 6, 2008 meeting, the FASB decided to (i) partially defer the effective date of SFAS 157 for one year for certain nonfinancial assets and nonfinancial liabilities and (ii) remove certain leasing transactions from the scope of SFAS 157. The partial deferral is applicable to nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. Companies will still need to apply SFAS 157’s recognition and disclosure requirements for financial assets and financial liabilities or for nonfinancial assets or nonfinancial liabilities that are remeasured at least annually. The FASB also decided to amend SFAS 157 to exclude SFAS 13, Accounting for Leases, and its related interpretive accounting pronouncements that address leasing transactions. The exclusion does not apply to fair value measurements of assets and liabilities recorded as a result of a lease transaction but measured pursuant to other pronouncements within the scope of SFAS 157. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. We adopted SFAS 157 at the beginning of our fiscal year 2008 on December 30, 2007. There has been no material impact to our financial statements due to the adoption of SFAS 157.

In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, Including an Amendment of FASB Statement No. 115 (SFAS 159). This statement allows entities to voluntarily choose to measure many financial assets and financial liabilities as well as certain nonfinancial instruments that are similar to financial instruments (collectively, eligible items) at fair value (the fair value option). The election is made on an instrument-by-instrument basis and is irrevocable. If the fair value option is elected for an instrument, the statement specifies that all subsequent changes in fair value for that instrument shall be reported in earnings. The statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Upon initial adoption, this statement provides entities with a one-time chance to elect the fair value option for the eligible items. The effect of the first measurement to fair value should be reported as a cumulative-effect adjustment to the opening balance of retained earnings in the year the statement is adopted. We adopted SFAS 159 at the beginning of our fiscal year 2008 on December 30, 2007 and did not make any elections for fair value accounting. Therefore, we did not record a cumulative-effect adjustment to our opening retained earnings balance.

In December 2007, the FASB issued Statement No. 141 (Revised 2007), Business Combinations (SFAS 141R). This statement retains the fundamental requirements of the original pronouncement requiring that the acquisition method of accounting, or purchase method, be used for all business combinations. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination, establishes the acquisition date as the date that the acquirer achieves control and requires the acquirer to recognize the assets acquired, liabilities assumed and any noncontrolling interest at their fair values as of the acquisition date. In addition, SFAS 141R requires, among other things, expensing of acquisition-related and restructuring-related costs, measurement of pre-acquisition contingencies at fair value, measurement of equity securities issued for purchase at the date of close of the transaction and capitalization of in-process research and development, all of which represent modifications to current accounting for business combinations. SFAS 141R is effective for fiscal years beginning after December 15, 2008. Adoption is prospective and early adoption is not permitted. Adoption of SFAS 141R will not impact our accounting for business combinations closed prior to its adoption, but given the nature of the changes noted above, we expect our accounting for business combinations occurring subsequent to adoption will be significantly different than that applied following current accounting literature.

In December 2007, the FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (SFAS 160). This Statement amends Accounting Research Bulletin No. 51, Consolidated Financial Statements, to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. It requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. This Statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation. SFAS 160 is effective for fiscal years beginning after December 15, 2008. We are currently evaluating the impact of SFAS 160 on our consolidated financial position, results of operations and cash flows.

Recently Adopted Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board issued Interpretation No.48, Accounting for Uncertainty in Income Taxes, an Interpretation of FAS 109, Accounting for Income Taxes (FIN 48). FIN 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. We adopted FIN 48 as of January 1, 2007 as required. The cumulative effect of applying FIN 48 was reported as a reduction of the beginning balance of retained earnings of six million and a decrease to goodwill of three million.

As of the date of adoption, our total gross unrecognized tax benefits were $149 million, of which $28 million, if recognized, would affect the effective tax rate. The recognition of the remaining unrecognized tax benefits would be reported as an adjustment to goodwill to the extent of pre-acquisition unrecognized tax benefits or would be offset by a change in valuation allowance.

We recognize potential accrued interest and penalties related to unrecognized tax benefits as interest expense and income tax expense, respectively. We accrued interest and penalties of $21 million and $38 million, respectively, as of the date of adoption of FIN 48.

As of the date of adoption of FIN 48, tax years 1994 – 2006 remain subject to examination in the U.S., 1999 – 2006 in Canada and 1999 – 2006 in various foreign jurisdictions.

Recent Developments

Discontinued Operations

During the second quarter of 2008, we decided to divest our Handheld and Digital Television business units and classified them as discontinued operations in our financial statements. Accordingly, we segregated the assets and liabilities related to these discontinued operations from those assets and liabilities related to continuing operations on our consolidated balance sheets and we segregated the operating results of discontinued operations from those of continuing operations on the consolidated statements of operations for the years ended December 29, 2007 and December 31, 2006.

The results from discontinued operations, net of tax, are as follows:

	Year Ended
	December 29, 2007	December 31, 2006
	(In millions)
Revenue	$319	$97
Expenses	(499)	(156)
Impairment of goodwill and acquired intangible assets	(1,003)	—

Loss from discontinued operations, net of tax	$(1,183)	$(59)

The carrying value of the assets of discontinued operations was $1.3 billion and $2.5 billion as of December 29, 2007 and December 31, 2006, respectively. Included in these balances is goodwill and acquired intangible assets in the amounts of $1.2 billion and $2.4 billion as of December 29, 2007 and December 31, 2006, respectively. The carrying value of the liabilities for discontinued operations was $26 million and $32 million as of December 29, 2007 and December 31, 2006, respectively. Cash flows from discontinued operations are not material to total cash flows from operating, investing and financing activities in any period presented and are combined with cash flows from continuing operations within the consolidated statement of cash flows categories.

As a result of our decision to divest our Handheld and Digital Television business units, we performed an interim impairment test of goodwill and acquired intangible assets in the second quarter of 2008 and concluded that the carrying amounts of goodwill and certain finite-lived intangible assets associated with our Handheld and Digital Television business units were impaired and recorded an impairment charge. For goodwill, the impairment charge was determined by comparing the carrying value of goodwill assigned to our reporting units with the implied fair value of the goodwill. We considered the income approach in determining the implied fair value of the goodwill, which requires estimates of future operating results and cash flows of each of the reporting units discounted using estimated discount rates taking into consideration the estimated proceeds that we expect to receive in connection with any potential divestiture. For acquired intangible assets, we assessed the recoverability of the unamortized balances by comparing the undiscounted future net cash flows to the carrying values. For those acquired intangible assets where the carrying values exceeded the undiscounted future net cash flows, we measured the amount of impairment by calculating the amount by which the carrying values exceeded the estimated fair values, which were based on projected discounted future net cash flows. The remaining carrying values of goodwill related to these business units were reclassified to assets of discontinued operations. Based on the results of the impairment test, we recorded an impairment charge of $876 million in the second quarter of 2008.

During the third quarter of 2008, we entered into an agreement with Broadcom Corporation and Broadcom International Limited (collectively, Broadcom) to sell certain assets related to the Digital Television business unit for $192.8 million. The asset purchase agreement was subsequently amended to reduce the purchase price to $141.5 million and the transaction was completed on October 27, 2008. Based on the final terms of the sale transaction, we wrote down goodwill $135 million in the third quarter of 2008.

During the fourth quarter of 2008, we determined that based on the continuing negotiations related to the divestiture of our Handheld business unit, the discontinued operations classification criteria for this business unit were no longer met. As a result, we intend to reclassify the operating results of this business unit back to continuing operations in our Annual Report on Form 10-K for the fiscal year ended December 27, 2008.

Spansion Investment

During fiscal 2008, after considering Spansion’s operating results and stock price trends, we recorded further impairment charges of $24 million and $9 million in its second and third fiscal quarters. We expect to record an additional impairment charge in the fourth quarter of fiscal 2008.

Restructuring

In the second quarter of fiscal 2008, we initiated a restructuring plan (Second Quarter 2008 Restructuring), which included a reduction-in-force (RIF) and certain contract termination costs related to technologies we were no longer pursuing and recorded a total charge of $32 million. The RIF component, which is comprised primarily of severance and costs related to the continuance of certain employee benefits, totaled approximately $23 million. Other exit-related costs, including $6 million of non-cash charges, totaled approximately $9 million.

In the third quarter of fiscal 2008, we recorded additional severance and related costs of approximately $9 million in connection with the Second Quarter 2008 Restructuring.

During the fourth quarter of fiscal 2008, in order to achieve our goal of attaining a lower operating results breakeven point, we implemented a restructuring plan to reduce our cost structure and we expect to incur additional restructuring charges in fiscal 2008 and fiscal 2009 as a result of this plan.

Repurchase of Auction Rate Securities

In October 2008, Union Bank of Switzerland (UBS) offered to repurchase $82 million at par value our auction rate securities (ARS) that were purchased from UBS prior to February 13, 2008. We accepted this offer. From June 30, 2010 and ending July 2, 2012, we have the right, but not the obligation, to sell, at par, these ARS to UBS. Prior to June 30, 2010, we will continue to earn and receive all interest that is payable for these ARS. Furthermore, prior to June 30, 2010, UBS, at its sole discretion, may sell, or otherwise dispose of, and/or enter orders in the auctions process with respect to these securities on our behalf so long as we receive par value for the ARS sold. UBS has also agreed to use its best efforts to facilitate issuer redemptions and/or to resolve the liquidity concerns of holders of their ARS through restructurings and other means.

The repurchase right represents a freestanding financial instrument (a put option) for accounting purposes. As such, we intend to record the fair value of the put option as an asset on our consolidated balance sheet, and record a corresponding gain to earnings during the fourth quarter of 2008.

Proposed Manufacturing Joint Venture

Pursuant to a Master Transaction Agreement dated October 6, 2008, as amended on December 5, 2008, entered into by us, Advanced Technology Investment Company LLC (ATIC) and West Coast Hitech L.P., acting through its general partner, West Coast Hitech G.P., Ltd (WCH) (as amended, the Master Transaction Agreement), AMD and ATIC will form a manufacturing joint venture, The Foundry Company. We will contribute certain manufacturing-related assets and liabilities to The Foundry Company in exchange for securities of The Foundry Company consisting of one Class A Ordinary Share, Class A Preferred Shares and Class B Preferred Shares, and ATIC will contribute cash to The Foundry Company and pay cash to us in exchange for securities of The Foundry Company consisting of one Class A Ordinary Share, Class A Preferred Shares, Class B Preferred Shares, Class A Convertible Notes and Class B Convertible Notes (collectively, the Convertible Notes). The Foundry Company will manufacture semiconductor products and will provide certain foundry services to us, and in the future, expects to offer foundry services to other third-party customers.

The Master Transaction Agreement contemplates that AMD, ATIC and The Foundry Company will enter into a Shareholders’ Agreement (the Shareholders’ Agreement), which sets forth the rights and obligations of AMD and ATIC as shareholders of The Foundry Company. In addition, a Funding Agreement among AMD, ATIC and The Foundry Company will provide for further equity funding of The Foundry Company by ATIC of a minimum of $3.6 billion and up to $6.0 billion over the five years after the closing of the transactions contemplated by the Master Transaction Agreement (the Closing), and a Wafer Supply Agreement between AMD and The Foundry Company will govern the terms by which we will purchase products manufactured by The Foundry Company. The Foundry Company will manufacture semiconductor products using intellectual property transferred by us to The Foundry Company and certain intellectual property licensed to us. Immediately following the Closing, we and ATIC will be the only stockholders of The Foundry Company, each of which will have equal voting rights, and The Foundry Company will be owned 34.2 percent by us and 65.8 percent by ATIC on a fully converted to common share basis. Because when formed The Foundry Company will be a variable interest entity and we will be deemed to be the primary beneficiary of the operations of The Foundry Company, we expect, during the first few years following formation, to consolidate The Foundry Company’s financial position and operating results for financial reporting purposes pursuant to the provisions of FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities, an Interpretation of ARB No.51.

In addition, pursuant to the Master Transaction Agreement, WCH will purchase (i) 58,000,000 shares of our common stock and (ii) warrants to purchase 35,000,000 shares of our common stock at an exercise price of $0.01 per share (the Warrants) for an aggregate purchase price equal to 58,000,000 multiplied by the lower of (A) the average closing prices per share of the our common stock on the New York Stock Exchange during the 20 trading days immediately prior to and including December 12, 2008 or (B) the average closing prices per share of the our common stock on the NYSE during the 20 trading days immediately prior to the Closing. The Warrants are exercisable after the earlier of (a) public ground-breaking of Fab 4X in New York and (b) 24 months from the date of issuance.

Goodwill Impairment

In the fourth quarter of 2008, pursuant to our accounting policy, we conducted our annual impairment test of goodwill. As a result of this analysis, which was updated during the quarter in light of the current market conditions and economic outlook and due to the continuing deterioration in the price of our common stock and the resulting reduced market capitalization, we concluded that the current carrying value of the goodwill related to our Graphics segment and chipset business was impaired.

We expect that the resulting impairment charge to be recorded in the fourth quarter of 2008 will be material, but, as of the time of this filing, we are unable to estimate the amount or range of amounts of the impairment charge. We will disclose such an estimate or range of estimates in a filing with the SEC promptly and in any event within four business days of determining such an estimate or range of estimates. In addition, we will also perform an analysis to identify whether there is also potential impairment of any of the remaining identifiable intangible assets acquired in the ATI acquisition. As of the time of this filing, we are unable to make a determination of an estimate of the amount or range of amounts of the impairment charge or whether it will be material. In the event the charge is material, we will disclose the amount in a filing with the SEC. We will not be required to make any current or future cash expenditures as a result of these impairments. These known and potentially additional goodwill and/or intangible asset impairment charges will be reflected in our consolidated financial statements as of and for the fiscal quarter and year ended December 27, 2008.

ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Advanced Micro Devices, Inc. and Subsidiaries

Consolidated Statements of Operations

	Three Years Ended December 29, 2007
	2007	2006	2005
	(In millions, except per share amounts)
Net revenue	$5,694	$5,552	$4,972
Net revenue from related party (see Note 5)	—	—	876

Total net revenue	5,694	5,552	5,848
Cost of sales	3,551	2,771	3,456

Gross margin	2,143	2,781	2,392
Research and development	1,700	1,174	1,144
Marketing, general and administrative	1,347	1,133	1,016
In-process research and development	—	416	—
Amortization of acquired intangible assets and integration charges	165	54	—
Impairment of goodwill and acquired intangible assets	605	—	—

Operating income (loss)	(1,674)	4	232

Interest income	73	116	37
Interest expense	(367)	(126)	(105)
Other income (expense), net	(7)	(13)	(24)

Income (loss) from continuing operations before minority interest, equity in net loss of Spansion Inc. and other and income taxes	(1,975)	(19)	140
Minority interest in consolidated subsidiaries	(35)	(28)	125
Equity in net loss of Spansion Inc. and other (see Note 4)	(155)	(45)	(107)

Income (loss) from continuing operations, before income taxes	(2,165)	(92)	158
Provision (benefit) for income taxes	31	15	(7)

Income (loss) from continuing operations	(2,196)	(107)	165
Income (loss) from discontinued operations, net of tax	(1,183)	(59)	—

Net income (loss)	$(3,379)	$(166)	$165

Per share data:
Income (loss) from continuing operations per common share:
Basic	$(3.94)	$(0.22)	$0.41
Diluted	$(3.94)	$(0.22)	$0.40
Income (loss) from discontinued operations per common share:
Basic	$(2.12)	$(0.12)	$—
Diluted	$(2.12)	$(0.12)	$—
Net income (loss) per common share:
Basic	$(6.06)	$(0.34)	$0.41
Diluted	$(6.06)	$(0.34)	$0.40
Shares used in per share calculation:
Basic	558	492	400
Diluted	558	492	441

See accompanying notes to consolidated financial statements.

Advanced Micro Devices, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 29, 2007	December 31, 2006
	(In millions, except par value amounts)
ASSETS
Current assets:

Cash and cash equivalents	$1,432	$1,380
Marketable securities	457	161

Total cash and cash equivalents and marketable securities	1,889	1,541
Accounts receivable	613	1,111
Allowance for doubtful accounts	(10)	(13)

Total accounts receivable, net	603	1,098
Inventories:

Raw materials	46	77
Work-in-process	464	520
Finished goods	292	162

Total inventories	802	759
Deferred income taxes	64	25
Prepaid expenses and other current assets	396	436
Assets of discontinued operations	1,304	2,493

Total current assets	5,058	6,352
Property, plant and equipment:

Land and land improvements	49	53
Buildings and leasehold improvements	1,035	1,409
Equipment	6,109	5,193
Construction in progress	677	672

Total property, plant and equipment	7,870	7,327
Accumulated depreciation and amortization	(3,159)	(3,348)

Property, plant and equipment, net	4,711	3,979
Acquisition related intangible assets, net (see Note 3)	311	549
Goodwill (see Note 3)	950	1,494
Investment in Spansion (see Note 4)	—	371
Other assets	520	402

Total assets	$11,550	$13,147

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:

Accounts payable	$992	$1,315
Accrued compensation and benefits	183	174
Accrued liabilities	815	763
Income taxes payable	72	78
Deferred income on shipments to distributors	101	169
Current portion of long-term debt and capital lease obligations	238	125
Other current liabilities	198	249
Liabilities of discontinued operations	26	32

Total current liabilities	2,625	2,905
Deferred income taxes	6	31
Long-term debt and capital lease obligations, less current portion	5,031	3,672
Other long-term liabilities	633	517
Minority interest in consolidated subsidiaries	265	237

Commitments and contingencies (see Notes 14 and 17)

Stockholders’ equity:

Capital stock:

Common stock, par value $0.01; 1,500 shares authorized on December 29, 2007 and 750 shares authorized on December 31, 2006; shares issued: 612 on December 29, 2007 and 553 on December 31, 2006; shares outstanding: 606 on December 29, 2007 and 547 on December 31, 2006	6	5
Capital in excess of par value	6,016	5,409
Treasury stock, at cost (7 shares on December 29, 2007 and December 31, 2006)	(95)	(93)
Retained earnings (deficit)	(3,100)	308
Accumulated other comprehensive income	163	156

Total stockholders’ equity	2,990	5,785

Total liabilities and stockholders’ equity	$11,550	$13,147

See accompanying notes to consolidated financial statements.

Advanced Micro Devices Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

Three Years Ended December 29, 2007

	Number of Shares	Amount	Capital in excess of par value	Treasury stock	Retained earnings	Accumulated other comprehensive income (loss)	Total stockholders’ Equity
	(In millions)
December 26, 2004	392	$4	$2,408	$(91)	$309	$381	$3,011

Comprehensive loss:

Net income	—	—	—	—	165	—	165
Other comprehensive loss:

Net change in unrealized gains on investments, net of taxes of $0	—	—	—	—	—	4	4
Net change in cumulative translation adjustments	—	—	—	—	—	(192)	(192)
Net unrealized losses on cash flow hedges, net of taxes of $0	—	—	—	—	—	(48)	(48)
Less: Reclassification adjustment for loss included in earnings, net of taxes of $0	—	—	—	—	—	16	16
Net change in minimum pension liability	—	—	—	—	—	3	3

Total other comprehensive loss							(217)

Total comprehensive loss							(52)

Issuance of shares:

Employee stock plans	17	—	188	1	—	—	189
Conversion of the remaining 4.5% Senior Convertible Notes Due 2007	27	—	199	—	—	—	199
Compensation recognized under employee stock plans	—	—	5	—	—	—	5

December 25, 2005	436	$4	$2,800	$(90)	$474	$164	$3,352

Comprehensive loss:

Net loss	—	—	—	—	(166)	—	(166)
Other comprehensive loss:

Net change in unrealized gains on investments, net of taxes of $0	—	—	—	—	—	(3)	(3)
Net change in cumulative translation adjustments	—	—	—	—	—	(2)	(2)
Net change in unrealized gains on cash flow hedges, net of taxes of $0	—	—	—	—	—	7	7
Reclassification adjustment for gain included in earnings, net of taxes of $0	—	—	—	—	—	(10)	(10)

Total other comprehensive loss							(8)

Total comprehensive loss							(174)

Issuance of shares:

Employee stock plans	18	—	234	(3)	—	—	231
Common stock issued in public offering, net of issuance cost	14	—	495	—	—	—	495
Common stock issued for ATI Acquisition (see Note 3)	58	1	1,171	—	—	—	1,172
Fair value of vested options and restricted stock units issued to ATI employees (see Note 3)	—	—	144	—	—	—	144
Conversion of 4.75% Senior Debentures due 2022	21	—	488	—	—	—	488
Compensation recognized under employee stock plans	—	—	77	—	—	—	77

December 31, 2006	547	$5	$5,409	$(93)	$308	$156	$5,785

	Number of Shares	Amount	Capital in excess of par value	Treasury stock	Retained earnings	Accumulated other comprehensive income (loss)	Total stockholders’ Equity
	(In millions)
December 31, 2006	547	$5	$5,409	$(93)	$308	$156	$5,785

Comprehensive loss:

Net loss	—	—	—	—	(3,379)	—	(3,379)
Other comprehensive income:

Net change in unrealized gains on investments, net of taxes of $0	—	—	—	—	—	2	2
Net change due to reduction in Spansion investment	—	—	—	—	—	(9)	(9)
Net change in unrealized gains on cash flow hedges, net of taxes of $0	—	—	—	—	—	21	21
Reclassification adjustment for gain included in earnings, net of taxes of $1	—	—	—	—	—	(7)	(7)

Total other comprehensive income							7

Total comprehensive loss							(3,372)

Cumulative effect of adoption of new accounting pronouncements	—	—	—	—	(29)	—	(29)
Issuance of shares:

Employee stock plans	10	0	80	(2)	—	—	78
Common stock issued, net of issuance cost	49	1	602	—	—	—	603
Purchased of capped call	—	—	(182)	—	—	—	(182)
Compensation recognized under employee stock plans	—	—	111	—	—	—	111
Others	—	—	(4)	—	—	—	(4)

December 29, 2007	606	$6	$6,016	$(95)	$(3,100)	$163	$2,990

See accompanying notes to consolidated financial statements.

Advanced Micro Devices Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Three Years Ended December 29, 2007
	2007	2006	2005
	(In millions)
Cash flows from operating activities:
Net income (loss)	$(3,379)	$(166)	$165
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Minority interest in consolidated subsidiaries	34	28	(125)
Depreciation and amortization	1,305	837	1,219
Write off of in-process research and development	—	416	—
Provision for doubtful accounts	(3)	—	(5)
Equity in (income) loss of Spansion and other	154	51	(3)
(Gain) loss on dilution of equity interest in Spansion Inc.	—	(6)	110
(Benefit) Provision for deferred income taxes	(24)	(2)	(22)
Impairment of goodwill and acquired intangible assets	1,608	—	16
Gain on Spansion’s repurchase of its 12.75% Senior Subordinated Notes	—	(10)	—
Amortization of foreign grant and subsidy income	(167)	(151)	(110)
Net loss (gain) on disposal of property, plant and equipment	(20)	14	6
Compensation recognized under employee stock plans	112	77	5
Other	43	27	7
Changes in operating assets and liabilities:
Accounts receivable	503	(55)	(276)
Inventories	4	6	(28)
Prepaid expenses and other current assets	(134)	96	62
Other assets	51	(175)	(10)
Tax refund receivable	—	—	7
Income taxes payable	(76)	(1)	(36)
Refund of customer deposits under long-term purchase agreements	—	—	(18)
Accounts payables and accrued liabilities	(321)	301	519

Net cash provided by (used in) operating activities	(310)	1,287	1,483

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,685)	(1,857)	(1,513)
Proceeds from sale of property, plant and equipment	73	23	10
Proceeds from Spansion repayment of intercompany loans	—	22	261
Proceeds from sale of Spansion Inc. stock	157	278	—
Acquisition of ATI, net of cash and cash equivalents acquired	—	(3,893)	—
Purchases of available-for-sale securities	(545)	(2,119)	(1,562)
Proceeds from sale and maturity of available-for-sale securities	307	3,066	836
Purchase of Spansion’s 12.75% Senior Subordinated Notes	—	—	(159)
Proceeds from Spansion’s repurchase of its 12.75% Senior Subordinated Notes	—	175	—
Net cash impact of change in status of Spansion from consolidated subsidiary to unconsolidated investee	—	—	(133)
Other	18	2	(10)

Net cash provided by (used in) investing activities	$(1,675)	$(4,303)	$(2,270)

	Three Years Ended December 29, 2007
	2007	2006	2005
	(In millions)
Cash flows from financing activities:
Proceeds from notes payable to banks	$—	$—	$77
Proceeds from borrowings, net of issuance cost	3,649	3,366	169
Repayments of debt and capital lease obligations	(2,291)	(539)	(316)
Purchase of capped call	(182)	—	—
Proceeds from foreign grants and subsidies	223	210	163
Proceeds from sale leaseback transactions	—	—	129
Proceeds from limited partners’ contribution	—	—	90
Proceeds from issuance of common stock, net of issuance costs	608	495	—
Proceeds from issuance of common stock under stock-based compensation plans	78	231	189
Repayment of silent partner contribution	(46)	—	—
Other	(2)	—	(7)

Net cash provided by (used in) financing activities	2,037	3,763	494

Effect of exchange rate changes on cash and cash equivalents	—	—	7
Net increase (decrease) in cash and cash equivalents	52	747	(286)

Cash and cash equivalents at beginning of year	1,380	633	919

Cash and cash equivalents at end of year	$1,432	$1,380	$633

Supplemental disclosures of cash flow information:
Cash paid (refunded) during the year for:
Interest	$314	$79	$139
Income taxes	$26	$17	$40

Non-cash investing activities:
Stock, stock options and restricted stock units for ATI	$—	$1,316	$—
Non-cash financing activities:
Equipment sale leaseback transaction	$—	$—	$78

Capital leases	$57	$18	$119

Conversion of senior convertible debt	$—	$500	$202

See accompanying notes to consolidated financial statements.

Advanced Micro Devices Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 29, 2007, December 31, 2006 and December 25, 2005

NOTE 1: Nature of Operations

Advanced Micro Devices, Inc. (the Company or AMD) is a global semiconductor company with manufacturing, research and development, and sales and administrative facilities throughout the world. References herein to the “Company” mean AMD and its consolidated subsidiaries, including prior to December 21, 2005, Spansion Inc. (Spansion, formerly, Spansion LLC) and its subsidiaries. The Company provides processing solutions for the computing, graphics and consumer electronics markets. Prior to the initial public offering (IPO) of Spansion Inc. on December 21, 2005, the Company also manufactured and sold Flash memory devices through its formerly majority-owned, consolidated subsidiary, Spansion LLC. On October 25, 2006 the Company completed the acquisition of ATI Technologies Inc. (ATI) (see Note 3). As a result of the acquisition, AMD began to supply 3D graphic, video and multimedia products and chipsets for personal computers, or PCs, including desktop and notebook PCs, professional workstations, and servers and products for consumer electronic devices such as mobile phones, digital televisions and game consoles.

As a result of the Company’s evaluation of the viability of its non-core businesses in the second quarter of 2008, the Company determined that its Handheld and Digital Television businesses are not directly aligned with its core strategy of computing and graphics market opportunities. Therefore, the Company decided to divest these business units, which were previously part of the Consumer Electronics segment, and to classify them as discontinued operations in the consolidated financial statements in accordance with the provisions of Financial Accounting Standards Board (FASB) Statement No. 144, Accounting for the Impairment or Disposal of Long-lived Assets (SFAS 144). Cash used in operating, investing or financing activities for discontinued operations is not material and has been combined with cash flows from continuing operations within consolidated statements of cash flows categories.

The assets and liabilities of these businesses are reflected as assets and liabilities of discontinued operations in the consolidated balance sheets as of December 29, 2007 and December 31, 2006. The historical results of operations of these businesses have been segregated from the Company’s continuing operations and are included in income (loss) from discontinued operations, net of tax, in the consolidated statements of operations for the years ended December 29, 2007 and December 31, 2006. (see Note 18)

NOTE 2: Summary of Significant Accounting Policies

Fiscal Year. The Company uses a 52- to -53 week fiscal year. Prior to December 31, 2006, the Company’s fiscal year ended on the last Sunday in December. Commencing in 2007, the Company began using a 52- to -53 week fiscal year ending on the last Saturday in December. Fiscal 2007, 2006 and 2005 ended December 29, December 31 and December 25, respectively. Fiscal 2007, 2006 and 2005 consisted of 52 weeks, 53 weeks and 52 weeks, respectively.

Principles of Consolidation. The consolidated financial statements include the Company’s accounts and those of its wholly-owned and majority-owned subsidiaries, including the operations of ATI from October 25, 2006. Upon consolidation, all significant intercompany accounts and transactions are eliminated, and amounts pertaining to the noncontrolling ownership interests held by third parties in the operating results and financial position of the Company’s majority-owned subsidiaries are reported as minority interest.

Due to the IPO of Spansion on December 21, 2005, the Company used the equity method of accounting to reflect its share of Spansion’s net losses from December 21, 2005 through September 19, 2007. Because the Company’s share ownership in Spansion has decreased, coupled with other factors that removed the Company’s ability to significantly influence the strategic operating, investing and financing decisions of Spansion, the Company changed its accounting for this investment from the equity method of accounting to accounting for the investment as “available-for-sale” marketable securities under Financial Accounting Standards Board (FASB)

Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities (SFAS 115). Effective September 20, 2007, the Company reclassified its remaining investment in Spansion to marketable securities.

Use of Estimates. The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of commitments and contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results are likely to differ from those estimates, and such differences may be material to the financial statements. Areas where management uses subjective judgment include, but are not limited to, revenue reserves, inventory valuation, goodwill and the valuation of acquisition related intangible assets, impairment of long-lived assets, including goodwill and acquisition related intangible assets, and deferred income taxes.

Reclassifications. Certain reclassifications have been made to prior year balances in order to conform to the current year’s presentation of financial information (see Note 11).

Revenue Recognition. The Company recognizes revenue from products sold directly to customers, including original equipment manufacturers (OEMs), when persuasive evidence of an arrangement exists, the price is fixed or determinable, delivery has occurred and collectibility is reasonably assured. Estimates of product returns, allowances and future price reductions, based on actual historical experience and other known or anticipated trends and factors, are recorded at the time revenue is recognized. The Company sells to distributors under terms allowing the distributors certain rights of return and price protection on unsold merchandise held by them. The distributor agreements, which may be cancelled by either party upon specified notice, generally contain a provision for the return of those of the Company’s products that the Company has removed from its price book or that are not more than twelve months older than the manufacturing code date. In addition, some agreements with distributors may contain standard stock rotation provisions permitting limited levels of product returns. Accordingly, the Company defers the gross margin resulting from the deferral of both revenue and related product costs from sales to distributors with agreements that have the aforementioned terms until the merchandise is resold by the distributors.

The Company also sells its products to distributors with substantial independent operations under sales arrangements whose terms do not allow for rights of return or price protection on unsold products held by them. In these instances, the Company recognizes revenue when it ships the product directly to the distributors.

The Company records estimated reductions to revenue under distributor and customer incentive programs, including certain cooperative advertising and marketing promotions and volume based incentives and special pricing arrangements, at the time the related revenues are recognized. For transactions where the Company reimburses a customer for a portion of the customer’s cost to perform specific product advertising or marketing and promotional activities, such amounts are recorded as a reduction of revenue unless they qualify for cost recognition under Emerging Issues Task Force (EITF) Issue No. 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products) (EITF 01-9). Shipping and handling costs associated with product sales are included in cost of sales.

Inventories. Inventories are stated at standard cost adjusted to approximate the lower of actual cost (first-in, first-out method) or market (net realizable value). Generally, inventories on hand in excess of forecasted demand for the next six months are not valued. Obsolete inventories are written off.

Goodwill. Goodwill represents the excess of the purchase price over the fair value of net tangible and identifiable intangible assets acquired. All of the Company’s goodwill at December 29, 2007 is related to the Company’s acquisition of ATI (see Note 3). In accordance with the provisions of FASB Statement No. 142, Goodwill and Other Intangible Assets (SFAS 142), goodwill amounts are not amortized, but rather are tested for impairment at least annually, or more frequently if there are indicators of impairment present. The Company performs its annual goodwill impairment analysis as of the first day of the fourth quarter of each fiscal year. The Company evaluates whether goodwill has been impaired at the reporting unit level by first determining whether the estimated fair value of the reporting unit is less than its carrying value and, if so, by determining whether the implied fair value of goodwill within the reporting unit is less than the carrying value. Fair values are determined by discounted future cash flow analyses.

As a result of the Company’s impairment analysis in the fourth quarter of 2007, the Company recorded an impairment charge related to the goodwill initially recognized as a result of the acquisition of ATI (see Note 3).

In 2005, the Company recorded an impairment charge related to goodwill initially recognized as a result of the formation of Spansion LLC (see Note 4).

Impairment of Long-Lived Assets including Acquisition Related Intangible Assets. For long-lived assets other than goodwill, the Company evaluates whether impairment losses have occurred when events and circumstances indicate that these assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. If less, the impairment losses are based on the excess of the carrying amounts of these assets over their respective fair values. Their fair values would then become the new cost basis. Fair value is determined by discounted future cash flows, appraisals or other methods. For assets held for sale, impairment losses are measured at the lower of the carrying amount of the assets or the fair value of the assets less costs to sell. For assets to be disposed of other than by sale, impairment losses are measured as their carrying amount less salvage value, if any, at the time the assets cease to be used. As a result of the Company’s impairment analysis in the fourth quarter of 2007, the Company recorded an impairment charge related to certain acquisition-related intangible assets initially recognized as a result of the acquisition of ATI (see Note 3).

Included in other assets on the consolidated balance sheets are balances related to certain technology licenses. The balances related to these licenses, net of amortization, were $297 million and $204 million at December 29, 2007 and December 31, 2006. Estimated future amortization expense related to these licenses is as follows:

In millions
Fiscal Year
2008	$122
2009	102
2010	46
2011	8
2012	5
Thereafter	14

Total	$297

Commitments and Contingencies. From time to time the Company is a defendant or plaintiff in various legal actions that arise in the normal course of business. The Company is also a party to environmental matters, including local, regional, state and federal government clean-up activities at or near locations where the Company currently or has in the past conducted business. The Company is also a guarantor of various third-party obligations and commitments. The Company is required to assess the likelihood of any adverse judgments or outcomes to these matters as well as potential ranges of probable losses. A determination of the amount of reserves required for these commitments and contingencies, if any, that would be charged to earnings, includes assessing the probability of adverse outcomes and estimating the amount of potential losses. The required reserves, if any, may change in the future due to new developments in each matter or changes in circumstances, such as a change in settlement strategy. Changes in required reserves could increase or decrease the Company’s earnings in the period the changes are made (see Notes 14 and 17).

Cash Equivalents. Cash equivalents consist of financial instruments that are readily convertible into cash and have original maturities of three months or less at the time of purchase.

Marketable Securities. The Company classifies its marketable debt and equity securities at the date of acquisition as either held to maturity or available-for-sale. Substantially all of the Company’s investments in marketable debt and equity securities are classified as available-for-sale. These securities are reported at fair value with the related unrealized gains and losses included in accumulated other comprehensive income (loss), net of tax, a component of stockholders equity. Fair values for marketable securities are based on market trading quotes. Realized gains and losses and declines in the value of securities determined to be other-than-temporary are included in other income (expense), net. The cost of securities sold is based on the specific identification method.

The Company classifies investments with remaining time to maturity of more than three months as marketable securities. Marketable securities generally consist of money market auction rate preferred stocks and debt securities such as commercial paper, corporate notes, separately-held corporate stocks, certificates of deposit and marketable direct obligations of United States governmental agencies. Available-for-sale debt securities with remaining time to maturity greater than twelve months are classified as current when they represent investments of cash that are intended to be used in current operations.

Derivative Financial Instruments. The Company is primarily subject to foreign currency risks for transactions denominated in euros and Canadian dollars. Therefore, in the normal course of business, the Company’s financial position is routinely subjected to market risk associated with foreign currency rate fluctuations. The Company’s general practice is to ensure that material business exposure to foreign exchange risks are identified, measured and minimized using the most effective and efficient methods to eliminate or reduce such exposures. To protect against the fluctuation in value of forecasted euro and Canadian dollar denominated cash flows resulting from these transactions, the Company has instituted a foreign currency cash flow hedging program. Under this program, the Company purchases foreign currency forward contracts and sells or purchases foreign currency option contracts, generally expiring within twelve months, to hedge portions of its forecasted foreign currency denominated cash flows. These foreign currency contracts are carried on the Company’s balance sheet at fair value, and are reflected in prepaid expenses and other current assets or accrued liabilities, with the effective portion of the contracts’ gain or loss initially recorded in accumulated other comprehensive income and subsequently recognized in the consolidated statements of operations line item corresponding to the hedged forecasted transaction in the same period the transaction affects operations. Generally, the gain or loss on derivative contracts, when recognized, offsets the gain or loss on the hedged transactions. As of December 29, 2007, the Company expects to reclassify the amount accumulated in other comprehensive income to operations within the next twelve months upon the recognition in operations of the hedged forecasted transactions. The Company does not use derivatives for speculative or trading purposes.

The effectiveness test for these foreign currency contracts utilized by the Company is the change in fair value method. Under this method, the Company includes the time value portion of the change in value of the currency forward contract in its effectiveness assessment. Any ineffective portion of the hedges is recognized currently in other income (expense), net, which has not been significant to date.

If a cash flow hedge should be discontinued because it is probable that the original forecasted transaction will not occur, the net unrealized gain or loss will be recorded as a component of other income (expense), net.

Premiums paid for foreign currency forward and option contracts are immediately charged to earnings.

Property, Plant and Equipment. Property, plant and equipment are stated at cost. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets for financial reporting purposes. Estimated useful lives for financial reporting purposes are as follows: equipment, two to six years; buildings and building improvements, up to 26 years; and leasehold improvements, measured by the shorter of the remaining terms of the leases or the estimated economic useful lives of the improvements.

Treasury Stock. The Company accounts for treasury stock acquisitions using the cost method. For reissuance of treasury stock, to the extent that the reissuance price is more than the cost, the excess is recorded as an increase to capital in excess of par value. If the reissuance price is less than the cost, the difference is recorded in capital in excess of par value to the extent there is a cumulative treasury stock paid in capital balance. Once the cumulative balance is reduced to zero, any remaining difference resulting from the sale of treasury stock below cost is recorded in retained earnings.

Product Warranties. The Company generally warrants that microprocessor products sold to its customers will, at the time of shipment, be free from defects in workmanship and materials and conform to its approved specifications. Subject to certain exceptions, the Company generally offers a three-year limited warranty to end users for microprocessor products commonly referred to as “processors in a box,” a one-year limited warranty to direct purchasers of all other microprocessor products commonly referred to as “tray” microprocessor products, and a one-year limited warranty to direct purchasers of embedded processor products. The Company has offered extended limited warranties to certain customers of “tray” microprocessor products who have written agreements with the Company and target their computer systems at the commercial and/or embedded markets.

The Company generally warrants that its graphics, chipsets and certain products for consumer electronics devices will conform to its approved specifications and be free from defects in material and workmanship under normal use and service for a period of one year beginning on shipment of such products to its customers. The Company generally warrants that ATI-branded PC workstation products will conform to its approved specifications and be free from defects in material and workmanship under normal use and service for a period of three years, beginning on shipment of such products to its customers.

The Company accrues warranty costs at the time of sale of warranted products.

Foreign Currency Translation/Transactions. For the years ended December 29, 2007 and December 31, 2006 the functional currency of all the Company’s foreign subsidiaries was the U.S. dollar. For 2005, the functional currency of the Company’s foreign subsidiaries was the U.S. dollar, except for AMD Saxony Limited Liability Company & Co. KG (AMD Saxony) and AMD Fab 36 Limited Liability Company & Co. KG (AMD Fab 36 KG) whose functional currencies were the euro. Beginning in 2006, following an evaluation of the scope of their operations and business practices, the Company concluded that the U.S. dollar is the currency of the primary economic environment in which these subsidiaries operate, and changed the functional currency of AMD Saxony and AMD Fab 36 KG to the U.S. dollar. Additionally, Spansion Japan, a consolidated subsidiary of AMD until December 20, 2005, used the Japanese yen as its functional currency.

For subsidiaries whose functional currency is the U.S. dollar, assets and liabilities denominated in non-U.S. dollars have been remeasured into U.S. dollars at current exchange rates for monetary assets and liabilities and historical exchange rates for non-monetary assets and liabilities. Net revenue, cost of sales and expenses have been remeasured at average exchange rates in effect during each period, except for those net revenue, cost of sales and expenses related to the previously noted non-monetary balance sheet amounts, which have been remeasured at historical exchange rates. The gains or losses from foreign currency remeasurement have been included in earnings.

In 2005, adjustments resulting from translating the foreign currency financial statements of AMD Saxony, AMD Fab 36, KG, and Spansion Japan into the U.S. dollar have been included as a separate component of accumulated other comprehensive income (loss). Upon the change of the functional currency for AMD Saxony and AMD Fab 36 KG, these subsidiaries no longer generate translation adjustments. Translation adjustments from prior periods will continue to remain a component of accumulated other comprehensive income (loss). The Company continued to include its proportionate share of the translation adjustments relating to Spansion Japan in accumulated other comprehensive income (loss) until September 20, 2007, when the Company changed its method of accounting for Spansion from the equity method to treating this investment as an available-for-sale security (see Note 4).

The gains or losses resulting from transactions denominated in currency other than the functional currencies have been recorded in earnings. The aggregate exchange gain (loss) included in earnings was $25 million in 2007, ($22) million in 2006, and ($8) million in 2005.

Guarantees. The Company accounts for guarantees in accordance with FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (FIN 45). Under FIN 45, a liability for the fair value of the obligation undertaken in issuing the guarantee is recognized. However, this is limited to those guarantees issued or modified after

December 31, 2002. The recognition of fair value is not required for certain guarantees such as the parent’s guarantee of a subsidiary’s debt to a third party or guarantees on product warranties. For those guarantees excluded from FIN 45’s fair value recognition provision, financial statement disclosures of their terms are made (see Note 14).

Foreign Grants and Subsidies. The Company receives or has received investment grants and allowances from the Federal Republic of Germany and the State of Saxony in connection with Fab 30 and Fab 36 in Dresden, Germany. Generally, such grants and subsidies are subject to forfeiture in declining amounts over the life of the agreement, if the Company does not maintain certain levels of employment or meet other conditions specified in the relevant subsidy grant documents. Accordingly, amounts received are initially recorded as a long-term liability on the Company’s financial statements, and then are amortized as a reduction to cost of sales. Fab 30 related subsidies have been amortized to operations ratably through December 2007. Fab 36 related investment allowances are being amortized to operations ratably over the lives of the underlying assets associated with the investment allowances. Fab 36 related grants are being amortized to operations ratably through December 2013.

From time to time, the Company also applies for subsidies relating to certain research and development projects. These research and development subsidies are recorded as a reduction of research and development expenses when all conditions and requirements set forth in the subsidy grant are met.

Advertising Expenses. Advertising expenses for fiscal 2007, 2006 and 2005 were approximately $555 million, $515 million and $333 million, respectively. Cooperative advertising funding obligations under customer incentive programs are accrued and the costs recorded at the same time the related revenue is recognized. Cooperative advertising expenses are recorded as marketing, general and administrative expense to the extent the cash paid does not exceed the fair value of the advertising benefit received. Any excess of cash paid over the fair value of the advertising benefit received is recorded as a reduction of revenue in accordance with EITF 01-9.

Net Income (Loss) Per Common Share. Basic net income (loss) per common share is computed using the weighted-average number of common shares outstanding. Diluted net income (loss) per common share is computed using the weighted-average number of common shares outstanding plus any dilutive potential common shares. Potential common shares include stock options, restricted stock units, restricted stock awards and shares issuable upon the conversion of convertible debt. The following table sets forth the components of basic and diluted income (loss) per common share for the years ended:

	2007	2006	2005
	(In millions except per share data)
Numerator:
Numerator for basic income (loss) from continuing operations per common share	$(2,196)	$(107)	$165
Numerator for diluted income (loss) from continuing operations per common share(1)	$(2,196)	$(107)	$174
Numerator for basic income (loss) from discontinued operations per common share	$(1,183)	$(59)	$—
Numerator for diluted income (loss) from discontinued operations per common share	$(1,183)	$(59)	$—
Numerator for basic net income (loss) per common share	$(3,379)	$(166)	$165
Numerator for diluted net income (loss) per common share	$(3,379)	$(166)	$174
(1) 2005 includes $9 million interest expense, net of tax of assumed conversion of 4.50% Convertible Senior Notes Due 2007

	2007	2006	2005
	(In millions except per share data)
Denominator:
Denominator for basic income (loss) per share—weighted-average shares	558	492	400
Effect of dilutive securities:
Employee stock options	—	—	15
4.50% Convertible Senior Notes Due 2007	—	—	26

Dilutive potential common shares	—	—	41

Denominator for diluted income (loss) per common share weighted-average shares	558	492	441

Income (loss) from continuing operations per common share:
Basic	$(3.94)	$(0.22)	$0.41
Diluted	$(3.94)	$(0.22)	$0.40
Income (loss) from discontinued operations per common share:
Basic	$(2.12)	$(0.12)	$—
Diluted	$(2.12)	$(0.12)	$—
Net income (loss) per common share:
Basic	$(6.06)	$(0.34)	$0.41
Diluted	$(6.06)	$(0.34)	$0.40

The Company incurred a net loss for 2007. Potential common shares of approximately 54 million for 2007, which included both shares issuable upon the assumed exercise of outstanding employee stock options and the assumed conversion of outstanding convertible securities, were not included in the net loss per common share calculation, as their inclusion would have been antidilutive. Potential common shares of approximately 55 million and 21 million for the years ended December 31, 2006 and December 25, 2005, which were associated with the assumed conversion of outstanding convertible securities, were not included in the net income per common share calculation, as their inclusion would have been antidilutive.

Accumulated Other Comprehensive Income (Loss). Unrealized gains or losses on the Company’s available-for-sale securities, deferred gains and losses on derivative financial instruments qualifying as cash flow hedges, changes in minimum pension liabilities, and foreign currency translation adjustments are included in accumulated other comprehensive income (loss).

The following are the components of accumulated other comprehensive income:

	2007	2006
	(In millions)
Net unrealized gains on available-for-sale securities, net of taxes of $1 in 2007 and $1 in 2006	$2	$2
Net unrealized gains (losses) on cash flow hedges, net of taxes of $0 in 2007 and $0 in 2006	21	5
Minimum pension liability	(1)	(1)
Cumulative translation adjustments	141	150

	$163	$156

Stock-Based Compensation. On December 26, 2005, the Company adopted FASB Statement No. 123 (revised 2004), Share-Based Payment (SFAS 123R), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options and employee stock purchases pursuant to the Company’s Employee Stock Purchase Plan, based on estimated fair values. The Company adopted SFAS 123R using the modified prospective transition method. In accordance with the modified prospective transition method, the Company has not restated its consolidated financial statements for prior periods. Under this transition method, stock-based compensation expense for 2006 includes stock-based compensation expense for all of the Company’s stock-based compensation awards granted prior to, but not yet vested as of, December 26, 2005, based on the grant-date fair value estimated in accordance with the provision of FASB Statement No. 123, Accounting for Stock-Based Compensation (SFAS 123), as well as stock-based compensation expense for all stock-based compensation awards granted on or after December 26, 2005 based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R. Prior to the adoption of SFAS 123R, the Company recognized stock-based compensation expense in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees (Opinion 25).

Upon adoption of SFAS 123R, the Company changed its method of attributing the value of stock-based compensation expense from the multiple-option (i.e., accelerated) approach to the single option (i.e., straight-line) method. Compensation expense for share-based awards granted prior to December 26, 2005 will continue to be subject to the accelerated multiple option method specified in FASB Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans (FIN 28), while compensation expense for stock-based awards granted on or after December 26, 2005 will be recognized using a straight-line, single option method.

Also, upon adoption of SFAS 123R, the Company changed its method of valuation for stock option awards from the Black-Scholes-Merton (“Black-Scholes”) option-pricing model, which was previously used for the Company’s pro forma information disclosures of stock-based compensation expense as required under SFAS 123, to a lattice-binomial option-pricing model.

SFAS 123R requires that the cash flows resulting from excess tax benefits related to stock compensation be classified as cash flows from financing activities.

In March 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 107 (SAB 107) regarding the SEC’s interpretation of SFAS 123R and the valuation of share-based payments for public companies. The Company has applied the provisions of SAB 107 in its adoption of SFAS 123R. (see Note 12 for a further discussion on stock-based compensation).

The Company’s determination of the fair value of share-based payment awards on the date of grant using an option-pricing model is affected by the Company’s stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to, the Company’s expected stock price volatility over the term of the awards and actual and projected employee stock option exercise behaviors. Option-pricing models were developed for use in estimating the value of traded options that have no vesting or hedging restrictions and are fully transferable. Because the Company’s employee stock options have certain characteristics that are significantly different from traded options, and because changes in the subjective assumptions can materially affect the estimated value, in management’s opinion, the existing valuation models may not provide an accurate measure of the fair value of the Company’s employee stock options. Although the fair value of employee stock options is determined in accordance with SFAS 123R and SAB 107 using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction.

SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates in order to derive the Company’s best estimate of awards ultimately expected to vest. The Company estimated forfeitures based on its historical experience. In the Company’s pro forma information required under SFAS 123 for the periods prior to 2006, the Company accounted for forfeitures as they occurred.

As a result of adopting SFAS 123R, the Company’s loss from operations, loss before taxes and net loss for the year ended December 31, 2006 was $40 million higher than it would have been if it had continued to account for share-based compensation under Opinion 25. Basic and diluted loss per common share for the year ended December 31, 2006 was $0.08 higher than it would have been if it had continued to account for share-based compensation under Opinion 25.

Restructuring Charges. The Company accounted for its 2002 restructuring charge in accordance with EITF Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring) (EITF 94-3) for exit and disposal activities as they were initiated prior to December 30, 2002. Under EITF 94-3 restructuring charges are recorded upon approval of a formal management plan and are included in the operating results of the period in which such plans have been approved. The Company reviews remaining restructuring accruals on a quarterly basis and adjusts these accruals when changes in facts and circumstances suggest actual amounts will differ from the initial estimates. Changes in estimates occur when it is apparent that exit and other costs accrued will be more or less than originally estimated.

Recently Issued Accounting Pronouncements. In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurements (SFAS 157). SFAS 157 does not require any new fair value measurements but clarifies the fair value definition, establishes a fair value hierarchy that prioritizes the information used to develop assumptions used for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 clarifies that the fair value is the exchange price in an orderly transaction between market participants to sell the asset or transfer the liability in the market. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data, for example, the reporting entity’s own data. It emphasizes that fair value is a market-based measurement, not an entity-specific measurement and a fair value measurement should therefore be based on the assumptions that market participants would use in pricing the asset or liability. SFAS 157 expands disclosures about the use of fair value to measure assets and liabilities in interim and annual periods subsequent to initial recognition, including the inputs used to measure fair value and the effect of such measurements on earnings for the period. In its February 6, 2008 meeting, the FASB decided to (i) partially defer the effective date of SFAS 157 for one year for certain nonfinancial assets and nonfinancial liabilities and (ii) remove certain leasing transactions from the scope of SFAS 157. The partial deferral is applicable to nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. Companies will still need to apply SFAS 157’s recognition and disclosure requirements for financial assets and financial liabilities or for nonfinancial assets or nonfinancial liabilities that are remeasured at least annually. The FASB also decided to amend SFAS 157 to exclude SFAS 13, Accounting for Leases, and its related interpretive accounting pronouncements that address leasing transactions. The exclusion does not apply to fair value measurements of assets and liabilities recorded as a result of a lease transaction but measured pursuant to other pronouncements within the scope of SFAS 157. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company adopted SFAS 157 at the beginning of its fiscal year 2008 on December 30, 2007. There has been no material impact to the Company’s financial statements due to the adoption of SFAS 157.

In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, Including an Amendment of FASB Statement No. 115 (SFAS 159). This statement allows entities to voluntarily choose to measure many financial assets and financial liabilities as well as certain nonfinancial instruments that are similar to financial instruments (collectively, eligible items) at fair value (the fair value option). The election is made on an instrument-by-instrument basis and is irrevocable. If the fair value option is elected for an instrument, the statement specifies that all subsequent changes in fair value for that instrument shall be reported in earnings. The statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Upon initial adoption, this statement provides entities with a one-time chance to elect the fair value option for the eligible items. The effect of the first measurement to fair value should be reported as a cumulative-effect adjustment to the opening balance of retained earnings in the year the statement is adopted. The Company adopted SFAS 159 at the beginning of our fiscal year 2008 on December 30, 2007 and did not make any elections for fair value accounting; therefore, the Company did not record a cumulative-effect adjustment to its opening retained earnings balance.

In December 2007, the FASB issued Statement No. 141 (revised 2007), Business Combinations (SFAS 141R). This statement retains the fundamental requirements of the original pronouncement requiring that the acquisition method of accounting, or purchase method, be used for all business combinations. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination, establishes the acquisition date as the date that the acquirer achieves control and requires the acquirer to recognize the assets acquired, liabilities assumed and any noncontrolling interest at their fair values as of the acquisition date. In addition, SFAS 141R requires, among other things, expensing of acquisition-related and restructuring-related costs, measurement of pre-acquisition contingencies at fair value, measurement of equity securities issued for purchase at the date of close of the transaction and capitalization of in-process research and development, all of which represent modifications to current accounting for business combinations. SFAS 141R is effective for fiscal years beginning after December 15, 2008. Adoption is prospective and early adoption is not permitted. Adoptions of SFAS 141R will not impact the Company’s accounting for business combinations closed prior to its adoption, but given the nature of the changes noted above, the Company expects that its accounting for business combinations occurring subsequent to adoption will be significantly different than that applied following current accounting literature.

In December 2007, the FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (SFAS 160). This Statement amends Accounting Research Bulletin No. 51, Consolidated Financial Statements, to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. It requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. This Statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the impact of SFAS 160 on its consolidated financial position, results of operations and cash flows.

NOTE 3: ATI Acquisition

On October 25, 2006, the Company completed the acquisition of all of the outstanding shares of ATI, a publicly held company headquartered in Markham, Ontario, Canada (the Acquisition) for a combination of cash and shares of the Company’s common stock. ATI was engaged in the design, manufacture and sale of innovative 3D graphics and digital media silicon solutions. The Company believes that the acquisition of ATI allows it to deliver products that better fulfill the increasing demand for more integrated computing solutions. The Company included the operations of ATI in its consolidated financial statements beginning on October 25, 2006.

The aggregate consideration paid by the Company for all outstanding ATI common shares consisted of approximately $4.3 billion of cash and 58 million shares of the Company’s common stock. In addition, the Company also issued options to purchase approximately 17.1 million shares of the Company’s common stock and approximately 2.2 million comparable AMD restricted stock units in exchange for outstanding ATI stock options and restricted stock units. The vested portion of these options and restricted stock units was valued at approximately $144 million. The unvested portion, valued at approximately $69 million, is being amortized to compensation expense over the options’ remaining vesting periods. To finance a portion of the cash consideration paid, the Company borrowed $2.5 billion under the October 2006 Term Loan. This term loan was fully repaid in 2007 (see Note 9). The total purchase price for ATI was $5.6 billion including acquisition-related costs of $25 million and consisted of:

(In millions, except share amounts)
Acquisition of all of the outstanding shares, stock options, restricted stock units and other stock-based awards of ATI in exchange for:
Cash	$4,263
58 million shares of the Company’s common stock	1,172
Fair value of vested options and restricted stock units issued	144
Acquisition related transaction costs	25

Total purchase price	$5,604

Purchase Price Allocation

The total purchase price was allocated to ATI’s tangible and identifiable intangible assets and liabilities based on their estimated fair values as of October 24, 2006 as set forth below:

(In millions)
Cash and marketable securities	$500
Accounts receivable	290
Inventories	431
Goodwill	3,217
Developed product technology	752
Game console royalty agreement	147
Customer relationships	257
Trademarks and trade names	62
Customer backlog	36
In-process research and development	416
Property, plant and equipment	143
Other assets	25
Accounts payable and other liabilities	(631)
Reserves for exit costs	(8)
Debt and capital lease obligations	(31)
Deferred revenues	(2)

Total purchase price	$5,604

The only item that may significantly impact goodwill is the resolution of certain ATI tax-related contingencies. To the extent that the actual amounts are different than the estimated amounts initially recorded, the difference will result in adjustments to goodwill. Any other adjustments to amounts recorded from and after the completion of the acquisition will be recorded in post-acquisition operating results.

Management performed an analysis to determine the fair value of each tangible and identifiable intangible asset, including the portion of the purchase price attributable to acquired in-process research and development projects.

In-Process Research and Development

Of the total purchase price, approximately $416 million was allocated to in-process research and development (IPR&D) and was expensed in the fourth quarter of 2006. Projects that qualify as IPR&D represent those that have not reached technological feasibility and had no alternative future use at the time of the acquisition. These projects included development of next generation products for the Graphics and Chipsets segment and the former Consumer Electronics segment. The estimated fair value of the projects for the Graphics and Chipsets segment was approximately $193 million ($122 million for graphics products and $71 million for chipset products). The estimated fair value of the projects for the former Consumer Electronics segment was approximately $223 million. Starting in the first quarter of 2007, in conjunction with the integration of ATI’s operations, the Company reported operations related to its chipset products in its Computing Solutions segment.

The value assigned to IPR&D was determined using a discounted cash flow methodology, specifically an excess earnings approach, which estimates value based upon the discounted value of future cash flows expected to be generated by the in-process projects, net of all contributory asset returns. The approach includes consideration of the importance of each project to the overall development plan and estimating costs to develop the purchased IPR&D into commercially viable products. The revenue estimates used to value the purchased IPR&D were based on estimates of the relevant market sizes and growth factors, expected trends in technology and the nature and expected timing of new product introductions by ATI and its competitors.

The discount rates applied to individual projects were selected after consideration of the overall estimated weighted average cost of capital for ATI and the discount rates applied to the valuation of the other assets acquired. Such weighted average cost of capital was adjusted to reflect the difficulties and uncertainties in completing each project and thereby achieving technological feasibility, the percentage of completion of each project, anticipated market acceptance and penetration, market growth rates and risks related to the impact of potential changes in future target markets. In developing the estimated fair values, the Company used discount rates ranging from 14 percent to 15 percent.

Other Acquisition Related Intangible Assets

Developed product technology consists of products that have reached technological feasibility and included technology in ATI’s discrete GPU products, integrated chipset products, handheld products, and digital television products divisions. The Company initially expected the developed technology to have an average useful life of five years. However, as discussed below, the Company has revised the estimate of the average useful life of the developed technology to be 50 months from the acquisition date.

Game console royalty agreements represent agreements existing as of October 24, 2006 with video game console manufacturers for the payment of royalties to ATI for intellectual property design work performed and were estimated to have an average useful life of five years.

Customer relationship intangibles represent ATI’s customer relationships existing as of October 24, 2006 and were estimated to have an average useful life of four years.

Trademarks and trade names have an estimated average useful life of seven years.

Customer backlog represents customer orders existing as of October 24, 2006 that had not been delivered and were estimated to have a useful life of 14 months.

The Company determined the fair value of other acquisition-related intangible assets using income approaches based on the most current financial forecast available as of October 24, 2006. The discount rates the Company used to discount net cash flows to their present values ranged from 12 percent to 15 percent. The Company determined these discount rates after consideration of the Company’s estimated weighted average cost of capital and the estimated internal rate of return specific to the acquisition.

The Company based estimated useful lives for the other acquisition-related intangible assets on historical experience with technology life cycles, product roadmaps and the Company’s intended future use of the intangible assets. The Company is amortizing the acquisition-related intangible assets using the straight-line method over their estimated useful lives.

Integration

Concurrent with the acquisition, the Company implemented an integration plan which included the termination of some ATI employees, the relocation or transfer to other sites of other ATI employees and the closure of duplicate facilities. The costs associated with employee severance and relocation totaled approximately $7 million. The costs associated with the closure of duplicate facilities totaled approximately $1 million. These costs were included as a component of net assets acquired. Additionally, the integration plan also included termination of some AMD employees, cancellation of some existing contractual obligations, and other costs to integrate the operations of the two companies. The Company incurred costs of approximately $28 million and $32 million for the years ended December 29, 2007 and December 31, 2006, respectively, and they are included in the caption, “Amortization of acquired intangible assets and integration charges,” on the Company’s consolidated statements of operations.

Unaudited Pro Forma Financial Information

The following unaudited pro forma statement of operations information gives effect to the ATI acquisition as if it had occurred at the beginning of each of the fiscal years presented. The pro forma information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the acquisition and the $2.5 billion October 2006 Term Loan had taken place at the beginning of each of the periods presented nor is it indicative of future financial performance. The pro forma financial information for each of the periods presented includes the nonrecurring business combination accounting effect on ATI inventories acquired, write off of in-process research and development and integration charges as well as the recurring effect from amortization of acquired intangible assets, stock-based compensation charges for unvested stock awards assumed and increase in interest expense associated with the October 2006 Term Loan.

The unaudited pro forma statement of operations for the year ended December 31, 2006 combined the historical results of AMD for the year ended December 31, 2006, which includes post-acquisition ATI results for the period from October 25, 2006 to December 31, 2006, and the historical results of pre-acquisition ATI for the period from January 1, 2006 to October 24, 2006. The unaudited pro forma statement of operations for the year ended December 25, 2005 combines the historical results of AMD for the year ended December 25, 2005 and, due to differences in our reporting periods, the historical results of ATI, for the twelve months ended November 30, 2005.

	Year Ended
	December 31, 2006	December 25, 2005
	(In millions, except per share data)
Total net revenue	$7,579	$8,047
Net loss	$(716)	$(938)
Basic net loss per common share	$(1.33)	$(2.05)
Diluted net loss per common share	$(1.33)	$(2.05)

Goodwill and Acquisition Related Intangible Assets

The changes in the carrying amount of goodwill by operating segment for the year ended December 29, 2007, were as follows:

	Computing Solutions	Graphics	Consumer Electronics	Total
	(In millions)
Balance at December 31, 2006	$—	$1,237	$1,980	$3,217
Reclassification due to change in segments(1)	166	88	(254)	—
Goodwill adjustments(2)	(4)	(33)	(13)	(50)
Impairment losses	—	(504)	(755)	(1,259)
Reclassification to discontinued operations(3)	—	—	(958)	(958)

Balance at December 29, 2007	$162	$788	$—	$950

(1)

Starting in the first quarter of 2007, the Company began to include revenue from the sale of ATI’s chipsets, which was included in the Graphics and Chipset segment in the fourth quarter of 2006, in the Computing Solutions segment. As a result of this change, the Company reclassified $166 million of goodwill associated with the ATI chipset products from the Graphics segment to the Computing Solutions segment. In the second quarter of 2008 the Company began to include royalties received in connection with the sale of game console systems that incorporate the Company’s technology within the operating results of the Graphics segment. As a result, the $254 million goodwill associated with the game console business is now included in the Graphics segment.

(2)

Adjustments to goodwill primarily represent changes in acquired pre-acquisition income tax liabilities assumed (which will continue to be applied to goodwill until ultimately settled with the tax authorities), including the cumulative accounting impact upon adoption of FIN 48 on pre-acquisition ATI tax contingencies.

(3)	In the second quarter of 2008, the Company evaluated the viability of its non-core businesses and determined that the Handheld and Digital Television businesses were not directly aligned with its core strategy of computing and graphics market opportunities. Therefore, the Company decided to divest these businesses and classify them as discontinued operations in the Company’s financial statements. The carrying values of goodwill and acquired intangible assets related to these businesses were reclassified to assets of discontinued operations.

In the fourth quarter of 2007, pursuant to its accounting policy, the Company conducted its annual impairment test of goodwill. As a result of this analysis, the Company concluded that the carrying amounts of goodwill assigned to its Graphics and former Consumer Electronics segments exceeded their implied fair values and recorded an impairment charge of approximately $1.3 billion, of which $504 million related to the Graphics segment is included in the caption “Impairment of goodwill and acquired intangible assets” and $755 million related to the Digital Television and Handheld businesses is included in the caption “Income (loss) from discontinued operations, net of tax” in its 2007 consolidated statement of operations. The impairment charge was determined by comparing the carrying value of goodwill assigned to the Company’s reporting units within these segments as of October 1, 2007, with the implied fair value of the goodwill. The Company considered both the income and market approaches in determining the implied fair value of the goodwill, which requires estimates of future operating results and cash flows of each of the reporting units discounted using estimated discount rates ranging from 13.1 percent to 15.3 percent. The estimates of future operating results and cash flows were principally derived from an updated long-term financial forecast, which is developed as part of the Company’s strategic planning cycle conducted annually during the latter part of the third quarter. The decline in the implied fair value of the goodwill and resulting impairment charge was primarily driven by the updated long-term financial forecasts, which showed lower estimated near-term and longer-term profitability compared to estimates developed at the time of the completion of the acquisition. This updated long-term financial forecast represents the best estimate that the Company’s management has at this time and the Company believes that its underlying assumptions are reasonable. However, actual performance in the near-term and longer-term could be materially different from these forecasts, which could impact future estimates of fair value of the Company’s reporting units and may result in further impairment of goodwill.

The Company’s cost basis in goodwill deductible for tax was $2.6 billion. The Company’s adjusted tax basis after tax deductions in 2006 and 2007 is $2.3 billion.

The outcome of the Company’s goodwill impairment analysis indicated that the carrying amount of certain acquisition related intangible assets or asset groups may not be recoverable. The Company assessed the recoverability of the acquisition related intangible assets or asset groups, as appropriate, by determining whether the unamortized balances could be recovered through undiscounted future net cash flows. The Company determined that certain of the acquisition related developed product technology associated with its Graphics and former Consumer Electronics segments was impaired primarily due to the revised lower revenue forecasts associated with the products incorporating such developed product technology. The Company measured the amount of impairment by calculating the amount by which the carrying value of the assets exceeded their estimated fair values, which were based on projected discounted future net cash flows. As a result of this impairment analysis, the Company recorded an impairment charge of $349 million, of which $101 million related to the Graphics segment is included in the caption “Impairment of goodwill and acquired intangible assets” and $248 million related to the Digital Television and Handheld businesses is included in the caption “Income (loss) from discontinued operations, net of tax” in its 2007 consolidated statement of operations. The Company also revised its estimate of the weighted average useful life of the developed product technology from 60 months to 50 months based on the revised cash flow forecasts.

The balances of acquisition related intangible assets as of December 29, 2007, were as follows:

	December 29, 2007
	Weighted Average Amortization Period (in months)	Cost of ATI Acquisition Related Intangible Assets	Amortization Expense in 2006	Amortization Expense in 2007	Impairment Losses	Reclassification to Discontinued Operations	Net
	(In millions)
Developed product technology	50	$752	$(25)	$(138)	$(349)	$(164)	$76
Game console royalty agreements	60	147	(5)	(29)	—	—	113
Customer relationships	48	257	(11)	(64)	—	(93)	89
Trademark and trade name	84	62	(1)	(9)	—	(19)	33
Customer backlog	14	36	(5)	(31)	—	—	—

Total		$1,254	$(47)	$(271)	$(349)	$(276)	$311

Estimated future amortization expense related to acquisition related intangible assets is as follows:

In millions
Fiscal Year
2008	$116
2009	76
2010	70
2011	38
2012	6
Thereafter	5

Total	$311

NOTE 4: Investment in Spansion Inc.

On December 21, 2005, the Company’s majority owned subsidiary, Spansion Inc., completed its IPO of 47,264,000 shares of its Class A common stock as well as offerings of senior notes to the Company and institutional investors with an aggregate principal amount of approximately $425 million. In addition, the Company cancelled $60 million of the aggregate principal amount outstanding under Spansion LLC’s promissory note issued to the Company on June 30, 2003 in exchange for 5,000,000 shares of Spansion’s Class A common stock. As a result, immediately after the IPO, the Company owned a total of 48,529,403 shares, or approximately 38 percent, of Spansion’s outstanding common stock. The Company did not receive any proceeds from Spansion’s IPO.

Dilution in Ownership Interest

Prior to the IPO, the Company held a 60 percent controlling ownership interest in Spansion. Consequently, Spansion’s financial position, results of operations and cash flows through December 20, 2005 were included in the Company’s consolidated statements of operations and cash flows. Following the IPO, the Company’s ownership interest was diluted from 60 percent to approximately 38 percent, and the Company no longer exercised voting control, but did retain the ability to exercise significant influence over Spansion’s operations. Therefore, starting from December 21, 2005, the Company used the equity method of accounting to reflect its investment in Spansion. In connection with the Company’s reduction in its ownership interest in Spansion, the Company recorded a loss of $110 million in 2005 which represents the difference between Spansion’s book value per share before and after the IPO multiplied by the number of shares owned by the Company. In addition, in 2005 the Company also wrote off approximately $16 million of goodwill, which was originally recorded in June 30, 2003 as a result of the formation of Spansion LLC.

In November 2006, the Company sold 21,000,000 shares of its Spansion Class A common stock in an underwritten public offering (the Offering). The Company received $278 million in net proceeds from the Offering. The Company realized a gain of $6 million from the sale, which was included in the caption, “Equity in net loss of Spansion Inc. and other,” on the Company’s 2006 consolidated statement of operations. As a result of the Offering, the Company owned a total of 27,529,403 shares, or approximately 21 percent, of Spansion’s outstanding common stock. The Company continued to use the equity method of accounting for its investment in Spansion.

During the first quarter of 2007, the Company sold 984,799 shares of Spansion Class A common stock. The Company received $13 million in net proceeds from the sales and realized a gain of $0.6 million. In July 2007, the Company sold an additional 12,506,694 shares of Spansion Class A common stock. The Company received $144 million in net proceeds from these sales and realized a loss of $2 million. The net loss is included in the caption, “Equity in net loss of Spansion Inc. and other,” on the Company’s 2007 consolidated statement of operations. The Company continued to use the equity method of accounting to account for its investment because, for accounting purposes, the Company was deemed to continue to have the ability to exercise significant influence over Spansion.

On September 20, 2007, Dr. Ruiz, the CEO of the Company, resigned as Chairman of the Board of Directors of Spansion. The Company also transferred its one share of Class B common stock to Spansion and, accordingly, relinquished the right to appoint a director to Spansion’s Board of Directors. Therefore, the Company changed its accounting for this investment from the equity method to accounting for this investment as “available-for-sale” marketable securities under SFAS 115. From this point, Spansion was no longer considered to be a related party of the Company, and related party presentations in the 2005 and 2006 financial statements were reclassified to be comparable with the 2007 financial statements.

After giving consideration to Spansion’s operating results, its stock price changes in the preceding six months, and the Company’s intention to liquidate its investment, the Company concluded that this investment was other than temporarily impaired as of September 29, 2007 and again as of December 29, 2007. Therefore, the Company recorded other than temporary impairment charges of $111 million in 2007, reflecting the write- down of this investment to its fair value of $56 million. These impairment charges are included in the caption, “Equity in net loss of Spansion Inc. and other,” on the Company’s 2007 consolidated statement of operations.

As of December 29, 2007, the Company owned a total of 14,037,910 shares, or approximately 10.4 percent, of Spansion’s outstanding common stock. The $56 million carrying value of this investment is included in the caption “Marketable Securities” on the Company’s consolidated balance sheet dated December 29, 2007. To the extent that the fair value of the Company’s investment in Spansion changes in the future due to fluctuations in Spansion’s common stock price, the Company would record either an unrealized loss or an unrealized gain within “Accumulated Other Comprehensive Income,” a component of stockholders’ equity on the Company’s balance sheet. Should the Company sell shares of Spansion in the future, it would record either a realized loss or a realized gain. In addition, to the extent that the Company concludes that any unrealized loss is other-than-temporary, the Company would record further impairment charges through earnings.

Purchase of Spansion LLC 12.75% Senior Subordinated Notes Due 2016

On December 21, 2005, Spansion LLC, a wholly owned, indirect subsidiary of Spansion, issued to the Company $175 million aggregate principal amount of its 12.75% Senior Subordinated Notes Due 2016 (the Spansion Senior Notes) for $158.9 million or 90.828 percent of face value. In June 2006, Spansion LLC repurchased the Spansion Senior Notes for aggregate cash proceeds of $175 million. Upon repurchase, the Company recognized a gain of $16 million, of which $10 million was recorded as other income and $6 million (representing the elimination of approximately 38 percent of the gain), was included in the caption, “Equity in net loss of Spansion Inc., and other,” on the Company’s 2006 consolidated statement of operations.

Summarized Financial Information

The following table presents summarized consolidated financial information for Spansion Inc.(1)

	Nine Months Ended September 30, 2007(2)	Year Ended December 31, 2006
	(In millions)
Consolidated statement of operations information
Revenue	$1,848	$2,579
Gross profit	307	513
Operating income (loss)	(194)	(91)
Net income (loss)	$(214)	$(148)

December 31, 2006
Consolidated balance sheet information
Current assets	$1,775
Long term assets	1,775

Total assets	$3,550

Current liabilities	$690
Long term liabilities	1,014
Total stockholders’ equity	1,846

Total liabilities and stockholders’ equity	$3,550

(1)

Since the Company accounted for Spansion Inc. using the equity method of accounting for only the last five days of 2005, the Company has not provided summary statement of operations information for 2005.

(2)

The Company ceased using the equity method to account for its investment in Spansion as of September 20, 2007. The financial information for Spansion presented here includes the stub period from September 21, 2007 until September 30, 2007, the end of Spansion’s fiscal third quarter. The financial results during the stub period are immaterial.

NOTE 5: Related-Party Transactions

The Company and Fujitsu Limited formed FASL LLC, later renamed Spansion LLC, effective June 30, 2003 by expanding an existing manufacturing joint venture called Fujitsu AMD Semiconductor Limited, or FASL, that was formed in 1993 in which the Company’s ownership interest was slightly less than 50 percent. Upon formation of Spansion LLC, the Company increased its ownership interest to 60 percent. From the date of formation through December 20, 2005, the Company held a 60 percent controlling equity interest in Spansion LLC and, therefore, consolidated the results of Spansion LLC’s operations. The Company accounted for the Spansion LLC transaction as a partial step acquisition and purchase business combination under the provisions of SFAS 141, and EITF Issue 01-2, Interpretations of APB Opinion No. 29. As disclosed in Note 4, in December 2005 the Company commenced applying the equity method to its investment in Spansion and since September 2007 it has been accounting for its investment in Spansion as a marketable equity security.

June 30, 2003 to December 20, 2005

As part of the formation of Spansion LLC, both the Company and Fujitsu contributed their respective investments in FASL. The Company and Fujitsu entered into various service contracts separately with Spansion LLC. The Company provided, among other things, certain information technology, facilities, logistics, legal, tax, finance, human resources, and environmental health and safety services to Spansion LLC. Under these contracts, Fujitsu provided, among other things, certain information technology, research and development, quality assurance, insurance, facilities, environmental, and human resources services primarily to Spansion LLC’s

Japanese subsidiary, Spansion Japan. Fees earned by the Company and incurred by Spansion LLC or its subsidiaries for these services were eliminated in consolidation.

In addition, prior to the formation of Spansion LLC, FASL provided a defined benefit pension plan and a lump-sum retirement benefit plan to certain employees. These plans were administered by Fujitsu and covered employees formerly assigned from Fujitsu and employees hired directly by FASL, and after the formation of Spansion LLC, Spansion Japan, the owner of FASL’s assets. In September 2005, Spansion Japan adopted a new pension plan and changed the formula to a cash balance formula. Assets and obligations were transferred from the Fujitsu Group Employee Pension Fund to this new Spansion Japan pension plan. The Company’s share of the pension cost and the unfunded pension liability related to these Spansion employees was not material to the Company’s consolidated financial statements.

As a result of the Spansion LLC transaction, Fujitsu became a related party of the Company for the period beginning June 30, 2003 through December 20, 2005, the date immediately preceding Spansion’s IPO (see Note 4). Net revenues on sales to, and purchases of goods and services from, Fujitsu in 2005 were $876 million and $196 million, respectively, and amounts due to Fujitsu as of December 25, 2005 were $77 million.

The Company’s transactions with Fujitsu were based on terms that are consistent with those of similar arms-length transactions executed with third parties.

Subsequent to December 20, 2005

On December 21, 2005, Spansion became an unconsolidated equity investee of the Company. There were no significant transactions between the Company and Spansion relating to service agreements during the five day period, December 21 to December 25, 2005. The following table represents the significant account balances receivable from or payable to Spansion at December 31, 2006 and December 25, 2005:

	As of December 31, 2006	As of December 25, 2005
	(In millions)
Investment in Spansion Senior Notes	$—	$159
Receivable from Spansion (short-term)	10	143
Receivable from Spansion (long-term)	5	3
Accounts payable to Spansion	2	233

In connection with Spansion’s IPO, the Company entered into various amended and restated service agreements, a non-compete agreement and a patent cross-license agreement with Spansion. Under the amended services agreements, the Company agreed to provide, among other things, information technology, facilities, logistics, tax, finance and human resources services to Spansion for a specified period. All significant service level agreement activities had concluded as of December 29, 2007. Under the amended patent cross-license agreement, Spansion pays royalties to the Company based on a percentage of Spansion’s net revenue.

In addition, the Company entered into an agency agreement with Spansion pursuant to which the Company agreed to ship products to and invoice Spansion’s customers in the Company’s name on behalf of Spansion until Spansion had the capability to do so on its own. Prior to shipping the product to Spansion’s customers, the Company purchased the applicable product from Spansion and paid Spansion the same amount that it invoiced Spansion’s customers. In performing these services, the Company acted as Spansion’s agent for the sale of Spansion’s Flash memory products, and the Company did not receive a commission or fees for these services. Under the agreement, Spansion assumed full responsibility for its products and these transactions, including establishing the pricing and determining product specifications. Spansion also assumed credit and inventory risk related to these product sales. In the second quarter of 2006, Spansion began to ship its products and invoice its customers directly. The Company no longer ships and invoices products on behalf of Spansion.

Pursuant to the agency agreement and in accordance with EITF Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, the Company recorded sales of Spansion’s Flash memory products sold by the Company on behalf of Spansion and the related cost of sales on a net basis on its condensed consolidated statements of operations. As a result, the net impact to the Company’s net revenue and cost of sales was zero.

On December 21, 2005, Spansion LLC, a wholly owned subsidiary of Spansion issued to the Company the Spansion Senior Notes for $158.9 million or 90.828 percent of face value. In June 2006, Spansion LLC repurchased the Spansion Senior Notes for aggregate cash proceeds of $175 million. Upon repurchase, the Company recognized a gain of $16 million, of which $10 million was recorded as other income and $6 million (representing the elimination of approximately 38 percent of the gain) was recorded as a reduction to the equity in net income (loss) of Spansion.

NOTE 6: Financial Instruments

Available-for-sale securities held by the Company as of December 29, 2007 and December 31, 2006 were as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Market Value
	(In millions)
2007
Cash equivalents:
Commercial paper	$723	$—	$—	$723
Money market funds	312	—	—	312
Certificates of deposit	55	—	—	55
Time deposits	207	—	—	207

Total cash equivalents	$1,297	$—	$—	$1,297

Marketable securities:
Auction rate securities	$269	$—	$—	$269
Commercial paper	82	—	—	82
Certificates of deposit	50	—	—	50
Spansion Class A common stock	56	—	—	56

Total marketable securities	$457	$—	$—	$457

Long-term investments:
Equity investments (included in other assets)	$5	$—	$—	$5

Grand total	$1,759	$—	$—	$1,759

2006
Cash equivalents:
Commercial paper	$635	$—	$—	$635
Money market funds	84	—	—	84
Time deposits	529	—	—	529

Total cash equivalents	$1,248	$—	$—	$1,248

Marketable securities:
Auction rate securities	$146	$—	$—	$146
Time deposits	15	—	—	15

Total marketable securities	$161	$—	$—	$161

Long-term investments:
Equity investments (included in other assets)	$1	$3	$—	$4

Grand total	$1,410	$3	$—	$1,413

Long-term equity investments consist of marketable equity securities that, while available for sale, are not intended to be used to fund current operations.

All contractual maturities of the Company’s available-for-sale marketable debt securities at December 29, 2007 are within one year except those for auction rate securities. Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations without call or prepayment penalties. The Company classified auction rate securities as current marketable securities because they represent investments of cash intended to be used for current operations.

The Company realized net gains from the sale of available-for-sale securities of $1 million and $2 million in 2007 and 2006, respectively, and the Company did not realize any gain or loss from sale of available-for-sale securities in 2005.

At December 29, 2007 and December 31, 2006, respectively, the Company had approximately $12 million and $13 million of investments classified as held to maturity, consisting of commercial paper and treasury notes used for long-term workers’ compensation and leasehold deposits, which are included in other assets on the Company’s consolidated balance sheets. The fair value of these investments approximated their cost at December 29, 2007 and December 31, 2006.

Fair Value of Other Financial Instruments. The fair value of the Company’s long-term debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities. The carrying amounts and estimated fair values of the Company’s debt instruments are as follows:

	2007		2006
	Carrying amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
	(In millions)
Long-term debt (excluding capital leases)	$5,035	$4,079	$3,637	$3,651

The fair value of the Company’s accounts receivable and accounts payable approximate carrying value based on existing payment terms.

NOTE 7: Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents, marketable securities, trade receivables and derivative financial instruments used in hedging activities.

The Company places its cash equivalents and marketable securities with high credit quality financial institutions and, by policy, limits the amount of credit exposure with any one financial institution. The Company invests in time deposits and certificates of deposit from banks having combined capital, surplus and undistributed profits of not less than $200 million. Investments in commercial paper and money market auction rate preferred stocks of industrial firms and financial institutions are rated A1, P1 or better. Investments in tax-exempt securities, including municipal notes and bonds, are rated AA, Aa or better, and investments in repurchase agreements must have securities of the type and quality listed above as collateral. Concurrently with Spansion’s IPO, the Company also invested approximately $159 million in cash to purchase $175 million principal aggregate amount of Spansion Senior Notes. The Spansion Senior Notes were not investment grade.

The Company believes that concentrations of credit risk with respect to trade receivables are limited because a large number of geographically diverse customers make up the Company’s customer base, thus spreading the trade credit risk. Accounts receivable from the Company’s top three customers accounted for approximately 17 percent, 12 percent and 5 percent of the total consolidated accounts receivable balance as of December 29, 2007. However, the Company does not believe the receivable balance from these customers represents a significant credit risk based on past collection experience. The Company manages credit risk through credit approvals, credit limits and monitoring procedures. The Company performs in-depth credit evaluations of all new customers and requires letters of credit, bank or corporate guarantees or advance payments, if deemed necessary, but generally does not require collateral from its customers.

The counterparties to the agreements relating to the Company’s derivative financial instruments consist of a number of large international financial institutions. The Company does not believe that there is significant risk of nonperformance by these counterparties because the Company monitors their credit ratings and limits the financial exposure and the amount of agreements entered into with any one financial institution. While the notional amounts of financial instruments are often used to express the volume of these transactions, the potential accounting loss on these transactions if all counterparties failed to perform is limited to the lower of the amounts, if any, by which the counterparties’ obligations under the contracts exceed the Company’s obligations to the counterparties, which amounted to approximately $38 million, at December 29, 2007.

NOTE 8: Income Taxes

The provision (benefit) for income taxes consists of:

	2007	2006	2005
	(In millions)
Current:
U.S. Federal	$—	$1	$(4)
U.S. State and Local	—	1	1
Foreign National and Local	42	23	12

Total	42	25	9

Deferred:
U.S. Federal	(7)	7	(2)
U.S. State and Local	—	—	—
Foreign National and Local	(4)	(17)	(14)

Total	(11)	(10)	(16)

Provision for income taxes	$31	$15	$(7)

Pre-tax loss from foreign operations was $451 million in 2007. Pre-tax loss from foreign operations was $313 million in 2006. Pre-tax loss from foreign operations was $202 million in 2005 after elimination of minority interest.

Deferred income taxes reflect the net tax effects of tax carryovers and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the balances for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities as of December 29, 2007 and December 31, 2006 are as follows:

	2007	2006
	(In millions)
Deferred tax assets:
Net operating loss carryovers	$836	$217
Deferred distributor income	57	88
Inventory valuation	64	21
Accrued expenses not currently deductible	134	135
Acquired intangibles	338	152
Tax deductible goodwill	337	—
Investments	66	27
Federal and state tax credit carryovers	229	157
Foreign capitalized research and development costs	185	138
Foreign research and development ITC credits	217	140
Other	175	156

Total deferred tax assets	2,638	1,231

Less: valuation allowance	(2,286)	(1,046)

	352	185

	2007	2006
	(In millions)
Deferred tax liabilities:
Property, plant and equipment	(17)	(33)
Capitalized interest	(15)	(18)
Acquired intangibles	(30)	(71)
Tax deductible goodwill	—	(15)
Unrealized translation gain	(166)	(1)
Other	(48)	(50)

Total deferred tax liabilities	(276)	(188)

Net deferred tax assets (liabilities)	$76	$(3)

As of December 29, 2007 and December 31, 2006, non-current deferred tax assets of approximately $27 million and $2 million, respectively, were included in the caption, “Other assets” on the Company’s consolidated balance sheets. As of December 29, 2007, current deferred tax liabilities of approximately $8 million were included in the caption, “Accrued liabilities” on the Company’s consolidated balance sheets.

As of December 29, 2007, substantially all of the Company’s U.S. and foreign deferred tax assets, net of deferred tax liabilities, are subject to a full valuation allowance. The realization of these assets is dependent on substantial future taxable income which, at December 29, 2007, in management’s estimate, is not more likely than not to be achieved. In 2007 the net valuation allowance increased by $1.2 billion primarily to provide valuation allowance for current year operating losses in the U.S. and Canada. In 2006, the net valuation allowance increased by $305 million primarily to provide valuation allowance for tax assets in Canada and for losses in the U.S. In 2005, the net valuation allowance increased by $48 million primarily as a result of continuing to provide valuation allowance for start-up losses at the Company’s new manufacturing operation in Germany.

Net deferred tax assets of approximately $255 million related to certain deductible temporary differences and net operating loss carryforwards acquired in the ATI business combination in 2006. When recognized, the reversal of the valuation allowance on these deferred tax assets will be accounted for as a credit to existing goodwill or other ATI acquisition-related intangible assets rather than as a reduction of the period’s income tax provision. If no goodwill or acquisition-related intangible assets remain, the credit would reduce the income tax provision in the period of the valuation allowance reversal.

As of December 29, 2007 and December 31, 2006, the Company had $247 million and $227 million, respectively, of deferred tax assets subject to a valuation allowance that relate to excess stock option deductions, which are not presented in the deferred tax asset balances since they have not met the realization criteria of SFAS 123R.

The following is a summary of the various tax attribute carryforwards the Company had as of December 29, 2007. The amounts presented below include amounts related to excess stock option deductions, as discussed above.

Carryforward	Federal	State/ Provincial	Expiration
	(millions)
US-net operating loss carryovers	$1,795	$293	2008 to 2027
US-credit carryovers	$380	$148	2008 to 2027
German-net operating loss carryovers	$539	$405	No expiration
Canada-net operating loss carryovers	$111	$111	2027
Canada-investment tax credit carryovers	$217	N/A	2024 to 2027
Canada-R&D pools	$622	$326	No expiration
Barbados-net operating loss carryovers	$276	N/A	2012 to 2016

Approximately $94 million of the Company’s U.S. federal net operating loss carry-forwards are subject to annual limitations as a result of the ATI acquisition and prior purchase transactions. Utilization of German losses is limited to 60 percent of taxable income in any one year.

The Company also had other aggregate foreign loss carry-forwards totaling approximately $21 million in other countries with various expiration dates.

The table below displays reconciliation between statutory federal income taxes and the total provision (benefit) for income taxes

	Tax	Rate
	(In millions except for percentages)
2007
Statutory federal income tax expense	$(758)	35.0%
State taxes, net of federal benefit	—	%
Foreign income at other than U.S. rates	(65)	3.0%
Foreign operating losses and deductions utilized	(74)	3.4%
Foreign operating losses not benefited	336	(15.5)%
US net operating losses not benefited	592	(27.3)%
Other	—	%

	$31	(1.4)%

2006
Statutory federal income tax expense	$(32)	35.0%
State taxes, net of federal benefit	1	(1.1)%
Foreign income at other than U.S. rates	(22)	23.9%
Benefit for foreign operating losses and deductions utilized	(58)	63.0%
US net operating losses not benefited	126	(137.0)%
Other	—	%

	$15	(16.2)%

2005
Statutory federal income tax expense	$55	35.0%
State taxes, net of federal benefit	1	0.5%
Foreign income at other than U.S. rates	(15)	(9.4)%
Foreign losses not benefited	84	53.0%
Benefit for net operating losses utilized	(132)	(83.3)%
Other	—	—%

	$(7)	(4.2)%

The Company has made no provision for U.S. income taxes on approximately $437 million of cumulative undistributed earnings of certain foreign subsidiaries through December 29, 2007 because it is the Company’s intention to permanently reinvest such earnings. If such earnings were distributed, the Company would incur additional income taxes of approximately $141 million (after an adjustment for foreign tax credits). These additional income taxes may not result in income tax expense or a cash payment to the Internal Revenue Service, but may result in the utilization of deferred tax assets that are currently subject to a valuation allowance.

The Company’s operations in Singapore, China and Malaysia currently operate under tax holidays, which will expire in whole or in part at various dates through 2014. Certain of the tax holidays may be extended if specific conditions are met. The net impact of these tax holidays was to decrease the Company’s net loss by approximately $16 million in fiscal year 2007 (less than $0.03 per share, diluted) decrease the Company’s net loss by approximately $5 million in fiscal year 2006, (less than $0.01 per share, diluted), and to increase net income by approximately $1 million in fiscal year 2005 (less than $0.01 per share, diluted).

On January 1, 2007, upon adoption of FIN 48, the cumulative effect of applying FIN 48 was reported as a reduction of the beginning balance of retained earnings of $6 million and a decrease to goodwill of $3 million.

A reconciliation of the gross unrecognized tax benefits is as follows:

(millions)
Balance at January 1, 2007	$149
Increases for tax positions taken in prior years	17
Decreases for tax positions taken in prior years	(14)
Increases for tax positions taken in the current year	14
Decreases for tax positions taken in the current year	—
Decreases for settlements with taxing authorities	(14)
Decreases for lapsing of the statute of limitations	(3)

Balance at December 29, 2007	$149

The amount of unrecognized tax benefits that would impact the effective tax rate was $28 million and $19 million as of January 1, 2007 and December 29, 2007, respectively. The recognition of the remaining unrecognized tax benefits would be reported as an adjustment to goodwill to the extent of pre-acquisition unrecognized tax benefits or would be offset by a change in valuation allowance.

The Company recognizes potential accrued interest and penalties related to unrecognized tax benefits as interest expense and income tax expense, respectively. As of the date of adoption, the Company had accrued interest and penalties related to unrecognized tax benefits of $21 million and $38 million, respectively. As of December 29, 2007, the Company had accrued interest and penalties related to unrecognized tax benefits of $9 million and $36 million, respectively.

The Company recorded net interest expense of $3 million in its income statement and a reduction of $15 million of interest was offset to goodwill in the current year. The Company recorded $2 million net penalty expense in its income statement and a reduction of $4 million of penalties was offset to goodwill in the current year. The reductions of interest and penalties that were offset to goodwill were related to the expiration of the statutes of limitations in certain foreign jurisdictions.

During the 12 months beginning December 30, 2007, the Company expects to reduce its unrecognized tax benefits by approximately $43 million primarily from the expiration of certain statutes of limitation and audit resolutions. The Company does not believe it is reasonably possible that other unrecognized tax benefits will materially change in the next 12 months. However, the Company notes that the resolution and/or closure on open audits is highly uncertain.

As of December 29, 2007, the Canadian Revenue Agency, or CRA, is auditing ATI for the years 2000—2004. The audit has been completed and is currently in the review process. As of December 29, 2007, the U.S. Internal Revenue Service is not auditing AMD; however, an IRS audit of AMD’s tax years 2004 and 2005 is scheduled to commence in March 2008. AMD and its subsidiaries have several foreign, foreign provincial, and U.S. state audits in process at any one point in time. The Company has provided for uncertain tax positions that require a FIN 48 liability.

As a result of the application of FIN 48, the Company has recognized $61 million of current and long-term deferred tax assets, previously under a valuation allowance with $61 million of liabilities for unrecognized tax benefits as of December 29, 2007.

NOTE 9: Debt

Long-term Borrowings and Obligations

The Company’s long-term debt and capital lease obligations as of December 29, 2007 and December 31, 2006 consist of:

	2007	2006
	(In millions)
5.75% Senior Notes due 2012	$1,500	$—
6.00% Senior Notes due 2015	2,200	—
October 2006 Term Loan	—	2,216
Fab 36 Term Loan	839	893
Repurchase obligations to Fab 36 partners	94	126
7.75% Senior Notes Due 2012	390	390
Obligations under capital leases	234	160
Other	12	12

	5,269	3,797
Less: current portion	238	125

Long-term debt and capital lease obligations, less current portion	$5,031	$3,672

5.75% Convertible Senior Notes due 2012

On August 14, 2007, the Company issued $1.5 billion aggregate principal amount of 5.75% Convertible Senior Notes due 2012 (the 5.75% Notes). The 5.75% Notes bear interest at 5.75% per annum. Interest is payable in arrears on February 15 and August 15 of each year beginning February 15, 2008 until the maturity date of August 15, 2012. The terms of the 5.75% Notes are governed by an Indenture (the 5.75% Indenture) dated as of August 14, 2007, by and between the Company and Wells Fargo Bank, National Association, as Trustee.

The 5.75% Notes will be convertible, in whole or in part, at any time prior to the close of business on the business day immediately preceding the maturity date of the 5.75% Notes, into shares of the Company’s common stock based on an initial conversion rate of 49.6771 shares of common stock per $1,000 principal amount of the 5.75% Notes, which is equivalent to an initial conversion price of approximately $20.13 per share. This initial conversion price represents a premium of 50% relative to the last reported sale price of the Company’s common stock on August 8, 2007 (the trading date preceding the date of pricing of the 5.75% Notes) of $13.42 per share. This initial conversion rate will be adjusted for certain anti-dilution events. In addition, the conversion rate will be increased in the case of corporate events that constitute a fundamental change (as defined in the 5.75% Indenture) of the Company under certain circumstances. Holders of the 5.75% Notes may require the Company to repurchase the notes for cash equal to 100% of the principal amount to be repurchased plus accrued and unpaid interest upon the occurrence of a fundamental change (as defined in the 5.75% Indenture) or a termination of trading (as defined in the Indenture). Additionally, an event of default (as defined in the Indenture) may result in the acceleration of the maturity of the 5.75% Notes.

The 5.75% Notes rank equally in right of payment with the Company’s existing and future senior debt and senior in right of payment to all of the Company’s future subordinated debt. The 5.75% Notes rank junior in right of payment to all of the Company’s existing and future senior secured debt to the extent of the collateral securing such debt and are structurally subordinated to all existing and future debt and liabilities of the Company’s subsidiaries.

In connection with the issuance and sale of the 5.75% Notes, the Company also entered into a Registration Rights Agreement (the 5.75% Registration Rights Agreement), dated August 14, 2007, between the Company and Lehman Brothers Inc. (the initial purchaser), pursuant to which the Company has agreed to file a shelf registration statement with the SEC for the resale by holders of the 5.75% Notes and the shares of the Company’s common stock issuable upon conversion of the notes, use the Company’s reasonable best efforts to cause the registration statement to be declared effective and keep the registration statement effective for the period described in the 5.75% Registration Rights Agreement. To date, the Company has satisfied these terms and conditions. On November 7, 2007, the Company filed a shelf registration statement that was automatically declared effective. The Company will file with the SEC a post-effective amendment to the shelf registration statement, prepare and file a supplement to the prospectus, or file a new shelf registration statement on a quarterly basis in order to include any additional selling security holders in the shelf registration statement. The Company could be subject to paying additional interest on the 5.75% Notes for the period during which a default under the 5.75% Registration Rights Agreement exists.

The net proceeds from the offering, after deducting discounts, commissions and offering expenses payable by the Company, were approximately $1.5 billion. The Company used all of the net proceeds, together with available cash, to repay in full the remaining outstanding balance of the October 2006 Term Loan. All security interests under the October 2006 Term Loan have been released. In connection with this repayment, the Company recorded a charge of approximately $17 million to write off the remaining unamortized debt issuance costs associated with the October 2006 Term Loan.

The Company may elect to purchase or otherwise retire its 5.75% Notes with cash, stock or other assets from time to time in open market or privately negotiated transactions, either directly or through intermediaries, or by tender offer, when the Company believes the market conditions are favorable to do so. Such purchases may have a material effect on the Company’s liquidity, financial condition and results of operations.

6.00% Convertible Senior Notes due 2015

On April 27, 2007, the Company issued $2.2 billion aggregate principal amount of 6.00% Convertible Senior Notes due 2015 (the 6.00% Notes). The 6.00% Notes bear interest at 6.00% per annum. Interest is payable on May 1 and November 1 of each year beginning November 1, 2007 until the maturity date of May 1, 2015. The terms of the 6.00% Notes are governed by an Indenture (the 6.00% Indenture) dated April 27, 2007, by and between the Company and Wells Fargo Bank, National Association, as Trustee.

Upon the occurrence of certain events described in the 6.00% Indenture, the 6.00% Notes will be convertible into cash up to the principal amount, and if applicable, into shares of the Company’s common stock issuable upon conversion of the 6.00% Notes (6.00% Conversion Shares) in respect of any conversion value above the principal amount, based on an initial conversion rate of 35.6125 shares of common stock per $1,000 principal amount of 6.00% Notes, which is equivalent to an initial conversion price of $28.08 per share. This initial conversion price represents a premium of 100% relative to the last reported sale price of the Company’s common stock on April 23, 2007 (the trading date preceding the date of pricing of the 6.00% Notes) of $14.04 per share. The conversion rate will be adjusted for certain anti-dilution events. In addition, the conversion rate will be increased in the case of corporate events that constitute a fundamental change (as defined in the 6.00% Indenture) under certain circumstances. Holders of the 6.00% Notes may require the Company to repurchase the 6.00% Notes for cash equal to 100% of the principal amount to be repurchased plus accrued and unpaid interest upon the occurrence of a fundamental change or a termination of trading (as defined in the 6.00% Indenture). Additionally, an event of default (as defined in the 6.00% Indenture) may result in the acceleration of the maturity of the 6.00% Notes.

The 6.00% Notes rank equally with the Company’s existing and future senior debt and are senior to all of the Company’s future subordinated debt. The 6.00% Notes rank junior to all of the Company’s existing and future senior secured debt to the extent of the collateral securing such debt and are structurally subordinated to all existing and future debt and liabilities of the Company’s subsidiaries.

In connection with the issuance and sale of the 6.00% Notes, the Company also entered into a Registration Rights Agreement (the 6.00% Registration Rights Agreement), dated April 27, 2007, between the Company and Morgan Stanley & Co. Incorporated, as representative of the several initial purchasers of the 6.00% Notes, pursuant to which the Company agreed to file a shelf registration statement with the SEC for the resale by holders of the 6.00% Notes and the 6.00% Conversion Shares, use the Company’s reasonable best efforts to cause the registration statement to be declared effective and keep the registration statement effective for the period described in the 6.00% Registration Rights Agreement. On July 13, 2007 the Company filed a shelf registration statement that was automatically declared effective. The Company will file with the SEC a post-effective amendment to the shelf registration statement, prepare and file a supplement to the prospectus, or file a new shelf registration statement on a quarterly basis in order to include any additional selling security holders in the shelf registration statement. The Company could be subject to paying additional interest on the 6.00% Notes for the period during which a default under the 6.00% Registration Rights Agreement exists.

In connection with the issuance of the 6.00% Notes, on April 24, 2007, the Company purchased the capped call. The capped call has an initial strike price of $28.08 per share, subject to certain adjustment, which matches the initial conversion price of the 6.00% Notes, and a cap price of $42.12 per share. The capped call is intended to reduce the potential common stock dilution to then existing stockholders upon conversion of the 6.00% Notes because the call option allows us to receive shares of common stock from the counterparty generally equal to the number of shares of common stock issuable upon conversion of the 6.00% Notes. The Company does not anticipate experiencing an increase in the number of shares outstanding from the conversion of the 6.00% Notes unless the price of the Company’s common stock appreciates above $42.12 per share. If, however, the market value per share of the Company’s common stock, as measured under the terms of the capped call, exceeds the cap price of the capped call, there would be dilution to the extent that the then market value per share of the common stock exceeds the cap price. The Company analyzed the capped call under EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled In, a Company’s Own Stock, and determined that it meets the criteria for classification as an equity transaction. As a result, the Company has recorded the purchase of the capped call as a reduction in additional paid-in capital and will not recognize subsequent changes in its fair value.

The net proceeds from the offering, after deducting discounts, commissions and offering expenses payable by us, were approximately $2.2 billion. The Company used approximately $182 million of the net proceeds to purchase the capped call and applied $500 million of the net proceeds to prepay a portion of the amount outstanding under the October 2006 Term Loan. In connection with this repayment, the Company recorded a charge of approximately $5 million to write off unamortized debt issuance costs associated with the October 2006 Term Loan repayment.

In September 2007, the FASB exposed for comment a proposed FASB Staff Position (FSP) No. APB 14-a, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (including partial cash settlement). This proposed FSP would change the accounting for certain convertible debt instruments, including the Company’s 6.00% Notes. Under the proposed new rules, for convertible debt instruments that may be settled entirely or partially in cash upon conversion, an entity should separately account for the liability and equity components of the instrument in a manner that reflects the issuer’s economic interest cost. The effect of the proposed new rules for the Company’s 6.00% Notes is that the equity component would be included in the paid-in-capital portion of stockholders’ equity on the Company’s balance sheet and the value of the equity component would be treated as an original issue discount for purposes of accounting for the debt component of the 6.00% Notes. Higher interest expense would result by recognizing accretion of the discounted carrying value of the 6.00% Notes to their face amount as interest expense over the term of the 6.00% Notes. If issued as proposed, the final FSP would provide final guidance effective for the fiscal years beginning after December 15, 2007, would not permit early application, and would be applied retrospectively to all periods presented.

In November 2007, the FASB announced it is expected to begin its redeliberations of the proposed FSP in January 2008. Therefore, it is highly unlikely the proposed effective date for fiscal years beginning after December 15, 2007 will be retained.

The Company cannot predict the exact accounting treatment that will be imposed (which may differ from the foregoing description) or when any change will be finally implemented. However, if the final FSP is issued as exposed, the Company expects to have higher interest expense starting in the period of adoption due to the interest expense accretion and, if the retrospective application provisions of the proposed FSP are retained in the final FSP, the Company’s prior period interest expense associated with the 6.00% Notes would be higher than previously reported interest expense due to retrospective application.

The Company may elect to purchase or otherwise retire the 6.00% Notes with cash, stock or other assets from time to time in open market or privately negotiated transactions, either directly or through intermediaries, or by tender offer, when the Company believes the market conditions are favorable to do so. Such purchases may have a material effect on the Company’s liquidity, financial condition and results of operations.

October 2006 Term Loan

On October 24, 2006, the Company entered into a credit agreement with Morgan Stanley Senior Funding, Inc., as Syndication Agent and Administrative Agent, Wells Fargo Bank, N.A., as Collateral Agent, and other lenders that may become party thereto from time to time (October 2006 Term Loan), pursuant to which the Company borrowed an aggregate amount of $2.5 billion to finance a portion of the acquisition of ATI and related fees and expenses.

In November 2006, the Company repaid $278 million of the amounts outstanding under the October 2006 Term Loan out of the net cash proceeds from the sale of Spansion common stock. (See Note 4). In addition, in December 2006, the Company repaid the first quarterly installment of $6 million. As of December 31 2006, $2.2 billion was outstanding under the October 2006 Term Loan.

On April 27, 2007, the Company issued the 6.00% Notes. The Company applied $500 million of the net proceeds to prepay a portion of the amount outstanding under the October 2006 Term Loan. On August 14, 2007, the Company issued the 5.75% Notes. The net proceeds from the offering, after deducting discounts, commissions and offering expenses payable by the Company, were approximately $1.5 billion. The Company used all of the net proceeds, together with available cash, to repay in full the remaining outstanding balance of the October 2006 Term Loan.

Fab 36 Term Loan and Guarantee and Fab 36 Partnership Agreements

The Company’s 300-millimeter wafer fabrication facility, Fab 36, is located in Dresden, Germany at the Company’s wafer fabrication site. Fab 36 is owned by AMD Fab 36 Limited Liability Company & Co. KG (or AMD Fab 36 KG), a German limited partnership. The Company controls the management of AMD Fab 36 KG through a wholly owned Delaware subsidiary, AMD Fab 36 LLC, which is a general partner of AMD Fab 36 KG. AMD Fab 36 KG is the Company’s indirect consolidated subsidiary.

To date, the Company has provided a significant portion of the financing for Fab 36. In addition to the Company’s financing, Leipziger Messe GmbH, a nominee of the State of Saxony, Fab 36 Beteiligungs GmbH, an investment consortium arranged by M+W Zander Facility Engineering GmbH, the general contractor for the project, and a consortium of banks have provided financing for the project. Leipziger Messe and Fab 36 Beteiligungs are limited partners in AMD Fab 36 KG. The Company has also received grants and allowances from federal and state German authorities for the Fab 36 project.

The funding to construct and facilitize Fab 36 consists of:

•

equity contributions from the Company of $860 million under the partnership agreements, revolving loans from the Company of up to approximately $1.1 billion, and guarantees from the Company for amounts owed by AMD Fab 36 KG and its affiliates to the lenders and unaffiliated partners;

•	investments of approximately $471 million from Leipziger Messe and Fab 36 Beteiligungs;

•	loans of approximately $893 million from a consortium of banks, which were fully drawn as of December 2006;

•

up to approximately $798 million of subsidies consisting of grants and allowances, from the Federal Republic of Germany and the State of Saxony; depending on the level of capital investments by AMD Fab 36 KG, of which $541 million of cash has been received as of December 29, 2007;

•	up to approximately $386 million of subsidies consisting of grants and allowances, from the Federal Republic of Germany and the State of Saxony; depending on the level of capital investments in connection with the expansion of production capacity at the Company’s Dresden site, of which $17 million of cash has been received as of December 29, 2007; and

•	a loan guarantee from the Federal Republic of Germany and the State of Saxony of 80 percent of the losses sustained by the lenders referenced above after foreclosure on all other security.

As of December 29, 2007, the Company contributed to AMD Fab 36 KG the full amount of equity required under the partnership agreements and no loans from the Company were outstanding. These equity amounts have been eliminated in the Company’s consolidated financial statements.

On April 21, 2004, AMD Fab 36 KG entered into a 700 million euro Term Loan Facility Agreement among AMD Fab 36 KG, as borrower, and a consortium of banks led by Dresdner Bank AG, as lenders, dated April 21, 2004 (Fab 36 Term Loan) and other related agreements (collectively, the Fab 36 Loan Agreements) to finance the purchase of equipment and tools required to operate Fab 36. The consortium of banks agreed to make available up to $893 million in loans to AMD Fab 36 KG upon its achievement of specified milestones, including attainment of “technical completion” at Fab 36, which required certification by the banks’ technical advisor that AMD Fab 36 KG had a wafer fabrication process suitable for high-volume production of advanced microprocessors and had achieved specified levels of average wafer starts per week and average wafer yields, as well as cumulative capital expenditures of approximately $1.5 billion.

On October 13, 2006, the Company executed an Amendment Agreement dated as of October 10, 2006, which amended the terms of the Fab 36 Term Loan. Under the amended and restated Fab 36 Term Loan, AMD Fab 36 KG has the option to borrow in U.S. dollars as long as the Company’s group consolidated cash (which is defined as the sum of the Company’s unsecured cash, cash equivalents and short-term investments less the aggregate amount outstanding under any revolving credit facility) is at least $500 million. Moreover, to protect the lenders from currency risks, if the Company’s consolidated cash is below $1 billion or the Company’s credit rating drops below B3 by Moody’s and B- by Standard & Poor’s, AMD Fab 36 KG will be required to maintain a cash reserve account with deposits equal to 5 percent of the amount of U.S. dollar loans outstanding under the Fab 36 Term Loan and to make balancing payments into this account equal to the difference between (x) the total amount of U.S. dollar loans outstanding under the Fab 36 Term Loan and (y) the U.S dollar equivalent of 700 million euros (as reduced by repayments, prepayments, cancellations, and any outstanding loans denominated in euros.

In October 2006, AMD Fab 36 KG borrowed $645 million in U.S. dollars under the Fab 36 Term Loan (the First Installment). In December 2006, AMD Fab 36 KG borrowed $248 million in U.S. dollars under the Fab 36 Term Loan (the Second Installment). As of December 29, 2007, AMD Fab 36 KG had borrowed the full amount available under the Fab 36 Term Loan and the total amount outstanding under the Fab 36 Term Loan was $839 million. AMD Fab 36 KG may select an interest period of one, two, or three months or any other period agreed between AMD Fab 36 KG and the lenders. The rate of interest on each installment for the interest period selected is the percentage rate per annum which is the aggregate of the applicable margin, plus LIBOR plus minimum reserve cost if any. As of December 29, 2007, the rate of interest for the initial interest period was 7.09875 percent for the First Installment and 6.7175 percent for the Second Installment. This loan is repayable in quarterly installments, which commenced in September 2007 and terminates in March 2011. An aggregate of $54 million has been repaid as of December 29, 2007.

The amended and restated Fab 36 Term Loan also sets forth certain covenants applicable to AMD Fab 36 KG. For example, for as long as group consolidated cash is at least $1 billion, the Company’s credit rating is at least B3 by Moody’s and B- by Standard & Poor’s, and no event of default has occurred, the only financial covenant that AMD Fab 36 KG is required to comply with is a loan to fixed asset value covenant. Specifically, the loan to fixed asset value (as defined in the agreement) as at the end of any relevant period specified in Column A below cannot exceed the percentage set out opposite such relevant period in Column B below:

Column A	Column B
(Relevant Period)	(Maximum Percentage of Loan to Fixed Asset Value)
up to and including 31 December 2008	50 percent
up to and including 31 December 2009	45 percent
thereafter	40 percent

As of December 29, 2007, AMD Fab 36 KG was in compliance with this covenant.

If group consolidated cash is less than $1 billion or the Company’s credit rating is below B3 by Moody’s and B- by Standard & Poor’s, AMD Fab 36 KG will also be required to maintain minimum cash balances equal to the lesser of 100 million euros and 50 percent of the total outstanding amount under the Fab 36 Term Loan. AMD Fab 36 KG may elect to maintain the minimum cash balances in an equivalent amount of U.S. dollars if group consolidated cash is at least $500 million. If on any scheduled repayment date, the Company’s credit rating is Caa2 or lower by Moody’s or CCC or lower by Standard & Poor’s, AMD Fab 36 must increase the minimum cash balances by five percent of the total outstanding amount, and at each subsequent request of Dresdner Bank, by a further five percent of the total outstanding amount until such time as either the credit rating increases to at least Ba3 by Moody’s and BB- by Standard & Poor’s or the minimum cash balances are equal to the total outstanding amounts. The Company’s credit rating was B1 with Moody’s and B with Standard and Poor’s as of December 29, 2007.

AMD Fab 36 KG pledged substantially all of its current and future assets as security under the Fab 36 Loan Agreements, the Company pledged the Company’s equity interest in AMD Fab 36 Holding and AMD Fab 36 LLC, AMD Fab 36 Holding pledged its equity interest in AMD Fab 36 Admin and its partnership interest in AMD Fab 36 KG and AMD Fab 36 Admin and AMD Fab 36 LLC pledged all of their partnership interests in AMD Fab 36 KG. The Company guaranteed the obligations of AMD Fab 36 KG to the lenders under the Fab 36 Loan Agreements. The Company also guaranteed repayment of grants and allowances by AMD Fab 36 KG, should such repayment be required pursuant to the terms of the subsidies provided by the federal and state German authorities.

Pursuant to the terms of the Guarantee Agreement among the Company, as guarantor, AMD Fab 36 KG, Dresdner Bank AG and Dresdner Bank AG, Niederlassung Luxemburg, the Company must comply with specified adjusted tangible net worth and EBITDA financial covenants if the sum of the Company’s group consolidated cash declines below the following amounts:

Amount (in millions)	if Moody’s Rating is at least		if Standard & Poor’s Rating is at least
$500	B1 or lower	and	B+ or lower
425	Ba3	and	BB-
400	Ba2	and	BB
350	Ba1	and	BB+
300	Baa3 or better	and	BBB-or better

As of December 29, 2007, group consolidated cash was greater than $500 million and therefore, the preceding financial covenants were not applicable.

If the Company’s group consolidated cash declines below the amounts set forth above, the Company would be required to maintain adjusted tangible net worth, determined as of the last day of each preceding fiscal quarter, of not less than the amounts set forth below:

Measurement Date on fiscal quarter ending	Amount (In millions)
December 2005	$1,500
March 2006 and on the last day of each fiscal quarter thereafter	$1,750

In addition, if the Company’s group consolidated cash declines below the amounts set forth above, the Company would be required to maintain EBITDA (as defined in the agreement) as of the last day of each preceding fiscal period set forth below opposite the date of such preceding fiscal period:

Period	Amount (In millions)
For the four consecutive fiscal quarters ending December 2005 and for the four fiscal quarters ending on each fiscal quarter thereafter	$850 and $750 on an annualized basis for the two most recent fiscal quarters ending prior to December 31, 2006

Also on April 21, 2004, AMD, AMD Fab 36 KG, AMD Fab 36 LLC, AMD Fab 36 Holding GmbH, a German company and wholly owned subsidiary of AMD that owns substantially all of the Company’s limited partnership interest in AMD Fab 36 KG, and AMD Fab 36 Admin GmbH, a German company and wholly owned subsidiary of AMD Fab 36 Holding that owns the remainder of the Company’s limited partnership interest in AMD Fab 36 KG, (collectively referred to as the AMD companies) entered into a series of agreements (the partnership agreements) with the unaffiliated limited partners of AMD Fab 36 KG, Leipziger Messe and Fab 36 Beteiligungs, relating to the rights and obligations with respect to their limited partner and silent partner contributions in AMD Fab 36 KG. The partnership was established for an indefinite period of time. A partner may terminate its participation in the partnership by giving twelve months advance notice to the other partners. The termination becomes effective at the end of the year following the year during which the notice is given. However, other than for good cause, a partner’s termination will not be effective before December 31, 2015.

The partnership agreements set forth each limited partner’s aggregate capital contribution to AMD Fab 36 KG and the milestones for such contributions. Pursuant to the terms of the partnership agreements, AMD, through AMD Fab 36 Holding and AMD Fab 36 Admin, agreed to provide an aggregate of $860 million, Leipziger Messe agreed to provide an aggregate of $294 million and Fab 36 Beteiligungs agreed to provide an aggregate of $176 million. The capital contributions of Leipziger Messe and Fab 36 Beteiligungs are comprised of limited partnership contributions and silent partnership contributions. These contributions were due at various dates upon the achievement of milestones relating to the construction and operation of Fab 36. As of December 29, 2007, all capital contributions were made in full.

The partnership agreements also specify that the unaffiliated limited partners will receive a guaranteed rate of return of between 11 percent and 13 percent per annum on their total investment depending upon the monthly wafer output of Fab 36. The Company guaranteed these payments by AMD Fab 36 KG.

In April 2005, the Company amended the partnership agreements in order to restructure the proportion of Leipziger Messe’s silent partnership and limited partnership contributions. Although the total aggregate amount that Leipziger Messe has agreed to provide remained unchanged, the portion of its contribution that constitutes limited partnership interests was reduced by $74 million while the portion of its contribution that constitutes silent partnership interests was increased by a corresponding amount. In this report, the Company refers to this additional silent partnership contribution as the New Silent Partnership Amount.

Pursuant to the terms of the partnership agreements and subject to the prior consent of the Federal Republic of Germany and the State of Saxony, AMD Fab 36 Holding and AMD Fab 36 Admin have a call option over the limited partnership interests held by Leipziger Messe and Fab 36 Beteiligungs, first exercisable three and one-half years after the relevant partner has completed the applicable capital contribution and every three years thereafter. Also, commencing five years after completion of the relevant partner’s capital contribution, Leipziger Messe and Fab 36 Beteiligungs each have the right to sell their limited partnership interest to third parties (other than competitors), subject to a right of first refusal held by AMD Fab 36 Holding and AMD Fab 36 Admin, or to put their limited partnership interest to AMD Fab 36 Holding and AMD Fab 36 Admin. The put option is thereafter exercisable every three years. Leipziger Messe and Fab 36 Beteiligungs also have a put option in the event they are outvoted at AMD Fab 36 KG partners’ meetings with respect to certain specified matters such as increases in the partners’ capital contributions beyond those required by the partnership agreements, investments significantly in excess of the business plan, or certain dispositions of the limited partnership interests of AMD Fab 36 Holding and AMD Fab 36 Admin. The purchase price under the put option is the partner’s capital account balance plus accumulated or accrued profits due to such limited partner. The purchase price under the call option is the same amount, plus a premium of $5 million to Leipziger Messe and a premium of $3 million to Fab 36 Beteiligungs. The right of first refusal price is the lower of the put option price or the price offered by the third party that triggered the right. The Company guaranteed the payments under the put options.

In addition, AMD Fab 36 Holding and AMD Fab 36 Admin are obligated to repurchase the silent partnership interest of Leipziger Messe’s and Fab 36 Beteiligungs’ contributions over time. This mandatory repurchase obligation does not apply to the New Silent Partnership Amount. Specifically, AMD Fab 36 Holding and AMD Fab 36 Admin were required to repurchase Leipziger Messe’s silent partnership interest of $118 million in annual 25 percent installments commencing in December 2006, and Fab 36 Beteiligungs’ silent partnership interest of $88 million in annual 20 percent installments commencing in October 2005. As of December 29, 2007, AMD Fab 36 Holding and AMD Fab 36 Admin repurchased $53 million of Fab 36 Beteiligungs’ silent partnership contributions and $59 million of Leipziger Messe’s silent partnership contribution.

Under U.S. generally accepted accounting principles, the Company initially classified the portion of the silent partnership contribution that is mandatorily redeemable as debt on the consolidated balance sheets at its fair value at the time of issuance because of the mandatory redemption features described in the preceding paragraph. Each accounting period, the Company increases the carrying value of this debt towards its ultimate redemption value of the silent partnership contributions by the guaranteed annual rate of return of between 11 percent and 13 percent. The Company records this periodic accretion to redemption value as interest expense.

The limited partnership contributions that AMD Fab 36 KG received from Leipziger Messe and Fab 36 Beteiligungs and the New Silent Partnership Portion described above are not mandatorily redeemable, but rather are subject to redemption outside of the control of AMD Fab 36 Holding and AMD Fab 36 Admin. In consolidation, the Company initially records these contributions as minority interest, based on their fair value. Each accounting period, the Company increases the carrying value of this minority interest toward its ultimate redemption value of these contributions by the guaranteed rate of return of between 11 percent and 13 percent. The Company classifies this periodic accretion of redemption value as minority interest. No separate accounting is required for the put and call options because they are not freestanding instruments and not considered derivatives under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities.

As of December 29, 2007, AMD Fab 36 KG had received $206 million of silent partnership contributions and $265 million of limited partnership contributions, which includes a New Silent Partnership Amount of $74 million, from the unaffiliated partners. These contributions were recorded as debt and minority interest, respectively, in the Company’s consolidated balance sheet.

In addition to support from the Company and the consortium of banks referenced above, the Federal Republic of Germany and the State of Saxony have agreed to support the Fab 36 project in the form of:

•	a loan guarantee equal to 80 percent of the losses sustained by the lenders after foreclosure on all other security; and

•

subsidies consisting of grants and allowances totaling up to approximately $798 million, depending on the level of capital investments by AMD Fab 36 KG and $386 million, depending on the level of capital investments for expansion of production capacity at the Company’s Dresden site.

In connection with the receipt of investment grants for the Fab 36 project, AMD Fab 36 KG is required to attain a certain employee headcount by December 2008 and maintain this headcount through December 2013. The Company records these grants as long-term liabilities on the Company’s consolidated balance sheet and amortize them to operations ratably starting from December 2004 through December 2013. Initially, the Company amortized the grant amounts as a reduction to research and development expenses. Beginning in the first quarter of 2006 when Fab 36 began producing revenue generating products, the Company started amortizing these amounts as a reduction to cost of sales. For allowances, starting from the first quarter of 2006, the Company amortizes the amounts as a reduction of depreciation expense ratably over the life of the investments because these allowances are intended to subsidize the capital investments. Noncompliance with the covenants contained in the subsidy documents could result in the repayment of all or a portion of the amounts received to date.

As of December 29, 2007, AMD Fab 36 KG received cash allowances of $320 million for capital investments made in 2003 through 2006 as well as cash grants of $221 million for capital investments made in 2003 through 2007 and a prepayment for capital investments planned for the first half of 2008.

The Fab 36 Loan Agreements also require that the Company:

•	provide funding to AMD Fab 36 KG if cash shortfalls occur, including funding shortfalls in government subsidies resulting from any defaults caused by AMD Fab 36 KG or its affiliates; and

•	guarantee 100 percent of AMD Fab 36 KG’s obligations under the Fab 36 Loan Agreements until the loans are repaid in full.

Under the Fab 36 Loan Agreements, AMD Fab 36 KG, AMD Fab 36 Holding and AMD Fab 36 Admin are generally prevented from paying dividends or making other payments to us. In addition, AMD Fab 36 KG would be in default under the Fab 36 Loan Agreements if the Company or any of the AMD companies fail to comply with certain obligations thereunder or upon the occurrence of certain events and if, after the occurrence of the event, the lenders determine that their legal or risk position is adversely affected. Circumstances that could result in a default include:

•	the Company’s failure to provide loans to AMD Fab 36 KG as required under the Fab 36 Loan Agreements;

•	failure to pay any amount due under the Fab 36 Loan Agreements within five days of the due date;

•

occurrence of any event which the lenders reasonably believe has had or is likely to have a material adverse effect on the business, assets or condition of AMD Fab 36 KG or AMD or their ability to perform under the Fab 36 Loan Agreements;

•	filings or proceedings in bankruptcy or insolvency with respect to the Company, AMD Fab 36 KG or any limited partner;

•	occurrence of a change in control (as defined in the Fab 36 Loan Agreements) of AMD;

•

AMD Fab 36 KG’s noncompliance with certain affirmative and negative covenants, including restrictions on payment of profits, dividends or other distributions except in limited circumstances and restrictions on incurring additional indebtedness, disposing of assets and repaying subordinated debt; and

•	AMD Fab 36 KG’s noncompliance with certain financial covenants, including loan to fixed asset value ratio and, in certain circumstances, a minimum cash covenant.

In general, any default with respect to other indebtedness of AMD or AMD Fab 36 KG that is not cured, would result in a cross-default under the Fab 36 Loan Agreements.

The occurrence of a default under the Fab 36 Loan Agreements would permit the lenders to accelerate the repayment of all amounts outstanding under the Fab 36 Term Loan. In addition, the occurrence of a default under this agreement could result in a cross-default under the indenture governing the Company’s 7.75% Notes, 6.00% Notes, and 5.75% Notes. The Company cannot provide assurance that the Company would be able to obtain the funds necessary to fulfill these obligations. Any such failure would have a material adverse effect on the Company.

7.75% Senior Notes Due 2012

On October 29, 2004, the Company issued $600 million of 7.75% Notes due 2012 (the 7.75% Notes) in a private offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. On April 22, 2005, the Company exchanged these notes for publicly registered notes which have substantially identical terms as the old notes except that the publicly registered notes are registered under the Securities Act of 1933, and, therefore, do not contain legends restricting their transfer. The 7.75% Notes mature on November 1, 2012. Interest on the 7.75% Notes is payable semiannually in arrears on May 1 and November 1, beginning May 1, 2005. Prior to November 1, 2008, the Company may redeem some or all of the 7.75% Notes at a price equal to 100 percent of the principal amount plus accrued and unpaid interest plus a “make-whole” premium, as defined in the indenture governing the 7.75% Notes. Thereafter, the Company may redeem the 7.75% Notes for cash at the following specified prices plus accrued and unpaid interest:

Period	Price as Percentage of Principal Amount
Beginning on November 1, 2008 through October 31, 2009	103.875 percent
Beginning on November 1, 2009 through October 31, 2010	101.938 percent
Beginning on November 1, 2010 through October 31, 2011	100.000 percent
On November 1, 2011	100.000 percent

Holders have the right to require us to repurchase all or a portion of the Company’s 7.75% Notes in the event that the Company undergoes a change of control, as defined in the indenture governing the 7.75% Notes at a repurchase price of 101 percent of the principal amount plus accrued and unpaid interest.

The indenture governing the 7.75% Notes contains certain covenants that limit, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries, which include all of the Company’s subsidiaries, from:

•	incurring additional indebtedness, except specified permitted debt;

•	paying dividends and making other restricted payments;

•	making certain investments if an event of a default exists, or if specified financial conditions are not satisfied;

•	creating or permitting certain liens;

•	creating or permitting restrictions on the ability of the restricted subsidiaries to pay dividends or make other distributions to us;

•	using the proceeds from sales of assets;

•	entering into certain types of transactions with affiliates; and

•	consolidating, merging or selling the Company’s assets as an entirety or substantially as an entirety.

In February 2006, the Company redeemed 35 percent (or $210 million) of the aggregate principal amount outstanding of the 7.75% Notes. The holders of the 7.75% Notes received 107.75 percent of the principal amount of the 7.75% Notes plus accrued interest. In connection with this redemption, the Company recorded an expense of approximately $16 million, which represents the 7.75% redemption premium, and a charge of $4 million, which represents 35 percent of the unamortized issuance costs incurred in connection with the original issuance of the 7.75% Notes.

The Company may elect to purchase or otherwise retire the remaining principal outstanding under the Company’s 7.75% Notes with cash, stock or other assets from time to time in open market or privately negotiated transactions, either directly or through intermediaries, or by tender offer, when the Company believes the market conditions are favorable to do so. Such purchases may have a material effect on the Company’s liquidity, financial condition and results of operations.

Capital Lease Obligations

As of December 29, 2007, the Company had aggregate outstanding capital lease obligations of $234 million. Included in this amount is $213 million in obligations under certain energy supply contracts which AMD entered into with local energy suppliers to provide the Company’s Dresden, Germany wafer fabrication plants with utilities (gas, electricity, heating and cooling) to meet the energy demand for its manufacturing requirements. The Company accounted for certain fixed payments due under these energy supply arrangements as capital leases pursuant to EITF Issue No. 01-8, Determining Whether an Arrangement Contains a Lease and FASB Statement No. 13, Accounting for Leases. The capital lease obligations under the energy supply arrangements are payable in monthly installments through 2020.

The gross amount of assets recorded under capital leases totaled approximately $215 million and $157 million as of December 29, 2007 and December 31, 2006, and are included in the related property, plant and equipment category. Amortization of assets recorded under capital leases is included in depreciation expense. Accumulated amortization of these leased assets was approximately $33 million and $16 million as of December 29, 2007 and December 31, 2006.

Future Payments on Debt and Capital Lease Obligations

For each of the next five years and beyond, the Company’s debt and capital lease payment obligations are:

	Long-Term Debt (Principal only)	Capital Leases	Total
	(In millions)
2008	$228	$42	$270
2009	317	42	359
2010	305	42	347
2011	91	42	133
2012	1,891	42	1,933
Beyond 2012	2,203	244	2,447

Total	5,035	454	5,489
Less: amount representing interest	—	220	220

Total	$5,035	$234	$5,269

NOTE 10: Interest Expense and Other Income (Expense), Net

Interest Expense

	2007	2006	2005
	(In millions)
Total interest charges	$390	$136	$140
Less: interest capitalized	23	10	35

Interest expense	$367	$126	$105

The company has capitalized interest in each of the past three years primarily in connection with its Fab 36 wafer fabrication plant construction and equipment facilitization activities in Dresden, Germany and in connection with the construction of a new corporate campus in Austin, Texas.

Other Income (Expense), Net

	2007	2006	2005
	(In millions)
Write-off of unamortized debt issuance cost associated to October 2006 Term Loan	$(22)	$—	$—
Gain on sale of vacant land in Sunnyvale, California	19	—	—
Charges on redemption of 7.75% Notes	—	(20)	—
Fab 36 Term Loan commitment and guarantee fees	(6)	(12)	(14)
Gain on Spansion LLC’s repurchase of its 12.75% Notes	—	10	—
Loss on ineffective hedge	—	—	(10)
Other	2	9	—

Other income (expense), net	$(7)	$(13)	$(24)

NOTE 11: Segment Reporting

Management, including the Chief Operating Decision Maker (CODM), who is the Company’s chief executive officer, reviews and assesses operating performance using segment net revenues and operating income (loss) before interest, other income (expense), equity in net loss of Spansion Inc. and other, income taxes and minority interest. These performance measures include the allocation of expenses to the operating segments based on management’s judgment.

Prior to December 21, 2005, the Company had the following three reportable segments:

•	the Computation Products segment, which included microprocessor products for desktop and mobile PCs, servers and workstations and AMD chipset products;

•	the Memory Products segment, which included Spansion Flash memory products; and

•	the Personal Connectivity Solutions segment, which consisted of embedded processors for global commercial and consumer markets.

On December 21, 2005, Spansion completed its IPO. As a result of Spansion’s IPO, the Company’s financial results of operations included Spansion’s financial results of operations as a consolidated subsidiary through December 20, 2005. From December 21, 2005, Spansion’s operating results and financial position were not consolidated as part of the Company’s financial results. Instead, the Company applied the equity method of accounting to reflect its investment in Spansion from December 21, 2005 through September 20, 2007, at which time the Company changed its accounting for this investment from the equity method to accounting for this investment as “available-for-sale” marketable securities. Accordingly, as of December 21, 2005 the Company no longer had the Memory Products segment, and the operating results for the year 2007 are not fully comparable with the results for 2006 and 2005.

Following Spansion’s IPO, from December 26, 2005 through October 24, 2006, the Company had two reportable segments:

•	the Computation Products segment, which included microprocessors, AMD chipsets and related revenue; and

•	the Embedded Products segment, which included embedded processors and related revenue.

As a result of the ATI acquisition effective October 25, 2006, the Company had the following four reportable segments:

•	the Computation Products segment, which included microprocessors, AMD chipsets and related revenue;

•	the Embedded Products segment, which includes embedded processors and related revenue;

•	the Graphics and Chipsets segment, which included graphics, video and multimedia products and chipsets sold by ATI prior to the acquisition and related revenue; and

•

the Consumer Electronics segment, which included products used in handheld devices, digital televisions, and other consumer electronics products as well as related revenue and revenue for royalties received in connection with sales of game console systems that incorporate the Company’s technology.

Starting in the first quarter of 2007, in conjunction with the integration of ATI’s operations, the CODM began reviewing and addressing operating performance using the following three reportable segments:

•	the Computing Solutions segment, which includes what was formerly the Computation Products segment and the Embedded Products segment as well as revenue from sales of ATI chipsets;

•	the Graphics segment, which includes graphics, video and multimedia products and related revenue; and

•

the Consumer Electronics segment, which includes products used in handheld devices, digital televisions and other consumer electronics as well as revenue from royalties received in connection with sales of game console systems that incorporate the Company’s graphics technology.

In the second quarter of 2008, the Company decided to divest its Handheld and Digital Television businesses, which were previously part of the Consumer Electronics segment. As a result, the Company classified them as discontinued operations in the Company’s financial statements. The CODM began reviewing and assessing operating performance using the following reportable operating segments:

•	the Computing Solutions segment, which includes microprocessors, chipsets and embedded processors and related revenue; and

•

the Graphics segment, which includes graphics, video and multimedia products and related revenue, as well as revenue from royalties received in connection with sales of game console systems that incorporate the Company’s graphics technology.

In addition to the reportable segments, the Company has an All Other category, which is not a reportable segment. This category includes certain expenses and credits that are not allocated to any of the operating segments because the CODM does not consider these expenses and credits in evaluating the performance of the operating segments. Following the ATI acquisition, the CODM began including employee stock-based compensation expense, profit sharing expense and ATI acquisition-related and integration charges and charges for goodwill and intangible asset impairment in the All Other category. Also, this category included the sale of Personal Internet Communicator (PIC) products from the third quarter of 2005 to the third quarter of 2006, when manufacture of PIC products ceased.

The following table is a summary of net revenue and operating income (loss) by segment for 2007, 2006 and 2005. This segment information has been reclassified to conform to the reportable segment structure adopted in the second quarter of 2008.

	2007	2006	2005
	(In millions)
Computing Solutions
Net revenue	$4,702	$5,367	$3,929
Operating income (loss)	(712)	679	586
Graphics
Net revenue	992	189	—
Operating income (loss)	(39)	(6)	—
Memory Products
Net revenue	—	—	1,913
Operating income (loss)	—	—	(311)
All Other
Net revenue	—	(4)	6
Operating income (loss)	(923)	(669)	(43)
Total
Net revenue	5,694	5,552	5,848
Operating income (loss)	(1,674)	4	232
Interest income	73	116	37
Interest expense	(367)	(126)	(105)
Other income (expense), net	(7)	(13)	(24)
Minority interest in consolidated subsidiaries	(35)	(28)	125
Equity in net loss of Spansion Inc. and other	(155)	(45)	(107)

Income (loss) from continuing operations, before income taxes	$(2,165)	$(92)	$158

The Company does not discretely allocate assets to its operating segments, nor does management evaluate operating segments using discrete asset information.

The Company’s operations outside the United States include both manufacturing and sales activities. The Company’s manufacturing subsidiaries are located in Germany, Malaysia, Singapore and China. Its sales subsidiaries are located in the United States, Europe, Asia and Latin America.

The following table summarizes sales for the three years ended December 29, 2007 and long-lived assets by geographic areas as of the three years ended December 29, 2007:

	2007	2006	2005
	(in millions)
Sales to external customers:
United States(1)	$759	$1,399	$1,205
Japan	223	116	598
China	2,492	1,478	846
Europe	1,258	1,345	1,480
Other Countries	1,281	1,311	1,719
Less sales of discontinued operations	(319)	(97)	—

	$5,694	$5,552	$5,848
Long-lived assets:
United States	$689	$416
Germany	3,350	2,886
Singapore	413	388
Other Countries	268	297
Less long-lived assets of discontinued operations	(8)	(6)

	$4,712	$3,981

(1)	Includes an insignificant amount of sales in Canada.

Sales to external customers are based on the customer’s billing location. The increase in sales to from 2006 to 2007 is attributable to the inclusion of sales of our graphics and chipsets products to contract manufacturers and add-in-board manufacturers based outside the United States, principally in China and Taiwan, for the full year in 2007 compared to nine weeks in 2006. Long-lived assets are those assets used in each geographic area.

The Company markets and sells its products primarily to a broad base of customers including third-party distributors, OEMs, ODMs, add-in-board manufacturers, system integrators, retail stores and e-commerce retailers. In 2007, the Company had one customer that accounted for more than 10 percent of the Company’s consolidated net revenues. Net sales to this customer were approximately $1.2 billion, or 21 percent of consolidated net revenues and were primarily attributable to the Computing Solutions segment.

In 2006, the Company had two customers that accounted for more than 10 percent of the Company’s consolidated net revenues. Net sales to these customers were approximately $1.3 billion and $568 million, or 23 percent and 10 percent, respectively, of consolidated net revenues and were primarily attributable to the Computing Solutions segment.

In 2005, the Company had two customers that accounted for more than 10 percent of the Company’s consolidated net revenues. Net sales to these customers were approximately $875 million and $680 million, or 15 percent and 12 percent, of consolidated net revenues and were primarily attributable to the Computing Solutions segment and Memory Products segment.

NOTE 12: Stock-Based Incentive Compensation Plans

The Company’s stock-based incentive programs are intended to attract, retain and motivate highly qualified employees. On April 29, 2004, the Company’s stockholders approved the 2004 Equity Incentive Plan (the 2004 Plan). Equity awards are made from the 2004 Plan. Under the 2004 Plan, stock options cannot be exercised until they become vested. Generally, stock options vest and become exercisable over a three- to four-year period from the date of grant. Stock options expire at the times established by the Company’s Compensation Committee of the Board of Directors, but not later than ten years after the grant date. In addition, unvested shares that are released from or reacquired by the Company from outstanding awards under the 2004 Plan become available for grant under the 2004 Plan and may be reissued as new awards. The Company also has stock options outstanding under previous equity compensation plans that were in effect before April 29, 2004. Stock options that were available for grant under these prior equity compensation plans were consolidated into the 2004 Plan.

Under the 2004 Plan, the Company can grant fair market value awards or full value awards. Fair market value awards are awards granted at or above the fair market value of the Company’s common stock on the date of grant. Full value awards are awards granted at less than the fair market value of the Company’s common stock on the date of grant. Awards can consist of (i) stock options and stock appreciation rights granted at the fair market value of the Company’s common stock on the date of grant and (ii) restricted stock or restricted stock units, as full value awards. Following is a description of the material terms of the awards that may be granted under the 2004 Plan:

Stock Options. A stock option is the right to purchase shares of AMD’s common stock at a fixed exercise price for a fixed period of time. Under the 2004 Plan, nonstatutory and incentive stock options may be granted. The exercise price of the shares subject to each nonstatutory stock option and incentive stock option cannot be less than 100 percent of the fair market value of the Company’s common stock on the date of the grant. The exercise price of each option granted under the 2004 Plan must be paid in full at the time of the exercise.

Stock Appreciation Rights. Awards of stock appreciation rights may be granted pursuant to the 2004 Plan. Stock appreciation rights may be granted to employees and consultants. No stock appreciation right may be granted at less than fair market value of the Company’s common stock on the date of grant or have a term of over ten years from the date of grant. Upon exercising a stock appreciation right, the holder of such right is entitled to receive payment from AMD in an amount determined by multiplying (i) the difference between the closing price of a share of the Company’s common stock on the date of exercise and the exercise price by (ii) the number of shares with respect to which the stock appreciation right is exercised. AMD’s obligation arising upon the exercise of a stock appreciation right may be paid in shares or in cash, or any combination thereof.

Restricted Stock. Restricted stock awards can be granted to any employee, director or consultant. The purchase price for an award of restricted stock is $0.00 per share. Restricted stock based on continued service may not fully vest for three years from the date of grant. Restricted stock that is performance based generally may not fully vest for at least one year from the date of grant.

Restricted Stock Units. Restricted stock units are awards that can be granted to any employee, director or consultant and that obligate the Company to issue a specific number of shares of the Company’s common stock in the future if the vesting terms and conditions are satisfied. The purchase price for the shares is $0.00 per share. Restricted stock units based on continued service may not fully vest for at least three years from the date of grant. Restricted stock units that are performance based generally do not vest for at least one year from the date of grant.

In conjunction with the adoption of SFAS 123R, the Company reviewed its stock-based incentive programs and decided to issue more restricted stock units. In October 2006, the Company completed the acquisition of ATI. In connection with the acquisition, the Company assumed substantially all issued and outstanding ATI stock options, restricted stock units and other stock-based awards that were outstanding under existing ATI equity plans as of October 24, 2006 by issuing options to purchase approximately 17.1 million shares of the Company’s common stock and approximately 2.2 million comparable AMD restricted stock units in exchange. In addition, the Company also assumed certain outstanding ATI restricted stock units which will be settled in cash upon vesting by issuing approximately 655,000 comparable AMD restricted stock units in exchange. These restricted stock units are accounted for as liability awards under SFAS 123R.

Valuation and Expense Information under SFAS 123R

The following table summarizes stock-based compensation expense related to employee stock options, restricted stock and restricted stock units and employee stock purchases under the Company’s Employee Stock Purchase Plan for the year ended December 29, 2007 and December 31, 2006, which was allocated in the consolidated statements of operations as follows:

	Year Ended December 29, 2007	Year Ended December 31, 2006
	( In millions)
Stock-based compensation included as a component of:
Cost of sales	$11	$8
Research and development	47	27
Marketing, general, and administrative	48	39

Total stock-based compensation expense related to employee stock options, restricted stock, restricted stock units, and employee stock purchases	106	74
Tax benefit	—	—

Stock-based compensation expense related to employee stock options, restricted stock, restricted stock units, and employee stock purchases, net of tax included in continuing operations	$106	$74

Stock-based compensation included in discontinued operations was $6 million and $3 million for the years ended December 29, 2007 and December 31, 2006, respectively. The Company did not capitalize stock-based compensation cost as part of the cost of an asset because the cost was insignificant.

The Company’s employee stock options have various restrictions including vesting provisions and restrictions on transfer, and must be exercised prior to their expiration date. The Company believes that the lattice-binomial model is more capable of incorporating the features of the Company’s employee stock options than closed-form models such as the Black-Scholes model.

The use of the lattice-binomial model requires the use of extensive actual employee exercise behavior data and the use of a number of complex assumptions including expected volatility of the Company’s common stock, risk-free interest rate, and expected dividends. The weighted-average estimated value of employee stock options granted for the year ended December 29, 2007 and December 31, 2006 was $5.81 and $9.40 per share respectively, using the lattice-binomial model with the following weighted-average assumptions:

	Options
	2007	2006
Expected life (years)	3.55	2.38
Expected stock price volatility	53.1%	53.1%
Risk-free interest rate	4.40%	5.01%

The Company used a combination of the historical volatility of its common stock and the implied volatility for two-year traded options on the Company’s common stock as the expected volatility assumption required by the lattice-binomial model. The implied volatility was based upon the availability of actively traded options on the Company’s common stock. The Company believes that the use of implied volatility is more representative of future stock price trends for the two-year periods covered by the actively traded options’ maturities than simply using historical volatility alone. The Company believes that this blended approach provides a better estimate of the expected future volatility of the Company’s common stock over the expected life of its stock options.

The risk-free interest rate assumption is based upon observed interest rates appropriate for the term of the Company’s employee stock options. The expected dividend yield is zero as the Company does not expect to pay dividends in the future.

The expected term of employee stock options represents the weighted-average period the stock options are expected to remain outstanding and is a derived output of the lattice-binomial model. The expected term of employee stock options is impacted by all of the underlying assumptions and calibration of the lattice-binomial model. The lattice-binomial model assumes that employees’ exercise behavior is a function of the option’s remaining vested term and the extent to which the option is in-the-money. The lattice-binomial model estimates the probability of exercise as a function of these two variables based on the past ten year history of exercises, post-vesting cancellations, and outstanding options on all option grants other than pre-vesting forfeitures made by the Company.

The following table summarizes stock option activity and related information for the fiscal years presented:

	Year Ended December 29, 2007		Year Ended December 31, 2006		Year Ended December 25, 2005
	Number of Shares	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Exercise Price
	(In thousands except share price)
Options:
Outstanding at beginning of year	47,663	$16.50	45,928	$15.14	53,684	$13.58
Granted	3,293	$14.09	18,985	$17.30	8,145	$18.42
Canceled	(4,459)	$18.30	(1,779)	$22.28	(1,063)	$15.22
Exercised	(3,012)	$9.67	(15,471)	$12.77	(14,838)	$11.31

Outstanding at end of year	43,485	$16.61	47,663	$16.50	45,928	$15.14

Exercisable at end of year	35,091	$16.44	35,200	$15.66	36,832	$14.94

As of December 29, 2007, the weighted average remaining contractual life of stock options outstanding was 3.57 years and their aggregate intrinsic value was $3 million. As of December 29, 2007, the weighted average remaining contractual life of stock options exercisable was 3.20 years and their aggregate intrinsic value was $3 million. The total intrinsic value of stock options exercised for 2007, 2006 and 2005 was $18 million, $341 million, and $161 million.

Restricted Stock Units and Awards. Restricted stock and restricted stock units vest in accordance with the terms and conditions established by the Compensation Committee of the Board of Directors, and are based either on continued service or continued service and performance. The cost of restricted stock units and restricted stock awards is determined using the fair value of the Company’s common stock on the date of the grant, and the compensation expense is recognized over the service period.

Certain Company employees have been granted performance-based restricted stock and performance-based restricted stock units. The number of shares ultimately received under these awards depends on actual performance against specified performance goals. The performance period is generally one to three years from the date of grant.

The summary of the changes in restricted stock awards outstanding during the year ended December 29, 2007 and December 31, 2006 is presented below:

	Year Ended December 29, 2007		Year Ended December 31, 2006
	Number of Shares	Weighted- Average Grant Date Fair Value	Number of Shares	Weighted- Average Grant Date Fair Value
	(In thousands except share price)
Nonvested balance at beginning of period	7,062	$24.65	1,067	$21.46
Granted	6,445	$14.89	6,444	$25.61
Forfeited	(1,124)	$22.77	(124)	$26.20
Vested	(2,516)	$17.94	(325)	$33.64

Nonvested balance at end of period	9,867	$20.20	7,062	$24.65

The table above does not include restricted stock units accounted for as liability awards related to the ATI acquisition.

The total fair value of restricted stock and restricted stock units vested during 2007 and 2006 was $37 million and $11 million, respectively. The total fair value of restricted stock and restricted stock units vested during 2005 was insignificant. Compensation expense recognized for the restricted stock units for 2007, 2006 and 2005 was approximately $68 million, $29 million and $3 million. Compensation expense recognized for the restricted stock awards is not significant.

As of December 29, 2007, the Company had $39 million of total unrecognized compensation expense, net of estimated forfeitures, related to stock options that will be recognized over the weighted average period of 1.45 years.

As of December 29, 2007, the Company had $114 million of total unrecognized compensation expense, net of estimated forfeitures, related to restricted stock awards and restricted stock units that will be recognized over the weighted average period of 2.15 years.

Stock Purchase Plan. The Company has an employee stock purchase plan (ESPP) that allows eligible and participating employees to purchase, through payroll deductions, shares of the Company’s common stock at 85 percent of the lower of the fair market value on the first or the last business day of the three-month offering period. As of December 29, 2007, approximately $4 million common shares remained available for issuance under the plan. As a result of cost cutting efforts, the Company suspended its ESPP program for the November 2007 and February 2008 purchase periods. A summary of stock purchased under the ESPP for the specified fiscal years is shown below:

	2007	2006	2005
Aggregate purchase price (in millions)	$51	$30	$23
Shares purchased (in thousands)	4,385	1,550	2,262

Based on the Black-Scholes option pricing model, the weighted-average fair value of rights granted under the Company’s ESPP during 2007, 2006, and 2005, were $3.11, $6.14, and $4.29 per share. The underlying assumptions used in the model for 2007 and 2006 ESPP purchases are outlined in the following table:

	ESPP
	2007	2006
Expected life (years)	0.25	0.25
Expected stock price volatility	37.1%	51.1%
Risk-free interest rate	4.92%	4.89%

Pro Forma Disclosures under SFAS 123 for Periods Prior to Fiscal 2006. Prior to fiscal 2006, the Company followed the disclosure-only provisions of SFAS 123. Pursuant to SFAS 123, for pro forma disclosure purposes only, the Company estimates the fair value of its stock-based awards to employees using a Black-Scholes option pricing model. The Black-Scholes model was developed for use in estimating fair value of traded options that have no vesting restrictions and are fully transferable. In addition, the Black-Scholes model requires the input of highly subjective assumptions including expected stock price volatility. Because stock-based awards to employees have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the Black-Scholes model may not provide a reliable single measure of the fair value of our stock-based awards to employees. The fair value of our stock-based awards to employees for the year ended December 25, 2005 was estimated assuming no expected dividends and the following weighted-average assumptions:

	Year Ended December 25, 2005
	Options	ESPP
Expected life (years)	3.00	0.25
Expected stock price volatility	63.9%	40.5%
Risk-free interest rate	3.84%	3.61%

The following table presents the effect on net loss and loss per share as if the Company had applied the fair-value recognition provisions of SFAS 123 to all of its share-based compensation awards for the year ended December 25, 2005:

2005
(In millions except per share amounts)
Net income (loss)—as reported	$165
Add: employee stock-based compensation expense included in reported net income (loss), net of related tax effects under APB 25	5
Less: employee stock-based compensation expense determined under the fair-value based method, net of related tax effects	122

Net income (loss)—pro forma	$48

Basic net income (loss) per common share—as reported	$(0.41)
Diluted net income (loss) per common share—as reported	$0.40
Basic net income (loss) per common share—pro forma	$0.12
Diluted net income (loss) per common share—pro forma	$0.12

The Company granted a total of 8,144,713 stock-based awards during 2005 with exercise prices equal to the closing price of its common stock on the grant date. The weighted-average exercise price and weighted-average fair value of these awards were $18.42 and $8.07. The Company did not grant any stock options with exercise prices greater than or less than the closing price of its common stock on the grant date during 2005. In addition, the Company also granted 1,052,401 shares of restricted stock in 2005 at less than the closing price of its common stock on the grant date. The grant price and weighted-average fair value of these awards were $0 and $21.88. During 2005, employees purchased approximately 2,262,000 shares of common stock for an aggregate purchase price of $23 million under the Company’s ESPP. The weighted-average fair value of rights granted under the Company’s ESPP during 2005 was $4.29 per share.

Non-Employee Stock Options and Restricted Stock Units. Unvested stock options and restricted stock units of the Company that were held by Spansion employees were subject to variable accounting under EITF No. 96-18. The fair value of unvested stock options and restricted stock units was measured pursuant to the Black-Scholes option pricing model at each period end using prevalent market price assumptions because such awards were issued prior to the adoption of SFAS 123R. In November 2006, the Company reduced its ownership interest in Spansion from approximately 38 percent to approximately 21 percent. As a result, Spansion was no longer deemed an “affiliate” under the terms of the equity incentive plans under which these options were issued, and the Company cancelled all outstanding unvested stock options and restricted stock units that were held by Spansion employees as of November 21, 2006 (covering approximately 673,000 shares) and eliminated the compensation expense previously recognized for these unvested stock options and restricted stock units. The compensation expense recognized for vested stock options and restricted stock units held by Spansion employees in 2006 was not significant. There was no compensation expense recognized for stock options and restricted stock units held by Spansion employees in 2007.

Shares Reserved for Issuance. The Company had a total of approximately 88 million shares of common stock as of December 29, 2007 that are available for future grants under the 2004 Plan and the ESPP and reserved for issuance upon exercise of outstanding awards (including restricted stock awards) under the 2004 Plan, its prior equity compensation plans and the assumed ATI plans.

NOTE 13: Other Employee Benefit Plans

Profit Sharing Program. The Company has a profit sharing program to which the Company may authorize quarterly contributions. All employees, other than officers, who have worked with the Company for three months or more, are eligible to participate in this program. There was no profit sharing expense in 2007. Profit sharing expense was approximately $50 million in 2006 and $22 million in 2005.

Retirement Savings Plan. The Company has a retirement savings plan, commonly known as a 401(k) plan that allows participating employees in the United States to contribute up to 100 percent of their pre-tax salary subject to Internal Revenue Service limits. The Company matches employee contributions at a rate of 50 cents on each dollar of the first six percent of participants’ contributions, to a maximum of three percent of eligible compensation. The Company’s contributions to the 401(k) plan were approximately $15 million in 2007, $10 million in 2006 and $13 million in 2005.

NOTE 14: Commitments and Guarantees

For each of the next five years and beyond, noncancelable long-term operating lease obligations, including those for facilities vacated in connection with restructuring activities, and unconditional purchase commitments are as follows:

	Operating Leases	Purchase Commitments
2008	$73	$666
2009	61	500
2010	55	268
2011	29	257
2012	25	93
Beyond 2012	100	472

	$343	$2,256

The Company leases certain of its facilities, as well as the underlying land in certain jurisdictions, under agreements accounted for as operating leases that expire at various dates through 2021. The Company also leases certain of its manufacturing and office equipment under agreements accounted for as operating leases for terms ranging from one to five years. Rent expense was approximately $79 million, $57 million and $85 million in 2007, 2006 and 2005.

The previous operating lease for the Company’s corporate marketing, general and administrative facility in Sunnyvale, California expired in December 1998, at which time the Company arranged for the sale of the facility to a third party and leased it back under a new operating lease. The Company deferred the gain ($37 million) on the sale and is amortizing it over a period of 20 years, the life of the lease. The lease expires in December 2018. At the beginning of the fourth lease year and every three years thereafter, the rent will be adjusted by 200 percent of the cumulative increase in the consumer price index over the prior three-year period, up to a maximum of 6.9 percent. Certain other operating leases contain provisions for escalating lease payments subject to changes in the consumer price index. Total future lease obligations as of December 29, 2007, were approximately $343 million, of which $50 million was recorded as a liability for certain facilities that were included in our 2002 Restructuring Plan. (See Note 16).

The Company, in the normal course of business, enters into purchase commitments to purchase raw materials, energy and gas, other manufacturing and office supplies and services. Total non-cancelable purchase commitments as of December 29, 2007, were $2.3 billion for periods through 2020. These purchase commitments include $975 million related to contractual obligations of Fab 30 and Fab 36 to purchase energy and gas and approximately $400 million representing future payments to IBM for the period from December 30, 2007 through 2011 pursuant to our joint development agreement. The remaining purchase commitments also include non-cancelable contractual obligations to purchase raw materials, natural resources and office supplies. Purchase orders for goods and services that are cancelable without significant penalties are not included in unconditional purchase commitments.

In connection with the acquisition of ATI, the Company made several commitments to the Minister of Industry under the Investment Canada Act including that it will: increase spending on research and development in Canada to a specified amount over the course of a three-year period when compared to ATI’s expenditures in this area in prior years; maintain Canadian employee headcount at specified levels by the end of the three-year anniversary of the acquisition; increase by a specified amount the number of our Canadian employees focusing on research and development; attain specified Canadian capital expenditures over a three-year period; maintain a presence in Canada via a variety of commercial activities for a period of five years; and nominate a Canadian for election to the Company’s Board of Directors over the next five years. The Company’s minimum required Canadian capital expenditures and research and development commitments are included in its aggregate unconditional purchase commitments.

Guarantees of Indebtedness Recorded on the Company’s Consolidated Balance Sheet

The following table summarizes the principal guarantees issued as of December 29, 2007 related to underlying liabilities that are already recorded on the Company’s consolidated balance sheet as of December 29, 2007 and their expected expiration dates by year. No incremental liabilities are recorded on the Company’s consolidated balance sheet for these guarantees:

	Amounts Guaranteed	2008	2009
	(In millions)
Repurchase obligations to Fab 36 partners(1)	$94	$47	$47
Payment guarantees on behalf of consolidated subsidiaries(2)	54	54	—

Total guarantees	$148	$101	$47

(1)

This amount represents the amount of silent partnership contributions that the Company is required to repurchase from the unaffiliated limited partners of AMD Fab 36 KG and is exclusive of the guaranteed rate of return of an aggregate of approximately $112 million.

(2)

This amount represents the payment obligation due to a supplier arising out of the purchase of equipment by the Company’s consolidated subsidiary, AMD Fab 36 KG. The Company has guaranteed these payment obligations on behalf of its subsidiary. At December 29, 2007, approximately $24 million was outstanding under this guarantee and recorded as a payable on the Company’s consolidated balance sheet. The obligation under the guarantee diminishes as the amounts are paid to the supplier.

Guarantees of Indebtedness not Recorded on the Company’s Consolidated Balance Sheet

AMTC and BAC Guarantees

The Advanced Mask Technology Center GmbH & Co. KG (AMTC) and Maskhouse Building Administration GmbH & Co. KG (BAC) are joint ventures formed by the Company, Infineon Technologies AG

(Infineon) and DuPont Photomasks, Inc. (Dupont) for the purpose of constructing and operating an advanced photomask facility in Dresden, Germany. The Company procures advanced photomasks from AMTC and uses them in manufacturing its microprocessors. In April 2005, DuPont was acquired by Toppan Printing Co., Ltd. and became a wholly owned subsidiary of Toppan, named Toppan Photomasks, Inc. In December 2007, Infineon entered into an assignment agreement to transfer its interest in AMTC and BAC to Qimonda AG, with the exception of certain AMTC/BAC related payment guarantees. The assignment became effective in January 2008.

In December 2002, BAC obtained a $110 million term loan to finance the construction of the photomask facility. At the same time, AMTC and BAC, as lessor, entered into a lease agreement. The term of the lease agreement is ten years, which coincides with the repayment by BAC of the $110 million term loan. Each joint venture partner guaranteed a specific percentage of AMTC’s rental payments. Pursuant to an agreement between AMTC, BAC and DuPont (now Toppan), AMTC may exercise a “step-in” right, in which it would assume Toppan’s remaining rental payments in connection with the rental agreement between Toppan and BAC. As of December 29, 2007, the Company’s guarantee of AMTC’s portion of the rental obligation was approximately $11 million, and the Company’s maximum liability in the event AMTC exercises its “step-in” right and the other joint venture partners default under the guarantee was approximately $102 million. These estimates are based upon forecasted rents to be charged in the future and are subject to change based upon the actual usage of the facility by the tenants and foreign currency exchange rates.

In December 2002, AMTC obtained a $176 million revolving credit facility to finance its operations. In December 2007, AMTC entered into a new $141 million revolving credit facility, of which $96 million was outstanding as of December 29, 2007. The proceeds were used to repay all amounts outstanding under the previous $176 million revolving credit facility and to provide additional financing for the acquisition of new tools. Subject to certain conditions under the revolving credit facility, AMTC may request that the loan amount be increased by an additional $59 million. The term of the revolving credit facility is three years. Upon request by AMTC and subject to certain conditions, the term of the revolving credit facility may be extended by two additional one year periods. Pursuant to a guarantee agreement, each joint venture partner has guaranteed one third of AMTC’s outstanding loan balance under the revolving credit facility. As of December 29, 2007, the Company’s liability under this guarantee was $32 million plus the Company’s portion of accrued interest and expenses. Under the terms of the guarantee, if the Company’s group consolidated cash (which is defined as cash, cash equivalents and marketable securities less the aggregate amount outstanding under any revolving credit facility) is less than or expected to be less than $500 million, the Company will be required to provide a cash collateral equal to one third of the balance outstanding under the revolving credit facility. The Company evaluated its guarantee under the provisions of FIN 45 and concluded it was immaterial to the Company’s financial position or results of operations.

Warranties and Indemnities

The Company generally warrants that microprocessor products sold to its customers will, at the time of shipment, be free from defects in workmanship and materials and conform to its approved specifications. Subject to certain exceptions, the Company generally offers a three-year limited warranty to end users for microprocessor products that are commonly referred to as “processors in a box,” a one-year limited warranty to direct purchasers of all other microprocessor products that are commonly referred to as “tray” microprocessor products, and a one-year limited warranty to direct purchasers of embedded processor products. The Company has offered extended limited warranties to certain customers of “tray” microprocessor products who have written agreements with the Company and target their computer systems at the commercial and/or embedded markets.

The Company generally warrants that its graphics, chipset and certain products for consumer electronics devices will conform to our approved specifications and be free from defects in material and workmanship under normal use and service for a period of one year beginning on shipment of such products to its customers. The Company generally warrants that ATI-branded PC workstation products will conform to our approved specifications and be free from defects in material and workmanship under normal use and service for a period of three years, beginning on shipment of such products to its customers.

Changes in the Company’s potential liability for product warranty during the years ended December 29, 2007 and December 31, 2006 are as follows:

	Year Ended
	December 29, 2007	December 31, 2006
	(In millions)
Balance, beginning of year	$26	$19
Fair value of warranty liability acquired from ATI	—	1
New warranties issued during the year	25	47
Settlements during the year	(25)	(34)
Changes in liability for pre-existing warranties during the year, including expirations	(11)	(7)

Balance, end of year	$15	$26

In addition to product warranties, the Company, from time to time in its normal course of business, indemnifies other parties with whom it enters into contractual relationships, including customers, lessors and parties to other transactions with the Company, with respect to certain matters. The Company has agreed to hold the other party harmless against specified losses, such as those arising from a breach of representations or covenants, third-party claims that the Company’s products when used for their intended purpose(s) infringe the intellectual property rights of a third party or other claims made against certain parties. It is not possible to determine the maximum potential amount of liability under these indemnification obligations due to the limited history of indemnification claims and the unique facts and circumstances that are likely to be involved in each particular claim and indemnification provision. Historically, payments made by the Company under these obligations have not been material.

NOTE 15: Other Long-term Liabilities

The Company’s other long-term liabilities at December 29, 2007 and December 31, 2006 consisted of:

	December 29, 2007	December 31, 2006
	(In millions)
Dresden deferred grants and subsidies (see Note 9)	$401	$364
Restructuring accrual (see Note 16)	31	48
Deferred gain on sale leaseback of building (see Note 14)	17	18
Technology license obligations	105	66
Other	79	21

	$633	$517

Dresden deferred grants and subsidies were approximately $512 million and $558 million at December 29, 2007 and December 31, 2006, respectively. Of this amount, approximately $111 million and $194 million were included in the caption, “Other Current Liabilities,” on the consolidated balance sheets at December 29, 2007 and December 31, 2006. Approximately $38 million of Dresden deferred grants and subsidies as of December 29, 2007 are associated with Fab 38. Fab 38 is the new name given to Fab 30, upon its conversion to a 300-millimeter facility. These grants and subsidies will be amortized over the lifetime of the Fab 38 equipment. The remaining deferred grants and subsidies balance as of December 29, 2007 are associated with Fab 36 (see Note 9).

NOTE 16: Restructuring and Other Special Charges

2002 Restructuring Plan

In December 2002, the Company began implementing the 2002 Restructuring Plan to further align its cost structure to industry conditions resulting from weak customer demand and industry-wide excess inventory.

The 2002 Restructuring Plan resulted in the consolidation of facilities, primarily at its Sunnyvale, California site and at sales offices worldwide. The Company vacated and is attempting to sublease certain facilities that the Company currently occupies under long-term operating leases through 2011. As of December 29, 2007 and December 31, 2006, the Company had approximately $50 million and $67 million of related vacated lease accruals recorded which will continue to be paid through 2011. As of December 29, 2007 and December 31, 2006, $31 million and $48 million of the total restructuring accruals of $50 million and $67 million were included in other long-term liabilities on the consolidated balance sheets (see Note 15).

NOTE 17: Contingencies

Environmental Matters

The Company is named as a responsible party on Superfund clean-up orders for three sites in Sunnyvale, California that are on the National Priorities List. Since 1981, the Company has discovered hazardous material releases to the groundwater from former underground tanks and proceeded to investigate and conduct remediation at these three sites. The chemicals released into the groundwater were commonly used in the semiconductor industry in the United States in the wafer fabrication process prior to 1979.

In 1991, the Company received Final Site Clean-up Requirements Orders from the California Regional Water Quality Control Board relating to the three sites. The Company has entered into settlement agreements with other responsible parties on two of the orders. During the term of such agreements other parties have agreed to assume most of the foreseeable costs as well as the primary role in conducting remediation activities under the orders. The Company remains responsible for additional costs beyond the scope of the agreements as well as all remaining costs in the event that the other parties do not fulfill their obligations under the settlement agreements.

To address anticipated future remediation costs under the orders, the Company has computed and recorded an estimated environmental liability of approximately $3.5 million, and the Company has not recorded any potential insurance recoveries in determining the estimated costs of the cleanup. The progress of future remediation efforts cannot be predicted with certainty, and these costs may change. The Company believes that the potential liability, if any, in excess of amounts already accrued, will not have a material adverse effect on its financial condition or results of operations.

Other Matters

The Company is a defendant or plaintiff in various other actions that arose in the normal course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on its financial condition or results of operations.

U.S. Consumer Class Action Lawsuits

In February and March 2006, two consumer class actions were filed in the United States District Court for the Northern District of California against ATI and three of its subsidiaries. The complaints allege that ATI had misrepresented its graphics cards as being “HDCP ready” when they were not, and on that basis alleged violations of state consumer protection statutes, breach of express and implied warranty, negligent misrepresentation, and unjust enrichment. On April 18, 2006, the Court entered an order consolidating the two actions. On June 19, 2006, plaintiffs filed a consolidated complaint, alleging violations of California’s consumer protection laws, breach of express warranty, and unjust enrichment. On June 21, 2006, a third consumer class action that was filed in the United States District Court for the Western District of Tennessee in May 2006 alleging claims that are substantially the same was transferred to the Northern District of California, and on July 31, 2006, that case was also consolidated into the consolidated action pending in the Northern District of California. ATI filed an answer to the consolidated complaint on August 7, 2006. On September 28, 2007, the Court entered an order denying Plaintiff’s Motion for Class Certification without prejudice, granting plaintiffs additional time to conduct class discovery and granting plaintiffs certain fees and costs. The discovery process is ongoing.

Department of Justice Subpoena

On November 29, 2006, AMD received a subpoena for documents and information in connection with the U.S. Department of Justice, or DOJ, criminal investigation into potential antitrust violations related to graphics processing units and cards, with a focus on the business that AMD acquired from ATI on October 26, 2006. AMD entered the graphics processor business following our acquisition of ATI on October 25, 2006. The DOJ has not made any specific allegations against AMD or ATI. AMD is cooperating with the investigation.

GPU Class Actions

Currently over fifty related antitrust actions have been filed against AMD, ATI and Nvidia Corporation, all of which were consolidated and transferred to the Northern District of California in the action In re Graphics Processing Units Antitrust Litigation including twenty-eight actions in the Northern District of California, eleven in the Central District of California, two in Massachusetts, one in the Western District of Wisconsin, three in South Carolina, one in Vermont, one in Kansas, two in the District of Columbia, one in the Eastern District of New York, one in the Eastern District of Arkansas, one in South Dakota, one in the Middle District of Tennessee and one in the Eastern District of Tennessee. According to the complaints, plaintiffs filed each of the actions after reading press reports that AMD and Nvidia had received subpoenas from the U.S. Department of Justice Antitrust Division in connection with the DOJ’s investigation into potential antitrust violations related to graphics processing units and cards. All of the actions appear to allege that the defendants conspired to fix, raise, maintain, or stabilize the prices of graphics processing units and cards in violation of federal antitrust law and/or state antitrust law. Further, each of the complaints is styled as a putative class action and alleges a class of plaintiffs (either indirect or direct purchasers) who purportedly suffered injury as a result of the defendants’ alleged conduct. Class plaintiffs (direct and indirect) filed amended consolidated complaints in June 2007. The amended consolidated complaints proposed a class period from December 2002 to the present. On September 27, 2007, the court issued an order granting in part and denying in part defendants’ motion to dismiss. Pursuant to the court’s order, plaintiffs filed motions to amend their complaints on October 11, 2007, and defendants filed oppositions to plaintiffs’ motions on October 18, 2007. On November 7, 2007, the court granted plaintiffs’ motion in part and denied it in part and ordered plaintiffs immediately to file their amended complaints in conformity with the court’s order. On November 7 and November 8, 2007, plaintiffs (indirect and direct purchasers) filed their amended complaints. In addition to AMD and ATI, the amended complaints named AMD US Finance, Inc. and 1252986 Alberta ULC as defendants. On November 27 and 28, 2007, the defendants filed their answers to the indirect and direct purchasers’ amended complaints. The discovery process in ongoing. The court has scheduled a jury trial to begin on January 12, 2009.
NOTE 18: Subsequent Events

Discontinued Operations

During the second quarter of 2008, the Company decided to divest its Handheld and Digital Television business units and classified them as discontinued operations in the Company’s financial statements. Accordingly, the Company segregated the assets and liabilities related to discontinued operations from those assets and liabilities related to continuing operations on the consolidated balance sheets and the Company segregated the operating results of discontinued operations from those of continuing operations on the consolidated statements of operations for the years ended December 29, 2007 and December 31, 2006.

The results from discontinued operations, net of tax, are as follows:

	Year Ended
	December 29, 2007	December 31, 2006
	(In millions)
Revenue	$319	$97
Expenses	(499)	(156)
Impairment of goodwill and acquired intangible assets	(1,003)	—

Loss from discontinued operations, net of tax	$(1,183)	$(59)

The carrying value of the assets of discontinued operations was $1.3 billion and $2.5 billion as of December 29, 2007 and December 31, 2006, respectively. Included in these balances is goodwill and acquired intangible assets in the amounts of $1.2 billion and $2.4 billion as of December 29, 2007 and December 31, 2006, respectively. The carrying value of the liabilities for discontinued operations was $26 million and $32 million as of December 29, 2007 and December 31, 2006, respectively. Cash used in operating, investing or financing activities for discontinued operations is not material and has been combined with cash flows from continuing operations within the consolidated statement of cash flows categories.

As a result of its decision to divest its Handheld and Digital Television business units, the Company performed an interim impairment test of goodwill and acquired intangible assets in the second quarter of 2008 and concluded that the carrying amounts of goodwill and certain finite-lived intangible assets associated with its Handheld and Digital Television business units were impaired and recorded an impairment charge. For goodwill, the impairment charge was determined by comparing the carrying value of goodwill assigned to the Company’s reporting units with the implied fair value of the goodwill. The Company considered the income approach in determining the implied fair value of the goodwill, which requires estimates of future operating results and cash flows of each of the reporting units discounted using estimated discount rates taking into consideration the estimated proceeds that the Company expects to receive in connection with any potential divestiture. For acquired intangible assets, the Company assessed the recoverability of the unamortized balances by comparing the undiscounted future net cash flows to the carrying values. For those acquired intangible assets where the carrying values exceeded the undiscounted future net cash flows, the Company measured the amount of impairment by calculating the amount by which the carrying values exceeded the estimated fair values, which were based on projected discounted future net cash flows. The remaining carrying values of goodwill related to these business units were reclassified to assets of discontinued operations. Based on the results of the impairment test, the Company recorded an impairment charge of $876 million in the second quarter of 2008.

During the third quarter of 2008, the Company entered into an agreement with Broadcom Corporation and Broadcom International Limited (collectively, Broadcom) to sell certain assets related to the Digital Television business unit for $192.8 million. The asset purchase agreement was subsequently amended to reduce the purchase price to $141.5 million and the transaction was completed on October 27, 2008. Based on the final terms of the sale transaction, the Company wrote down goodwill $135 million in the third quarter of 2008.

During the fourth quarter of 2008, the Company determined that, based on the continuing negotiations related to the divestiture of its Handheld business unit, the discontinued operations classification criteria for this business unit were no longer met. As a result, the Company intends to reclassify the operating results of this business unit back to continuing operations in its 2008 Annual Report on Form 10-K.

Spansion Investment

During fiscal 2008, after considering Spansion’s operating results and stock price trends, the Company recorded further impairment charges of $24 million and $9 million in its second and third fiscal quarters. The Company expects to record an additional impairment charge in the fourth quarter of fiscal 2008.

Restructuring

In the second quarter of fiscal 2008, the Company initiated a restructuring plan (Second Quarter 2008 Restructuring), which included a reduction-in-force (RIF) and certain contract termination costs related to technologies it was no longer pursuing and recorded a total charge of $32 million. The RIF component, which is comprised primarily of severance and costs related to the continuance of certain employee benefits, totaled approximately $23 million. Other exit-related costs, including $6 million of non-cash charges, totaled approximately $9 million.

In the third quarter of fiscal 2008, the Company recorded additional severance and related costs of approximately $9 million in connection with the Second Quarter 2008 Restructuring.

During the fourth quarter of fiscal 2008, in order to achieve its goal of attaining a lower operating results breakeven point, the Company implemented a restructuring plan to reduce its cost structure and expects to incur additional restructuring charges in fiscal 2008 and fiscal 2009 as a result of this plan.

Department of Justice Subpoena

On October 10, 2008, U.S. Department of Justice informed the Company that it had closed its investigation into ATI’s pricing and marketing practices in the sales of GPUs.

GPU Class Action Lawsuits

On September 16, 2008, the Company and certain subsidiaries executed a settlement agreement relating to the claims of the certified class of direct purchaser plaintiffs previously approved by the District Court for the Northern District of California. The settlement agreement calls for the Company to make a payment of $850,000 into a fund for the benefit of the certified class in exchange for a dismissal of all claims related to the lawsuit. The Company is not obligated under the settlement agreement to pay attorneys’ fees, costs, or make any other payments in connection with the settlement. The settlement agreement is subject to court approval and, if approved, would dispose of all claims raised by the certified class. On October 2, 2008, the United States Court of Appeals for the Ninth Circuit issued an order staying the direct purchaser plaintiffs’ petition for permission to appeal the District Court’s order regarding class certification.

On September 9, 2008, the Company and NVIDIA also reached a settlement agreement with the remaining individual indirect purchaser plaintiffs in the lawsuit that provides for a payment of $112,500 in exchange for a dismissal of all claims and appeals related to the lawsuit raised by the individual indirect purchaser plaintiffs. This settlement is not subject to the approval of the District Court. Pursuant to the settlement, the individual indirect purchaser plaintiffs have dismissed their claims and withdrawn their petition for permission to appeal the District Court’s order denying their motion for class certification.

Repurchase of Auction Rate Securities

In October 2008, Union Bank of Switzerland (UBS) offered to repurchase $82 million at par value of the Company’s auction rate securities (ARS) that were purchased from UBS prior to February 13, 2008. The Company accepted this offer. From June 30, 2010 and ending July 2, 2012, the Company has the right, but not the obligation, to sell, at par, these ARS to UBS. Prior to June 30, 2010, the Company will continue to earn and receive all interest that is payable for these ARS. Furthermore, prior to June 30, 2010, UBS, at its sole discretion, may sell, or otherwise dispose of, and/or enter orders in the auctions process with respect to these securities on the Company’s behalf so long as the Company receives par value for the ARS sold. UBS has also agreed to use its best efforts to facilitate issuer redemptions and/or to resolve the liquidity concerns of holders of their ARS through restructurings and other means.

The repurchase right represents a freestanding financial instrument (a put option) for accounting purposes. As such, the Company intends to record the fair value of the put option as an asset on its consolidated balance sheet, and record a corresponding gain to earnings during the fourth quarter of 2008.

Proposed Manufacturing Joint Venture

Pursuant to a Master Transaction Agreement dated October 6, 2008, as amended on December 5, 2008, entered into by Advanced Micro Devices, Inc. (AMD or the Company), Advanced Technology Investment Company LLC (ATIC) and West Coast Hitech L.P., acting through its general partner, West Coast Hitech G.P., Ltd (WCH) (as amended, the Master Transaction Agreement), AMD and ATIC will form a manufacturing joint venture, The Foundry Company. AMD will contribute certain manufacturing-related assets and liabilities to The Foundry Company in exchange for securities of The Foundry Company consisting of one Class A Ordinary Share, Class A Preferred Shares and Class B Preferred Shares, and ATIC will contribute cash to The Foundry Company and pay cash to AMD in exchange for securities of The Foundry Company consisting of one Class A

Ordinary Share, Class A Preferred Shares, Class B Preferred Shares, Class A Convertible Notes and Class B Convertible Notes (collectively, the Convertible Notes). The Foundry Company will manufacture semiconductor products and will provide certain foundry services to AMD, and in the future, expects to offer foundry services to other third-party customers.

The Master Transaction Agreement contemplates that AMD, ATIC and The Foundry Company will enter into a Shareholders’ Agreement (the Shareholders’ Agreement), which sets forth the rights and obligations of AMD and ATIC as shareholders of The Foundry Company. In addition, a Funding Agreement among AMD, ATIC and The Foundry Company will provide for further equity funding of The Foundry Company by ATIC of a minimum of $3.6 billion and up to $6.0 billion over the five years after the closing of the transactions contemplated by the Master Transaction Agreement (the Closing), and a Wafer Supply Agreement between AMD and The Foundry Company will govern the terms by which AMD will purchase products manufactured by The Foundry Company. The Foundry Company will manufacture semiconductor products using intellectual property transferred by AMD to The Foundry Company, and certain intellectual property licensed to AMD. Immediately following the Closing, the Company and ATIC will be the only stockholders of The Foundry Company, each of which will have equal voting rights, and The Foundry Company will be owned 34.2 percent by the Company and 65.8 percent by ATIC on a fully converted to common share basis. Because when formed The Foundry Company will be a variable interest entity and the Company will be deemed to be the primary beneficiary of the operations of The Foundry Company, the Company expects, during the first few years following formation, to consolidate The Foundry Company’s financial position and operating results for financial reporting purposes pursuant to the provisions of FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51.

In addition, pursuant to the Master Transaction Agreement, WCH will purchase (i) 58,000,000 shares of AMD’s common stock and (ii) warrants to purchase 35,000,000 shares of AMD common stock at an exercise price of $0.01 per share (the Warrants) for an aggregate purchase price equal to 58,000,000 multiplied by the lower of (A) the average closing prices per share of the Company’s common stock on the New York Stock Exchange during the 20 trading days immediately prior to and including December 12, 2008 or (B) the average closing prices per share of the Company’s common stock on the NYSE during the 20 trading days immediately prior to the Closing. The Warrants are exercisable after the earlier of (a) public ground-breaking of Fab 4X in New York and (b) 24 months from the date of issuance.

Goodwill Impairment

In the fourth quarter of 2008, pursuant to its accounting policy, the Company conducted its annual impairment test of goodwill. As a result of this analysis, which was updated during the quarter in light of the current market conditions and economic outlook and due to the continuing deterioration in the price of the Company’s common stock and the resulting reduced market capitalization, the Company concluded that the current carrying value of its goodwill related to its Graphics segment and chipset business was impaired.

The Company expects that the resulting impairment charge to be recorded in the fourth quarter of 2008 will be material, but, as of the time of this filing, the Company is unable to estimate the amount or range of amounts of the impairment charge. The Company will disclose such an estimate or range of estimates in a filing with the SEC promptly and in any event within four business days of determining such an estimate or range of estimates. In addition, the Company will also perform an analysis to identify whether there is also potential impairment of any of the remaining identifiable intangible assets acquired in the ATI acquisition. As of the time of this filing, the Company is unable to make a determination of an estimate of the amount or range of amounts of the impairment charge or whether it will be material. In the event the charge is material, the Company will disclose the amount in a filing with the SEC. The Company will not be required to make any current or future cash expenditures as a result of these impairments. These known and potentially additional goodwill and/or intangible asset impairment charges will be reflected in the Company’s consolidated financial statements as of and for the fiscal quarter and year ended December 27, 2008.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

Advanced Micro Devices, Inc.

We have audited the accompanying consolidated balance sheets of Advanced Micro Devices, Inc. and Subsidiaries as of December 29, 2007 and December 31, 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 29, 2007. Our audits also included the financial statement schedule (not separately presented herein), which is listed in the Index to the Advanced Micro Devices, Inc. and Subsidiaries 2007 Annual Report on Form 10-K at Item 15(1). These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Advanced Micro Devices, Inc. and Subsidiaries as of December 29, 2007 and December 31, 2006, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 29, 2007, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Note 2 to the consolidated financial statements, in fiscal year 2006, Advanced Micro Devices, Inc. changed its method of accounting for stock-based compensation in accordance with guidance provided in Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Advanced Micro Devices, Inc.’s internal control over financial reporting as of December 29, 2007, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 20, 2008 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

San Jose, California

February 20, 2008,

except for the Notes 1, 2, 3, 8, 11, 12, and 18, as to which the date is

January 2, 2009

Supplementary Financial Information

In 2007, the Company used a 52-week fiscal year ending on the last Saturday in December. All of the quarters in 2007 consisted of 13 weeks. In 2006, the Company used a 53-week fiscal year ending on the last Sunday in December. All of the quarters in 2005 and 2006 except for the quarter ended July 2, 2006 consisted of 13 weeks. The quarter ended July 2, 2006 consisted of 14 weeks.

2007 and 2006 by Quarter

(Unaudited)

	2007				2006
	Dec. 29	Sep. 29	Jun. 30	Mar. 31	Dec. 31(1)	Oct. 1	Jul. 2	Mar. 26
	(In millions, except per share amounts)
Net revenue	$1,697	$1,558	$1,309	$1,130	$1,676	$1,328	$1,216	$1,332
Cost of sales	943	923	870	815	1,047	645	526	553
Gross margin	754	635	439	315	629	683	690	779
Research and development	439	431	438	392	354	277	279	264
Marketing, general and administrative	318	346	356	327	289	279	309	256
In-process research and development	—	—	—	—	416 (3)	—	—	—
Amortization of intangible assets and integration charges(4)	38	39	41	47	48	6	—	—
Impairment of goodwill and acquired intangible assets	605 (5)	—	—	—	—	—	—	—
Operating income (loss)	(646)	(181)	(396)	(451)	(478)	121	102	259
Interest Income	19	19	19	16	22	31	35	28
Interest expense	(95)	(95)	(99)	(78)	(67)	(18)	(18)	(23)
Other income (expense), net	1	(1)	(9)	2	2	(2)	7	(20)

Income (loss) before minority interest, equity in net loss of Spansion Inc. and other and income taxes	(721)	(258)	(485)	(511)	(521)	132	126	244
Minority interest in consolidated subsidiaries	(9)	(9)	(9)	(8)	(8)	(7)	(7)	(6)
Equity in net loss of Spansion Inc. and other(2)	(69)	(57)	(13)	(16)	(5)	(10)	(12)	(18)
Provision (benefit) for income taxes(6)	(28)	20	24	15	(17)	(21)	18	35

Income (loss) from continuing operations	$(771)	$(344)	$(531)	$(550)	$(517)	$136	$89	$185
Income (loss) from discontinued operations, net of tax(7)	$(1,001)	$(52)	$(69)	$(61)	$(59)	$—	$—	$—

Net income (loss)	$(1,772)	$(396)	$(600)	$(611)	$(576)	$136	$89	$185

Net income (loss) per common share
Basic
Continuing operations	(1.33)	(0.62)	(0.96)	(1.00)	(0.97)	0.28	0.18	0.40
Discontinued operations	(1.73)	(0.09)	(0.13)	(0.11)	(0.11)	—	—	—

	(3.06)	(0.71)	(1.09)	(1.11)	(1.08)	0.28	0.18	0.40
Diluted
Continuing operations	(1.33)	(0.62)	(0.96)	(1.00)	(0.97)	0.27	0.18	0.38
Discontinued operations	(1.73)	(0.09)	(0.13)	(0.11)	(0.11)	—	—	—

	(3.06)	(0.71)	(1.09)	(1.11)	(1.08)	0.27	0.18	0.38

Shares used in per share calculation
Basic	579	554	552	549	531	486	485	464
Diluted	579	554	552	549	531	497	500	495

Common stock market price range
High	$14.73	$16.19	$15.95	$20.63	$25.69	$27.90	$36.08	$42.70
Low	$7.30	$11.27	$12.60	$12.96	$19.90	$16.90	$23.46	$30.16

(1)	Includes the operations of ATI for the period from October 25 through December 31, 2006. As a result, the quarter ended December 31, 2006 is not fully comparable to prior quarters.
(2)

In fiscal year 2006 we used the equity method of accounting to reflect our share of Spansion’s net loss. In September 2007, as a result of our loss of the ability to exercise significant influence over Spansion, we ceased applying the equity method of accounting and began accounting for this investment as “available-for-sale” marketable securities under FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities. We recorded impairment charges of $69 million and $42 million in the quarters ended December 29 and September 29, respectively.

(3)	Includes write off of in-process research and development expense acquired as a result of the ATI acquisition.
(4)	Includes amortization of acquired intangible assets and other charges incurred to integrate the operations of ATI.
(5)	Represents an impairment taken on ATI goodwill and acquired intangible assets.
(6)	Tax benefit in the fourth quarter of 2007 represents a reversal of deferred U.S. taxes related to indefinite-lived goodwill.
(7)	During the second quarter of 2008, the Company decided to divest its Handheld and Digital Television business units and classified them as discontinued operations in its financial statements.

AMD

The future is fusion

PROXY SERVICES C/O COMPUTERSHARE P.O. BOX 43004 PROVIDENCE, RI 02940

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

AMINC1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ADVANCED MICRO DEVICES, INC.

The following proposal will be voted on at the meeting.

The Board of Directors recommends a vote FOR Item 1. For Against Abstain

1. The issuance of 58,000,000 shares of AMD Common Stock and warrants to purchase 35,000,000 shares of AMD Common Stock (as well as the issuance of Common Stock upon the exercise thereof) pursuant to the Master Transaction Agreement.

Please sign exactly as the name or names appear(s) in this proxy. If the stock is issued in the name of two or more persons, all of them should sign the proxy. A proxy executed by a corporation should be signed in its name by an authorized officer. Executor, administrators and trustees so indicate when signing.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

AMD

The future is fusion

One AMD Place P.O. Box 3453 Sunnyvale, CA 94088 (408) 749-4000

You are cordially invited to attend the Special Meeting of Stockholders of Advanced Micro Devices, Inc. to be held at 10:00 A.M. Central Time, on February 10, 2009, at the Hilton Austin Airport, 9515 Hotel Drive, Austin, Texas 78719.

Regardless of whether or not you plan to attend the meeting, it is important that the shares be voted. Accordingly, we ask that you either vote by Internet or by telephone, or sign and return your proxy card as soon as possible in the envelope provided.

Remember: If shares are held by your broker in “street name,” you must bring a letter from your broker showing that you were the direct or indirect (“beneficial”) owner of the shares on January 15, 2009 to attend the Special Meeting.

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

PROXY

ADVANCED MICRO DEVICES, INC.

Special Meeting of Stockholders - February 10, 2009

This Proxy is solicited on behalf of the Board of Directors

The undersigned appoints HECTOR DE J. RUIZ and HARRY A. WOLIN and each of them as proxies for the undersigned, with full power of substitution, to represent and to vote all the stock of the undersigned in the matters set forth in the 2009 Proxy Statement related to the Special Meeting of Stockholders of Advanced Micro Devices, Inc. to be held on February 10, 2009, and at any adjournment(s) or postponement(s) thereof. In their discretion the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders or any adjournment(s) or postponement(s) thereof. If properly executed, this proxy shall be voted in accordance with the instructions given. To the extent no directions are given on a proposal, the proxyholders will vote FOR the issuance of 58,000,000 shares and warrants to purchase 35,000,000 shares of AMD Common Stock (as well as the issuance of common stock upon the exercise thereof) pursuant to the Master Transaction Agreement and in the discretion of the proxyholders, on other matters that may properly be presented at the meeting. The undersigned may revoke this proxy at any time prior to its exercise or may attend the meeting and vote in person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

SEE REVERSE

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CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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